THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES, NOR WILL WE ACCEPT OFFERS TO BUY THESE SECURITIES, PRIOR TO THE TIME A FINAL PROSPECTUS SUPPLEMENT IS DELIVERED. THIS PROSPECTUS SUPPLEMENT IS NOT AN OFFER TO SELL THESE SECURITIES, AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES, IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

                                                Filed Pursuant to Rule 424(b)(5)
                                                Registration File No.: 333-73338


                SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2002


PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED SEPTEMBER 16, 2002)

LEHMAN BROTHERS                                     [UBS WARBURG LOGO OMITTED]


                   LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2002-C4
                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
            CLASS B, CLASS C, CLASS D, CLASS E, CLASS F AND CLASS G


    APPROXIMATE TOTAL PRINCIPAL BALANCE AT INITIAL ISSUANCE: $1,349,733,000

     We, Structured Asset Securities Corporation, have prepared this prospectus supplement in order to offer the classes of commercial mortgage pass-through certificates identified above. These certificates are the only securities offered by this prospectus supplement. This prospectus supplement specifically relates to, and is accompanied by, our prospectus dated September 16, 2002. We will not list the offered certificates on any national securities exchange or any automated quotation system of any registered securities associations, such as NASDAQ.

     The offered certificates will represent interests only in the trust identified above. They will not represent interests in or obligations of any other party. The assets of the trust will include a pool of multifamily and commercial mortgage loans. The initial mortgage pool balance that we expect to transfer to the trust will be approximately $1,455,238,298. No governmental agency or instrumentality or private insurer has insured or guaranteed the offered certificates or any of the mortgage loans that back them.

     Each class of offered certificates will receive, to the extent of available funds, monthly distributions of interest, principal or both, commencing in October 2002. The table on page S-5 of this prospectus supplement contains a list of the classes of offered certificates and states the principal balance, initial interest rate, interest rate description, and other select characteristics of each class. That same table on page S-5 of this prospectus supplement also contains a list of the non-offered classes of the series 2002-C4 certificates.

     You should fully consider the risk factors beginning on page S-36 in this prospectus supplement and on page 13 in the accompanying prospectus prior to investing in the offered certificates.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

     Lehman Brothers Inc., UBS Warburg LLC, Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are the underwriters for this offering. They will purchase their respective allocations of the offered certificates from us, subject to the satisfaction of specified conditions. Our proceeds from the sale of the offered certificates will equal approximately
   % of the total initial principal balance of the offered certificates, plus accrued interest, before deducting expenses payable by us. Each underwriter's commission will be the difference between the price it pays to us for its allocation of the offered certificates and the amount it receives from the sale of those offered certificates to the public. The underwriters currently intend to sell the offered certificates at varying prices to be determined at the time of sale. See "Method of Distribution" in this prospectus supplement.

     With respect to this offering, Lehman Brothers Inc. is acting as lead manager and sole bookrunner, UBS Warburg LLC is acting as co-lead manager, and Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as co-managers.



LEHMAN BROTHERS                                                    UBS WARBURG
CREDIT SUISSE FIRST BOSTON                                SALOMON SMITH BARNEY


            The date of this prospectus supplement is       , 2002.

                   LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
         Commercial Mortgage Pass-Through Certificates, Series 2002-C4


UTAH
1 property
$2,544,188
0.17% of total

OREGON
3 properties
$11,016,198
0.76% of total

CALIFORNIA
21 properties
$425,043,435
29.21% of total

NEVADA
5 properties
$47,654,180
3.27% of total

ARIZONA
2 properties
$12,900,000
0.89% of total

COLORADO
2 properties
$5,986,073
0.41% of total

KANSAS
3 properties
$3,785,000
0.26% of total

OKLAHOMA
1 property
$2,900,000
0.20% of total

MISSOURI
1 property
$4,492,777
0.31% of total

TEXAS
11 properties
$46,911,470
3.22% of total

MINNESOTA
1 property
$6,489,567
0.45% of total

LOUISIANA
1 property
$3,639,270
0.25% of total

WISCONSIN
1 property
$9,980,000
0.69% of total

TENNESSEE
2 properties
$10,805,950
0.74% of total

ILLINOIS
3 properties
$15,385,710
1.06% of total

ALABAMA
1 property
$6,995,217
0.48% of total

PENNSYLVANIA
1 property
$1,912,608
0.13% of total

OHIO
3 properties
$13,955,804
0.96% of total

GEORGIA
9 properties
$53,024,623
3.64% of total

NEW YORK
16 properties
$403,354,310
27.72% of total

CONNECTICUT
12 properties
$33,910,000
2.33% of total

RHODE ISLAND
1 property
$10,787,382
0.74% of total

NEW JERSEY
2 properties
$85,426,092
5.87% of total

MARYLAND
5 properties
$39,078,684
2.69% of total

DELAWARE
2 properties
$26,217,107
1.80% of total

WASHINGTON, D.C.
1 property
$2,397,401
0.16% of total

VIRGINIA
3 properties
$88,820,974
6.10% of total

WEST VIRGINIA
1 property
$2,958,882
0.20% of total

NORTH CAROLINA
2 properties
$14,887,435
1.02% of total

SOUTH CAROLINA
2 properties
$10,150,000
0.70% of total

FLORIDA
11 properties
$51,827,963
3.56% of total

                      MORTGAGE PROPERTIES BY PROPERTY TYPE

                          Retail                  54.79%
                          Office                  31.10%
                          Multifamily              8.78%
                          Industrial/Warehouse     3.09%
                          Hotel                    1.12%
                          Other                    0.77%
                          Mobile Home Park         0.36%



[ ] (greater than) 10.0%
    of Initial Pool Balance

[ ] (greater than) 5.0 - 10.0%
    of Initial Pool Balance

[ ] (greater than) 1.0 - 5.0%
    of Initial Pool Balance

[ ] (less than or equal to) 1.0%
    of Initial Pool Balance

                               TABLE OF CONTENTS

                   PROSPECTUS SUPPLEMENT                        PAGE
                                                                ----
Important Notice About the Information Contained in this
  Prospectus Supplement, the Accompanying Prospectus and
  the Related Registration Statement .........................   S-3
Incorporation By Reference ...................................   S-4
Notice To Residents of the United Kingdom ....................   S-4
Summary of Prospectus Supplement .............................   S-5
Introduction to the Transaction ..............................   S-5
Risk Factors .................................................  S-36
Capitalized Terms Used in this Prospectus Supplement .........  S-47
Forward-Looking Statements ...................................  S-47
Description of the Mortgage Pool .............................  S-48
Servicing Under the Series 2002-C4 Pooling and Servicing
  Agreement ..................................................  S-87
Description of the Offered Certificates ......................  S-112
Yield and Maturity Considerations ............................  S-132
Use of Proceeds ..............................................  S-136
Federal Income Tax Consequences ..............................  S-136
ERISA Considerations .........................................  S-139
Legal Investment .............................................  S-141
Experts ......................................................  S-142
Method of Distribution .......................................  S-142
Legal Matters ................................................  S-143
Ratings ......................................................  S-144
Glossary .....................................................  S-145
ANNEX A-1--Certain Characteristics of the Underlying
  Mortgage Loans .............................................  A-1-1
ANNEX A-2--Certain Monetary Terms of the Underlying
  Mortgage Loans .............................................  A-2-1
ANNEX A-3--Certain Information Regarding Reserves ............  A-3-1
ANNEX A-4--Certain Information Regarding Multifamily
  Properties .................................................  A-4-1

                                                                PAGE
                                                                -----
ANNEX B--Term Sheet ..........................................   B-1
ANNEX C-1--Price/Yield Tables ................................ C-1-1
ANNEX C-2--Decrement Tables .................................. C-2-1
ANNEX D--Form of Payment Date Statement ......................   D-1
ANNEX E--Reference Rate Schedule .............................   E-1
ANNEX F--Global Clearance and Tax Documentation
  Procedures .................................................   F-1
                                       PROSPECTUS
Important Notice About the Information Presented in this
  Prospectus .................................................     3
Available Information; Incorporation by Reference ............     3
Summary of Prospectus ........................................     4
Risk Factors .................................................    13
Capitalized Terms Used in this Prospectus ....................    29
Description of the Trust Assets ..............................    30
Yield and Maturity Considerations ............................    52
Structured Asset Securities Corporation ......................    57
Description of the Certificates ..............................    57
Description of the Governing Documents .......................    66
Description of Credit Support ................................    74
Legal Aspects of Mortgage Loans ..............................    77
Federal Income Tax Consequences ..............................    89
State and Other Tax Consequences .............................   127
ERISA Considerations .........................................   127
Legal Investment .............................................   130
Use of Proceeds ..............................................   132
Method of Distribution .......................................   132
Legal Matters ................................................   133
Financial Information ........................................   133
Rating .......................................................   133
Glossary .....................................................   135

IMPORTANT NOTICE ABOUT THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT,
       THE ACCOMPANYING PROSPECTUS AND THE RELATED REGISTRATION STATEMENT

     Information about the offered certificates is contained in two separate documents:

   o this prospectus supplement, which describes the specific terms of the offered certificates; and

   o the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates.

     You should read both this prospectus supplement and the accompanying prospectus in full to obtain material information concerning the offered certificates.

     In addition, we have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus supplement and the accompanying prospectus form a part of that registration statement. However, this prospectus supplement and the accompanying prospectus do not contain all of the information contained in our registration statement. For further information regarding the documents referred to in this prospectus supplement and the accompanying prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at its public reference section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located at: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and in the case of the northeast regional office, 233 Broadway, New York, New York 10279. Copies of these materials can also be obtained electronically through the SEC's internet website (http://www.sec.gov).

     You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and our registration statement. We have not authorized any person to give any other information or to make any representation that is different from the information contained in this prospectus supplement, the accompanying prospectus or our registration statement.

                           INCORPORATION BY REFERENCE

     Audited financial statements for the years ended December 31, 2001 and December 31, 2000 and the period from June 23, 1999 to December 31, 1999, and unaudited financial statements for the 6-month period ended June 30, 2002, with respect to the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, have been filed with the SEC as an exhibit to a current report on Form 8-K as part of our registration statement on Form S-3 (Registration No. 333-73338). The foregoing financial information, together with the independent auditor reports, dated January 16, 2002, January 15, 2001 and January 26, 2000, in connection therewith, is hereby incorporated herein by reference and can be obtained from the SEC as described under "Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related Registration Statement" in this prospectus supplement.


                   NOTICE TO RESIDENTS OF THE UNITED KINGDOM

     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public.

     The distribution of this prospectus supplement (A) if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Article 49(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2001 (all such persons together being referred to as "FPO Persons"), and (B) if made by a person who is an authorized person under the FSMA, is being made only to, or directed only at, persons who (1) are outside the United Kingdom, or (2) have professional experience in participating in unregulated collective investment schemes, or (3) are persons falling within Article 22(2)(a) through (d) ("high net worth companies, unincorporated associations, etc.") of the Financial Services and Markets Act 2000 (Promotion of Collective Investment Schemes) (Exemptions) Order 2001 (all such persons together being referred to as "PCIS Persons" and together with the FPO Persons, the "Relevant Persons"). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

     Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

                        SUMMARY OF PROSPECTUS SUPPLEMENT

     This summary contains selected information regarding the offering being made by this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, you should read carefully this prospectus supplement and the accompanying prospectus in full.


                        INTRODUCTION TO THE TRANSACTION

     The offered certificates will be part of a series of commercial mortgage pass-through certificates designated as the series 2002-C4 commercial mortgage pass-through certificates and consisting of multiple classes. The table below identifies the respective classes of that series, specifies various characteristics of each of those classes and indicates which of those classes are offered by this prospectus supplement and which are not.


          SERIES 2002-C4 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES



                                    APPROX. %      APPROX. %                    APPROX.
                  TOTAL            OF INITIAL    TOTAL CREDIT       PASS-       INITIAL    WEIGHTED
            PRINCIPAL BALANCE       MORTGAGE      SUPPORT AT       THROUGH       PASS-     AVERAGE
            OR NOTIONAL AMOUNT        POOL          INITIAL          RATE       THROUGH      LIFE      PRINCIPAL      RATINGS
 CLASS     AT INITIAL ISSUANCE       BALANCE       ISSUANCE      DESCRIPTION      RATE     (YEARS)       WINDOW      S&P/FITCH
-------  -----------------------  ------------  --------------  -------------  ---------  ---------  -------------  ----------
Offered Certificates
A-1         $    120,000,000           8.2%          14.000%        Fixed             %       3.01   10/02-06/07      AAA/AAA
A-2         $    123,000,000           8.5%          14.000%        Fixed             %       5.49   06/07-07/09      AAA/AAA
A-3         $    150,000,000          10.3%          14.000%        Fixed             %       7.83   07/09-05/12      AAA/AAA
A-4         $    858,504,000          59.0%          14.000%        Fixed             %       9.80   05/12-09/12      AAA/AAA
B           $     18,191,000           1.3%          12.750%       Fixed(1)           %       9.94   09/12-09/12      AA+/AA+
C           $     20,009,000           1.4%          11.375%       Fixed(1)           %       9.94   09/12-09/12       AA/AA
D           $     20,010,000           1.4%          10.000%       Fixed(1)           %       9.94   09/12-09/12       AA-/AA-
E           $     12,733,000           0.9%           9.125%       Fixed(1)           %       9.94   09/12-09/12       A+/A+
F           $     16,372,000           1.1%           8.000%       Fixed(1)           %       9.94   09/12-09/12        A/A
G           $     10,914,000           0.7%           7.250%       Fixed(1)           %       9.94   09/12-09/12       A-/A-

Non-Offered Certificates
X-CL        $  1,455,238,297(2)       N/A            N/A         Variable IO          %      N/A         N/A            N/A
X-CP        $  1,126,054,513(2)       N/A            N/A         Variable IO          %      N/A         N/A            N/A
X-VF        $    294,734,809(2)       N/A            N/A           Fixed IO           %      N/A         N/A            N/A
H           $     12,733,000           0.9%          N/A           Fixed(1)           %      N/A         N/A            N/A
J           $     12,734,000           0.9%          N/A           Fixed(1)           %      N/A         N/A            N/A
K           $     12,733,000           0.9%          N/A           Fixed(1)           %      N/A         N/A            N/A
L           $     20,010,000           1.4%          N/A            Fixed             %      N/A         N/A            N/A
M           $      7,276,000           0.5%          N/A            Fixed             %      N/A         N/A            N/A
N           $      7,276,000           0.5%          N/A            Fixed             %      N/A         N/A            N/A
P           $      7,276,000           0.5%          N/A            Fixed             %      N/A         N/A            N/A
Q           $      3,638,000           0.2%          N/A            Fixed             %      N/A         N/A            N/A
S           $      1,819,000           0.1%          N/A            Fixed             %      N/A         N/A            N/A
T           $      3,638,000           0.2%          N/A            Fixed             %      N/A         N/A            N/A
U           $     16,372,297           1.1%          N/A            Fixed             %      N/A         N/A            N/A
R-I               N/A                 N/A            N/A             N/A         N/A         N/A         N/A            N/A
R-II              N/A                 N/A            N/A             N/A         N/A         N/A         N/A            N/A
R-III             N/A                 N/A            N/A             N/A         N/A         N/A         N/A            N/A
R-LR              N/A                 N/A            N/A             N/A         N/A         N/A         N/A            N/A
V                 N/A                 N/A            N/A             N/A         N/A         N/A         N/A            N/A

--------
(1) If, with respect to any interest accrual period, the weighted average of certain net interest rates on the pooled mortgage loans is below the identified initial pass-through rate for the class B, C, D, E, F, G, H, J or K certificates, as applicable, then the pass-through rate for the subject class of certificates for that interest accrual period will be that weighted average rate.

(2)   Notional amount.

     The offered certificates will evidence beneficial ownership interests in a common law trust designated as the LB-UBS Commercial Mortgage Trust 2002-C4. We will form the trust at or prior to the time of initial issuance of the offered certificates. The assets of the trust, which we sometimes collectively refer to as the trust fund, will include a pool of multifamily and commercial mortgage loans having the characteristics described in this prospectus supplement.

     The governing document for purposes of issuing the offered certificates and forming the trust will be a pooling and servicing agreement to be dated as of September 11, 2002. The series 2002-C4 pooling and servicing agreement will, in general, with one exception, also govern the servicing and administration of the mortgage loans and other assets that back the offered certificates.

     The parties to the series 2002-C4 pooling and servicing agreement will include us, a trustee, a fiscal agent, a master servicer and a special servicer. A copy of the series 2002-C4 pooling and servicing agreement will be filed with the SEC as an exhibit to a current report on Form 8-K, within 15 days after the initial issuance of the offered certificates. The SEC will make that current report on Form 8-K and its exhibits available to the public for inspection. See "Important Notice About the Information Contained in this Prospectus Supplement, the Accompanying Prospectus and the Related Registration Statement" in this prospectus supplement.


A. TOTAL PRINCIPAL BALANCE OR
    NOTIONAL AMOUNT AT INITIAL
    ISSUANCE...........   The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H,
                          J, K, L, M, N, P, Q, S, T and U certificates will be the series 2002-C4 certificates with principal balances and are sometimes referred to as the series
                          2002-C4 principal balance certificates. The table on page S-5 of this prospectus supplement identifies for each of those classes of series 2002-C4 principal balance certificates the approximate total principal balance of that class at initial issuance. The actual total principal balance of any class of series 2002-C4 principal balance certificates at initial issuance may be larger or smaller than the amount shown above, depending on, among other things, the actual size of the initial mortgage pool balance. The actual size of the initial mortgage pool balance may be as much as 5% larger or smaller than the amount presented in this prospectus supplement.

                          The class X-CL, X-CP and X-VF certificates will not have principal balances and are sometimes referred to as the series 2002-C4 interest-only certificates. For purposes of calculating the amount of accrued interest, each of those classes of series 2002-C4 interest-only certificates will have a notional amount.

                          The total notional amount of the class X-CL
                          certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will
                          be approximately $       , although it may be as much
                          as 5% larger or smaller.

                          The total notional amount of the class X-CP certificates will equal:

                           o during the period from the date of initial
                             issuance of the series 2002-C4 certificates through
                             and including the payment date in       , the sum
                             of (a) the lesser of $        and the total
                             principal balance of the class    certificates
                             outstanding from time to time, (b) the total
                             principal balance of the class   ,   ,   ,   ,   ,
                                ,   ,    and certificates outstanding from time
                             to time and (c) the lesser of $        and the
                             total principal balance of the class certificates outstanding from time to time;

                           o during the period following the payment date in
                             through and including the payment date in       ,
                             the sum of (a) the lesser of $        and the
                             total principal balance of the class certificates outstanding from time to time, (b) the total
                             principal balance of the class   ,   ,   ,   ,   ,
                                ,    and    certificates
                             outstanding from time to time and (c) the lesser of
                             $        and the total principal balance of the
                             class    certificates outstanding from time to
                             time;

                           o during the period following the payment date in
                             through and including the payment date in       ,
                             the sum of (a) the lesser of $        and the
                             total principal balance of the class certificates outstanding from time to time, (b) the total
                             principal balance of the class   ,   ,   ,   ,
                             and    certificates outstanding from time to time
                             and (c) the lesser of $        and the total
                             principal balance of the class    certificates
                             outstanding from time to time;

                           o during the period following the payment date in
                             through and including the payment date in       ,
                             the sum of (a) the lesser of $        and the total
                             principal balance of the class    certificates
                             outstanding from time to time, (b) the total
                             principal balance of the class   ,   ,    and
                             certificates outstanding from time to time and (c)
                             the lesser of $        and the total principal
                             balance of the class    certificates outstanding
                             from time to time;

                           o during the period following the payment date in
                             through and including the payment date in       ,
                             the sum of (a) the lesser of $        and the
                             total principal balance of the class certificates outstanding from time to time, (b) the total
                             principal balance of the class   ,   ,    and
                             certificates outstanding from time to time and (c)
                             the lesser of $        and the total principal
                             balance of the class certificates outstanding from time to time; and

                           o following the payment date in       , $0.

                          The total initial notional amount of the class X-CP
                          certificates will be approximately $       , although
                          it may be as much as 10% larger or smaller.

                          The class X-VF certificates will have a total notional amount generally equal to the unpaid principal balance, net of advances, outstanding from time to time of the pooled mortgage loan secured by the mortgaged real property that we identify on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall. The initial notional amount of the class X-VF certificates will be
                          approximately $       .

                          The class R-I, R-II, R-III and R-LR certificates will not have principal balances or notional amounts. They will be residual interest certificates. The holders of the class R-I, R-II, R-III and R-LR certificates are not expected to receive any material payments.

                          The class V certificates will not have principal balances or notional amounts. They will entitle holders to certain additional interest that may accrue with respect to the pooled mortgage loans that have anticipated repayment dates.


B. TOTAL CREDIT SUPPORT
    AT INITIAL
    ISSUANCE...........   The respective classes of the series 2002-C4
                          certificates, other than the class R-I, R-II, R-III, R-LR and V certificates, will entitle their holders to varying degrees of seniority for purposes of--

                           o receiving payments of interest and, if and when
                             applicable, payments of principal, and

                           o bearing the effects of losses on the underlying
                             mortgage loans, as well as default-related and other unanticipated expenses of the trust.

                          The class A-1, A-2, A-3, A-4, X-CL, X-CP and X-VF certificates will be the most senior. The class U certificates will be the most subordinate. The class R-I, R-II,

                          R-III and R-LR certificates will be residual interest certificates and will not provide any credit support to the other series 2002-C4 certificates. The class V certificates will be neither senior nor subordinate to any other series 2002-C4 certificates, but rather entitle holders to collections of additional interest on the pooled mortgage loans (other than the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas) with anticipated repayment dates. The remaining classes of series 2002-C4 principal balance certificates are listed from top to bottom in the table on page S-5 of this prospectus supplement in descending order of seniority.

                          The table on page S-5 of this prospectus supplement shows the approximate total credit support provided to each class of the offered certificates through the subordination of other classes of the series 2002-C4 certificates. In the case of each class of offered certificates, the credit support shown in the table on page S-5 of this prospectus supplement represents the total initial principal balance, expressed as a percentage of the initial mortgage pool balance, of all classes of the series 2002-C4 principal balance certificates that are subordinate to the indicated class.


C. PASS-THROUGH RATE...   Each class of the series 2002-C4 certificates, other
                          than the class R-I, R-II, R-III, R-LR and V certificates, will bear interest. The table on page
                          S-5 of this prospectus supplement provides the indicated information regarding the pass-through rate at which each of those classes of the series 2002-C4 certificates will accrue interest.

                          The pass-through rates for the class A-1, A-2, A-3, A-4, L, M, N, P, Q, S, T and U certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

                          The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the weighted average of certain net interest rates on the pooled mortgage loans is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that weighted average pool pass-through rate.

                          The pass-through rate for the class X-VF certificates is calculated as a fixed strip of the mortgage interest rate of the pooled mortgage loan secured by the mortgaged real property we identify on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall.

                          The pass-through rate for the class X-CP
                          certificates, for each interest accrual period through and including the interest accrual period
                          beginning in       , will equal the weighted average
                          of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2002-C4 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2002-C4 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance, or designated portion thereof, will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest
                          accrual period beginning in       , on any particular
                          component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:


                          (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (b) the weighted average of certain net interest rates on the pooled mortgage loans for such interest accrual period, over


                          (2) the pass-through rate in effect during such interest accrual period for the class of series 2002-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

                          Following the interest accrual period beginning in
                                , the class X-CP certificates will cease to
                          accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate
                          for the interest accrual period beginning in     and
                          for each interest accrual period thereafter.

                          The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-C4 principal balance certificates. In general, the total principal balance of each class of series 2002-C4 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates. However, if a portion, but not all, of the total principal balance of any particular class of series 2002-C4 principal balance certificates is identified under "--Total Principal Balance or Notional Amount at Initial Issuance" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period beginning in
                                , on any particular component of the total
                          notional amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X-CL strip rate will be calculated as follows:


                          (1) if such particular component consists of the entire total principal balance of any class of series 2002-C4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the pooled mortgage loans, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates;

                          (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-C4 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of
                                (a) the weighted average of certain net
                                interest rates on the pooled mortgage loans, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and
                                (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates;

                          (3) if such particular component consists of the entire total principal balance of any class of series 2002-C4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the weighted average of certain net interest rates on the pooled mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates; and

                          (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-C4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of
                                (a) the weighted average of certain net
                                interest rates on the pooled mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates.

                          Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
                          interest accrual period beginning in       , the
                          total principal balance of each class of series 2002-C4 principal balance certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of certain net interest rates on the pooled mortgage loans, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-C4 principal balance certificates whose principal balance makes up such component.

                          The references to "certain net interest rates on the pooled mortgage loans" above in this "--Pass-Through Rate" subsection mean, as to any particular mortgage loan in the trust, an interest rate that is generally equal to the related mortgage interest rate in effect as of the date of initial issuance of the offered certificates, minus the sum of:

                           o the annual rate at which the related master
                             servicing fee, including any primary servicing fee, is calculated;

                           o the annual rate at which the trustee fee is
                             calculated; and

                           o in the case of the pooled mortgage loan secured by
                             the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, the fixed pass-through rate for the class X-VF certificates;

                          provided that, if the subject pooled mortgage loan accrues interest on the basis of the actual number of days elapsed during any one-month interest accrual period in a year assumed to consist of 360 days, then, in some months, the "related mortgage interest rate" referred to above in this sentence will be converted to an annual rate that would generally produce an equivalent amount of interest accrued on the basis of an assumed 360-day year consisting of twelve 30-day months.


D. WEIGHTED AVERAGE LIFE AND
    PRINCIPAL WINDOW...   The weighted average life of any class of offered
                          certificates refers to the average amount of time that will elapse from the date of their issuance until each dollar to be applied in reduction of the total principal balance of those certificates is paid to the investor. The principal window for any class of offered certificates is the period during which the holders of that class of offered certificates will receive payments of principal. The weighted average life and principal window shown in the table on page
                          S-5 of this prospectus supplement for each class of offered certificates were calculated based on the following assumptions with respect to each underlying mortgage loan--

                           o the related borrower timely makes all payments on
                             the mortgage loan,

                           o if the mortgage loan has an anticipated repayment
                             date, as described under "--The Underlying Mortgage Loans and the Mortgaged Real Properties" below, the mortgage loan will be paid in full on that date, and

                           o that mortgage loan will not otherwise be prepaid
                             prior to stated maturity.

                          The weighted average life and principal window shown in the table on page S-5 of this prospectus supplement for each class of offered certificates were further calculated based on the other modeling assumptions referred to under "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.


E. RATINGS.............   The ratings shown in the table on page S-5 of this
                          prospectus supplement for the offered certificates are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and
                          Fitch, Inc., respectively. It is a condition to their issuance that the respective classes of the offered certificates receive credit ratings no lower than those shown in the table on page S-5 of this prospectus supplement.

                          The ratings assigned to the respective classes of the offered certificates address the timely payment of interest and the ultimate payment of principal on or before the applicable rated final payment date described under "--Relevant Dates and Periods--Rated Final Payment Date" below.

                          A security rating is not a recommendation to buy, sell or hold securities and the assigning rating agency may revise or withdraw its rating at any time.

                          For a description of the limitations of the ratings of the offered certificates, see "Ratings" in this prospectus supplement.


                                RELEVANT PARTIES

WHO WE ARE.............   Our name is Structured Asset Securities Corporation.
                          We are a special purpose Delaware corporation. Our address is 745 Seventh Avenue, New York, New York
                          10019, and our telephone number is (212) 526-7000. See
                          "Structured Asset Securities Corporation" in the accompanying prospectus.

INITIAL TRUSTEE........   LaSalle Bank National Association, a nationally
                          chartered bank, will act as the initial trustee on behalf of all the series 2002-C4 certificateholders.
                          See "Description of the Offered Certificates--The
                          Trustee" in this prospectus supplement. The trustee will also have, or be responsible for appointing an agent to perform, additional duties with respect to tax administration. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each pooled mortgage loan, subject to the discussion under "--1166 Avenue of the Americas Master
                          Servicer, Special Servicer and Other Noteholder" below.

INITIAL FISCAL AGENT...   ABN AMRO Bank N.V., a Netherlands banking
                          corporation, will act as the initial fiscal agent with respect to the trustee. See "Description of the Offered Certificates--The Fiscal Agent" in this prospectus supplement.

INITIAL MASTER
 SERVICER...............  Wachovia Bank, National Association, a national banking association, will act as the initial master servicer with respect to the pooled mortgage loans, subject to the discussion under "--1166 Avenue of the Americas Master Servicer, Special Servicer and Other Noteholder" below. See "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

INITIAL SPECIAL
 SERVICER...............  Lennar Partners, Inc., a Florida corporation, will act as the initial special servicer with respect to the pooled mortgage loans, subject to the discussion under "--1166 Avenue of the Americas Master Servicer, Special Servicer and Other Noteholder" below. See "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Initial Master Servicer and the Initial Special Servicer" in this prospectus supplement.

1166 AVENUE OF THE AMERICAS
     MASTER SERVICER,
     SPECIAL SERVICER
     AND OTHER
     NOTEHOLDER.........  The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, which mortgage loan has an unpaid principal balance of $92,636,000 and represents 6.4% of the initial mortgage pool balance, is one of two (2) mortgage loans that are part of a split loan structure, both of which are secured by a single mortgage instrument on that mortgaged real property. The other mortgage loan secured by that mortgaged real property has an unpaid principal balance of $147,364,000, consists of five
                          (5) loan components, and will be the primary asset that directly backs the 1166 Avenue of the Americas Commercial Mortgage Trust 2002-C5, Commercial Mortgage Pass-Through Certificates, Series 2002-C5. The payment priority between those two mortgage loans is such that, prior to an event of default, the 1166 Avenue of the Americas mortgage loan that we intend to include in the trust will be senior in right of payment of principal to the other 1166 Avenue of the Americas mortgage loan; and, subsequent to an event of default, the 1166 Avenue of the Americas mortgage loan that we intend to include in the trust will be pari passu in right of payment with one (1) of the components (which is the most senior component), and senior in right of payment to the remaining four (4) components, of the other 1166 Avenue of the Americas mortgage loan. See "Description of the Mortgage Pool--Split Loan Structure" in this prospectus supplement.

                          The related intercreditor agreement generally provides that both mortgage loans secured by the 1166 Avenue of the Americas mortgaged real property will be serviced and administered pursuant to the series 2002-C5 trust and servicing agreement (the governing document for the 1166 Avenue of the Americas Commercial Mortgage Trust 2002-C5, Commercial Mortgage Pass-Through Certificates, Series 2002-C5 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2002-C4 pooling and servicing agreement. In that regard--

                           o LaSalle Bank National Association, a national
                             banking association, which is the trustee under the series 2002-C5 trust and servicing agreement, will, in that capacity, be the mortgagee of record for both mortgage loans secured by the 1166 Avenue of the Americas mortgaged real property;

                           o Wachovia Bank, National Association, a national
                             banking association, which is the master servicer under the series 2002-C5 trust and servicing agreement, will, in that capacity, be the master servicer for both mortgage loans secured by the 1166 Avenue of the Americas mortgaged real property; and

                           o Lennar Partners, Inc., a Florida corporation,
                             which is the special servicer under the series 2002-C5 trust and servicing agreement, will, in that capacity, be the special servicer for both mortgage loans secured by the 1166 Avenue of the Americas mortgaged real property.

                          References in this prospectus supplement, however, to the trustee, master servicer and special servicer will mean the trustee, master servicer and special servicer, respectively, under the series 2002-C4 pooling and servicing agreement unless the context clearly indicates otherwise. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan" in this prospectus supplement.

THE WESTFIELD SHOPPINGTOWN
 VALLEY FAIR MALL
 OTHER NOTEHOLDERS.....   In addition, the pooled mortgage loan secured by the
                          mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield
                          Shoppingtown Valley Fair Mall, which mortgage loan has an unpaid principal balance of $294,734,810 and represents 20.3% of the initial mortgage pool balance, is one of two mortgage loans that are part of a split loan structure, both of which are secured by a single mortgage instrument on that mortgaged real property.
                          The payment priority between those two mortgage loans is such that the Westfield Shoppingtown Valley Fair
                          Mall mortgage loan that we intend to include in the trust is senior in right of payment to the other
                          Westfield Shoppingtown Valley Fair Mall mortgage loan, which other mortgage loan has an unpaid principal balance of $49,736,241 and is the sole asset that backs the Westfield Shoppingtown Valley Fair Mall
                          Mortgage Trust, Commercial Mortgage Pass-Through
                          Certificates, Series 2002-C4A. "Description of the
                          Mortgage Pool--Split Loan Structure."

                          The related co-lender agreement generally provides that both of the mortgage loans that are secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, including the subordinate mortgage loan that is not included in the series 2002-C4 trust, will be serviced and administered pursuant to the series 2002-C4 pooling and servicing agreement. In addition, if the unpaid principal balance of the subordinate mortgage loan secured by that mortgaged real property, reduced as described below in this paragraph, is, in general, equal to or greater than 50% of its original principal balance, then the holder of that subordinate mortgage loan will have the right, subject to the conditions described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" in this prospectus supplement, to advise and direct the special servicer with respect to various servicing matters affecting both of the mortgage loans in the Westfield Shoppingtown Valley Fair Mall split loan structure, including the corresponding pooled mortgage loan. If any of the adverse events or circumstances that we refer to under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occur or exist with respect to either of those two mortgage loans, then for purposes of determining whether the unpaid principal balance of the subordinate mortgage loan that is part of that split loan structure is equal to or greater than 50% of its original principal balance, its unpaid principal balance will be reduced by the resulting appraisal reduction amount referred to in that section and explained in the glossary to this prospectus supplement.


CONTROLLING CLASS OF
 CERTIFICATEHOLDERS....   The holders of certificates representing a majority
                          interest in a designated controlling class of the series 2002-C4 certificates will have the right, subject to the conditions described under "Servicing
                          Under the Series 2002-C4 Pooling and Servicing
                          Agreement--The Series 2002-C4 Controlling Class
                          Representative and the Valley Fair Mall Companion Loan
                          Noteholder" and "--Replacement of the Special Servicer by the Series 2002-C4 Controlling Class" in this prospectus supplement, to--

                           o replace the special servicer, and

                           o select a representative that may direct and advise
                             the special servicer on various servicing matters.

                          Unless there are significant losses on the underlying mortgage loans, the controlling class of series 2002-C4 certificateholders will be the holders of a non-offered class of series 2002-C4 certificates.


UNDERWRITERS...........   Lehman Brothers Inc., UBS Warburg LLC, Credit Suisse
                          First Boston Corporation and Salomon Smith Barney Inc.
                          are the underwriters of this offering. With respect to this offering--

                           o Lehman Brothers Inc. is acting as lead manager and
                             sole bookrunner,

                           o UBS Warburg LLC is acting as co-lead manager, and

                           o Credit Suisse First Boston Corporation and Salomon
                             Smith Barney Inc. are acting as co-managers.

                          Lehman Brothers Inc. is our affiliate and an affiliate of one of the mortgage loan sellers. UBS Warburg LLC is an affiliate of the other mortgage loan seller. See "Method of Distribution" in this prospectus supplement.


                           RELEVANT DATES AND PERIODS


CUT-OFF DATE...........   Except as described in the next sentence, all of the
                          pooled mortgage loans will be considered part of the trust as of September 11, 2002. Five (5) mortgage loans that we intend to include in the trust, representing 8.3% of the initial mortgage pool balance, were each originated during September 2002, but subsequent to the eleventh day of that month. Accordingly, the cut-off date for the mortgage pool will collectively consist of the origination date for those five (5) mortgage loans and September 11, 2002, in the case of every other mortgage loan that we intend to include in the trust. All payments and collections received on the underlying mortgage loans after the cut-off date, excluding any payments or collections that represent amounts due on or before that date, will belong to the trust.

                          With respect to the five (5) pooled mortgage loans that were originated during September 2002, but after September 11, 2002, we intend to supplement any amounts payable by the related borrowers in October 2002, such that the trust will receive a full month's interest with respect to each of those mortgage loans in October 2002. For all purposes of this prospectus supplement, each of those supplemental interest payments by us should be considered a payment by the related borrower.


ISSUE DATE.............   The date of initial issuance for the offered
                          certificates will be on or about October 8, 2002.


PAYMENT DATE...........   Payments on the offered certificates are scheduled
                          to occur monthly, commencing in October 2002. During any given month, the payment date will be the fourth business day following the 11th calendar day of that month or, if that 11th calendar day is not a business day, then the fifth business day following that 11th calendar day.


RECORD DATE............   The record date for each monthly payment on an
                          offered certificate will be the last business day of the prior calendar month, except that the first record date shall be the date of initial issuance. The registered holders of the series 2002-C4 certificates at the close of business on each record date will be entitled to receive, on the following payment date, any payments on those certificates, except that the last payment on any offered certificate will be made only upon presentation and surrender of the certificate.


COLLECTION PERIOD......   Amounts available for payment on the offered
                          certificates on any payment date will depend on the payments and other collections received, and any advances of payments due, on the underlying mortgage loans during the related collection period. Each collection period--

                           o will relate to a particular payment date,

                           o will be approximately one month long,

                           o will begin immediately after the prior collection
                             period ends or, in the case of the first collection period, will begin on September 12, 2002, and

                           o will end on the 11th day of the same calendar
                             month as the related payment date or, if that 11th day is not a business day, the following business day.


INTEREST ACCRUAL
 PERIOD.................  The amount of interest payable with respect to the offered certificates on any payment date will be a function of the interest accrued during the related interest accrual period. The interest accrual period for any payment date will be the period commencing on the 11th day of the month preceding the month in which that payment date occurs and ending on the 10th day of the month in which that payment date occurs.

RATED FINAL
 PAYMENT DATE...........  The rated final payment dates for the respective classes of the offered certificates are as follows:

                           o for the class A-1, A-2 and A-3 certificates, the
                             payment date in       ;

                           o for the class A-4 certificates, the payment date
                             in       ; and

                           o for the class B, C, D, E, F and G certificates,
                             the payment date in    .

                          As discussed in this prospectus supplement, the ratings assigned to the respective classes of offered certificates will represent the likelihood of--

                           o timely receipt by the holders of all interest to
                             which they are entitled on each payment date, and

                           o the ultimate receipt by the holders of all
                             principal to which they are entitled by the related rated final payment date.


ASSUMED FINAL
 PAYMENT DATE...........  With respect to any class of offered certificates, the assumed final payment date is the payment date on which the holders of those certificates would be expected to receive their last payment and the total principal balance of those certificates would be expected to be reduced to zero, based upon--

                           o the assumption that each borrower timely makes all
                             payments on its pooled mortgage loan;

                           o the assumption that each pooled mortgage loan with
                             an anticipated repayment date is paid in full on that date;

                           o the assumption that no borrower otherwise prepays
                             its pooled mortgage loan prior to stated maturity; and

                           o the other modeling assumptions referred to under
                             "Yield and Maturity Considerations" in, and set forth in the glossary to, this prospectus supplement.

                          Accordingly, the assumed final payment date for each class of offered certificates is the payment date in the calendar month and year set forth below for that class:




                 MONTH AND YEAR OF
                   ASSUMED FINAL
CLASS              PAYMENT DATE
--------------- ------------------
  A-1 .........
  A-2 .........
  A-3 .........
  A-4 .........
  B ...........
  C ...........
  D ...........
  E ...........
  F ...........
  G ...........


                    DESCRIPTION OF THE OFFERED CERTIFICATES


REGISTRATION AND
 DENOMINATIONS..........  We intend to deliver the offered certificates in book-entry form in original denominations of $10,000 initial principal balance and in any greater whole dollar denominations.

                          You will initially hold your offered certificates, directly or indirectly, through The Depository Trust Company, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe. As a result, you will not receive a fully registered physical certificate representing your interest in any offered certificate, except under the limited circumstances described under "Description of the Offered Certificates-- Registration and Denominations" in this prospectus supplement and under "Description of the Certificates--Book-Entry Registration" in the accompanying prospectus. We may elect to terminate the book-entry system through DTC with respect to all or any portion of any class of offered certificates.


PAYMENTS


A. GENERAL.............   The trustee will make payments of interest and
                          principal to the respective classes of series 2002-C4 certificateholders entitled to those payments, sequentially as follows:




PAYMENT ORDER            CLASS
---------------- --------------------
                  A-1, A-2, A-3, A-4,
  1st ..........  X-CL, X-CP and X-VF
  2nd ..........           B
  3rd ..........           C
  4th ..........           D
  5th ..........           E
  6th ..........           F
  7th ..........           G
  8th ..........           H
  9th ..........           J
  10th .........           K
  11th .........           L
  12th .........           M
  13th .........           N
  14th .........           P
  15th .........           Q
  16th .........           S
  17th .........           T
  18th .........           U


                          Allocation of interest payments among the class A-1, A-2, A-3, A-4, X-CL, X-CP and X-VF certificates is pro rata based on the respective amounts of interest payable on each of those classes. Allocation of principal payments among the class A-1, A-2, A-3 and A-4 certificates is described under "--Payments of Principal" below. The class X-CL, class X-CP and class X-VF certificates do not have principal balances and do not entitle their respective holders to payments of principal.

                          See "Description of the Offered Certificates-- Payments--Priority of Payments" in this prospectus supplement.


B. PAYMENTS OF
 INTEREST...............  Each class of series 2002-C4 certificates, other than the class R-I, R-II, R-III, R-LR and V certificates, will bear interest. In each case, that interest will accrue during each interest accrual period based upon--

                           o the pass-through rate applicable for the
                             particular class for that interest accrual period,

                           o the total principal balance or notional amount, as
                             the case may be, of the particular class outstanding immediately prior to the related payment date, and

                           o the assumption that each year consists of twelve
                             30-day months.

                          The borrowers under the pooled mortgage loans are generally prohibited from making whole or partial prepayments that are not accompanied by a full month's interest on the prepayment. If, however, a whole or partial voluntary prepayment (or, to the extent it results from the receipt of insurance proceeds or a condemnation award, a whole or partial involuntary prepayment) on an underlying mortgage loan is not accompanied by the amount of one full month's interest on the prepayment, then, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement, the resulting shortfall, less--

                           o the amount of the master servicing fee that would
                             have been payable from that uncollected interest, and

                           o in the case of a voluntary prepayment on a
                             non-specially serviced mortgage loan, the applicable portion of the payment made by the master servicer to cover prepayment interest shortfalls resulting from voluntary prepayments on non-specially serviced mortgage loans during the related collection period, may be allocated to reduce the amount of accrued interest otherwise payable to the holders of all of the interest-bearing classes of the series 2002-C4 certificates, including the offered certificates, on a pro rata basis in accordance with respective amounts of current accrued interest for those classes.

                          On each payment date, subject to available funds and the payment priorities described under "--Payments--General" above, you will be entitled to receive your proportionate share of all unpaid distributable interest accrued with respect to your class of offered certificates through the end of the related interest accrual period.

                          See "Description of the Offered Certificates-- Payments--Payments of Interest" and "--Payments-- Priority of Payments" in this prospectus supplement.


C. PAYMENTS OF
 PRINCIPAL..............  Subject to available funds and the payment priorities described under "--Payments--General" above, the holders of each class of offered certificates will be entitled to receive a total amount of principal over time equal to the total principal balance of their particular class. The trustee must make payments of principal in a specified sequential order to ensure that:

                           o no payments of principal will be made to the
                             holders of any non-offered class of series 2002-C4 certificates until the total principal balance of the offered certificates is reduced to zero;

                           o no payments of principal will be made to the
                             holders of the class B, C, D, E, F or G
                             certificates until, in the case of each of those classes, the total principal balance of all more senior classes of offered certificates is reduced to zero; and

                           o except as described in the following paragraph, no
                             payments of principal will be made to the holders of the class A-4 certificates until the total principal balance of the class A-1, class A-2 and class A-3 certificates is reduced to zero, no payments of principal will be made to the holders of the class A-3 certificates until the total principal balance of the class A-1 and class A-2 certificates is reduced to zero, and no payments of principal will be made to the holders of the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero.

                          Because of losses on the underlying mortgage loans and/or default-related or other unanticipated expenses of the trust, the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates could be reduced to zero at a time when the class A-1, A-2, A-3 and A-4 certificates, or any two or more of those classes, remain outstanding. Under those circumstances, any payments of principal on the class A-1, A-2, A-3 and/or A-4 certificates will be made on a pro rata basis in accordance with their respective principal balances.

                          The class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates do not have principal balances and do not entitle their holders to payments of principal.

                          The total payments of principal to be made on the series 2002-C4 certificates on any payment date will be a function of--

                           o the amount of scheduled payments of principal due
                             or, in some cases, deemed due on the underlying mortgage loans during the related collection period, which payments are either received as of the end of that collection period or advanced by the master servicer, the trustee or the fiscal agent and, in the case of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, advanced by the master servicer under the series 2002-C5 trust and servicing agreement; and

                           o the amount of any prepayments and other unscheduled
                             collections of previously unadvanced principal with respect to the underlying mortgage loans that are received during the related collection period.

                          See "Description of the Offered Certificates-- Payments--Payments of Principal" and "--Payments-- Priority of Payments" in this prospectus supplement.


D. PAYMENTS OF PREPAYMENT
     PREMIUMS AND YIELD
     MAINTENANCE
     CHARGES............  If any prepayment premium or yield maintenance charge is collected on any of the pooled mortgage loans, then the trustee will pay that amount in the proportions described under "Description of the Offered Certificates--Payments--Payments of Prepayment
                          Premiums and Yield Maintenance Charges" in this prospectus supplement, to--

                           o the holders of the class X-CL certificates or, if
                             the prepayment premium or yield maintenance charge is collected on the Westfield Shoppingtown Valley Fair Mall pooled mortgage loan, the holders of the class X-VF certificates, and/or

                           o the holders of any of the class A-1, A-2, A-3, A-4,
                             B, C, D, E, F, G, H, J and/or K certificates that are then entitled to receive payments of principal.


REDUCTIONS OF CERTIFICATE PRINCIPAL
     BALANCES IN CONNECTION WITH LOSSES
     ON THE UNDERLYING MORTGAGE LOANS
     AND DEFAULT-RELATED AND OTHER
     UNANTICIPATED
     EXPENSES...........  Because of losses on the underlying mortgage loans and/or default-related and other unanticipated expenses of the trust, the total principal balance of the mortgage pool, net of advances of principal, may fall below the total principal balance of the series 2002-C4 certificates. If and to the extent that those losses and expenses cause a deficit to exist following the payments made on the series 2002-C4 certificates on any payment date, the total principal balances of the following classes of series 2002-C4 certificates will be sequentially reduced in the following order, until that deficit is eliminated:




REDUCTION ORDER              CLASS
-----------------   ----------------------
  1st ...........              U
  2nd ...........              T
  3rd ...........              S
  4th ...........              Q
  5th ...........              P
  6th ...........              N
  7th ...........              M
  8th ...........              L
  9th ...........              K
  10th ..........              J
  11th ..........              H
  12th ..........              G
  13th ..........              F
  14th ..........              E
  15th ..........              D
  16th ..........              C
  17th ..........              B
  18th ..........    A-1, A-2, A-3 and A-4


                          Any reduction to the respective total principal balances of the class A-1, A-2, A-3 and A-4 certificates will be made on a pro rata basis in accordance with the relative sizes of those principal balances.

                          See "Description of the Offered Certificates-- Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.


ADVANCES OF DELINQUENT
 MONTHLY DEBT
 SERVICE PAYMENTS......   Except as described below in this "--Advances of
                          Delinquent Monthly Debt Service Payments" subsection, the master servicer will be required to make advances with respect to any delinquent scheduled debt service payments, other than balloon payments, due on the pooled mortgage loans, in each case net of related master servicing fees and workout fees. In addition, the trustee must make any of those advances that the master servicer is required, but fails, to make, and the fiscal agent must make any of those advances that the trustee is required, but fails, to make. As described under "Description of the Offered
                          Certificates--Advances of Delinquent Monthly Debt
                          Service Payments" in this prospectus supplement, any party that makes an advance will be entitled to be reimbursed for the advance, together with interest at the prime rate described in that section of this prospectus supplement.

                          Notwithstanding the foregoing, none of the master servicer, the trustee or the fiscal agent will be required to make any advance that it determines will not be recoverable from proceeds of the related mortgage loan.

                           o In addition, if any of the adverse events or
                             circumstances that we refer to under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Required Appraisals" in, and identify in the glossary to, this prospectus supplement, occurs or exists with respect to any pooled mortgage loan or the mortgaged real property for that mortgage loan, a new appraisal (or, in some cases involving pooled mortgage loans or mortgaged real properties with principal balances or allocated loan amounts, as the case may be, of less than $2,000,000, a valuation estimate of that property) must be obtained or conducted. If, based on that appraisal or other valuation, it is determined that--

                           o the principal balance of, and other delinquent
                             amounts due under, the mortgage loan, exceed

                           o an amount equal to--

                            1. 90% of the new estimated value of that real
                               property, minus

                            2. the amount of any obligations secured by liens
                               on the property, which liens are prior to the lien of the mortgage loan, plus

                            3. certain escrows and reserves and any letters of
                               credit constituting additional security for the mortgage loan,

                          then the amount otherwise required to be advanced with respect to that mortgage loan will be reduced. The reduction will be in generally the same proportion that the excess, sometimes referred to as an appraisal reduction amount, bears to the principal balance of the mortgage loan, net of related advances of principal. Due to the payment priorities, any reduction in advances will reduce the funds available to pay interest on the most subordinate interest-bearing class of series 2002-C4 certificates then outstanding.

                          Furthermore, with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, advances of delinquent debt service payments will be made by the master servicer under the series 2002-C5 trust and servicing agreement (the governing document for the securitization of the non-pooled mortgage loan secured by that property). Such advances will be made, on generally the same terms and conditions described above, in accordance with the terms of the series 2002-C5 trust and servicing agreement. The master servicer for the series 2002-C4 transaction, and, if it fails to do so, the trustee, and then the fiscal agent, for the series 2002-C4 transaction will be required, however, to make any advance of a delinquent monthly debt service payment with respect to that pooled mortgage loan that the master servicer under the series 2002-C5 trust and servicing agreement is required but fails to make, unless the master servicer for the series 2002-C5 transaction has determined that such advance would not be recoverable from collections on the 1166 Avenue of the Americas loan pair. The amount of those advances may be reduced based on an appraisal performed by the special servicer under, and in accordance with, the series 2002-C5 trust and servicing agreement, which reduction will be calculated with respect to the 1166 Avenue of the Americas mortgage loan in a manner similar but not identical to the calculation described in the preceding paragraph.

                          See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Required Appraisals" in this prospectus supplement. See also "Description of the Certificates--Advances" in the accompanying prospectus.

REPORTS TO
 CERTIFICATEHOLDERS.....  On each payment date, the trustee will provide or make available to the registered holders of the series 2002-C4 certificates a monthly report substantially in the form of Annex D to this prospectus supplement. The trustee's report will detail among other things, the payments made to the series 2002-C4 certificateholders on that payment date and the performance of the underlying mortgage loans and the mortgaged real properties.

                          Upon reasonable prior notice, you may also review at the trustee's offices during normal business hours a variety of information and documents that pertain to the pooled mortgage loans and the mortgaged real properties for those loans. We expect that the available information and documents will include loan documents, borrower operating statements, rent rolls and property inspection reports, to the extent received by the trustee.

                          See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


OPTIONAL TERMINATION...   Specified parties to the transaction may terminate
                          the trust when the total principal balance of the related mortgage pool, net of advances of principal, is less than 3.0% of the initial mortgage pool balance. See "Description of the Offered
                          Certificates--Termination" in this prospectus supplement.


        THE UNDERLYING MORTGAGE LOANS AND THE MORTGAGED REAL PROPERTIES


GENERAL................   In this section, "--The Underlying Mortgage Loans
                          and the Mortgaged Real Properties," we provide summary information with respect to the mortgage loans that we intend to include in the trust. For more detailed information regarding those mortgage loans, you should review the following sections in this prospectus supplement:

                           o "Description of the Mortgage Pool;"

                           o "Risk Factors--Risks Related to the Underlying
                             Mortgage Loans;"

                           o Annex A-1--Certain Characteristics of the
                             Underlying Mortgage Loans;

                           o Annex A-2--Certain Monetary Terms of the
                             Underlying Mortgage Loans;

                           o Annex A-3--Certain Information Regarding Reserves;
                             and

                           o Annex A-4--Certain Information Regarding
                             Multifamily Properties.

                          When reviewing the information that we have included in this prospectus supplement with respect to the mortgage loans that are to back the offered certificates, please note that--

                           o All numerical information provided with respect to
                             the mortgage loans is provided on an approximate basis.

                           o All weighted average information provided with
                             respect to the mortgage loans reflects a weighting based on their respective cut-off date principal balances. We will transfer the cut-off date principal balance for each of the mortgage loans to the trust. We show the cut-off date principal balance for each of the mortgage loans on Annex A-1 to this prospectus supplement.

                           o If any of the mortgage loans is secured by
                             multiple real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties. Notwithstanding the foregoing, all four (4) of the mortgaged real properties identified on

                            Annex A-1 to this prospectus supplement as Lembi II Pool B are treated in this prospectus supplement as multifamily properties although one of those properties is an office property.

                           o When information with respect to mortgaged real
                             properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

                           o Statistical information regarding the mortgage
                             loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.

                          It has been confirmed to us by S&P and/or Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 44.5% of the initial mortgage pool balance, each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. Certain of those seven (7) mortgage loans may be cross-collateralized with each other. Four (4) of those mortgage loans are described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement.


SOURCE OF THE UNDERLYING
 MORTGAGE LOANS........   We are not the originator of any of the mortgage
                          loans that we intend to include in the trust. We will acquire those mortgage loans from two separate parties. Except in four (4) cases, representing 0.8% of the initial mortgage pool balance, each of those mortgage loans was originated by--

                           o the related mortgage loan seller from whom we
                             acquired the mortgage loan,

                           o an affiliate of the related mortgage loan seller,
                             or

                           o a correspondent in the related mortgage loan
                             seller's or its affiliate's conduit lending program.

                          One of the mortgage loan sellers is an affiliate of us and of Lehman Brothers Inc. The other mortgage loan seller is an affiliate of UBS Warburg LLC.


PAYMENT AND
 OTHER TERMS............  Each of the mortgage loans that we intend to include in the trust is the obligation of a borrower to repay a specified sum with interest.

                          Repayment of each of the mortgage loans that we intend to include in the trust is secured by a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. Except for limited permitted encumbrances, which we identify in the glossary to this prospectus supplement, that mortgage lien will be a first priority lien.

                          All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse. None of those mortgage loans is insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

                          Each of the mortgage loans that we intend to include in the trust currently accrues interest at the annual rate specified with respect to that loan on Annex A-1 to this prospectus supplement. Except as otherwise described below with respect to mortgage loans that have anticipated repayment dates, the mortgage interest rate for each mortgage loan is, in the absence of default, fixed for the entire term of the loan.

                          Subject, in some cases, to a next business day convention--

                           o Four (4) of the mortgage loans, representing 0.8%
                             of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the tenth day of each month, and

                           o One hundred ten (110) of the mortgage loans,
                             representing 99.2% of the initial mortgage pool balance, provide for scheduled payments of principal and/or interest to be due on the eleventh day of each month.

                          Ninety-three (93) of the mortgage loans, representing 40.9% of the initial mortgage pool balance, provide for:

                           o amortization schedules that are significantly
                             longer than their respective remaining terms to stated maturity; and

                           o a substantial balloon payment of principal on each
                             of their respective maturity dates.

                          Sixteen (16) of the mortgage loans, representing 52.0% of the initial mortgage pool balance, provide material incentives to the related borrower to pay the mortgage loan in full by a specified date prior to the related maturity date. We consider that date to be the anticipated repayment date for the mortgage loan. There can be no assurance, however, that these incentives will result in any of these mortgage loans being paid in full on or before its anticipated repayment date. The incentives, which in each case will become effective as of the related anticipated repayment date, include:

                           o The calculation of interest at a rate per annum in
                             excess of the initial mortgage interest rate. The additional interest in excess of interest at the initial mortgage interest rate will be deferred, may be compounded and will be payable only after the outstanding principal balance of the mortgage loan is paid in full.

                           o The application of excess cash flow from the
                             mortgaged real property, after debt service payments and any specified reserves or expenses have been funded or paid, to pay the principal amount of the mortgage loan. The payment of principal from excess cash flow will be in addition to the principal portion, if any, of the normal monthly debt service payment.

                           o The deposit of all cash flow from the related
                             mortgaged real property into a lockbox account under the control of the lender.

                          Five (5) of the 114 mortgage loans identified in the prior two paragraphs, representing 14.8% of the initial mortgage pool balance, require payments of interest only to be due on each due date until the expiration of a designated interest-only period, and the amortization of principal commencing on the due date following the expiration of that interest-only period.

                          Five (5) of the mortgage loans, representing 7.1% of the initial mortgage pool balance, has a payment schedule that provides for the payment of the mortgage loan in full or substantially in full by its maturity date. This mortgage loan does not provide for any of the repayment incentives associated with mortgage loans with anticipated repayment dates.


DELINQUENCY STATUS.....   None of the mortgage loans that we intend to include
                          in the trust was 30 days or more delinquent with respect to any monthly debt service payment as of the cut-off date or at any time during the 12-month period preceding that date.

LOCKBOX TERMS..........   One hundred three (103) of the mortgage loans that
                          we intend to include in the trust, representing 98.1% of the initial mortgage pool balance, generally contain provisions for the payment of all rents, credit card receipts, accounts receivable payments and/or other income derived from the related mortgaged real properties into a lockbox account.

                          The above-referenced mortgage loans provide for the following types of lockbox accounts:




                                            % OF INITIAL
                            NUMBER OF         MORTGAGE
TYPE OF LOCKBOX          MORTGAGE LOANS     POOL BALANCE
---------------------   ----------------   -------------
  Springing .........           81              32.5%
  Hard ..............           22              65.6%


                          A description of "springing" and "hard" lockbox accounts with respect to the above referenced mortgage loans is set forth under "Description of the Mortgage Pool--Additional Loan and Property Information--Lockboxes" in this prospectus supplement.


PREPAYMENT LOCK-OUT
 PERIODS AND
 DEFEASANCE............   With the exception of the two (2) mortgage loans
                          described below in this paragraph, a prepayment lock-out period or, in the case of four (4) mortgage loans, a prepayment lock-out/defeasance period is currently in effect for all of the mortgage loans that we intend to include in the trust. A lock-out period is a period during which the principal balance of a mortgage loan may not be voluntarily prepaid in whole or in part. In the case of two (2) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Shady Springs Plaza and Morningside Plaza, respectively, collectively representing 0.4% of the initial mortgage pool balance, the prepayment lock-out period has expired and the related loan documents currently provide for a prepayment consideration period, followed by an open period until maturity.

                          One hundred seven (107) of the mortgage loans, representing 98.0% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out period (which may have expired), when voluntary prepayments are still prohibited but the related borrower may obtain a full or partial release of the mortgaged real property from the related mortgage lien by defeasing the mortgage loan through the delivery of U.S. Treasury securities or other government securities, within the meaning of section 2(a)(16) of the Investment Company Act of 1940, which are acceptable to the applicable rating agencies, as substitute collateral. With the exception of four (4) mortgage loans, representing 0.8% of the initial mortgage pool balance, none of these mortgage loans permits defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. Four (4) mortgage loans that we intend to include in the trust, representing 0.8% of the initial mortgage pool balance and secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid Santa Monica, Rite Aid Dayton, Rite Aid Pikesville and Rite Aid Philadelphia, respectively, can each be defeased currently. Any defeasance of any of those four (4) mortgage loans prior to the second anniversary of the date of initial issuance of the Series 2002-C4 certificates would trigger a repurchase obligation on the part of the related mortgage loan seller. See "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement.

                          Two (2) of the mortgage loans that we intend to include in the trust, representing 0.4% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out/defeasance period, when the loan is prepayable together with a declining percentage prepayment premium.

                          Five (5) of the mortgage loans that we intend to include in the trust, representing 1.6% of the initial mortgage pool balance, each provide for a period, following the initial prepayment lock-out period, when the loan is prepayable together with a yield maintenance charge, but does not provide for defeasance.

                          Set forth below is information regarding the remaining terms of the lock-out or lock-out/defeasance periods, as applicable, for the 112 pooled mortgage loans that currently provide for a prepayment lock-out or a prepayment lock-out/defeasance period:


  Maximum remaining lock-out or lock-out/defeasance period .........   205 months
  Minimum remaining lock-out or lock-out/defeasance period .........    25 months
  Weighted average remaining lock-out or lock-out/defeasance
    period .........................................................   114 months

ADDITIONAL STATISTICAL INFORMATION.................................. . .


A. GENERAL
 CHARACTERISTICS........  The mortgage pool will have the following general characteristics as of the cut-off date:


  Initial mortgage pool balance .................................. $1,455,238,298
  Number of mortgage loans .......................................            114
  Number of mortgaged real properties ............................            130
  Maximum cut-off date principal balance .........................   $294,734,810
  Minimum cut-off date principal balance .........................     $1,054,702
  Average cut-off date principal balance .........................    $12,765,248
  Maximum mortgage interest rate .................................         8.150%
  Minimum mortgage interest rate .................................         5.600%
  Weighted average mortgage interest rate ........................         6.664%
  Maximum original term to maturity or anticipated repayment
    date .........................................................     265 months
  Minimum original term to maturity or anticipated repayment
    date .........................................................      57 months
  Weighted average original term to maturity or anticipated
    repayment date ...............................................     119 months
  Maximum remaining term to maturity or anticipated
    repayment date ...............................................     205 months
  Minimum remaining term to maturity or anticipated
    repayment date ...............................................      57 months
  Weighted average remaining term to maturity or anticipated
    repayment date ...............................................     118 months
  Weighted average underwritten debt service coverage ratio ......          1.60x
  Weighted average cut-off date loan-to-appraised value ratio ....          66.0%


                          The initial mortgage pool balance is equal to the total cut-off date principal balance of the mortgage pool and is subject to a permitted variance of plus or minus 5%.

                          Except as otherwise described in the next two sentences, the underwritten debt service coverage ratio for any mortgage loan that is to be included in the trust is equal to the underwritten annual net cash flow for the related mortgaged real property, divided by the product of 12 times the monthly debt service payment due in respect of that mortgage loan on the first due date following the cut-off date or, if it is currently in an interest-only period, on the first due date after the commencement of the scheduled amortization. With respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, the underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for such mortgaged property, divided by the product of 12 times the monthly debt service payment due in respect of both mortgage loans that constitute the Westfield Shoppingtown Valley Fair Mall split loan structure on the first due date following the cut-off date (exclusive of the portion of such monthly debt service payment that represents interest accrued with respect to the subordinate loan in that split loan structure). With respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, the underwritten debt service coverage ratio is equal to the underwritten annual net cash flow for such mortgaged property, divided by the product of 12 times the monthly debt service payment due in respect of both mortgage loans that constitute the 1166 Avenue of the Americas split loan structure on the second due date following the cut-off date (exclusive of the portion of such monthly debt service payment that represents interest accrued with respect to the four (4) subordinate components of the non-pooled mortgage loan in that split loan structure).

                          Except as otherwise described below in this paragraph, the cut-off date loan-to-appraised value ratio for any mortgage loan to be included in the trust is equal to its cut-off date principal balance, divided by the estimated value of the related mortgaged real property as set forth in the most recent third-party appraisal available to us. Consistent with the foregoing, in the case of the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio is the total cut-off date principal balance of just the pooled mortgage loan that is part of the Westfield Shoppingtown Valley Fair split loan structure, and without regard to the principal balance of the subordinate mortgage loan in that split loan structure. However, with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, the cut-off date principal balance used in the calculation of cut-off date loan-to-appraised value ratio is the total cut-off date principal balance of the pooled mortgage loan and the most senior component of the non-pooled mortgage loan that are part of the 1166 Avenue of the Americas split loan structure (and without regard to the four (4) subordinate components of the non-pooled mortgage loan in that split loan structure).


B. GEOGRAPHIC
 CONCENTRATION
                          The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties located in the indicated jurisdiction:




                                         % OF INITIAL
                           NUMBER OF       MORTGAGE
JURISDICTION              PROPERTIES     POOL BALANCE
----------------------   ------------   -------------
  California .........        21             29.2%
  New York ...........        16             27.7%
  Virginia ...........         3              6.1%
  New Jersey .........         2              5.9%
  Georgia ............         9              3.6%
  Florida ............        11              3.6%
  Nevada .............         5              3.3%


                          The remaining mortgaged real properties with respect to the mortgage pool are located throughout 23 other states and the District of Columbia. No more than 3.3% of the initial mortgage pool balance is secured by mortgaged real properties located in any of these other states or the District of Columbia.


C. PROPERTY TYPES......   The table below shows the number of, and percentage
                          of the initial mortgage pool balance secured by, mortgaged real properties predominantly operated for each indicated purpose:




                                                    % OF INITIAL
                                      NUMBER OF       MORTGAGE
                                     PROPERTIES     POOL BALANCE
                                    ------------   -------------
  Retail ........................        55             54.8%
    Regional Malls ..............         2             25.6%
    Other Anchored Retail .......        33             21.7%
    Unanchored Retail ...........        17              6.0%
    Other Retail ................         3              1.5%
  Office ........................        19             31.1%
  Multifamily ...................        38              8.8%
  Industrial/Warehouse ..........        10              3.1%
  Hospitality ...................         2              1.1%
  Other .........................         4              0.8%
  Mobile Home Parks .............         2              0.4%


D. ENCUMBERED
 INTERESTS..............  The table below shows the number of, and percentage of the initial mortgage pool balance secured by, mortgaged real properties for which the whole or predominant encumbered interest is as indicated:




ENCUMBERED INTEREST                                           % OF INITIAL
IN THE MORTGAGED                                NUMBER OF       MORTGAGE
REAL PROPERTY                                MORTGAGE LOANS   POOL BALANCE
-------------------                         ---------------- -------------
  Fee simple ..............................       111             97.8%
  Fee simple in part and leasehold in part          2              1.8%
  Leasehold ...............................         1              0.5%


                          It should be noted that each mortgage loan secured by overlapping fee and leasehold interests or by a predominant fee interest and a relatively minor leasehold interest, is presented as being secured by a fee simple interest in this prospectus supplement and is therefore included within the category referred to as "fee simple" in the chart above.


E. SIGNIFICANT UNDERLYING
   MORTGAGE LOANS......   The mortgage pool will include four (4) mortgage
                          loans that, in each case, has a cut-off date principal balance that is equal to or greater than 5.0% of the initial mortgage pool balance.


THE WESTFIELD SHOPPINGTOWN
 VALLEY FAIR MALL
  MORTGAGE LOAN.........  Set forth below is loan and property information with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall.


  Cut-off date principal balance ............... $294,734,810
  Percentage of initial mortgage pool balance ..        20.3%

  Cut-off date mortgage interest rate ................        6.301% per annum
  Maturity date ......................................           July 11, 2032
  Anticipated repayment date .........................           July 11, 2012
  Lock-out/defeasance expiration date ................        January 10, 2012
  Original amortization term .........................                30 years
  Cut-off date loan-to-appraised value ratio .........                   52.2%
  Underwritten debt service coverage ratio ...........                   1.87x
  Lockbox ............................................                    Hard
  Sponsors ........................................... Westfield America, Inc.
                                                         and a managed fund of
                                                        J.P. Morgan Investment
                                                              Management, Inc.
  Anchors ............................................   Nordstrom, Macy's and
                                                         Macy's Men's and Home
                                                                         Store
  National in-line tenants ...........................    Abercrombie & Fitch,
                                                          Banana Republic, A/X
                                                        Armani, Tiffany & Co.,
                                                         Pottery Barn, Gap/Gap
                                                       Kids, Louis Vuitton and
                                                             Victoria's Secret
  Property type ......................................           Regional Mall
  Property size (approximate gross leasable area).....   1,449,331 square feet
  Property location .................................. Santa Clara, California
  Appraised value ....................................            $565,000,000


                          In reviewing the foregoing table, please note that:

                           o none of the anchors' stores or pads are part of
                             the collateral for the subject pooled mortgage loan;

                           o the portion of the Westfield Shoppingtown Valley
                             Fair Mall that secures the subject pooled mortgage loan is comprised of approximately 714,603 square feet; and

                           o a hard lockbox means, with respect to the subject
                             pooled mortgage loan, that the borrower is required to cause all rents from the mortgaged real property to be deposited into a lockbox account controlled by the mortgagee, such funds to be swept on a daily basis to an account controlled by the borrower; following the occurrence of a lockbox-triggering event such funds will be swept to a mortgagee controlled account and the mortgagee will be authorized to disburse such funds in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

                          S&P and Fitch have confirmed to us that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by S&P and Fitch, respectively.

                          The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, which mortgage loan has an unpaid principal balance of $294,734,810 and represents 20.3% of the initial mortgage pool balance, is one of two (2) mortgage loans that are part of a split loan structure, both of which are secured by a single mortgage instrument and made pursuant to a single loan agreement and related documents. The payment priority between those two (2) mortgage loans is such that the pooled mortgage loan is senior in right of payment to the other mortgage loan secured by that mortgage instrument, which other mortgage loan has an unpaid principal balance of $49,736,241 and is the sole asset that backs the Westfield Shoppingtown Valley Fair Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C4A. As provided in the related co-lender agreement and related documents, no payments of principal may be distributed on the subordinate mortgage loan in the Westfield Shoppingtown Valley Fair Mall split loan structure until the principal balance of the pooled mortgage loan in that split loan structure is paid in full. Consequently, in the event of a monetary default and liquidation of the two (2) mortgage loans comprising the Westfield Shoppingtown Valley Fair Mall split loan structure, the holder of the Westfield Shoppingtown Valley Fair Mall subordinate mortgage loan that is outside the trust would experience losses of interest and principal before the trust experiences such losses. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" in this prospectus supplement.

                          The related co-lender agreement further provides that the subordinate mortgage loan in the Westfield Shoppingtown Valley Fair Mall split loan structure, although not included in the trust, will be serviced and administered by the master servicer and the special servicer under the series 2002-C4 pooling and servicing agreement. As described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" in this prospectus supplement, the holder of the non-pooled mortgage loan in the Westfield Shoppingtown Valley Fair Mall split loan structure may not independently exercise remedies following a default, except for the right to advise and direct the special servicer. In addition, the holder of the non-pooled mortgage loan in the Westfield Shoppingtown Valley Fair Mall split loan structure may purchase the corresponding pooled mortgage loan out of the trust under certain default scenarios.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" in this prospectus supplement.

THE 605 THIRD AVENUE MORTGAGE
 LOAN..................   Set forth below is loan and property information
                          with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 605 Third Avenue.


  Cut-off date principal balance ....................                $160,000,000
  Percentage of initial mortgage pool balance .......                       11.0%
  Cut-off date mortgage interest rate ...............            6.050% per annum
  Maturity date .....................................          September 11, 2032
  Anticipated repayment date ........................          September 11, 2012
  Lock-out/defeasance expiration date ...............               June 10, 2012
  Original amortization term ........................                    30 years
  Cut-off date loan-to-appraised value ratio ........                       61.5%
  Underwritten debt service coverage ratio ..........                       2.06x
  Lockbox ...........................................                        Hard
  Sponsor ...........................................         Fisher Brothers and
                                                          National Bulk Carriers,
                                                                             Inc.
  Major tenants .....................................       Neuberger Berman LLC,
                                                           Nielsen Media Research
                                                              Inc./VNU, ESPN, and
                                                         Univision Communications
  Property type .....................................     Office, together with a
                                                      detached 7-story, 750 space
                                                                parking structure
  Property size (approximate net rentable area) .....      953,786 square feet of
                                                                     office space
  Property location .................................          New York, New York
  Appraised value ...................................                $260,000,000


                          In reviewing the foregoing table, please note that:

                           o the original amortization term commences after the
                             expiration of a three year interest-only period;

                           o the underwritten debt service coverage ratio of
                             2.06x is based on projected 2004/2005 underwritten net cash flow as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 605 Third Avenue Mortgage Loan--Underwritten Debt Service Coverage Ratio" in this prospectus supplement; and

                           o a hard lockbox means, with respect to the subject
                             pooled mortgage loan, that income from the mortgaged real property is required to be deposited into a lockbox account that has been established by the borrower and is controlled by the mortgagee, and those funds are disbursed by the mortgagee to satisfy the borrower's obligations to pay, among other things, debt service payments, taxes and insurance premiums and reserve account deposits, in accordance with the related loan documents.

                          S&P and Fitch have confirmed to us that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 605 Third Avenue, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by S&P and Fitch, respectively.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 605 Third Avenue Mortgage Loan" in this prospectus supplement.

THE 1166 AVENUE OF THE AMERICAS
 MORTGAGE LOAN.........   Set forth below is loan and property information
                          with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas.



  Cut-off date principal balance ....................         $92,636,000
  Percentage of initial mortgage pool balance .......                6.4%
  Cut-off date mortgage interest rate ...............    6.354% per annum
  Maturity date .....................................    October 11, 2027
  Anticipated repayment date ........................   December 11, 2020
  Lock-out/defeasance expiration date ...............   December 10, 2018
  Original amortization term ........................ 14 years, 11 months
  Cut-off date loan-to-appraised value ratio ........               51.6%
  Underwritten debt service coverage ratio ..........               1.84x
  Lockbox ...........................................                Hard
  Sponsor ...........................................  Edward J. Minskoff
                                                           Equities, Inc.
  Major tenants .....................................    Marsh & McLennan
                                                      Companies, Inc. and
                                                      JPMorgan Chase Bank
  Property type .....................................              Office
  Property size (approximate net rentable area) ..... 560,925 square feet
  Property location .................................  New York, New York
  Appraised value ...................................        $320,000,000


                          In reviewing the foregoing table, please note that:

                           o the pooled and non-pooled mortgage loans
                             constituting the 1166 Avenue of the Americas split loan structure have a combined original amortization term of 25 years; however, it is anticipated that the 1166 Avenue of the Americas pooled mortgage loan will be paid in full as of September 11, 2017, assuming no defaults, over a term of 14 years, 11 months as set forth in the foregoing table;

                           o a hard lockbox means, with respect to the subject
                             pooled mortgage loan, that the borrower is required to cause all rents from the mortgaged real property to be deposited into a bank account under the sole dominion and control of the mortgagee; and on each monthly payment date under the related loan documents, the mortgagee will be authorized to disburse such funds in accordance with the related loan documents and apply such funds to the payment of the borrower's obligations, including, among other things, debt service payments, taxes and insurance and other required reserve account deposits; and

                           o the square footage of the 1166 Avenue of the
                             Americas mortgaged real property is comprised of one of two commercial condominium interests in the approximately 1.5 million square foot 1166 Avenue of the Americas office building.

                          S&P and Fitch have confirmed to us that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by S&P and Fitch, respectively.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan" in this prospectus supplement.

THE HAMILTON MALL
 MORTGAGE LOAN........... Set forth below is loan and property information with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hamilton Mall.


  Cut-off date principal balance .....................              $77,835,338
  Percentage of initial mortgage pool balance ........                     5.3%
  Cut-off date mortgage interest rate ................         6.950% per annum
  Maturity date ......................................            June 11, 2032
  Anticipated repayment date .........................            June 11, 2012
  Lock-out/defeasance expiration date ................           March 10, 2012
  Original amortization term .........................                 30 years
  Cut-off date loan-to-appraised value ratio .........                    68.9%
  Underwritten debt service coverage ratio ...........                    1.40x
  Lockbox ............................................                     Hard
  Sponsors ...........................................     Affiliates of Kravco
                                                        Company and J.C. Penney
                                                                  Company, Inc.
  Anchors ............................................        Macy's, Sears and
                                                                       JCPenney
  National in-line tenants ...........................  Aeropostale, Ann Taylor
                                                        Loft, The Disney Store,
                                                                  Gap/Gap Kids,
                                                          Victoria's Secret and
                                                                Limited Express
  Property type ......................................                   Retail
  Property size (approximate gross leasable area).....    1,022,007 square feet
  Property location .................................. Mays Landing, New Jersey
  Appraised value ....................................             $113,000,000


                          In reviewing the foregoing table, please note that:

                           o with respect to the anchors, Macy's and Sears each
                             leases its store from the borrower and thus both of those stores are part of the collateral for the subject pooled mortgage loan; and JCPenney owns both its store and pad, neither of which is part of the collateral for the subject pooled mortgage loan;

                           o the portion of the mortgaged real property
                             identified on Annex A-1 to this prospectus supplement as Hamilton Mall that secures the subject pooled mortgage loan is comprised of approximately 853,929 square feet; and

                           o a hard lockbox means, with respect to the subject
                             pooled mortgage loan, that income from the mortgaged real property is required to be deposited into a lockbox account that has been established by the borrower and is controlled by the mortgagee, and those funds are disbursed by the mortgagee to satisfy the borrower's obligations to pay, among other things, debt service payments, taxes and insurance premiums and reserve account deposits, in accordance with the related loan documents.

                          Fitch has confirmed to us that the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Hamilton Mall, in the context of its inclusion in the trust, has credit characteristics consistent with that of an obligation rated investment grade by Fitch.

                          See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Hamilton Mall Mortgage Loan" in this prospectus supplement.

                      LEGAL AND INVESTMENT CONSIDERATIONS


FEDERAL INCOME
 TAX CONSEQUENCES.......  The trustee or its agent will make elections to treat designated portions of the assets of the trust as multiple real estate mortgage investment conduits, or REMICs, under sections 860A through 860Gof the Internal Revenue Code of 1986, as amended. Three (3) of those multiple REMICs are as follows:

                           o REMIC I, which will consist of, among other
                             things, the pooled mortgage loans or, in four (4) cases, regular interests in a single loan REMIC that holds a pooled mortgage loan, but will exclude collections of additional interest accrued and deferred as to payment with respect to each mortgage loan with an anticipated repayment date that remains outstanding past that date;

                           o REMIC II, which will hold the regular interests in
                             REMIC I; and

                           o REMIC III, which will hold the regular interests
                             in REMIC II.

                          In addition, each of the four (4) pooled mortgage loans that currently allow for defeasance will be the primary asset of its own separate individual loan REMIC.

                          Any assets of the trust not included in a REMIC will constitute a grantor trust for federal income tax purposes.

                          The offered certificates will be treated as regular interests in REMIC III. This means that they will be treated as newly issued debt instruments for federal income tax purposes. You will have to report income on your offered certificates in accordance with the accrual method of accounting even if you are otherwise a cash method taxpayer. The offered certificates will not represent any interest in the grantor trust referred to above.

                          The class    certificates will, and the other classes
                          of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

                          When determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

                           o the pooled mortgage loans with anticipated
                             repayment dates will be paid in full on those dates,

                           o no mortgage loan in the trust will otherwise be
                             prepaid prior to maturity, and

                           o there will be no extension of maturity for any
                             mortgage loan in the trust.

                          For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.


ERISA..................   We anticipate that, subject to satisfaction of the
                          conditions referred to under "ERISA Considerations" in this prospectus supplement, retirement plans and other employee benefit plans and arrangements subject to--

                           o Title I of the Employee Retirement Income Security
                             Act of 1974, as amended, or

                           o section 4975 of the Internal Revenue Code of 1986,
                             as amended,
                          will be able to invest in the offered certificates without giving rise to a prohibited transaction. This is based upon an individual prohibited transaction exemptiongranted to a predecessor to Lehman Brothers Inc. by the U.S. Department of Labor.

                          If you are a fiduciary of any retirement plan or other employee benefit plan or arrangement subject to Title I of ERISA or section 4975 of the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of the offered certificates could give rise to a transaction that is prohibited under ERISA or section 4975 of the Internal Revenue Code of 1986, as amended. See "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus.


LEGAL INVESTMENT.......   Upon initial issuance, the class A-1, A-2, A-3, A-4,
                          B, C and D certificates will be mortgage related securities within the meaning of the Secondary
                          Mortgage Market Enhancement Act of 1984, as amended.
                          The class E, F and G certificates will not be mortgage related securities within the meaning of the Secondary
                          Mortgage Market Enhancement Act of 1984, as amended.

                          You should consult your own legal advisors to determine whether and to what extent the offered certificates will be legal investments for you. See "Legal Investment" in this prospectus supplement and in the accompanying prospectus.


INVESTMENT
 CONSIDERATIONS.........  The rate and timing of payments and other collections of principal on or with respect to the underlying mortgage loans will affect the yield to maturity on each offered certificate. In the case of any offered certificates purchased at a discount, a slower than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield. In the case of any offered certificates purchased at a premium, a faster than anticipated rate of payments and other collections of principal on the underlying mortgage loans could result in a lower than anticipated yield.

                          See "Yield and Maturity Considerations" in this prospectus supplement and in the accompanying prospectus.

                                  RISK FACTORS

     The offered certificates are not suitable investments for all investors. You should not purchase any offered certificates unless you understand and are able to bear the risks associated with those certificates.

     The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation.

     You should consider the following factors, as well as those set forth under "Risk Factors" in the accompanying prospectus, in deciding whether to purchase any offered certificates. The "Risk Factors" section in the accompanying prospectus includes a number of general risks associated with making an investment in the offered certificates.


RISKS RELATED TO THE OFFERED CERTIFICATES

     The Class B, C, D, E, F and G Certificates Are Subordinate to, and Are Therefore Riskier than, the Class A-1, A-2, A-3 and A-4 Certificates. If you purchase class B, C, D, E, F or G certificates, then your offered certificates will provide credit support to other classes of series 2002-C4 certificates. As a result, you will receive payments after, and must bear the effects of losses on the underlying mortgage loans before, the holders of those other classes of offered certificates.

     When making an investment decision, you should consider, among other things--

     o the payment priorities of the respective classes of the series 2002-C4 certificates,

     o the order in which the principal balances of the respective classes of the series 2002-C4 certificates with balances will be reduced in connection with losses and default-related shortfalls, and

     o the characteristics and quality of the mortgage loans in the trust.

     See "Description of the Mortgage Pool" and "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable," "--Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses" and "--Payments on the Offered Certificates Will Be Made Solely from the Limited Assets of the Related Trust, and Those Assets May Be Insufficient to Make All Required Payments on Those Certificates" in the accompanying prospectus.

     The Offered Certificates Have Uncertain Yields to Maturity. The yields on your offered certificates will depend on--

     o the price you paid for your offered certificates, and

     o the rate, timing and amount of payments on your offered certificates.

     The rate, timing and amount of payments on your offered certificates will depend on:

     o the pass-through rate for, and other payment terms of, your offered certificates;

     o the rate and timing of payments and other collections of principal on the underlying mortgage loans;

     o the rate and timing of defaults, and the severity of losses, if any, on the underlying mortgage loans;

     o the rate, timing, severity and allocation of other shortfalls and expenses that reduce amounts available for payment on your offered certificates;

     o the collection and payment of prepayment premiums and yield maintenance charges with respect to the underlying mortgage loans; and

     o servicing decisions with respect to the underlying mortgage loans.

     In general, these factors cannot be predicted with any certainty. Accordingly, you may find it difficult to analyze the effect that these factors might have on the yield to maturity of your offered certificates.

     See "Description of the Mortgage Pool," "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement," "Description of the Offered Certificates--Payments" and "--Reductions of Certificate Principal Balances in Connection with

Realized Losses and Additional Trust Fund Expenses" and "Yield and Maturity Considerations" in this prospectus supplement. See also "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" and "Yield and Maturity Considerations" in the accompanying prospectus.

     The Investment Performance of Your Offered Certificates May Vary Materially and Adversely from Your Expectations Because the Rate of Prepayments and Other Unscheduled Collections of Principal on the Underlying Mortgage Loans Is Faster or Slower than You Anticipated. If you purchase your offered certificates at a premium, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate faster than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase. Conversely, if you purchase your offered certificates at a discount, and if payments and other collections of principal on the mortgage loans in the trust occur at a rate slower than you anticipated at the time of your purchase, then your actual yield to maturity may be lower than you had assumed at the time of your purchase.

     You should consider that prepayment premiums and yield maintenance charges may not be collected in all circumstances. Furthermore, even if a prepayment premium or yield maintenance charge is collected and payable on your offered certificates, it may not be sufficient to offset fully any loss in yield on your offered certificates resulting from the corresponding prepayment.

     The Mortgaged Real Property that Secures the Largest Mortgage Loan in the Trust also Secures Another Mortgage Loan that Is Not in the Trust and the Interests of the Holders of that Other Mortgage Loan May Conflict with Your Interests. The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall, which mortgage loan has an unpaid principal balance of $294,734,810 and represents 20.3% of the initial mortgage pool balance, is one of two (2) mortgage loans that are part of a split loan structure, both of which are secured by a single mortgage instrument on that mortgaged real property. The Westfield Shoppingtown Valley Fair Mall mortgage loan that we intend to include in the trust is senior in right of payment to the other Westfield Shoppingtown Valley Fair Mall mortgage loan, which other mortgage loan has an unpaid principal balance of $49,736,241 and is the sole asset that directly backs the Westfield Shoppingtown Valley Fair Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C4A. The related co-lender agreement provides that the holder of the non-pooled subordinated mortgage loan in the Westfield Shoppingtown Valley Fair Mall split loan structure will have the right, subject to the conditions described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" in this prospectus supplement, to advise and direct the special servicer, subject to the requirements of the servicing standard described in this prospectus supplement, with respect to various servicing matters affecting that subordinated mortgage loan in addition to the pooled mortgage loan in that split loan structure. The holder of that subordinated mortgage loan may have interests that conflict with your interests. See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" in this prospectus supplement.

     One of the Mortgage Loans That We Intend to Include in the Trust Fund Is Being Serviced and Administered Pursuant to the Servicing Arrangements for the Securitization of a Non-Pooled Mortgage Loan That is Secured by the Same Mortgage Instrument That Secures the Pooled Mortgage Loan; Therefore, the Series 2002-C4 Certificateholders Will Have Limited Ability To Control the Servicing of That Pooled Mortgage Loan and Parties with Control Over the Servicing of That Pooled Mortgage Loan May Have Interests that Conflict with Your Interests. The pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, which mortgage loan has an unpaid principal balance of $92,636,000 and represents 6.4% of the initial mortgage pool balance, is one of two mortgage loans that are part of a split loan structure, both of which are secured by a single mortgage instrument on that mortgaged real property. The other mortgage loan secured by that mortgage instrument has an unpaid principal balance of $147,364,000, will be separately securitized and is the primary asset that directly backs the 1166 Avenue of the Americas Commercial Mortgage Trust 2002-C5, Commercial Mortgage Pass-Through Certificates, Series 2002-C5. The related intercreditor agreement that governs the relationship between the holders of the two 1166 Avenue of the Americas mortgage loans generally provides that both such mortgage loans will be serviced and administered pursuant to the series 2002-C5 trust and servicing agreement (the governing document for the 1166 Avenue of the Americas Commercial Mortgage Trust 2002-C5, Commercial Mortgage Pass-Through Certificates, Series 2002-C5 commercial mortgage securitization), which provides for servicing arrangements that are similar but not identical to those under the series 2002-C4 pooling and servicing agreement. Consequently: (a) the trustee as holder of the pooled mortgage loan will not have the ability to control the servicing and administration of the pooled mortgage loan; (b) neither the series 2002-C4 certificateholders nor the trustee on their behalf will have any right to seek damages from any party to the series 2002-C5 trust and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the pooled mortgage loan secured by the 1166 Avenue of the Americas mortgaged real property, and certain rights to payments of servicing fees and to reimbursement for advances and interest on advances; (c) neither the series 2002-C4 certificateholders nor the trustee on their behalf will have any right to replace any party servicing the pooled mortgage loan secured by the 1166 Avenue of the Americas mortgaged real property (except in the case of certain defaults by a servicer under the series 2002-C5 trust and servicing agreement relating to the mortgage loans in the 1166 split loan structure, whereby the trustee as holder of the 1166 Avenue of the Americas pooled mortgage loan has the right to direct the trustee under the series 2002-C5 trust and servicing agreement to terminate such servicer and to appoint a qualified replacement); and (d) the master servicer, special servicer and trustee under the series 2002-C4 pooling and servicing agreement may not independently exercise remedies following a default with respect to the pooled mortgage loan secured by the 1166 Avenue of the Americas mortgaged real property, and the servicing parties under the series 2002-C5 trust and servicing agreement have sole authority to exercise any and all rights and take all actions available to the series 2002-C4 certificateholders or the trustee on their behalf to protect the trust's interests with respect to that pooled mortgage loan. In addition, the legal and/or beneficial owners of the non-pooled mortgage loan secured by the 1166 Avenue of the Americas mortgaged real property, some of whom have certain rights under the series 2002-C5 trust and servicing agreement that affect the corresponding pooled mortgage loan, may have interests that conflict with your interests.

     In the event that the mortgage loans constituting the 1166 Avenue of the Americas split loan structure become specially serviced loans and a default has occurred under the 1166 Avenue of the Americas loan documents, the series 2002-C5 trust and servicing agreement provides for a fair value purchase option of both mortgage loans comprising the 1166 Avenue of the Americas split loan structure that is exercisable by each holder of the series 2002-C5 controlling class, the series 2002-C5 special servicer and the holder or holders of a majority interest in the series 2002-C4 controlling class. However, the holders of the series 2002-C4 controlling class will not have the ability to exercise the fair value purchase option under the series 2002-C5 trust and servicing agreement and purchase the 1166 Avenue of the Americas Mortgage Loan if any of the holders of the series 2002-C5 controlling class or the series 2002-C5 special servicer exercises such fair value purchase option under the series 2002-C5 trust and servicing agreement.

     See "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan."


RISKS RELATED TO THE UNDERLYING MORTGAGE LOANS

     The Absence of or Inadequacy of Insurance Coverage on the Mortgaged Properties May Adversely Affect Payments on Your Certificates. After the September 11, 2001 terrorist attacks in New York City, Washington, D.C. and Pennsylvania, some commercial insurers withdrew from lines of business with terrorism risk exposure and other commercial insurers sent provisional notices of non-renewal to commercial customers. Some state regulators have permitted insurance carriers to exclude terrorism risk from certain lines of commercial insurance, thereby decreasing the availability and increasing the cost of insurance required with respect to some of the mortgaged real properties, and other state regulators may also do so.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. At the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will continue to be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged real properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged real properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on the offered certificates. Such policies may also not provide coverage for biological, chemical or nuclear events.

     Repayment of the Underlying Mortgage Loans Depends on the Operation of the Mortgaged Real Properties. The underlying mortgage loans are secured by mortgage liens on fee and/or leasehold interests in the following types of real property:

     o regional malls,

     o other anchored retail,

     o unanchored retail,

     o other retail,

     o office,

     o multifamily rental,

     o industrial/warehouse,

     o hospitality,

     o mobile home park, and

     o other.

     The risks associated with lending on these types of real properties are inherently different from those associated with lending on the security of single-family residential properties. This is because, among other reasons, repayment of each of the underlying mortgage loans is dependent on--

     o the successful operation and value of the related mortgaged real property, and

     o the related borrower's ability to refinance the mortgage loan or sell the related mortgaged real property.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" and "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

     Risks Associated with Commercial Condominium Ownership. With regard to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas, that mortgaged real property consists of the related borrower's interest in one of two commercial condominium interests in the 1166 Avenue of the Americas building, the related 30.7616% interest in the common areas and the related voting rights in the condominium association. That condominium association has adopted certain bylaws pursuant to which a board of managers was approved for the general operation of the condominium association. Members of that board are elected by a vote of the unit owners by cumulative voting. The units held by the related borrower represent a 30.7616% interest in the total condominium units and a 30.7616% interest in the common elements of that condominium building. Currently, the related borrower controls two of the seven positions on the related board of managers. It is not anticipated that the related borrower will control such board of managers during the term of the 1166 Avenue of the Americas pooled mortgage loan.

     In addition, two other mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as 805 Peachtree and the Equinox Gym, respectively, collectively representing 0.5% of the initial mortgage pool balance, are also secured by interests in the condominium portion of the related building.

     In the case of condominiums, a board of managers generally has discretion to make decisions affecting the condominium building and there is no assurance that the borrower under a mortgage loan secured by one or more interests in that condominium will have any control over decisions made by the related board of managers. Thus, decisions made by that board of managers, including regarding assessments to be paid by the unit owners, insurance to be maintained on the condominium building and many other decisions affecting the maintenance of that building, may have a significant impact on the mortgage loans in our trust that are secured by mortgaged real properties consisting of such condominium interests. There can be no assurance that the related board of managers will always act in the best interests of the borrower under those mortgage loans. Further, due to the nature of condominiums, a default on the part of the borrower with respect to such mortgaged real properties will not allow the trustee the same flexibility in realizing on the collateral as is generally available with respect to commercial properties that are not condominiums. The rights of other unit owners, the documents governing the management of the condominium units and the state and local laws applicable to condominium units must be considered. In addition, in the event of a casualty with respect to the subject mortgaged real property, due to the possible existence of multiple loss payees on any insurance policy covering such mortgaged real property, there could be a delay in the allocation of related insurance proceeds, if any. Consequently, servicing and realizing upon the collateral described above could subject the series 2002-C4 certificateholders to a greater delay, expense and risk than with respect to a mortgage loan secured by a commercial property that is not a condominium.

     The Underlying Mortgage Loans Have a Variety of Characteristics Which May Expose Investors to Greater Risk of Default and Loss. When making an investment decision, you should consider, among other things, the following characteristics of the underlying mortgage loans and/or the mortgaged real properties for those loans. Any or all of these characteristics can affect, perhaps materially and adversely, the investment performance of your offered certificates. Several of the items below include a cross-reference to where the associated risks are further discussed in this prospectus supplement or in the accompanying prospectus. In addition, several of those items may include a cross reference to where further information about the particular characteristic may be found in this prospectus supplement.

        o The Mortgaged Real Property Will Be the Sole Asset Available to Satisfy the Amounts Owing Under an Underlying Mortgage Loan in the Event of Default. All of the mortgage loans that we intend to include in the trust are or should be considered nonrecourse loans. You should anticipate that, if the related borrower defaults on any of the underlying mortgage loans, only the mortgaged real property and any additional collateral for the relevant loan, such as escrows, but none of the other assets of the borrower, is available to satisfy the debt. Even if the related loan documents permit recourse to the borrower or a guarantor, the trust may not be able to ultimately collect the amount due under a defaulted mortgage loan or under a guaranty. None of the mortgage loans are insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Most of the Mortgage Loans Underlying Your Offered Certificates Will be Nonrecourse" in the accompanying prospectus.

        o In Some Cases, a Mortgaged Real Property Is Dependent on a Single Tenant or on One or a Few Major Tenants. In the case of 58 mortgaged real properties, securing 45.5% of the initial mortgage pool balance, the related borrower has leased the property to at least one tenant that occupies 25% or more of the particular property. In the case of 18 of those properties, securing 5.1% of the initial mortgage pool balance, the related borrower has leased the particular property to a single tenant that occupies all or substantially all of the property. Accordingly, the full and timely payment of each of the related mortgage loans is highly dependent on the continued operation of the major tenant or tenants, which, in some cases, is the sole tenant at the mortgaged real property. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--The Successful Operation of a Multifamily or Commercial Property Depends on Tenants," "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance" in the accompanying prospectus.

        o Ten Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on the Respective Borrower's Interests in Each of the Following Property Types--Retail and Office. Fifty-five
          (55)
          of the mortgaged real properties, securing 54.8% of the initial mortgage pool balance, are primarily used for retail purposes. We consider 35 of those retail properties, securing 47.3% of the initial mortgage pool balance, to be anchored or shadow anchored. A shadow anchor is a store or business that materially affects the draw of customers to a retail property, but which may be located at a nearby property or on a portion of that retail property that is not collateral for the related mortgage loan. Despite the importance of a shadow anchor to any particular retail property, the borrower and/or lender may have little or no ability to ensure that such shadow anchor continues operations at the subject site. The 55 retail properties referred to in the first sentence of this paragraph do not include the four (4) Rite Aid mortgaged real properties, which secure 0.8% of the initial mortgage pool balance.

          Nineteen (19) of the mortgaged real properties, securing 31.1% of the initial mortgage pool balance, are primarily used for office purposes. Some of those office properties are heavily dependent on one or a few major tenants that lease a substantial portion of or the entire property.

          The inclusion in the trust of a significant concentration of mortgage loans that are secured by mortgage liens on a particular type of income-producing property makes the overall performance of the mortgage pool materially more dependent on the factors that affect the operations at and value of that property type. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties That May Secure Mortgage Loans Underlying a Series of Offered Certificates" in the accompanying prospectus.

        o Five Percent or More of the Initial Mortgage Pool Balance Will Be Secured by Mortgage Liens on Real Property Located in Each of the Following States--California, New York, Virginia and New Jersey. The mortgaged real properties located in each of the following states secure mortgage loans or allocated portions of mortgage loans that represent 5.0% or more of the initial mortgage pool balance:




                                                   % OF INITIAL MORTGAGE
STATE                     NUMBER OF PROPERTIES         POOL BALANCE
----------------------   ----------------------   ----------------------
  California .........             21                       29.2%
  New York ...........             16                       27.7%
  Virginia ...........              3                        6.1%
  New Jersey .........              2                        5.9%

          The inclusion of a significant concentration of mortgage loans that are secured by mortgage liens on real properties located in a particular state makes the overall performance of the mortgage pool materially more dependent on economic and other conditions or events in that state. See "Risk Factors--Geographic Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus. The mortgaged real properties located in any given state may be concentrated in one or more areas within that state. Annex A-1 to this prospectus supplement contains the address for each mortgaged real property.

        o The Mortgage Pool Will Include Material Concentrations of Balloon Loans and Loans with Anticipated Repayment Dates. Ninety-three (93) mortgage loans, representing 40.9% of the initial mortgage pool balance, are balloon loans. In addition, 16 mortgage loans, representing 52.0% of the initial mortgage pool balance, provide material incentives for the related borrower to repay the loan by an anticipated repayment date prior to maturity. The ability of a borrower to make the required balloon payment on a balloon loan at maturity, and the ability of a borrower to repay a mortgage loan on or before any related anticipated repayment date, in each case depends upon the borrower's ability either to refinance the loan or to sell the mortgaged real property. Although a mortgage loan may provide the related borrower with incentives to repay the loan by an anticipated repayment date prior to maturity, the failure of that borrower to do so will not be a default under that loan. See "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans" in this prospectus supplement and "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--There Is an Increased Risk of Default Associated with Balloon Payments" in the accompanying prospectus.

        o The Mortgage Pool Will Include Some Disproportionately Large Mortgage Loans. The inclusion in the mortgage pool of one or more loans that have outstanding principal balances that are substantially larger than the other mortgage loans in that pool can result in losses that are more severe, relative to the size of the mortgage pool, than would be the case if the total balance of the mortgage pool were distributed more evenly. The five (5) largest mortgage loans to be included in the trust represent 47.5% of the initial mortgage pool balance, and the ten (10) largest mortgage loans to be included in the trust represent 58.6% of the initial mortgage pool balance. It has been confirmed to us by S&P and/or Fitch, however, that the four (4) largest mortgage loans in the mortgage pool, each have, in the context of their inclusion in the mortgage pool, credit characteristics consistent with investment grade-rated obligations. See "Description of the Mortgage Pool--General," "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" and "--Significant Underlying Mortgage Loans" in this prospectus supplement and "Risk Factors--Loan Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" in the accompanying prospectus.

        o The Mortgage Pool Will Include Leasehold Mortgage Loans. One (1) mortgage loan, representing 0.5% of the initial mortgage pool balance, is secured by a mortgage lien on the related borrower's leasehold interest in all or a material portion of the related mortgaged real property, but not by the corresponding fee interest in the property that is subject to the master lease. Because of possible termination of the related master lease, lending on a leasehold interest in a real property is riskier than lending on an actual ownership interest in that property notwithstanding the fact that a lender, such as the trustee on behalf of the trust, generally will have the right to cure defaults under the related master lease. See "Description of the Mortgage Pool--Additional Loan and Property Information--Master Lease" in this prospectus supplement. See also "Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Considerations" in the accompanying prospectus.

        o Some of the Mortgaged Real Properties Are Legal Nonconforming Uses or Legal Nonconforming Structures. Some of the mortgage loans are secured by a mortgage lien on a real property that is a legal nonconforming use or a legal nonconforming structure. This may impair the ability of the borrower to restore the improvements on a mortgaged real property to its current form or use following a major casualty. See "Description of the Mortgage Pool--Additional Loan and Property Information--Zoning and Building Code Compliance" in this prospectus supplement and "Risk Factors--Changes in Zoning Laws May Adversely Affect the Use or Value of a Real Property" in the accompanying prospectus.

        o Some of the Mortgaged Real Properties May Not Comply with the Americans with Disabilities Act of 1990. Some of the mortgaged real properties securing mortgage loans that we intend to include in the trust may not comply with the Americans with Disabilities Act of 1990. Compliance, if required, can be expensive. See "Risk Factors--Compliance with the Americans with Disabilities Act of 1990 May Be Expensive" and "Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the accompanying prospectus.

        o Multiple Mortgaged Real Properties Are Owned by the Same Borrower, Affiliated Borrowers or Borrowers with Related Principals or Are Occupied, in Whole or in Part, by the Same Tenant or Affiliated Tenants. Fourteen (14) separate groups of mortgage loans that we intend to include in the trust have borrowers that, in the case of each of those groups, are the same or under common control. The three
          (3) largest of these other separate groups represent 5.0%, 2.2% and 1.6%, respectively, of the initial mortgage pool balance. See "Description of the Mortgage Pool--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers" in this prospectus supplement.

          In addition, there are tenants who lease space at more than one mortgaged real property securing mortgage loans that we intend to include in the trust. Furthermore, there may be tenants that are related to or affiliated with a borrower. See Annex A-1 to this prospectus supplement for a list of the three most significant tenants at each of the mortgaged real properties used for retail, office and/or industrial purposes.

          The bankruptcy or insolvency of, or other financial problems with respect to, any borrower or tenant that is, directly or through affiliation, associated with two or more of the mortgaged real properties securing pooled mortgage loans could have an adverse effect on all of those properties and on the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans in the trust. See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's

          Ability to Refinance the Property, of Which There Is No Assurance--Tenant Bankruptcy Adversely Affects Property Performance," "--Borrower Concentration Within a Trust Exposes Investors to Greater Risk of Default and Loss" and "--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

        o Some of the Mortgaged Real Properties Are or May Be Encumbered by Additional Debt and the Ownership Interests in Some Borrowers Have Been or May Be Pledged to Secure Debt. The largest mortgage loan in the trust, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" in this prospectus supplement and which represents 20.3% of the initial mortgage pool balance, is secured by a mortgaged real property that also secures another mortgage loan in a split loan structure, which other mortgage loan is subordinate to the pooled mortgage loan. That subordinate mortgage loan is not included in the trust.

          The third largest mortgage loan in the trust, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan" in this prospectus supplement and which represents 6.4% of the initial mortgage pool balance, is secured by a mortgaged real property that also secures another mortgage loan in a split loan structure, which other mortgage loan is comprised of five components which are generally subordinate in right of payment to the pooled mortgage loan (except that the most senior of those components is pari passu in right of payment with the pooled mortgage loan subsequent to an event of default thereon). That other mortgage loan is not included in the trust.

          The fourth largest mortgage loan in the trust, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Hamilton Mall Loan" in this prospectus supplement and which represents 5.3% of the initial mortgage pool balance, permits additional financing, the proceeds of which (to the extent not used to pay reasonable closing costs and expenses) are to be used in connection with the related mortgaged real property. Such additional financing must be secured by a pledge, mortgage or encumbrance of any indirect interest in the related borrower or the related mortgaged real property, and is additionally subject to the satisfaction of certain specified legal conditions, including that--

          (a) any such mortgage on the related mortgaged real property is subordinate to the lien of such pooled mortgage loan,

          (b) the total loan-to-value ratio, after giving effect to such additional financing, is equal to or less than 70% based on a current appraisal reasonably satisfactory to the lender,

          (c) an intercreditor agreement reasonably satisfactory to the lender is executed by the lender and the provider of the additional financing,

          (d) any payments of principal and/or interest under the additional financing shall only be made from excess cash flow after debt service on such pooled mortgage loan, and

          (e) S&P and Fitch each confirm that the additional financing and related pledge, mortgage or encumbrance will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to any class of series 2002-C4 certificates by such rating agency.

          The existence of secured subordinate indebtedness may adversely affect the borrower's financial viability and/or the trust's security interest in the mortgaged real property. Any or all of the following may result from the existence of secured subordinate indebtedness on a mortgaged real property:

          1. refinancing the related underlying mortgage loan at maturity for the purpose of making any balloon payments may be more difficult;

          2. reduced cash flow could result in deferred maintenance at the particular real property;

          3. if the holder of the subordinate debt files for bankruptcy or is placed in involuntary receivership, foreclosing on the particular real property could be delayed; and

          4. if the mortgaged real property depreciates for whatever reason, the related borrower's equity is more likely to be extinguished, thereby eliminating the related borrower's incentive to continue making payments on its mortgage loan in the trust.

          With respect to three (3) of the mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Horizon (Laughlin), Horizon (Medford) and Horizon (Warrenton), collectively representing 1.5% of the initial mortgage pool balance, equity holders of the related borrowers have incurred mezzanine debt which is secured by a pledge of each such equity holders' interests in the related borrower. With respect to these mortgage loans, the relative rights of the related mortgagee and the related mezzanine lender are set forth in an intercreditor agreement. See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement.

          In the case of some of the other mortgage loans that we intend to include in the trust, including the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hamilton Mall as described above, one or more of the principals of the related borrower may in the future also incur mezzanine debt. In addition, with respect to the pooled mortgage loan secured by the mortgaged real property identified on Annex A-1 to this prospectus supplement as 605 Third Avenue, principals of the related borrower may in the future incur up to $20,000,000 of mezzanine debt, subject to certain conditions, including, without limitation, that the related borrower deliver rating agency confirmation and maintain an aggregate loan-to-value ratio of no greater than 61.5%, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 605 Third Avenue Mortgage Loan--Mezzanine Financing" in this prospectus supplement.

          Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower. Mezzanine financing reduces the indirect equity of some or all of the principals of the related borrower in the subject mortgaged real property.

          See "Description of the Mortgage Pool--Additional Loan and Property Information--Other Financing" in this prospectus supplement and "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus.

     Changes in Mortgage Pool Composition Can Change the Nature of Your Investment. If you purchase any of the class A-2, A-3, A-4, B, C, D, E, F or G certificates, you will be more exposed to risks associated with changes in concentrations of borrower, loan or property characteristics than are persons who own any other class of offered certificates with a shorter weighted average life. See "Risk Factors--Changes in Pool Composition Will Change the Nature of Your Investment" in the accompanying prospectus.

     Lending on Income-Producing Real Properties Entails Environmental
Risks. The trust could become liable for a material adverse environmental condition at any of the mortgaged real properties securing the mortgage loans in the trust. Any potential environmental liability could reduce or delay payments on the offered certificates.

     With respect to each of the mortgaged real properties securing mortgage loans that we intend to include in the trust, a third-party consultant conducted a Phase I environmental site assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 18 mortgaged real properties, securing 1.1% of the initial mortgage pool balance, conducted a transaction screen. Except in the case of five (5) mortgaged real properties, securing 0.5% of the initial mortgage pool balance, all of the environmental assessments referred to in the first sentence of this paragraph were completed during the 12-month period ending on the cut-off date. With respect to all 130 mortgaged real properties, securing 100% of the initial mortgage pool balance, the environmental assessments referred to in the first sentence of this paragraph were completed during the 24-month period preceding the cut-off date. To the extent that any Phase I environmental site assessment recommended a Phase II environmental site assessment or other follow-up measures, such Phase II or other follow-up was performed.

     In many cases, the environmental assessments described above identified the presence of asbestos-containing materials, lead-based paint and/or radon. Where a material amount of these substances were present, the environmental consultant generally recommended, and the related loan documents generally required the establishment of, or there was generally implemented, an operation and maintenance plan or the implementation of a remediation or mitigation program to address the issue. If the particular asbestos-containing materials or lead-based paint condition is significant, it could result in a claim for damages by any party injured by that condition.

     In several cases, the environmental assessments described above identified potential and, in some cases, serious problems, at properties adjacent or otherwise near to the related mortgaged real properties. In these cases, the related borrower was generally required to monitor or further mitigate the environmental condition and/or to carry out additional testing, a responsible third party was identified and/or some confirmation was sought that the responsible party was undertaking appropriate measures at the problem site.

     In other cases, the environmental assessments described above identified problems at the related mortgaged real properties. In these cases, the related borrower was required to do one or more of the following:

     o take investigative and/or remedial action if no third party was identified as being responsible for the remediation;

     o deposit a cash reserve in an amount generally equal to 125% of the estimated cost of the remediation;

     o monitor the environmental condition and/or carry out additional testing; and/or

     o obtain an environmental insurance policy;

unless a state funded program or another third party has been identified as a source of funding for remediation costs.

     In a few cases where a responsible party, other than the related borrower, had been identified with respect to a potential adverse environmental condition at a mortgaged real property securing a mortgage loan that we intend to include in the trust, the environmental consultant did not recommend that any action be taken by the related borrower. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     Furthermore, any particular environmental assessment may not have tested for all potentially adverse conditions. For example, testing for lead-based paint, lead in drinking water and radon was done only if the originating lender determined or the environmental consultant recommended that the use, age and condition of the subject property warranted that testing. There can be no assurance that--

     o the environmental assessments referred to above identified all material adverse environmental conditions and circumstances at the subject properties,

     o the recommendation of the environmental consultant was, in the case of all identified problems, the appropriate action to take, or

     o any environmental escrows that may have been established will be sufficient to cover the recommended remediation or other action.

     See "Description of the Mortgage Pool--Assessments of Property Condition--Environmental Assessments" in this prospectus supplement and "Risk Factors--Environmental Liabilities Will Adversely Affect the Value and Operation of the Contaminated Property and May Deter a Lender from Foreclosing" and "Legal Aspects of Mortgage Loans--Environmental Considerations" in the accompanying prospectus.

     Lending on Income-Producing Properties Entails Risks Related to Property Condition. Engineering firms inspected the mortgaged real properties securing all of the mortgage loans that we intend to include in the trust, during the 12-month period (or, in the case of six (6) mortgaged real properties, securing 0.7% of the initial mortgage pool balance, the 24-month period) preceding the cut-off date, to assess--

     o the structure, exterior walls, roofing, interior construction, mechanical and electrical systems, and

     o the general condition of the site, buildings and other improvements located at each property.

     In some cases, the inspections identified, at origination of the related mortgage loan, conditions requiring escrows to be established for repairs or replacements estimated to cost in excess of $100,000. In those cases, the originator generally required the related borrower to fund reserves, or deliver letters of credit or other instruments, to cover these costs.

     Property Managers and Borrowers May Each Experience Conflicts of Interest in Managing Multiple Properties. In the case of many of the mortgage loans that we intend to include in the trust fund, the related property managers and borrowers may experience conflicts of interest in the management and/or ownership of the related mortgaged real properties because:

     o the property managers also may manage additional properties, including properties that may compete with those mortgaged real properties; or

     o affiliates of the property managers and/or the borrowers, or the property managers and/or the borrowers themselves, also may own other properties, including properties that may compete with those mortgaged real properties.

     Limitations on Enforceability of Cross-Collateralization. The mortgage pool will include mortgage loans that are secured, including through cross-collateralization with other mortgage loans, by multiple mortgaged real properties. These mortgage loans are identified in the tables contained in Annex A-1 to this prospectus supplement. The purpose of securing any particular mortgage loan or group of cross-collateralized mortgage loans with multiple real properties is to reduce the risk of default or ultimate loss as a result of an inability of any particular property to generate sufficient net operating income to pay debt service. However, some of these mortgage loans may permit--

     o the release of one or more of the mortgaged real properties from the related mortgage lien, and/or

     o a full or partial termination of the applicable cross-collateralization,

in each case, upon the satisfaction of the conditions described under "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans" and "--Cross Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans With Affiliated Borrowers" in this prospectus supplement.

     If the borrower under any mortgage loan that is cross-collateralized with the mortgage loans of other borrowers, were to become a debtor in a bankruptcy case, the creditors of that borrower or the representative of that borrower's bankruptcy estate could challenge that borrower's pledging of the underlying mortgaged real property as a fraudulent conveyance. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Cross-Collateralization Arrangements" in the accompanying prospectus.

     In addition, when multiple real properties secure an individual mortgage loan or group of cross-collateralized mortgage loans, the amount of the mortgage encumbering any particular one of those properties may be less than the full amount of that individual mortgage loan or group of cross-collateralized mortgage loans, generally to avoid recording tax. This mortgage amount may equal the appraised value or allocated loan amount for the mortgaged real property and will limit the extent to which proceeds from the property will be available to offset declines in value of the other properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Two (2) cross-collateralized groups of mortgage loans that we intend to include in the trust, collectively representing 2.4% of the initial mortgage pool balance, are each secured by mortgaged real properties located in two or more states. Upon a default under any of these mortgage loans, it may not be possible to foreclose on the related mortgaged real properties simultaneously because foreclosure actions are brought in state or local court and the courts of one state cannot exercise jurisdiction over property in another state.

     Limited Information Causes Uncertainty. Some of the mortgage loans that we intend to include in the trust are loans that were made to enable the related borrower to acquire the related mortgaged real property. Accordingly, for certain of these loans limited or no historical operating information is available with respect to the related mortgaged real properties. As a result, you may find it difficult to analyze the historical performance of those properties.

     Tax Considerations Related to Foreclosure. If the trust were to acquire an underlying real property through foreclosure or similar action, the special servicer may be required to retain an independent contractor to operate and manage the property. Any net income from that operation and management, other than qualifying rents from real property within the meaning of section 856(d) of the Internal Revenue Code of 1986, as amended, as well as any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, will subject the trust to federal, and possibly state or local, tax as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality properties. Those taxes, and the cost of retaining an independent contractor, would reduce net proceeds available for distribution with respect to the series 2002-C4 certificates.

     Prior Bankruptcies. We are aware that, in the case of one (1) mortgage loan that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance, the related borrower or a principal in the related borrower has been a party to prior bankruptcy proceedings within the last ten
(10) years. There is no assurance that principals or affiliates of other borrowers have not been a party to bankruptcy proceedings. See "Risk Factors--Borrower Bankruptcy Proceedings Can Delay and Impair Recovery on a Mortgage Loan Underlying Your Offered Certificates" in the accompanying prospectus. In addition, certain tenants at some of the underlying mortgaged real properties are a party to a bankruptcy proceeding and others may, in the future, be a party to a bankruptcy proceeding.

THE AFTERMATH OF THE TERRORIST ATTACKS ON SEPTEMBER 11, 2001 MAY ADVERSELY AFFECT PAYMENTS ON THE UNDERLYING MORTGAGE LOANS AND THE VALUE OF YOUR OFFERED CERTIFICATES

     On September 11, 2001, terrorist attacks destroyed the World Trade Center Twin Towers in New York City and caused material damage to the Pentagon Building in Washington, D.C. The collapse of the World Trade Center Twin Towers and resulting fires also destroyed much of the remaining structures that comprised the World Trade Center complex and severely damaged several other surrounding buildings.

     It is impossible to predict the extent to which future terrorist activities may occur in the United States. Furthermore, it is uncertain what effects the events of September 11th, any future terrorist activities and/or any consequent actions on the part of the United States Government and others, including military action, will have on: (a) U.S. and world financial markets;
(b) local, regional and national economies; (c) real estate markets across the U.S.; (d) particular business segments, including those that are important to the performance of the real properties that secure the pooled mortgage loans; and/or (e) insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

     As a result of the foregoing, defaults on commercial real estate loans could increase; and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the offered certificates may be impaired. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates," "--The Market Value of Your Certificates May Be Adversely Affected by Factors Unrelated to the Performance of Your Offered Certificates and the Underlying Mortgage Assets, such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally" and "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" in the accompanying prospectus.


              CAPITALIZED TERMS USED IN THIS PROSPECTUS SUPPLEMENT

     From time to time we use capitalized terms in this prospectus supplement, including in Annexes A-1, A-2, A-3, A-4 and B to this prospectus supplement. Each of those capitalized terms will have the meaning assigned to it in the glossary attached to this prospectus supplement.


                           FORWARD-LOOKING STATEMENTS

     This prospectus supplement and the accompanying prospectus includes the words "expects," "intends," "anticipates," "estimates" and similar words and expressions. These words and expressions are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. These risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this prospectus supplement are accurate as of the date stated on the cover of this prospectus supplement. We have no obligation to update or revise any forward-looking statement.

                        DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     We intend to include the 114 mortgage loans identified on Annex A-1 to this prospectus supplement in the trust. The mortgage pool consisting of those loans will have an initial mortgage pool balance of $1,455,238,298. However, the actual initial mortgage pool balance may be as much as 5% smaller or larger than that amount if any of those mortgage loans are removed from the mortgage pool or any other mortgage loans are added to the mortgage pool. See "--Changes in Mortgage Pool Characteristics" below.

     The initial mortgage pool balance will equal the total cut-off date principal balance of the mortgage loans included in the trust. The cut-off date principal balance of any mortgage loan is equal to its unpaid principal balance as of the cut-off date, after application of all monthly debt service payments due with respect to the mortgage loan on or before that date, whether or not those payments were received. The cut-off date principal balance of each mortgage loan that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. Those cut-off date principal balances range from $1,054,702 to $294,734,810, and the average of those cut-off date principal balances is $12,765,248.

     Except in four (4) cases, representing 0.8% of the initial mortgage pool balance, each of the mortgage loans that we intend to include in the trust was originated by the related mortgage loan seller from whom we acquired the mortgage loan, by an affiliate of the related mortgage loan seller or by a correspondent in the related mortgage loan seller's or one of its affiliates' conduit lending program.

     The Lehman Mortgage Loan Seller is our affiliate and an affiliate of Lehman Brothers Inc. The UBS Mortgage Loan Seller is an affiliate of UBS Warburg LLC.

     Each of the mortgage loans that we intend to include in the trust is an obligation of the related borrower to repay a specified sum with interest. Each of those mortgage loans is evidenced by a promissory note and secured by a mortgage, deed of trust or other similar security instrument that creates a mortgage lien on the fee and/or leasehold interest of the related borrower or another party in one or more commercial or multifamily real properties. That mortgage lien will, in all cases, be a first priority lien, subject only to Permitted Encumbrances.

     You should consider each of the pooled mortgage loans to be a nonrecourse obligation of the related borrower. You should anticipate that, in the event of a payment default by the related borrower, recourse will be limited to the corresponding mortgaged real property or properties for satisfaction of that borrower's obligations. In those cases where recourse to a borrower or guarantor is permitted under the related loan documents, we have not undertaken an evaluation of the financial condition of any of these persons. None of the pooled mortgage loans will be insured or guaranteed by any governmental agency or instrumentality or by any private mortgage insurer.

     It has been confirmed to us by S&P and/or Fitch that seven (7) of the mortgage loans that we intend to include in the trust, representing 44.5% of the initial mortgage pool balance, have, in the context of their inclusion in the trust, credit characteristics consistent with investment grade-rated obligations.

     We provide in this prospectus supplement a variety of information regarding the mortgage loans that we intend to include in the trust. When reviewing this information, please note that--

     o All numerical information provided with respect to the mortgage loans is provided on an approximate basis.

     o All weighted average information provided with respect to the mortgage loans reflects a weighting by their respective cut-off date principal balances.

     o If a mortgage loan is secured by multiple mortgaged real properties located in more than one state or representing more than one property type, a portion of that mortgage loan has been allocated to each of those properties. Notwithstanding the foregoing, all four (4) of the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Lembi II Pool B are treated in this prospectus supplement as multifamily properties although one of those properties is an office property.

     o When information with respect to mortgaged real properties is expressed as a percentage of the initial mortgage pool balance, the percentages are based upon the cut-off date principal balances of the related mortgage loans or allocated portions of those balances.

     o Statistical information regarding the mortgage loans may change prior to the date of initial issuance of the offered certificates due to changes in the composition of the mortgage pool prior to that date.


CROSS-COLLATERALIZED MORTGAGE LOANS, MULTI-PROPERTY MORTGAGE LOANS AND MORTGAGE LOANS WITH AFFILIATED BORROWERS

     The mortgage pool will include 15 mortgage loans, representing 6.1% of the initial mortgage pool balance, that are, in each case, individually or through cross-collateralization with other pooled mortgage loans, secured by two or more real properties. However, the amount of the mortgage lien encumbering any particular one of those properties may be less than the full amount of the related mortgage loan or group of cross-collateralized mortgage loans, generally to minimize the amount of mortgage recording tax due in connection with the transaction. The mortgage amount may equal the appraised value or allocated loan amount for the particular real property. This would limit the extent to which proceeds from that property would be available to offset declines in value of the other mortgaged real properties securing the same mortgage loan or group of cross-collateralized mortgage loans.

     Some of the mortgage loans referred to in the first paragraph of this section, "--Cross-Collateralized Mortgage Loans, Multi-Property Mortgage Loans and Mortgage Loans with Affiliated Borrowers," entitle the related borrower to a release of one or more of the corresponding mortgaged real properties through
(a) partial defeasance of an amount ranging from 110% to 125% of the portion of the total loan amount allocated to the property or properties to be released or
(b) partial defeasance of an amount equal to 100% of the total loan amount for the property or properties to be released and delivery of additional Government Securities that would have been sufficient to defease an additional 25% of the defeased loan amount. See "--Terms and Conditions of the Pooled Mortgage Loans--Defeasance Loans" below.

     The table below identifies, by name of the property or property group set forth on Annex A-1 to this prospectus supplement, each group of cross-collateralized mortgage loans that represent at least 1.0% of the initial mortgage pool balance.




                                                                                                % OF INITIAL
                                                                                NUMBER OF         MORTGAGE
CROSS-COLLATERALIZED GROUPS/PROPERTY NAMES                                   MORTGAGE LOANS     POOL BALANCE
------------------------------------------                                  ----------------   -------------
Lembi II Pool A, Lembi II Pool B and Lembi II C -- 950 Franklin Street ..          3                 2.2%
Horizon (Laughlin), Horizon (Medford) and Horizon (Warrenton) ...........          3                 1.5%

     The following table identifies five (5) separate groups of mortgaged real properties that are under common ownership and/or control and that secure two or more mortgage loans or groups of mortgage loans that may or may not be cross-collateralized but represent at least 1.0% of the initial mortgage pool balance.




                                                                                                % OF INITIAL
                                                                                NUMBER OF         MORTGAGE
PROPERTY NAMES                                                               MORTGAGE LOANS     POOL BALANCE
--------------                                                              ----------------   -------------
Orange Plaza and Corporate Boulevard ....................................          2                 5.0%
Lembi II Pool A, Lembi II Pool B and Lembi II C -- 950 Franklin Street ..          3                 2.2%
Hairston Village and Parkway Crossing ...................................          2                 1.6%
Horizon (Laughlin), Horizon (Medford) and Horizon (Warrenton) ...........          3                 1.5%
77 Corporate Park and Offices at Kings Landing ..........................          2                 1.3%

TERMS AND CONDITIONS OF THE POOLED MORTGAGE LOANS

     Due Dates. Subject, in some cases, to a next business day convention--

     o Four (4) of the mortgage loans that we intend to include in the trust, representing 0.8% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the tenth day of each month, and

     o One hundred ten (110) of the mortgage loans that we intend to include in the trust, representing 99.2% of the initial mortgage pool balance, provide for scheduled debt service payments to be due on the eleventh day of each month.

     Each mortgage loan that we intend to include in the trust provides for one or both of the following--

     o a grace period for the payment of each monthly debt service payment that does not go beyond the 11th day of the month or, if that 11th day is not a business day, then beyond the next business day, and/or

     o that either Default Interest will commence accruing or late payment charges will be due in the event that a monthly debt service payment has not been made as of the 11th day of the month or, if that 11th day is not a business day, then as of the next business day.

     Mortgage Rates; Calculations of Interest. In general, each of the mortgage loans that we intend to include in the trust bears interest at a mortgage interest rate that, in the absence of default, is fixed until maturity. However, as described below under "--ARD Loans," each ARD Loan that remains outstanding past its anticipated repayment date will accrue interest after that date at a rate that is in excess of its mortgage interest rate prior to that date, but the additional interest will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     The current mortgage interest rate for each of the mortgage loans that we intend to include in the trust is shown on Annex A-1 to this prospectus supplement. As of the cut-off date, those mortgage interest rates ranged from 5.600% per annum to 8.150% per annum, and the weighted average of those mortgage interest rates was 6.664% per annum.

     Except in the case of ARD Loans, none of the mortgage loans that we intend to include in the trust provides for negative amortization or for the deferral of interest.

     Each of the pooled mortgage loans will accrue interest on the basis of either:

     (a) the actual number of days elapsed during each one-month accrual period in a year of 360 days (110 mortgage loans, representing 99.2% of the initial mortgage pool balance); or

     (b) a 360-day year consisting of twelve 30-day months (four (4) mortgage loans, representing 0.8% of the initial mortgage pool balance).

     Balloon Loans. Ninety-three (93) of the mortgage loans that we intend to include in the trust, representing 40.9% of the initial mortgage pool balance, are characterized by--

     o an amortization schedule that is significantly longer than the actual term of the mortgage loan, and

     o a substantial balloon payment being due with respect to the mortgage loan on its stated maturity date.

     ARD Loans. Sixteen (16) of the mortgage loans that we intend to include in the trust, representing 52.0% of the initial mortgage pool balance, are characterized by the following features:

     o A maturity date that is at least 20 years following origination.

     o The designation of an anticipated repayment date that is generally five to ten years following origination. The anticipated repayment date for each of the ARD Loans is listed on Annex A-1 to this prospectus supplement.

     o The ability of the related borrower to prepay the mortgage loan, without restriction, including without any obligation to pay a prepayment premium or a yield maintenance charge, at any time on or after a date that is generally (except as described in the following paragraph) not more than six months prior to the related anticipated repayment date.

     o Until its anticipated repayment date, the calculation of interest at its initial mortgage interest rate.

     o From and after its anticipated repayment date, the accrual of interest at a revised annual rate that will be at least two percentage points in excess of its initial mortgage interest rate.

     o The deferral of any additional interest accrued with respect to the mortgage loan from and after the related anticipated repayment date at the difference between its revised mortgage interest rate and its initial mortgage interest rate. This Post-ARD Additional Interest may, in some cases, compound at the new revised mortgage interest rate. Any Post-ARD Additional Interest accrued with respect to the mortgage loan following its anticipated repayment date will not be payable until the entire principal balance of the mortgage loan has been paid in full.

     o From and after its anticipated repayment date, the accelerated amortization of the mortgage loan out of any and all monthly cash flow from the corresponding mortgaged real property which remains after payment of the applicable monthly debt service payment, permitted operating expenses, capital expenditures and/or specified reserves, as the case may be. These accelerated amortization payments and the Post-ARD Additional Interest are considered separate from the monthly debt service payments due with respect to the mortgage loan.

     In the case of the 1166 Avenue of the Americas Mortgage Loan, the 1166 Avenue of the Americas Borrower has the ability to prepay the mortgage loan at any time on or after a date that is two years prior to the anticipated repayment date, which is December 11, 2020. However, it is anticipated that the 1166 Avenue of the Americas Mortgage Loan will be fully paid as of September 11, 2017, assuming no defaults.

     As discussed under "Ratings" in this prospectus supplement, the ratings on the respective classes of offered certificates do not represent any assessment of whether any ARD Loan will be paid in full by its anticipated repayment date or whether and to what extent Post-ARD Additional Interest will be received.

     In the case of the ARD Loans that we intend to include in the trust, the related borrower has agreed to enter into a cash management agreement no later than the related anticipated repayment date, if it has not already done so. The related borrower or the manager of the corresponding mortgaged real property will be required under the terms of that cash management agreement to deposit or cause the deposit of all revenue from that property received after the related anticipated repayment date into a designated account controlled by the lender under the ARD Loan.

     Fully Amortizing Loans. Five (5) of the mortgage loans that we intend to include in the trust, representing 7.1% of the initial mortgage pool balance, are characterized by--

     o constant scheduled debt service payments throughout the substantial term of the mortgage loan, and

     o an amortization schedule that is approximately equal to the actual term of the mortgage loan.

     These fully amortizing mortgage loans do not have either--

     o an anticipated repayment date, or

     o the associated repayment incentives.

     Amortization of Principal. The table below shows, in months, the original and, as of the cut-off date, the remaining amortization schedules and terms to maturity for the mortgage loans that we expect to back the offered certificates or the specified sub-groups of those mortgage loans. For purposes of the following table, the ARD Loans are assumed to mature on their respective anticipated repayment dates.




                                                                         FULLY         ALL
                                                                      AMORTIZING     MORTGAGE
                                      BALLOON LOANS     ARD LOANS        LOANS        LOANS
                                     ---------------   -----------   ------------   ---------
ORIGINAL TERM TO MATURITY (MOS.)
Maximum ..........................         144         120           265               265
Minimum ..........................          57         119           179                57
Weighted Average .................         107         120           188               119
REMAINING TERM TO MATURITY (MOS.)
Maximum ..........................         143         120           205               205
Minimum ..........................          57         114           179                57
Weighted Average .................         105         118           182               118
ORIGINAL AMORTIZATION TERM (MOS.)
Maximum ..........................         360         360           265               360
Minimum ..........................         240         300           179               179
Weighted Average .................         348         358           188               342
REMAINING AMORTIZATION TERM (MOS.)
Maximum ..........................         360         360           205               360
Minimum ..........................         238         299           179               179
Weighted Average .................         347         357           182               340

     With respect to five (5) mortgage loans that we intend to include in the trust, collectively representing 14.8% of the initial mortgage pool balance, payments of interest only are made during a specified period (ranging from nine
(9) to 36 months on a loan-by-loan basis) following origination of those mortgage loans. Accordingly, the original and remaining amortization terms in the table above for each of those five (5) mortgage loans is calculated assuming the amortization term commences as of the end of the interest-only period.

     Some of the pooled mortgage loans will, in each case, provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance.

     Prepayment Provisions. At origination, all of the mortgage loans that we intend to include in the trust provided for a prepayment lock-out period, during which voluntary principal prepayments are prohibited, followed by one or more of the following--

     o a prepayment lock-out/defeasance period, during which voluntary principal prepayments are still prohibited, but the related borrower may obtain a release of the related mortgaged real property through defeasance,

     o a prepayment consideration period, during which voluntary prepayments are permitted, subject to the payment of a yield maintenance premium or other additional consideration for the prepayment, and

     o an open prepayment period, during which voluntary principal prepayments may be made without any prepayment consideration.

     In the case of four (4) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid Santa Monica, Rite Aid Dayton, Rite Aid Pikesville and Rite Aid Philadelphia, respectively, representing 0.8% of the initial mortgage pool balance, the related loan documents currently provide for a prepayment lock-out/defeasance period. In addition, in the case of two (2) other mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 as Shady Springs Plaza and Morningside Plaza, respectively, representing 0.4% of the initial mortgage pool balance, the prepayment lock-out period has expired and the related loan documents currently provide for a prepayment consideration period.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Pooled Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below.

     The prepayment terms of each of the mortgage loans that we intend to include in the trust are more particularly described in Annex A-1 to this prospectus supplement.

     As described below under "--Defeasance Loans," most of the pooled mortgage loans will permit the related borrower to obtain a full or partial release of the corresponding mortgaged real property from the related mortgage lien by delivering Government Securities. Except for four (4) mortgage loans that we intend to include in the trust, secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Rite Aid Santa Monica, Rite Aid Dayton, Rite Aid Pikesville and Rite Aid Philadelphia, respectively, representing 0.8% of the initial mortgage pool balance, none of these mortgage loans will permit defeasance prior to the second anniversary of the date of initial issuance of the offered certificates. If any of those four (4) mortgage loans defease prior to the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller will be obligated to repurchase the defeased loan as described under "--Cures and Repurchases" below.

     Prepayment Lock-Out/Defeasance Periods. Except with respect to two (2) mortgage loans, as of the cut-off date, all of the mortgage loans that we intend to include in the trust provide for prepayment lock-out or prepayment lock-out/defeasance periods. Except with respect to seven (7) mortgage loans, representing 2.0% of the initial mortgage pool balance, the initial prepayment lock-out period for each pooled mortgage loan is followed by a defeasance period during which principal prepayments are still prohibited, except in certain cases during the final one to six months of the loan term during which the open prepayment period is in effect. With respect to those pooled mortgage loans that currently provide for a prepayment lock-out or a prepayment lock-out/defeasance period--

     o the maximum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 205 months,

     o the minimum remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 25 months, and

     o the weighted average remaining prepayment lock-out or prepayment lock-out/defeasance period as of the cut-off date is 114 months.

     Notwithstanding otherwise applicable lock-out periods, partial prepayments of some of the pooled mortgage loans may occur under the circumstances described under "--Terms and Conditions of the Pooled Mortgage
Loans--Prepayment Provisions--Other Prepayment Provisions" below.

     Prepayment Consideration Periods. Five (5) of the mortgage loans, representing 1.6% of the initial mortgage pool balance, provide for a period, following their initial prepayment lock-out periods, when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal an amount calculated based on a yield maintenance formula or the greater of--

     o an amount calculated based on a yield maintenance formula, and

     o a percentage of the amount prepaid.

     Two (2) other mortgage loans, representing 0.4% of the initial mortgage pool balance, provide for, following their initial prepayment lock-out periods, a prepayment consideration period when the loan is voluntarily prepayable with the payment of an additional prepayment consideration. That prepayment consideration will equal a percentage of the amount prepaid, which percentage declines over time.

     Prepayment premiums and yield maintenance charges received on the pooled mortgage loans, whether in connection with voluntary or involuntary prepayments, will be allocated and paid to the persons, in the amounts and in accordance with the priorities described under "Description of the Offered Certificates--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" in this prospectus supplement. However, limitations may exist under applicable state law on the enforceability of the provisions of the pooled mortgage loans that require payment of prepayment premiums or yield maintenance charges. In addition, in the event of a liquidation of a defaulted mortgage loan in the trust, prepayment consideration will be one of the last items to which the related liquidation proceeds will be applied. Neither we nor the underwriters make any representation or warranty as to the collectability of any prepayment premium or yield maintenance charge with respect to any of the mortgage loans included in the trust. See "Risk Factors--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Prepayment Premiums, Fees and Charges" and "Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the accompanying prospectus.

     Open Prepayment Periods. Without regard to the 1166 Avenue of the Americas Mortgage Loan (which, in the absence of default, would be paid to zero before the commencement of any open prepayment period), eighty-four (84) of the mortgage loans that we intend to include in the trust, representing 83.6% of the initial mortgage pool balance, provide for an open prepayment period. That open prepayment period generally begins not more than six months prior to stated maturity or, in the case of an ARD Loan, prior to the related anticipated repayment date.

     Other Prepayment Provisions. Generally, the mortgage loans that we intend to include in the trust provide that condemnation proceeds and insurance proceeds may be applied to reduce the mortgage loan's principal balance, to the extent such funds will not be used to repair the improvements on the mortgaged real property or given to the related borrower, in many or all cases without prepayment consideration. In addition, some of the mortgage loans that we intend to include in the trust may also in certain cases permit, in connection with the lender's application of insurance or condemnation proceeds to a partial prepayment of the related mortgage loan, the related borrower to prepay the entire remaining principal balance of the mortgage loan, in many or all cases without prepayment consideration.

     Investors should not expect any prepayment consideration to be paid in connection with any partial or full prepayment described in the prior paragraph.

     Defeasance Loans. One hundred seven (107) of the mortgage loans that we intend to include in the trust, representing 98.0% of the initial mortgage pool balance, permit the respective borrowers to defease the subject mortgage loan in whole or, in some cases, in part, during a period that voluntary prepayments are prohibited. Each of these mortgage loans permits the related borrower, during specified periods and subject to specified conditions, to defease the mortgage loan, in whole or, in certain cases, in part, by pledging to the holder of the mortgage loan the requisite amount of Government Securities and obtaining a release of the related mortgaged real property or, if applicable, one or more of the related mortgaged real properties.

     In general, the Government Securities that are to be delivered in connection with the defeasance of any mortgage loan, must provide for a series of payments that:

     o will be made prior, but as closely as possible, to all successive due dates through and including the maturity date or, if applicable, the related anticipated repayment date or, in some instances, the expiration of the prepayment lock-out period; and

     o will, in the case of each due date, be in a total amount equal to or greater than the scheduled debt service payment, including any applicable balloon payment, scheduled to be due or deemed due on that date, with any excess to be returned to the related borrower;

provided that, for purposes of the foregoing, ARD Loans are treated as if they were balloon loans that mature on their respective anticipated repayment dates.


     If fewer than all of the real properties securing any particular multi-property mortgage loan or group of cross-collateralized mortgage loans are permitted by the related loan documents to be released in connection with any defeasance, then either: (a) the amount to be defeased will equal an amount ranging from 110% to 125% of the allocated loan amount for the property or properties to be released; or (b) the amount to be defeased will equal 100% of the loan amount for the property or properties to be released and the subject borrower will also be required to deliver additional Government Securities that would have been sufficient to defease an additional 25% of that loan amount being defeased.

     All of the cross-collateralized mortgage loans and individual multi-property mortgage loans that we intend to include in the trust, may be partially defeased during the applicable defeasance period, whereupon the mortgage on the defeased mortgaged real property or properties would be released and the cross-collateralization would terminate as to that property or properties.

     In connection with any delivery of defeasance collateral, the related borrower will be required to deliver a security agreement granting the trust a first priority security interest in the collateral, together with an opinion of counsel confirming the first priority status of the security interest. Also, a borrower will generally be required to deliver a certification from an independent accounting firm to the effect that the defeasance collateral is sufficient to make all scheduled debt service payments under the related mortgage loan through maturity or, if applicable, the related anticipated repayment date.

     With four (4) exceptions, none of the mortgage loans that we intend to include in the trust may be defeased prior to the second anniversary of the date of initial issuance of the series 2002-C4 certificates. The exceptions referred to in the preceding sentence are four (4) mortgage loans, collectively representing 0.8% of the initial mortgage pool balance, that may be defeased at any time. The defeasance of any of those four (4) mortgage loans prior to the second anniversary of the date of initial issuance of the offered certificates will trigger a repurchase obligation on the part of the related mortgage loan seller. See "--Cures and Repurchases" below. Each of these four (4) mortgage loans is the primary asset of a single loan REMIC.

     In general, the defeasance collateral will consist of U.S. Treasury securities. However, subject to obtaining ratings confirmations from the related rating agencies, some borrowers may be entitled to defease their respective mortgage loans with other types of obligations that constitute Government Securities.

     Due-on-Sale and Due-on-Encumbrance Provisions. All of the mortgage loans that we intend to include in the trust contain both a due-on-sale clause and a due-on-encumbrance clause. In general, except for the permitted transfers discussed below in this "--Due-on-Sale and Due-on-Encumbrance Provisions" subsection, these clauses either:

     o permit the holder of the related mortgage to accelerate the maturity of the mortgage loan if the borrower sells or otherwise transfers or encumbers the corresponding mortgaged real property, or

     o prohibit the borrower from transferring or encumbering the corresponding mortgaged real property without the consent of the holder of the mortgage.


     See, however, "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable--Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, Are Highly Unpredictable" and "--Some Provisions in the Mortgage Loans Underlying Your Offered Certificates May Be Challenged as Being Unenforceable--Due-on-Sale and Debt Acceleration Clauses" and "Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance Provisions" in the accompanying prospectus.

     All of the mortgage loans that we intend to include in the trust permit one or more of the following types of transfers:

     o transfers of the corresponding mortgaged real property if specified conditions are satisfied, which conditions normally include one or both of the following--

       1. confirmation by each applicable rating agency that the transfer will not result in a qualification, downgrade or withdrawal of any of its then current ratings of the certificates, or

       2.  the reasonable acceptability of the transferee to the lender;

     o a transfer of the corresponding mortgaged real property to a person that is affiliated with or otherwise related to the borrower;

     o transfers by the borrower of the corresponding mortgaged real property to specified entities or types of entities;

     o issuance by the borrower of new partnership or membership interests;

     o changes in ownership between existing shareholders, partners or members, as applicable, of the related borrower;

     o a transfer of non-controlling ownership interests in the related borrower;

     o transfers of interests in the related borrower for estate planning purposes or otherwise upon the death of a principal; or

     o other transfers similar in nature to the foregoing.


MORTGAGE POOL CHARACTERISTICS

     A detailed presentation of various characteristics of the mortgage loans that we intend to include in the trust, and of the corresponding mortgaged real properties, on an individual basis and in tabular format, is shown on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this prospectus supplement. The statistics in the tables and schedules on Annex A-1, Annex A-2, Annex A-3 and Annex A-4 to this prospectus supplement were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. The information and the operating statements were generally unaudited and have not been independently verified by us or the underwriters.


SPLIT LOAN STRUCTURE

     The mortgage pool will include two mortgage loans that are each part of a separate split loan structure. A split loan structure generally consists of two or more mortgage loans that are each evidenced by a separate promissory note, but that are both or all, as the case may be, secured by the same mortgage instrument or instruments encumbering the related mortgaged real property or properties. The mortgage loans constituting a split loan structure are generally cross-defaulted. The allocation of payments to the respective notes in a split loan structure, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either reflected in the subject promissory notes and/or a common loan agreement or effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the mortgage loans in the split loan structure.

     The following two (2) pooled mortgage loans are each part of a separate split loan structure: (a) the Westfield Shoppingtown Valley Fair Mall Mortgage Loan, which represents 20.3% of the initial mortgage pool balance, is one of two (2) mortgage loans secured by the Westfield Shoppingtown Valley Fair Mortgaged Property; and (b) the 1166 Avenue of the Americas Mortgage Loan, which represents 6.4% of the initial mortgage pool balance, is one of two (2) mortgage loans secured by the 1166 Avenue of the Americas Mortgaged Property. For a discussion of these mortgage loans, we refer you to the sections entitled "--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan" and "--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan" below.


SIGNIFICANT UNDERLYING MORTGAGE LOANS

     General. The mortgage pool will include four (4) mortgage loans that have, in each such case, a cut-off date principal balance in excess of 5.0% of the initial mortgage pool balance.

     The Valley Fair Mall Mortgage Loan.

     General. The Valley Fair Mall Mortgage Loan, which has a cut-off date principal balance of $294,734,810 and represents 20.3% of the initial mortgage pool balance, is one of two (2) mortgage loans secured by the same mortgage instrument on the Valley Fair Mall Mortgaged Property. The other mortgage loan, which will not be included in the trust, is identified in this prospectus supplement as the Valley Fair Mall Companion Loan. The Valley Fair Mall Mortgage Loan is senior in right of payment to the Valley Fair Mall Companion Loan, which has an unpaid principal balance of $49,736,241 and is the sole asset that backs the Westfield Shoppingtown Valley Fair Mall Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C4A. The Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan, which together constitute the Valley Fair Mall Loan Pair, are both secured, pursuant to a single mortgage instrument, by a first priority mortgage lien on the fee simple interest of the Valley Fair Mall Borrower in the Valley Fair Mall Mortgaged Property. The mortgage loans in the Valley Fair Mall Loan Pair are both obligations of the Valley Fair Mall Borrower and are cross-defaulted.

     The Valley Fair Mall Mortgaged Property, which comprises approximately 714,603 square feet, consists of the Valley Fair Mall Borrower's fee simple interest in a portion of the Westfield Shoppingtown Valley Fair Mall, an approximately 1,449,331 square foot, super-regional mall located in Santa Clara, California. The Valley Fair Mall Mortgaged Property consists of a 45,000 square foot Safeway store and 669,603 square feet of in-line mall space at the Westfield Shoppingtown Valley Fair Mall. The Westfield Shoppingtown Valley Fair Mall is anchored by three national anchors, which own their stores and pads. As a result, those stores and pads are not part of the Valley Fair Mall Mortgaged Property. See "--Westfield Shoppingtown Valley Fair Mall" below.

     S&P and Fitch have confirmed to us that the Valley Fair Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by S&P and Fitch, respectively.

     The Valley Fair Mall Borrower and Sponsors. The Valley Fair Mall Borrower is VF Mall LLC, a Delaware limited liability company, which is a single-purpose entity, sponsored and controlled by Westfield America, Inc. and JPMorgan Chase Bank, as trustee for the Commingled Pension Trust Fund (Strategic Property) ("J.P. Morgan Strategic Property Fund," and, together with Westfield America, Inc., the "Valley Fair Mall Sponsors"), each of which owns a 50.0% indirect interest in the Valley Fair Mall Borrower. Westfield America, Inc. is the U.S.-based affiliate of Westfield America Trust, the second largest publicly traded property trust in Australia. Westfield America Trust is listed on the Australian Stock Exchange under the symbol WFA. As of June 30, 2002, Westfield America Trust reported that it had interests in 61 Westfield Shoppingtown-branded shopping centers, comprised of super-regional and regional malls and power centers, located across the United States. The portfolio comprises approximately 62.4 million square feet of retail space with approximately 8,300 retailers. J.P. Morgan Strategic Property Fund is a commingled real estate fund managed by J.P. Morgan Investment Management, Inc., a subsidiary of J.P. Morgan Chase & Co., Inc.

     Interest Rate; Application of Payments; Prepayments; Defeasance. Each of the mortgage loans in the Valley Fair Mall Loan Pair is an ARD Loan with an anticipated repayment date of July 11, 2012 and a stated maturity date of July 11, 2032. The Valley Fair Mall Loan Pair will accrue interest on an Actual/360 Basis. The Valley Fair Mall Mortgage Loan consists of a single loan component, and the Valley Fair Mall Companion Loan consists of multiple loan components, each with the same component interest rate. Until the related anticipated repayment date, in the absence of default, the Valley Fair Mall Mortgage Loan and each component of the Valley Fair Mall Companion Loan will accrue interest at 6.301% per annum. From and after the related anticipated repayment date, in the absence of default, the Valley Fair Mall Loan Pair will accrue interest at a revised weighted average interest rate equal to the greater of (a) 11.301% per annum and (b) a specified treasury rate plus 5%.

     On the 11th day of each month through and including the anticipated repayment date, the Valley Fair Mall Borrower is required to make a constant monthly debt service payment on the Valley Fair Mall Loan Pair equal to $2,135,681 (based on a 30-year amortization schedule), to be applied to interest and principal as provided below. The Valley Fair Mall Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Commencing with the first due date following the cut-off date, the debt service payment will be applied:

     o first, on a pro rata basis, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of the Valley Fair Mall Mortgage Loan at its regular interest rate;

     o second, to pay principal on the Valley Fair Mall Mortgage Loan, in an aggregate amount calculated in accordance with the amortization schedule described above;

     o third, to pay unpaid interest, other than Post-ARD Additional Interest, accrued on the principal balance of each of the components of the Valley Fair Mall Companion Loan at their respective regular interest rates;

     o fourth, to pay principal on the Valley Fair Mall Mortgage Loan, until the principal balance of such mortgage loan is reduced to zero; and

     o fifth, to pay principal on the Valley Fair Mall Companion Loan, until the principal balance of the Valley Fair Mall Companion Loan is reduced to zero.

     From and after its anticipated repayment date, the excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service, certain reserves and other mortgagee approved expenditures) from the Valley Fair Mall Mortgaged Property will be applied toward additional amortization of the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan, in that order. The payment of any Post-ARD Additional Interest accrued on the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan will be deferred until the principal balance of both mortgage loans in the Valley Fair Mall Loan Pair are repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The Valley Fair Mall Borrower is prohibited from voluntarily prepaying either of the mortgage loans in the Valley Fair Mall Loan Pair, in whole or in part, prior to January 11, 2012. On and after January 11, 2012, the Valley Fair Mall Borrower may prepay the Valley Fair Mall Loan Pair, in whole (but, prior to the Anticipated Repayment Date, not in part), without payment of any prepayment consideration.

     The Valley Fair Mall Borrower may defease the Valley Fair Mall Loan Pair, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2002-C4 certificates and prior to the anticipated repayment date, and by doing so obtain the release of the Valley Fair Mall Mortgaged Property. A defeasance will be effected by the Valley Fair Mall Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Valley Fair Mall Borrower under the Valley Fair Mall Loan Pair and that are sufficient to pay off the Valley Fair Mall Loan Pair in its entirety on its anticipated repayment date.

     The Valley Fair Mall Borrower's right to defease the Valley Fair Mall Loan Pair is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C4 certificates by such rating agency.

     Servicing of the Valley Fair Mall Loan Pair. The related co-lender agreement provides that the master servicer and special servicer will service and administer both mortgage loans in the Valley Fair Mall Loan Pair pursuant to the series 2002-C4 pooling and servicing agreement for so long as the Valley Fair Mall Mortgage Loan is part of the trust. In the event that the Valley Fair Mall Loan Pair becomes specially serviced and a scheduled payment on the Valley Fair Mall Loan Pair is at least 60 days delinquent, the Valley Fair Mall Companion Loan Noteholder has the option to purchase the Valley Fair Mall Mortgage Loan from the trust at a price generally equal to the unpaid principal balance of the Valley Fair Mall Mortgage Loan, together with all unpaid interest on that loan (other than post-ARD additional interest or Default Interest) at the related mortgage interest rate and any outstanding servicing expenses, advances and interest on advances for which the Valley Fair Mall Borrower is responsible. No prepayment consideration will be payable in connection with such a purchase of the Valley Fair Mall Mortgage Loan. Further, if the principal amount of the Valley Fair Mall Companion Loan, less any existing related Appraisal Reduction Amount, is at least equal to 50% of the original principal amount of that loan, the Valley Fair Mall Companion Loan Noteholder will be entitled to advise and direct the special servicer with respect to certain specified actions generally involving foreclosure or material modification of the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan. However, no advice or direction may require or cause the special servicer to violate any provision of the series 2002-C4 pooling and servicing agreement, including the special servicer's obligation to act in accordance with the Servicing Standard. See "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" in this prospectus supplement.

     Westfield Shoppingtown Valley Fair Mall. The Westfield Shoppingtown Valley Fair Mall is an approximately 1,449,331 square foot, two-level enclosed super-regional mall located in Santa Clara, California. The Westfield Shoppingtown Valley Fair Mall was originally developed in 1986. Westfield America, Inc. undertook a two-phase expansion and major renovation of the Westfield Shoppingtown Valley Fair Mall, completing the first phase in March 2001 and the second phase March 2002, at a total cost, according to information provided by the Valley Fair Mall Borrower, of approximately $175,000,000. The first phase included the construction of a new Nordstrom store and a new two-level mall addition containing approximately 275,000 square feet and 76 retailers, which addition links the Nordstrom store to Macy's. The second phase reconfigured approximately 56,000 square feet of space, adding another 30 in-line shops. The Westfield Shoppingtown Valley Fair Mall is anchored by Nordstrom, Macy's and Macy's Men's and Home Store with an aggregate of 734,728 square feet, comprising 50.7% of the total gross leasable area. The anchors own their stores and the pads on which they are built, which stores and pads are not part of the Valley Fair Mall Mortgaged Property. The Valley Fair Mall Mortgaged Property aggregates 714,603 square feet consisting of a 45,000 square foot Safeway supermarket as well as in-line mall space which totals 669,603 square feet, comprising 46.2% of the total gross leasable area, offering approximately 226 in-line and specialty shops and a 12-unit food court. Nationally recognized retail tenants include Abercrombie & Fitch, Banana Republic, A/X Armani, Tiffany & Co., Pottery Barn, Gap/Gap Kids, Louis Vuitton and Victoria's Secret. As reported by the Borrower, in-line store sales for the year ended 2001, based on pre-expansion comparable tenants, were $704 per square foot, and in-line tenant occupancy costs as a percentage of sales were 10.9%. As of July 16, 2002, based on square footage leased, in-line occupancy at the Westfield Shoppingtown Valley Fair Mall was 91.5% and overall mall occupancy was 96.1%.


     The tables below provide the indicated information regarding tenants and leases at the Westfield Shoppingtown Valley Fair Mall, based on the July 16, 2002 rent roll.


                       GROSS LEASABLE AREA (GLA) OVERVIEW
                 OF THE WESTFIELD SHOPPINGTOWN VALLEY FAIR MALL



                                        APPROXIMATE                     ANCHOR LEASE
STORE                                   SQUARE FEET     AS % OF GLA      EXPIRATION
------------------------------------   -------------   -------------   -------------
    ANCHORS
     Macy's ........................       316,478          21.8%            NAP
     Macy's Men's and Home .........       249,500          17.2             NAP
     Nordstrom .....................       168,750          11.6             NAP
                                           -------         -----
    TOTAL ANCHOR SPACE .............       734,728          50.7%
    Safeway ........................        45,000           3.1
    In-Line Mall Space .............       669,603          46.2
                                           -------         -----
    TOTAL GLA ......................     1,449,331         100.0%

     The following should be noted with respect to the table above--


     o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.


     o The anchors own their stores and pads, which are not part of the loan collateral.


     o NAP means not applicable as the anchor owns its store and pad.


  FIVE LARGEST IN-LINE TENANTS AT THE WESTFIELD SHOPPINGTOWN VALLEY FAIR MALL



                                   APPROXIMATE          LEASE
TENANT                             SQUARE FEET     EXPIRATION DATE
-------------------------------   -------------   ----------------
    Banana Republic ...........       27,645          3/21/2007
    Gap/Gap Kids ..............       21,383         11/30/2005
    Organized Living ..........       20,469         12/31/2009
    Copeland's Sports .........       17,811         11/30/2005
    Victoria's Secret .........       14,581          1/31/2013
                                      ------
    TOTAL .....................      101,889

LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT THE WESTFIELD SHOPPINGTOWN
                               VALLEY FAIR MALL



                                            APPROXIMATE          AS % OF
                                         EXPIRING IN-LINE     TOTAL IN-LINE
YEAR                                        SQUARE FEET        SQUARE FEET     CUMULATIVE %
-------------------------------------   ------------------   --------------   -------------
    2002 ............................           3,755               0.6%            0.6%
    2003 ............................          17,391               2.6             3.2
    2004 ............................          20,285               3.0             6.2
    2005 ............................          55,833               8.3            14.5
    2006 ............................          19,581               2.9            17.4
    2007 ............................          93,420              14.0            31.4
    2008 ............................          39,414               5.9            37.3
    2009 ............................          28,602               4.3            41.6
    2010 ............................          28,630               4.3            45.8
    2011 ............................          95,544              14.3            60.1
    2012 and beyond .................         210,279              31.4            91.5
    Vacant ..........................          56,869               8.5           100.0%
                                              -------             -----
    TOTAL ...........................         669,603             100.0%
                                              -------             -----
    5 year average rollover .........          23,369               3.5%
    7 year average rollover .........          35,668               5.3%

     The following should be noted with respect to the table above--

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o Expiring square feet in 2002 includes any month-to-month tenants.

     o The expiring square feet in 2003 is exclusive of the 45,000 square feet related to Safeway. Safeway's lease expires in 2003, however the tenant has four additional renewal options of five years each.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Valley Fair Mall Mortgaged Property is managed by Westfield Corporation, Inc., an affiliate of one of the Valley Fair Mall Sponsors.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in May 2002 by a third-party appraiser, the appraised value of the Valley Fair Mall Mortgaged Property is $565,000,000. Based on that appraised value, the Valley Fair Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 52.2%, and the combined Cut-off Date Loan-to-Value Ratio for the entire Valley Fair Mall Loan Pair (calculated as if the Valley Fair Mall Loan Pair were a single pooled mortgage loan) is 61.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Valley Fair Mall Mortgaged Property was calculated to be $42,049,329. Based on that U/W Net Cash Flow, the Valley Fair Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.87x, and the combined Underwritten Debt Service Coverage Ratio for the entire Valley Fair Mall Loan Pair (calculated as if the Valley Fair Mall Loan Pair were a single pooled mortgage loan) is 1.64x.


     Replacement and Rollover Reserve Guaranty. The Valley Fair Mall Sponsors have executed a guaranty (the "Valley Fair Mall Replacement and Rollover Reserve Guaranty") in favor of the mortgagee, under which the Valley Fair Mall Sponsors jointly and severally guarantee to the mortgagee the payment and performance of (a) certain leasing expenses, maintenance or repair expenses incurred by the Valley Fair Mall Borrower which are approved by the mortgagee and the work associated with such expenses, in accordance with the related loan documents, and (b) the completion of certain specified improvements or other work to be performed by or on behalf of the Valley Fair Mall Borrower under certain leases. The Valley Fair Mall Sponsors' liability under the Valley Fair Mall Replacement and Rollover Reserve Guaranty is limited to the difference between (x) the amounts that the Valley Fair Mall Borrower would have been required to deposit in the replacement and rollover reserve account had its monthly deposit been calculated based upon the underwritten $1.20 per square foot of in-line tenant space and had the Valley Fair Mall Replacement and Rollover Reserve Cap not been in effect and (y) the amount actually deposited in the replacement and rollover reserve account by the Valley Fair Mall Borrower, as described under "--Reserves and Escrows" below.

     Insurance Premiums Guaranty. The Valley Fair Mall Sponsors have a executed guaranty of insurance premiums and deductibles (the "Valley Fair Mall Insurance Guaranty") in favor of the mortgagee. Under the Valley Fair Mall Insurance Guaranty, the Valley Fair Mall Sponsors guarantee the payment of all insurance premiums in accordance with the terms and provisions of the related loan agreement and the payment of any deductibles under any liability policies required under the related loan agreement in the event of any claim thereunder.


     Terrorism Guaranty. The Valley Fair Mall Sponsors have executed a guaranty (the "Valley Fair Mall Terrorism Guaranty") in favor of the mortgagee, under which, if (a) the Valley Fair Mall Borrower maintains any insurance policy that contains a terrorism exclusion and fails to obtain a terrorism insurance policy from a qualified carrier in an amount not less than the outstanding principal amount of the Valley Fair Mall Loan Pair and otherwise satisfying the applicable terms of the related loan documents and (b) any loss or damage to the Valley Fair Mall Mortgaged Property caused by any incident of terrorism or any terrorist act occurs, then the Valley Fair Mall Sponsors severally guarantee to the mortgagee the full and prompt payment (in accordance with the terms of the Valley Fair Mall Terrorism Guaranty, and subject to the limitations on individual Valley Fair Mall Sponsor liability described below) of the amount of any loss or damage with respect to the Valley Fair Mall Mortgaged Property caused by any such incident of terrorism or terrorist act that is not covered by any policies maintained by the Valley Fair Mall Borrower or the Valley Fair Mall Sponsors at the time of the occurrence, which loss or damage would have otherwise been insured if the Valley Fair Mall Borrower had maintained all insurance policies required pursuant to the related loan documents without any terrorism exclusion, up to the outstanding principal amount of the Valley Fair Mall Loan Pair. Either Valley Fair Mall Sponsor may on behalf of the Valley Fair Mall Borrower obtain and maintain a policy insuring the Valley Fair Mall Mortgaged Property against terrorist acts that satisfies the requirements of the loan documents. Each Sponsor is severally liable for 50% of the guaranteed obligations under the Valley Fair Mall Terrorism Guaranty, except that this limitation may be adjusted with respect to each Sponsor to reflect any allocation of credit for any insurance policy for terrorist acts maintained by either Sponsor if the mortgagee is notified of the allocation. In any event, and in addition to the Valley Fair Mall Terrorism Guaranty, the Valley Fair Mall Borrower is required to maintain insurance coverage for terrorist acts in an amount equal to the lesser of (a) the outstanding principal amount of the Valley Fair Mortgage Loan and (b) the difference between the amount of insurance coverage that is available for terrorist acts for an annual premium of $350,000 and the amount of insurance maintained by the Valley Fair Mall Borrower under its existing policies for loss, damages or liabilities that does not contain an exclusion for acts of terrorism. In the event that either Valley Fair Mall Sponsor's net worth (determined in accordance with the related loan documents) at any time falls below $2,000,000,000, such Valley Fair Mall Sponsor is required to provide a replacement guarantor with a net worth equal to or greater than $2,000,000,000.


     Reserves and Escrows. The Valley Fair Mall Borrower is required to make:
(a) monthly escrow payments for the payment of taxes and, subject to the discussion in the next paragraph, insurance; and (b) monthly replacement and rollover deposits equal to 1/12th of an amount equal to $1.00 per gross rentable square foot of in-line tenant space (instead of the underwritten amount of $1.20 per gross rentable square foot) of in-line tenant space (determined under the related loan agreement to be 740,402 square feet), so long as no triggering event as set forth in the second succeeding paragraph shall have occurred.

     Notwithstanding the foregoing, the Valley Fair Mall Borrower will not be required to make the monthly deposits for the payment of insurance premiums as long as (a) no event of default under the Valley Fair Mall Loan Pair has occurred and is continuing, (b) the Valley Fair Mall Insurance Guaranty provided by the Valley Fair Mall Sponsors remains in full force and effect, (c) the debt service coverage ratio calculated pursuant to the related loan documents is not less than 1.20x and (d) the Valley Fair Mall Sponsors maintain liquidity of at least $25,000,000. If any of the requirements in the foregoing sentences ceases to be met, the Valley Fair Mall Borrower will be required to begin making deposits for the payment of insurance premiums, except that, if the required insurance is maintained under a blanket insurance policy and all premiums on such policy have been fully paid, the Valley Fair Mall Borrower will be required to only make monthly insurance deposits until the amount equals 50% of the premiums that would be required to replace the blanket insurance policy upon its expiration. If the requirements in the first sentence of this paragraph are again met, the mortgagee is required to return to the Valley Fair Mall Borrower all unused insurance amounts deposited thereby in the tax and insurance account.

     Further notwithstanding the foregoing, as long as (a) no event of default under the Valley Fair Mall Loan Pair has occurred and is continuing, (b) the Valley Fair Mall Replacement and Rollover Reserve Guaranty provided by the Valley Fair Mall Sponsors remains in full force and effect, (c) the debt service coverage ratio as determined pursuant to the related loan agreement is not less than 1.20x, and (d) the Valley Fair Mall Sponsors maintain liquidity of at least $25,000,000, the Valley Fair Mall Borrower will only be required to pay monthly replacement and rollover deposits in the amount of 1/12th of the product of $1.00 per square foot and the square footage of in-line tenant space (determined under the related loan agreement to be 740,402 square feet) and will not be required to make the monthly replacement and rollover deposits as long as $3,702,010 is on deposit in the account. Further, upon the occurrence of any of the trigger events set forth in (a), (b), (c) and (d) or at such time that amounts on deposit are less than the Valley Fair Mall Replacement and Rollover Reserve Cap, the Valley Fair Mall Borrower will be required to immediately commence making the full underwritten monthly replacement and rollover deposits.

     Lockbox. The Valley Fair Mall Borrower is required to deposit all rents derived from the Valley Fair Mall Mortgaged Property directly into a segregated lockbox account under the sole control of the mortgagee. Prior to the occurrence of one of the lockbox-triggering events described below in this paragraph, such funds will be swept on a daily basis to an operating account controlled by the Valley Fair Mall Borrower. Upon the occurrence of the earliest of:

     o an event of default under the Valley Fair Mall Loan Pair,

     o a decline in the debt service coverage ratio for the Valley Fair Mall Loan Pair, calculated as set forth in the related loan agreement, to less than 1.20x at any time, and

     o the anticipated repayment date,

such funds will be swept on a daily basis to a deposit account under the sole control of the mortgagee, from which the mortgagee is authorized to withdraw funds to make deposits to the various reserve accounts maintained by the Valley Fair Mall Borrower, including the debt service account, the tax and insurance account and, upon the request of the Valley Fair Mall Borrower, the replacement and rollover reserve account and the operating expense account, respectively, in order to make timely payments of monthly debt service payments, taxes and insurance premiums, operating expenses and ongoing replacement and leasing costs at the Valley Fair Mall Mortgaged Property and to pay default interest and late payment charges, if applicable. Provided the anticipated repayment date has not occurred, a lockbox-triggering event will cease following the cure of the event of default that caused it or, in the case of a lockbox-triggering event caused by a decline in the debt service coverage ratio, the achievement of a certain debt service coverage ratio as described in the following paragraph.

     The foregoing notwithstanding, a lockbox-triggering event that arises as a result of a decline in the debt service coverage ratio may terminate if (x) the debt service coverage ratio for the Valley Fair Mall Loan Pair has been 1.20x or higher for three consecutive fiscal quarters since the occurrence of a debt service coverage ratio event and no event of default has occurred and is continuing or (y) the Valley Fair Mall Borrower exercises the following one-time right to terminate a lockbox-triggering event. The Valley Fair Mall Borrower has the right, exercisable only once, to improve the debt service coverage ratio of the Valley Fair Mall Loan Pair by depositing cash or a letter of credit in an amount that, if applied to reduce the outstanding principal balance of the Valley Fair Mall Loan Pair, would result in a debt service coverage ratio of at least 1.25x. However, such right will no longer be effective (and a lockbox-triggering event will be deemed to have occurred again) if the Valley Fair Mall Loan Pair has failed to achieve a debt service coverage ratio (calculated without consideration of the collateral posted) of not less than 1.20x by the end of the third calendar month immediately following the posting of the collateral described above.

     Property Release. The mortgagee will release from the lien of the mortgage and the other loan documents one or more parcels (each, a "Release Parcel") to be transferred by the Valley Fair Mall Borrower pursuant to an easement agreement with Nordstrom, subject to the satisfaction of the following conditions, among others:

     (1)   no event of default has occurred and is continuing;

     (2) the Valley Fair Mall Borrower delivers to the mortgagee evidence that--

           (a) the Release Parcel will be legally split or subdivided from the remainder of the Valley Fair Mall Mortgaged Property, and

           (b) the Release Parcel is not necessary for the Valley Fair Mall Mortgaged Property to comply with any zoning, building, land use or parking or other legal requirements applicable to the Valley Fair Mall Mortgaged Property and the Release Parcel is not necessary for the then current use of the Valley Fair Mall Mortgaged Property, or, to the extent that the Release Parcel is necessary for any such purpose, a reciprocal easement agreement or other agreement has been executed and recorded that would allow the owner of the Valley Fair Mall Mortgaged Property to continue to use the Release Parcel to the extent necessary for such purpose;

     (3) the Valley Fair Mall Borrower pays all of the mortgagee's reasonable out-of-pocket expenses relating to the release; and

     (4) the Valley Fair Mall Borrower delivers an opinion of counsel, at the Valley Fair Mall Borrower's expense, to the effect that any REMIC of which the Valley Fair Mall Mortgage Loan is an asset will not fail to maintain its status as a REMIC solely as a result of such release.

     Seismic Assessment. A seismic risk assessment was performed on the Valley Fair Mall Mortgaged Property in May 2002. The resulting seismic report, dated June 20, 2002, concluded that the expected probable maximum loss estimate (expressed as a ratio of approximate repair costs to the replacement cost of the improvements), in the event of an earthquake of the magnitude described in the report, is 14.0%. Earthquake insurance is maintained in respect of the Valley Fair Mall Mortgaged Property under blanket policies maintained by the Valley Fair Mall Borrower.

     Additional Financial Information. The following financial information has been filed with the SEC as an exhibit to a current report on Form 8-K as part of our registration statement on Form S-3 (Registration No. 333-73338) with respect to the Valley Fair Mall Mortgaged Property: audited financial statements for the years ended December 31, 2001 and December 31, 2000 and for the period from June 23, 1999 through December 31, 1999; and unaudited financial statements for the 6-month period ended June 30, 2002. The foregoing financial information, together with independent auditor reports dated January 16, 2002, January 15, 2001 and January 26, 2000, respectively, in connection therewith, is incorporated herein by reference.


     The 605 Third Avenue Mortgage Loan.

     General. The 605 Third Avenue Mortgage Loan has a cut-off date principal balance of $160,000,000, representing 11.0% of the initial mortgage pool balance. The 605 Third Avenue Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the 605 Third Avenue Borrower in the 605 Third Avenue Mortgaged Property. The 605 Third Avenue Mortgaged Property is comprised of a 43-story class A office building with a total of approximately 953,786 square feet of net rentable area and a seven-story, 750-space, free-standing parking garage, located at 605 Third Avenue between 39th and 40th Streets, New York, New York.

     S&P and Fitch have confirmed to us that the 605 Third Avenue Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by both S&P and Fitch.

     The Borrower and Sponsors. The 605 Third Avenue Borrower is 605 Third Avenue Fee LLC, a single-purpose, single member Delaware limited liability company, formed for the purposes of owning the 605 Third Avenue Mortgaged Property, whose sole member is 605 Third Avenue Mezz LLC, also a single-purpose, single member Delaware limited liability company. The 605 Third Avenue Borrower is ultimately controlled and owned by a joint venture between members of Fisher Brothers or entities or trusts under their control (collectively, "Fisher Brothers") and affiliates of National Bulk Carriers, Inc. Fisher Brothers is a family run private company which has been in the real estate development and investment business since 1915. Fisher Brothers currently owns and manages more than 5.1 million square feet of commercial rental space in midtown Manhattan, including Park Avenue Plaza, 49 East 52nd Street and 299 Park Avenue. Additionally, Fisher Brothers owns 1345 Avenue of the Americas jointly with National Bulk Carriers, Inc.

     Interest Rate; Application of Interest and Principal Payments; Prepayments; Defeasance. The 605 Third Avenue Mortgage Loan is an ARD Loan with an anticipated repayment date of September 11, 2012 and a stated maturity date of September 11, 2032. The 605 Third Avenue Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, the 605 Third Avenue Mortgage Loan will accrue interest at an interest rate of 6.050% per annum. From and after its anticipated repayment date, the 605 Third Avenue Mortgage Loan will accrue interest at a revised interest rate equal to 8.05% per annum.

     On the 11th day of each month commencing on October 11, 2002, through and including September 11, 2005, the 605 Third Avenue Borrower is required to make payments of interest only on the outstanding principal balance of the 605 Third Avenue Mortgage Loan. On the 11th day of each month commencing on October 11, 2005, through and including the anticipated repayment date, the 605 Third Avenue Borrower is required to make a constant monthly debt service payment on the 605 Third Avenue Mortgage Loan equal to $964,430.23 (based upon a 30-year amortization schedule). The 605 Third Avenue Borrower is also required to make reserve and escrow payments described under "--Reserves and Escrows" below.

     From and after the related anticipated repayment date, excess cash flow (calculated in accordance with the related loan documents) from the 605 Third Avenue Mortgaged Property will be applied toward additional amortization of the 605 Third

Avenue Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the 605 Third Avenue Mortgage Loan will be deferred until the principal balance of the 605 Third Avenue Mortgage Loan is repaid in full. To the extent permitted by law, the Post-ARD Additional Interest will compound at the revised interest rate.


     The 605 Third Avenue Borrower is prohibited from voluntarily prepaying the 605 Third Avenue Mortgage Loan prior to June 11, 2012. On and after June 11, 2012, the 605 Third Avenue Borrower may prepay the 605 Third Avenue Mortgage Loan in whole, but not in part, without payment of any prepayment consideration.


     The 605 Third Avenue Borrower may defease the 605 Third Avenue Mortgage Loan, in whole, on any due date after the expiration of two (2) years following the initial issuance of the series 2002-C4 certificates and prior to June 11, 2012, and by doing so obtain the release of the mortgage lien on the 605 Third Avenue Mortgaged Property. That defeasance will be effected by the 605 Third Avenue Borrower's pledging substitute collateral that consists of Government Securities that produce payments which replicate the payment obligations of the 605 Third Avenue Borrower under the 605 Third Avenue Mortgage Loan and that are sufficient to pay off the 605 Third Avenue Mortgage Loan in its entirety on June 11, 2012.


     In addition, the 605 Third Avenue Borrower may partially defease the 605 Third Avenue Mortgage Loan to obtain the release of the separate parking garage parcel on the 605 Third Avenue Mortgaged Property on any due date after the expiration of two (2) years following the initial issuance of the series 2002-C4 certificates and prior to June 11, 2012, and by doing so obtain the release only of that portion of the mortgage lien covering the separate parking garage parcel on the 605 Third Avenue Mortgaged Property. Such a defeasance will be effected by the 605 Third Avenue Borrower's pledging substitute collateral that consists of Government Securities that produce payments which replicate that portion of the payment obligations of the 605 Third Avenue Borrower allocable to the released parking garage parcel (9.8% of the then outstanding principal amount) under the 605 Third Avenue Mortgage Loan and that are sufficient to pay off that allocable portion of the 605 Third Avenue Mortgage Loan in its entirety on June 11, 2012.


     The 605 Third Avenue Borrower's right to defease, whether in whole or in part, the 605 Third Avenue Mortgage Loan is subject to satisfaction of various conditions, including the receipt of a confirmation from both S&P and Fitch that the defeasance would not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to any class of series 2002-C4 certificates.


     Mezzanine Financing. Provided that no event of default exists with respect to the 605 Third Avenue Mortgage Loan, 605 Third Avenue Mezz LLC is permitted to incur mezzanine financing in an amount no greater than $20,000,000 from an institutional lender upon the satisfaction of certain conditions including:


     (a) that the economic and material noneconomic terms and conditions of the mezzanine loan are acceptable to the mortgagee in all respects;


     (b) the mezzanine lender enters into an intercreditor agreement with mortgagee, satisfactory in form and substance to mortgagee in its reasonable discretion;


     (c) the aggregate (including both the 605 Third Avenue Mortgage Loan and the mezzanine loan) loan-to-value ratio is equal to or less than 61.5%; and


     (d) delivery of a confirmation from both S&P and Fitch that entering into such mezzanine loan would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C4 certificates.


     The 605 Third Avenue Mortgaged Property. The 605 Third Avenue Mortgaged Property includes a 43-story class A office building with a total of approximately 953,786 rentable square feet located at 605 Third Avenue in New York, New York. The building is located in the heart of midtown Manhattan within the Grand Central Station office submarket. The 605 Third Avenue Mortgaged Property also includes a detached seven-story 750 space parking structure. The building was built by Fisher Brothers in 1963. The primary tenant at the 605 Third Avenue Mortgaged Property is Neuberger Berman LLC, which occupies approximately 36% of the net rentable area of the 605 Third Avenue Mortgaged Property and represents approximately 30% of the annualized base rent of the 605 Third Avenue Mortgaged Property. As of September 1, 2002, the 605 Third Avenue Mortgaged Property was 100% leased. Tenants who have (or whose parent companies have) investment grade ratings represent approximately 57% of the annualized base rent of the 605 Third Avenue Mortgaged Property.

     The tables below provide the indicated information regarding tenants and leases at the 605 Third Avenue Mortgaged Property.


                   THREE LARGEST TENANTS AT 605 THIRD AVENUE



                                                  APPROXIMATE     AS % OF TOTAL        LEASE        RATINGS
TENANT                                            SQUARE FEET      SQUARE FEET      EXPIRATION     S&P/FITCH
------                                           -------------   ---------------   ------------   ----------
    Neuberger Berman LLC .....................      341,588            35.8%          2017          BBB+/NR
    Nielsen Media Research, Inc./VNU .........      154,918            16.2%          2018          BBB+/NR
    ESPN .....................................       72,369             7.6%          2004          A-/BBB+
                                                    -------            ----
    TOTAL ....................................      568,875            59.6%

     The following should be noted with respect to this section "The 605 Third Avenue Mortgaged Property," including the table above--

     o Except as set forth in the following footnotes, the information provided is based on the September 1, 2002 rent roll.

     o John Wiley & Sons is currently the second largest tenant at the property. However, Nielsen Media Research, Inc./VNU has executed a lease which is scheduled to commence in June 2003. As of June 2003, Nielsen Media Research, Inc./VNU will be the second largest tenant at the property.

     o Percentages of annualized base rent are based upon projected 2004/2005 base rent described under "--Underwritten Debt Service Coverage Ratio" below.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     o The credit ratings may reflect the rating of the parent company if the tenant is not rated.


                LEASE EXPIRATION SCHEDULE FOR 605 THIRD AVENUE



                       APPROXIMATE
                         EXPIRING           AS % OF
YEAR                   SQUARE FEET     TOTAL SQUARE FEET
----                  -------------   ------------------
  2002 ............        1,010              0.1%
  2003 ............       77,129              8.1
  2004 ............      109,019             11.4
  2005 ............       44,058              4.6
  2006 ............       29,568              3.1
  2007 ............            0              0.0
  2008 ............       29,051              3.1
  2009 ............       18,300              1.9
  2010 ............      100,931             10.6
  2011 ............          200              0.0
  2012 ............            0              0.0
                         -------             ----
  TOTAL ...........      409,266             42.9%

     The following should be noted with respect to the table above--

     o The information is based on the September 1, 2002 rent roll.

     o The table excludes space that Nielsen Media Research, Inc./VNU has leased and is scheduled to occupy in June 2003.

     o The percentage of total square feet presented may not reflect the exact sum of the information in the related column due to rounding.

     Property Management. The 605 Third Avenue Mortgaged Property is managed by Fisher Brothers Management Co. LLC, d/b/a Fisher Brothers Management Co., a New York limited liability company and an affiliate of the 605 Third Avenue Borrower and of Fisher Brothers.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in July 2002 by a third-party appraiser, the appraised value of the 605 Third Avenue Mortgaged Property is $260,000,000. Based on that appraised value, the 605 Third Avenue Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 61.5%.

     Underwritten Debt Service Coverage Ratio. The projected 2004/2005 U/W Net Cash Flow for the 2005 calendar year for the 605 Third Avenue Mortgaged Property, which reflects the executed Nielsen Media Research, Inc./VNU lease and certain assumptions regarding the lease-up of space currently leased (see "--Reserves and Escrows" below), was calculated to be $23,892,629. Based on the projected 2004/2005 U/W Net Cash Flow, the 605 Third Avenue Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 2.06x. The current U/W Net Cash Flow for the 605 Third Avenue Mortgaged Property was calculated to be $22,379,892. Based on the current U/W Net Cash Flow, the 605 Third Avenue Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.93x.

     Reserves and Escrows. The 605 Third Avenue Borrower is required to make monthly escrow payments for the payment of insurance, real estate taxes and capital expenditures with respect to the 605 Third Avenue Mortgaged Property. The 605 Third Avenue Borrower also deposited $10,000,000 at closing into the tenant rollover reserve in connection with tenant improvements and leasing commissions and another $10,000,000 at closing into a special reserve in connection with projected lease-up in 2004 and 2005 at the 605 Third Avenue Mortgaged Property. Funds on deposit in the special reserve account will be released (provided no event of default exists) upon the satisfaction of certain conditions set forth in the loan documents, including the achievement of a 1.35x debt service coverage ratio (based on a 9.00% debt constant), calculated in accordance with the related loan documents.

     Lockbox. The 605 Third Avenue Borrower has established a lockbox account into which all rents, income and revenues received by or on behalf of the 605 Third Avenue Borrower in respect of the 605 Third Avenue Mortgaged Property are deposited. All tenants will pay rentals directly into the lockbox account. All funds on deposit in the lockbox account are to be swept into the cash management account controlled by the mortgagee. On each monthly payment date, amounts on deposit in the cash management account are to be applied in respect of the 605 Third Avenue Mortgage Loan and the 605 Third Avenue Mortgaged Property in the manner specified in the related loan documents, including to make monthly debt service payments.

     The 1166 Avenue of the Americas Mortgage Loan.

     General. The 1166 Avenue of the Americas Mortgage Loan, which is one of two mortgage loans that together constitute a split loan structure, has a cut-off date principal balance of $92,636,000 and represents 6.4% of the initial mortgage pool balance. The 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan, which together constitute the 1166 Avenue of the Americas Loan Pair, are both secured, pursuant to a single mortgage instrument, by a first priority mortgage lien on the fee simple interest of the 1166 Avenue of the Americas Borrower in the 1166 Avenue of the Americas Mortgaged Property. Both mortgage loans in the 1166 Avenue of the Americas Loan Pair are obligations of the 1166 Avenue of the Americas Borrower under the 1166 Avenue of the Americas Loan Pair and are cross-defaulted. The 1166 Avenue of the Americas Companion Loan, which is not part of the trust, will be the primary asset that backs the 1166 Avenue of the Americas Commercial Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Series 2002-C5.

     The 1166 Avenue of the Americas Companion Loan is comprised of five components, designated as the class A note component, the class B note component, the class C note component, the class D note component and the class E note component, respectively. Prior to an event of default under the 1166 Avenue of the Americas Loan Pair, the 1166 Avenue of the Americas Mortgage Loan is senior in right of payment of principal to the 1166 Avenue of the Americas Companion Loan. Subsequent to such an event of default, the 1166 Avenue of the Americas Mortgage Loan is (i) pari passu in right of payment with the class A note component (which is the most senior component) of the 1166 Avenue of the Americas Companion Loan (which has an unpaid principal balance of $72,400,000) and (ii) senior in right of payment to each of the class B note component, class C note component, class D note component and class E note component (which collectively have an unpaid principal balance of $74,964,000) of the 1166 Avenue of the Americas Companion Loan. All of the note components of the 1166 Avenue of the Americas Companion Loan collectively have an unpaid principal balance of $147,364,000.

     The 1166 Avenue of the Americas Mortgaged Property, which comprises approximately 560,925 square feet of net rentable area, consists of commercial condominium units located on floors 7 through 12 and floors 14 through 21, the Upper Cellar A and 30.7616% of the common area interests in 1166 Avenue of the Americas, a 44-story office building located in midtown Manhattan, New York, New York. See "--1166 Avenue of the Americas" below.

     S&P and Fitch have confirmed to us that the 1166 Avenue of the Americas Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by both S&P and Fitch.

     The Intercreditor Relationship. The master servicer and special servicer for the series 2002-C5 securitization are required to service and administer the 1166 Avenue of the Americas Loan Pair pursuant to the series 2002-C5 trust and servicing agreement. The provisions of this prospectus supplement describing certain provisions of the 1166 Avenue of the Americas Intercreditor Agreement and the series 2002-C5 trust and servicing agreement do not purport to be complete and are subject, and qualified in their entirety by reference to, the actual provisions of the 1166 Avenue of the Americas Intercreditor Agreement and the series 2002-C5 trust and servicing agreement, as applicable.

     The 1166 Avenue of the Americas Borrower and Sponsors. The 1166 Avenue of the Americas Borrower is 1166 LLC, a Delaware limited liability company, which is a single-purpose entity, sponsored and controlled by Edward J. Minskoff Equities, Inc., which we refer to herein as the "1166 Avenue of the Americas Sponsor". The 1166 Avenue of the Americas Sponsor owns a 55.2% interest in the 1166 Avenue of the Americas Borrower. The 1166 Avenue of the Americas Sponsor is a commercial property owner, developer and management company in the United States, which owns, leases and manages more than four million square feet of commercial property. The 1166 Avenue of the Americas Sponsor's developments in Manhattan include 1325 Avenue of the Americas, the IBM Building on Madison Avenue and 57th Street, One Astor Plaza, 712 Fifth Avenue and 101 Avenue of the Americas.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The 1166 Avenue of the Americas Loan Pair is an ARD Loan having an anticipated repayment date of December 11, 2020 or, if such date is not a business day, on the next succeeding business day, and a final maturity date of October 11, 2027 or, if such date is not a business day, on the next succeeding business day. The 1166 Avenue of the Americas Loan Pair will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the 1166 Avenue of the Americas Loan Pair, including each component of the 1166 Avenue of the Americas Companion Loan, will accrue interest at 6.35375% per annum. From and after its anticipated repayment date, in the absence of default, the 1166 Avenue of the Americas Loan Pair will accrue interest at a revised interest rate equal to the greater of (a) the sum of 6.35375% per annum plus 4% per annum and (b) a specified treasury rate plus 4%. Any interest accrued at the excess of the revised interest rate over 6.35375% per annum will accrue currently but not be payable until the aggregate principal balance of the 1166 Avenue of the Americas Loan Pair has been paid in full and will be distributed to a class of series 2002-C5 certificateholders under the series 2002-C5 trust and servicing agreement.

     On the 11th day of each month (or, if such date is not a business day, on the next succeeding business day) through and including the anticipated repayment date, the 1166 Avenue of the Americas Borrower is required to make a constant monthly debt service payment on the 1166 Avenue of the Americas Loan Pair equal to $1,598,633.11 (based on a 25-year amortization schedule), to be applied to interest and principal as provided below. The 1166 Avenue of the Americas Borrower is also required to make the reserve and escrow payments described under "--Reserves and Escrows" below.

     Commencing with the first due date following the cut-off date and prior to the occurrence of an uncured event of default under the loan documents related to the 1166 Avenue of the Americas Loan Pair, the scheduled debt service payment will be applied:

     o first, to pay interest accrued, pro rata, on the principal balances of the 1166 Avenue of the Americas Mortgage Loan and the class A note component of the 1166 Avenue of the Americas Companion Loan;

     o second, to pay the principal portion of the related scheduled debt service payment on the 1166 Avenue of the Americas Mortgage Loan until the principal balance thereof is reduced to zero and then to pay principal on the class A note component of the 1166 Avenue of the Americas Companion Loan until the principal balance thereof is reduced to zero; and

     o third, to pay interest accrued and, following the reduction of the principal balances of the 1166 Avenue of the Americas Mortgage Loan and the class A note component of the 1166 Avenue of the Americas Companion Loan to zero, to pay principal on the remaining note components of the 1166 Avenue of the Americas Companion Loan.

     Any voluntary or involuntary prepayments received, and any principal payments in excess of the scheduled monthly debt service payment received after the anticipated repayment date, will be applied in the same manner as the principal portion of the scheduled monthly debt service payment.

     During the continuance of an event of default under the 1166 Avenue of the Americas loan documents, all amounts received in respect of the 1166 Avenue of the Americas Loan Pair will be applied:

     o first, to pay interest accrued, pro rata, on the principal balances of the 1166 Avenue of the Americas Mortgage Loan and the class A note component of the 1166 Avenue of the Americas Companion Loan;

     o second, to pay principal, pro rata, on the 1166 Avenue of the Americas Mortgage Loan and the class A note component of the 1166 Avenue of the Americas Companion Loan until the principal balance of each has been reduced to zero; and

     o third, to pay interest accrued and, following the reduction of the principal balances of the 1166 Avenue of the Americas Mortgage Loan and the class A note component of the 1166 Avenue of the Americas Companion Loan to zero, to pay principal on the note components of the 1166 Avenue of the Americas Companion Loan.

     The 1166 Avenue of the Americas Borrower is prohibited from voluntarily prepaying either of the mortgage loans in the 1166 Avenue of the Americas Mortgage Loan Pair, in whole or in part, prior to December 11, 2018. From December 11, 2018, the 1166 Avenue of the Americas Borrower may prepay the 1166 Avenue of the Americas Mortgage Loan Pair, in whole but (prior to the related anticipated repayment date) not in part, without payment of any prepayment consideration.

     The 1166 Avenue of the Americas Borrower may defease the 1166 Avenue of the Americas Loan Pair, in whole only, on any date from and after the expiration of two years following the initial issuance of the series 2002-C4 certificates and prior to but not including December 11, 2018, and by doing so obtain the release of the 1166 Avenue of the Americas Mortgaged Property. A defeasance will be effected by the 1166 Avenue of the Americas Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments as close as possible to the payment obligations of the 1166 Avenue of the Americas Borrower under the 1166 Avenue of the Americas Loan Pair and that are sufficient to pay off the 1166 Avenue of the Americas Loan Pair in its entirety two years prior to its anticipated repayment date.

     The 1166 Avenue of the Americas Borrower's right to defease the 1166 Avenue of the Americas Loan Pair is subject to the required rating agency confirmation that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C5 certificates by such rating agency.

     Servicing of the 1166 Avenue of the Americas Loan Pair. Under the 1166 Avenue of the Americas loan documents, the holder of the 1166 Avenue of the Americas Companion Loan is responsible for the servicing and administration of the 1166 Avenue of the Americas Loan Pair and may fulfill its obligations in that regard through third-party servicers. In accordance with the 1166 Avenue of the Americas loan documents, the 1166 Avenue of the Americas Loan Pair will be serviced by a master servicer and special servicer under the series 2002-C5 trust and servicing agreement, for the benefit and on behalf of the holders of both the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan, as a collective whole. The 1166 Avenue of the Americas Loan Pair will be serviced almost exclusively under the series 2002-C5 trust and servicing agreement by the servicers under that agreement. The servicers of the 1166 Avenue of the Americas Companion Loan may use their discretion, in most cases without the need to notify or obtain the consent of the trustee, master servicer or special servicer under the series 2002-C4 pooling and servicing agreement, with respect to exercising or refraining from exercising any rights, or taking or refraining from taking any actions, which may be vested in it or which it may be entitled to take or assert under or with respect to any of the related mortgage loan documents, including the right to modify, amend or waive any term of the related mortgage loan documents. The servicers of the 1166 Avenue of the Americas Loan Pair are required to give the same degree of care to the administration of the 1166 Avenue of the Americas Loan Pair as is consistent with any pooling and servicing agreement, or similar agreement, entered into by those servicers with respect to the administration of those loans.

     Wachovia Bank, National Association will be the master servicer, and Lennar Partners, Inc. will be the special servicer, under the series 2002-C5 trust and servicing agreement.

     While the 1166 Avenue of the Americas Loan Pair is being serviced by the servicers that are party to the series 2002-C5 trust and servicing agreement, the master servicer, special servicer and trustee under the series 2002-C4 pooling and servicing agreement may not take any action with respect to the 1166 Avenue of the Americas Borrower or the 1166 Avenue of the Americas Mortgaged Property without the consent of the servicers under the series 2002-C5 trust and servicing agreement. The services provided by the trustee or the master servicer under the series 2002-C4 pooling and servicing agreement with respect to the 1166 Avenue of the Americas Mortgage Loan will be limited to providing back-up P&I advances with respect to the 1166 Avenue of the Americas Mortgage Loan to the extent the master servicer under the series 2002-C5 trust and servicing agreement does not fulfill its obligations to make those advances (other than because the series 2002-C5 master servicer has determined that such advance would not be recoverable), and to make available to the series 2002-C4 certificateholders reports and financial information received from the servicers under the series 2002-C5 trust and servicing agreement with respect to the 1166 Avenue of the Americas Mortgaged Property and the 1166 Avenue of the Americas Borrower.

     The master servicer under the series 2002-C5 trust and servicing agreement is obligated to remit all amounts received on the 1166 Avenue of the Americas Loan Pair to the holders of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan, respectively, according to the terms of the 1166 Avenue of the Americas loan documents and the 1166 Avenue of the Americas Intercreditor Agreement. All remittances will be net of related servicing fees, advances, interest on advances, trust expenses and costs, amounts required for reserves or escrows under the loan documents, and proceeds, awards or settlements to be applied to the restoration or repair of the 1166 Avenue of the Americas Mortgaged Property or released to the 1166 Avenue of the Americas Borrower in accordance with the terms of the 1166 Avenue of the Americas loan documents.

     The master servicer and special servicer under the series 2002-C5 trust and servicing agreement are also obligated to deliver to the holder of the 1166 Avenue of the Americas Mortgage Loan copies of all financial statements, reports, notices and correspondence sent or received by them with respect to the 1166 Avenue of the Americas Loan Pair or the 1166 Avenue of the Americas Mortgaged Property. The master servicer and special servicer under the series 2002-C5 trust and servicing agreement are also required to provide the holder of the 1166 Avenue of the Americas Mortgage Loan with notice of any defaults by the 1166 Avenue of the Americas Borrower or any other material matters relating to the 1166 Avenue of the Americas Loan Pair.

     The servicers of the 1166 Avenue of the Americas Loan Pair are authorized to take legal action to enforce or protect the series 2002-C4 certificateholders' interests with respect to the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Mortgaged Property. The master servicer under the series 2002-C5 trust and servicing agreement will make servicing advances for the 1166 Avenue of the Americas Mortgaged Property and will make P&I advances for the 1166 Avenue of the Americas Mortgage Loan and 1166 Avenue of the Americas Companion Loan pursuant to the series 2002-C5 trust and servicing agreement. The master servicer under the series 2002-C5 trust and servicing agreement will reimburse itself for any advances it makes, and any interest accrued on those advances, from collections on the 1166 Avenue of the Americas Loan Pair prior to making any further remittances with respect to the 1166 Avenue of the Americas Loan Pair.

     If the master servicer under the series 2002-C5 trust and servicing agreement fails to make a P&I advance with respect to the 1166 Avenue of the Americas Mortgage Loan (other than because the series 2002-C5 master servicer has determined that such advance would not be recoverable), then the master servicer or the trustee (or the fiscal agent on its behalf) under the series 2002-C4 pooling and servicing agreement will be obligated to make the advance.

     Comparison of Servicing Under the Series 2002-C4 Pooling and Servicing Agreement and the Series 2002-C5 Trust and Servicing Agreement. A summary description of the servicing of the pooled mortgage loans (other than, in most circumstances, the 1166 Avenue of the Americas Mortgage Loan) under the series 2002-C4 pooling and servicing agreement is presented under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement" in this prospectus supplement. The servicing arrangements under the series 2002-C5 trust and servicing agreement are similar but not identical to those under the series 2002-C4 pooling and servicing agreement. Some material differences are as follows:

     o The representative of the interests of the series 2002-C5 certificateholders will be different from the controlling class representative under the series 2002-C4 pooling and servicing agreement. The series 2002-C5 certificateholder holding a majority of the voting rights in the most subordinate class of outstanding series 2002-C5 certificates or, if the most subordinate class of outstanding series 2002-C5 certificates is less than 5% of the aggregate principal balance of all classes of outstanding series 2002-C5 certificates, such most subordinate class and the next most subordinate class of outstanding series 2002-C5 certificates (the "Series 2002-C5 Directing Certificateholder"), will have broad authority to grant or deny loan assumptions, modifications, waivers, enforcement, liquidation, and other matters with respect to the 1166 Avenue of the Americas Loan Pair and the 1166 Avenue of the Americas Mortgaged Property.

     o The power, authority and rights of the servicers will be different in certain circumstances--

       1. The special servicer under the series 2002-C5 trust and servicing agreement is not required to obtain the approval of the series 2002-C4 controlling class representative in order to perform, or consent to, certain actions for which the series 2002-C4 controlling class representative's approval would have otherwise been required if performed, or consented to, under the series 2002-C4 pooling and servicing agreement, such as (x) the acceptance of substitute or additional collateral with respect to a performing mortgage loan, (y) certain leasing activities with respect to the 1166 Avenue of the Americas Mortgaged Property or (z) certain waivers of default interest and late payment charges.

       2. The special servicer under the series 2002-C5 trust and servicing agreement is not required to obtain any confirmation from the rating agencies that a release, substitution or addition of collateral would not affect the then-current ratings assigned to any class of series 2002-C4 certificates, which confirmation would otherwise be required under the series 2002-C4 pooling and servicing agreement.

     o Pursuant to the series 2002-C5 trust and servicing agreement and with respect to any distribution date under the series 2002-C5 trust and servicing agreement, prepayment interest shortfalls (net of any applicable servicing fees accrued under the series 2002-C5 trust and servicing agreement at a rate equal to 0.025% per annum), due to principal prepayments on the 1166 Avenue of the Americas Loan Pair during a related collection period and prior to the related final maturity date, shall be allocated first to the 1166 Avenue of the Americas Companion Loan, other than the class A note component thereby, and then pro rata to the class A note component and the 1166 Avenue of the Americas Mortgage Loan.

     o The standards for determining whether an "appraisal reduction event" has occurred are different. An "appraisal reduction event" with respect to the 1166 Avenue of the Americas Mortgage Loan will occur upon the earliest date that (a) the 1166 Avenue of the Americas Loan Pair is 60 days delinquent in respect of any monthly debt service payment, (b) the 1166 Avenue of the Americas Mortgaged Property is acquired on behalf of both the series 2002-C4 trust and the series 2002-C5 trust, (c) either of the 1166 Avenue of the Americas Mortgage Loan or the 1166 Avenue of the Americas Companion Loan is modified to reduce the amount of any monthly debt service payment, (d) a receiver is appointed and continues in such capacity in respect of the 1166 Avenue of the Americas Mortgaged Property for at least 30 days, (e) the 1166 Avenue of the Americas Borrower is subject to any bankruptcy, insolvency or similar proceeding or (f) both the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan is due and neither such loan has been paid on its final maturity date. See the definition of "Appraisal Trigger Event" contained in the Glossary to this prospectus supplement for the relevant definition under the series 2002-C4 pooling and servicing agreement.

     o The obligations of the 2002-C5 special servicer to require the 1166 Avenue of the Americas Borrower to maintain terrorism insurance are not subject to the limitations described herein under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Maintenance of Insurance."


     Certain Rights of the Trust with Respect to the Servicing of the 1166 Avenue of the Americas Loan Pair. The consent of the holder of the 1166 Avenue of the Americas Mortgage Loan prior to an event of default will not be required with respect to any modifications, amendments or waivers to the 1166 Avenue of the Americas Loan Pair, other than with respect to the priority of payments between the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan under the 1166 Avenue of the Americas loan documents. If the 1166 Avenue of the Americas Loan Pair becomes specially serviced, the special servicer under the series 2002-C5 trust and servicing agreement is required to deliver a copy of the asset status report that it prepares in accordance with that trust and servicing agreement to the holder of the 1166 Avenue of the Americas Mortgage Loan or its designee, within the time contemplated by the series 2002-C5 trust and servicing agreement. The series 2002-C4 controlling class representative will have the right to consult with the series 2002-C5 special servicer and the Series 2002-C5 Directing Certificateholder for a period from the date of receipt of the asset status report through the tenth business day following the date of receipt. If the series 2002-C4 controlling class representative (in consultation with the Series 2002-C5 Directing Certificateholder) disagrees with any aspect of the asset status report but both the series 2002-C4 controlling class representative and the Series 2002-C5 Directing Certificateholder agree on an alternative course of action, then the series 2002-C5 special servicer will revise the asset status report to reflect such alternate course and will implement such alternate course of action (subject to the applicable servicing standard). If the holder of the 1166 Avenue of the Americas Mortgage Loan and the Series 2002-C5 Directing Certificateholder are otherwise unable to agree on the matters covered by the asset status report, then the series 2002-C5 special servicer shall follow the direction of the Series 2002-C5 Directing Certificateholder (subject to the applicable servicing standard) in accordance with the procedures set forth in the series 2002-C5 trust and servicing agreement.

     Limited Rights with Respect to Series 2002-C5 Servicers. Because they are not a party to the series 2002-C5 trust and servicing agreement, neither the series 2002-C4 certificateholders nor the series 2002-C4 trustee on their behalf will have any right to seek damages from any party to the series 2002-C5 trust and servicing agreement for any failure to perform any obligations thereunder or with respect to the related loan documents, including servicing obligations, except as related to the trust's rights to receive payments of principal and interest on the 1166 Avenue of the Americas Mortgage Loan, and certain rights to payments of servicing fees and to reimbursement for advances.


     If an event of default has occurred with respect to the master servicer or special servicer under the series 2002-C5 trust and servicing agreement and remains unremedied, the series 2002-C5 trustee may (unless series 2002-C5 certificateholders entitled to at least 662/3% of the aggregate series 2002-C5 voting rights and if affected, the holder of the 1166 Avenue of the Americas Mortgage Loan, waives the event of default); or at the direction of either the holders of at least 51% of the aggregate voting rights of the series 2002-C5 certificates or the holder of the 1166 Avenue of the Americas Mortgage Loan, the trustee will be required to: (a) terminate the defaulting servicer or special servicer, as applicable and (b) appoint a successor master servicer or special servicer, as applicable, that meets the requirements of the series 2002-C5 trust and servicing agreement. In such event, the series 2002-C4 trustee may (and, at the direction of the series 2002-C4 controlling class representative or series 2002-C4 certificateholders entitled to at least 51% of the aggregate series 2002-C4 voting rights, will be required to) exercise the rights set forth in the preceding sentence as the holder of the 1166 Avenue of the Americas Mortgage Loan. The replacement of the series 2002-C5 master servicer or special servicer with respect to the 1166 Avenue of the Americas Loan Pair, as contemplated above, will be subject to receipt of the series 2002-C5 rating agency confirmations with respect to the series 2002-C5 certificates. "Events of default" with respect to the master servicer or special servicer under the series 2002-C5 trust and servicing agreement are generally similar but not identical to those under the 2002-C4 pooling and servicing agreement.

     Exercise of Fair Value Option Under the Series 2002-C5 Trust and Servicing Agreement. Pursuant to the series 2002-C5 trust and servicing agreement, if the 1166 Avenue of the Americas Loan Pair is in special servicing and a default has occurred under the 1166 Avenue of the Americas loan documents, each holder of the series 2002-C5 controlling class, each holder of the series 2002-C4 controlling class and the series 2002-C5 special servicer or any assignees of any of them will be entitled to purchase the 1166 Avenue of the Americas Loan Pair at a price generally equal to the sum of the outstanding principal balance of the defaulted loans, all accrued and unpaid interest thereon (excluding post-anticipated repayment date interest, if any, and default interest) and all unreimbursed advances and unpaid interest accrued thereon with respect to the defaulted loan. If none of the option holders above exercises the foregoing purchase option, each option holder will be entitled to purchase the 1166 Avenue of the Americas Loan Pair at a price equal to the fair value of those defaulted loans as determined under the series 2002-C5 trust and servicing agreement.

     If the 1166 Avenue of the Americas Companion Loan is, at any time, no longer an asset of the 2002-C5 trust, then the holder of the 1166 Avenue of the Americas Companion Loan will cause the 1166 Avenue of the Americas Loan Pair to continue to be serviced in accordance with the applicable provisions of the series 2002-C5 trust and servicing agreement by the series 2002-C5 master servicer and special servicer (or successors meeting the requirements of the series 2002-C5 trust and servicing agreement).

     1166 Avenue of the Americas. 1166 Avenue of the Americas is a 44-story Class A office building containing approximately 1,560,925 square feet of net rentable area located in New York City on the east side of Avenue of the Americas between West 45th and 46th Streets, approximately three blocks south of Radio City Music Hall and the Rockefeller Center complex. The property was built in 1974, and during the period 1995 through 2001, approximately $27 million was spent to upgrade common areas of the building, including lobby renovations, plaza renovations, curtain wall cleaning and caulking, life-safety upgrades, elevator renovations and HVAC upgrades. 1166 Avenue of the Americas was converted to condominium ownership in 1978 and is presently divided into two separately owned commercial condominium interests.

     The 1166 Avenue of the Americas Mortgaged Property consists of the 1166 Avenue of the Americas Borrower's ownership interest in the commercial condominium units aggregating 560,925 square feet located on the entire 7th through 12th and 14th through 21st floors (totaling 556,370 square feet) and Upper Cellar A storage space (totaling 4,555 square feet) and a 30.7616% share of the common areas of 1166 Avenue of the Americas. The 1166 Avenue of the Americas Mortgaged Property was leased in March 2000 under a twenty year lease (the "JPMorgan Chase/Marsh Lease") to JPMorgan Chase Bank, as successor in interest to The Chase Manhattan Bank ("JPMorgan Chase"), which lease was subsequently fully assigned to Marsh & McLennan Companies, Inc. ("Marsh"). JPMorgan Chase is rated AA/AA--/Aa2 by S&P, Fitch and Moody's, respectively.

     The other commercial condominium units at 1166 Avenue of the Americas (which are not part of the 1166 Avenue of the Americas Mortgaged Property), containing approximately 1,000,000 remaining square feet of space, are owned and occupied by Marsh as its world headquarters. Marsh is a global professional services company with approximately $10 billion in annual revenues and approximately 58,000 employees serving clients in over 100 countries. Marsh, through its subsidiary Marsh, Inc., is the world's leading risk and insurance services firm, is the parent company of Putnam Investments, one of the largest investment management firms in the United States, and is a worldwide provider of consulting services through its consulting subsidiary Mercer Consulting Group. Marsh is a publicly traded company listed on the New York Stock Exchange under the symbol MMC. Marsh is rated AA--/A+/A2 by S&P, Fitch and Moody's, respectively.

     Following September 11, 2001 when office space leased by Marsh in the north tower of the World Trade Center was destroyed, the company had to seek replacement space. When Marsh thereafter sought to consolidate its New York City space into its headquarters building, JPMorgan Chase agreed to fully assign its 560,925 square foot lease at 1166 Avenue of the Americas to Marsh. In connection with that assignment, Marsh assumed all rights and responsibilities under the 20-year lease which initially expires in December 2020. The JPMorgan Chase/Marsh Lease provides for three renewal options aggregating an additional 20 years. As part of the lease assignment, JPMorgan Chase also remains a primary liable party for all lease obligations throughout the term of the lease in the event of a default by Marsh.

     As of September 1, 2002, based on square footage leased, occupancy for the 1166 Avenue of the Americas Mortgaged Property was 100.0%. As part of the assignment of its lease to Marsh, JPMorgan Chase has sublet approximately 243,416 square feet from Marsh which it occupies through December 2020. With the exception of the 39,075 square feet on the 7th floor that is currently leased to and occupied by Verizon Network Integration Corp. under a three year lease that expires in April 2003, the remainder of the 1166 Avenue of the Americas Mortgaged Property is occupied by Marsh. As of May 1, 2003, Marsh will take over the 39,075 square feet on the 7th floor following expiration of the Verizon Network Integration Corp. lease.

     The table below provides the indicated tenant and lease information at the 1166 Avenue of the Americas Mortgaged Property.


                    TENANTS AT 1166 AVENUE OF THE AMERICAS



                                                                    % OF TOTAL      RATINGS        LEASE
TENANT                                             SQUARE FEET     SQUARE FEET     S&P/FITCH     EXPIRATION
------                                            -------------   -------------   -----------   -----------
    Marsh & McLennan Companies, Inc. ..........      278,434           49.6%         AA-/A+     12/31/2020
    JPMorgan Chase Bank .......................      243,416           43.4%         AA/AA-     12/30/2020
    Verizon Network Integration Corp. .........       39,075            7.0%         A+/NR       4/30/2003
                                                     -------          -----
    TOTAL .....................................      560,925          100.0%

     In reviewing the foregoing table, investors should be aware that:

     o The total square feet percentage presented above may not reflect the exact sum of the information in the related column due to rounding.

     o Ratings presented above are from S&P and Fitch, respectively, and, in the case of Verizon, reflects the parent company rating. NR means not rated.

     o The JPMorgan Chase/Marsh space includes a total of 4,555 square feet of storage space.

     o JPMorgan Chase remains fully liable for the full JPMorgan Chase/Marsh Lease in the event of a default by Marsh.

     o Upon expiration of the Verizon lease, Marsh is obligated to take over the Verizon space at the same rent and other terms as provided under the JPMorgan Chase/Marsh Lease.

     Property Management. The 1166 Avenue of the Americas Mortgaged Property is managed by the 1166 Avenue of the Americas Sponsor. The common areas of the 1166 Avenue of the Americas building are managed by Insignia/ESG, Inc. pursuant to a management agreement with the condominium. The 1166 Avenue of the Americas Borrower has no direct rights under the management agreement with Insignia/ESG, Inc., and all such rights are exercised by the condominium board of managers. Such management agreement has not been pledged as collateral for the 1166 Avenue of the Americas Loan Pair.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in August 2002 by a third-party appraiser, the appraised value of the 1166 Avenue of the Americas Mortgaged Property is $320,000,000. Based upon that appraised value, the 1166 Avenue of the Americas Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 51.6%, and the combined Cut-off Date Loan-to-Value Ratio for the 1166 Avenue of the Americas Loan Pair (calculated as if those two mortgage loans were a single pooled mortgage loan) is 75.0%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow of the 1166 Avenue of the Americas Mortgage Loan was calculated to be $26,424,724. Based on that U/W Net Cash Flow, the 1166 Avenue of the Americas Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.84x, and the combined Underwritten Debt Service Coverage Ratio for the entire 1166 Avenue of the Americas Loan Pair (calculated as if those two mortgage loans were a single pooled mortgage loan) is 1.38x.

     Reserves and Escrows. The 1166 Avenue of the Americas Borrower is required to make the following escrow payments: (a) annual escrow payments to a condominium improvements reserve account; (b) monthly escrow payments to a tax and insurance reserve account; (c) monthly escrow payments to a condominium assessment reserve account; and (d) monthly replacement reserve payments of $11,600. Additionally, as of the cut-off date, the borrower under the 1166 Avenue of the Americas Loan Pair reserved $1,413,298 for tenant improvement costs and a 150 day free rent period related to the absorption of the 7th floor space into the JPMorgan Chase/Marsh Lease as of May 1, 2003, and reserved $2,568,597.08 for landlord contribution costs related to the JPMorgan Chase/Marsh Lease.

     Lockbox. The 1166 Avenue of the Americas Borrower will cause all rents derived from the 1166 Avenue of the Americas Mortgaged Property to be deposited directly into a segregated lockbox account under the sole control of the mortgagee.

     Prior to the anticipated repayment date, funds deposited in the lockbox account are required to be disbursed on each monthly payment date under the 1166 Avenue of the Americas Loan Pair in the following order of priority: (a) to make the monthly deposit into the tax and insurance reserve account; (b) to make the monthly deposit into the condominium assessment reserve account; (c) to make the monthly deposit into the debt service payment account; (d) to make the monthly deposit into the replacement reserve account; (e) to make all other payments then due and payable under the relevant loan documents; (f) to pay any interest then accruing at the default rate of interest; and (g) provided no event of default has occurred and remains uncured, to pay any remaining amounts to the 1166 Avenue of the Americas Borrower.

     From and after the anticipated repayment date, funds deposited in the lockbox account are required to be deposited on each monthly payment date under the 1166 Avenue of the Americas Loan Pair in the following order of priority:
(a) to make the monthly deposit into the tax and insurance reserve account; (b) to make the monthly deposit into the condominium assessment reserve account;
(c) to pay the monthly debt service amount; (d) to make the monthly deposit into the replacement reserve account; (e) to pay operating expenses pursuant to an approved annual budget; (f) to pay expenses to the 1166 Avenue of the Americas lender; (g) to pay the outstanding principal amount of the 1166 Avenue of the Americas Loan Pair until such principal amount is paid in full; (h) to pay all other amounts (except accrued interest) then due and payable under the relevant loan documents; (i) to pay accrued interest in excess of the initial interest rate on the 1166 Avenue of the Americas Loan Pair; and (j) to pay any remaining amounts to the 1166 Avenue of the Americas Borrower.

     The Hamilton Mall Mortgage Loan.

     General. The Hamilton Mall Mortgage Loan has a cut-off date principal balance of $77,835,338, representing 5.3% of the initial mortgage pool balance. The Hamilton Mall Mortgage Loan is secured by a first priority mortgage lien on the fee simple interest of the Hamilton Mall Borrower in the Hamilton Mall Mortgaged Property. The Hamilton Mall Mortgaged Property is comprised of approximately 853,929 square feet consisting of two anchor stores, totaling 446,924 square feet, owned by the Hamilton Mall Borrower and leased to the subject anchors, and 290,570 square feet of in-line and other outparcel space totaling 116,435 square feet at the Hamilton Mall. Hamilton Mall is an approximately 1,022,007 square foot regional mall located in Mays Landing, New Jersey, approximately 12 miles west of Atlantic City. See "--Hamilton Mall" below.

     Fitch has confirmed to us that the Hamilton Mall Mortgage Loan has, in the context of its inclusion in the trust, credit characteristics consistent with that of an obligation rated investment grade by Fitch.

     The Borrower and Sponsors. The Hamilton Mall Loan Borrower is Hamilton Mall, LLC, a Delaware limited liability company. The sponsors of the Hamilton Mall Borrower, each with a 50% membership interest in Hamilton Associates, a New Jersey general partnership which in turn owns the 100% interest in the Hamilton Loan Borrower, are:

     (a) Acmack Associates, a Pennsylvania limited partnership the sole 1% general partner of which is Kravco, Inc., an affiliate of Kravco Company; and

     (b)  JCP New Jersey, Inc., an affiliate of J.C. Penney Company, Inc.

Kravco Company, headquartered near Philadelphia, Pennsylvania, is a privately held, real estate development and management company specializing in regional malls and community shopping centers. Kravco Company has developed over 30 million square feet of retail space and currently manages and leases approximately 16 million square feet of enclosed regional shopping centers and over 1.5 million square feet of community and neighborhood centers. Kravco Company developments are located not only in the Philadelphia market but also in Florida, Texas, Colorado, Ohio and Maine. Kravco Company's largest mall, The Court and The Plaza at King of Prussia, is the second largest mall in the United States containing eight department stores. J.C. Penney Company, Inc., is a publicly traded department store headquarters in Plano, Texas. As of July 27, 2002, there were approximately 1,068 JCPenney department stores located across the country. In addition to its department stores, JCPenney is also generates revenues through its JCPenney catalog sales group. J.C. Penney Company, Inc. is listed on the New York Stock Exchange under the symbol JCP. J.C. Penney Company Inc.'s senior unsecured debt is rated BBB--/BB by S&P and Fitch, respectively.

     Interest Rate; Application of Payments; Prepayments; Defeasance. The Hamilton Mall Mortgage Loan is an ARD Loan with an anticipated repayment date of June 11, 2012 and a stated maturity date of June 11, 2032. The Hamilton Mall Mortgage Loan will accrue interest on an Actual/360 Basis. Until its anticipated repayment date, in the absence of default, the Hamilton Mall Mortgage Loan will accrue interest at 6.950% per annum. From and after its anticipated repayment date, in the absence of default, the Hamilton Mall Mortgage Loan will accrue interest at a revised interest rate equal to the greater of (a) 11.950% per annum and (b) a specified treasury rate plus 5%.

     On the 11th day of each month, through and including the anticipated repayment date, the Hamilton Mall Borrower is required to make a constant monthly debt service payment on the Hamilton Mall Mortgage Loan equal to $516,319 (based on a 30-year amortization schedule). The Hamilton Mall Borrower is also required to make the reserve and escrow payments as described under "--Reserves and Escrows" below.

     From and after the related anticipated repayment date, the Hamilton Mall Borrower must apply excess cash flow (calculated in accordance with the related loan documents after the payment of scheduled debt service and certain reserves) from the Hamilton Mall Mortgaged Property toward additional amortization of the Hamilton Mall Mortgage Loan. The payment of any Post-ARD Additional Interest accrued on the Hamilton Mall Mortgage Loan will be deferred until the principal balance of the Hamilton Mall Mortgage Loan is repaid in full. To the extent permitted by law, that Post-ARD Additional Interest will compound at the revised interest rate.

     The Hamilton Mall Borrower is prohibited from voluntarily prepaying the Hamilton Mall Mortgage Loan prior to March 11, 2012. On and after March 11, 2012, the Hamilton Mall Borrower may prepay the HamiltonMall Mortgage Loan, in whole or in part, without payment of any prepayment consideration.

     The Hamilton Mall Borrower may defease the Hamilton Mall Mortgage Loan, in whole only, on any due date after the expiration of two years following the initial issuance of the series 2002-C4 certificates and prior to the related anticipated repayment date, and by doing so obtain the release of the Hamilton Mall Mortgaged Property. A defeasance will be effected by the Hamilton Mall Borrower's pledging substitute collateral that consists of non-callable United States Treasury obligations that produce payments which replicate the payment obligations of the Hamilton Mall Borrower under the Hamilton Mall Mortgage Loan and that are sufficient to pay off the Hamilton Mall Mortgage Loan in its entirety on the related anticipated repayment date. The Hamilton Mall Borrower's right to defease the Hamilton Mall Mortgage Loan is subject to S&P and Fitch each confirming that the defeasance would not result in a qualification, downgrade or withdrawal of the ratings then assigned to any class of series 2002-C4 certificates by such rating agency.

     Hamilton Mall. Hamilton Mall is an approximately 1,022,007 square foot regional mall located in Mays Landing, New Jersey, approximately 12 miles west of Atlantic City. The property was developed in 1987 and is anchored by three national department stores. Hamilton Mall's anchors are Macy's, Sears and JCPenney with an aggregate of 605,695 square feet or 59.3% of total gross leasable area. JCPenney owns its store and pad and thus neither is part of the Hamilton Mall Mortgaged Property. The Macy's and Sears stores, which together aggregate 446,924 square feet, are owned by the Hamilton Mall Borrower and leased to each of those respective anchors, and thus both those stores and pads are part of the Hamilton Mall Mortgaged Property. The Hamilton Mall Mortgaged Property, which aggregates 853,929 square feet, also consists of approximately 290,570 square feet of in-line mall space as well as 116,435 square feet of other outparcel space. In addition, an outparcel pad, improved with a 9,307 square foot Red Lobster restaurant owned by the tenant, is leased from the Hamilton Mall Borrower. This pad, but not the improvements, is part of the Hamilton Mall Mortgaged Property. Nationally recognized in-line retail tenants include Aeropostale, Ann Taylor Loft, The Disney Store, Gap/Gap Kids, Victoria's Secret and Limited Express. In-line store sales for the trailing twelve months ending March 31, 2002, as reported by the borrower, were $400 per square foot and occupancy costs for the same twelve-month period were 13.8%. As of June 3, 2002, based on square footage leased, in-line occupancy at Hamilton Mall was 94.1% and overall mall occupancy was 94.7%.


     The tables below provide the indicated information regarding tenants and leases at Hamilton Mall, based on the June 3, 2002 rent roll.


              GROSS LEASABLE AREA (GLA) OVERVIEW OF HAMILTON MALL



                                           APPROXIMATE                     ANCHOR LEASE
STORE                                      SQUARE FEET     AS % OF GLA     EXPIRATIONS
-----                                     -------------   -------------   -------------
    ANCHORS
     Macy's ...........................       240,000          23.5%        7/30/2016
     Sears ............................       206,924          20.2         9/30/2027
     JCPenney .........................       158,771          15.5            NAP
                                              -------         -----
    TOTAL ANCHOR SPACE ................       605,695          59.3%
    Good's Furniture ..................        57,959           5.7
    In-Line Mall Space ................       290,570          28.4
    Other and Outparcel Space .........        67,783           6.6
                                              -------         -----
    TOTAL GLA .........................     1,022,007         100.0%

     The following should be noted with respect to the table above--


     o The total GLA percentage presented may not reflect the exact sum of the information in the related column due to rounding.


     o JCPenney owns its store and pad, neither of which is part of the loan collateral.


     o One outparcel tenant owns its 9,307 square foot improvements and leases its pad from the Hamilton Mall Borrower. The pad, but not the improvements, is part of the loan collateral.


     o NAP means not applicable as the anchor owns its store and pad.


                 FIVE LARGEST IN-LINE TENANTS AT HAMILTON MALL



                                   APPROXIMATE          LEASE
TENANT                             SQUARE FEET     EXPIRATION DATE
------                            -------------   ----------------
    Gap/Gap Kids ..............       12,000      5/31/2006
    Lenscrafters ..............        7,298      9/30/2002
    Limited Express ...........        6,946      1/31/2007
    White Barn Candle .........        6,330      1/31/2011
    Lerner ....................        6,259      1/31/2009
                                      ------
    TOTAL .....................       38,833

        LEASE EXPIRATION SCHEDULE FOR IN-LINE TENANTS AT HAMILTON MALL



                                            APPROXIMATE          AS % OF
                                         EXPIRING IN-LINE     TOTAL IN-LINE
YEAR                                        SQUARE FEET        SQUARE FEET     CUMULATIVE %
-------------------------------------   ------------------   --------------   -------------
    2002 ............................          21,262               7.3%            7.3%
    2003 ............................          20,086               6.9            14.2
    2004 ............................           9,012               3.1            17.3
    2005 ............................          17,741               6.1            23.4
    2006 ............................          25,829               8.9            32.3
    2007 ............................          44,323              15.3            47.6
    2008 ............................          45,672              15.7            63.3
    2009 ............................          25,938               8.9            72.2
    2010 ............................          31,999              11.0            83.2
    2011 ............................          30,140              10.4            93.6
    2012 and beyond .................           1,300               0.4            94.1
    Vacant ..........................          17,268               5.9           100.0%
                                               ------             -----
    TOTAL ...........................         290,570             100.0%
    5 year average rollover .........          18,786               6.5%
    7 year average rollover .........          26,275               9.0%

     The following should be noted with respect to the table above--

     o The total in-line square foot percentage presented may not reflect the exact sum of the information in the related column due to rounding.

     o Expiring square feet in 2002 includes any month-to-month tenancies.

     o The expiring square feet in 2009 is exclusive of 57,959 square feet related to Good's Furniture.

     o The average rollover information shown at the bottom of the table reflects actual leased rollover based on total in-line square feet.

     Property Management. The Hamilton Mall Mortgaged Property is managed by Kravco Company, an affiliate and one of the Sponsors of the Hamilton Mall Borrower.

     Cut-off Date Loan-to-Value Ratio. Based on an appraisal conducted in May 2002 by a third-party appraiser, the appraised value of the Hamilton Mall Mortgaged Property is $113,000,000. Based on that appraised value, the Hamilton Mall Mortgage Loan has a Cut-off Date Loan-to-Value Ratio of 68.9%.

     Underwritten Debt Service Coverage Ratio. The U/W Net Cash Flow for the Hamilton Mall Mortgaged Property was calculated to be $8,674,909. Based on that U/W Net Cash Flow, the Hamilton Mall Mortgage Loan has an Underwritten Debt Service Coverage Ratio of 1.40x.

     Reserves and Escrows. The Hamilton Mall Borrower is required to make escrow payments, as follows: (a) a monthly payment equal to 1/12th of $106,200 to be deposited into a replacement reserve account, and (b) a monthly payment of taxes and, if the Hamilton Mall Borrower does not have blanket insurance policies of the kind described in the following sentence, insurance premiums with respect to the Hamilton Mall Mortgaged Property. If the Hamilton Mall Borrower provides satisfactory evidence to the mortgagee that the insurance policies required to be maintained under the Hamilton Mall Mortgage Loan are maintained under blanket insurance policies in respect of which premiums have been fully paid, and if there is no continuing event of default under the Hamilton Mall Mortgage Loan, the Hamilton Mall Borrower will not be required to make monthly deposits for the payment of insurance premiums. As of the cut-off date, the Hamilton Mall Borrower provided satisfactory evidence to the mortgagee and thus is not required to make these monthly insurance deposits.

     Hard Lockbox. The Hamilton Mall Borrower is required to deposit all rents derived from the Hamilton Mall Mortgaged Property directly into a segregated lockbox account under the sole control of the mortgagee. Funds shall be disbursed on a daily basis from the lockbox account to fund reserves for the monthly tax and (if applicable) insurance deposits, monthly debt service payments and monthly replacement reserve deposits. The excess funds shall be disbursed to the Hamilton Mall Borrower prior to the anticipated repayment date, and after the anticipated repayment date shall be applied first to fund a reserve for monthly budgeted operating expenses, then to fund any extraordinary expenses approved by the lender and then to the amortization of the principal balance of the Hamilton Mall Mortgage Loan and, after such balance is reduced to zero, the payment of any accrued and unpaid interest.


ADDITIONAL LOAN AND PROPERTY INFORMATION

     Delinquencies. None of the mortgage loans that we intend to include in the trust was, as of the cut-off date, or has been at any time during the 12-month period preceding that date, 30 days or more delinquent with respect to any monthly debt service payment.

     Tenant Matters. Described and listed below are special considerations regarding tenants at the mortgaged real properties for the mortgage loans that we intend to include in the trust--

     o Fifty-eight (58) of the mortgaged real properties, securing 45.5% of the initial mortgage pool balance, are, in each case, a retail property, an office property or an industrial/warehouse property that is leased to one or more major tenants that each occupy at least 25% of the net rentable area of the particular property.

     o Eighteen (18) of the mortgaged real properties, securing 5.1% of the initial mortgage pool balance, are entirely or substantially leased to a single tenant.

     o A number of companies are major tenants at more than one of the mortgaged real properties.

     o There are several cases in which a particular entity is a tenant at more than one of the mortgaged real properties, and although it may not be a major tenant at any of those properties, it is significant to the success of the properties.

     o Certain tenants at the mortgaged real properties, including Kmart Corporation, located at the mortgaged real property identified on Annex A-1 to this prospectus supplement as Orange Plaza, are a party to a bankruptcy proceeding. Kmart Corporation has not yet rejected its lease. However, at closing the borrower under the Orange Plaza Mortgage Loan posted a letter of credit with the lender in the face amount of $1 million to offset any potential re-tenanting costs associated with re-leasing this space.

     o One (1) of the mortgaged real properties, securing 0.5% of the initial mortgage pool balance, is a multifamily rental property that has a material tenant concentration of students.

     o Certain tenant leases at the mortgaged real properties have terms that are shorter than the terms of the related mortgage loans and, in some cases, significantly shorter.

     o Certain of the mortgaged real properties used for multifamily rental purposes are located in states and/or municipalities where laws or ordinances impose limitations on increases in rent on the rental units of such mortgaged real properties.

     o Twelve (12) of the mortgaged real properties, securing 1.0% of the initial mortgage pool balance, are multifamily rental properties that receive rent subsidies from the United States Department of Housing and Urban Development under its Section 8 program or otherwise.

     Master Leases. One (1) of the mortgage loans that we intend to include in the trust, representing 0.5% of the initial mortgage pool balance, is secured by a mortgage lien on the borrower's leasehold interest in all or a material portion of the corresponding mortgaged real property, but not by a mortgage lien on the fee interest in the portion of that property subject to the related master lease. Such master lease, taking into account all exercised extension options and all options that may be exercised by the lender (if not already exercised by the borrower), expires more than 10 years after the stated maturity of the related mortgage loan and the related lessor has agreed to give the holder of that mortgage loan notice of, and the right to cure, any default or breach by the lessee.

     Other Financing. As discussed under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans" in this prospectus supplement: (a) the Valley Fair Mall Mortgaged Property secures another mortgage loan, in the principal amount of $49,736,241, that is not included in the trust; and (b) the 1166 Avenue of the Americas Mortgaged Property also secures another mortgage loan, in the principal amount of $147,364,000, that is not included in the trust.

     The fourth largest mortgage loan in the trust, which is described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Hamilton Mall Loan" in this prospectus supplement and which represents 5.3% of the initial mortgage pool balance, permits additional financing, the proceeds of which (to the extent not used to pay reasonable closing costs and expenses) are to be used in connection with the Hamilton Mall Mortgaged Property. Such additional financing must be secured by a pledge, mortgage or encumbrance of any indirect interest in the Hamilton Mall Borrower or the Hamilton Mall Mortgaged Property, and is additionally subject to the satisfaction of certain specified legal conditions, including that--

     (a) any such mortgage on the Hamilton Mall Mortgaged Property is subordinate to the lien of the Hamilton Mall Mortgage Loan,

     (b) the total loan-to-value ratio, after giving effect to such additional financing, is equal to or less than 70% based on a current appraisal reasonably satisfactory to the lender,

     (c) an intercreditor agreement reasonably satisfactory to the lender is executed by the lender and the provider of the additional financing,

     (d) any payments of principal and/or interest under the additional financing shall only be made from excess cash flow after debt service on the Hamilton Mall Mortgage Loan, and

     (e) S&P and Fitch each confirm that the additional financing and related pledge, mortgage or encumbrance will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned to any class of series 2002-C4 certificates by such rating agency.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other borrowers under the mortgage loans that we intend to include in the trust, that have any secured subordinate debt encumbering the related mortgaged real property.

     With respect to the mortgage loans secured by the mortgaged real properties identified on Annex A-1 to this prospectus supplement as Horizon (Laughlin), Horizon (Medford) and Horizon (Warrenton), which collectively represent 1.5% of the initial mortgage pool balance, the members of the related borrowers have pledged their respective equity interests in the applicable borrowers to secure mezzanine loans in the original principal amounts of $1,750,000, $1,000,000 and $750,000, respectively, which mezzanine loans provide for periodic debt service payments prior to the release of excess cash flow to the mortgagee and mature, in each case, on July 11, 2005. The holders of such indebtedness have each executed an intercreditor agreement with the related mortgagee that provides, among other things, that the mezzanine loan is subordinate to the full payment of that mortgage loan, and no payments will be made on the mezzanine loan from funds derived from the related mortgaged real property upon the occurrence of an event of default under the mortgage loan.

     In the case of some of the other mortgage loans that we intend to include in the trust, including the Hamilton Mall Mortgage Loan as described above, one or more of the principals of the related borrower may in the future also incur mezzanine debt. For instance, with respect to the 605 Third Avenue Mortgage Loan, the related borrower may in the future incur up to $20,000,000 of mezzanine debt, subject to certain conditions, including. without limitation, that the related borrower deliver rating agency confirmation and maintain an aggregate loan-to-value ratio of no greater than 61.5%, as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 605 Third Avenue Mortgage Loan--Mezzanine Financing" above. Mezzanine debt is secured by the principal's ownership interest in the borrower. While the mezzanine lender has no security interest in or rights to the related mortgaged real properties, a default under the mezzanine loan could cause a change in control of the related borrower.

     Except as disclosed under this "--Other Financing" subsection, we are not aware of any other mezzanine debt affecting borrowers under the mortgage loans that we intend to include in the trust.

     In addition, some of the borrowers under the mortgage loans that we intend to include in the trust have incurred or may, in the future, be permitted to incur unsecured debt, other than that mentioned in the preceding paragraphs, in addition to customary trade debt and equipment financing.

     Additional debt, in any form, may cause a diversion of funds from property maintenance and increase the likelihood that the borrower will become the subject of a bankruptcy proceeding. See "Risk Factors--Subordinate Debt Increases the Likelihood that a Borrower Will Default on a Mortgage Loan Underlying Your Offered Certificates" and "Legal Aspects of Mortgage Loans--Subordinate Financing" in the accompanying prospectus.

     Zoning and Building Code Compliance. In connection with the origination of each mortgage loan that we intend to include in the trust, the related originator examined whether the use and operation of the mortgaged real property were in material compliance with zoning, land-use, building, fire and safety ordinances, rules, regulations and orders then applicable to that property. Evidence of this compliance may have been in the form of legal opinions, surveys, recorded documents, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports and/or representations by the related borrower. Where the property as currently operated is a permitted nonconforming use and/or structure and the improvements may not be rebuilt to the same dimensions or used in the same manner in the event of a major casualty, the related originator--

     o determined that any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring;

     o determined that casualty insurance proceeds would be available in an amount estimated by the originator to be sufficient to pay off the related mortgage loan in full;

     o determined that the mortgaged real property, if permitted to be repaired or restored in conformity with current law, would in the originator's judgment constitute adequate security for the related mortgage loan; and/or

     o required law and ordinance insurance.

     Lockboxes. One hundred three (103) mortgage loans that we intend to include in the trust fund, representing approximately 98.1% of the initial mortgage pool balance, generally provide that all rents, credit card receipts, accounts receivables payments and other income derived from the related mortgaged real properties will be paid into one of the following types of lockboxes:

     o HARD LOCKBOX. Tenants are directed to pay rents directly to a lockbox account controlled by the lender, except that with respect to multifamily properties, income is collected and deposited in the lockbox account by the manager of the mortgaged real property or, in some cases, the borrower, and with respect to hospitality properties, cash or "over-the-counter" receipts are deposited into the lockbox account by the manager, while credit card receivables are, with some exceptions, deposited directly into a lockbox account. In the case of a hard lockbox, funds deposited into the lockbox account are disbursed either--

       1. in accordance with the related loan documents to satisfy the borrower's obligation to pay, among other things, current debt service payments, taxes and insurance and reserve account deposits with the remainder disbursed to the borrower; or

       2. to the borrower on a daily or other periodic basis, until the occurrence of a triggering event, following which the funds will be disbursed to satisfy the borrower's obligation to pay, among other things, debt service payments, taxes and insurance and reserve account deposits.

     o SPRINGING LOCKBOX. Income is collected by or otherwise accessible to the borrower until the occurrence of a triggering event, following which a hard lockbox as described above is put in place, from which funds are disbursed to a lender controlled account and used to pay, among other things, debt service payments, taxes and insurance and reserve account deposits, with the remainder disbursed to the borrower. Examples of triggering events may include:

       1. a failure to pay the related mortgage loan in full on or before any related anticipated repayment date; or

       2. a decline, by more than a specified amount, in the net operating income of the related mortgaged real property; or

       3. a failure to meet a specified debt service coverage ratio; or

       4. an event of default under the mortgage.

     For purposes of this prospectus supplement, a springing lockbox can be either an account that is currently under the control of both the lender and the borrower, but which comes under the sole control of the lender upon the occurrence of the trigger event, or an account that is required to be established by the borrower upon the occurrence of the trigger event.

     The 103 mortgage loans referred to above provide for lockbox accounts as follows:



                                              % OF INITIAL
                              NUMBER OF         MORTGAGE
TYPE OF LOCKBOX            MORTGAGE LOANS     POOL BALANCE
-----------------------   ----------------   -------------
    Springing .........          81               32.5%
    Hard ..............          22               65.6%

     Property, Liability and Other Insurance. Although exceptions exist, such as in cases where tenants are permitted to self-insure, the loan documents for each of the mortgage loans that we intend to include in the trust generally require the related borrower to maintain or cause to be maintained with respect to the corresponding mortgaged real property the following insurance coverage--

     o property insurance in an amount that generally is, subject to a customary deductible, at least equal to the lesser of--

       1. the outstanding principal balance of the subject pooled mortgage loan (or, in the case of the Valley Fair Mall Mortgage Loan, the outstanding principal balance of the Valley Fair Mall Loan Pair and, in the case of the 1166 Avenue of the Americas Mortgage Loan, the outstanding principal balance of the 1166 Avenue of the Americas Loan
          Pair), and

       2. the full insurable replacement cost of the improvements located on the insured property;

     o if any portion of the improvements at the property was in an area identified in the federal register by the Federal Emergency Management Agency as having special flood hazards, flood insurance meeting the requirements of the Federal Insurance Administration guidelines, if available, in an amount that is equal to the least of--

       1. the outstanding principal balance of the subject pooled mortgage loan (or, in the case of the Valley Fair Mall Mortgage Loan, the outstanding principal balance of the Valley Fair Mall Loan Pair and, in the case of the 1166 Avenue of the Americas Mortgage Loan, the outstanding principal balance of the 1166 Avenue of the Americas Loan
          Pair),

       2. the full insurable value of the improvements on the insured property that are located in the area identified as having specific flood hazards,

       3. the maximum amount of insurance available under the National Flood Insurance Act of 1968, and

       4. the full replacement cost of the improvements located on the mortgaged real property;

     o comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the insured property, in such an amount as is generally required by reasonably prudent commercial lenders with respect to properties similar to the mortgaged real properties in similar locales; and

     o business interruption or rent loss insurance in an amount not less than the projected rental income or revenue from the insured property for at least 12 months.

     With respect to substantially all of the mortgage loans that we intend to include in the trust, the related loan documents generally provide that either
(a) the borrowers are required to maintain full or partial insurance coverage for property damage to the related mortgaged real property against certain acts of terrorism (except that the requirement to obtain such insurance coverage may be subject to, in certain instances, the commercial availability of that coverage, certain limitations with respect to the cost thereof and/or whether such hazards are at the time commonly insured against for property similar to such mortgaged real properties and located in or around the region in which such mortgaged real property is located) or (b) the borrowers are required to provide such additional insurance coverage as lender may reasonably require to protect its interests or to cover such hazards as are commonly insured against for similarly situated properties, (c) a credit-rated tenant is obligated to restore the mortgaged real property in the event of a casualty, or (d) a principal of the borrower has agreed to be responsible for losses resulting from terrorist acts which are not otherwise covered by insurance. Such policies may also not provide coverage for biological, chemical or nuclear events.

     The mortgaged real properties for the mortgage loans that we intend to include in the trust, including certain of those properties located in California, are generally not insured against earthquake risks. However, if a mortgaged real property was located in California or in seismic zones 3 or 4 and seismic reports concluded that the mortgaged real property was likely to experience a probable maximum or bounded loss in excess of 20% of the estimated replacement cost of the improvements as a result of an earthquake, the borrower or a tenant occupying the entire mortgaged real property was required to obtain earthquake insurance. It should be noted, however, that because the seismic assessments may not necessarily have used the same assumptions in assessing probable maximum loss, it is possible that some of the mortgaged real properties that were considered unlikely to experience a probable maximum loss in excess of 20% of estimated replacement cost might have been the subject of a higher estimate had different assumptions been used.

     Twenty-Three (23) of the mortgaged real properties, securing 7.0% of the initial mortgage pool balance, are located in Florida, Texas or Louisiana, states that have historically been at greater risk than other states regarding other acts of nature, such as hurricanes and tornadoes. All 23 of those mortgaged real properties, together with a significant number of mortgaged real properties located in various other states, are covered by windstorm insurance.


     Various forms of insurance maintained with respect to any of the mortgaged real properties for the pooled mortgage loans, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the loans in the trust. See "Risk Factors--Lack of Insurance Coverage Exposes a Trust to Risk for Particular Special Hazard Losses" in the accompanying prospectus.

     The applicable originator and its successors and assigns are the beneficiaries under separate title insurance policies with respect to each mortgage loan that we intend to include in the trust. Each title insurer may enter into such co-insurance and reinsurance arrangements with respect to the title insurance policy as are customary in the title insurance industry. Subject to standard exceptions, including those regarding claims made in the context of insolvency proceedings, each title insurance policy will provide coverage to the trustee for the benefit of the series 2002-C4 certificateholders for claims made against the trustee regarding the priority and validity of the borrowers' title to the subject mortgaged real property.


ASSESSMENTS OF PROPERTY CONDITION

     Property Inspections. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was inspected in connection with the origination or acquisition of that mortgage loan to assess its general condition.

     Appraisals. Each of the mortgaged real properties securing a mortgage loan that we intend to include in the trust was appraised by a state certified appraiser or an appraiser belonging to the Appraisal Institute. Those appraisals were conducted in accordance with the Appraisal Foundation's Uniform Standards of Professional Appraisal Practices. Each of those appraisals was conducted within 12 months of the origination of the related mortgage loan that we intend to include in the trust. The dates of those appraisals are indicated on Annex A-1 to this prospectus supplement. In the case of four (4) mortgage loans that we intend to include in the trust that were originated more than 24 months prior to the cut-off date, a new appraisal was obtained within the 12-month period preceding the cut-off date. With some exceptions, each of the resulting appraisal reports or a separate letter contains a statement by the appraiser stating that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal. We have not independently verified the accuracy of that statement with respect to any of those properties. The primary purpose of each of those appraisals was to provide an opinion of the fair market value of the related mortgaged real property. There can be no assurance that another appraiser would have arrived at the same opinion of value. The resulting appraised values are shown on Annex A-1 to this prospectus supplement.

     Environmental Assessments. A third-party consultant conducted a Phase I environmental assessment, updated a previously conducted Phase I environmental site assessment or, in the case of 18 mortgaged real properties, securing 1.1% of the initial mortgage pool balance, conducted a transaction screen, with respect to each of the mortgaged real properties underlying the pooled mortgage loans. Except in the case of five (5) mortgaged real properties, securing mortgage loans representing 0.5% of the initial mortgage pool balance, such reports were completed during the 12-month period ending on the cut-off date. Additionally, all such reports were completed within the 24-month period ending on the cut-off date.

     The environmental assessment conducted at any particular mortgaged real property did not necessarily cover all potential environmental issues. For example, tests for radon, lead-based paint and lead in drinking water were performed in most instances only at multifamily rental properties and only when the originator of the related mortgage loan or the environmental consultant involved believed this testing was warranted under the circumstances.

     The above-described environmental assessments may have identified various adverse or potentially adverse environmental conditions at the respective mortgaged real properties. In many cases, the identified condition related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related loan documents generally required--

     o the continuation or the establishment of an operation and maintenance plan to address the issue, or

     o the implementation of a remediation program.

     If the particular asbestos-containing materials or lead-based paint was in poor condition, then this could result in a claim for damages by any party injured by the condition.

     In other cases where the environmental consultant recommended that action be taken in respect of an adverse or potentially adverse environmental condition, the related originator of the mortgage loan generally required the related borrower:

     1. to carry out the specific remedial measures prior to closing if no third party was identified as being responsible for the remediation; or

     2. to carry out the specific remedial measures post-closing and deposit with the lender a cash reserve in an amount generally equal to 125% of the estimated cost to complete the remedial measures; or

     3. to monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified in the related loan documents; or

     4. to obtain environmental insurance.

     Some borrowers under the mortgage loans may not have satisfied all post-closing obligations required by the related loan documents with respect to environmental matters. There can be no assurance that recommended operations and maintenance plans have been implemented or will continue to be complied with.

     In some cases, the environmental consultant did not recommend that any action be taken with respect to a potential adverse environmental condition at a mortgaged real property because a responsible party with respect to that condition had already been identified. There can be no assurance, however, that such a responsible party will be willing or financially able to address the subject condition.

     In several cases, the environmental assessment for a mortgaged real property identified potential and, in some cases, serious environmental problems at nearby properties. Such assessment generally indicated, however, that--

     o the mortgaged real property had not been affected or had been minimally affected,

     o the potential for the problem to affect the mortgaged real property was limited, or

     o a person responsible for remediation had been identified.

     The information provided by us in this prospectus supplement regarding environmental conditions at the respective mortgaged real properties is based on the results of the environmental assessments referred to in this "--Assessments of Property Condition--Environmental Assessments" subsection and has not been independently verified by us, the underwriters or any of our or their respective affiliates.

     There can be no assurance that the environmental assessments referred to above identified all environmental conditions and risks at, or that any environmental conditions will not have a material adverse effect on the value of or cash flow from, one or more of the mortgaged real properties securing the pooled mortgage loans.

     Environmental Insurance. As discussed above, certain mortgaged real properties securing the pooled mortgage loans are, in each case, covered by a secured creditor impaired property policy. Each of these policies provides coverage for the following losses, subject to the applicable deductible, policy terms and exclusions, individual and policy aggregate limits, and further subject to the conditions and limitations set forth below:

     1. If during the term of the policy there is an event of default under the subject mortgage loan and a pollution condition that was discovered prior to or during the default, or that was disclosed to the insurer prior to the effective date of the policy, and the holder of the note has not foreclosed on the collateral, the insurer will (if the pollution condition exists at the time of default) indemnify the trust for the outstanding balance on the date of default, including interest from the date of default until the date that the outstanding balance is paid, interest on any advances of scheduled payments made by the trust after the date of default as well as advances and interest on advances for property protection for up to ten percent of the outstanding balance on the date of default. Under the policy, a "pollution condition" is the presence of hazardous substances on, under or emanating from the property in concentrations or amounts exceeding the maximum levels allowed by applicable environmental laws or a government order or directive.

     2. If the trust becomes legally obligated to pay for claims for bodily injury, property damage or clean-up costs resulting from pollution conditions on, under or emanating from the property that are made against the insured and reported to the insurer during the policy period, the insurer will defend against and pay such claims.

     3. If the trust incurs clean-up costs after enforcing the related mortgage, the insurer will pay for clean-up costs sustained as a result of pollution conditions on, under or emanating from the property provided that the trust reports the pollution conditions to the appropriate governmental agency in accordance with applicable environmental laws in effect at the time of the discovery of the pollution conditions.


     The secured creditor impaired property policies described above require that the insured or the party having direct responsibility for administering or servicing the trust provide the insurer with written notice of a claim as soon as possible but no later than 45 days after first learning of the default and pollution condition or loss. In addition to other excluded matters, the policy does not cover claims arising out of the presence of lead-based paint or asbestos, penalties arising out of violations of law or clean-up costs that are voluntarily incurred. The environmental insurance may be provided under a blanket insurance policy covering other real properties, some of which may not secure loans in the trust. See "--Property, Liability and Other Insurance" above.


     The premium for the secured creditor impaired property policies described above has been paid in full as of the date of the initial issuance of the offered certificates.


     Engineering Assessments. In connection with the origination process, various engineering firms inspected the respective mortgaged real properties securing the mortgage loans that we intend to include in the trust, to assess the structure, exterior walls, roofing, interior structure and mechanical and electrical systems. The resulting reports indicated deferred maintenance items and/or recommended capital improvements with respect to some of those mortgaged real properties. In cases where the cost of repair was deemed material, the related borrowers were generally required to deposit with the lender an amount generally equal to 125% of the engineering firm's estimated cost of the recommended repairs, corrections or replacements to assure their completion.


ASSIGNMENT OF THE UNDERLYING MORTGAGE LOANS


     On or before the date of initial issuance of the offered certificates, without regard to the Valley Fair Mall Mortgage Loan, we will acquire 68 mortgage loans, totalling $519,345,240, from the Lehman Mortgage Loan Seller, and 45 mortgage loans, totalling $641,158,248, from the UBS Mortgage Loan Seller. The Valley Fair Mall Mortgage Loan, which has an unpaid principal balance of $294,734,810, was originated on a 50/50 basis by an affiliate of the Lehman Mortgage Loan Seller and by the UBS Mortgage Loan Seller. We will acquire the Valley Fair Mall Mortgage Loan from the Lehman Mortgage Loan Seller. In each case, the transferor will assign the subject mortgage loans, without recourse, to the transferee.



     In connection with the foregoing transfers, the UBS Mortgage Loan Seller will be required to deliver to the trustee the following documents with respect to each UBS Mortgage Loan, and we will be required to deliver to the trustee, the original promissory note evidencing, and a copy of the related intercreditor agreement with respect to, the 1166 Avenue of the Americas Mortgage Loan, and the following documents, among others, with respect to each Lehman Mortgage Loan (other than the 1166 Avenue of the Americas Mortgage
Loan);


     o either--


       1.  the original promissory note evidencing that mortgage loan, or


       2. if the original promissory note has been lost, a copy of that note, together with a lost note affidavit and indemnity;


     o the original or a copy of the mortgage instrument, together with originals or copies of any intervening assignments of the mortgage instrument;


     o the original or a copy of any separate assignment of leases and rents, together with originals or copies of any intervening assignments of that assignment of leases and rents;


     o either--


       1. an executed assignment of the mortgage instrument in favor of the trustee, in recordable form except for missing recording information relating to that mortgage instrument, or

       2. a certified copy of that assignment as sent for recording;

     o either--

       1. an executed assignment of any separate assignment of leases and rents in favor of the trustee, in recordable form except for missing recording information relating to that assignment of leases and rents, or

       2. a certified copy of that assignment as sent for recording; and

     o an original or copy of the related lender's title insurance policy, or if a title insurance policy has not yet been issued, a "marked-up" commitment for title insurance or a pro forma policy.

     The trustee, either directly or through a custodian, is required to hold all of the documents delivered to it with respect to the pooled mortgage loans, in trust for the benefit of the series 2002-C4 certificateholders. Within a specified period of time following that delivery, the trustee, directly or through a custodian, will be further required to conduct a review of those documents. The scope of the trustee's review of those documents will, in general, be limited solely to confirming that they have been received. None of the trustee, the master servicer, the special servicer or any custodian is under any duty or obligation to inspect, review or examine any of the documents relating to the pooled mortgage loans to determine whether the document is valid, effective, enforceable, in recordable form or otherwise appropriate for the represented purpose.

     The above loan documents, among others, with respect to the 1166 Avenue of the Americas Mortgage Loan (with the exception of the original mortgage note evidencing the 1166 Avenue of the Americas Mortgage Loan) have been delivered to the trustee for our series 2002-C5 commercial mortgage securitization in accordance with the series 2002-C5 trust and servicing agreement.

     If, as provided in the series 2002-C4 pooling and servicing agreement--

     o any of the above-described documents required to be delivered by us or the UBS Mortgage Loan Seller to the trustee is not delivered or is otherwise defective, and

     o that omission or defect materially and adversely affects the interests of the series 2002-C4 certificateholders in the subject loan,

then the omission or defect will constitute a material document defect as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.

     Within a specified period following the later of--

     o the date on which the offered certificates are initially issued, and

     o the date on which all recording information necessary to complete the subject document is received by the trustee,

one or more independent third party contractors, retained at the expense of the Lehman Mortgage Loan Seller and the UBS Mortgage Loan Seller, must submit for recording in the real property records of the applicable jurisdiction each of the assignments of recorded loan documents in favor of the trustee described above. Because most of the mortgage loans that we intend to include in the trust are newly originated, many of those assignments cannot be completed and recorded until the related mortgage and/or assignment of leases and rents, reflecting the necessary recording information, is returned from the applicable recording office.


REPRESENTATIONS AND WARRANTIES

     As of the date of initial issuance of the offered certificates, we will make with respect to each Lehman Mortgage Loan that we include in the trust, and the UBS Mortgage Loan Seller will make with respect to each UBS Mortgage Loan that we include in the trust, representations and warranties generally to the effect described below, together with any other representations and warranties as may be required by the applicable rating agencies:

     o The information pertaining to the mortgage loan set forth in the loan schedule attached to the series 2002-C4 pooling and servicing agreement, regarding, among other things, its cut-off date principal balance, its mortgage interest rate and the amount of the next monthly payment, will be true and correct in all material respects as of the cut-off date.

     o The representing party is the owner of the mortgage loan, has good title to it, has full right, power and authority to sell, assign and transfer the mortgage loan and is transferring the mortgage loan free and clear of any and all liens, pledges, charges and security interests of any nature encumbering the mortgage loan, other than servicing rights.

     o To the knowledge of the representing party, as of the date of its origination, the mortgage loan complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of the mortgage loan, including applicable usury laws.


     o The proceeds of the mortgage loan have been fully disbursed (except in those cases where the full amount of the mortgage loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the mortgaged real property), and there is no requirement for future advances.


     o The promissory note, each mortgage instrument, and each assignment of leases and rents, if any, with respect to the mortgage loan is the legal, valid and binding obligation of the maker thereof, subject to any nonrecourse provisions in the particular document and any state anti-deficiency legislation, and is enforceable in accordance with its terms, except that (1) such enforcement may be limited by (a) bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and/or other similar laws and (b) by general principles of equity, regardless of whether that enforcement is considered in a proceeding in equity or at law, and (2) certain provisions in the subject agreement or instrument may be further limited or rendered unenforceable by applicable law, but subject to the limitations set forth in clause (1) above, those limitations will not render the subject agreement or instrument invalid as a whole or substantially interfere with the mortgagee's realization of the principal benefits and/or security provided by the subject agreement or instrument.


     o Each related mortgage instrument is a valid and, subject to the exceptions and limitations in the preceding bullet, enforceable first lien on the related mortgaged real property, free and clear of all encumbrances and liens having priority over or on a parity with the first lien of the mortgage instrument, except for Permitted Encumbrances. The Permitted Encumbrances do not, individually or in the aggregate, materially and adversely interfere with the security intended to be provided by the related mortgage instrument, the current principal use of the related mortgaged real property or the current ability of the related mortgaged real property to generate sufficient cashflow to enable the related borrower to timely pay in full the principal and interest on the subject mortgage loan (other than a balloon payment, which would require a refinancing).


     o To the actual knowledge of the representing party, subject to the exceptions and limitations on enforceability in the second preceding bullet, there is no valid offset, defense, counterclaim or right of rescission with respect to the promissory note or any related mortgage instrument or other agreement executed by the related borrower in connection with the mortgage loan.


     o The assignment of each related mortgage instrument in favor of the trustee constitutes the legal, valid, binding and, subject to the limitations and exceptions in the third preceding bullet, enforceable assignment of that mortgage instrument to the trustee.


     o To the actual knowledge of the representing party, all taxes and governmental assessments that prior to the cut-off date became due and payable in respect of, and materially affect, any related mortgaged real property, have been paid or are not yet delinquent, or an escrow of funds in an amount sufficient to cover those payments has been established.


     o To the actual knowledge of the representing party, there is no proceeding pending for total or partial condemnation of each related mortgaged real property that materially affects its value, and each related mortgaged real property was free of material damage.


     o To the actual knowledge of the representing party, except where a tenant under a lease is permitted to self-insure, all insurance required under the mortgage loan was in full force and effect with respect to each related mortgaged real property.


     o As of the date of initial issuance of the offered certificates, the mortgage loan is not 30 days or more past due in respect of any scheduled payment of principal and/or interest.


     o To the actual knowledge of the representing party, the related borrower is not a debtor in any bankruptcy, reorganization, insolvency or comparable proceeding.

     In addition, the Lehman Mortgage Loan Seller will represent and warrant as to compliance with certain document delivery requirements relating to the 1166 Avenue of the Americas Loan Pair and deliveries to the trustee for our series 2002-C5 commercial mortgage securitization, imposed under the series 2002-C5 trust and servicing agreement.

     If, as provided in the series 2002-C4 pooling and servicing agreement--

     o there exists a breach of any of the above-described representations and warranties made by us or the UBS Mortgage Loan Seller, and

     o that breach materially and adversely affects the interests of the series 2002-C4 certificateholders in the subject mortgage loan,

then that breach will be a material breach as to which the trust will have the rights against us or the UBS Mortgage Loan Seller, as applicable, described under "--Cures and Repurchases" below.


CURES AND REPURCHASES

     If there exists a material breach of any of the representations and warranties made by us with respect to any of the Lehman Mortgage Loans or by the UBS Mortgage Loan Seller with respect to any of the UBS Mortgage Loans, as discussed under "--Representations and Warranties" above, or if there exists a material document defect with respect to any Lehman Mortgage Loan or UBS Mortgage Loan, as discussed under "--Assignment of the Underlying Mortgage Loans" above, then we, in the case of a Lehman Mortgage Loan, and the UBS Mortgage Loan Seller, in the case of a UBS Mortgage Loan, will be required either:

     o to remedy that material breach or material document defect, as the case may be, in all material respects, or

     o to repurchase the affected mortgage loan at a price generally equal to the sum of--

       1. the unpaid principal balance of that mortgage loan at the time of purchase, plus

       2. all unpaid interest, other than Post-ARD Additional Interest and Default Interest, due with respect to that mortgage loan pursuant to the related loan documents through the due date in the collection period of purchase, plus

       3. all unreimbursed servicing advances relating to that mortgage loan, plus

       4. all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan, plus

       5. to the extent not otherwise covered by clause 4. of this bullet, all unpaid special servicing fees and other Additional Trust Fund Expenses related to that mortgage loan.

     The time period within which we or the UBS Mortgage Loan Seller must complete that remedy or repurchase will generally be limited to 90 days following the earlier of the responsible party's discovery or receipt of notice of the subject material breach or material document defect, as the case may be. However, if the responsible party is diligently attempting to correct the problem, then, with limited exception, it will be entitled to an additional 90 days (or more in the case of a material document defect resulting from the failure of the responsible party to have received the recorded documents) to complete that remedy or repurchase.

     If a material breach or a material document defect exists with respect to any pooled mortgage loan that is cross-collateralized with one or more other mortgage loans in the trust, if the cross-collateralization can be terminated without any adverse tax consequence for the trust, and if the series 2002-C4 controlling class representative so consents, then we or the UBS Mortgage Loan Seller, as applicable, will be permitted, subject to specified conditions, to repurchase only the affected mortgage loan. Otherwise, the entire cross-collateralized group will be treated as a single mortgage loan for purposes of--

     o determining the materiality of the subject breach or document defect, and

     o the repurchase remedy.

     The cure/repurchase obligations of us and the UBS Mortgage Loan Seller described above will constitute the sole remedy available to the series 2002-C4 certificateholders in connection with a material breach of any representations or warranties or a material document defect with respect to any mortgage loan in the trust.

     In addition, in the event that the mortgagor with respect to a mortgage loan that is included in an individual loan REMIC notifies the master servicer that it intends to defease such mortgage loan on or before the second anniversary of the date of initial issuance of the offered certificates, the related mortgage loan seller is required to repurchase that mortgage loan at a purchase price generally equal to that set forth in the second bullet of this "--Cures and Repurchases" section.

     No other person will be obligated to repurchase any affected mortgage loan in connection with a material breach of any of the representations and warranties or a material document defect or an early defeasance, if we or the UBS Mortgage Loan Seller, as the case may be, default on our obligations to do so. There can be no assurance that we or the UBS Mortgage Loan Seller will have sufficient assets to repurchase a mortgage loan if required to do so.


CHANGES IN MORTGAGE POOL CHARACTERISTICS

     The description in this prospectus supplement of the mortgage pool is based upon the mortgage pool as it is expected to be constituted at the time the offered certificates are issued, with adjustments for the monthly debt service payments due on the mortgage loans on or before the cut-off date. Prior to the issuance of the offered certificates, one or more mortgage loans may be removed from the mortgage pool if we consider the removal necessary or appropriate. A limited number of other mortgage loans may be included in the mortgage pool prior to the issuance of the offered certificates, unless including those mortgage loans would materially alter the characteristics of the mortgage pool as described in this prospectus supplement. We believe that the information in this prospectus supplement will be generally representative of the characteristics of the mortgage pool as it will be constituted at the time the offered certificates are issued. However, the range of mortgage interest rates and maturities, as well as the other characteristics of the pooled mortgage loans described in this prospectus supplement, may vary, and the actual initial mortgage pool balance may be as much as 5% larger or smaller than the initial mortgage pool balance specified in this prospectus supplement.


     A current report on Form 8-K will be available to purchasers of the offered certificates on or shortly after the date of initial issuance of the offered certificates. We will file that current report on Form 8-K, together with the series 2002-C4 pooling and servicing agreement as an exhibit, with the SEC within 15 days after the initial issuance of the offered certificates. If mortgage loans are removed from or added to the mortgage pool, that removal or addition will be noted in that current report on Form 8-K.

       SERVICING UNDER THE SERIES 2002-C4 POOLING AND SERVICING AGREEMENT


GENERAL

     The series 2002-C4 pooling and servicing agreement will govern the servicing and administration of the mortgage loans in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), as well as the servicing and administration of the Valley Fair Mall Companion Loan and any REO Properties acquired by the trust (other than in respect of the 1166 Avenue of the Americas Mortgage Loan) as a result of foreclosure or other similar action. The following summaries describe some of the provisions of the series 2002-C4 pooling and servicing agreement relating to the servicing and administration of those mortgage loans and REO Properties. You should also refer to the accompanying prospectus, in particular the section captioned "Description of the Governing Documents" for additional important information regarding provisions of the series 2002-C4 pooling and servicing agreement that relate to the rights and obligations of the master servicer and the special servicer.

     The series 2002-C4 pooling and servicing agreement provides that the master servicer and the special servicer must each service and administer the mortgage loans and any REO Properties in the trust for which it is responsible, together with, in each case when appropriate, the Valley Fair Mall Companion Loan, directly or through sub-servicers, in accordance with--

     o any and all applicable laws,

     o the express terms of the series 2002-C4 pooling and servicing agreement and, in the case of the Valley Fair Mall Loan Pair, the related co-lender agreement,

     o the express terms of the subject mortgage loans, and

     o to the extent consistent with the foregoing, the Servicing Standard.

     In general, the master servicer will be responsible for the servicing and administration of each pooled mortgage loan and Companion Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the related Companion Loan)--

     o as to which no Servicing Transfer Event has occurred, or

     o that is a worked-out mortgage loan as to which no new Servicing Transfer Event has occurred.

     The special servicer, on the other hand, will be responsible for the servicing and administration of each pooled mortgage loan and Companion Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the related Companion Loan) as to which a Servicing Transfer Event has occurred and which has not yet become a worked-out mortgage loan with respect to that Servicing Transfer Event. The special servicer will also be responsible for the administration of each REO Property acquired by the trust (other than in respect of the 1166 Avenue of the Americas Mortgage Loan).

     Despite the foregoing, the series 2002-C4 pooling and servicing agreement will require the master servicer to continue to collect information and prepare all reports to the trustee required to be collected or prepared with respect to any specially serviced mortgage loans (other than, if applicable, the 1166 Avenue of the Americas Mortgage Loan) and, otherwise, to render other incidental services with respect to any such specially serviced assets. In addition, the special servicer will perform limited duties and have certain approval rights regarding servicing actions with respect to non-specially serviced mortgage loans (other than the 1166 Avenue of the Americas Mortgage
Loan). Neither the master servicer nor the special servicer will have responsibility for the performance by the other of its respective obligations and duties under the series 2002-C4 pooling and servicing agreement.

     The master servicer will transfer servicing of a mortgage loan to the special servicer upon the occurrence of a Servicing Transfer Event with respect to that mortgage loan. The special servicer will return the servicing of that mortgage loan to the master servicer, and that mortgage loan will be considered to have been worked-out, if and when all Servicing Transfer Events with respect to that mortgage loan cease to exist. In the case of the Valley Fair Mall Loan Pair, the occurrence of a Servicing Transfer Event with respect to either mortgage loan in the Valley Fair Mall Loan Pair will automatically result in the occurrence of a Servicing Transfer Event with respect to the other loan in the Valley Fair Mall Loan Pair.

     Some of the mortgage loans that we intend to include in the trust are currently being serviced by third-party servicers that are entitled to and will become sub-servicers of these loans on behalf of the master servicer. Neither the trustee nor any other successor master servicer may terminate the sub-servicing agreement for any of those sub-servicers without cause.

     In general, for so long as the Valley Fair Mall Mortgage Loan is included in the trust, each of the Valley Fair Mall Companion Loan will be serviced and administered under the series 2002-C4 pooling and servicing agreement generally as if it was a pooled mortgage loan.

     Notwithstanding the foregoing, the 1166 Avenue of the Americas Mortgage Loan will, for the most part, not be serviced under the series 2002-C4 pooling and servicing agreement. Under the terms of the 1166 Avenue of the Americas Intercreditor Agreement, for so long as the 1166 Avenue of the Americas Companion Loan is part of our series 2002-C5 commercial mortgage securitization, the 1166 Avenue of the Americas Loan Pair will be serviced and administered by the master servicer and special servicer for such other securitization, in accordance with the series 2002-C5 trust and servicing agreement. See "Description of the Mortgage Pool--The 1166 Avenue of the Americas Mortgage Loan--Servicing of the 1166 Avenue of the Americas Loan Pair" in this prospectus supplement. The discussion below regarding servicing generally relates solely to the servicing of the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan) and the Valley Fair Mall Companion Loan, under the series 2002-C4 pooling and servicing agreement. The servicing arrangements under the series 2002-C5 trust and servicing agreement are similar, but not identical to, those under the series 2002-C4 pooling and servicing agreement. For more information regarding some significant differences between the servicing of the pooled mortgage loans under the series 2002-C4 pooling and servicing agreement and the servicing of the 1166 Avenue of the Americas Loan Pair under the series 2002-C5 trust and servicing agreement, see "Description of the Mortgage Pool--The 1166 Avenue of the Americas Mortgage Loan--Comparison of Servicing Under the Series 2002-C4 Pooling and Servicing Agreement and the Series 2002-C5 Trust and Servicing Agreement.


THE INITIAL MASTER SERVICER AND THE INITIAL SPECIAL SERVICER

     The Master Servicer. Wachovia Bank, National Association will act as master servicer under the series 2002-C4 pooling and servicing agreement. Wachovia Bank is a wholly owned subsidiary of Wachovia Corporation. Wachovia is also master servicer under the series 2002-C5 trust and servicing agreement, which governs the servicing of the 1166 Avenue of the Americas Loan Pair. Its principal servicing offices are located at NC 1075, 8739 Research Drive-URP 4, Charlotte, North Carolina 28262-1075.

     As of June 30, 2002, Wachovia and its affiliates were responsible for master or primary servicing approximately 7,186 commercial and multifamily loans, totaling approximately $52.6 billion in aggregate outstanding principal amount, including loans securitized in mortgage-backed securitization transactions. Wachovia will make no representations as to the validity or sufficiency of the series 2002-C4 pooling and servicing agreement, the series 2002-C4 certificates, the pooled mortgage loans or this prospectus supplement.

     The information set forth in this prospectus supplement concerning Wachovia has been provided by it. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.

     The Special Servicer. Lennar Partners, Inc., a Florida corporation and a subsidiary of LNR Property Corporation, will act as special servicer under the series 2002-C4 pooling and servicing agreement. Lennar is also special servicer under the series 2002-C5 trust and servicing agreement, which governs the servicing of the 1166 Avenue of the Americas Mortgage Loan. The principal executive offices of Lennar are located at 760 NW 107th Avenue, Miami, Florida 33172, and its telephone number is (305) 485-2000.

     LNR Property Corporation, its subsidiaries and affiliates, are involved in the real estate investment and management business and engage principally in--

     o acquiring, developing, managing and repositioning commercial and multifamily residential real estate properties,

     o acquiring, often in partnership with financial institutions or real estate funds, and managing portfolios of mortgage loans and other real estate related assets,

     o investing in unrated and non-investment grade-rated commercial mortgage-backed securities in respect of which Lennar has the right to be special servicer, and

     o making high yielding real estate related loans and equity investments.

     Lennar has regional offices located across the country in Florida, Georgia, Oregon and California. As of May 31, 2002, Lennar and its affiliates were managing a portfolio, which included over 13,600 assets in most states with an original face value of over $80 billion, most of which are commercial real estate assets. Included in this managed portfolio are $78 billion of commercial real estate assets representing 95 securitization transactions, for which Lennar is the master servicer or special servicer. Lennar and its affiliates own, and are in the business of acquiring, assets similar in type to the mortgage loans in the trust.

     The information set forth in this prospectus supplement concerning Lennar and LNR Property Corporation has been provided by them. Neither we nor any of the underwriters makes any representation or warranty as to the accuracy or completeness of this information.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The Master Servicing Fee. The principal compensation to be paid to the master servicer with respect to its master servicing activities will be the master servicing fee.

     The master servicing fee will be earned with respect to each and every mortgage loan in the trust (including the 1166 Avenue of the Americas Mortgage
Loan) and the Valley Fair Mall Companion Loan, including each such mortgage loan--

     o that is being specially serviced;

     o as to which the corresponding mortgaged real property has become an REO Property; or

     o that has been defeased.

     In the case of each mortgage loan in the trust (including the 1166 Avenue of the Americas Mortgage Loan), the master servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o accrue at the related master servicing fee rate,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o be payable monthly from amounts received with respect to, or allocable as recoveries of, interest on that mortgage loan or, following liquidation of that mortgage loan and any related REO Property, from general collections on the other mortgage loans and REO Properties in the trust.

     The master servicing fee rate will vary on a loan-by-loan basis and, excluding the 1166 Avenue of the Americas Mortgage Loan, ranges from 0.050% per annum to 0.125% per annum. The weighted average master servicing fee rate for the mortgage pool, excluding the 1166 Avenue of the Americas Mortgage Loan, was 0.0557% as of the cut-off date. The master servicing fee rate includes any servicing fee rate payable to any third-party servicers that sub-service or primary service the loans on behalf of the master servicer. However, the master servicing fee does not include any servicing fees payable under the series 2002-C5 trust and servicing agreement with respect to the 1166 Avenue of the Americas Mortgage Loan. Although the combined master servicing fee rate for the 1166 Avenue of the Americas Mortgage Loan will be 0.050% per annum, only 0.025% per annum will be paid to the 2002-C4 master servicer under the series 2002-C4 pooling and servicing agreement, and the remaining 0.025% per annum will be paid to the 2002-C5 master servicer under the series 2002-C5 trust and servicing agreement.

     Additional Master Servicing Compensation. As additional master servicing compensation, the master servicer will be entitled to receive any and all Prepayment Interest Excesses collected with respect to the entire mortgage pool (other than the 1166 Avenue of the Americas Mortgage Loan).

     In addition, the master servicer will generally be authorized to invest or direct the investment of funds held in its custodial account, and in any and all escrow and/or reserve accounts maintained by the master servicer, in Permitted Investments. See "--Custodial Account" below. In general, the master servicer will be entitled to retain any interest or other income earned on those funds that is not otherwise payable to the borrowers and, to the extent the investments are made for its benefit, will be required to cover any losses of principal from its own funds. The master servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding any of those accounts.

     All modification fees, assumption fees, assumption application fees, defeasance fees, extension fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, in accordance with the series 2002-C4 pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances, but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest, but not from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Valley Fair Mall Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C4 pooling and servicing agreement.

     Prepayment Interest Shortfalls. The series 2002-C4 pooling and servicing agreement generally provides that if any Prepayment Interest Shortfalls are incurred in connection with the voluntary prepayment by borrowers of non-specially serviced mortgage loans in the mortgage pool (other than the 1166 Avenue of the Americas Mortgage Loan) during any collection period, the master servicer must make a non-reimbursable payment with respect to the related payment date in an amount equal to the lesser of:

     o the total amount of those Prepayment Interest Shortfalls, and

     o the sum of the following components of the master servicer's total servicing compensation for that same collection period--

       1. all Prepayment Interest Excesses, if any, collected with respect to the entire mortgage pool during that collection period, and

       2. with respect to each and every mortgage loan in the trust for which the master servicer receives master servicing fees during that collection period, the portion of those fees calculated, in each case, at an annual rate of 0.025% per annum.

     No other master servicing compensation will be available to cover Prepayment Interest Shortfalls.

     Any payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls will be included among the amounts payable as principal and interest on the series 2002-C4 certificates on that payment date as described under "Description of the Offered Certificates--Payments" in this prospectus supplement. If the amount of the payments made by the master servicer with respect to any payment date to cover Prepayment Interest Shortfalls is less than the total of all the Prepayment Interest Shortfalls incurred with respect to the mortgage pool during the related collection period, then the resulting Net Aggregate Prepayment Interest Shortfall will be allocated among the respective interest-bearing classes of the series 2002-C4 certificates, in reduction of the interest payable on those certificates, as and to the extent described under "Description of the Offered Certificates--Payments--Payments of Interest" in this prospectus supplement.

     Principal Special Servicing Compensation. The principal compensation to be paid to the special servicer with respect to its special servicing activities in respect of the mortgage pool (exclusive of the 1166 Avenue of the Americas Mortgage Loan) and the Valley Fair Mall Companion Loan will be--

     o the special servicing fee,

     o the workout fee, and

     o the liquidation fee.

     The Special Servicing Fee. The special servicing fee will be earned with respect to each pooled mortgage loan and Companion Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the related Companion Loan)--

     o that is being specially serviced, or

     o as to which the corresponding mortgaged real property has become an REO Property.

     In the case of each pooled mortgage loan referred to in the prior paragraph, the special servicing fee will--

     o be calculated on a 30/360 Basis, except in the case of partial periods of less than a month, when it will be computed on the basis of the actual number of days elapsed in the partial period and a 360-day year,

     o accrue at a special servicing fee rate of 0.25% per annum,

     o accrue on the same principal amount as interest accrues or is deemed to accrue from time to time with respect to that mortgage loan, and

     o generally be payable monthly from general collections on all the mortgage loans and any REO Properties in the trust.

     The Workout Fee. The special servicer will, in general, be entitled to receive a workout fee with respect to each pooled mortgage loan and Companion Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the related Companion Loan) that is a worked-out mortgage loan. The workout fee will be payable out of, and will be calculated by application of a workout fee rate of 1.0% to, each collection of--

     o interest, other than Default Interest and Post-ARD Additional Interest,

     o principal, and

     o prepayment consideration,

received on the subject mortgage loan for so long as it remains a worked-out mortgage loan.

     The workout fee with respect to any worked-out mortgage loan referred to in the prior paragraph will cease to be payable if a new Servicing Transfer Event occurs with respect to that loan. However, a new workout fee would become payable if that mortgage loan again became a worked-out mortgage loan with respect to that new Servicing Transfer Event.

     If the special servicer is terminated or replaced other than for cause or resigns, then it will retain the right to receive any and all workout fees payable with respect to each pooled mortgage loan and Companion Loan (other than the 1166 Avenue of the Americas Mortgage Loan and the related Companion
Loan) that became a worked-out mortgage loan during the period that it acted as special servicer and remained a worked-out mortgage loan at the time of its termination, replacement or resignation. The successor special servicer will not be entitled to any portion of those workout fees.

     Although workout fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any workout fee will reduce amounts payable to the series 2002-C4 certificateholders.

     The Liquidation Fee. The special servicer will be entitled to receive a liquidation fee with respect to each specially serviced mortgage loan for which it obtains a full, partial or discounted payoff from the related borrower, except as described in the next paragraph. The special servicer will also be entitled to receive a liquidation fee with respect to any specially serviced mortgage loan or REO Property as to which it receives any Liquidation Proceeds, except as described in the next paragraph. As to each such specially serviced mortgage loan and REO Property, the liquidation fee will be payable from, and will be calculated by application of a liquidation fee rate of 1.0% to, the related payment or proceeds, exclusive of any portion of that payment or proceeds that represents a recovery of Default Interest or Post-ARD Additional Interest.

     Despite anything to the contrary described in the prior paragraph, no liquidation fee will be payable based on, or out of, amounts received in connection with:

     o the repurchase of any mortgage loan in the trust by us or the UBS Mortgage Loan Seller, due to a breach of representation or warranty or for defective or deficient mortgage loan documentation, within 180 days of the discovery by or notice to us or the UBS Mortgage Loan Seller, as the case may be, of such breach, defect or omission, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the repurchase of any mortgage loan in an individual loan REMIC in connection with the related borrower's defeasance of that mortgage loan prior to the second anniversary of the date of initial issuance of the series 2002-C4 certificates, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan out of the trust by any holder of the fair value purchase option, as described under "--Fair Value Option" below;

     o the purchase of any defaulted mortgage loan in the trust by a related mezzanine lender in connection with repurchase rights set forth in the applicable intercreditor agreement;

     o the purchase of all of the mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder(s) of the series 2002-C4 controlling class or the master servicer in connection with the termination of the trust, as described under "Description of the Offered Certificates--Termination" in this prospectus supplement;

     o the purchase of the Valley Fair Mall Mortgage Loan by the Valley Fair Mall Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Servicing of the Valley Fair Mall Loan Pair" in this prospectus supplement; or

     o the payoff or liquidation of the 1166 Avenue of the Americas Mortgage
       Loan.

     Although liquidation fees are intended to provide the special servicer with an incentive to better perform its duties, the payment of any liquidation fee will reduce amounts payable to the series 2002-C4 certificateholders.

     Additional Special Servicing Compensation. As additional special servicing compensation, the special servicer will be authorized to invest or direct the investment of funds held in its REO account in Permitted Investments. See "--REO Properties" below. In general, the special servicer will be entitled to retain any interest or other income earned on those funds and will be required to cover any losses of principal from its own funds without any right to reimbursement. The special servicer will not be obligated, however, to cover any losses resulting from the bankruptcy or insolvency of any depository institution or trust company holding the special servicer's REO account.

     All modification fees, assumption fees, assumption application fees, extension fees, defeasance fees, consent/waiver fees and other comparable transaction fees and charges, if any, collected with respect to the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan) will be paid to, and allocated between, the master servicer and the special servicer in accordance with the series 2002-C4 pooling and servicing agreement. Similarly, all late payment charges and Default Interest, if any, collected with respect to the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan) during any collection period will be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C4 pooling and servicing agreement, but only to the extent that those late payment charges and Default Interest are not otherwise allocable--

     o to pay the master servicer, the special servicer, the trustee or the fiscal agent, as applicable, any unpaid interest on advances reimbursed to that party during that collection period with respect to any mortgage loan included in the trust,

     o to pay any other expenses, excluding special servicing fees, liquidation fees and workout fees, that are then outstanding with respect to any mortgage loan included in the trust and that, if paid from a source other than late payment charges and Default Interest, would be an Additional Trust Fund Expense, or

     o to reimburse the trust for any Additional Trust Fund Expenses, including interest on advances but excluding special servicing fees, liquidation fees and workout fees, that were paid with respect to any mortgage loan included in the trust in the 12-month period preceding the collection of the subject late payment charges and Default Interest, but not from late payment charges and Default Interest collected with respect to the pooled mortgage loans.

     Some or all of the items referred to in the prior paragraph that are collected in respect of the Valley Fair Mall Companion Loan may also be paid to, and allocated between, the master servicer and the special servicer, as additional compensation, as provided in the series 2002-C4 pooling and servicing agreement.

     Payment of Expenses; Servicing Advances. Each of the master servicer and the special servicer will be required to pay its overhead costs and any general and administrative expenses incurred by it in connection with its servicing activities under the series 2002-C4 pooling and servicing agreement. The master servicer and the special servicer will not be entitled to reimbursement for these expenses except as expressly provided in the series 2002-C4 pooling and servicing agreement.

     Any and all customary, reasonable and necessary out-of-pocket costs and expenses incurred by the master servicer or the special servicer in connection with the servicing of a mortgage loan under the series 2002-C4 pooling and servicing agreement, if a default is imminent or after a default, delinquency or other unanticipated event has occurred with respect to that loan, or in connection with the administration of any REO Property, will be servicing advances. Servicing advances will be reimbursable from future payments and other collections, including Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, in connection with the related mortgage loan or REO Property.

     The special servicer may request the master servicer to make servicing advances with respect to a specially serviced mortgage loan or REO Property under the series 2002-C4 pooling and servicing agreement, in lieu of the special servicer's making that advance itself. The special servicer must make the request a specified number of days in advance of when the servicing advance is required to be made under the series 2002-C4 pooling and servicing agreement. The master servicer, in turn, must make the requested servicing advance within a specified number of days following the master servicer's receipt of the request. If the request is timely and properly made, the special servicer will be relieved of any obligations with respect to a servicing advance that it requests the master servicer to make, regardless of whether or not the master servicer actually makes that advance.

     If the master servicer or the special servicer is required under the series 2002-C4 pooling and servicing agreement to make a servicing advance, but neither does so within 15 days after the servicing advance is required to be made, then the trustee will be required:

     o if it has actual knowledge of the failure, to give the defaulting party notice of its failure; and

     o if the failure continues for three more business days, to make the servicing advance.

     The series 2002-C4 pooling and servicing agreement will obligate the fiscal agent to make any servicing advances that the trustee was obligated, but failed, to make.

     Despite the foregoing discussion or anything else to the contrary in this prospectus supplement, none of the master servicer, the special servicer, the trustee or the fiscal agent will be obligated to make servicing advances that, in the judgment of the party making the advance, would not be ultimately recoverable from expected collections on the related mortgage loan or REO Property. If the master servicer, the special servicer, the trustee or the fiscal agent makes any servicing advance that it subsequently determines is not recoverable from expected collections on the related mortgage loan or REO Property, it may obtain reimbursement for that advance, together with interest on the advance, out of general collections on the mortgage loans and any REO Properties on deposit in the master servicer's custodial account from time to time.

     Notwithstanding the foregoing, none of the master servicer, the special servicer, the trustee or the fiscal agent will be required to make any servicing advances with respect to the 1166 Avenue of the Americas Mortgaged Property or the 1166 Avenue of the Americas Mortgage Loan under the series 2002-C4 pooling and servicing agreement. Those advances will be made by the master servicer, the special servicer and/or another party under the series 2002-C5 trust and servicing agreement on generally the same terms and conditions as are applicable under the series 2002-C4 pooling and servicing agreement.

     The master servicer will be permitted to pay, and the special servicer may direct the payment of, some servicing expenses out of general pool-wide collections on deposit in the master servicer's custodial account. Servicing expenses that may be so paid include the cost to remediate any adverse environmental circumstance or condition at any of the mortgaged real properties securing a pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan). In addition, the series 2002-C4 pooling and servicing agreement will require the master servicer, at the direction of the special servicer if a specially serviced asset is involved, to pay directly out of the master servicer's custodial account any servicing expense that, if advanced by the master servicer or the special servicer, would not be recoverable from expected collections on the related mortgage loan or REO Property. This is only to be done, however, when the master servicer, or the special servicer if a specially serviced asset is involved, has determined in accordance with the Servicing Standard that making the payment is in the best interests of the series 2002-C4 certificateholders and, if the subject specially serviced asset is the Valley Fair Mall Loan Pair or any related REO Property, the Valley Fair Mall Companion Loan Noteholder, as a collective whole.

     The master servicer, the special servicer, the trustee and the fiscal agent will be entitled to receive interest on servicing advances made by them. The interest will accrue on the amount of each servicing advance, and compound annually, for so long as the servicing advance is outstanding, at a rate per annum equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. Interest accrued with respect to any servicing advance will be payable in the collection period when the advance is reimbursed--

     o first, out of Default Interest and late payment charges collected on the related mortgage loan or any other pooled mortgage loan in that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the preceding bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     In the case of the 1166 Avenue of the Americas Loan Pair, the series 2002-C5 trust and servicing agreement also provides for the payment of interest on servicing advances to the party that makes the advance.


THE SERIES 2002-C4 CONTROLLING CLASS REPRESENTATIVE AND THE VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER

     Series 2002-C4 Controlling Class. As of any date of determination, the controlling class of series 2002-C4 certificateholders will be the holders of the most subordinate class of series 2002-C4 certificates then outstanding, other than the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, that has a total principal balance that is not less than 25% of that class's original total principal balance. However, if no class of series 2002-C4 certificates, exclusive of the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, has a total principal balance that satisfies this requirement, then the controlling class of series 2002-C4 certificateholders will be the holders of the most subordinate class of series 2002-C4 certificates then outstanding, other than the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, that has a total principal balance greater than zero. The class A-1, A-2, A-3 and A-4 certificates will be treated as one class for purposes of determining and exercising the rights of the controlling class of series 2002-C4 certificates.

     Selection of the Series 2002-C4 Controlling Class Representative. The series 2002-C4 pooling and servicing agreement permits the holder or holders of series 2002-C4 certificates representing a majority of the voting rights allocated to the series 2002-C4 controlling class to select a representative from whom the special servicer will seek advice and approval and take direction under the circumstances described below in this "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" section. In addition, if the series 2002-C4 controlling class is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, those beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C4 controlling class will be entitled to directly select a controlling class representative.

     Rights and Powers of the Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder. The special servicer will, in general, not be permitted to take any of the following actions with respect to the mortgage pool (exclusive of the 1166 Avenue of the Americas Mortgage
Loan) as to which the series 2002-C4 controlling class representative has objected in writing within 10 business days of having been notified in writing of the particular action and having been provided with all reasonably requested information with respect to the particular action--

     o any foreclosure upon or comparable conversion, which may include acquisitions of an REO Property, of the ownership of properties securing those specially serviced mortgage loans in the trust as come into and continue in default;

     o any modification, extension, amendment or waiver of a monetary term, including the timing of payments, or any material non-monetary term (including any material term relating to insurance) of a specially serviced mortgage loan in the trust;

     o any proposed sale of an REO Property in the trust, other than in connection with the termination of the trust as described under "Description of the Offered Certificates--Termination" in this prospectus supplement, for less than the unpaid principal balance of the related mortgage loan, plus accrued interest (other than Default Interest and Post-ARD Additional Interest) thereon;

     o any acceptance of a discounted payoff with respect to a specially serviced mortgage loan in the trust;

     o any determination to bring an REO Property, or the mortgaged real property securing a defaulted mortgage loan, held by the trust into compliance with applicable environmental laws or to otherwise address hazardous materials located at that property;

     o any release of collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of, or upon satisfaction of, that mortgage loan;

     o any acceptance of substitute or additional collateral for a specially serviced mortgage loan in the trust, other than in accordance with the terms of that mortgage loan;

     o any waiver of a due-on-sale or due-on-encumbrance clause with respect to a pooled mortgage loan; and

     o any acceptance of an assumption agreement releasing a borrower from liability under a pooled mortgage loan.

     In addition, the series 2002-C4 controlling class representative may direct the special servicer to take, or to refrain from taking, any actions with respect to the servicing and/or administration of the specially serviced mortgage assets in the trust fund (exclusive of the 1166 Avenue of the Americas Mortgage Loan, if applicable) that the series 2002-C4 controlling class representative may consider advisable or as to which provision is otherwise made in the series 2002-C4 pooling and servicing agreement.

     Notwithstanding the foregoing, no advice, direction or objection given or made by the series 2002-C4 controlling class representative, as contemplated by either of the two preceding paragraphs, may require or cause the special servicer to violate any other provision of the series 2002-C4 pooling and servicing agreement described in this prospectus supplement or the accompanying prospectus (including the special servicer's obligation to act in accordance with the Servicing Standard), the related mortgage loan documents or the REMIC provisions of the Internal Revenue Code. Furthermore, the special servicer will not be obligated to seek approval from the series 2002-C4 controlling class representative for any actions to be taken by the special servicer with respect to any particular specially serviced mortgage loan in the trust fund (exclusive of the 1166 Avenue of the Americas Mortgage Loan, if applicable) if--

     o the special servicer has, as described above, notified the series 2002-C4 controlling class representative in writing of various actions that the special servicer proposes to take with respect to the workout or liquidation of that mortgage loan, and

     o for 60 days following the first of those notices, the series 2002-C4 controlling class representative has objected to all of those proposed actions and has failed to suggest any alternative actions that the special servicer considers to be consistent with the Servicing Standard.

     Also, notwithstanding the foregoing, if the unpaid principal amount of the Valley Fair Mall Companion Loan, net of any existing related Appraisal Reduction Amount with respect to the Valley Fair Mall Loan Pair (calculated with respect to the Valley Fair Mall Loan Pair as if it were a single pooled mortgage loan), is equal to or greater than 50% of the original unpaid principal amount of the Valley Fair Mall Companion Loan, then the series 2002-C4 controlling class representative will not be entitled to exercise any of the rights and powers described above with respect to the Valley Fair Mall Loan Pair and, instead, the Valley Fair Mall Companion Loan Noteholder or its designee will be entitled to exercise those rights and powers with respect to the Valley Fair Mall Loan Pair.

     The series 2002-C4 controlling class representative will not have any of the rights and powers described above with respect to the 1166 Avenue of the Americas Mortgage Loan, although such rights and powers with respect to the 1166 Avenue of the Americas Loan Pair may be exercised by certain holders of the series 2002-C5 certificates.

     Limitation on Liability of the Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder. The series 2002-C4 controlling class representative will not be liable to the trust or the series 2002-C4 certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the series 2002-C4 pooling and servicing agreement, or for errors in judgment; except that the series 2002-C4 controlling class representative will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties. Each series 2002-C4 certificateholder acknowledges and agrees, by its acceptance of its series 2002-C4 certificates, that:

     o the series 2002-C4 controlling class representative may have special relationships and interests that conflict with those of the holders of one or more classes of the series 2002-C4 certificates;

     o the series 2002-C4 controlling class representative may act solely in the interests of the holders of the series 2002-C4 controlling class;

     o the series 2002-C4 controlling class representative does not have any duties to the holders of any class of series 2002-C4 certificates other than the series 2002-C4 controlling class;

     o the series 2002-C4 controlling class representative may take actions that favor the interests of the holders of the series 2002-C4 controlling class over the interests of the holders of one or more other classes of series 2002-C4 certificates;

     o the series 2002-C4 controlling class representative will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the holders of the series 2002-C4 controlling class; and

     o the series 2002-C4 controlling class representative will have no liability whatsoever for having acted solely in the interests of the holders of the series 2002-C4 controlling class, and no series 2002-C4 certificateholder may take any action whatsoever against the series 2002-C4 controlling class representative for having so acted.

     The Valley Fair Mall Companion Loan Noteholder or its designee, in connection with exercising the rights and powers described under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder--Rights and Powers of the Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above with respect to the Valley Fair Mall Loan Pair, will be entitled to substantially the same limitations on liability to which the series 2002-C4 controlling class representative is entitled.


REPLACEMENT OF THE SPECIAL SERVICER BY THE SERIES 2002-C4 CONTROLLING CLASS

     Series 2002-C4 certificateholders entitled to a majority of the voting rights allocated to the series 2002-C4 controlling class may--

     o terminate an existing special servicer without cause, and

     o appoint a successor to any special servicer that has resigned or been terminated.

     Any termination of an existing special servicer and/or appointment of a successor special servicer will be subject to, among other things, receipt by the trustee of--

       1. written confirmation from each of S&P and Fitch that the appointment will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the respective classes of series 2002-C4 certificates, and

       2. the written agreement of the proposed special servicer to be bound by the terms and conditions of the series 2002-C4 pooling and servicing agreement, together with an opinion of counsel regarding, among other things, the enforceability of the series 2002-C4 pooling and servicing agreement against the proposed special servicer.

     If the controlling class of series 2002-C4 certificates is held in book-entry form and confirmation of the identities of the related beneficial owners has been provided to the trustee, then the beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C4 controlling class will be entitled to directly replace an existing special servicer and appoint a successor, in the manner described above.

     Any costs and expenses incurred in connection with the removal of a special servicer as described in this section that are not paid by the replacement special servicer will be paid by the holders or beneficial owners entitled to a majority of the voting rights allocated to the series 2002-C4 controlling class.

     The Valley Fair Mall Companion Loan Noteholder does not have any similar right to terminate or appoint the special servicer under the series 2002-C4 pooling and servicing agreement. In addition, the series 2002-C4 certificateholders do not have any similar right to terminate, appoint or replace the parties responsible for the servicing and administration of the 1166 Avenue of the Americas Loan Pair, except that, in the event of a default by the master servicer or the special servicer under the series 2002-C5 trust and servicing agreement, the trustee as holder of the 1166 Avenue of the Americas Mortgage Loan has the right to direct the trustee under the series 2002-C5 trust and servicing agreement to terminate the series 2002-C5 master servicer or special servicer, as applicable, and appoint a successor master servicer or special servicer, as applicable, that meets the requirements of the series 2002-C5 trust and servicing agreement.


ENFORCEMENT OF DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Subject to the discussion under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above, the special servicer or, in the case of a due-on-sale clause, the master servicer or the special servicer, as applicable, will be required to determine, in a manner consistent with the Servicing Standard, whether to waive any right the lender under any pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) may have under either a due-on-encumbrance clause or a due-on-sale clause to accelerate payment of that mortgage loan. However, the special servicer may not waive its rights or grant its consent under any due-on-encumbrance clause and, if the principal balance of the subject pooled mortgage loan is at least equal to $20,000,000, neither the master servicer nor the special servicer may waive its rights or grant its consent under any due-on-sale clause, unless in either such case the master servicer or the special servicer, as applicable, has received written confirmation from each applicable rating agency that this action would not result in the qualification, downgrade or withdrawal of any of the then-current ratings then assigned by the rating agency to the series 2002-C4 certificates. In addition, the master servicer may not waive its rights or grant its consent under any due-on-sale clause under any mortgage loan without the consent of the special servicer.


MODIFICATIONS, WAIVERS, AMENDMENTS AND CONSENTS

     In the case of any mortgage loan other than the 1166 Avenue of the Americas Mortgage Loan or a specially serviced mortgage loan, and subject to the rights of the special servicer described below in this "--Modifications, Waivers, Amendments and Consents" section, the master servicer will be responsible for responding to any request by a borrower for the consent or approval of the mortgagee with respect to a modification, waiver or amendment which would not, except in limited circumstances generally involving the waiver of Default Interest, late payment charges and/or Post-ARD Additional Interest or as described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above--

     o affect the amount or timing of any of the payment terms of the mortgage loan,

     o result in the release of the related borrower from any material terms of the mortgage loan,

     o waive any rights under the mortgage loan with respect to any guarantor of the mortgage loan,

     o relate to the release, addition or substitution of any material collateral for the mortgage loan, or

     o relate to any waiver of or granting of consent under a due-on-sale or due-on-encumbrance clause.

     To the extent consistent with the foregoing, the master servicer will also be responsible for providing or withholding mortgagee consent with respect to certain routine matters.

     Except as described above and in other limited matters, the master servicer may not agree to waive, modify or amend any term of any mortgage loan. Furthermore, the master servicer may not agree to any modification, extension, waiver or amendment of any term of any mortgage loan that would cause any REMIC or grantor trust created under the series 2002-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code or result in the imposition of any tax on "prohibited transactions" or "contributions" after the startup day under the REMIC provisions of the Internal Revenue Code.

     The series 2002-C4 pooling and servicing agreement will permit the special servicer to modify, extend, waive or amend any term of any pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) or the Valley Fair Mall Companion Loan if that modification, extension, waiver or amendment:

     o is consistent with the Servicing Standard, and

     o except under the circumstances described below or as otherwise described under "--Enforcement of Due-on-Sale and Due-on-Encumbrance Provisions" above and/or "--Maintenance of Insurance" below, will not--

       1. affect the amount or timing of any scheduled payments of principal, interest or other amounts, including prepayment premiums and yield maintenance charges, but excluding Default Interest and other amounts constituting additional servicing compensation, payable under the mortgage loan,

       2. affect the obligation of the related borrower to pay a prepayment premium or yield maintenance charge or permit a principal prepayment during the applicable prepayment lock-out period,

       3. except as expressly provided by the related mortgage instrument or in connection with a material adverse environmental condition at the related mortgaged real property, result in a release of the lien of the related mortgage instrument on any material portion of that property without a corresponding principal prepayment, or

       4. in the special servicer's judgment, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due on the mortgage loan.

     Notwithstanding the second bullet of the preceding paragraph, but subject to the following paragraph and the discussion under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above, the special servicer may--

     o reduce the amounts owing under any specially serviced mortgage loan by forgiving principal, accrued interest, including Post-ARD Additional Interest, and/or any prepayment premium or yield maintenance charge,

     o reduce the amount of the monthly debt service payment on any specially serviced mortgage loan, including by way of a reduction in the related mortgage interest rate,

     o forbear in the enforcement of any right granted under any mortgage note, mortgage instrument or other loan document relating to a specially serviced mortgage loan,

     o accept a principal prepayment on a specially serviced mortgage loan during any prepayment lock-out period, or

     o subject to the limitations described in the following paragraph, extend the maturity date of a specially serviced mortgage loan;

provided that--

     1. the related borrower is in monetary default or material non-monetary default with respect to the specially serviced mortgage loan or, in the judgment of the special servicer, that default is reasonably foreseeable,


     2. in the judgment of the special servicer, that modification, extension, waiver or amendment would increase the recovery to the series 2002-C4 certificateholders and, if the Valley Fair Mall Loan Pair is involved, to the Valley Fair Mall Companion Loan Noteholder, as a collective whole, on a present value basis,

     3. that modification, extension, waiver or amendment does not result in a tax on "prohibited transactions" or "contributions" being imposed on the trust after the startup day under the REMIC provisions of the Internal Revenue Code or cause any REMIC or grantor trust created pursuant to the series 2002-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code, and

     4. the subject mortgage loan is not the 1166 Avenue of the Americas Mortgage Loan.

     In no event, however, will the special servicer be permitted to:

     o extend the maturity date of a mortgage loan beyond a date that is two years prior to the last rated final payment date;

     o extend the maturity date of any other mortgage loan for more than five years beyond its original maturity date; or

     o if the mortgage loan is secured solely or primarily by a lien on a ground lease, but not by the related fee interest, extend the maturity date of that mortgage loan beyond the date that is 20 years or, to the extent consistent with the Servicing Standard, giving due consideration to the remaining term of the ground lease, ten years, prior to the end of the term of that ground lease.

     The master servicer will be permitted, subject to special servicer consent, to waive any or all Post-ARD Additional Interest accrued on an ARD Loan (other than the 1166 Avenue of the Americas Mortgage Loan), if--

     o that ARD Loan is not being specially serviced,

     o prior to the related maturity date, the related borrower has requested the right to prepay the mortgage loan in full, together with all payments required by the related loan documents in connection with the prepayment except for all or a portion of that Post-ARD Additional Interest, and

     o the master servicer has determined that the waiver of all or a portion of Post-ARD Additional Interest would result in a greater recovery to the series 2002-C4 certificateholders and, if the Valley Fair Mall Loan Pair is involved, to the Valley Fair Mall Companion Loan Noteholder, as a collective whole, on a present value basis, than not waiving it.

     The master servicer will not have any liability to the trust, the series 2002-C4 certificateholders or any other person for the determination referred to in the third bullet of the preceding sentence if it is made in accordance with the Servicing Standard. The series 2002-C4 pooling and servicing agreement will also limit the master servicer's and the special servicer's ability to institute an enforcement action solely for the collection of Post-ARD Additional Interest.

     Any modification, extension, waiver or amendment of the payment terms of the Valley Fair Mall Loan Pair will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the related co-lender agreement, such that neither the trust as holder of the Valley Fair Mall Mortgage Loan nor the Valley Fair Mall Companion Loan Noteholder gains a priority over the other such holder that is not reflected in the related loan documents and the related co-lender agreement.

     Further, to the extent consistent with the Servicing Standard, taking into account the subordinate position of the Valley Fair Mall Companion Loan--

     o no waiver, reduction or deferral of any amounts due on the Valley Fair Mall Mortgage Loan will be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Valley Fair Mall Companion Loan, and

     o no reduction of the mortgage interest rate of the Valley Fair Mall Mortgage Loan (excluding, if applicable, any portion of that rate at which any Post-ARD Additional Interest accrues) may be effected prior to the reduction of the mortgage interest rate of the Valley Fair Mall Companion Loan (excluding, if applicable, any portion of that rate at which any Post-ARD Additional Interest accrues), to the maximum extent possible.

     The special servicer and master servicer will each be required to notify the trustee of any modification, waiver or amendment of any term of any mortgage loan agreed to by it, and to deliver to the trustee, for deposit in the related mortgage file, an original counterpart of the agreement relating to that modification, waiver or amendment promptly following its execution. Upon reasonable prior written notice to the trustee, copies of each agreement by which any modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the trustee. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement.


REQUIRED APPRAISALS

     Within a specified number of days after the date on which any Appraisal Trigger Event has occurred with respect to any of the pooled mortgage loans (other than the 1166 Avenue of the Americas Mortgage Loan), the special servicer must obtain, and deliver to the trustee a copy of, an appraisal of the related mortgaged real property, from an independent appraiser meeting the qualifications imposed in the series 2002-C4 pooling and servicing agreement, unless an appraisal had previously been obtained within the prior 12 months and the special servicer believes, in accordance with the Servicing Standard, there has been no subsequent material change in the circumstances surrounding that property that would draw into question the applicability of that appraisal. Notwithstanding the foregoing, if the Stated Principal Balance of the subject mortgage loan is less than $2,000,000, the special servicer may perform an internal valuation of the mortgaged real property instead of obtaining an appraisal. Also notwithstanding the foregoing, if the portion of the Stated Principal Balance of the subject mortgage loan that has been allocated to any particular mortgaged real property, assuming there is more than one mortgaged real property securing the related mortgage loan, is less than $2,000,000, the special servicer may perform an internal valuation of the particular mortgaged real property instead of obtaining an appraisal.

     As a result of any appraisal or other valuation, it may be determined that an Appraisal Reduction Amount exists with respect to the subject mortgage loan. An Appraisal Reduction Amount is relevant to the determination of the amount of any advances of delinquent monthly debt service payments required to be made with respect to the affected mortgage loan. The Appraisal Reduction Amount for any mortgage loan will be determined following either--

     o the occurrence of the Appraisal Trigger Event, if no new appraisal or estimate is required or obtained, or

     o the receipt of a new appraisal or estimate, if one is required and obtained.

     See "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement.

     If an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), then the special servicer will have an ongoing obligation to obtain or perform, as applicable, on or about each anniversary of the occurrence of that Appraisal Trigger Event, an update of the prior required appraisal or other valuation. Based upon that update, the special servicer is to redetermine and report to the trustee and the master servicer the new Appraisal Reduction Amount, if any, with respect to the mortgage loan. This ongoing obligation will cease, except in the case of a mortgage loan as to which the Appraisal Trigger Event was the expiration of five years following the initial extension of its maturity, if and when--

     o if the subject mortgage loan had become a specially serviced mortgage loan, it has become a worked-out mortgage loan as contemplated under "--General" above,

     o the subject mortgage loan has remained current for at least three consecutive monthly debt service payments, and

     o no other Appraisal Trigger Event has occurred with respect to the subject mortgage loan during the preceding three months.

     The cost of each required appraisal, and any update of that appraisal, will be advanced by the special servicer or, at its request, by the master servicer and will be reimbursable to the special servicer or the master servicer, as the case may be, as a servicing advance.

     At any time that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage
Loan), the series 2002-C4 controlling class representative (and, at any time that an Appraisal Reduction Amount exists with respect to the Valley Fair Mall Loan Pair, the Valley Fair Mall Companion Loan Noteholder) will be entitled, at its own expense, to obtain and deliver to the master servicer, the special servicer and the trustee an appraisal that satisfies the criteria for a required appraisal. Upon request of the series 2002-C4 controlling class representative or the Valley Fair Mall Companion Loan Noteholder, as the case may be, the special servicer will be required to recalculate the Appraisal Reduction Amount with respect to the subject mortgage loan(s) based on that appraisal and to report the recalculated Appraisal Reduction Amount to the master servicer.

     Notwithstanding the foregoing, any Appraisal Reduction Amounts with respect to the 1166 Avenue of the Americas Loan Pair will be determined in accordance with the series 2002-C5 trust and servicing agreement based upon appraisals obtained by or on behalf of the holder of the 1166 Avenue of the Americas Companion Loan and may affect the amount of any advances of delinquent monthly debt service payments required to be made on the 1166 Avenue of the Americas Mortgage Loan.


CUSTODIAL ACCOUNT

     General. The master servicer will be required to establish and maintain a custodial account for purposes of holding payments and other collections that it receives with respect to the pooled mortgage loans. Payments and collections received in respect of the Valley Fair Mall Companion Loan will not be deposited in the custodial account. That custodial account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates.

     The funds held in the master servicer's custodial account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the master servicer's custodial account will be paid to the master servicer as additional compensation subject to the limitations set forth in the series 2002-C4 pooling and servicing agreement.

     Deposits. Under the series 2002-C4 pooling and servicing agreement, the master servicer is required to deposit or cause to be deposited in its custodial account within one business day following receipt, in the case of payments and other collections on the pooled mortgage loans, or as otherwise required under the series 2002-C4 pooling and servicing agreement, the following payments and collections received or made by or on behalf of the master servicer with respect to the mortgage pool (other than the 1166 Avenue of the Americas Mortgage Loan) subsequent to the date of initial issuance of the offered certificates, other than monthly debt service payments due on or before the cut-off date, which monthly debt service payments belong to the related mortgage loan seller:

     o all payments on account of principal on the subject mortgage loans, including principal prepayments;

     o all payments on account of interest on the subject mortgage loans, including Default Interest and Post-ARD Additional Interest;

     o all prepayment premiums, yield maintenance charges and late payment charges collected with respect to the subject mortgage loans;

     o all Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds collected on the subject mortgage loans, except to the extent that any of those proceeds are to be deposited in the special servicer's REO account;

     o any amounts required to be deposited by the master servicer in connection with losses incurred with respect to Permitted Investments of funds held in the custodial account;

     o all payments required to be paid by the master servicer or the special servicer with respect to any deductible clause in any blanket insurance policy as described under "--Maintenance of Insurance" below;

     o any amount required to be transferred from the special servicer's REO account; and

     o any amounts required to be transferred from any debt service reserve accounts with respect to the mortgage loans.

     Upon receipt of any of the amounts described in the first four bullets of the prior paragraph with respect to any specially serviced mortgage loan in the trust (other than, if applicable, the 1166 Avenue of the Americas Mortgage
Loan), the special servicer is required to promptly remit those amounts to the master servicer for deposit in the master servicer's custodial account.

     In addition, the master servicer under the series 2002-C5 trust and servicing agreement will make remittances, including monthly debt service advances, on the 1166 Avenue of the Americas Mortgage Loan directly to the master servicer, which is required to deposit those amounts in its custodial account.

     Withdrawals. The master servicer may make withdrawals from its custodial account for any of the following purposes, which are not listed in any order of priority:

     1. to remit to the trustee for deposit in the trustee's collection account described under "Description of the Offered Certificates--Collection Account" in this prospectus supplement, on the business day preceding each payment date, all payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following--

        (a) monthly debt service payments due on a due date subsequent to the end of the related collection period,

        (b) payments and other collections received after the end of the related collection period, and

        (c) amounts that are payable or reimbursable from the custodial account to any person other than the series 2002-C4 certificateholders in accordance with any of clauses 3. through
              20. below;

     2. to apply amounts held for future distribution on the series 2002-C4 certificates to make advances to cover delinquent scheduled debt service payments, other than balloon payments, as and to the extent described under "Description of the Offered Certificates--Advances of Delinquent Monthly Debt Service Payments" in this prospectus supplement;

     3. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, for any unreimbursed advances made by that party under the series 2002-C4 pooling and servicing agreement, which reimbursement is to be made out of collections on the pooled mortgage loan or REO Property as to which the advance was made;

     4. to pay itself earned and unpaid master servicing fees in respect of each mortgage loan in the trust, which payment is first to be made out of amounts received on or with respect to that mortgage loan that are allocable as a recovery of interest and then, if the subject pooled mortgage loan and any related REO Property has been liquidated, out of general collections on deposit in the custodial account;

     5. to pay the special servicer, out of general collections on deposit in the custodial account, earned and unpaid special servicing fees with respect to each mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan) that is either--

        (a)  a specially serviced mortgage loan, or

        (b) a mortgage loan as to which the related mortgaged real property has become an REO Property;

     6. to pay the special servicer earned and unpaid workout fees and liquidation fees to which it is entitled with respect to any pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage
        Loan), which payment is to be made from the sources described under "--Servicing and Other Compensation and Payment of Expenses" above;

     7. to reimburse the fiscal agent, the trustee, itself or the special servicer, as applicable, out of general collections on deposit in the custodial account, for any unreimbursed advance made by that party under the series 2002-C4 pooling and servicing agreement that has been determined not to be ultimately recoverable as described in clause 3. above or otherwise out of collections on the subject mortgage loan or any related REO Property;

     8. to pay the fiscal agent, the trustee, itself or the special servicer, as applicable, unpaid interest on any advance made by and then being reimbursed to that party under the series 2002-C4 pooling and servicing agreement, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) during the collection period in which the advance is reimbursed;

     9. to pay unpaid expenses, other than interest on advances covered by clause 8. above, and other than special servicing fees, workout fees and liquidation fees, that were incurred with respect to any pooled mortgage loan or related REO Property and that, if paid from a source other than the late payment charges and Default Interest referred to below in this clause 9., would constitute Additional Trust Fund Expenses, which payment is to be made out of Default Interest and late payment charges received with respect to any pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan), to the extent such amounts have not been otherwise applied according to clause
         8. above;

     10. in connection with the reimbursement of advances as described in clause
         3. or 7. above or out of the trustee's collection account, to pay the fiscal agent, the trustee, itself or the special servicer, as the case may be, out of general collections on deposit in the custodial account, any interest accrued and payable on that advance and not otherwise payable under clause 8. above;

     11. to pay itself any items of additional master servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Master Servicing Compensation" above;

     12. to pay the special servicer any items of additional special servicing compensation on deposit in the custodial account as discussed under "--Servicing and Other Compensation and Payment of Expenses--Additional Special Servicing Compensation" above;

     13. to pay, out of general collections on deposit in the custodial account, certain servicing expenses that would, if advanced, be nonrecoverable as described in clause 3. above, as discussed under "--Servicing and Other Compensation and Payment of Expenses--Payment of Expenses; Servicing Advances" above;

     14. to pay, out of general collections on deposit in the custodial account, for costs and expenses incurred by the trust in connection with the remediation of adverse environmental conditions at any mortgaged real property that secures a defaulted mortgage loan in the trust;

     15. to pay the fiscal agent, the trustee, itself, the special servicer, us or any of their or our respective members, managers, directors, officers, employees and agents, as the case may be, out of general collections on deposit in the custodial account, any of the reimbursements or indemnities to which we or any of those other persons or entities are entitled as described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" and "--Matters Regarding the Trustee" in the accompanying prospectus;

     16. to pay, out of general collections on deposit in the custodial account, for the cost of an independent appraiser or other expert in real estate matters retained by the trustee as discussed under "--Fair Value Option" below;

     17. to pay, out of general collections on deposit in the custodial account, for the cost of certain advice of counsel and tax accountants, the cost of various opinions of counsel, the cost of recording the series 2002-C4 pooling and servicing agreement and the cost of the trustee's transferring mortgage files to a successor after having been terminated by series 2002-C4 certificateholders without cause, all as set forth in the series 2002-C4 pooling and servicing agreement;

     18. with respect to each mortgage loan purchased out of the trust, to pay to the purchaser all amounts received on that mortgage loan following the purchase that have been deposited in the custodial account;

     19. to pay any other items described in this prospectus supplement as being payable from the custodial account;

     20. to withdraw amounts deposited in the custodial account in error; and

     21. to clear and terminate the custodial account upon the termination of the series 2002-C4 pooling and servicing agreement.

     The series 2002-C4 pooling and servicing agreement will prohibit the application of amounts received on the Valley Fair Mall Companion Loan to cover expenses payable or reimbursable out of general collections on non-related mortgage loans and REO Properties in the trust.


MAINTENANCE OF INSURANCE

     The series 2002-C4 pooling and servicing agreement will require the master servicer or the special servicer, as applicable, consistent with the Servicing Standard, to cause to be maintained for each mortgaged real property, other than the 1166

Avenue of the Americas Mortgaged Property, all insurance coverage as is required under the related pooled mortgage loan. However, the master servicer will be required to cause to be maintained any such insurance that the related borrower is required (but fails) to maintain only to the extent that the trust has an insurable interest, such insurance is available at a commercially reasonable rate and the subject hazards are at the time commonly insured against for properties similar to the subject mortgaged real property and located in or around the region in which such mortgaged real property is located.

     Notwithstanding the foregoing, the master servicer or special servicer, as applicable, will not be required to cause a borrower to maintain for a mortgaged real property all-risk casualty or other insurance that provides coverage for acts of terrorism, despite the fact that such insurance may be required under the terms of the related pooled mortgage loan, in the event that the special servicer determines that such insurance (a) is not available at commercially reasonable rates and such hazards are not at the time commonly insured against for properties similar to the subject mortgaged real property and located in and around the region in which such mortgaged real property is located (but only by reference to such insurance that has been obtained at current market rates) or (b) is not available at any rate.

     Any holder of a certificate that belongs to the series 2002-C4 controlling class may request that earthquake insurance be secured for one or more mortgaged real properties (other than the 1166 Avenue of the Americas Mortgaged Property) by the related borrower, to the extent that insurance may reasonably be obtained and to the extent the related mortgage loan requires the borrower to obtain earthquake insurance at the mortgagee's request.

     The series 2002-C4 pooling and servicing agreement will require the special servicer, consistent with the Servicing Standard, to cause to be maintained for each REO Property (other than an REO Property relating to the 1166 Avenue of the Americas Mortgage Loan) no less insurance coverage than was previously required of the applicable borrower under the related mortgage loan, but only if and to the extent that (a) such insurance is available at a commercially reasonable rate and (b) the subject hazards are at the time commonly insured against for properties similar to the subject REO Property and located in or around the region in which such REO Property is located, except that in the case of insurance coverage for acts of terrorism, the special servicer may be required to obtain that insurance at rates that may not be considered commercially reasonable.

     If either the master servicer or the special servicer obtains and maintains a blanket policy insuring against hazard losses on all the mortgage loans and/or REO Properties that it is required to service and administer under the series 2002-C4 pooling and servicing agreement, then, to the extent such policy--

     o is obtained from an insurer having a claims-paying ability or financial strength rating that meets, or whose obligations are guaranteed or backed in writing by an entity having a claims-paying ability or financial strength rating that meets, the requirements of the series 2002-C4 pooling and servicing agreement, and

     o provides protection equivalent to the individual policies otherwise required,

the master servicer or the special servicer, as the case may be, will be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related mortgaged real properties and/or REO Properties. That blanket policy may contain a customary deductible clause, except that if there has not been maintained on the related mortgaged real property or REO Property an individual hazard insurance policy complying with the requirements described above in this "--Maintenance of Insurance" section, and there occur one or more losses that would have been covered by an individual policy, then the master servicer or special servicer, as appropriate, must promptly deposit into the master servicer's custodial account from its own funds the amount of those losses that would have been covered by an individual policy, taking account of any applicable (or, to the extent consistent with the Servicing Standard, deemed) deductible clause, but are not covered under the blanket policy because of the deductible clause in the blanket policy.


FAIR VALUE OPTION

     Within five business days after any mortgage loan in the trust, other than the 1166 Avenue of the Americas Mortgage Loan, has become a specially serviced mortgage loan, the special servicer will give notice of that event to, among others, each certificateholder of the series 2002-C4 controlling class and the trustee. Any single certificateholder or group of certificateholders with a majority interest in the series 2002-C4 controlling class, the special servicer and any assignees thereof, will have the option to purchase that specially serviced mortgage loan at a price generally equal to the sum of--

     o the outstanding principal balance of the mortgage loan,

     o all accrued and unpaid interest on the mortgage loan, other than Default Interest and Post-ARD Additional Interest,

     o all unreimbursed servicing advances with respect to the mortgage loan, and

     o all unpaid interest accrued on advances made by the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to that mortgage loan.

     The special servicer is required to accept the first offer by a holder of the purchase option above that is at least equal to that purchase price.

     If none of the purchase option holders exercises its option to purchase any specially serviced mortgage loan as described in the prior paragraph, then each holder of the purchase option will also have the option to purchase that specially serviced mortgage loan at a price equal to the fair value of that loan. Upon receipt of a written request from any holder of the purchase option to determine the fair value price in contemplation of its intention to exercise its option to purchase that specially serviced mortgage loan at a price that is below the purchase price set forth in the preceding paragraph, the special servicer is required to promptly obtain an appraisal of the related mortgaged real property by an independent appraiser (unless such an appraisal was obtained within one year of such date and the special servicer has no knowledge of any circumstances that would materially affect the validity of that appraisal). Promptly after obtaining that appraisal, the special servicer must determine the fair value price in accordance with the Servicing Standard and the discussion in the penultimate paragraph of this "--Fair Value Option" section. Promptly after determining the fair value price, the special servicer is required to report such fair value price to the trustee and each holder of the purchase option.

     In the event that the special servicer determines that it is willing, or another holder of the purchase option notifies the special servicer that it is willing, to purchase any specially serviced mortgage loan at a price equal to or above the fair value price, the special servicer will notify all other holders of the purchase option that it has made or received, as the case may be, such a bid (without disclosing the amount of that bid). All other holders of the purchase option may submit competing bids within the ten business day period following such notice. At the conclusion of the above-described ten business day period, the special servicer is required to accept the highest bid received from any holder of the purchase option that is at least equal to the fair value price. If the special servicer accepts the bid of any holder of the purchase option, such holder of the purchase option will be required to purchase the subject specially serviced mortgage loan within ten business days of receipt of notice of such acceptance.

     If the special servicer has not accepted a bid at the fair value price prior to the expiration of 120 days from its determination of the fair value price and thereafter receives a bid at the fair value price or a request from a holder of the purchase option for an updated fair value price, the special servicer is required to, within 45 days, recalculate the fair value price and repeat the notice and bidding procedure described above until the purchase option terminates.

     If the party exercising the purchase option at the fair value price for any specially serviced mortgage loan is the special servicer or an affiliate thereof, the trustee is required to verify that the fair value price is at least equal to the fair value of such mortgage loan. In determining whether the fair value price is at least equal to the fair value of such mortgage loan the trustee is permitted to conclusively rely on an appraisal obtained by the trustee from an independent appraiser at the time it is required to verify the fair value price, and/or the opinion of an independent expert in real estate matters (including the master servicer) with at least five years' experience in valuing or investing in loans, similar to such mortgage loan, that has been selected by the trustee with reasonable care at the expense of the trust.

     Any holder of the purchase option may, once such option is exercisable, assign its purchase option with respect to any specially serviced mortgage loan to a third party other than another holder of the purchase option and, upon such assignment, such third party will have all of the rights that had been granted to the assignor in respect of the purchase option. Such assignment will only be effective after written notice (together with a copy of the executed assignment and assumption agreement) has been delivered to the trustee, the master servicer and the special servicer.

     In determining the fair value price for any specially serviced mortgage loan, the special servicer may take into account and rely upon, among other factors, the results of any appraisal or updated appraisal that it or the master servicer may have obtained in accordance with the series 2002-C4 pooling and servicing agreement within the prior 12 months; the opinions on fair value expressed by independent investors in mortgage loans comparable to the subject specially serviced mortgage loan; the period and amount of any delinquency on the subject specially serviced mortgage loan; the physical condition of the related mortgaged real property; the state of the local economy; and the expected recoveries from the subject specially serviced mortgage loan if the special servicer were to pursue a workout or foreclosure strategy instead of selling such mortgage loan to a holder of the purchase option.

     The purchase option for any specially serviced mortgage loan will terminate, and will not be exercisable (or if exercised, but the purchase of the subject mortgage loan has not yet occurred, will terminate and be of no further force or effect) if (a) the special servicer has accepted a bid at the fair value price, (b) such specially serviced mortgage loan has ceased to be a specially serviced mortgage loan, (c) the related mortgaged real property has become an REO Property or (d) a final recovery determination has been made with respect to such specially serviced mortgage loan. Until a bid at the fair value price is accepted, the special servicer is required to continue to pursue all of the other resolution options available to it with respect to the specially serviced mortgage loan in accordance with the Servicing Standard. The purchase option described above in this "--Fair Value Option" section will not apply to the 1166 Avenue of the Americas Mortgage Loan. For a description of the purchase option applicable to the 1166 Avenue of the Americas Mortgage Loan under the series 2002-C5 trust and servicing agreement, see "Description of the Mortgage Pool--The 1166 Avenue of the Americas Mortgage Loan-- Exercise of Fair Value Option Under the Series 2002-C5 Trust and Servicing Agreement".


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     If a default on a pooled mortgage loan, other than the 1166 Avenue of the Americas Mortgage Loan, has occurred or, in the special servicer's judgment, a payment default is imminent, then, subject to the discussion under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above, the special servicer may, on behalf of the trust and, if applicable, the Valley Fair Mall Companion Loan Noteholder, take any of the following actions:

     o institute foreclosure proceedings;

     o exercise any power of sale contained in the related mortgage instrument;

     o obtain a deed in lieu of foreclosure; or

     o otherwise acquire title to the corresponding mortgaged real property, by operation of law or otherwise.

     Notwithstanding the foregoing, the special servicer may not, on behalf of the trust and, if applicable, the Valley Fair Mall Companion Loan Noteholder, obtain title to a mortgaged real property by foreclosure, deed in lieu of foreclosure or otherwise, or take any other action with respect to any mortgaged real property, if, as a result of that action, the trustee, on behalf of the series 2002-C4 certificateholders and, if applicable, the Valley Fair Mall Companion Loan Noteholder, could, in the judgment of the special servicer, exercised in accordance with the Servicing Standard, be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of, that mortgaged real property within the meaning of CERCLA or any comparable law, unless:

     o the special servicer has previously determined in accordance with the Servicing Standard, based on a report prepared by a person who regularly conducts environmental audits, that the mortgaged real property is in compliance with applicable environmental laws and regulations and there are no circumstances or conditions present at the mortgaged real property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

     o in the event that the determination described in the preceding bullet cannot be made--

       1. The special servicer has previously determined in accordance with the Servicing Standard, on the same basis as described in the preceding bullet, that it would maximize the recovery to the series 2002-C4 certificateholders and, if the subject mortgaged real property is the Valley Fair Mall Mortgaged Property, the Valley Fair Mall Companion Loan Noteholder, as a collective whole, on a present value basis to acquire title to or possession of the mortgaged real property and to take such remedial, corrective and/or other further actions as are necessary to bring the mortgaged real property into compliance with applicable environmental laws and regulations and to appropriately address any of the circumstances and conditions referred to in the preceding bullet, and


       2. either--

          (a) the series 2002-C4 controlling class representative or the Valley Fair Mall Companion Loan Noteholder, as applicable, has not objected to the special servicer's doing so, or

          (b) if the series 2002-C4 controlling class representative or the Valley Fair Mall Companion Loan Noteholder, as applicable, has objected, that objection is, in the special servicer's judgment, contrary to the Servicing Standard, in any event as described under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder--Rights and Powers of the Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above.

     The cost of any environmental testing will be covered by, and reimbursable as, a servicing advance, and the cost of any remedial, corrective or other further action contemplated by the second bullet of the preceding paragraph will generally be payable directly out of the master servicer's custodial account.

     If neither of the conditions set forth in the two bullets of the second preceding paragraph has been satisfied with respect to any mortgaged real property securing a defaulted mortgage loan serviced under the series 2002-C4 pooling and servicing agreement, the special servicer will be required to take such action as is in accordance with the Servicing Standard, other than proceeding against the mortgaged real property. In connection with the foregoing, the special servicer may, on behalf of the trust and, if applicable, the Valley Fair Mall Companion Loan Noteholder, but subject to the discussion under "--The Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder--Rights and Powers of the Series 2002-C4 Controlling Class Representative and the Valley Fair Mall Companion Loan Noteholder" above, release all or a portion of the mortgaged real property from the lien of the related mortgage. However, if the affected mortgage loan has a then outstanding principal balance greater than $1 million, then prior to the special servicer's effecting that release the following conditions, among others, must also be satisfied:

     o the special servicer must have notified the trustee, among others,

     o the trustee must have notified the series 2002-C4 certificateholders, and


     o the holders of series 2002-C4 certificates entitled to a majority of the voting rights must not have objected to the release within 30 days of their having been notified.

     If Liquidation Proceeds collected with respect to a defaulted mortgage loan in the trust are less than the outstanding principal balance of the defaulted mortgage loan, together with accrued interest on and reimbursable expenses incurred by the special servicer and/or the master servicer in connection with that mortgage loan, then the trust will realize a loss in the amount of the shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the payment of the Liquidation Proceeds to the series 2002-C4 certificateholders, for--

     o any and all amounts that represent unpaid servicing compensation with respect to the mortgage loan,

     o unreimbursed servicing expenses incurred with respect to the mortgage loan, and

     o any unreimbursed advances of delinquent payments made with respect to the mortgage loan.

     In addition, amounts otherwise payable on the series 2002-C4 certificates may be further reduced by interest payable to the master servicer and/or special servicer on the servicing expenses and advances.

     If the Valley Fair Mall Mortgage Loan has become a specially serviced mortgage loan and, further, any scheduled payment of principal and/or interest on the Valley Fair Mall Mortgage Loan or the Valley Fair Mall Companion Loan is at least 60 days delinquent, the Valley Fair Mall Companion Loan Noteholder or its designee will be entitled to purchase such pooled mortgage loan as, and at the price, described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Servicing of the Valley Fair Mall Loan Pair" in this prospectus supplement.

     As long as servicing of the 1166 Avenue of the Americas Loan Pair is governed by the series 2002-C5 trust and servicing agreement, neither the master servicer nor the special servicer will be able to take any enforcement action under the series 2002-C4 pooling and servicing agreement with respect to the 1166 Avenue of the Americas Loan Pair or the 1166 Avenue of the Americas Mortgaged Property.


REO PROPERTIES

     If title to any mortgaged real property (other than the 1166 Avenue of the Americas Mortgaged Property) is acquired by the special servicer on behalf of the trust and, if applicable, the Valley Fair Mall Companion Loan Noteholder, then the special servicer will be required to sell that property not later than the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of section 856(e)(6) of the Internal Revenue Code, the second calendar year) following the year of acquisition, unless--

     o the IRS grants an extension of time to sell the property, or

     o the special servicer obtains an opinion of independent counsel generally to the effect that the holding of the property subsequent to the end of the third calendar year (or, in the case of "qualified healthcare properties" within the meaning of section 856(e)(6) of the Internal Revenue Code, the second calendar year) following the year in which the acquisition occurred will not result in the imposition of a tax on the trust assets or cause any REMIC created under the series 2002-C4 pooling and servicing agreement to fail to qualify as such under the Internal Revenue Code.

     Subject to the foregoing, the special servicer will generally be required to solicit cash offers for any REO Property held by the trust in a manner that will be reasonably likely to realize a fair price for the property. The special servicer may retain an independent contractor to operate and manage the REO Property. The retention of an independent contractor will not relieve the special servicer of its obligations with respect to the REO Property. Regardless of whether the special servicer applies for or is granted an extension of time to sell the property, the special servicer must act in accordance with the Servicing Standard to liquidate the property on a timely basis. If an extension is granted or opinion given, the special servicer must sell the REO Property within the period specified in the extension or opinion, as the case may be.

     Neither the trustee, in its individual capacity, nor any of its affiliates may bid for or purchase from the trust any REO Property.

     In general, the special servicer or an independent contractor employed by the special servicer at the expense of the trust will be obligated to operate and manage any REO Property held by the trust in a manner that:

     o maintains its status as foreclosure property under the REMIC provisions of the Internal Revenue Code, and

     o would, to the extent commercially reasonable and consistent with the preceding bullet, maximize the trust's net after-tax proceeds from that property without materially impairing the special servicer's ability to sell the REO Property promptly at a fair price.

     The special servicer must review the operation of each REO Property held by the trust and consult with the trustee, or any person appointed by the trustee to act as tax administrator, to determine the trust's federal income tax reporting position with respect to the income it is anticipated that the trust would derive from the property. The special servicer could determine that it would not be commercially reasonable to manage and operate the property in a manner that would avoid the imposition of--

     o a tax on net income from foreclosure property, within the meaning of section 860G(c) of the Internal Revenue Code, or

     o a tax on prohibited transactions under section 860F of the Internal Revenue Code.

     This determination is most likely to occur in the case of an REO Property that is a hotel or residential health care facility. To the extent that income the trust receives from an REO Property is subject to--

     o a tax on net income from foreclosure property, that income would be subject to federal tax at the highest marginal corporate tax rate, which is currently 35%, or

     o a tax on prohibited transactions, that income would be subject to federal tax at a 100% rate.

     The determination as to whether income from an REO Property held by the trust would be subject to a tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. The risk of taxation being imposed on income derived from the operation of foreclosed real property is particularly present in the case of hospitality and healthcare properties. Generally, income from an REO Property that is directly operated by the special servicer would be apportioned and classified as service or non-service income. The service portion of the income could be subject to federal tax either at the highest marginal corporate tax rate or at the 100% rate. The non-service portion of the income could be subject to federal tax at the highest marginal corporate tax rate or, although it appears unlikely, at the 100% rate. Any tax imposed on the trust's income from an REO Property would reduce the amount available for payment to the series 2002-C4 certificateholders. See "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus. The reasonable out-of-pocket costs and expenses of obtaining professional tax advice in connection with the foregoing will be payable out of the master servicer's custodial account.

     The special servicer will be required to segregate and hold all funds collected and received in connection with any REO Property held by the trust separate and apart from its own funds and general assets. If an REO Property is acquired by the trust, the special servicer will be required to establish and maintain an account for the retention of revenues and other proceeds derived from the REO Property. That REO account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. The special servicer will be required to deposit, or cause to be deposited, in its REO account, upon receipt, all net income, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds received with respect to each REO Property held by the trust. The funds held in this REO account may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in the special servicer's REO account will be payable to the special servicer, subject to the limitations described in the series 2002-C4 pooling and servicing agreement.

     The special servicer will be required to withdraw from its REO account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property held by the trust, but only to the extent of amounts on deposit in the account relating to that particular REO Property. Promptly following the end of each collection period, the special servicer will be required to withdraw from the REO account and deposit, or deliver to the master servicer for deposit, into the master servicer's custodial account the total of all amounts received with respect to each REO Property held by the trust during that collection period, net of--

     o any withdrawals made out of those amounts as described in the preceding sentence, and

     o any portion of those amounts that may be retained as reserves as described in the next sentence.

     The special servicer may, subject to the limitations described in the series 2002-C4 pooling and servicing agreement, retain in its REO account that portion of the proceeds and collections as may be necessary to maintain a reserve of sufficient funds for the proper operation, management, leasing, maintenance and disposition of the related REO Property, including the creation of a reasonable reserve for repairs, replacements, necessary capital improvements and other related expenses.

     The special servicer must keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, its REO account.

     An REO Account with respect to any REO Property related to the 1166 Avenue of the Americas Mortgage Loan will be maintained under the series 2002-C5 trust and servicing agreement, in a manner generally similar but not identical to that described under this section "REO Properties."


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The special servicer will be required to perform or cause to be performed a physical inspection of a mortgaged real property, with the exception of the 1166 Avenue of the Americas Mortgaged Property, as soon as practicable after the related pooled mortgage loan becomes a specially serviced mortgage loan and annually thereafter for so long as the related pooled mortgage loan remains a specially serviced mortgage loan, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. In addition, the special servicer must perform or cause to be performed a physical inspection of each of the REO Properties held by the trust at least once per calendar year, provided that the cost of each of those inspections will be reimbursable to the special servicer as a servicing advance. Beginning in 2003, the master servicer will be required at its expense to perform or cause to be performed a physical inspection of each mortgaged real property, with the exception of the 1166 Avenue of the Americas Mortgaged Property, securing a non-specially serviced mortgage loan--

     o at least once every two calendar years in the case of mortgaged real properties securing pooled mortgage loans that have outstanding principal balances, or with allocated loan amounts, of $2,000,000 or less, and

     o at least once every calendar year in the case of all other mortgaged real properties;

provided that the master servicer will not be required to perform or cause to be performed an inspection on a mortgaged real property if such property has been inspected by the master servicer or the special servicer in the preceding six months.

     The master servicer and the special servicer will each be required to prepare or cause to be prepared and deliver to the trustee a written report of each of the inspections performed by it that generally describes the condition of the mortgaged real property and that specifies the existence of any sale, transfer or abandonment of the mortgaged real property or any material change in its condition or value.

     Inspections of the 1166 Avenue of the Americas Mortgaged Property are to be performed by the master servicer and/or special servicer under the series 2002-C5 trust and servicing agreement at least annually.

     The special servicer, in the case of any specially serviced mortgage loans, and the master servicer, in the case of all other mortgage loans, in each case except for the 1166 Avenue of the Americas Mortgage Loan, will also be required, consistent with the Servicing Standard, to use reasonable efforts to collect from the related borrowers and review the quarterly and annual operating statements and related rent rolls with respect to each of the related mortgaged real properties and REO Properties. The special servicer will be required to deliver to the master servicer copies of the operating statements and rent rolls it collects. The master servicer will be required to prepare, based on reports generated by itself and the special servicer, and deliver to the trustee, upon request, an operating statement analysis report with respect to each mortgaged real property and REO Property for the applicable period. See "Description of the Offered Certificates--Reports to Certificateholders; Available Information" in this prospectus supplement. Each of the mortgage loans requires the related borrower to deliver an annual property operating statement or other annual financial information. The foregoing notwithstanding, there can be no assurance that any operating statements required to be delivered will in fact be delivered, nor are the master servicer and the special servicer likely to have any practical means of compelling their delivery in the case of an otherwise performing mortgage loan.

     The master servicer and/or special servicer under the series 2002-C5 trust and servicing agreement will be responsible for collecting financial information with respect to the 1166 Avenue of the Americas Mortgaged Property. The master servicer under the series 2002-C5 trust and servicing agreement will be required to deliver such information to the master servicer under the series 2002-C4 pooling and servicing agreement, on behalf of the trustee (as holder of the 1166 Avenue of the Americas Mortgage Loan), and the trustee will make such information available to the series 2002-C4 certificateholders as described in this prospectus supplement.

EVIDENCE AS TO COMPLIANCE

     No later than April 30 of each year, beginning in 2003, each of the master servicer and the special servicer must:

     o at its expense, cause a firm of independent public accountants, that is a member of the American Institute of Certified Public Accountants to furnish a statement to the trustee, among others, to the effect that--

        1. The firm has obtained a letter of representation regarding certain matters from the management of the master servicer or special servicer, as applicable, which includes an assertion that the master servicer or special servicer, as applicable, has complied with minimum mortgage loan servicing standards, to the extent applicable to commercial and multifamily mortgage loans, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of commercial and multifamily mortgage loans during the most recently completed calendar year, and

        2. on the basis of an examination conducted by the firm in accordance with standards established by the American Institute of Certified Public Accountants, that representation is fairly stated in all material respects, subject to those exceptions and other qualifications that may be appropriate;

        except that, in rendering its report the firm may rely, as to matters relating to the direct servicing of commercial and multifamily mortgage loans by sub-servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards, rendered within one year of such report, with respect to those sub-servicers and, further, except that the special servicer will not be required to cause such a report to be delivered if there were no specially serviced mortgage loans during the most recently ended calendar year; and

     o deliver to the trustee, among others, a statement signed by an officer of the master servicer or the special servicer, as the case may be, to the effect that, to the best knowledge of that officer, the master servicer or special servicer, as the case may be, has fulfilled its material obligations under the series 2002-C4 pooling and servicing agreement in all material respects throughout the preceding calendar year or the portion of that year during which the series 2002-C4 certificates were outstanding.

     Copies of the above-mentioned annual accountants' statement and officer's certificate of each of the master servicer and the special servicer will be made available to series 2002-C4 certificateholders, at their expense, upon written request to the trustee.

EVENTS OF DEFAULT

     Each of the following events, circumstances and conditions will be considered events of default under the series 2002-C4 pooling and servicing agreement:

     o the master servicer or the special servicer fails to deposit, or to remit to the appropriate party for deposit, into the master servicer's custodial account or the special servicer's REO account, as applicable, any amount required to be so deposited, which failure is not remedied within one business day following the date on which the deposit or remittance was required to be made;

     o the master servicer fails to remit to the trustee for deposit in the trustee's collection account any amount required to be so remitted, and that failure continues unremedied until 11:00 a.m., New York City time, on the applicable payment date, or the master servicer fails to make in a timely manner any payments required to be made to the Valley Fair Mall Companion Loan Noteholder;

     o the master servicer or the special servicer fails to timely make any servicing advance required to be made by it under the series 2002-C4 pooling and servicing agreement, and that failure continues unremedied for three business days following the date on which notice has been given to the master servicer or the special servicer, as the case may be, by the trustee;

     o the master servicer or the special servicer fails to observe or perform in any material respect any of its other covenants or agreements under the series 2002-C4 pooling and servicing agreement, and that failure continues unremedied for 30 days or, if the responsible party is diligently attempting to remedy the failure, 60 days after written notice of the failure has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-C4 pooling and servicing agreement, by series 2002-C4 certificateholders entitled to not less than 25% of the voting rights for the series or by the Valley Fair Mall Companion Loan Noteholder, if affected;

     o it is determined that there is a breach by the master servicer or the special servicer of any of its representations or warranties contained in the series 2002-C4 pooling and servicing agreement that materially and adversely affects the interests of any class of series 2002-C4 certificateholders or the Valley Fair Mall Companion Loan Noteholder, and that breach continues unremedied for 30 days or, if the responsible party is diligently attempting to cure the breach, 60 days after written notice of the breach has been given to the master servicer or the special servicer, as the case may be, by any other party to the series 2002-C4 pooling and servicing agreement, by series 2002-C4 certificateholders entitled to not less than 25% of the voting rights for the series or by the Valley Fair Mall Companion Loan Noteholder, if affected;

     o various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the master servicer or the special servicer, or the master servicer or the special servicer takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations;

     o one or more ratings assigned by Fitch to the series 2002-C4 certificates or any securities backed by the Valley Fair Mall Companion Loan are qualified, downgraded or withdrawn, or otherwise made the subject of a "negative" credit watch, and Fitch has given written notice to the trustee that such action is solely or in material part a result of the master servicer or special servicer acting in that capacity;

     o the master servicer or the special servicer is removed from S&P's approved master servicer list or special servicer list, as the case may be, and any of the ratings assigned by S&P to the series 2002-C4 certificates or any securities backed by the Valley Fair Mall Companion Loan is qualified, downgraded or withdrawn in connection with that removal; and

     o the master servicer fails to be rated at least CMS3 by Fitch or the special servicer fails to be rated at least CSS3 by Fitch.

     With respect to the 1166 Avenue of the Americas Mortgage Loan, the events, circumstances and conditions that will be considered events of default under the series 2002-C5 trust and servicing agreement are generally similar, but not identical, to those that will be considered events of default under the series 2002-C4 pooling and servicing agreement as described above.

RIGHTS UPON EVENT OF DEFAULT

     If an event of default described above under "--Events of Default" occurs with respect to the master servicer or the special servicer and remains unremedied, the trustee will be authorized, and at the direction of the series 2002-C4 certificateholders entitled to not less than 25% of the voting rights for the series or, if it has been adversely affected by the event of default, at the direction of the Valley Fair Mall Companion Loan Noteholder, the trustee will be required, to terminate all of the rights and obligations of the defaulting party under the series 2002-C4 pooling and servicing agreement and in and to the trust assets other than any rights the defaulting party may have as a series 2002-C4 certificateholder. Upon any termination, the trustee must either:

     o succeed to all of the responsibilities, duties and liabilities of the master servicer or special servicer, as the case may be, under the series 2002-C4 pooling and servicing agreement; or

     o appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be.

     The holders of series 2002-C4 certificates entitled to a majority of the voting rights for the series may require the trustee to appoint an established mortgage loan servicing institution to act as successor master servicer or special servicer, as the case may be, rather than have the trustee act as that successor.

     Notwithstanding the foregoing discussion in this "--Rights Upon Event of Default" section, if the master servicer is terminated under the circumstances described above because of the occurrence of any of the events of default described in the last three (3) bullets under "--Events of Default" above, the master servicer will have the right for a period of 45 days, at its expense, to sell its master servicing rights with respect to the mortgage pool to a master servicer whose appointment Fitch and S&P have confirmed will not result in a qualification, downgrade or withdrawal of any of the then-current ratings of the series 2002-C4 certificates.

     Notwithstanding the foregoing in this "--Rights Upon Event of Default" section, if an event of default on the part of the master servicer affects only the Valley Fair Mall Companion Loan, the master servicer may not be terminated but, at the request of the Valley Fair Mall Companion Loan Noteholder, must appoint a sub-servicer that will be responsible for servicing the Valley Fair Mall Loan Pair.

     In general, series 2002-C4 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2002-C4 certificates affected by any event of default, together with the Valley Fair Mall Companion Loan Noteholder (if it is adversely affected by the subject event of default), may waive the event of default. However, the events of default described in the first two and last three (3) bullets under "--Events of Default" above may only be waived by all of the holders of the affected classes of the series 2002-C4 certificates and the Valley Fair Mall Companion Loan Noteholder (if it is adversely affected by the subject event of default). Upon any waiver of an event of default, the event of default will cease to exist and will be deemed to have been remedied for every purpose under the series 2002-C4 pooling and servicing agreement.

     The foregoing notwithstanding, if series 2002-C4 certificateholders entitled to at least 662/3% of the voting rights allocated to each class of series 2002-C4 certificates desire to waive an event of default described under the fourth bullet under "--Events of Default" above by the master servicer, but the Valley Fair Mall Companion Loan Noteholder is adversely affected thereby and does not want to waive that default, those holders of the series 2002-C4 certificates may still waive that default and the Valley Fair Mall Companion Loan Noteholder will be entitled to request that the master servicer appoint a sub-servicer that will be responsible for servicing the Valley Fair Mall Loan Pair.

     No series 2002-C4 certificateholder will have the right under the series 2002-C4 pooling and servicing agreement to institute any suit, action or proceeding with respect to that agreement or any pooled mortgage loan unless--

     o that holder previously has given to the trustee written notice of default,

     o except in the case of a default by the trustee, series 2002-C4 certificateholders entitled to not less than 25% of the voting rights for the 2002-C4 series have made written request to the trustee to institute that suit, action or proceeding in its own name as trustee under the series 2002-C4 pooling and servicing agreement and have offered to the trustee such reasonable indemnity as it may require, and

     o except in the case of a default by the trustee, the trustee for 60 days has neglected or refused to institute that suit, action or proceeding.

     The trustee, however, will be under no obligation to exercise any of the trusts or powers vested in it by the series 2002-C4 pooling and servicing agreement or to make any investigation of matters arising under that agreement or to institute, conduct or defend any litigation under that agreement or in relation to that agreement at the request, order or direction of any of the series 2002-C4 certificateholders, unless in the trustee's opinion, those certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred as a result of any investigation or litigation.

                    DESCRIPTION OF THE OFFERED CERTIFICATES


GENERAL

     The series 2002-C4 certificates will be issued, on or about October 8, 2002, under the series 2002-C4 pooling and servicing agreement. They will represent the entire beneficial ownership interest of the trust. The assets of the trust will include:

     o the pooled mortgage loans;

     o any and all payments under and proceeds of the pooled mortgage loans received after the cut-off date, exclusive of payments of principal, interest and other amounts due on or before that date;

     o the loan documents for the pooled mortgage loans;

     o our rights under our mortgage loan purchase agreement with the UBS Mortgage Loan Seller;

     o any REO Properties acquired by the trust with respect to defaulted mortgage loans;

     o the trust's interest in any REO Property acquired with respect to the 1166 Avenue of the Americas Mortgage Loan; and

     o those funds or assets as from time to time are deposited in the master servicer's custodial account described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Custodial Account," the special servicer's REO account described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--REO Properties," the trustee's collection account described under "--Collection Account" below or the trustee's interest reserve account described under "--Interest Reserve Account" below.

     The series 2002-C4 certificates will include the following classes:

     o the A-1, A-2, A-3, A-4, B, C, D, E, F and G classes, which are the classes of series 2002-C4 certificates that are offered by this prospectus supplement, and

     o the X-CL, X-CP, X-VF, H, J, K, L, M, N, P, Q, S, T, U, R-I, R-II, R-III, R-LR and V classes, which are the classes of series 2002-C4 certificates that--

        1. will be retained or privately placed by us, and

        2. are not offered by this prospectus supplement.

     The class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates are the series 2002-C4 certificates that will have principal balances and are sometimes referred to as the series 2002-C4 principal balance certificates. The principal balance of any of these certificates will represent the total payments of principal to which the holder of the certificate is entitled over time out of payments, or advances in lieu of payments, and other collections on the assets of the trust. Accordingly, on each payment date, the principal balance of each of these certificates will be permanently reduced by any payments of principal actually made with respect to the certificate on that payment date. See "--Payments" below. On any particular payment date, the principal balance of each of these certificates may also be permanently reduced, without any corresponding payment, in connection with losses on the underlying mortgage loans and default-related and otherwise unanticipated expenses of the trust. See "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.

     The class X-CL, X-CP and X-VF certificates will not have principal balances and are sometimes referred to as the series 2002-C4 interest-only certificates. For purposes of calculating the amount of accrued interest, however, each of those classes will have a notional amount.

     The total notional amount of the class X-CL certificates will equal the total principal balance of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates outstanding from time to time. The total initial notional amount of the class X-CL certificates will be
approximately $      , although it may be as much as 5% larger or smaller.

     The total notional amount of the class X-CP certificates will equal:

     o during the period from the date of initial issuance of the series 2002-C4 certificates through and including the payment date in September 2005 the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the total principal
       balance of the class    ,    ,  ,  ,  ,  ,  ,   and   certificates
       outstanding from time to time and (c) the lesser of $      and the total
       principal balance of the class   certificates outstanding from time to
       time;

     o during the period following the payment date in September 2005 through and including the payment date in September 2006, the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the total principal balance of the class , , , , , , and certificates outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

     o during the period following the payment date in September 2006 through and including the payment date in September 2007, the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the total principal balance of the class , , , , and certificates outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

     o during the period following the payment date in September 2007 through and including the payment date in September 2008, the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the total principal balance of the class , , and certificates outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time;

     o during the period following the payment date in September 2008 through and including the payment date in September 2009, the sum of (a) the lesser of $ and the total principal balance of the class certificates outstanding from time to time, (b) the total principal balance of the class , , and certificates outstanding from time to time and (c) the lesser of $ and the total principal balance of the class certificates outstanding from time to time; and

     o following the payment date in September 2009, $0.

     The total initial notional amount of the class X-CP certificates will be
approximately $      , although it may be as much as 10% larger or smaller.

     The class X-VF certificates will have a total notional amount equal to the Stated Principal Balance outstanding from time to time of the Valley Fair Mall Mortgage Loan. The initial notional amount of the class X-VF certificates will
be approximately $      .

     The class R-I, R-II, R-III, R-LR and V certificates will not have principal balances or notional amounts.

     In general, principal balances and notional amounts will be reported on a class-by-class basis. In order to determine the principal balance of any of your offered certificates from time to time, you may multiply the original principal balance of that certificate as of the date of initial issuance of the offered certificates, as specified on the face of that certificate, by the then applicable certificate factor for the relevant class. The certificate factor for any class of offered certificates, as of any date of determination, will equal a fraction, expressed as a percentage, the numerator of which will be the then outstanding total principal balance of that class, and the denominator of which will be the original total principal balance of that class. Certificate factors will be reported monthly in the trustee's payment date statement.


REGISTRATION AND DENOMINATIONS

     General. The offered certificates will be issued in book-entry form in original denominations of $10,000 initial principal balance and in any additional whole dollar denominations.

     Each class of offered certificates will initially be represented by one or more certificates registered in the name of Cede & Co., as nominee of The Depository Trust Company. You will not be entitled to receive an offered certificate issued in fully registered, certificated form, except under the limited circumstances described in the accompanying prospectus under "Description of the Certificates--Book-Entry Registration." For so long as any class of offered certificates is held in book-entry form--

     o all references to actions by holders of those certificates will refer to actions taken by DTC upon instructions received from beneficial owners of those certificates through its participating organizations, and

     o all references in this prospectus supplement to payments, notices, reports, statements and other information to holders of those certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of those certificates, for payment to beneficial owners of offered certificates through its participating organizations in accordance with DTC's procedures.

     The trustee will initially serve as registrar for purposes of providing for the registration of the offered certificates and, if and to the extent physical certificates are issued to the actual beneficial owners of any of the offered certificates, the registration of transfers and exchanges of those certificates.

     DTC, Euroclear and Clearstream. You will hold your certificates through DTC, in the United States, or Clearstream Banking, societe anonyme, Luxembourg or The Euroclear System, in Europe, if you are a participating organization of the applicable system, or indirectly through organizations that are participants in the applicable system. Clearstream and Euroclear will hold omnibus positions on behalf of organizations that are participants in either of these systems, through customers' securities accounts in Clearstream's or Euroclear's names on the books of their respective depositaries. Those depositaries will, in turn, hold those positions in customers' securities accounts in the depositaries' names on the books of DTC. For a discussion of DTC, Euroclear and Clearstream, see "Description of the Certificates--Book-Entry Registration--DTC, Euroclear and Clearstream" in the accompanying prospectus.

     Transfers between participants in DTC will occur in accordance with DTC's rules. Transfers between participants in Clearstream and Euroclear will occur in accordance with their applicable rules and operating procedures. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants in Clearstream or Euroclear, on the other, will be accomplished through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary. See "Description of the Certificates--Book-Entry Registration--Holding and Transferring Book-Entry Certificates" in the accompanying prospectus. For additional information regarding clearance and settlement procedures for the offered certificates and for information with respect to tax documentation procedures relating to the offered certificates, see Annex F hereto.


COLLECTION ACCOUNT

     General. The trustee must establish and maintain an account in which it will hold funds pending their payment on the series 2002-C4 certificates and from which it will make those payments. That collection account must be maintained in a manner and with a depository institution that satisfies rating agency standards for securitizations similar to the one involving the offered certificates. Funds held in the trustee's collection account will remain uninvested.

     Deposits. On the business day prior to each payment date, the master servicer will be required to remit to the trustee for deposit in the collection account the following funds:

     o All payments and other collections on the mortgage loans and any REO Properties in the trust that are then on deposit in the master servicer's custodial account, exclusive of any portion of those payments and other collections that represents one or more of the following:

       1. monthly debt service payments due on a due date subsequent to the end of the related collection period;

       2. payments and other collections received after the end of the related collection period;

       3. amounts that are payable or reimbursable from the master servicer's custodial account to any person other than the series 2002-C4 certificateholders, including--

          (a) amounts payable to the master servicer or the special servicer as compensation, as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement,

          (b) amounts payable in reimbursement of outstanding advances, together with interest on those advances, as permitted under the series 2002-C4 pooling and servicing agreement, and

          (c)  amounts payable with respect to other expenses of the trust; and

       4. amounts deposited in the master servicer's custodial account in error.

     o Any advances of delinquent monthly debt service payments made by the master servicer on the pooled mortgage loans with respect to that payment date.

     o Any payments made by the master servicer to cover Prepayment Interest Shortfalls incurred during the related collection period.

     See "--Advances of Delinquent Monthly Debt Service Payments" below and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Custodial Account" and "--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement.

     With respect to each payment date that occurs during March, commencing in 2003, the trustee will be required to transfer from its interest reserve account, which we describe under "--Interest Reserve Account" below, to its collection account the interest reserve amounts that are then being held in that interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis.

     Withdrawals. The trustee may from time to time make withdrawals from its collection account for any of the following purposes:

     o to pay itself a monthly fee which is described under "--The Trustee" below;

     o to indemnify itself and various related persons as described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, and to make comparable indemnifications with respect to the fiscal agent;

     o to pay for various opinions of counsel required to be obtained in connection with any amendments to the series 2002-C4 pooling and servicing agreement and the administration of the trust;

     o to pay any federal, state and local taxes imposed on the trust, its assets and/or transactions, together with all incidental costs and expenses, that are required to be borne by the trust as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--REO Properties" in this prospectus supplement;

     o to pay the cost of transferring mortgage files to a successor trustee where the trustee has been terminated without cause and that cost is not otherwise covered;

     o with respect to each payment date during January of 2003 or any year thereafter that is not a leap year or during February of 2003 or any year thereafter, to transfer to the trustee's interest reserve account the interest reserve amounts required to be so transferred in that month with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis;

     o to pay any amounts due and payable under the terms of the 1166 Avenue of the Americas Intercreditor Agreement, which amounts are specified as being payable by the holder of the 1166 Avenue of the Americas Mortgage Loan; and

     o to pay to the person entitled thereto any amounts deposited in the collection account in error.

     On each payment date, all amounts on deposit in the trustee's collection account, exclusive of any portion of those amounts that are to be withdrawn for the purposes contemplated in the foregoing paragraph, will be withdrawn and applied to make payments on the series 2002-C4 certificates. For any payment date, those funds will consist of three separate components--

     o the portion of those funds that represent prepayment consideration collected on the pooled mortgage loans as a result of voluntary or involuntary prepayments that occurred during the related collection period, which will be paid to the holders of the class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J, K, X-CL and/or X-VF certificates, as described under "--Payments--Payments of Prepayment Premiums and Yield Maintenance Charges" below,

     o the portion of those funds that represent Post-ARD Additional Interest collected on the ARD Loans in the trust (other than the 1166 Avenue of the Americas Mortgage Loan) during the related collection period, which will be paid to the holders of the class V certificates as described under "--Payments--Payments of Post-ARD Additional Interest" below, and

     o the remaining portion of those funds, which--

        1. we refer to as the Available P&I Funds, and

        2. will be paid to the holders of all the series 2002-C4 certificates, other than the class V certificates, as described under "--Payments--Priority of Payments" below.


INTEREST RESERVE ACCOUNT

     The trustee must maintain an account in which it will hold the interest reserve amounts described in the next paragraph with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. That interest reserve account must be maintained in a manner and with a depository that satisfies rating agency standards for similar securitizations as the one involving the offered certificates. Funds held in the trustee's interest reserve account will remain uninvested.

     During January, except in a leap year, and February of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its collection account and deposit in its interest reserve account the interest reserve amounts with respect to those underlying mortgage loans that accrue interest on an Actual/360 Basis, and for which the monthly debt service payment due in that month was either received or advanced. That interest reserve amount for each of those mortgage loans will equal one day's interest accrued at the related mortgage interest rate on the Stated Principal Balance of that loan as of the end of the related collection period, exclusive, however, of Post-ARD Additional Interest.

     During March of each calendar year, beginning in 2003, the trustee will, on or before the payment date in that month, withdraw from its interest reserve account and deposit in its collection account any and all interest reserve amounts then on deposit in the interest reserve account with respect to the pooled mortgage loans that accrue interest on an Actual/360 Basis. All interest reserve amounts that are so transferred from the interest reserve account to the collection account will be included in the Available P&I Funds for the payment date during the month of transfer.


PAYMENTS

     General. On each payment date, the trustee will, subject to the available funds, make all payments required to be made on the series 2002-C4 certificates on that date to the holders of record as of the close of business on the last business day of the calendar month preceding the month in which those payments are to occur (or, in the case of the initial payment date, the holders of record as of the close of business on the date of initial issuance). The final payment of principal and/or interest on any offered certificate, however, will be made only upon presentation and surrender of that certificate at the location to be specified in a notice of the pendency of that final payment.

     In order for a series 2002-C4 certificateholder to receive payments by wire transfer on and after any particular payment date, that certificateholder must provide the trustee with written wiring instructions no less than five business days prior to (or, in the case of the initial payment date, no later than) the record date for that payment date occurs. Otherwise, that certificateholder will receive its payments by check mailed to it.

     Cede & Co. will be the registered holder of your offered certificates, and you will receive payments on your offered certificates through DTC and its participating organizations, until physical certificates are issued to the actual beneficial owners. See "--Registration and Denominations" above.

     Payments of Interest. All of the classes of the series 2002-C4 certificates will bear interest, except for the R-I, R-II, R-III, R-LR and V classes.

     With respect to each interest-bearing class of the series 2002-C4 certificates, that interest will accrue during each interest accrual period based upon--

     o the pass-through rate applicable for that class for that interest accrual period,

     o the total principal balance or notional amount, as the case may be, of that class outstanding immediately prior to the related payment date, and

     o the assumption that each year consists of twelve 30-day months.

     On each payment date, subject to the Available P&I Funds for that date and the priorities of payment described under "--Payments--Priority of Payments" below, the holders of each interest-bearing class of the series 2002-C4 certificates will be entitled to receive--

     o the total amount of interest accrued during the related interest accrual period with respect to that class of certificates, reduced by

     o the portion of any Net Aggregate Prepayment Interest Shortfall for that payment date that is allocable to that class of certificates.

     If the holders of any interest-bearing class of the series 2002-C4 certificates do not receive all of the interest to which they are entitled on any payment date, then they will continue to be entitled to receive the unpaid portion of that interest on future payment dates, without further interest accrued on the unpaid portion, subject to the Available P&I Funds for those future payment dates and the priorities of payment described under "--Payments--Priority of Payments" below.

     The Net Aggregate Prepayment Interest Shortfall for any payment date will be allocated among the respective interest-bearing classes of the series 2002-C4 certificates, on a pro rata basis in accordance with the respective amounts of accrued interest in respect of the interest-bearing classes of series 2002-C4 certificates for the related interest accrual period.

     Calculation of Pass-Through Rates. The pass-through rates for the class A-1, A-2, A-3, A-4, L, M, N, P, Q, S, T and U certificates will, in the case of each of these classes, be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for the subject class.

     The pass-through rates for the class B, C, D, E, F, G, H, J and K certificates will, in the case of each of these classes, generally be fixed at the rate per annum identified in the table on page S-5 of this prospectus supplement as the initial pass-through rate for that class. However, with respect to any interest accrual period, if the Weighted Average Pool Pass-Through Rate is below the fixed pass-through rate for the subject class of certificates, then the pass-through rate that will be in effect for the subject class of certificates during that interest accrual period will be that Weighted Average Pool Pass-Through Rate.

     The pass-through rate for the class X-VF certificates is calculated as a fixed strip of the mortgage interest rate of the Valley Fair Mall Mortgage Loan.

     The pass-through rate for the class X-CP certificates, for each interest accrual period through and including the interest accrual period beginning in
      , will equal the weighted average of the respective strip rates, which we refer to as class X-CP strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CP certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of a specified class of series 2002-C4 principal balance certificates. If all or a designated portion of the total principal balance of any class of series 2002-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that total principal balance (or designated portion thereof) will represent a separate component of the total notional amount of the class X-CP certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual period
beginning in       , on any particular component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, the applicable class X-CP strip rate will equal the excess, if any, of:

     (1) the lesser of (a) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (b) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over

     (2) the pass-through rate in effect during such interest accrual period for the class of series 2002-C4 principal balance certificates whose total principal balance, or a designated portion thereof, comprises such component.

     Following the interest accrual period beginning in       , the class X-CP
certificates will cease to accrue interest. In connection therewith, the class X-CP certificates will have a 0% pass-through rate for the interest accrual
period beginning in         and for each interest accrual period thereafter.

     The pass-through rate for the class X-CL certificates for any interest accrual period will equal the weighted average of the respective strip rates, which we refer to as class X-CL strip rates, at which interest accrues from time to time on the respective components of the total notional amount of the class X-CL certificates outstanding immediately prior to the related payment date, with the relevant weighting to be done based upon the relative sizes of those components. Each of those components will be comprised of all or a designated portion of the total principal balance of one of the classes of series 2002-C4 principal balance certificates. In general, the total principal balance of each class of series 2002-C4 principal balance certificates will constitute a separate component of the total notional amount of the class X-CL certificates; provided that, if a portion, but not all, of the total principal balance of any particular class of series 2002-C4 principal balance certificates is identified under "--General" above as being part of the total notional amount of the class X-CP certificates immediately prior to any payment date, then that identified portion of such total principal balance will also represent a separate component of the total notional amount of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period, and the remaining portion of such total principal balance will represent another separate component of the class X-CL certificates for purposes of calculating the accrual of interest during the related interest accrual period. For purposes of accruing interest during any interest accrual period, through and including the interest accrual
period beginning in        on any particular component of the total notional
amount of the class X-CL certificates immediately prior to the related payment date, the applicable class X- CL strip rate will be calculated as follows:

     (1) if such particular component consists of the entire total principal balance of any class of series 2002-C4 principal balance certificates, and if such total principal balance also constitutes, in its entirety, a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates;


     (2) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-C4 principal balance certificates, and if such designated portion of such total principal balance also constitutes a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the greater of (i) the reference rate specified on Annex E to this prospectus supplement for such interest accrual period and (ii) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates;

     (3) if such particular component consists of the entire total principal balance of any class of series 2002-C4 principal balance certificates, and if such total principal balance does not, in whole or in part, also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of
          (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates; and

     (4) if such particular component consists of a designated portion (but not all) of the total principal balance of any class of series 2002-C4 principal balance certificates, and if such designated portion of such total principal balance does not also constitute a component of the total notional amount of the class X-CP certificates immediately prior to the related payment date, then the applicable class X-CL strip rate will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for such class of series 2002-C4 principal balance certificates.

     Notwithstanding the foregoing, for purposes of accruing interest on the class X-CL certificates during each interest accrual period subsequent to the
interest accrual period beginning in       , the total principal balance of
each class of series 2002-C4 certificates will constitute a single separate component of the total notional amount of the class X-CL certificates, and the applicable class X-CL strip rate with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the Weighted Average Pool Pass-Through Rate for such interest accrual period, over (b) the pass-through rate in effect during such interest accrual period for the class of series 2002-C4 principal balance certificates whose principal balance makes up such component.

     The calculation of the Weighted Average Pool Pass-Through Rate will be unaffected by any change in the mortgage interest rate for any mortgage loan from what it was on the date of initial issuance of the offered certificates, including in connection with any bankruptcy or insolvency of the related borrower or any modification of that mortgage loan agreed to by the master servicer or the special servicer.

     The class R-I, R-II, R-III, R-LR and V certificates will not be interest-bearing and, therefore, will not have pass-through rates.

     Payments of Principal. Subject to the Available P&I Funds and the priority of payments described under "--Payments--
Priority of Payments" below, the total amount of principal payable with respect to each class of the series 2002-C4 certificates, other than the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, on each payment date will equal that class's allocable share of the Total Principal Payment Amount for that payment date.

     In general, the portion of the Total Principal Payment Amount that will be allocated to the class A-1, A-2, A-3 and A-4 certificates on each payment date will equal:


     o in the case of the class A-1 certificates, the lesser of--


       1. The entire Total Principal Payment Amount for that payment date, and


       2. The total principal balance of the class A-1 certificates immediately prior to that payment date;


     o in the case of the class A-2 certificates, the lesser of--


       1. The entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 certificates as described in the preceding bullet, and


       2. The total principal balance of the class A-2 certificates immediately prior to that payment date;


     o in the case of the class A-3 certificates, the lesser of--


       1. The entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1 and class A-2 certificates as described in the preceding two bullets, and


       2. The total principal balance of the class A-3 certificates immediately prior to that payment date; and


     o in the case of the class A-4 certificates, the lesser of--


       1. The entire Total Principal Payment Amount for that payment date, reduced by any portion of that amount allocable to the class A-1, class A-2 and class A-3 certificates as described in the preceding three bullets; and


       2. The total principal balance of the class A-4 certificates immediately prior to that payment date.


     However, on each payment date coinciding with and following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming that any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding at that time, the Total Principal Payment Amount will be allocable among those outstanding classes on a pro rata basis in accordance with their respective total principal balances immediately prior to that payment date, in each case up to that total principal balance.


     While the class A-1, A-2, A-3 and A-4 certificates are outstanding, no portion of the Total Principal Payment Amount for any payment date will be allocated to any other class of series 2002-C4 certificates.


     Following the retirement of the class A-1, A-2, A-3 and A-4 certificates, the Total Principal Payment Amount for each payment date will be allocated to the respective classes of series 2002-C4 certificates identified in the table below and in the order of priority set forth in that table, in each case up to the lesser of--


     o the portion of that Total Principal Payment Amount that remains unallocated, and


     o the total principal balance of the particular class immediately prior to that payment date.

ORDER OF ALLOCATION    CLASS
--------------------- -------
  1st ...............    B
  2nd ...............    C
  3rd ...............    D
  4th ...............    E
  5th ...............    F
  6th ...............    G
  7th ...............    H
  8th ...............    J
  9th ...............    K
  10th ..............    L
  11th ..............    M
  12th ..............    N
  13th ..............    P
  14th ..............    Q
  15th ..............    S
  16th ..............    T
  17th ..............    U

     IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-C4 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF THE CLASS A-1, A-2, A-3 AND A-4 CERTIFICATES IS REDUCED TO ZERO. FURTHERMORE, IN NO EVENT WILL THE HOLDERS OF ANY CLASS OF SERIES 2002-C4 CERTIFICATES LISTED IN THE FOREGOING TABLE BE ENTITLED TO RECEIVE ANY PAYMENTS OF PRINCIPAL UNTIL THE TOTAL PRINCIPAL BALANCE OF ALL OTHER CLASSES OF SERIES 2002-C4 CERTIFICATES, IF ANY, LISTED ABOVE IT IN THE FOREGOING TABLE IS REDUCED TO ZERO.


     Reimbursement Amounts. As discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below, the total principal balance of any class of series 2002-C4 certificates, other than the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, may be reduced without a corresponding payment of principal. If that occurs with respect to any class of series 2002-C4 certificates, then, subject to Available P&I Funds and the priority of payments described under "--Payments--Priority of Payments" below, the holders of that class will be entitled to be reimbursed for the amount of that reduction, without interest. References to the "loss reimbursement amount" under "--Payments--Priority of Payments" below mean, in the case of any class of series 2002-C4 certificates, other than the class X-CL, X-CP, X-VF, R-I, R-II, R-III, R-LR and V certificates, for any payment date, the total amount to which the holders of that class are entitled as reimbursement for all previously unreimbursed reductions, if any, made in the total principal balance of that class on all prior payment dates as discussed under "--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" below.


     Priority of Payments. On each payment date, the trustee will apply the Available P&I Funds for that date to make the following payments in the following order of priority, in each case to the extent of the remaining Available P&I Funds:




 ORDER OF          RECIPIENT CLASS
  PAYMENT             OR CLASSES                                       TYPE AND AMOUNT OF PAYMENT
-----------------------------------------------------------------------------------------------------------------------------
     1        A-1, A-2, A-3, A-4, X-CL,    Interest up to the total interest payable on those classes, pro rata based on the
                    X-CP and X-VF          respective amounts of that interest payable on each of those classes

     2          A-1, A-2, A-3 and A-4      Principal up to the total principal payable on those classes, allocable as among those classes as described immediately following this table

     3          A-1, A-2, A-3 and A-4      Reimbursement up to the total loss reimbursement amount for those classes, pro rata based on the loss reimbursement amount for each of those classes
-----------------------------------------------------------------------------------------------------------------------------
     4                    B                Interest up to the total interest payable on that class

     5                    B                Principal up to the total principal payable on that class

     6                    B                Reimbursement up to the loss reimbursement amount for that class
-----------------------------------------------------------------------------------------------------------------------------

 ORDER OF    RECIPIENT CLASS
 PAYMENT        OR CLASSES                          TYPE AND AMOUNT OF PAYMENT
-------------------------------------------------------------------------------------------------
     7              C           Interest up to the total interest payable on that class

     8              C           Principal up to the total principal payable on that class

     9              C           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    10              D           Interest up to the total interest payable on that class

    11              D           Principal up to the total principal payable on that class

    12              D           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    13              E           Interest up to the total interest payable on that class

    14              E           Principal up to the total principal payable on that class

    15              E           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    16              F           Interest up to the total interest payable on that class

    17              F           Principal up to the total principal payable on that class

    18              F           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    19              G           Interest up to the total interest payable on that class

    20              G           Principal up to the total principal payable on that class

    21              G           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    22              H           Interest up to the total interest payable on that class

    23              H           Principal up to the total principal payable on that class

    24              H           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    25              J           Interest up to the total interest payable on that class

    26              J           Principal up to the total principal payable on that class

    27              J           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    28              K           Interest up to the total interest payable on that class

    29              K           Principal up to the total principal payable on that class

    30              K           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    31              L           Interest up to the total interest payable on that class

    32              L           Principal up to the total principal payable on that class

    33              L           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    34              M           Interest up to the total interest payable on that class

    35              M           Principal up to the total principal payable on that class

    36              M           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    37              N           Interest up to the total interest payable on that class

    38              N           Principal up to the total principal payable on that class

    39              N           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------
    40              P           Interest up to the total interest payable on that class

    41              P           Principal up to the total principal payable on that class

    42              P           Reimbursement up to the loss reimbursement amount for that class
-------------------------------------------------------------------------------------------------

 ORDER OF         RECIPIENT CLASS
 PAYMENT             OR CLASSES                               TYPE AND AMOUNT OF PAYMENT
----------------------------------------------------------------------------------------------------------------
    43                   Q                Interest up to the total interest payable on that class

    44                   Q                Principal up to the total principal payable on that class

    45                   Q                Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
    46                   S                Interest up to the total interest payable on that class

    47                   S                Principal up to the total principal payable on that class

    48                   S                Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
    49                   T                Interest up to the total interest payable on that class

    50                   T                Principal up to the total principal payable on that class

    51                   T                Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
    52                   U                Interest up to the total interest payable on that class

    53                   U                Principal up to the total principal payable on that class

    54                   U                Reimbursement up to the loss reimbursement amount for that class
----------------------------------------------------------------------------------------------------------------
    55       R-I, R-II, R-III and R-LR    Any remaining Available P&I Funds

     In general, no payments of principal will be made with respect to the class A-4 certificates until the total principal balance of the class A-1, class A-2 and class A-3 certificates is reduced to zero; no payments of principal will be made with respect to the class A-3 certificates until the total principal balance of the class A-1 and class A-2 certificates is reduced to zero; and no payments of principal will be made with respect to the class A-2 certificates until the total principal balance of the class A-1 certificates is reduced to zero. However, on each payment date coinciding with or following the Class A Principal Payment Cross-Over Date, and in any event on the final payment date, assuming any two or more of the A-1, A-2, A-3 and A-4 classes are outstanding at that time, payments of principal on the A-1, A-2, A-3 and/or A-4 classes will be made on a pro rata basis in accordance with the respective total principal balances of those classes then outstanding.

     Payments of Prepayment Premiums and Yield Maintenance Charges. If any prepayment consideration is collected during any particular collection period with respect to any mortgage loan in the trust, regardless of whether that prepayment consideration is calculated as a percentage of the amount prepaid or in accordance with a yield maintenance formula, then on the payment date corresponding to that collection period, the trustee will pay a portion of that prepayment consideration to the holders of any class A-1, A-2, A-3, A-4, B, C, D, E, F, G, H, J or K certificates that are entitled to payments of principal on that payment date, up to an amount equal to, in the case of any particular class of those certificates, the product of--

     o the full amount of that prepayment consideration, net of workout fees and liquidation fees payable from it, multiplied by

     o a fraction, which in no event may be greater than 1.0 or less than 0.0, the numerator of which is equal to the excess, if any, of the pass-through rate for that class of certificates over the relevant discount rate, and the denominator of which is equal to the excess, if any, of the mortgage interest rate of the prepaid mortgage loan over the relevant discount rate, and further multiplied by

     o a fraction, the numerator of which is equal to the amount of principal payable to that class of certificates on that payment date, and the denominator of which is the Total Principal Payment Amount for that payment date.

     The trustee will thereafter pay any remaining portion of that net prepayment consideration--

     o to the holders of the class X-CL certificates if the prepayment consideration was received with respect to any pooled mortgage loan other than the Valley Fair Mall Mortgage Loan, and

     o to the holders of the class X-VF certificates if the prepayment consideration was received with respect to the Valley Fair Mall Mortgage Loan.

     The discount rate applicable to any class of offered certificates with respect to any prepaid mortgage loan in the trust will equal the yield, when compounded monthly, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or anticipated repayment date, as applicable, for the prepaid mortgage loan. In the event that there are two such U.S. Treasury issues--

     o with the same coupon, the issue with the lower yield will be utilized, or

     o with maturity dates equally close to the maturity date for the prepaid mortgage loan, the issue with the earliest maturity date will be utilized.

     Neither we nor the underwriters make any representation as to--

     o the enforceability of the provision of any promissory note evidencing one of the mortgage loans requiring the payment of a prepayment premium or yield maintenance charge, or

     o the collectability of any prepayment premium or yield maintenance charge.


     See "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

     Payments of Post-ARD Additional Interest. The holders of the class V certificates will be entitled to all amounts, if any, applied as Post-ARD Additional Interest collected on the ARD Loans in the trust (other than the 1166 Avenue of the Americas Mortgage Loan).


TREATMENT OF REO PROPERTIES

     Notwithstanding that any mortgaged real property securing a pooled mortgage loan may become an REO Property through foreclosure, deed in lieu of foreclosure or otherwise, the related mortgage loan will be treated as having remained outstanding, until the REO Property is liquidated, for purposes of determining--

     o payments on the series 2002-C4 certificates,

     o allocations of Realized Losses and Additional Trust Fund Expenses to the series 2002-C4 certificates, and

     o the amount of all fees payable to the master servicer, the special servicer and the trustee under the series 2002-C4 pooling and servicing agreement.

     In connection with the foregoing, that mortgage loan will be taken into account when determining the Weighted Average Pool Pass-Through Rate and the Total Principal Payment Amount for each payment date.

     Operating revenues and other proceeds derived from an REO Property will be applied--

     o first, to pay, or to reimburse the master servicer, the special servicer and/or the trustee for the payment of, some of the costs and expenses incurred in connection with the operation and disposition of the REO Property, and

     o thereafter, as collections of principal, interest and other amounts due on the related mortgage loan.

     Revenues and other proceeds derived with respect to any REO Property related to the 1166 Avenue of the Americas Mortgage Loan will be similarly applied.

     To the extent described under "--Advances of Delinquent Monthly Debt Service Payments" below, the master servicer, the trustee and the fiscal agent will be required to advance delinquent monthly debt service payments with respect to each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property, in all cases as if the mortgage loan had remained outstanding.


REDUCTIONS OF CERTIFICATE PRINCIPAL BALANCES IN CONNECTION WITH REALIZED LOSSES
  AND ADDITIONAL TRUST FUND EXPENSES

     As a result of Realized Losses and Additional Trust Fund Expenses, the total Stated Principal Balance of the mortgage pool may decline below the total principal balance of the series 2002-C4 certificates. If this occurs following the payments made to the certificateholders on any payment date, then the respective total principal balances of the following classes of the series 2002-C4 certificates are to be successively reduced in the following order, until the total principal balance of those classes of certificates equals the total Stated Principal Balance of the mortgage pool that will be outstanding immediately following that payment date.

ORDER OF ALLOCATION                CLASS
-------------------                -----
  1st ...............                U
  2nd ...............                T
  3rd ...............                S
  4th ...............                Q
  5th ...............                P
  6th ...............                N
  7th ...............                M
  8th ...............                L
  9th ...............                K
  10th ..............                J
  11th ..............                H
  12th ..............                G
  13th ..............                F
  14th ..............                E
  15th ..............                D
  16th ..............                C
  17th ..............                B
  18th ..............      A-1, A-2, A-3 and A-4,
                          pro rata based on total
                       outstanding principal balances


     The reductions in the total principal balances of the respective classes of series 2002-C4 certificates with principal balances, as described in the previous paragraph, will represent an allocation of the Realized Losses and/or Additional Trust Fund Expenses that caused the particular mismatch in principal balances between the pooled mortgage loans and those classes of series 2002-C4 certificates.


     The Realized Loss with respect to a liquidated mortgage loan, or related REO Property, is an amount generally equal to the excess, if any, of:


     o the outstanding principal balance of the mortgage loan as of the date of liquidation, together with all accrued and unpaid interest on the mortgage loan to but not including the due date in the collection period in which the liquidation occurred (exclusive, however, of any portion of that interest that represents Default Interest or Post-ARD Additional Interest), over


     o the total amount of Liquidation Proceeds, if any, recovered in connection with the liquidation, net of all related unreimbursed servicing advances and unpaid liquidation expenses payable from such Liquidation Proceeds;


provided that, in the case of the 1166 Avenue of the Americas Mortgage Loan, any Realized Loss shall take into account the application of the net Liquidation Proceeds referred to in the second bullet of this sentence to the payment of amounts due in respect of that portion of the related Companion Loan that is pari passu in right of payment with the subject pooled mortgage loan.


     If any portion of the debt due under a mortgage loan is forgiven, whether in connection with a modification, waiver or amendment granted or agreed to by the master servicer or the special servicer or in connection with the bankruptcy, insolvency or similar proceeding involving the related borrower, the amount forgiven, other than Default Interest and Post-ARD Additional Interest, also will be treated as a Realized Loss.


     Some examples of Additional Trust Fund Expenses are:


     o any special servicing fees, workout fees and liquidation fees paid to the special servicer;


     o any interest paid to the master servicer, the special servicer, the trustee and/or the fiscal agent with respect to unreimbursed advances, which interest payment is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o the cost of various opinions of counsel required or permitted to be obtained in connection with the servicing of the pooled mortgage loans and the administration of the other trust assets that is not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust;

     o any unanticipated, non-mortgage loan specific expense of the trust that is not covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust, including--

       1. any reimbursements and indemnifications to the trustee and the fiscal agent described under "Description of the Governing Documents--Matters Regarding the Trustee" in the accompanying prospectus, the fiscal agent having the same rights to indemnity and reimbursement as described with respect to the trustee,

       2. any reimbursements and indemnification to the master servicer, the special servicer and us described under "Description of the Governing Documents--Matters Regarding the Master Servicer, the Special Servicer, the Manager and Us" in the accompanying prospectus, and

       3. any federal, state and local taxes, and tax-related expenses, payable out of the trust assets, as described under "Federal Income Tax Consequences--REMICs--Prohibited Transactions Tax and Other Taxes" in the accompanying prospectus;

     o rating agency fees, other than on-going surveillance fees, that cannot be recovered from the borrower and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust; and

     o any amounts expended on behalf of the trust to remediate an adverse environmental condition at any mortgaged real property securing a defaulted mortgage loan as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and that are not paid for by the related borrower or covered out of late payment charges and Default Interest actually collected on the mortgage loans in the trust.

     Any expenses under the series 2002-C5 trust and servicing agreement that are similar to Additional Trust Fund Expenses and that relate to the 1166 Avenue of the Americas Loan Pair are to be paid first out of collections on the 1166 Avenue of the Americas Companion Loan (exclusive of the Pari Passu Portion thereof) and then, pro rata, out of collections on the 1166 Avenue of the Americas Mortgage Loan and the Pari Passu Portion of the 1166 Avenue of the Americas Companion Loan, thereby potentially resulting in a loss to the trust.


ADVANCES OF DELINQUENT MONTHLY DEBT SERVICE PAYMENTS

     The master servicer will be required to make, for each payment date, a total amount of advances of principal and/or interest generally equal to all monthly and assumed monthly debt service payments, in each case net of related master servicing fees and workout fees, that--

     o were due or deemed due, as the case may be, with respect to the pooled mortgage loans (other than with respect to the 1166 Avenue of the Americas Mortgage Loan) during the related collection period, and

     o were not paid by or on behalf of the respective borrowers or otherwise collected as of the close of business on the last day of the related collection period.

     Except as provided below, the master servicer will not be required to make any advances of delinquent monthly debt service payments with respect to the 1166 Avenue of the Americas Mortgage Loan. Such advances will be made by the master servicer under the series 2002-C5 trust and servicing agreement. However, the master servicer, then the trustee, and then the fiscal agent for the series 2002-C4 transaction will be required, however, to make any advance with respect to the 1166 Avenue of the Americas Mortgage Loan that such other master servicer is required but fails to make.

     Notwithstanding the foregoing, if it is determined that an Appraisal Reduction Amount exists with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan, for which appraisal reduction amounts will be determined in accordance with the series 2002-C5 trust and servicing agreement), then the master servicer will reduce the amount of each P&I advance that it must make with respect to that mortgage loan during the period that the Appraisal Reduction Amount exists. The amount of any P&I advance required to be made with respect to any such mortgage loan as to which there exists an Appraisal Reduction Amount, will equal the product of:

     o the amount of that P&I advance that would otherwise be required to be made for the subject payment date without regard to this sentence and the prior sentence, multiplied by

     o a fraction, the numerator of which is equal to the Stated Principal Balance of the mortgage loan, net of the Appraisal Reduction Amount, and the denominator of which is equal to the Stated Principal Balance of the mortgage loan.

     The master servicer under the series 2002-C5 trust and servicing agreement will similarly reduce each P&I Advance it must make with respect to the 1166 Avenue of the Americas Mortgage Loan in the event any Appraisal Reduction Amount exists with respect to the 1166 Avenue of the Americas Mortgage Loan.

     With respect to any payment date, the master servicer will be required to make P&I advances either out of its own funds or, subject to replacement as and to the extent provided in the series 2002-C4 pooling and servicing agreement, funds held in the master servicer's custodial account that are not required to be paid on the series 2002-C4 certificates on that payment date.

     The master servicer will be required to make P&I advances on the Valley Fair Mall Companion Loan. For purposes of determining its advancing obligations in this regard, including calculation of any Appraisal Reduction Amount, the master servicer will treat the Valley Fair Mall Loan Pair as a single mortgage loan.

     The trustee will be required to make any P&I advance that the master servicer is required, but fails, to make. If the trustee fails to make a required P&I advance, then the fiscal agent will be required to make the advance. If the fiscal agent makes a P&I advance on behalf of the trustee, the trustee will not be in default. See "--The Trustee" and "--The Fiscal Agent" below.

     The master servicer, the trustee and the fiscal agent will each be entitled to recover any P&I advance made by it out of its own funds from collections on the mortgage loan as to which the advance was made. None of the master servicer, the trustee or the fiscal agent will be obligated to make any P&I advance that, in its judgment, would not ultimately be recoverable out of collections on the related mortgage loan. If the master servicer, the trustee or the fiscal agent makes any P&I advance that it subsequently determines will not be recoverable out of collections on the related mortgage loan, it may obtain reimbursement for that advance, together with interest accrued on the advance as described in the next paragraph, out of general collections on the mortgage loans and any REO Properties in the trust on deposit in the master servicer's custodial account from time to time. The trustee and the fiscal agent will be entitled to rely on the master servicer's determination that an advance, if made, would not be ultimately recoverable from collections on the related mortgage loan. See "Description of the Certificates--Advances" in the accompanying prospectus and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Custodial Account" in this prospectus supplement.

     The master servicer, the trustee and the fiscal agent will each be entitled to receive interest on P&I advances made thereby out of its own funds. Subject to the following two sentences, that interest will commence accruing upon the date the applicable advance was made and will continue to accrue on the amount of each P&I advance, and compound annually, for so long as that advance is outstanding at an annual rate equal to the prime rate as published in the "Money Rates" section of The Wall Street Journal, as that prime rate may change from time to time. With respect to any pooled mortgage loan that provides for a grace period for monthly debt service payments that extends beyond the payment date for the series 2002-C4 certificates, then, until the expiration of the applicable grace period, the interest accrued on any P&I advance made with respect to any such mortgage loan will be limited to the amount of Default Interest and/or late payment charges, if any, collected in connection with the late payment with respect to which such P&I advance was made.

     Interest accrued with respect to any P&I advance will be payable during the collection period in which that advance is reimbursed--

     o first, out of Default Interest and late payment charges collected by the trust on the related mortgage loan or any other pooled mortgage loan during that collection period, and

     o then, if and to the extent that the Default Interest and late payment charges referred to in the prior bullet are insufficient to cover the advance interest, out of any other amounts then on deposit in the master servicer's custodial account.

     The series 2002-C5 trust and servicing agreement also provides for the payment of interest on P&I advances to the party that makes that advance.

     Any delay between a sub-servicer's receipt of a late collection of a monthly debt service payment as to which a P&I advance was made and the forwarding of that late collection to the master servicer, will increase the amount of interest accrued and payable to the master servicer, the trustee or the fiscal agent, as the case may be, on that P&I advance. To the extent not offset by Default Interest and/or late payment charges accrued and actually collected, interest accrued on outstanding P&I advances will result in a reduction in amounts payable on one or more classes of the certificates.

     A monthly debt service payment will be assumed to be due with respect to:

     o each pooled mortgage loan that is delinquent with respect to its balloon payment beyond the end of the collection period in which its maturity date occurs and as to which no arrangements have been agreed to for the collection of the delinquent amounts, including an extension of maturity; and

     o each pooled mortgage loan as to which the corresponding mortgaged real property has become an REO Property.

     The assumed monthly debt service payment deemed due on any mortgage loan described in the prior sentence that is delinquent as to its balloon payment, will equal, for its stated maturity date and for each successive due date that it remains outstanding and part of the trust, the monthly debt service payment that would have been due on the mortgage loan on the relevant date if the related balloon payment had not come due and the mortgage loan had, instead, continued to amortize and accrue interest according to its terms in effect prior to that stated maturity date. The assumed monthly debt service payment deemed due on any mortgage loan described in the second preceding sentence as to which the related mortgaged real property has become an REO Property, will equal, for each due date that the REO Property remains part of the trust (or, in the case of the 1166 Avenue of the Americas Mortgage Loan, for each due date as of which the trust holds an interest in the related REO Property), the monthly debt service payment or, in the case of a mortgage loan delinquent with respect to its balloon payment, the assumed monthly debt service payment due or deemed due on the last due date prior to the acquisition of that REO Property. Assumed monthly debt service payments for ARD Loans do not include Post-ARD Additional Interest or accelerated amortization payments.


REPORTS TO CERTIFICATEHOLDERS; AVAILABLE INFORMATION

     Certificateholder Reports. Based solely on information provided in monthly reports prepared by the master servicer and the special servicer and delivered to the trustee, the trustee will be required to provide or otherwise make available as described under "--Information Available Electronically" below, on each payment date, to each registered holder of an offered certificate and, upon request, to each beneficial owner of an offered certificate held in book-entry form that is identified to the reasonable satisfaction of the trustee:

     o A payment date statement containing substantially the information contained in Annex D to this prospectus supplement.

     o A CMSA Loan Periodic Update File, a CMSA Financial File and a CMSA Property File setting forth information with respect to the pooled mortgage loans and the corresponding mortgaged real properties, respectively.

     o A mortgage pool data update report, which is to contain substantially the categories of information regarding the pooled mortgage loans set forth on Annexes A-1, A-2 and A-3 to this prospectus supplement, with that information to be presented in tabular format substantially similar to the format utilized on those annexes. The mortgage pool data update report may be included as part of the payment date statement.

     The master servicer or the special servicer, as specified in the series 2002-C4 pooling and servicing agreement, is required to deliver to the trustee monthly, and the trustee is required to make available as described below under "--Information Available Electronically," a copy of each of the following reports with respect to the pooled mortgage loans and the corresponding mortgaged real properties:

     o A CMSA Delinquent Loan Status Report.

     o A CMSA Historical Loan Modification Report.

     o A CMSA Historical Liquidation Report.

     o A CMSA REO Status Report.

     o A CMSA Servicer Watch List.

     o A loan payoff notification report.

     o A CMSA Comparative Financial Status Report.

     In addition, upon the request of any holder of a series 2002-C4 certificate or, to the extent identified to the reasonable satisfaction of the trustee, beneficial owner of an offered certificate, the trustee will be required to request from the master servicer, and, upon receipt, make available to the requesting party, during normal business hours at the offices of the trustee, copies of the following reports required to be prepared and maintained by the master servicer and/or the special servicer:

     o with respect to any mortgaged real property or REO Property, a CMSA Operating Statement Analysis Report; and

     o with respect to any mortgaged real property or REO Property, a CMSA NOI Adjustment Worksheet.

     The reports identified in the preceding three paragraphs as CMSA reports will be in the forms prescribed in the standard Commercial Mortgage Securities Association investor reporting package. Forms of these reports are available at the CMSA's internet website, located at www.cssacmbs.org.

     With respect to the 1166 Avenue of the Americas Mortgage Loan, the reports delivered pursuant to the series 2002-C5 trust and servicing agreement are substantially similar, but not identical, to those required under the series 2002-C4 pooling and servicing agreement. Such reports will be forwarded by the servicers under the series 2002-C5 trust and servicing agreement to the master servicer under the series 2002-C4 pooling and servicing agreement. To the extent received, the trustee is required to make such reports available as described below under "--Information Available Electronically."

     Within a reasonable period of time after the end of each calendar year, upon request, the trustee is required to send to each person who at any time during the calendar year was a series 2002-C4 certificateholder of record, a report summarizing on an annual basis, if appropriate, certain items of the monthly payment date statements relating to amounts distributed to the certificateholder and such other information as may be required to enable the certificateholder to prepare its federal income tax returns. The foregoing requirements will be deemed to have been satisfied to the extent that the information is provided from time to time pursuant to the applicable requirements of the Internal Revenue Code.

     Absent manifest error of which it is aware, none of the master servicer, the special servicer or the trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the master servicer, the special servicer or the trustee, as applicable.

     Book-Entry Certificates. If you hold your offered certificates in book-entry form through DTC, you may obtain direct access to the monthly reports of the trustee as if you were a certificateholder, provided that you deliver a written certification to the trustee confirming your beneficial ownership in the offered certificates. Otherwise, until definitive certificates are issued with respect to your offered certificates, the information contained in those monthly reports will be available to you only to the extent that it is made available through DTC and the DTC participants or is available on the trustee's internet website. Conveyance of notices and other communications by DTC to the DTC participants, and by the DTC participants to beneficial owners of the offered certificates, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. We, the master servicer, the special servicer, the trustee, the fiscal agent and the series 2002-C4 certificate registrar are required to recognize as certificateholders only those persons in whose names the series 2002-C4 certificates are registered on the books and records of the certificate registrar.

     Information Available Electronically. The trustee will make available each month, for the relevant reporting periods, to the series 2002-C4 certificateholders and beneficial owners of series 2002-C4 certificates identified to the reasonable satisfaction of the trustee, the payment date statement, any mortgage pool data update report, any loan payment notification report, and the mortgage loan information presented in the standard Commercial Mortgage Securities Association investor reporting package formats via the trustee's internet website. All the foregoing reports will be accessible only with a password provided by the trustee after its receipt from the person(s) seeking access of a certification in the form attached to the series 2002-C4 pooling and servicing agreement. The trustee's internet website will initially be located at www.etrustee.net.

     The master servicer also may make some or all of the reports identified in the preceding paragraph available via its internet website, www.firstunion.com, which will initially be accessible via password and user name.

     None of the trustee, the master servicer or the special servicer will make any representations or warranties as to the accuracy or completeness of, and may disclaim responsibility for, any information made available by the trustee, the master servicer or the special servicer, as the case may be, for which it is not the original source.

     The trustee and the master servicer may require the acceptance of a disclaimer and an agreement of confidentiality in connection with providing access to their respective internet websites. Neither the trustee nor the master servicer will be liable for the dissemination of information made in accordance with the series 2002-C4 pooling and servicing agreement.

     At the request of the underwriters, as provided in the series 2002-C4 pooling and servicing agreement, the trustee will be required to make available electronically, on each payment date, to the Trepp Group, Intex Solutions, Inc., Charter Research Corporation and any other similar third party information provider, a copy of the reports made available to the series 2002-C4 certificateholders.

     Other Information. The series 2002-C4 pooling and servicing agreement will obligate the trustee to make available at its offices, during normal business hours, upon reasonable advance written notice, for review by any holder or beneficial owner of an offered certificate or any person identified to the trustee as a prospective transferee of an offered certificate or any interest in that offered certificate, originals or copies of, among other things, the following items:

     o this prospectus supplement, the accompanying prospectus and any other disclosure documents relating to the non-offered classes of the series 2002-C4 certificates, in the form most recently provided by us or on our behalf to the trustee;

     o the series 2002-C4 pooling and servicing agreement, each sub-servicing agreement delivered to the trustee since the date of initial issuance of the offered certificates, and any amendments to those agreements;

     o all monthly reports of the trustee delivered, or otherwise electronically made available, to series 2002-C4 certificateholders since the date of initial issuance of the offered certificates;

     o all officer's certificates delivered to the trustee by the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o all accountant's reports delivered to the trustee with respect to the master servicer and/or the special servicer since the date of initial issuance of the offered certificates, as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Evidence as to Compliance" in this prospectus supplement;

     o the most recent appraisal, if any, with respect to each mortgaged real property for a pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) obtained by the master servicer or the special servicer and delivered to the trustee;

     o the mortgage files for the pooled loans (other than the 1166 Avenue of the Americas Mortgage Loan), including all documents, such as modifications, waivers and amendments of those pooled mortgage loans, that are to be added to the mortgage files from time to time;

     o upon request, the most recent inspection report with respect to each mortgaged real property with respect to a pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) prepared by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement;

     o upon request, the most recent quarterly and annual operating statement and rent roll for each mortgaged real property for a pooled mortgage loan (other than the 1166 Avenue of the Americas Mortgage Loan) and financial statements of the related borrower collected by the master servicer or the special servicer and delivered to the trustee as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Inspections; Collection of Operating Information" in this prospectus supplement; and

     o the series 2002-C5 trust and servicing agreement, and any reports, statements, documents and other written information delivered under that agreement to the master servicer for the series 2002-C4 trust on behalf of the trustee, or to the trustee, as holder of the 1166 Avenue of the Americas Mortgage Loan.

     Copies of any and all of the foregoing items will be available from the trustee upon request. However, the trustee will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies.

     In connection with providing access to or copies of the items described above, the trustee may require:

     o in the case of a registered holder of an offered certificate or a beneficial owner of an offered certificate held in book-entry form, a written confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a registered holder or beneficial owner of offered certificates and will keep the information confidential; and

     o in the case of a prospective purchaser of an offered certificate or any interest in that offered certificate, confirmation executed by the requesting person or entity, in a form reasonably acceptable to the trustee, generally to the effect that the person or entity is a prospective purchaser of offered certificates or an interest in offered certificates, is requesting the information for use in evaluating a possible investment in the offered certificates and will otherwise keep the information confidential.


VOTING RIGHTS

     The voting rights for the series 2002-C4 certificates will be allocated among the respective classes of those certificates as follows:

     o 99% of the voting rights will be allocated among the holders of the various classes of series 2002-C4 certificates that have principal balances, pro rata in accordance with those principal balances;

     o 1% of the voting rights will be allocated among the holders of the class X-CL, X-CP and X-VF certificates, pro rata in accordance with their respective notional amounts; and

     o 0% of the voting rights will be allocated among the holders of the class R-I, R-II, R-III, R-LR and V certificates.

     Voting rights allocated to a class of series 2002-C4 certificateholders will be allocated among those certificateholders in proportion to their respective percentage interests in that class.


TERMINATION

     The obligations created by the series 2002-C4 pooling and servicing agreement will terminate following the earliest of--

     1. The final payment or advance on, other liquidation of, the last mortgage loan or related REO Property remaining in the trust, and

     2. The purchase of all of the mortgage loans and REO Properties remaining in the trust by us, Lehman Brothers Inc., the special servicer, any single certificateholder or group of certificateholders of the series 2002-C4 controlling class or the master servicer, in that order of preference.

     Written notice of termination of the series 2002-C4 pooling and servicing agreement will be given to each series 2002-C4 certificateholder. The final payment with respect to each series 2002-C4 certificate will be made only upon surrender and cancellation of that certificate at the office of the series 2002-C4 certificate registrar or at any other location specified in the notice of termination.

     Any purchase by us, Lehman Brothers Inc., the special servicer, any single holder or group of holders of the controlling class or the master servicer of all the mortgage loans and REO Properties remaining in the trust is required to be made at a price equal to:

     o the sum of--

       1. the total principal balance of all the mortgage loans then included in the trust, other than any mortgage loans as to which the mortgaged real properties have become REO Properties, together with (a) interest, other than Default Interest and Post-ARD Additional Interest, on those mortgage loans, (b) unreimbursed servicing advances for those mortgage loans and (c) unpaid interest on advances made with respect to those mortgage loans, and

       2. the appraised value of all REO Properties then included in the trust, minus

     o solely in the case of a purchase by the master servicer or the special servicer, the total of all amounts payable or reimbursable to the purchaser under the series 2002-C4 pooling and servicing agreement.

     The purchase will result in early retirement of the outstanding series 2002-C4 certificates. However, our right, and the rights of Lehman Brothers Inc., the special servicer, any single holder or group of holders of the series 2002-C4 controlling class or the master servicer, to make the purchase is subject to the requirement that the total Stated Principal Balance of the mortgage pool be less than 3.0% of the initial mortgage pool balance. The termination price, exclusive of any portion of the termination price payable or reimbursable to any person other than the series 2002-C4 certificateholders, will constitute part of the Available P&I Funds for the final payment date. Any person or entity making the purchase will be responsible for reimbursing the parties to the series 2002-C4 pooling and servicing agreement for all reasonable out-of-pocket costs and expenses incurred by the parties in connection with the purchase.


THE TRUSTEE

     LaSalle Bank National Association, a national banking association, will act as trustee on behalf of the series 2002-C4 certificateholders. As of the date of initial issuance of the offered certificates, the office of the trustee primarily responsible for administration of the trust assets, its corporate trust office, is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attention: Asset-Backed Securities Trust Services--LB-UBS Commercial Mortgage Trust Series 2002-C4.

     The trustee is at all times required to be a corporation, bank, trust company or association organized and doing business under the laws of the U.S. or any State of the U.S. or the District of Columbia. In addition, the trustee must at all times--

     o be authorized under those laws to exercise trust powers,

     o have a combined capital and surplus of at least $50,000,000, and

     o be subject to supervision or examination by federal or state banking authority.

     If the corporation, bank, trust company or association publishes reports of condition at least annually, in accordance with law or to the requirements of the supervising or examining authority, then the combined capital and surplus of the corporation, bank, trust company or association will be deemed to be its combined capital and surplus as described in its most recent published report of condition.

     We, the master servicer, the special servicer and our and their respective affiliates, may from time to time enter into normal banking and trustee relationships with the trustee and its affiliates. The trustee and any of its respective affiliates may hold series 2002-C4 certificates in their own names. In addition, for purposes of meeting the legal requirements of some local jurisdictions, the trustee will have the power to appoint a co-trustee or separate trustee of all or any part of the trust assets. All rights, powers, duties and obligations conferred or imposed upon the trustee will be conferred or imposed upon the trustee and the separate trustee or co-trustee jointly, or in any jurisdiction in which the trustee shall be incompetent or unqualified to perform some acts, singly upon the separate trustee or co-trustee who shall exercise and perform its rights, powers, duties and obligations solely at the direction of the trustee.

     The trustee will be entitled to a monthly fee for its services, which fee will--

     o accrue at the annual rate stated in the series 2002-C4 pooling and servicing agreement,

     o accrue on the total Stated Principal Balance of the mortgage pool outstanding from time to time, and

     o be calculated on a 30/360 Basis.

     The trustee fee is payable out of general collections on the mortgage loans and any REO Properties in the trust.

     See also "Description of the Governing Documents--The Trustee," "--Duties of the Trustee," "--Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the accompanying prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation, will act as fiscal agent pursuant to the series 2002-C4 pooling and servicing agreement. The fiscal agent's office is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60603. The duties and obligations of the fiscal agent consist only of making P&I advances as described under "--Advances of Delinquent Monthly Debt Service Payments" above and servicing advances as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement. The fiscal agent will not be liable except for the performance of those duties and obligations. The fiscal agent will be entitled to reimbursement for each advance made by it, with interest, in the same manner and to the same extent as the trustee and the master servicer. The fiscal agent will be entitled to various rights, protections and indemnities similar to those afforded to the trustee. The trustee will be responsible for payment of the compensation of the fiscal agent.

     The long-term debt obligations of ABN AMRO Bank N.V. are rated "AA" (with a negative outlook) by Fitch and "AA" by S&P.

                       YIELD AND MATURITY CONSIDERATIONS


YIELD CONSIDERATIONS

     General. The yield on any offered certificate will depend on:

     o the price at which the certificate is purchased by an investor, and

     o the rate, timing and amount of payments on the certificate.

     The rate, timing and amount of payments on any offered certificate will in turn depend on, among other things,

     o the pass-through rate for the certificate, which will be fixed or variable, as described in this prospectus supplement,

     o the rate and timing of principal payments, including principal prepayments, and other principal collections on the underlying mortgage loans and the extent to which those amounts are to be applied in reduction of the principal balance of the certificate,

     o the rate, timing and severity of Realized Losses and Additional Trust Fund Expenses and the extent to which those losses and expenses result in the reduction of the principal balance of, or the total payments on, the certificate, and

     o the timing and severity of any Net Aggregate Prepayment Interest Shortfalls and the extent to which those shortfalls result in the reduction of the interest payments on the certificate.

     See "Description of the Offered Certificates--Payments--Calculation of Pass-Through Rates" and "Description of the Mortgage Pool" in this prospectus supplement and "--Rate and Timing of Principal Payments" below.

     Rate and Timing of Principal Payments. The yield to maturity on any offered certificates purchased at a discount or a premium will be affected by the rate and timing of principal payments made in a reduction of the principal balances of those certificates. In turn, the rate and timing of principal payments that are applied in reduction of the principal balance of any offered certificate will be directly related to the rate and timing of principal payments on or with respect to the underlying mortgage loans. Finally, the rate and timing of principal payments on or with respect to the underlying mortgage loans will be affected by their amortization schedules, the dates on which balloon payments are due and the rate and timing of principal prepayments and other unscheduled collections on them, including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the mortgaged real properties, or purchases or other removals of underlying mortgage loans from the trust.

     Prepayments and other early liquidations of the underlying mortgage loans will result in payments on the series 2002-C4 certificates of amounts that would otherwise be paid over the remaining terms of the mortgage loans. This will tend to shorten the weighted average lives of the offered certificates. Defaults on the underlying mortgage loans, particularly at or near their maturity dates, may result in significant delays in payments of principal on the underlying mortgage loans and, accordingly, on the series 2002-C4 certificates, while work-outs are negotiated or foreclosures are completed. These delays will tend to lengthen the weighted average lives of the offered certificates. See "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Modifications, Waivers, Amendments and Consents" in this prospectus supplement. In addition, the ability of a borrower under an ARD Loan, to repay that loan on the related anticipated repayment date will generally depend on its ability to either refinance the mortgage loan or sell the corresponding mortgaged real property. Also, a borrower under an ARD Loan may have little incentive to repay its mortgage loan on the related anticipated repayment date if then prevailing interest rates are relatively high. Accordingly, there can be no assurance that any ARD Loan in the trust will be paid in full on its anticipated repayment date.

     In the event that prepayments and other early liquidations occur with respect to underlying mortgage loans that have a higher interest rate relative to the other underlying mortgage loans, the Weighted Average Pool Pass-Through Rate would decline. Such a decline in the Weighted Average Pool Pass-Through Rate could cause a corresponding decline in the pass-through rate on the class B, C, D, E, F or G certificates.

     The extent to which the yield to maturity on any offered certificate may vary from the anticipated yield will depend upon the degree to which the certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the underlying mortgage loans are in turn paid and result in a reduction of the principal balance of the certificate. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificate at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     Because the rate of principal payments on or with respect to the underlying mortgage loans will depend on future events and a variety of factors, no assurance can be given as to that rate or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of real estate loans comparable to those in the mortgage pool.

     Even if they are collected and payable on your offered certificates, prepayment premiums and yield maintenance charges may not be sufficient to offset fully any loss in yield on your offered certificates attributable to the related prepayments of the underlying mortgage loans.

     Delinquencies and Defaults on the Mortgage Loans. The rate and timing of delinquencies and defaults on the underlying mortgage loans will affect the amount of payments on your offered certificates, the yield to maturity of your offered certificates and the rate of principal payments on your offered certificates and the weighted average life of your offered certificates. Delinquencies on the underlying mortgage loans, unless covered by monthly debt service advances, may result in shortfalls in payments of interest and/or principal on your offered certificates for the current month.

     If--

     o you calculate the anticipated yield to maturity for your offered certificates based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, and

     o the additional losses result in a reduction of the total payments on or the principal balance of your offered certificates,

then your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative.

     The timing of any loss on a liquidated mortgage loan that results in a reduction of the total payments on or the principal balance of your offered certificates will also affect your actual yield to maturity, even if the rate of defaults and severity of losses are consistent with your expectations. In general, the earlier your loss occurs, the greater the effect on your yield to maturity.

     Even if losses on the underlying mortgage loans do not result in a reduction of the total payments on or the principal balance of your offered certificates, the losses may still affect the timing of payments on, and the weighted average life and yield to maturity of, your offered certificates.

     Relevant Factors. The following factors, among others, will affect the rate and timing of principal payments and defaults and the severity of losses on or with respect to the mortgage loans in the trust:

     o prevailing interest rates;


     o the terms of the mortgage loans, including--


       1. provisions that require the payment of prepayment premiums and yield maintenance charges,


       2. provisions that impose prepayment lock-out periods, and


       3. amortization terms that require balloon payments;


     o the demographics and relative economic vitality of the areas in which the related mortgaged real properties are located;


     o the general supply and demand for commercial and multifamily rental space of the type available at the related mortgaged real properties in the areas in which those properties are located;


     o the quality of management of the mortgaged real properties;


     o the servicing of the mortgage loans;

     o possible changes in tax laws; and

     o other opportunities for investment.

     See "Risk Factors--Risks Related to the Underlying Mortgage Loans," "Description of the Mortgage Pool" and "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement" in this prospectus supplement and "Description of the Governing Documents" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the accompanying prospectus.

     The rate of prepayment on the mortgage loans in the trust is likely to be affected by prevailing market interest rates for real estate loans of a comparable type, term and risk level. When the prevailing market interest rate is below the annual rate at which a mortgage loan accrues interest, the related borrower may have an increased incentive to refinance the mortgage loan. Conversely, to the extent prevailing market interest rates exceed the annual rate at which a mortgage loan accrues interest, the related borrower may be less likely to voluntarily prepay the mortgage loan. Assuming prevailing market interest rates exceed the revised mortgage interest rate at which an ARD Loan accrues interest following its anticipated repayment date, the primary incentive for the related borrower to prepay the mortgage loan on or before its anticipated repayment date is to give the borrower access to excess cash flow, all of which, net of the minimum required debt service, approved property expenses and any required reserves, must be applied to pay down principal of the mortgage loan. Accordingly, there can be no assurance that any ARD Loan in the trust will be prepaid on or before its anticipated repayment date or on any other date prior to maturity.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some underlying borrowers may sell their mortgaged real properties in order to realize their equity in those properties, to meet cash flow needs or to make other investments. In addition, some underlying borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their mortgaged real properties prior to the exhaustion of tax depreciation benefits.

     A number of the underlying borrowers are partnerships. The bankruptcy of the general partner in a partnership may result in the dissolution of the partnership. The dissolution of a borrower partnership, the winding-up of its affairs and the distribution of its assets could result in an acceleration of its payment obligations under the related mortgage loan.

     We make no representation or warranty regarding:

     o the particular factors that will affect the rate and timing of prepayments and defaults on the underlying mortgage loans;

     o the relative importance of those factors;

     o the percentage of the total principal balance of the underlying mortgage loans that will be prepaid or as to which a default will have occurred as of any particular date; or

     o the overall rate of prepayment or default on the underlying mortgage loans.

     Unpaid Interest. If the portion of the Available P&I Funds payable with respect to interest on any class of offered certificates on any payment date is less than the total amount of interest then payable for the class, the shortfall will be payable to the holders of those certificates on subsequent payment dates, subject to the Available P&I Funds on those subsequent payment dates and the priority of payments described under "Description of the Offered Certificates--Payments--Priority of Payments" in this prospectus supplement. That shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of that class of offered certificates for so long as it is outstanding.

     Delay in Payments. Because monthly payments will not be made on the offered certificates until several days after the due dates for the mortgage loans during the related collection period, your effective yield will be lower than the yield that would otherwise be produced by your pass-through rate and purchase price, assuming that purchase price did not account for a delay.


YIELD SENSITIVITY

     The tables on Annex C-1 hereto show the pre-tax corporate bond equivalent, the yield to maturity, the weighted average life, the modified duration and the first and final payment dates on which principal is to be paid with respect to each class of offered certificates. We prepared those tables using the Modeling Assumptions. Where applicable, they also show the assumed purchase prices, which prices do not include accrued interest. Assumed purchase prices are expressed in 32nds as a percentage of the initial total principal balance of each class of offered certificates. For example, 99.24 means 9924/32%.

     We calculated the yields set forth in the tables on Annex C-1 by--

     o determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each class of offered certificates, would cause the discounted present value of that assumed stream of cash flows to equal the assumed purchase prices, plus accrued interest from and including the cut-off date to but excluding the assumed settlement date specified as part of the offered certificates, and

     o converting those monthly rates to semi-annual corporate bond equivalent rates.

     That calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as payments on the offered certificates and, consequently, does not purport to reflect the return on any investment in the offered certificates when those reinvestment rates are considered.

     For purposes of the tables on Annex C-1, modified duration has been calculated using the modified Macaulay Duration as specified in the "PSA Standard Formulas." The Macaulay Duration is calculated as the present value weighted average time to receive future payments of principal and interest, and the PSA Standard Formula modified duration is calculated by dividing the Macaulay Duration by the appropriate semi-annual compounding factor. The duration of a security may be calculated according to various methodologies. Accordingly, no representation is made by us or any other person that the modified duration approach used in this prospectus supplement is appropriate. Duration, like yield, will be affected by the prepayment rate of the underlying mortgage loans and extensions with respect to balloon payments that actually occur during the life of the offered certificates and by the actual performance of the underlying mortgage loans, all of which may differ, and may differ significantly, from the assumptions used in preparing the tables on Annex C-1.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the Constant Prepayment Rate or CPR model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then outstanding principal balance of the subject mortgage loan(s).

     The characteristics of the mortgage loans in the trust will differ in some respects from those assumed in preparing the tables on Annex C-1. Those tables are presented for illustrative purposes only. Neither the mortgage pool nor any particular pooled mortgage loan will prepay at any constant rate, and it is unlikely that the pooled mortgage loans will prepay in a manner consistent with any designated scenario for the tables on Annex C-1. In addition, there can be no assurance that--

     o the pooled mortgage loans will prepay at any particular rate,

     o the pooled mortgage loans will not prepay, involuntarily or otherwise, during lock-out/defeasance periods, yield maintenance periods and/or declining premium periods,

     o the ARD Loans in the trust will be paid in full on their respective anticipated repayment dates,

     o the actual pre-tax yields on, or any other payment characteristics of, any class of offered certificates will correspond to any of the information shown in the tables on Annex C-1, or

     o the total purchase prices of the offered certificates will be as assumed.


     You must make your own decision as to the appropriate assumptions, including prepayment assumptions, to be used in deciding whether to purchase the offered certificates.


WEIGHTED AVERAGE LIVES

     The weighted average life of any offered certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar to be applied in reduction of the principal balance of that certificate is distributed to the investor. For purposes of this prospectus supplement, the weighted average life of any offered certificate is determined as follows:

     o multiply the amount of each principal payment on the certificate by the number of years from the assumed settlement date to the related payment date;

     o sum the results; and

     o divide the sum by the total amount of the reductions in the principal balance of the certificate.

     Accordingly, the weighted average life of any offered certificate will be influenced by, among other things, the rate at which principal of the underlying mortgage loans is paid or otherwise collected or advanced and the extent to which those payments, collections and/or advances of principal are in turn applied in reduction of the principal balance of the class of offered certificates to which the subject certificate belongs.

     As described in this prospectus supplement, the Total Principal Payment Amount for each payment date will be payable first with respect to the class A-1, A-2, A-3, and/or A-4 certificates until the total principal balances of those classes are reduced to zero, and will thereafter be distributable entirely with respect to the other classes series 2002-C4 certificates with principal balances, sequentially based upon their relative seniority, in each case until the related principal balance is reduced to zero. Because of the order in which the Total Principal Payment Amount is applied, the weighted average lives of the class A-1, class A-2, class A-3 and class A-4 certificates may be shorter, and the weighted average lives of the other classes of series 2002-C4 certificates with principal balances may be longer, than would otherwise be the case if the principal payment amount for each payment date was being paid on a pro rata basis among the respective classes of certificates with principal balances.

     The tables set forth in Annex C-2 show with respect to each class of offered certificates--

     o the weighted average life of that class, and

     o the percentage of the initial total principal balance of that class that would be outstanding after each of the specified dates,

based upon each of the indicated levels of CPR and the Modeling Assumptions.

     We make no representation that--

     o the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at any of the CPRs shown or at any other particular prepayment rate,

     o all the mortgage loans in the trust will prepay in accordance with the assumptions set forth in this prospectus supplement at the same rate, or

     o mortgage loans in the trust that are in a lock-out/defeasance period, a yield maintenance period or declining premium period will not prepay as a result of involuntary liquidations upon default or otherwise.


                                USE OF PROCEEDS

     Substantially all of the proceeds from the sale of the offered certificates will be used by us to--

     o purchase the mortgage loans that we will include in the trust, and

     o pay expenses incurred in connection with the issuance of the series 2002-C4 certificates.


                        FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     Upon the issuance of the offered certificates, Sidley Austin Brown & Wood LLP, our counsel, will deliver its opinion generally to the effect that, assuming compliance with the series 2002-C4 pooling and servicing agreement, and subject to any other assumptions set forth in the opinion, each of REMIC I, REMIC II and REMIC III will qualify as a REMIC under the Internal Revenue Code.


     The assets of REMIC I will generally include--

     o the pooled mortgage loans,

     o any REO Properties acquired on behalf of the series 2002-C4 certificateholders,

     o the master servicer's custodial account,

     o the special servicer's REO account, and

     o the trustee's collection account and interest reserve account.

However, REMIC I will exclude any collections of Post-ARD Additional Interest on the ARD Loans. In addition, each of four (4) mortgage loans constitutes the sole asset of a separate REMIC, and the regular interest in each of those single loan REMICs will be an asset of REMIC I instead of the related mortgage loan or any related REO Property.

     For federal income tax purposes,

     o the separate non-certificated regular interests in REMIC I will be the regular interests in REMIC I and will be the assets of REMIC II,

     o the class R-I certificates will evidence the sole class of residual interests in REMIC I,

     o the separate non-certificated regular interests in REMIC II will be the regular interests in REMIC II and will be the assets of REMIC III,

     o the class R-II certificates will evidence the sole class of residual interests in REMIC II,

     o the class A-1, A-2, A-3, A-4, X-CL, X-CP, X-VF, B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates will evidence the regular interests in, and will generally be treated as debt obligations of, REMIC III,

     o the class R-III certificates will evidence the sole class of residual interests in REMIC III, and

     o the class R-LR certificates will evidence the sole class of residual interests in each of the individual loan REMICs.

     For federal income tax purposes, each of the X-CL and X-CP classes will evidence multiple regular interests in REMIC III.


DISCOUNT AND PREMIUM; PREPAYMENT CONSIDERATION

     For federal income tax reporting purposes, the class     certificates
will, and the other classes of offered certificates will not, be issued with more than a de minimis amount of original issue discount. If you own an offered certificate issued with original issue discount, you may have to report original issue discount income and be subject to a tax on this income before you receive a corresponding cash payment.

     The IRS has issued regulations under sections 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides for special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that the regulations issued under sections 1271 to 1275 of the Internal Revenue Code and section 1272(a)(6) of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     If the method for computing original issue discount described in the accompanying prospectus results in a negative amount for any period with respect to any holder of offered certificates, the amount of original issue discount allocable to such period would be zero.

     Some classes of the offered certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of these classes of offered certificates will be treated as holding a certificate with amortizable bond premium will depend on the certificateholder's purchase price and the payments remaining to be made on the certificate at the time of its acquisition by the certificateholder. If you acquire an interest in any class of offered certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium. See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Regular Certificates--Premium" in the accompanying prospectus.

     When determining the rate of accrual of original issue discount, market discount and premium, if any, with respect to the series 2002-C4 certificates for federal income tax purposes, the prepayment assumption used will be that following any date of determination:

     o the mortgage loans with anticipated repayment dates will be paid in full on those dates,

     o no mortgage loan in the trust will otherwise be prepaid prior to maturity, and

     o there will be no extension of maturity for any mortgage loan in the trust.

     For a more detailed discussion of the federal income tax aspects of investing in the offered certificates, see "Federal Income Tax Consequences" in each of this prospectus supplement and the accompanying prospectus.

     Prepayment premiums and yield maintenance charges actually collected on the underlying mortgage loans will be paid on the offered certificates as and to the extent described in this prospectus supplement. It is not entirely clear under the Internal Revenue Code when the amount of a prepayment premium or yield maintenance charge should be taxed to the holder of a class of offered certificates entitled to that amount. For federal income tax reporting purposes, the tax administrator will report prepayment premiums or yield maintenance charges as income to the holders of a class of offered certificates entitled thereto only after the master servicer's actual receipt of those amounts. The IRS may nevertheless seek to require that an assumed amount of prepayment premiums and yield maintenance charges be included in payments projected to be made on the offered certificates and that the taxable income be reported based on the projected constant yield to maturity of the offered certificates. Therefore, the projected prepayment premiums and yield maintenance charges would be included prior to their actual receipt by holders of the offered certificates. If the projected prepayment premiums and yield maintenance charges were not actually received, presumably the holder of an offered certificate would be allowed to claim a deduction or reduction in gross income at the time the unpaid prepayment premiums and yield maintenance charges had been projected to be received. Moreover, it appears that prepayment premiums and yield maintenance charges are to be treated as ordinary income rather than capital gain. However, the correct characterization of the income is not entirely clear. We recommend you consult your own tax advisors concerning the treatment of prepayment premiums and yield maintenance charges.


CHARACTERIZATION OF INVESTMENTS IN OFFERED CERTIFICATES

     Except to the extent noted below, the offered certificates will be "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code in the same proportion that the assets of the trust would be so treated. In addition, interest, including original issue discount, if any, on the offered certificates will be interest described in section 856(c)(3)(B) of the Internal Revenue Code to the extent that those certificates are treated as "real estate assets" within the meaning of section 856(c)(5)(B) of the Internal Revenue Code.

     Most of the mortgage loans to be included in the trust are not secured by real estate used for residential or other purposes prescribed in section 7701(a)(19)(C) of the Internal Revenue Code. Consequently, the offered certificates will be treated as assets qualifying under that section to only a limited extent. Accordingly, investment in the offered certificates may not be suitable for a thrift institution seeking to be treated as a "domestic building and loan association" under section 7701(a)(19)(C) of the Internal Revenue Code. The offered certificates will be treated as "qualified mortgages" for another REMIC under section 860G(a)(3)(C) of the Internal Revenue Code and "permitted assets" for a "financial asset securitization investment trust" under section 860L(c) of the Internal Revenue Code.

     To the extent an offered certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Therefore:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Internal Revenue Code.

     In addition, most of the mortgage loans that we intend to include in the trust contain defeasance provisions under which the lender may release its lien on the collateral securing the mortgage loan in return for the borrower's pledge of substitute collateral in the form of Government Securities. Generally, under the Treasury regulations, if a REMIC releases its lien on real property that secures a qualified mortgage, that mortgage ceases to be a qualified mortgage on the date the lien is released unless certain conditions are satisfied. In order for the mortgage loan to remain a qualified mortgage, the Treasury regulations require that--

     (1) the borrower pledges substitute collateral that consist solely of Government Securities;

     (2) the mortgage loan documents allow that substitution;

     (3) the lien is released to facilitate the disposition of the property or any other customary commercial transaction, and not as part of an arrangement to collateralize a REMIC offering with obligations that are not real estate mortgages; and

     (4) the release is not within two years of the startup day of the REMIC.

     Following the defeasance of a mortgage loan, regardless of whether the foregoing conditions were satisfied, that mortgage loan would not be treated as a "loan secured by an interest in real property" or a "real estate asset" and interest on that loan would not constitute "interest on obligations secured by real property" for purposes of sections 7701(a)(19)(C), 856(c)(5)(B) and 856(c)(3)(B) of the Internal Revenue Code, respectively.

     See "Description of the Mortgage Pool" in this prospectus supplement and "Federal Income Tax Consequences-- REMICs--Characterization of Investments in REMIC Certificates" in the accompanying prospectus.

     For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax
Consequences--REMICs" in the accompanying prospectus.



                              ERISA CONSIDERATIONS

     If you are--

     o a fiduciary of a Plan, or

     o any other person investing "plan assets" of any Plan,

you should carefully review with your legal advisors whether the purchase or holding of an offered certificate would be a "prohibited transaction" or would otherwise be impermissible under ERISA or section 4975 of the Internal Revenue Code. See "ERISA Considerations" in the accompanying prospectus.

     If a Plan acquires a series 2002-C4 certificate, the underlying assets of the trust fund will be deemed for purposes of ERISA to be assets of the investing Plan, unless certain exceptions apply. See "ERISA Considerations--Plan Asset Regulations" in the accompanying prospectus. However, we cannot predict in advance, nor can there be any continuing assurance, whether those exceptions may be applicable because of the factual nature of the rules set forth in the Plan Asset Regulations. For example, one of the exceptions in the Plan Asset Regulations states that the underlying assets of an entity will not be considered "plan assets" if less than 25% of the value of each class of equity interests is held by "benefit plan investors," which include Plans, as well as employee benefit plans not subject to ERISA, such as governmental plans, but this exception will be tested immediately after each acquisition of a series 2002-C4 certificate, whether upon initial issuance or in the secondary market. Because there are no relevant restrictions on the purchase and transfer of the series 2002-C4 certificates by Plans, it cannot be assured that benefit plan investors will own less than 25% of each class of the series 2002-C4 certificates.

     If one of the exceptions in the Plan Asset Regulations applies, the prohibited transaction provisions of ERISA and the Internal Revenue Code will not apply to transactions involving the trust's underlying assets. However, if the trust is a Party in Interest with respect to the Plan, the acquisition or holding of offered certificates by that Plan could result in a prohibited transaction, unless the Underwriter Exemption, as discussed below, or some other exemption is available.

     The U.S. Department of Labor issued an individual prohibited transaction exemption to a predecessor of Lehman Brothers Inc., which exemption is identified as Prohibited Transaction Exemption 91-14. Subject to the satisfaction of conditions set forth in the Underwriter Exemption, it generally exempts from the application of the prohibited transaction provisions of sections 406(a) and (b) and 407(a) of ERISA, and the excise taxes imposed on these prohibited transactions under sections 4975(a) and (b) of the Internal Revenue Code, specified transactions relating to, among other things--

     o the servicing and operation of pools of real estate loans, such as the mortgage pool, and

     o the purchase, sale and holding of mortgage pass-through certificates, such as the offered certificates, that are underwritten by an Exemption-Favored Party.

     The Underwriter Exemption sets forth five general conditions which must be satisfied for a transaction involving the purchase, sale and holding of an offered certificate to be eligible for exemptive relief under the exemption. The conditions are as follows:

     o first, the acquisition of the certificate by a Plan must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

     o second, at the time of its acquisition by the Plan, the certificate must be rated in one of the four highest generic rating categories by S&P, Fitch or Moody's;

     o third, the trustee cannot be an affiliate of any other member of the Restricted Group;

     o fourth, the following must be true--

       1. the sum of all payments made to and retained by Exemption-Favored Parties must represent not more than reasonable compensation for underwriting the relevant class of certificates,

       2. the sum of all payments made to and retained by us in connection with the assignment of mortgage loans to the trust must represent not more than the fair market value of the obligations, and

       3. the sum of all payments made to and retained by the master servicer, the special servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the series 2002-C4 pooling and servicing agreement and reimbursement of that person's reasonable expenses in connection therewith; and

     o fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended.

     It is a condition of their issuance that the each class of offered certificates receive an investment grade rating from each of S&P and Fitch. In addition, the initial trustee is not an affiliate of any other member of the Restricted Group. Accordingly, as of the date of initial issuance of the certificates, the second and third general conditions set forth above will be satisfied with respect to the offered certificates. A fiduciary of a Plan contemplating the purchase of an offered certificate in the secondary market must make its own determination that, at the time of the purchase, the certificate continues to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating the purchase of an offered certificate, whether in the initial issuance of the certificate or in the secondary market, must make its own determination that the first and fourth general conditions set forth above will be satisfied with respect to the certificate as of the date of the purchase. A Plan's authorizing fiduciary will be deemed to make a representation regarding satisfaction of the fifth general condition set forth above in connection with the purchase of an offered certificate.

     The Underwriter Exemption also requires that the trust meet the following requirements:

     o the trust assets must consist solely of assets of the type that have been included in other investment pools;

     o certificates evidencing interests in those other investment pools must have been rated in one of the four highest generic categories of S&P, Fitch or Moody's for at least one year prior to the Plan's acquisition of an offered certificate; and

     o certificates evidencing interests in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of an offered certificate.

     We believe that these requirements have been satisfied as of the date of this prospectus supplement.

     If the general conditions of the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, as well as the excise taxes imposed by sections 4975(a) and
(b) of the Internal Revenue Code by reason of sections 4975(c)(1)(A) through
(D) of the Internal Revenue Code, in connection with--

     o the direct or indirect sale, exchange or transfer of an offered certificate acquired by a Plan upon initial issuance from us or an Exemption-Favored Party when we are, or either mortgage loan seller, the trustee, the master servicer, the special servicer, any party responsible for servicing the 1166 Avenue of the Americas Loan Pair or any sub-servicer, provider of credit support, Exemption-Favored Party or mortgagor is, a Party in Interest with respect to the investing Plan,

     o the direct or indirect acquisition or disposition in the secondary market of an offered certificate by a Plan, and

     o the continued holding of an offered certificate by a Plan.

     However, no exemption is provided from the restrictions of sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an offered certificate on behalf of a Plan sponsored by any member of the Restricted Group, if such acquisition or holding is by any person who has discretionary authority or renders investment advice with respect to the assets of that Plan.

     Moreover, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption, are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by section 4975(c)(1)(E) of the Internal Revenue Code in connection with:

     o the direct or indirect sale, exchange or transfer of offered certificates in the initial issuance of those certificates between us or an Exemption-Favored Party and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the assets of the Plan in those certificates is a borrower, or an affiliate of a borrower, with respect to 5.0% or less of the fair market value of the underlying mortgage loans;

     o the direct or indirect acquisition or disposition in the secondary market of offered certificates by a Plan; and

     o the continued holding of offered certificates by a Plan.

     Further, if the general conditions of the Underwriter Exemption, as well as other conditions set forth in the Underwriter Exemption are satisfied, it may provide an exemption from the restrictions imposed by sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by sections 4975(a) and (b) of the Internal Revenue Code by reason of section 4975(c) of the Internal Revenue Code, for transactions in connection with the servicing, management and operation of the trust assets.

     Lastly, if the general conditions of the Underwriter Exemption are satisfied, it may also provide an exemption from the restrictions imposed by sections 406(a) and 407(a) of ERISA, and the taxes imposed by section 4975(a) and (b) of the Internal Revenue Code, by reason of sections 4975(c)(1)(A) through (D) of the Internal Revenue Code, if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing plan by virtue of--

     o providing services to the Plan, or

     o having a specified relationship to this person,

solely as a result of the Plan's ownership of offered certificates.

     Before purchasing an offered certificate, a fiduciary of a Plan should itself confirm that:

     o the offered certificates are "securities" for purposes of the Underwriter Exemption, and

     o the general and other conditions set forth in the Underwriter Exemption, and the other requirements set forth in the Underwriter Exemption, would be satisfied at the time of the purchase.

     A governmental plan as defined in section 3(32) of ERISA is not subject to ERISA or section 4975 of the Internal Revenue Code. However, a governmental plan may be subject to a federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Internal Revenue Code. A fiduciary of a governmental plan should make its own determination as to the need for and the availability of any exemptive relief under any similar law.

     Any fiduciary of a Plan considering whether to purchase an offered certificate on behalf of that Plan should consult with its counsel regarding the applicability of the fiduciary responsibility and prohibited transaction provisions of ERISA and the Internal Revenue Code to the investment.

     The sale of offered certificates to a Plan is in no way a representation or warranty by us or any of the underwriters that--

     o the investment meets all relevant legal requirements with respect to investments by Plans generally or by any particular Plan, or

     o the investment is appropriate for Plans generally or for any particular Plan.


                                LEGAL INVESTMENT

     Upon initial issuance, the class A-1, A-2, A-3, A-4, B, C and D certificates will be mortgage related securities for purposes of SMMEA, and the class E, F and G certificates will not be mortgage related securities for purposes of SMMEA. As a result, the appropriate characterization of the class E, F and G certificates under various legal investment restrictions, and therefore the ability of investors subject to these restrictions to purchase those classes of offered certificates, is subject to significant interpretive uncertainties.

     Neither we nor any of the underwriters makes any representation as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions. All institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates--

     o are legal investments for them, or

     o are subject to investment, capital or other restrictions.

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, prudent investor provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not interest bearing or income paying.

     There may be other restrictions on the ability of investors, including depository institutions, either to purchase offered certificates or to purchase offered certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the offered certificates are legal investments for them.

     See "Legal Investment" in the accompanying prospectus.



                                    EXPERTS

     The audited financial statements for the years ended December 31, 2001 and December 31, 2000 and the period from June 23, 1999 to December 31, 1999, with respect to the Valley Fair Mall Mortgaged Property, incorporated in this prospectus supplement by reference from the current report on Form 8-K, which was filed as part of our registration statement on Form S-3 (Registration No. 333-73338), have been audited by, and incorporated in reliance on the report of, Ernst & Young LLP, independent auditors (as stated in their reports), which reports have also been incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     However, with respect to the unaudited interim financial information for the six-month period ended June 30, 2002, with respect to the Valley Fair Mall Mortgaged Property, incorporated in this prospectus supplement by reference from the current report on Form 8-K, which was filed as part of our registration statement on Form S-3 (Registration No. 333-73338), Ernst & Young LLP did not audit and do not express an opinion on such interim financial information.



                             METHOD OF DISTRIBUTION

     Subject to the terms and conditions of an underwriting agreement between us and the underwriters, the underwriters have agreed, severally and not jointly, to purchase from us, and we have agreed to sell to them, their respective allotments of the offered certificates as set forth on the table below. Proceeds to us from the sale of the offered certificates, before
deducting expenses payable by us, will be approximately    % of the total
principal balance of the offered certificates, plus accrued interest on all the offered certificates from September 11, 2002. It is expected that delivery of the offered certificates will be made to the underwriters in book-entry form through the same day funds settlement system of DTC on or about October , 2002, against payment for them in immediately available funds.




     UNDERWRITER      CLASS A-1   CLASS A-2   CLASS A-3   CLASS A-4
-------------------- ----------- ----------- ----------- -----------
Lehman Brothers
 Inc. ..............  $           $           $           $
UBS Warburg LLC.....  $           $           $           $
Credit Suisse
 First Boston
 Corporation. ......  $           $           $           $
Salomon Smith
 Barney Inc. .......  $           $           $           $
                      ----------  ----------  ----------  ----------
Total ..............  $           $           $           $
                      ==========  ==========  ==========  ==========









     UNDERWRITER       CLASS B     CLASS C     CLASS D     CLASS E     CLASS F     CLASS G
-------------------- ----------- ----------- ----------- ----------- ----------- -----------
Lehman Brothers
 Inc. ..............  $           $           $           $           $           $
UBS Warburg LLC.....  $           $           $           $           $           $
Credit Suisse
 First Boston
 Corporation. ......  $           $           $           $           $           $
Salomon Smith
 Barney Inc. .......  $           $           $           $           $           $
                      ----------  ----------  ----------  ----------  ----------  ----------
Total ..............  $           $           $           $           $
                      ==========  ==========  ==========  ==========  ==========  ==========

     The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the offered certificates is subject to, among other things:


     o the receipt of various legal opinions; and


     o the satisfaction of various conditions, including that--


       1. no stop order suspending the effectiveness of our registration statement is in effect, and


       2. no proceedings for the purpose of obtaining a stop order are pending before or threatened by the SEC.


     The underwriters currently intend to sell the offered certificates from time to time in one or more negotiated transactions or otherwise at varying prices to be determined at the time of sale. The underwriters may accomplish these transactions by selling the offered certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriters. The underwriters may be deemed to have received compensation from us, in connection with the sale of the offered certificates, in the form of underwriting compensation. The underwriters and any dealers that participate with the underwriters in the distribution of the offered certificates may be deemed to be statutory underwriters and any profit on the resale of the offered certificates positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.


     The underwriting agreement provides that we will indemnify the underwriters, and that under limited circumstances the underwriters will indemnify us, against various civil liabilities under the Securities Act of 1933, as amended, relating to the disclosure in this prospectus supplement, the accompanying prospectus or our registration statement.


     We have also been advised by the underwriters that they presently intend to make a market in the offered certificates. The underwriters have no obligation to do so, however, and any market making may be discontinued at any time. There can be no assurance that an active public market for the offered certificates will develop. See "Risk Factors--Lack of Liquidity Will Impair Your Ability to Sell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates" in the accompanying prospectus.


     With respect to this offering--


     o Lehman Brothers Inc., one of our affiliates, is acting as lead manager and sole bookrunner,


     o UBS Warburg LLC is acting as co-lead manager, and


     o Credit Suisse First Boston Corporation and Salomon Smith Barney Inc. are acting as co-managers.


     The trust fund described in this prospectus supplement is a collective investment scheme as defined in the Financial Services and Markets Act 2000 ("FSMA") of the United Kingdom. It has not been authorized, or otherwise recognized or approved, by the United Kingdom's Financial Services Authority and, as an unregulated collective investment scheme, accordingly cannot be marketed in the United Kingdom to the general public. This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons. Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.



                                 LEGAL MATTERS


     Particular legal matters relating to the certificates will be passed upon for us and the underwriters by Sidley Austin Brown & Wood LLP, New York, New York.

                                    RATINGS

     It is a condition to their issuance that the respective classes of offered certificates be rated as follows:




 CLASS      S&P     FITCH
-------   ------   ------
   A-1      AAA      AAA
   A-2      AAA      AAA
   A-3      AAA      AAA
   A-4      AAA      AAA
    B       AA+      AA+
    C       AA       AA
    D       AA-      AA-
    E       A+       A+
    F       A        A
    G       A-       A-

     The ratings on the offered certificates address the likelihood of the timely receipt by the holders of all payments of interest to which they are entitled on each payment date and the ultimate receipt by the holders of all payments of principal to which those holders are entitled on or before the related rated final payment date. The ratings take into consideration the credit quality of the mortgage pool, structural and legal aspects associated with the offered certificates, and the extent to which the payment stream from the mortgage pool is adequate to make payments of interest and principal required under the offered certificates.

     The ratings on the respective classes of offered certificates do not represent any assessment of--

     o the tax attributes of the offered certificates or of the trust,

     o whether or to what extent prepayments of principal may be received on the underlying mortgage loans,

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans,

     o the degree to which the amount or frequency of prepayments of principal on the underlying mortgage loans might differ from those originally anticipated,

     o whether or to what extent the interest payable on any class of offered certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls,

     o whether and to what extent prepayment premiums, yield maintenance charges, Default Interest or Post-ARD Additional Interest will be received, and

     o the yield to maturity that investors may experience.

     There can be no assurance as to whether any rating agency not requested to rate the offered certificates will nonetheless issue a rating to any class of offered certificates and, if so, what the rating would be. A rating assigned to any class of offered certificates by a rating agency that has not been requested by us to do so may be lower than the rating assigned thereto by S&P or Fitch.

     The ratings on the offered certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. See "Rating" in the accompanying prospectus.

                                   GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus supplement, including in Annexes A-1, A-2, A-3 and B to this prospectus supplement.

     "30/360 BASIS" means the accrual of interest based on a 360-day year consisting of twelve 30-day months.

     "1166 AVENUE OF THE AMERICAS BORROWER" means the borrower under the 1166 Avenue of the Americas Loan Pair.

     "1166 AVENUE OF THE AMERICAS COMPANION LOAN" means the mortgage loan not included in the trust that is secured by the 1166 Avenue of the Americas Mortgaged Property and that has, as of the cut-off date, an unpaid principal balance of $147,364,000.

     "1166 AVENUE OF THE AMERICAS COMPANION LOAN NOTEHOLDER" means the holder of the note evidencing the 1166 Avenue of the Americas Companion Loan.

     "1166 AVENUE OF THE AMERICAS INTERCREDITOR AGREEMENT" means the Intercreditor Agreement, dated by and between the respective holders of the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan.

     "1166 AVENUE OF THE AMERICAS LOAN PAIR" means, collectively, the 1166 Avenue of the Americas Mortgage Loan and the 1166 Avenue of the Americas Companion Loan.

     "1166 AVENUE OF THE AMERICAS MORTGAGE LOAN" means the pooled mortgage loan secured by the 1166 Avenue of the Americas Mortgaged Property.

     "1166 AVENUE OF THE AMERICAS MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 1166 Avenue of the Americas.

     "1166 AVENUE OF THE AMERICAS SPONSOR" means Edward J. Minskoff Equities,
Inc.

     "605 THIRD AVENUE BORROWER" means the borrower under the 605 Third Avenue Mortgage Loan.

     "605 THIRD AVENUE MORTGAGE LOAN" means the pooled mortgage loan secured by the 605 Third Avenue Mortgaged Property.

     "605 THIRD AVENUE MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as 605 Third Avenue.

     "ACTUAL/360 BASIS" means the accrual of interest based on the actual number of days elapsed during each one-month accrual period in a year assumed to consist of 360 days.

     "ADDITIONAL TRUST FUND EXPENSE" means an expense of the trust that--

     o arises out of a default on a mortgage loan or an otherwise unanticipated event,

     o is not required to be paid by any party to the series 2002-C4 pooling and servicing agreement,

     o is not included in the calculation of a Realized Loss,

     o is not covered by a servicing advance or a corresponding collection from the related borrower and is not offset by late payment charges and/or Default Interest on the mortgage pool, and

     o causes a shortfall in the payments of interest (other than Post-ARD Additional Interest) or principal on any class of series 2002-C4 certificates.

     We provide some examples of Additional Trust Fund Expenses under "Description of the Offered Certificates--
Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "ADMINISTRATIVE COST RATE" means, with respect to each mortgage loan in the trust, the sum of the master servicing fee rate (including, in the case of the 1166 Avenue of the Americas Mortgage Loan, the applicable primary servicing fee rate under the series 2002-C5 trust and servicing agreement) and the per annum rate at which the monthly fee of the trustee is calculated.

     "APPRAISAL REDUCTION AMOUNT" means, for any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan) as to which an Appraisal Trigger Event has occurred, an amount that will equal the excess, if any, of "x" over "y" where--

     o "x" is equal to the sum of:

       1. the Stated Principal Balance of the mortgage loan;

       2. to the extent not previously advanced by or on behalf of the master servicer, the trustee or the fiscal agent, all unpaid interest, other than any Default Interest and Post-ARD Additional Interest, accrued on the mortgage loan through the most recent due date prior to the date of determination;

       3. all accrued but unpaid special servicing fees, liquidation fees and workout fees with respect to the mortgage loan;

       4. all related unreimbursed advances made by or on behalf of the master servicer, the special servicer, the trustee or the fiscal agent with respect to the mortgage loan, together with interest on those advances as permitted under the series 2002-C4 pooling and servicing agreement;

       5. any other unpaid Additional Trust Fund Expenses in respect of the mortgage loan; and

       6. all currently due and unpaid real estate taxes and assessments, insurance premiums and, if applicable, ground rents and any unfunded improvement and other applicable reserves, with respect to the related mortgaged real property, net of any escrow reserves held by the master servicer or the special servicer which covers any such item; and

     o "y" is equal to the sum of:

       1. the excess, if any, of--

         (a) 90% of the resulting appraised or estimated value of the related mortgaged real property or REO Property, over

         (b) the amount of any obligations secured by liens on the property that are prior to the lien of the mortgage loan;

       2. the amount of escrow payments and reserve funds held by the master servicer with respect to the mortgage loan that--

         (a) are not required to be applied to pay real estate taxes and assessments, insurance premiums or ground rents,

         (b) are not otherwise scheduled to be applied (except to pay debt service on the mortgage loan) within the next 12 months, and

         (c)  may be used to reduce the principal balance of the mortgage loan;
              and

       3. the amount of any letter of credit that constitutes additional security for the mortgage loan that may be used to reduce the principal balance of the mortgage loan.

     If, however--

     o an Appraisal Trigger Event occurs with respect to any mortgage loan in the trust,

     o no appraisal or other valuation estimate, as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Required Appraisals," is obtained or performed within 60 days after the occurrence of that Appraisal Trigger Event, and

     o either--

       1. no comparable appraisal or other valuation, or update of a comparable appraisal or other valuation, had been obtained or performed during the 12-month period prior to that Appraisal Trigger Event, or

       2. there has been a material change in the circumstances surrounding the related mortgaged real property subsequent to any earlier appraisal or other valuation, or any earlier update of an appraisal or other valuation, that, in the special servicer's judgment, materially affects the value of the property, then until the required appraisal or other valuation is obtained or performed, the Appraisal Reduction Amount for the subject mortgage loan will equal 25% of the Stated Principal Balance of that mortgage loan. After receipt of the required appraisal or other valuation, the special servicer will determine the Appraisal Reduction Amount, if any, for the subject mortgage loan as described in the first sentence of this definition. For purposes of this definition, each mortgage loan that is part of a group of cross-collateralized mortgage loans will be treated separately for purposes of calculating any Appraisal Reduction Amount.

     The Valley Fair Mall Loan Pair will be treated as a single pooled mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to those loans.

     In the case of the 1166 Avenue of the Americas Mortgage Loan, the Appraisal Reduction Amount, if any, will be calculated under the series 2002-C5 trust and servicing agreement, treating the 1166 Avenue of the Americas Loan Pair as a single mortgage loan, in a manner similar, but not identical, to that described in the first sentence of this definition.

     "APPRAISAL TRIGGER EVENT" means, with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), any of the following events:

     o the mortgage loan has been modified by the special servicer in a manner that--

       1. affects that amount or timing of any payment of principal or interest due on it, other than, or in addition to, bringing monthly debt service payments current with respect to the mortgage loan,

       2. except as expressly contemplated by the related loan documents, results in a release of the lien of the related mortgage instrument on any material portion of the related mortgaged real property without a corresponding principal prepayment in an amount, or the delivery by the related borrower of substitute real property collateral with a fair market value, that is not less than the fair market value of the property to be released, or

       3. In the judgment of the special servicer, otherwise materially impairs the security for the mortgage loan or reduces the likelihood of timely payment of amounts due on the mortgage loan;

     o the mortgage loan is 20 days (or, in certain circumstances involving the delivery of a refinancing commitment, 30 days) or more delinquent in respect of any balloon payment or 60 days or more delinquent in respect of any other monthly debt service payment;

     o a receiver is appointed and continues for 60 days in that capacity in respect of the mortgaged real property securing the mortgage loan;

     o the related borrower becomes the subject of (1) voluntary bankruptcy, insolvency or similar proceedings or (2) involuntary bankruptcy, insolvency or similar proceedings that remain undismissed for 60 days;

     o the mortgaged real property securing the mortgage loan becomes an REO Property; or

     o the mortgage loan remains outstanding five years after any extension of its maturity.

     An "Appraisal Trigger Event" (or the equivalent) with respect to the 1166 Avenue of the Americas Mortgage Loan is defined under the series 2002-C5 trust and servicing agreement and may include events that differ from those specified above. See "Description of the Mortgage Pool--The 1166 Avenue of the Americas Mortgage Loan--Comparison of Servicing Under the Series 2002-C4 Pooling and Servicing Agreement and the Series 2002-C5 Trust and Servicing Agreement" in this prospectus supplement.

     "ARD LOAN" means any mortgage loan in the trust having the characteristics described in the first paragraph under "Description of the Mortgage Pool--Terms and Conditions of the Pooled Mortgage Loans--ARD Loans" in this prospectus supplement.

     "AVAILABLE P&I FUNDS" means the total amount available to make payments of interest and principal on the series 2002-C4 certificates on each payment date.


     "BALLOON LOAN" means any mortgage loan in the trust fund that by its original terms or by virtue of any modification entered into as of the issue date for the series 2002-C4 certificates provides for an amortization schedule extending beyond its stated maturity date and as to which, in accordance with such terms, the scheduled payment due on its stated maturity date is significantly larger than the scheduled payment due on the due date next preceding its stated maturity date.

     "CAPITAL IMP. RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for repairs, replacements and corrections of issues outlined in the engineering reports.

     "CBE" means corporate bond equivalent.

     "CERCLA" means the Federal Comprehensive Environmental, Response, Compensation and Liability Act of 1980, as amended.

     "CLASS A PRINCIPAL PAYMENT CROSS-OVER DATE" means the first payment date as of the commencement of business on which--

     o the class A-1, A-2, A-3 and A-4 certificates, or any two (2) or more of those classes, remain outstanding, and

     o the total principal balance of the class B, C, D, E, F, G, H, J, K, L, M, N, P, Q, S, T and U certificates have previously been reduced to zero as described under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "CLEARSTREAM" means Clearstream Banking, societe anonyme, Luxembourg.

     "COMPANION LOAN" means either of the Valley Fair Mall Companion Loan or the 1166 Avenue of the Americas Companion Loan, as the case may be.

     "COMPANION LOAN NOTEHOLDER" means either the Valley Fair Mall Companion Loan Noteholder or the 1166 Avenue of the Americas Companion Loan Noteholder, as the case may be.

     "CONDEMNATION PROCEEDS" means all proceeds and other amounts received in connection with the condemnation or the taking by right of eminent domain of a mortgaged real property or an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. The CPR model is the prepayment model that we use in this prospectus supplement.

     "CUT-OFF DATE LOAN-TO-VALUE RATIO", "CUT-OFF DATE LTV RATIO" or "CUT-OFF DATE LTV" means:

     o with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), the ratio, expressed as a percentage, of--

       1. the cut-off date principal balance of the subject mortgage loan, as shown on Annex A-1 to this prospectus supplement, to

       2. the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the 1166 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the sum of the cut-off date principal balance of the 1166 Avenue of the Americas Mortgage Loan, as shown on Annex A-1 to this prospectus supplement, and the Pari Passu Portion of the cut-off date principal balance of the 1166 Avenue of the Americas Companion Loan, to

       2. the appraised value of the 1166 Avenue of the Americas Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "D(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited, but the related borrower is permitted to defease that mortgage loan in order to obtain a release of one or more of the related mortgaged real properties.

     "DEFAULT INTEREST" means any interest that--

     o accrues on a defaulted mortgage loan solely by reason of the subject default, and

     o is in excess of all interest at the related mortgage interest rate and any Post-ARD Additional Interest accrued on the mortgage loan.

  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA.

     "EUROCLEAR" means The Euroclear System.

     "EXEMPTION-FAVORED PARTY" means any of--

     o Lehman Brothers Inc.,

     o any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Lehman Brothers Inc., and

     o any member of the underwriting syndicate or selling group of which a person described in the prior two bullets is a manager or co-manager with respect to the offered certificates.

     "FITCH" means Fitch, Inc.

     "FISHER BROTHERS" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 605 Third Avenue Mortgage Loan--The Borrower and Sponsors" in this prospectus supplement.


     "GAAP" means generally accepted accounting principles in the United States of America.

     "GOVERNMENT SECURITIES" means non-callable United States Treasury obligations, and other non-callable government securities within the meaning of section 2(a)(16) of the Investment Company Act of 1940, as amended.

     "HAMILTON MALL BORROWER" means the borrower under the Hamilton Mall Mortgage Loan.

     "HAMILTON MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Hamilton Mall Mortgaged Property.

     "HAMILTON MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as Hamilton Mall.

     "INSURANCE PROCEEDS" means all proceeds and other amounts received under any hazard, flood, title or other insurance policy that provides coverage with respect to a mortgaged real property or the related pooled mortgage loan, together with any comparable amounts received with respect to an REO Property, other than any such proceeds applied to the restoration of the property or otherwise released to the related borrower or another appropriate person.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "IRS" means the Internal Revenue Service.

     "JPMORGAN CHASE" means JPMorgan Chase Bank.

     "JPMORGAN CHASE/MARSH LEASE" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan--1166 Avenue of the Americas" in this prospectus supplement.

     "J.P. MORGAN STRATEGIC PROPERTY FUND" means JPMorgan Chase Bank, as trustee for the Commingled Pension Trust Fund (Strategic Property).

     "LEHMAN MORTGAGE LOAN" means each mortgage loan in the trust that was transferred to us by the Lehman Mortgage Loan Seller.

     "LEHMAN MORTGAGE LOAN SELLER" means our particular affiliate that transferred mortgage loans to us for inclusion in the trust.

     "LIQUIDATION PROCEEDS" means all cash proceeds received and retained by the trust in connection with--

     o the full or partial liquidation of defaulted mortgage loans by foreclosure or otherwise;

     o the repurchase of any mortgage loan by us or the UBS Mortgage Loan Seller, as described under "Description of the Mortgage Pool--Cures and Repurchases" in this prospectus supplement;

     o the purchase of any specially serviced mortgage loan by any holder of a purchase option as described under "Servicing Under the Series 2002-C4 Pooling and Servicing Agreement--Fair Value Option" in this prospectus supplement;

     o the purchase of all remaining mortgage loans and REO Properties in the trust by us, Lehman Brothers Inc., the special servicer, any certificateholder of the series 2002-C4 controlling class or the master servicer, as described under "Description of the Offered
       Certificates--Termination" in this prospectus supplement;

     o the purchase of the Valley Fair Mall Mortgage Loan by the Valley Fair Mall Companion Loan Noteholder as described under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Servicing of the Valley Fair Mall Loan Pair" in this prospectus supplement;

     o the purchase of any defaulted mortgage loan in the trust by a mezzanine lender pursuant to a purchase right as set forth in the related intercreditor agreement; and

     o the sale of an REO Property.

     "LOAN PAIR" means either of the Valley Fair Mall Loan Pair or the 1166 Avenue of the Americas Loan Pair.

     "LOAN PER SQ. FT." means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a retail, industrial/warehouse or office property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the net rentable square foot area of the related mortgaged real property.

     "LOAN PER UNIT" means, with respect to each pooled mortgage loan secured by a lien on a mortgaged real property that constitutes a multifamily rental apartment, a mobile home park or a hospitality property, the cut-off date principal balance of that mortgage loan, as shown on Annex A-1 to this prospectus supplement, divided by the number of dwelling units, pads or guest rooms, as applicable, at or on the related mortgaged real property.

     "L(X)" means, with respect to any mortgage loan in the trust, a period of x months during which voluntary prepayments of principal are prohibited and defeasance is not permitted.

     "MARSH" means Marsh & McLennan Companies, Inc.

     "MATURITY DATE LOAN-TO-VALUE RATIO" or "SCHEDULED MATURITY/ARD LTV" means:


     o with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), the ratio, expressed as a percentage, of--

       1. the expected balance of the subject mortgage loan, on its maturity date or, in the case of an ARD Loan, its anticipated repayment date, assuming no prepayments of principal or defaults, to

       2. the appraised value of the related mortgaged real property, as shown on Annex A-1 to this prospectus supplement; and

     o with respect to the 1166 Avenue of the Americas Mortgage Loan, the ratio, expressed as a percentage, of--

       1. the sum of the expected balance of the 1166 Avenue of the Americas Mortgage Loan and the Pari Passu Portion of the expected balance of the 1166 Avenue of the Americas Companion Loan, on their anticipated repayment date, assuming no prepayments of principal or defaults, to

       2. the appraised value of the 1166 Avenue of the Americas Mortgaged Property, as shown on Annex A-1 to this prospectus supplement.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MODELING ASSUMPTIONS" means, collectively, the following assumptions regarding the series 2002-C4 certificates and the mortgage loans in the trust:

     o the mortgage loans have the characteristics set forth on Annex A-1 and the initial mortgage pool balance is approximately $1,455,238,298;

     o the initial total principal balance or notional amount, as the case may be, of each class of series 2002-C4 certificates is as described in this prospectus supplement;

     o the pass-through rate for each class of series 2002-C4 certificates is as described in this prospectus supplement;

     o there are no delinquencies or losses with respect to the mortgage loans;

     o there are no modifications, extensions, waivers or amendments affecting the monthly payments by borrowers on the mortgage loans;

     o there are no Appraisal Reduction Amounts with respect to the mortgage loans;

     o there are no casualties or condemnations affecting the corresponding mortgaged real properties;

     o each of the mortgage loans provides for monthly payments to be due on the 10th or 11th day, as applicable, of each month, which monthly payments are timely received, and each of the mortgage loans accrues interest on an Actual/360 Basis or a 30/360 Basis, as applicable;

     o all prepayments on the mortgage loans are assumed to be accompanied by a full month's interest;

     o there are no breaches of our representations and warranties or those of the UBS Mortgage Loan Seller regarding the mortgage loans;

     o no voluntary or involuntary prepayments are received as to any mortgage loan during that mortgage loan's prepayment lock-out period, defeasance period, yield maintenance period or declining premium period, in each case if any;

     o each ARD Loan is paid in full on its anticipated repayment date;

     o except as otherwise assumed in the immediately preceding two bullets, prepayments are made on each of the mortgage loans at the indicated CPRs set forth in the subject tables or other relevant part of this prospectus supplement, without regard to any limitations in those mortgage loans on partial voluntary principal prepayments;

     o no person or entity entitled thereto exercises its right of optional termination described in this prospectus supplement under "Description of the Offered Certificates--Termination;"

     o no mortgage loan is required to be repurchased by us or the UBS Mortgage Loan Seller;

     o no Prepayment Interest Shortfalls are incurred and no prepayment premiums or yield maintenance charges are collected;

     o there are no Additional Trust Fund Expenses;

     o payments on the offered certificates are made on the 15th day of each month, commencing in October 2002; and

     o the offered certificates are settled on October 8, 2002.

     For purposes of the Modeling Assumptions, a "yield maintenance period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a yield maintenance charge, and a "declining premium period" is any period during which a mortgage loan provides that voluntary prepayments be accompanied by a prepayment premium calculated as a declining percentage of the principal amount prepaid.

     "NAP" means that, with respect to a particular category of data, the data is not applicable.

     "NAV" means that, with respect to a particular category of data, the data is not available.

     "NET AGGREGATE PREPAYMENT INTEREST SHORTFALL" means, with respect to any payment date, the excess, if any, of--

     o the Prepayment Interest Shortfalls incurred with respect to the entire mortgage pool during the related collection period, over

     o the total payments made by the master servicer to cover those Prepayment Interest Shortfalls.

     "NET CASH FLOW" or "U/W NET CASH FLOW" means for any mortgaged real property securing a mortgage loan in the trust:

     o the revenue derived from the use and operation of that property; less

     o the total of the following items--

       (a)  allowances for vacancies and credit losses,

       (b) operating expenses, such as utilities, administrative expenses, repairs and maintenance, management fees and advertising,

       (c) fixed expenses, such as insurance, real estate taxes and ground lease payments, if applicable, and

       (d) replacement reserves, and reserves for tenant improvement costs and leasing commissions, based either on actual reserves or on underwritten annualized amounts.

     Net Cash Flow does not reflect interest expenses and non-cash items, such as depreciation and amortization, and generally does not reflect capital expenditures.

     In determining the Net Cash Flow for any mortgaged real property securing a mortgage loan in the trust, the related originator relied on one or more of the following items supplied by the related borrower:

     o rolling 12-month operating statements;

     o applicable year-to-date financial statements, if available;

     o full year budgeted financial statements, if available; and

     o except in the case of hospitality properties, single tenant properties and self-storage properties, rent rolls were current as of the date not earlier than eight months prior to the respective date of origination.

     In general, except in the case of the Valley Fair Mall Mortgaged Property, the 1166 Avenue of the Americas Mortgaged Property, the Hamilton Mall Mortgaged Property and the 605 Third Avenue Mortgaged Property, respectively, as to which some of the above-described items were audited or were reviewed by an accountant under a set of agreed-upon procedures, these items were not audited or otherwise confirmed by an independent party.

     In determining the "revenue" component of Net Cash Flow for each mortgaged real property (other than a hospitality property), the related originator generally relied on the most recent rent roll supplied by the related borrower. Where the actual vacancy shown on that rent roll and the market vacancy was less than 5%, the originator generally assumed a minimum of 5% vacancy in determining revenue from rents, except that, in the case of certain anchored shopping centers, certain office properties and certain single tenant properties, space occupied by those anchor tenants, significant office tenants or single tenants may have been disregarded in performing the vacancy adjustment due to the length of the related leases or the creditworthiness of those tenants, in accordance with the originator's underwriting standards.

     In determining rental revenue for multifamily rental and self-storage properties, the related originator either reviewed rental revenue shown on the certified rolling 12-month operating statements or annualized the rental revenue and reimbursement of expenses shown on rent rolls or recent partial year operating statements with respect to the prior one- to 12-month periods.

     For the other mortgaged real properties other than hospitality properties, the related originator generally annualized rental revenue shown on the most recent certified rent roll, after applying the vacancy factor, without further regard to the terms, including expiration dates, of the leases shown on that rent roll.

     In the case of hospitality properties, gross receipts were determined on the basis of historical operating levels shown on the borrower-supplied 12-month trailing operating statements.

     In general, any non-recurring revenue items and non-property related revenue were eliminated from the calculation.

     In determining the "expense" component of Net Cash Flow for each mortgaged real property, the related originator generally relied on full-year or year-to-date financial statements, rolling 12-month operating statements and/or year-to-date financial statements supplied by the related borrower, except that:

     o if tax or insurance expense information more current than that reflected in the financial statements was available, the newer information was used;

     o property management fees were generally assumed to be 3% to 6% of effective gross revenue, except with respect to hospitality properties, where 4% of gross receipts was assumed;

     o in general, assumptions were made with respect to the average amount of reserves for leasing commissions, tenant improvement expenses and capital expenditures; and

     o expenses were generally assumed to include annual replacement reserves equal to--

       (a) in the case of retail, office and industrial/warehouse properties, generally not less than $0.10 per square foot and not more than $0.30 per square foot of net rentable commercial area;

       (b) in the case of multifamily rental apartments, generally not less than $200 or more than $400 per residential unit per year, depending on the condition of the property; and

       (c) in the case of hospitality properties, 5% of the gross revenues received by the property owner on an ongoing basis.

     In some instances, the related originator recharacterized as capital expenditures those items reported by borrowers as operating expenses, thereby increasing "Net Cash Flow," where the originator determined appropriate.

     "O(Z)" means, with respect to any Mortgage Loan, a period of z months during which prepayments of principal are permitted without the payment of any prepayment premium or yield maintenance charge and no defeasance can be required.

     "OCCUPANCY PERCENTAGE" or "OCCUPANCY RATE" means:

     o in the case of multifamily rental properties and mobile home parks, the percentage of rental units or pads, as applicable, that are rented as of the date of determination;

     o in the case of office, retail and industrial/warehouse properties, the percentage of the net rentable square footage rented as of the date of determination; and

     o in the case of hospitality properties, the percentage of available rooms occupied for the trailing 12-month period ending on the date of determination.

     "ORIGINAL AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months from origination to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due, and assuming no prepayments of principal and no defaults. In the case of the 1166 Avenue of the Americas Mortgage Loan, the Original Amortization Term reflects that, in the absence of prepayment or default, that pooled mortgage loan will be paid to zero in September 2017.

     "ORIGINAL INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust (excluding the pooled mortgage loans that were originated during September 2002, but after September 11, 2002), the period, if any, following the related origination date during which scheduled payments of interest only are required.

     "ORIGINAL TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months from origination to maturity or, in the case of an ARD Loan, to the anticipated repayment date; provided that, in the case of the 1166 Avenue of the Americas Mortgage Loan, the Original Term to Maturity assumes a maturity date of September 11, 2017, which is the date on which that pooled mortgage loan will, in the absence of prepayment and default, be paid to zero.

     "PARI PASSU PORTION" means:

     (a) when used with respect to the principal balance at any time of the 1166 Avenue of the Americas Companion Loan, the portion of that principal balance that would be paid on a pari passu basis with the principal balance of the 1166 Avenue of the Americas Mortgage Loan in the event of a default under those mortgage loans; and

     (b) when used with respect to the debt service payable under the 1166 Avenue of the Americas Companion Loan during any period, the portion of that debt service, consisting solely of interest, that is payable, in the absence of default, on a pari passu basis with the debt service under the 1166 Avenue of the Americas Mortgage Loan.

     "P&I" means principal and/or interest.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of the Internal Revenue Code.

     "PERMITTED ENCUMBRANCES" means, with respect to any mortgaged real property securing a mortgage loan in the trust, any and all of the following:

     o liens for real estate taxes, water charges and sewer rents and special assessments not yet due and payable,

     o covenants, conditions and restrictions, rights of way, easements and other matters that are of public record,

     o exceptions and exclusion specifically referred to in the related lender's title insurance policy (or, if not yet issued, referred to in a pro forma title policy on title policy commitment),

     o other matters to which like properties are commonly subject, the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related mortgaged real property, and condominium declarations, and

     o if the subject loan is a cross-collateralized mortgage loan, the lien of any other mortgage loan in the trust with which the subject mortgage loan is cross-collateralized.

     "PERMITTED INVESTMENTS" means U.S. Government Securities and other investment grade obligations specified in the series 2002-C4 pooling and servicing agreement.

     "PLAN" means any ERISA Plan or any other employee benefit or retirement plan, arrangement or account, including any individual retirement account or Keogh plan, that is subject to section 4975 of the Internal Revenue Code.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under ERISA.

     "POST-ARD ADDITIONAL INTEREST" means, with respect to any ARD Loan, the additional interest accrued with respect to that mortgage loan as a result of the marginal increase in the related mortgage interest rate upon passage of the related anticipated repayment date, as that additional interest may compound in accordance with the terms of that mortgage loan.

     "PREPAYMENT INTEREST EXCESS" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period after the due date for that loan, the amount of any interest collected on that prepayment for the period from and after that due date to the date of prepayment, less the amount of related master servicing fees payable from that interest collection, and exclusive of any Default Interest and Post-ARD Additional Interest included in that interest collection.

     "PREPAYMENT INTEREST SHORTFALL" means, with respect to any full or partial prepayment of a pooled mortgage loan made by the related borrower or otherwise in connection with a casualty or condemnation, during any collection period prior to the due date for that loan, the amount of any uncollected interest that would have accrued on that prepayment prior to that due date, less the amount of related master servicing fees that would have been payable from that uncollected interest, and exclusive of any portion of that uncollected interest that would have represented Default Interest or Post-ARD Additional Interest.

     "RELEASE PARCEL" has the meaning assigned to that term under Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Property Release" in this prospectus supplement.

     "PTE" means prohibited transaction exemption.

     "REALIZED LOSSES" mean losses on or with respect of the pooled mortgage loans arising from the inability to collect all amounts due and owing under the mortgage loans, including by reason of the fraud or bankruptcy of a borrower or, to the extent not covered by insurance, a casualty of any nature at a mortgaged real property. We discuss the calculation of Realized Losses under "Description of the Offered Certificates--Reductions of Certificate Principal Balances in Connection with Realized Losses and Additional Trust Fund Expenses" in this prospectus supplement.

     "RELEVANT PERSONS" has the meaning assigned to that term under "Notice to Residents of the United Kingdom" in this prospectus supplement.

     "REMAINING AMORTIZATION TERM" means, with respect to each mortgage loan in the trust, the number of months remaining from the cut-off date to the month in which that mortgage loan would fully amortize in accordance with its amortization schedule, without regard to any balloon payment that may be due and assuming no prepayments of principal and no defaults. In the case of the 1166 Avenue of the Americas Mortgage Loan, the Remaining Amortization Term reflects that, in the absence of prepayment or default, that pooled mortgage loan will be paid to zero in September 2017.

     "REMAINING INTEREST-ONLY PERIOD" means, with respect to any mortgage loan in the trust (excluding the mortgage loan that was originated during September 2002, but after September 11, 2002), the period, if any, following the cut-off date during which scheduled payments of interest only are required.

     "REMAINING TERM TO MATURITY" means, with respect to each mortgage loan in the trust, the number of months remaining to maturity or, in the case of an ARD Loan, to the anticipated repayment date; provided that, in the case of the 1166 Avenue of the Americas Mortgage Loan, the Remaining Term to Maturity assumes a maturity date of September 11, 2017, which is the date on which that pooled mortgage loan will, in the absence of prepayment and default, be paid to zero.

     "REMIC" means a real estate mortgage investment conduit as defined in section 860D of the Internal Revenue Code.

     "REO PROPERTY" means any mortgaged real property that is acquired by the trust through foreclosure, deed-in-lieu of foreclosure or otherwise following a default on the corresponding pooled mortgage loan.

     "REPLACEMENT RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for ongoing items such as repairs and replacements, including, in the case of hospitality properties, reserves for furniture, fixtures and equipment. In some cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon.

     "RESTRICTED GROUP" means, collectively--

     1.  the trustee,

     2.  the Exemption-Favored Parties,

     3.  us,

     4.  the master servicer,

     5.  the special servicer,

     6. any party responsible for servicing the 1166 Avenue of the Americas Loan Pair,

     7.  any sub-servicers,

     8.  the mortgage loan sellers,

     9. each borrower, if any, with respect to mortgage loans constituting more than 5.0% of the total unamortized principal balance of the mortgage pool as of the date of initial issuance of the offered certificates, and

     10. any and all affiliates of any of the aforementioned persons.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

     "SEC" means the Securities and Exchange Commission.

     "SERIES 2002-C5 DIRECTING CERTIFICATEHOLDER" has the meaning given to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The 1166 Avenue of the Americas Mortgage Loan--Comparison of Servicing Under the Series 2002-C4 Pooling and Servicing Agreement and the Series 2002-C5 Trust and Servicing Agreement" in this prospectus supplement.

     "SERVICING STANDARD" means, with respect to either the master servicer or the special servicer, to service and administer those mortgage loans and any REO Properties that such party is obligated to service and administer under the series 2002-C4 pooling and servicing agreement:

     o in accordance with the higher of the following standards of care--

       1. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or the special servicer, as the case may be, services and administers comparable mortgage loans with similar borrowers and comparable REO properties for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial mortgage lenders servicing their own mortgage loans and REO properties, and

       2. the same manner in which, and with the same care, skill, prudence and diligence with which, the master servicer or special servicer, as the case may be, services and administers comparable mortgage loans owned by the master servicer or special servicer, as the case may be, in either case exercising reasonable business judgment and acting in accordance with applicable law, the terms of the series 2002-C4 pooling and servicing agreement and the terms of the respective subject mortgage loans;

     o with a view to--

       1. the timely recovery of all payments of principal and interest, including balloon payments, under those mortgage loans, or

       2. in the case of (a) a specially serviced mortgage loan or (b) a pooled mortgage loan as to which the related mortgaged real property is an REO Property, the maximization of recovery on that mortgage loan to the series 2002-C4 certificateholders (as a collective whole) (or, if the Valley Fair Mall Loan Pair is involved, with a view to the maximization of recovery on the Valley Fair Mall Loan Pair to the series 2002-C4 certificateholders and the Valley Fair Mall Companion Loan Noteholder (as a collective whole)) of principal and interest, including balloon payments, on a present value basis; and

     o without regard to--

       1. any relationship, including as lender on any other debt, that the master servicer or the special servicer, as the case may be, or any affiliate thereof, may have with any of the underlying borrowers, or any affiliate thereof, or any other party to the series 2002-C4 pooling and servicing agreement,

       2. the ownership of any series 2002-C4 certificate or series 2002-C5 certificate (or any security backed by the Valley Fair Mall Companion
          Loan) by the master servicer or the special servicer, as the case may be, or any affiliate thereof,

       3. the obligation of the master servicer or the special servicer, as the case may be, to make advances,

       4. the right of the master servicer or the special servicer, as the case may be, or any affiliate of either of them, to receive compensation or reimbursement of costs under the series 2002-C4 pooling and servicing agreement generally or with respect to any particular transaction, and

       5. The ownership, servicing or management for others of any mortgage loan or real property not covered by the series 2002-C4 pooling and servicing agreement by the master servicer or the special servicer, as the case may be, or any affiliate thereof.

     The servicing standard for the 1166 Avenue of the Americas Mortgage Loan under the series 2002-C5 trust and servicing agreement is generally similar, but not identical, to the foregoing.

     "SERVICING TRANSFER EVENT" means, with respect to any mortgage loan being serviced under the series 2002-C4 pooling and servicing agreement, any of the following events:

     1. the related borrower fails to make when due any scheduled debt service payment, including a balloon payment, and either the failure actually continues, or the master servicer believes it will continue, unremedied (without regard to any grace period)--

         (a) except in the case of a delinquent balloon payment, for 60 days beyond the date the subject payment was due, or

         (b) solely in the case of a delinquent balloon payment, for one business day after the subject balloon payment was due or, in certain circumstances involving the delivery of a refinancing commitment, for 30 days beyond the date on which that balloon payment was due (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

     2. the master servicer determines that a default in the making of a monthly debt service payment, including a balloon payment, is likely to occur and the default is likely to remain unremedied (without regard to any grace period) for at least the applicable period contemplated in clause 1. of this definition;

     3. a default (other than as described in clause 1. of this definition, and other than as a result of a failure by the borrower to maintain all-risk casualty insurance or other insurance with respect to a mortgaged real property that covers acts of terrorism in the event that such insurance (a) is not available at commercially reasonable rates and such hazards are not commonly insured against by prudent owners of similar mortgaged real properties in similar locales (but only by reference to such insurance that has been obtained by such owners at current market rates) or (b) is not available at any rate) occurs under the mortgage loan that materially impairs the value of the corresponding mortgaged real property as security for the mortgage loan or otherwise materially adversely affects the interests of series 2002-C4 certificateholders or, in the case of the Valley Fair Mall
         Loan Pair, the interests of the Valley Fair Mall Companion Loan Noteholder, and the default continues unremedied for the applicable cure period under the terms of the mortgage loan or, if no cure period is specified and the default is capable of being cured, for 30 days (provided that such 30-day grace period does not apply to a default that gives rise to immediate acceleration without application of a grace period under the terms of the mortgage loan);

     4. various events of bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings occur with respect to the related borrower or the corresponding mortgaged real property, or the related borrower takes various actions indicating its bankruptcy, insolvency or inability to pay its obligations; or

     5. the master servicer receives notice of the commencement of foreclosure or similar proceedings with respect to the corresponding mortgaged real property.

     A Servicing Transfer Event will cease to exist, if and when:

     o with respect to the circumstances described in clause 1. of this definition, the related borrower makes three consecutive full and timely monthly debt service payments under the terms of the mortgage loan, as those terms may be changed or modified in connection with a bankruptcy or similar proceeding involving the related borrower or by reason of a modification, extension, waiver or amendment granted or agreed to by the master servicer or the special servicer;

     o with respect to the circumstances described in clauses 2. and 4. of this definition, those circumstances cease to exist in the judgment of the special servicer, but, with respect to any bankruptcy or insolvency proceedings contemplated by clause 4., no later than the entry of an order or decree dismissing the proceeding;

     o with respect to the circumstances described in clause 3. of this definition, the default is cured in the judgment of the special servicer; and

     o with respect to the circumstances described in clause 5. of this definition, the proceedings are terminated.

     If a Servicing Transfer Event exists with respect to one mortgage loan in the Valley Fair Mall Loan Pair, it will also be considered to exist for the other mortgage loan in the Valley Fair Mall Loan Pair.

     The special servicing transfer events for the 1166 Avenue of the Americas Mortgage Loan under the series 2002-C5 trust and servicing agreement are generally similar, but not identical, to the foregoing.

     "SHADOW" means, with respect to any mortgaged real property used for retail purposes, a store or other business that materially affects the draw of customers to that property, but which may be located at a nearby property or on a portion of that property that does not constitute security for the related mortgage loan in the trust.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "STATED PRINCIPAL BALANCE" means, for each mortgage loan in the trust, an amount that:

     o will initially equal its cut-off date principal balance; and

     o will be permanently reduced on each payment date, to not less than zero, by--

       1. that portion, if any, of the Total Principal Payment Amount for that payment date that is attributable to that mortgage loan, and

       2. the principal portion of any Realized Loss incurred with respect to that mortgage loan during the related collection period.

     However, the "Stated Principal Balance" of a pooled mortgage loan will, in all cases, be zero as of the payment date following the collection period in which it is determined that all amounts ultimately collectable with respect to the mortgage loan or any related REO Property have been received.

     "TI/LC RESERVE" means, with respect to any mortgage loan in the trust, funded reserves escrowed for tenant improvement allowances and leasing commissions. In certain cases, however, the reserve will be subject to a maximum amount, and once that maximum amount is reached, the reserve will not thereafter be funded, except to the extent it is drawn upon. With respect to the 1166 Avenue of the Americas Mortgage Loan, any of the foregoing reserves are collected and held by the master servicer under the series 2002-C5 trust and servicing agreement.

     "TOTAL PRINCIPAL PAYMENT AMOUNT" means, for any payment date, an amount equal to the total, without duplication, of the following:

     o all payments of principal, including voluntary principal prepayments, received by or on behalf of the trust on the pooled mortgage loans during the related collection period, in each case exclusive of any portion of the particular payment that represents a late collection of principal for which an advance was previously made for a prior payment date or that represents a monthly payment of principal due on or before the cut-off date or on a due date subsequent to the end of the related collection period;

     o all monthly payments of principal received by or on behalf of the trust on the pooled mortgage loans prior to, but that are due during, the related collection period;

     o all other collections, including Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds, that were received by or on behalf of the trust on or with respect to any of the pooled mortgage loans or any related REO Properties during the related collection period and that were identified and applied by the master servicer as recoveries of principal of the subject pooled mortgage loan or, in the case of an REO Property, of the related pooled mortgage loan, in each case net of any portion of the particular collection that represents a late collection of principal due on or before the cut-off date or for which an advance of principal was previously made for a prior payment date; and

     o all advances of principal made with respect to the pooled mortgage loans for that payment date.

     The Total Principal Payment Amount will not include any payments or other collections of principal with respect to the Companion Loans.

     "UBS MORTGAGE LOAN" means each mortgage loan in the trust that was directly or indirectly originated or acquired by the UBS Mortgage Loan Seller.

     "UBS MORTGAGE LOAN SELLER" means UBS Warburg Real Estate Investments Inc.

     "UNDERWRITER EXEMPTION" means Prohibited Transaction Exemption 91-14, as amended to date, including by Prohibited Transaction Exemption 2000-58, as described under "ERISA Considerations" in this prospectus supplement.

     "UNDERWRITING RESERVES" means, with respect to any mortgage loan in the trust, estimated annual capital costs, as used by the related originator in determining Net Cash Flow.

     "UNDERWRITTEN DEBT SERVICE COVERAGE RATIO," "DSCR NET CASH FLOW" or "U/W NCF DSCR" means:

     o with respect to any mortgage loan in the trust (other than the 1166 Avenue of the Americas Mortgage Loan), the ratio of--

       1.  the Net Cash Flow for the related mortgaged real property, to

       2. the annualized amount of debt service that will be payable under the subject mortgage loan commencing after the cut-off date or, if the mortgage loan is in an initial interest-only period, after the commencement of amortization; and

     o with respect to the 1166 Avenue of the Americas Mortgage Loan, the ratio of--

       1. the Net Cash Flow for the 1166 Avenue of the Americas Mortgaged Property, to

       2. the sum of the annualized amount of debt service that will be payable under the 1166 Avenue of the Americas Mortgage Loan and the Pari Passu Portion of the annualized amount of debt service that will be payable under the 1166 Avenue of the Americas Companion Loan, in each case commencing after the cut-off date or, if those mortgage loans are in an initial interest-only period, after the commencement of amortization.

     "UNITED STATES PERSON" means--

     o a citizen or resident of the United States,

     o a domestic partnership,

     o a domestic corporation,

     o any estate, other than a foreign estate within the meaning of paragraph
       (31) of section 7701(a) of the Internal Revenue Code, and

     o any trust if--

       1. a court within the United States is able to exercise primary supervision over the administration of the trust, and

     2. one or more United States Persons have the authority to control all substantial decisions of the trust.

     "VALLEY FAIR MALL BORROWER" means the borrower under the Valley Fair Mall Loan Pair.

     "VALLEY FAIR MALL COMPANION LOAN" means the mortgage loan not included in the trust fund that is secured by the Valley Fair Mall Mortgaged Property, that is subordinate in right of payment to the Valley Fair Mall Mortgage Loan and that has, as of the cut-off date, an unpaid principal balance of $49,736,241.

     "VALLEY FAIR MALL COMPANION LOAN NOTEHOLDER" means the holder of the note evidencing the Valley Fair Mall Companion Loan.

     "VALLEY FAIR MALL INSURANCE GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Insurance Guaranty" in this prospectus supplement.

     "VALLEY FAIR MALL LOAN PAIR" means, collectively, the Valley Fair Mall Mortgage Loan and the Valley Fair Mall Companion Loan.

     "VALLEY FAIR MALL MORTGAGE LOAN" means the pooled mortgage loan secured by the Valley Fair Mall Mortgaged Property.

     "VALLEY FAIR MALL MORTGAGED PROPERTY" means the mortgaged real property identified on Annex A-1 to this prospectus supplement as the Westfield Shoppingtown Valley Fair Mall.

     "VALLEY FAIR MALL REPLACEMENT AND ROLLOVER RESERVE CAP" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Reserves and Escrows" in this prospectus supplement.

     "VALLEY FAIR MALL REPLACEMENT AND ROLLOVER RESERVE GUARANTY" has the meaning assigned to that term under "Description of the Mortgage
Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Replacement and Rollover Reserve Guaranty" in this prospectus supplement.


     "VALLEY FAIR MALL SPONSORS" means Westfield America, Inc. and J.P. Morgan Strategic Property Fund.

     "VALLEY FAIR MALL TERRORISM GUARANTY" has the meaning assigned to that term under "Description of the Mortgage Pool--Significant Underlying Mortgage Loans--The Valley Fair Mall Mortgage Loan--Terrorism Guaranty" in this prospectus supplement.

     "WEIGHTED AVERAGE POOL PASS-THROUGH RATE" means, for each interest accrual period, the weighted average of the below-described annual rates with respect to all of the mortgage loans in the trust, weighted on the basis of the mortgage loans' respective Stated Principal Balances immediately prior to the related payment date:

     o in the case of each pooled mortgage loan that accrues interest on a 30/360 Basis, an annual rate equal to--

       1. the mortgage interest rate in effect for that mortgage loan as of the cut-off date, minus

       2.  the related Administrative Cost Rate; and

     o in the case of each pooled mortgage loan that accrues interest on an Actual/360 Basis, an annual rate generally equal to--

       1. the product of (a) twelve (12), times (b) a fraction, expressed as a percentage, the numerator of which, subject to adjustment as described below in this definition, is the total amount of interest that accrued or would have accrued, as applicable, with respect to that mortgage loan on an Actual/360 Basis during that interest accrual period, based on its Stated Principal Balance immediately preceding the related payment date and its mortgage interest rate in effect as of the cut-off date, and the denominator of which is the Stated Principal Balance of the mortgage loan immediately prior to the related payment date, minus

       2. the related Administrative Cost Rate and, in the case of the Valley Fair Mall Mortgage Loan, the pass-through rate for the class X-VF certificates.

     Notwithstanding the foregoing, if the related payment date occurs during January, except during a leap year, or February, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be decreased to reflect any interest reserve amount with respect to that mortgage loan that is transferred from the trustee's collection account to the trustee's interest reserve account during that month. Furthermore, if the related payment date occurs during March, then the amount of interest that comprises the numerator of the fraction described in clause 1(b) of the second bullet of this definition will be increased to reflect any interest reserve amounts with respect to that mortgage loan that are transferred from the trustee's interest reserve account to the trustee's collection account during that month.

     All of the pooled mortgage loans accrue interest on an Actual/360 Basis.

     "YEAR BUILT/RENOVATED" means the year that a mortgaged real property was originally constructed or, if applicable, most recently renovated in a substantial manner. With respect to any mortgaged real property that was constructed in phases, "Year Built/Renovated" refers to the year that the first phase was originally constructed.

     "YM(Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge calculated pursuant to a yield maintenance formula.

     "YM(X)% (Y)" means, with respect to any mortgage loan in the trust, a period of y months during which prepayments of principal are permitted, but must be accompanied by a yield maintenance charge equal to the greater of an amount calculated pursuant to a yield maintenance formula and x% of the principal amount prepaid.

                                   ANNEX A-1
           CERTAIN CHARACTERISTICS OF THE UNDERLYING MORTGAGE LOANS

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-1-1
                              AMORTIZATION TYPES
                             (ALL MORTGAGE LOANS)




                                              TOTAL         % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                             NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
AMORTIZATION TYPES             LOANS         BALANCE          BALANCE        BALANCE
--------------------------- ----------- ----------------- -------------- --------------
ARD .......................      16      $  756,455,286        51.98%     $47,278,455
Amortizing Balloon ........      93         594,927,515        40.88        6,397,070
Fully Amortizing ..........       5         103,855,497         7.14       20,771,099
                                 --      --------------       ------      -----------
TOTAL: ....................     114      $1,455,238,298       100.00%     $12,765,248



                                MAXIMUM
                             CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
                               PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TYPES              BALANCE          LTV          DSCR      RATE(1)      RATE
--------------------------- -------------- -------------- ----------- ----------- ----------
ARD .......................  $294,734,810        62.4%        1.71x       96.63%     6.499%
Amortizing Balloon ........    65,700,000        72.3         1.43        95.46      6.913
Fully Amortizing ..........    92,636,000        55.7         1.75       100.00      6.431
                             ------------        ----         ----       ------      -----
TOTAL: ....................  $294,734,810        66.0%        1.60X       96.42%     6.664%

-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-2

                       CUT-OFF DATE LOAN-TO-VALUE RATIOS
                              (ALL MORTGAGE LOANS)




                                                TOTAL         % BY TOTAL       AVERAGE
                                             CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF DATE          NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
LOAN-TO-VALUE RATIOS (%)         LOANS         BALANCE          BALANCE        BALANCE
----------------------------- ----------- ----------------- -------------- --------------
25.01 - 30.00 ...............       1      $    3,995,044         0.27%     $  3,995,044
35.01 - 40.00 ...............       2          10,982,344         0.75         5,491,172
40.01 - 45.00 ...............       1          10,982,344         0.75        10,982,344
50.01 - 55.00 ...............       2         387,370,810        26.62       193,685,405
55.01 - 60.00 ...............       2          13,600,000         0.93         6,800,000
60.01 - 65.00 ...............      11         211,708,348        14.55        19,246,213
65.01 - 70.00 ...............      10         196,899,338        13.53        19,689,934
70.01 - 75.00 ...............      46         248,890,965        17.10         5,410,673
75.01 - 80.00 ...............      35         359,589,608        24.71        10,273,989
80.01 - 85.00 ...............       1           1,963,839         0.13         1,963,839
85.01  (greater than or
  equal to) .................       3           9,255,659         0.64         3,085,220
                                   --      --------------       ------      ------------
TOTAL/AVG/WTD AVG: ..........     114      $1,455,238,298       100.00%     $ 12,765,248



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF DATE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)          BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
25.01 - 30.00 ...............  $  3,995,044        27.6%        3.13x       95.51%     7.040%
35.01 - 40.00 ...............     6,489,567        37.3         2.53        93.21      8.150
40.01 - 45.00 ...............    10,982,344        43.9         2.38        90.89      8.150
50.01 - 55.00 ...............   294,734,810        52.0         1.86        97.02      6.314
55.01 - 60.00 ...............     7,600,000        56.9         1.62       100.00      6.843
60.01 - 65.00 ...............   160,000,000        61.7         1.94        99.06      6.250
65.01 - 70.00 ...............    77,835,338        68.7         1.37        93.31      6.873
70.01 - 75.00 ...............    22,973,128        73.5         1.38        96.11      7.083
75.01 - 80.00 ...............    65,700,000        78.4         1.33        96.29      6.764
80.01 - 85.00 ...............     1,963,839        83.9         1.06       100.00      7.070
85.01  (greater than or
  equal to) .................     5,421,903        90.7         1.00       100.00      7.070
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Cut-off Date LTV Ratios for all Mortgage Loans: 65.98%.


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-3

                         ORIGINAL TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)




                                               TOTAL        % BY TOTAL       AVERAGE
                                           CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF ORIGINAL TERMS       NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)            LOANS         BALANCE         BALANCE        BALANCE
---------------------------- ----------- ---------------- -------------- --------------
 49 -  60 ..................      13      $   81,019,766        5.57%     $ 6,232,290
 61 -  72 ..................       2           5,585,696        0.38        2,792,848
 73 -  84 ..................      12          79,746,479        5.48        6,645,540
109 - 120 ..................      80       1,165,837,922       80.11       14,572,974
121 - 132 ..................       1          15,400,000        1.06       15,400,000
133 - 144 ..................       1           3,792,938        0.26        3,792,938
169 - 180 ..................       1          92,636,000        6.37       92,636,000
265 - 276 ..................       4          11,219,497        0.77        2,804,874
                                  --      --------------      ------      -----------
TOTAL/AVG/WTD AVG: .........     114      $1,455,238,298      100.00%     $12,765,248



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF ORIGINAL TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)             BALANCE          LTV          DSCR      RATE(2)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
 49 -  60 ..................  $ 14,350,000        73.8%        1.43x       95.98%     6.361%
 61 -  72 ..................     2,958,882        74.0         1.63        88.35      7.490
 73 -  84 ..................    13,390,169        64.5         1.73        91.45      7.038
109 - 120 ..................   294,734,810        66.4         1.59        96.63      6.672
121 - 132 ..................    15,400,000        67.0         1.21        83.98      6.980
133 - 144 ..................     3,792,938        74.4         1.51        96.43      6.500
169 - 180 ..................    92,636,000        51.6         1.84       100.00      6.354
265 - 276 ..................     5,421,903        89.6         1.01       100.00      7.070
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .........  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Original Term to Maturity: 119 months


-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-4

                        REMAINING TERM TO MATURITY (1)
                             (ALL MORTGAGE LOANS)




                                                TOTAL        % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING TERMS       NUMBER OF      PRINCIPAL       PRINCIPAL      PRINCIPAL
TO MATURITY (MONTHS)             LOANS         BALANCE         BALANCE        BALANCE
----------------------------- ----------- ---------------- -------------- --------------
 49 -  60 ...................      15      $   86,605,462        5.95%     $ 5,773,697
 73 -  84 ...................      12          79,746,479        5.48        6,645,540
 97 - 108 ...................       2           3,675,479        0.25        1,837,739
109 - 120 ...................      78       1,162,162,443       79.86       14,899,519
121 - 132 ...................       1          15,400,000        1.06       15,400,000
133 - 144 ...................       1           3,792,938        0.26        3,792,938
169 - 180 ...................       1          92,636,000        6.37       92,636,000
205 - 216 ...................       4          11,219,497        0.77        2,804,874
                                   --      --------------      ------      -----------
TOTAL/AVG/WTD AVG: ..........     114      $1,455,238,298      100.00%     $12,765,248



                                  MAXIMUM
                               CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING TERMS         PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
TO MATURITY (MONTHS)              BALANCE          LTV          DSCR      RATE(2)      RATE
----------------------------- -------------- -------------- ----------- ----------- ----------
 49 -  60 ...................  $ 14,350,000        73.8%        1.44x       95.43%     6.434%
 73 -  84 ...................    13,390,169        64.5         1.73        91.45      7.038
 97 - 108 ...................     2,620,777        64.8         1.36        92.39      7.486
109 - 120 ...................   294,734,810        66.4         1.59        96.65      6.669
121 - 132 ...................    15,400,000        67.0         1.21        83.98      6.980
133 - 144 ...................     3,792,938        74.4         1.51        96.43      6.500
169 - 180 ...................    92,636,000        51.6         1.84       100.00      6.354
205 - 216 ...................     5,421,903        89.6         1.01       100.00      7.070
                               ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ..........  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Remaining Term to Maturity: 118 months


-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-5

                     MORTGAGED PROPERTIES BY PROPERTY TYPE
                          (ALL MORTGAGED PROPERTIES)




                                                     TOTAL         % BY TOTAL       AVERAGE
                                                  CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
                                    NUMBER         PRINCIPAL        PRINCIPAL      PRINCIPAL
PROPERTY TYPE                   OF PROPERTIES       BALANCE          BALANCE        BALANCE
------------------------------ --------------- ----------------- -------------- --------------
Retail .......................        55        $  797,295,654        54.79%     $14,496,285
Office .......................        19           452,522,147        31.10       23,816,955
Multifamily ..................        38           127,745,690         8.78        3,361,729
Industrial/Warehouse .........        10            44,959,397         3.09        4,495,940
Hotel ........................         2            16,300,000         1.12        8,150,000
Other ........................         4            11,219,497         0.77        2,804,874
Mobile Home Park .............         2             5,195,913         0.36        2,597,956
                                      --        --------------       ------      -----------
TOTAL/AVG/WTD AVG ............       130        $1,455,238,298       100.00%     $11,194,141



                                   MAXIMUM
                                CUT-OFF DATE     WTD. AVG.    WTD. AVG.       WTD. AVG.       WTD. AVG.
                                  PRINCIPAL    CUT-OFF DATE    U/W NCF        OCCUPANCY       MORTGAGE
PROPERTY TYPE                      BALANCE          LTV          DSCR            RATE           RATE
------------------------------ -------------- -------------- ----------- ------------------- ----------
Retail .......................  $294,734,810        65.1%        1.59x        96.36%            6.766%
Office .......................   160,000,000        64.0         1.72         97.19             6.441
Multifamily ..................    15,400,000        73.8         1.34         93.99             6.755
Industrial/Warehouse .........    13,390,169        74.6         1.34         95.19             6.827
Hotel ........................     8,700,000        59.5         1.83          (1)              6.306
Other ........................     5,421,903        89.6         1.01        100.00             7.070
Mobile Home Park .............     3,997,306        77.6         1.50         96.18             6.865
                                ------------        ----         ----        -----------        -----
TOTAL/AVG/WTD AVG ............  $294,734,810        66.0%        1.60X        96.42%(1)         6.664%

-------
(1) Weighted average occupancy information is not presented for hospitality properties.

                                                                     ANNEX A-1-6

                        CUT-OFF DATE PRINCIPAL BALANCES
                              (ALL MORTGAGE LOANS)




                                                      TOTAL         % BY TOTAL       AVERAGE
                                                   CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF CUT-OFF                     NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DATE PRINCIPAL BALANCES ($)            LOANS         BALANCE          BALANCE        BALANCE
----------------------------------- ----------- ----------------- -------------- --------------
         1 -   2,000,000 ..........      16      $   25,462,430         1.75%     $  1,591,402
  2,000,001 -   4,000,000 .........      36         112,096,300         7.70         3,113,786
  4,000,001 -   6,000,000 .........      12          63,262,938         4.35         5,271,911
  6,000,001 -   8,000,000 .........      18         125,151,007         8.60         6,952,834
  8,000,001 -  10,000,000 .........       6          52,588,168         3.61         8,764,695
 10,000,001 -  15,000,000 .........      12         150,318,458        10.33        12,526,538
 15,000,001 -  20,000,000 .........       3          52,378,149         3.60        17,459,383
 20,000,001 -  25,000,000 .........       4          90,945,930         6.25        22,736,482
 25,000,001 -  50,000,000 .........       1          33,707,797         2.32        33,707,797
 50,000,001 -  75,000,000 .........       2         124,120,974         8.53        62,060,487
 75,000,001 - 100,000,000 .........       2         170,471,338        11.71        85,235,669
150,000,001  (greater than or
  equal to) .......................       2         454,734,810        31.25       227,367,405
                                         --      --------------       ------      ------------
TOTAL/AVG/WTD AVG.: ...............     114      $1,455,238,298       100.00%     $ 12,765,248



                                        MAXIMUM
                                     CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF CUT-OFF                       PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DATE PRINCIPAL BALANCES ($)             BALANCE          LTV          DSCR      RATE(1)      RATE
----------------------------------- -------------- -------------- ----------- ----------- ----------
          1 -   2,000,000 .......... $  1,963,839        77.7%        1.31x       99.58%     7.041%
  2,000,001 -   4,000,000 .........     3,997,306        71.0         1.48        96.42      7.099
  4,000,001 -   6,000,000 .........     6,000,000        71.5         1.46        96.07      7.160
  6,000,001 -   8,000,000 .........     7,994,659        71.4         1.46        94.55      6.833
  8,000,001 -  10,000,000 .........     9,980,000        69.3         1.50        95.83      6.559
 10,000,001 -  15,000,000 .........    14,998,000        72.3         1.42        94.16      7.004
 15,000,001 -  20,000,000 .........    18,978,149        73.4         1.36        89.89      6.967
 20,000,001 -  25,000,000 .........    23,500,000        77.2         1.29        95.29      6.845
 25,000,001 -  50,000,000 .........    33,707,797        76.6         1.27       100.00      7.010
 50,000,001 -  75,000,000 .........    65,700,000        74.9         1.34        97.84      6.750
 75,000,001 - 100,000,000 .........    92,636,000        59.5         1.64        97.56      6.626
150,000,001  (greater than or
  equal to) .......................   294,734,810        55.5         1.94        97.46      6.213
                                     ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG.: ...............  $294,734,810        66.0%        1.60X       96.42%     6.664%

Average Cut-off Date Principal Balance: $12,765,248


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-7

                                 U/W NCF DSCR
                              (ALL MORTGAGE LOANS)




                                               TOTAL         % BY TOTAL       AVERAGE
                                            CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF U/W NCF              NUMBER OF      PRINCIPAL        PRINCIPAL      PRINCIPAL
DSCR (X)                        LOANS         BALANCE          BALANCE        BALANCE
---------------------------- ----------- ----------------- -------------- --------------
 (less than)1.20 ...........       4      $   11,219,497         0.77%     $  2,804,874
1.20 - 1.29 ................      20         187,625,447        12.89         9,381,272
1.30 - 1.39 ................      40         380,122,793        26.12         9,503,070
1.40 - 1.49 ................      21         184,843,712        12.70         8,802,082
1.50 - 1.59 ................      15          82,279,471         5.65         5,485,298
1.60 - 1.69 ................       5          19,516,835         1.34         3,903,367
1.80 - 1.89 ................       4         403,670,810        27.74       100,917,702
2.00  (greater than or
  equal to) ................       5         185,959,732        12.78        37,191,946
                                  --      --------------       ------      ------------
TOTAL/AVG/WTD AVG.: ........     114      $1,455,238,298       100.00%     $ 12,765,248



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF U/W NCF                PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
DSCR (X)                         BALANCE          LTV          DSCR      RATE(1)      RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
 (less than)1.20 ........... $   5,421,903        89.6%        1.01x      100.00%     7.070%
1.20 - 1.29 ................    33,707,797        75.7         1.26        95.56      6.916
1.30 - 1.39 ................    65,700,000        74.5         1.34        96.32      6.925
1.40 - 1.49 ................    77,835,338        71.1         1.42        94.41      6.818
1.50 - 1.59 ................    18,978,149        73.5         1.53        94.75      6.886
1.60 - 1.69 ................     8,491,442        67.0         1.65        94.26      7.025
1.80 - 1.89 ................   294,734,810        52.3         1.86        97.02      6.313
2.00  (greater than or
  equal to) ................   160,000,000        58.3         2.13        98.96      6.319
                              ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG.: ........  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average U/W NCF DSCR: 1.60x


-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                     ANNEX A-1-8

                                OCCUPANCY RATES
          (ALL MORTGAGED PROPERTIES OTHER THAN HOSPITALITY PROPERTIES)




                                                   TOTAL        % BY TOTAL       AVERAGE
                                               CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF OCCUPANCY                NUMBER         PRINCIPAL       PRINCIPAL      PRINCIPAL
RATES (%)                     OF PROPERTIES       BALANCE         BALANCE        BALANCE
---------------------------- --------------- ---------------- -------------- --------------
75.1 - 80.0 ................         1        $    1,144,330        0.08%     $ 1,144,330
80.1 - 85.0 ................         6            59,005,584        4.10        9,834,264
85.1 - 90.0 ................         8            48,862,503        3.40        6,107,813
90.1 - 95.0 ................        26           251,064,349       17.45        9,656,321
95.1  (greater than or
  equal to) ................        87         1,078,861,532       74.98       12,400,707
                                    --        --------------      ------      -----------
TOTAL/AVG/WTD AVG.: ........       128        $1,438,938,298      100.00%     $11,241,705



                                 MAXIMUM
                              CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF OCCUPANCY              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                        BALANCE          LTV          DSCR        RATE       RATE
---------------------------- -------------- -------------- ----------- ----------- ----------
75.1 - 80.0 ................  $  1,144,330        76.3%        1.38x       80.00%     6.650%
80.1 - 85.0 ................    15,400,000        69.7         1.32        83.59      6.822
85.1 - 90.0 ................    22,750,000        75.1         1.37        88.66      6.747
90.1 - 95.0 ................    77,835,338        69.7         1.49        93.39      7.003
95.1  (greater than or
  equal to) ................   294,734,810        64.6         1.64        98.19      6.578
                              ------------        ----         ----        -----      -----
TOTAL/AVG/WTD AVG.: ........  $294,734,810        66.1%        1.59X       96.42%     6.668%

Weighted Average Occupancy Rate for all Mortgaged Properties other than hospitality properties: 96.42%

                                                                     ANNEX A-1-9

                         REMAINING AMORTIZATION TERMS
                              (ALL MORTGAGE LOANS)




                                                  TOTAL        % BY TOTAL       AVERAGE
                                              CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF REMAINING                 NUMBER       PRINCIPAL       PRINCIPAL      PRINCIPAL
AMORTIZATION TERMS (MONTHS)       OF LOANS       BALANCE         BALANCE        BALANCE
-------------------------------- ---------- ---------------- -------------- --------------
169 - 180 (1) ..................       1     $   92,636,000        6.37%     $92,636,000
205 - 216 ......................       4         11,219,497        0.77        2,804,874
229 - 240 ......................       2          6,782,366        0.47        3,391,183
241 - 276 ......................       1          7,059,469        0.49        7,059,469
289 - 300 ......................      15         85,342,863        5.86        5,689,524
325 - 336 ......................       4         40,330,000        2.77       10,082,500
337 - 348 ......................       7         41,261,175        2.84        5,894,454
349 - 360 ......................      80      1,170,606,927       80.44       14,632,587
                                      --     --------------      ------      -----------
TOTAL/AVG/WTD AVG: .............     114     $1,455,238,298      100.00%     $12,765,248



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF REMAINING                  PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
AMORTIZATION TERMS (MONTHS)          BALANCE          LTV          DSCR      RATE (2)     RATE
-------------------------------- -------------- -------------- ----------- ----------- ----------
169 - 180 (1) ..................  $ 92,636,000        51.6%        1.84x      100.00%     6.354%
205 - 216 ......................     5,421,903        89.6         1.01       100.00      7.070
229 - 240 ......................     3,792,938        69.0         1.44        97.12      6.667
241 - 276 ......................     7,059,469        73.9         1.27       100.00      7.270
289 - 300 ......................    10,982,344        60.5         1.76        94.75      7.155
325 - 336 ......................    22,750,000        77.6         1.33        92.60      6.294
337 - 348 ......................    14,350,000        74.0         1.34        93.96      6.719
349 - 360 ......................   294,734,810        66.5         1.59        96.39      6.655
                                  ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .............  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Remaining Amortization Term: 340 months
-------
(1) Includes 1166 Avenue of the Americas Mortgage Loan, which, in the absence of default, would be paid in full by September 11, 2017. The entire 1166 Avenue of the Americas Loan Pair has a 25-year original amortization term.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-1-10

                                MORTGAGE RATES
                              (ALL MORTGAGE LOANS)




                                           TOTAL         % BY TOTAL       AVERAGE
                                        CUT-OFF DATE    CUT-OFF DATE   CUT-OFF DATE
RANGE OF MORTGAGE           NUMBER       PRINCIPAL        PRINCIPAL      PRINCIPAL
RATES (%)                  OF LOANS       BALANCE          BALANCE        BALANCE
------------------------- ---------- ----------------- -------------- --------------
5.501 - 5.750 ...........       1     $    9,980,000         0.69%     $ 9,980,000
5.751 - 6.000 ...........       1          6,550,000         0.45        6,550,000
6.001 - 6.250 ...........       3        172,450,000        11.85       57,483,333
6.251 - 6.500 ...........      13        447,684,739        30.76       34,437,288
6.501 - 6.750 ...........      26        336,876,046        23.15       12,956,771
6.751 - 7.000 ...........      17        154,307,385        10.60        9,076,905
7.001 - 7.250 ...........      21        173,449,522        11.92        8,259,501
7.251 - 7.500 ...........      18         98,716,543         6.78        5,484,252
7.501 - 7.750 ...........       8         21,589,909         1.48        2,698,739
7.751 - 8.000 ...........       2          5,934,977         0.41        2,967,488
8.001 - 8.250 ...........       4         27,699,176         1.90        6,924,794
                               --     --------------       ------      -----------
TOTAL/AVG/WTD AVG: ......     114     $1,455,238,298       100.00%     $12,765,248



                              MAXIMUM
                           CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MORTGAGE            PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
RATES (%)                     BALANCE          LTV          DSCR      RATE (1)     RATE
------------------------- -------------- -------------- ----------- ----------- ----------
5.501 - 5.750 ...........  $  9,980,000        74.5%        1.43x       95.00%     5.600%
5.751 - 6.000 ...........     6,550,000        76.2         1.35       100.00      5.900
6.001 - 6.250 ...........   160,000,000        61.7         2.04       100.00      6.054
6.251 - 6.500 ...........   294,734,810        55.1         1.80        96.52      6.334
6.501 - 6.750 ...........    65,700,000        75.4         1.35        95.61      6.695
6.751 - 7.000 ...........    77,835,338        70.2         1.39        94.24      6.932
7.001 - 7.250 ...........    33,707,797        74.0         1.35        96.83      7.110
7.251 - 7.500 ...........    18,978,149        71.6         1.40        96.17      7.383
7.501 - 7.750 ...........     5,586,859        72.8         1.38        95.85      7.617
7.751 - 8.000 ...........     3,686,073        72.0         1.37       100.00      7.764
8.001 - 8.250 ...........    10,982,344        47.7         2.22        92.79      8.127
                           ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: ......  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Mortgage Rate: 6.664%
-------
(1)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-1-11

                     MATURITY DATE LOAN-TO-VALUE RATIOS(1)
                              (ALL MORTGAGE LOANS)




                                                 TOTAL          % BY TOTAL        AVERAGE
                                              CUT-OFF DATE     CUT-OFF DATE    CUT-OFF DATE
RANGE OF MATURITY DATE             NUMBER       PRINCIPAL       PRINCIPAL       PRINCIPAL
LOAN-TO-VALUE RATIOS (%)          OF LOANS       BALANCE         BALANCE         BALANCE
-------------------------------   ---------- ----------------- -------------- ----------------
 (less than or equal to) 0.00..     5       $  103,855,497         7.14%      $  20,771.099
20.01 - 25.00 .................     1            3,995,044         0.27           3,995,044
30.01 - 35.00 .................     1            6,489,567         0.45           6,489,567
35.01 - 40.00 .................     2           15,475,121         1.06           7,737,561
40.01 - 45.00 .................     3          301,517,176        20.72         100,505,725
45.01 - 50.00 .................     2           16,091,442         1.11           8,045,721
50.01 - 55.00 .................     4           28,596,865         1.97           7,149,216
55.01 - 60.00 .................    18          254,300,182        17.47          14,127,788
60.01 - 65.00 .................    27          274,553,555        18.87          10,168,650
65.01 - 70.00 .................    32          339,349,106        23.32          10,604,660
70.01 - 75.00 .................    19          111,014,743         7.63           5,842,881
                                   --       --------------       ------       -------------
TOTAL/AVG/WTD AVG: ............   114       $1,455,238,298       100.00%      $  12,765,248



                                     MAXIMUM
                                  CUT-OFF DATE     WTD. AVG.    WTD. AVG.   WTD. AVG.   WTD. AVG.
RANGE OF MATURITY DATE              PRINCIPAL    CUT-OFF DATE    U/W NCF    OCCUPANCY   MORTGAGE
LOAN-TO-VALUE RATIOS (%)             BALANCE          LTV          DSCR      RATE (2)     RATE
--------------------------------  -------------- -------------- ----------- ----------- ----------
 (less than or equal to) 0.00 ..  $ 92,636,000        55.7%        1.75x      100.00%     6.431%
20.01 - 25.00 ..................     3,995,044        27.6         3.13        95.51      7.040
30.01 - 35.00 ..................     6,489,567        35.8         2.52        92.00      8.150
35.01 - 40.00 ..................    10,982,344        42.6         2.43        92.07      8.150
40.01 - 45.00 ..................   294,734,810        52.5         1.86        96.10      6.309
45.01 - 50.00 ..................     8,491,442        58.6         1.74        90.89      6.890
50.01 - 55.00 ..................    11,977,396        63.8         1.39        98.23      7.257
55.01 - 60.00 ..................   160,000,000        63.8         1.81        96.88      6.331
60.01 - 65.00 ..................   77,835,338         71.0         1.39        95.69      7.010
65.01 - 70.00 ..................    65,700,000        77.6         1.33        96.92      6.848
70.01 - 75.00 ..................    14,350,000        77.1         1.37        93.99      6.693
                                  ------------        ----         ----       ------      -----
TOTAL/AVG/WTD AVG: .............  $294,734,810        66.0%        1.60X       96.42%     6.664%

Weighted Average Maturity Date LTV Ratio for all Mortgage Loans: 54.00%
-------
(1)   ARD Loans are assumed to mature on anticipated repayment dates.

(2)   Excludes mortgage loans secured by hospitality properties.

                                                                    ANNEX A-1-12


                       ALL MORTGAGED PROPERTIES BY STATE




                                               TOTAL           % BY TOTAL
                                            CUT-OFF DATE      CUT-OFF DATE
                            NUMBER           PRINCIPAL         PRINCIPAL
STATE                   OF PROPERTIES         BALANCE           BALANCE
--------------------   ---------------   -----------------   -------------
    CA .............          21          $  425,043,435          29.21%
    NY .............          16             403,354,310          27.72
    VA .............           3              88,820,974           6.10
    NJ .............           2              85,426,092           5.87
    GA .............           9              53,024,623           3.64
    FL .............          11              51,827,963           3.56
    NV .............           5              47,654,180           3.27
    TX .............          11              46,911,470           3.22
    MD .............           5              39,078,684           2.69
    CT .............          12              33,910,000           2.33
    DE .............           2              26,217,107           1.80
    IL .............           3              15,385,710           1.06
    NC .............           2              14,887,435           1.02
    OH .............           3              13,955,804           0.96
    AZ .............           2              12,900,000           0.89
    OR .............           3              11,016,198           0.76
    TN .............           2              10,805,950           0.74
    RI .............           1              10,787,382           0.74
    SC .............           2              10,150,000           0.70
    WI .............           1               9,980,000           0.69
    AL .............           1               6,995,217           0.48
    MN .............           1               6,489,567           0.45
    CO .............           2               5,986,073           0.41
    MO .............           1               4,492,777           0.31
    KS .............           3               3,785,000           0.26
    LA .............           1               3,639,270           0.25
    WV .............           1               2,958,882           0.20
    OK .............           1               2,900,000           0.20
    UT .............           1               2,544,188           0.17
    DC .............           1               2,397,401           0.16
    PA .............           1               1,912,608           0.13
                              --          --------------         ------
    TOTAL: .........         130          $1,455,238,298         100.00%

LB-UBS Commercial Mortgage Trust 2002-C4

ITALICS Indicate Loans Secured by Multiple Properties

   CONTROL
     NO.                             PROPERTY NAME                                                 ADDRESS
------------------------------------------------------------------------------------------------------------------------------------
      1        Westfield Shoppingtown Valley Fair                         2855 Stevens Creek Boulevard
      2        605 Third Avenue                                           605 Third Avenue
      3        1166 Avenue of the Americas                                1166 Avenue of the Americas
      4        Hamilton Mall                                              4403 Black Horse Pike
      5        Orange Plaza                                               470 Route 211 East
      6        Crystal Gateway One                                        1235 Jefferson Davis Highway
      7        555 9th Street                                             555 9th Street
      8        Battlefield Shopping Center                                1003-1099 Edwards Ferry Road
      9        Lincoln Road Retail Portfolio                              719-737, 801-821, 826-830 Lincoln Road
      10       535 Connecticut Avenue                                     535 Connecticut Avenue
      11       Brandywine Town Center                                     5501 Concord Pike
      12       Plaza Fiesta                                               4166 Buford Highway
      13       636 Sixth Avenue                                           636 Sixth Avenue
      14       Craig Ranch                                                370 Casa Norte Drive
      15       Cipriani                                                   110 East 42nd Street
      16       Lembi II Pool A                                            Various
     16A       645 Stockton                                               645 Stockton Street
     16B       500 Stanyan                                                500 Stanyan Street
      17       BJ's Wholesale Club                                        4101-4115 Wholesale Club Drive
      18       235 and 245 Main Street                                    235 and 245 Main Street
      19       77 Corporate Park                                          Northeast Corner of Interstate 77 & Clanton Road
      20       Parkway Crossings                                          Perring Parkway & McClean Boulevard
      21       Crossroads Shopping Center                                 3200-3262 Yorba Linda Boulevard
      22       Courtney's Bay Apartments                                  9850 South Bermuda Road
      23       Hairston Village                                           933 North Hairston Road
      24       Lembi II Pool B                                            Various
     24A       2073-2079 Market Street                                    2073-2079 Market Street
     24B       2099 Market                                                2095-2099 Market Street
     24C       252 Church                                                 252-258 Church Street
     24D       235 Church                                                 235-241 Church Street
      25       Horizon (Laughlin)                                         1955 South Casino Drive
      26       Shaw's Plaza                                               50 Ann Mary Street
      27       Village Green Apartments                                   3205 Vold Court #1
      28       Home Depot                                                 1102 West Freeway
      29       AmeriSuites - Vernon Hills                                 450 Milwaukee Avenue
      30       Lauderdale Marketplace                                     3754 West Oakland Park Boulevard
      31       Brookhollow                                                1540,1544,1548,1554 Brookhollow Drive
      32       Tarzana Tower                                              18321 Ventura Boulevard
      33       Kenwood Galleria                                           8118 Montgomery Road
      34       Charleston on the Beach                                    One Center Street
      35       Corporate Boulevard                                        107-115 Corporate Boulevard
      36       Southlake Marketplace Phase III                            2055-2125 West Southlake Boulevard
      37       Federal Express Warehouse                                  10075 Philadelphia Road
      38       West University Marketplace                                4003-4015 Bellaire Boulevard
      39       201 East 25th Street & 200 East 27th Street                201 East 25th Street & 200 East 27th Street
      40       One St. Louis Centre                                       1 St. Louis Street
      41       University Cabana                                          2059 North Cabana Circle
      42       TJ Maxx                                                    9125 West Broad Street
      43       Money World Office Plaza                                   8010-8020 West Sahara Avenue
      44       Shea Medical Plaza                                         7425 East Shea Boulevard
      45       Lembi II C - 950 Franklin Street                           950 Franklin Street
      46       Horizon (Medford)                                          6750 West Frontage Road
      47       3201 Wilshire Boulevard                                    3201 Wilshire Boulevard
      48       Porterville Town Center                                    862-940 West Henderson Avenue
      49       Arrowhead Medical                                          18555 North 79th Avenue
      50       Offices at Kings Landings                                  1455 Old Alabama Road
      51       Equinox Gym                                                250 East 54th Street
      52       Lowrey Place                                               215-265 Lowrey Place
      53       Woodside Terrace Apartments                                14018 Brookgreen Drive
      54       Preston Frankford                                          18101 Preston Road
      55       City Centre                                                200 Pine Avenue
      56       1075 Northern Boulevard                                    1075 Northern Boulevard
      57       Rite Aid Santa Monica                                      1808 Wilshire Boulevard
      58       Centre Court Shopping Center                               6010-6030 Sandy Springs Circle
      59       Bed Bath & Beyond                                          12155 Southwest Broadway Street
      60       NKS Distribution                                           399 New Churchmans Road
      61       Horizon (Warrenton)                                        1000 Warrenton Outlet Center Drive
      62       Majestic Oaks Apartments                                   5800 SW 20th Avenue
      63       Willo Arms Mobile Home Park                                1800 Willo Arms Drive
      64       31 West 47th Street                                        29-31 West 47th Street
      65       Marketplace at Cypress Creek                               721-793 Cortaro Drive
      66       Falcon View                                                201 East Palestine Avenue
      67       Baldwin Center                                             796-806 Sunrise Highway
      68       Clay Court Apartments                                      5548 Bear Road
      69       Decatur Plaza                                              215-255-265 East Ash Avenue
      70       Kansas City Portfolio                                      3100 Fairfax, 3200 Fairfax, 8892 Sunshine
     70A       Kansas City Portfolio - 3100 Fairfax                       3100 Fairfax Trafficway
     70B       Kansas City Portfolio - 3200 Fairfax                       3200 Fairfax Trafficway
     70C       Kansas City Portfolio - 88 Sunshine                        88-92 Sunshine Road
      71       Polo - Ralph Lauren                                        740 Collins Avenue
      72       Lincoln Hills Retail Center                                9400-9500 Heritage Hills Circle
      73       Kenner Center                                              335 West Esplanade Avenue
      74       Waterbury Multifamily Portfolio                            Various
     74A       1058 Bank Street                                           1058 Bank Street
     74B       29 Cooke Street                                            29 Cooke Street
     74C       41 Cooke Street                                            41 Cooke Street
     74D       149 Cooke Street                                           149 Cooke Street
     74E       122-126 Plaza Avenue                                       122-126 Plaza Avenue
     74F       852 South Main Street                                      852 South Main Street
     74G       Twin Towers                                                14-18 Central Avenue and 164-182 West Main Street
     74H       69 Washington Street                                       69 Washington Street
     74I       415 Waterville Street                                      415 Waterville Street
      75       Larson Creek Shopping Center                               930-990 North Phoenix Road
      76       800 Peachtree                                              800 Peachtree Street
      77       Greenery Apartments                                        5770 East Kings Canyon Road
      78       Hawthorne Townhomes                                        2519-A Kent Town Place
      79       Shoppes at Sugarloaf                                       4825 Sugarloaf Parkway
      80       Amboy Plaza                                                5826-5840 Amboy Road
      81       Sable Palms Apartments                                     2150 Emerson Street
      82       Shady Springs Plaza                                        1921 Ritter Road
      83       Money World Retail Plaza                                   8000 West Sahara Avenue
      84       Roberta Apartments                                         2401 Roberta Avenue
      85       Walgreens - Ardmore                                        1111 North Commerce Street
      86       1615-1637 Broadway Street (Kroger Plaza - Pekin)           1615-1637 Broadway Street
      87       Morningside Plaza                                          12504-12640 South Highway 301
      88       Houston Woods Greenbriar                                   906 Greens Road
      89       McKinley Plaza                                             3848 North McKinley Street
      90       Jackson Creek Shopping Center                              2366-2386 Jacksonville Highway
      91       The Landing Apartments                                     5000 Mabeline Road
      92       Parvenu Plaza                                              1405 South State Street
      93       Beltway 8 Office Warehouses 9 & 10                         5829 West Sam Houston Parkway
      94       Bladensburg Road                                           3148-3170 Bladensburg Road
      95       Lake Elsinore                                              2091 East Lakeshore Drive
      96       Centerpoint I                                              32065 Castle Court
      97       Marketplace Shops                                          1625 & 1715 Marketplace Boulevard
      98       Eckerd Poughkeepsie                                        3350 North Road
      99       Rite Aid Dayton                                            3875 Salem Avenue
     100       CVS Bainbridge                                             3125 Bainbridge Avenue
     101       Franz Road Business Park                                   5120,5130,5140, and 5150 Franz Road
     102       Rite Aid - Pikesville                                      101 Seven Mile Lane
     103       Rite Aid - Philadelphia                                    2503-05 Welsh Road
     104       Clarcona Crossing                                          4300 Clarcona Ocoee Road
     105       805 Peachtree                                              805 Peachtree Street
     106       The Plazas at Midtown II Shopping Center                   2450 Louisiana Street
     107       30 Nye Street                                              30 Nye Street
     108       Castle Glen Apartments                                     217-229 West Interstate Highway 30
     109       CVS Hickory                                                State Highway 127 and Harris Farm Road
     110       Las Palmas Apartments                                      2610 Colorado Boulevard
     111       Ashwood Gardens Apartments                                 4633 East Shields Avenue
     112       The Ritz Mobile Home Park                                  4345 Shortsville Road
     113       Groote Market Center                                       1590 Holcomb Bridge Road
     114       Dolphin Point                                              Various
     114A      Dolphin Point Apartments                                   228 Dolphin Point
     114B      Blanchard Court Apartments                                 2200-2263 Blanchard Court
     114C      Park Drive Apartments                                      2754-68 Park Drive

                                                                CROSS           ORIGINAL      CUT-OFF DATE     % OF AGGREGATE
   CONTROL                                                  COLLATERALIZED      BALANCE          BALANCE         CUT-OFF DATE
     NO.                CITY        STATE         ZIP           GROUPS            ($)              ($)             BALANCE
--------------------------------------------------------------------------------------------------------------------------------
      1        Santa Clara            CA         95050            No           295,000,000     294,734,810           20.25%
      2        New York               NY         10158            No           160,000,000     160,000,000           10.99%
      3        New York               NY         10036            No            92,636,000      92,636,000            6.37%
      4        Mays Landing           NJ         08330            No            78,000,000      77,835,338            5.35%
      5        Wallkill               NY         10940            No            65,700,000      65,700,000            4.51%
      6        Crystal City           VA         22202            No            58,500,000      58,420,974            4.01%
      7        San Francisco          CA         94103            No            33,750,000      33,707,797            2.32%
      8        Leesburg               VA         20176            No            23,500,000      23,500,000            1.61%
      9        Miami Beach            FL         33139            No            23,000,000      22,973,128            1.58%
      10       Norwalk                CT         06854            No            22,750,000      22,750,000            1.56%
      11       Wilmington             DE         19803            No            21,750,000      21,722,802            1.49%
      12       Atlanta                GA         30345            No            19,000,000      18,978,149            1.30%
      13       New York               NY         10011            No            18,000,000      18,000,000            1.24%
      14       North Las Vegas        NV         89031            No            15,400,000      15,400,000            1.06%
      15       New York               NY         10017            No            14,998,000      14,998,000            1.03%
      16       San Francisco          CA        Various        Yes (A)          14,350,000      14,350,000            0.99%
     16A       San Francisco          CA         94108
     16B       San Francisco          CA         94117
      17       White Marsh            MD         21236            No            13,700,000      13,690,773            0.94%
      18       White Plains           NY         10601            No            13,600,000      13,590,841            0.93%
      19       Charlotte              NC         28226            No            13,400,000      13,390,169            0.92%
      20       Baltimore              MD         21234            No            12,700,000      12,674,824            0.87%
      21       Fullerton              CA         92831            No            12,000,000      11,977,396            0.82%
      22       Las Vegas              NV         89123            No            11,550,000      11,534,306            0.79%
      23       Stone Mountain         GA         30083            No            11,250,000      11,242,423            0.77%
      24       San Francisco          CA         94114         Yes (A)          11,100,000      11,100,000            0.76%
     24A       San Francisco          CA         94114
     24B       San Francisco          CA         94114
     24C       San Francisco          CA         94114
     24D       San Francisco          CA         94114
      25       Laughlin               NV         89029         Yes (B)          11,000,000      10,982,344            0.75%
      26       Providence             RI         02904            No            10,800,000      10,787,382            0.74%
      27       Janesville             WI         53546            No             9,980,000       9,980,000            0.69%
      28       Grand Prairie          TX         75051         Yes (H)           9,000,000       8,988,609            0.62%
      29       Vernon Hills           IL         60061            No             8,700,000       8,700,000            0.60%
      30       Lauderdale Lakes       FL         33311            No             8,500,000       8,491,442            0.58%
      31       Santa Ana              CA         92705            No             8,350,000       8,334,143            0.57%
      32       Tarzana                CA         91356            No             8,100,000       8,093,974            0.56%
      33       Madeira                OH         45236            No             8,000,000       7,994,659            0.55%
      34       Folly Beach            SC         29439            No             7,600,000       7,600,000            0.52%
      35       South Plainfield       NJ         07080            No             7,600,000       7,590,754            0.52%
      36       Southlake              TX         76092            No             7,505,000       7,505,000            0.52%
      37       White Marsh            MD         21162            No             7,500,000       7,500,000            0.52%
      38       Houston                TX         77005            No             7,500,000       7,489,118            0.51%
      39       New York               NY         10010            No             7,070,000       7,059,469            0.49%
      40       Mobile                 AL         36602            No             7,000,000       6,995,217            0.48%
      41       Memphis                TN         38107            No             7,000,000       6,986,087            0.48%
      42       Richmond               VA         23294            No             6,900,000       6,900,000            0.47%
      43       Las Vegas              NV         89117            No             6,799,500       6,791,151            0.47%
      44       Scottsdale             AZ         85254            No             6,600,000       6,600,000            0.45%
      45       San Francisco          CA         94109         Yes (A)           6,550,000       6,550,000            0.45%
      46       Medford                MN         55049         Yes (B)           6,500,000       6,489,567            0.45%
      47       Santa Monica           CA         90403            No             6,375,000       6,362,228            0.44%
      48       Porterville            CA         93257            No             6,350,000       6,341,866            0.44%
      49       Glendale               AZ         85308            No             6,300,000       6,300,000            0.43%
      50       Roswell                GA         30005            No             6,100,000       6,095,892            0.42%
      51       New York               NY         10022            No             6,000,000       6,000,000            0.41%
      52       Newington              CT         06111            No             6,000,000       6,000,000            0.41%
      53       Dallas                 TX         75240         Yes (C)           5,750,000       5,734,488            0.39%
      54       Dallas                 TX         75252            No             5,600,000       5,586,859            0.38%
      55       Long Beach             CA         90802            No             5,525,000       5,514,451            0.38%
      56       Flower Hill            NY         11576            No             5,500,000       5,487,622            0.38%
      57       Santa Monica           CA         90403            No             6,111,868       5,421,903            0.37%
      58       Atlanta                GA         30328            No             5,300,000       5,296,368            0.36%
      59       Beaverton              OR         97005            No             4,920,000       4,920,000            0.34%
      60       New Castle             DE         19720         Yes (H)           4,500,000       4,494,304            0.31%
      61       Warrenton              MO         63383         Yes (B)           4,500,000       4,492,777            0.31%
      62       Gainesville            FL         32607            No             4,320,000       4,314,164            0.30%
      63       Ashtabula              OH         44004            No             4,000,000       3,997,306            0.27%
      64       New York               NY         10036            No             4,000,000       3,995,044            0.27%
      65       Sun City               FL         33573            No             3,850,000       3,841,511            0.26%
      66       Madison                TN         37115            No             3,825,000       3,819,863            0.26%
      67       Baldwin                NY         11510            No             3,800,000       3,797,624            0.26%
      68       Clay                   NY         13212            No             3,800,000       3,792,938            0.26%
      69       Decatur                IL         62526            No             3,800,000       3,791,262            0.26%
      70       Kansas City            KS         66115         Yes (F)           3,785,000       3,785,000            0.26%
     70A       Kansas City            KS         66115         Yes (F)
     70B       Kansas City            KS         66115         Yes (F)
     70C       Kansas City            KS         66115         Yes (F)
      71       Miami Beach            FL         33139            No             3,750,000       3,750,000            0.26%
      72       Lonetree               CO         80124            No             3,700,000       3,686,073            0.25%
      73       Kenner                 LA         70065            No             3,650,000       3,639,270            0.25%
      74       Waterbury              CT        Various        Yes (D)           3,560,000       3,560,000            0.24%
     74A       Waterbury              CT         06708         Yes (D)
     74B       Waterbury              CT         06710         Yes (D)
     74C       Waterbury              CT         06710         Yes (D)
     74D       Waterbury              CT         06710         Yes (D)
     74E       Waterbury              CT         06710         Yes (D)
     74F       Waterbury              CT         06706         Yes (D)
     74G       Waterbury              CT         06702         Yes (D)
     74H       Waterbury              CT         06706         Yes (D)
     74I       Waterbury              CT         06710         Yes (D)
      75       Medford                OR         97504            No             3,550,000       3,546,198            0.24%
      76       Atlanta                GA         30308         Yes (I)           3,400,000       3,397,874            0.23%
      77       Fresno                 CA         93727            No             3,350,000       3,342,386            0.23%
      78       Landover               MD         20785            No             3,300,000       3,291,940            0.23%
      79       Atlanta                GA         30326            No             3,000,000       3,000,000            0.21%
      80       Staten Island          NY         10309            No             3,000,000       2,998,313            0.21%
      81       Jacksonville           FL         32007            No             3,000,000       2,989,429            0.21%
      82       Beaver                 WV         26201            No             2,985,000       2,958,882            0.20%
      83       Las Vegas              NV         89117            No             2,950,000       2,946,378            0.20%
      84       Fullerton              CA         92833            No             2,950,000       2,944,503            0.20%
      85       Ardmore                OK         73401            No             2,900,000       2,900,000            0.20%
      86       Pekin                  IL         61554            No             2,900,000       2,894,448            0.20%
      87       Dade City              FL         33525            No             2,650,000       2,626,814            0.18%
      88       Houston                TX         77060            No             2,650,000       2,620,777            0.18%
      89       Corona                 CA         92879            No             2,575,000       2,575,000            0.18%
      90       Medford                OR         97504            No             2,550,000       2,550,000            0.18%
      91       Hanahan                SC         29406            No             2,550,000       2,550,000            0.18%
      92       Orem                   UT         84097            No             2,550,000       2,544,188            0.17%
      93       Houston                TX         77041            No             2,475,000       2,472,547            0.17%
      94       Washington DC          DC         20018            No             2,400,000       2,397,401            0.16%
      95       Lake Elsinore          CA         92530            No             2,400,000       2,395,577            0.16%
      96       Evergreen              CO         80439            No             2,300,000       2,300,000            0.16%
      97       Cumming                GA         30041            No             2,250,000       2,248,904            0.15%
      98       Poughkeepsie           NY         12601            No             2,150,000       2,148,852            0.15%
      99       Dayton                 OH         45406            No             2,213,747       1,963,839            0.13%
     100       Bronx                  NY         10467            No             1,951,000       1,951,000            0.13%
     101       Katy                   TX         77493            No             1,935,000       1,931,367            0.13%
     102       Pikesville             MD         21208            No             2,165,623       1,921,147            0.13%
     103       Philadelphia           PA         19114            No             2,155,977       1,912,608            0.13%
     104       Orlando                FL         32810            No             1,800,000       1,786,774            0.12%
     105       Atlanta                GA         30308         Yes (I)           1,700,000       1,698,907            0.12%
     106       Houston                TX         77006            No             1,650,000       1,650,000            0.11%
     107       Vernon                 CT         06066            No             1,600,000       1,600,000            0.11%
     108       Garland                TX         75043            No             1,500,000       1,497,731            0.10%
     109       Hickory                NC         28682            No             1,500,000       1,497,266            0.10%
     110       Dallas                 TX         75211         Yes (C)           1,440,000       1,434,974            0.10%
     111       Fresno                 CA         93726            No             1,300,000       1,297,402            0.09%
     112       Shortsville            NY         14548            No             1,200,000       1,198,607            0.08%
     113       Roswell                GA         31125            No             1,070,000       1,066,106            0.07%
     114       Various                FL        Various        Yes (E)           1,064,000       1,054,702            0.07%
     114A      Clearwater Beach       FL         33767         Yes (E)
     114B      Largo                  FL         33778         Yes (E)
     114C      Clearwater             FL         33763         Yes (E)

               CUMULATIVE %                      ADMINISTRATIVE    INTEREST                             ORIGINAL        REMAINING
   CONTROL   OF INITIAL POOL     MORTGAGE             COST         ACCRUAL         AMORTIZATION      INTEREST-ONLY    INTEREST-ONLY
     NO.         BALANCE         RATE (%)           RATE (%)        METHOD             TYPE          PERIOD (MOS.)    PERIOD (MOS.)
------------------------------------------------------------------------------------------------------------------------------------
      1            20.25%          6.301(2)          0.0515         Act/360     ARD                         0                  0
      2            31.25%          6.0500            0.0515         Act/360     ARD                        36                 36
      3            37.61%          6.3538            0.0515         Act/360     Fully Amortizing            0                  0
      4            42.96%          6.9500            0.0515         Act/360     ARD                         0                  0
      5            47.48%          6.7500            0.0515         Act/360     Balloon                     0                  0
      6            51.49%          6.7500            0.0515         Act/360     ARD                         0                  0
      7            53.81%          7.0100            0.0515         Act/360     ARD                         0                  0
      8            55.42%          6.6200            0.0515         Act/360     ARD                         0                  0
      9            57.00%          7.2300            0.0515         Act/360     Balloon                     0                  0
      10           58.56%          6.5300            0.0515         Act/360     ARD                        18                 18
      11           60.06%          7.0100            0.0515         Act/360     Balloon                     0                  0
      12           61.36%          7.2800            0.0515         Act/360     ARD                         0                  0
      13           62.60%          6.6250            0.0515         Act/360     ARD                         0                  0
      14           63.66%          6.9800            0.0515         Act/360     Balloon                     0                  0
      15           64.69%          7.5000            0.0515         Act/360     ARD                         0                  0
      16           65.67%          6.6500            0.0515         Act/360     Balloon                    12                  9
     16A
     16B
      17           66.61%          6.7500            0.1065         Act/360     Balloon                     0                  0
      18           67.55%          6.7500            0.0515         Act/360     Balloon                     0                  0
      19           68.47%          6.4500            0.0515         Act/360     Balloon                     0                  0
      20           69.34%          7.1900            0.1065         Act/360     Balloon                     0                  0
      21           70.16%          7.3800            0.0965         Act/360     Balloon                     0                  0
      22           70.96%          6.7300            0.0515         Act/360     Balloon                     0                  0
      23           71.73%          6.7500            0.1065         Act/360     Balloon                     0                  0
      24           72.49%          6.6500            0.0515         Act/360     Balloon                    12                  9
     24A
     24B
     24C
     24D
      25           73.25%          8.1500            0.0515         Act/360     Balloon                     0                  0
      26           73.99%          7.2300            0.0515         Act/360     Balloon                     0                  0
      27           74.67%          5.6000            0.0515         Act/360     Balloon                     0                  0
      28           75.29%          6.9700            0.0515         Act/360     Balloon                     0                  0
      29           75.89%          6.0500            0.0515         Act/360     Balloon                     0                  0
      30           76.47%          7.1500            0.0515         Act/360     ARD                         0                  0
      31           77.04%          7.3500            0.0515         Act/360     Balloon                     0                  0
      32           77.60%          6.4000            0.1065         Act/360     Balloon                     0                  0
      33           78.15%          6.7800            0.0515         Act/360     Balloon                     0                  0
      34           78.67%          6.6000            0.1265         Act/360     Balloon                     0                  0
      35           79.19%          7.1000            0.0515         Act/360     Balloon                     0                  0
      36           79.71%          6.7500            0.0515         Act/360     Balloon                     0                  0
      37           80.22%          6.6500            0.1065         Act/360     Balloon                     0                  0
      38           80.74%          6.5000            0.0515         Act/360     Balloon                     0                  0
      39           81.22%          7.2700            0.0515         Act/360     Balloon                     0                  0
      40           81.70%          6.7000            0.0515         Act/360     Balloon                     0                  0
      41           82.18%          7.1800            0.0515         Act/360     ARD                         0                  0
      42           82.66%          6.5700            0.0515         Act/360     Balloon                     0                  0
      43           83.13%          7.0700            0.0515         Act/360     Balloon                     0                  0
      44           83.58%          6.5000            0.1065         Act/360     Balloon                     0                  0
      45           84.03%          5.9000            0.0515         Act/360     Balloon                     9                  9
      46           84.48%          8.1500            0.0515         Act/360     Balloon                     0                  0
      47           84.91%          7.1500            0.1265         Act/360     Balloon                     0                  0
      48           85.35%          6.9300            0.0515         Act/360     Balloon                     0                  0
      49           85.78%          6.5000            0.0965         Act/360     Balloon                     0                  0
      50           86.20%          6.7500            0.0515         Act/360     Balloon                     0                  0
      51           86.61%          7.1500            0.0515         Act/360     Balloon                     0                  0
      52           87.02%          6.5000            0.0515         Act/360     Balloon                     0                  0
      53           87.42%          8.0400            0.0515         Act/360     ARD                         0                  0
      54           87.80%          7.5300            0.0515         Act/360     ARD                         0                  0
      55           88.18%          7.3300            0.1065         Act/360     Balloon                     0                  0
      56           88.56%          6.6400            0.0515         Act/360     Balloon                     0                  0
      57           88.93%          7.0700            0.0515          30/360     Fully Amortizing            0                  0
      58           89.30%          6.6900            0.0515         Act/360     ARD                         0                  0
      59           89.63%          7.1500            0.0515         Act/360     Balloon                     0                  0
      60           89.94%          6.9700            0.0515         Act/360     Balloon                     0                  0
      61           90.25%          8.1500            0.0515         Act/360     Balloon                     0                  0
      62           90.55%          6.7500            0.1065         Act/360     Balloon                     0                  0
      63           90.82%          6.7500            0.0515         Act/360     Balloon                     0                  0
      64           91.10%          7.0400            0.0515         Act/360     Balloon                     0                  0
      65           91.36%          6.7800            0.1065         Act/360     Balloon                     0                  0
      66           91.62%          6.7700            0.0515         Act/360     Balloon                     0                  0
      67           91.88%          7.0000            0.1265         Act/360     Balloon                     0                  0
      68           92.14%          6.5000            0.0515         Act/360     Balloon                     0                  0
      69           92.41%          7.6000            0.0515         Act/360     Balloon                     0                  0
      70           92.67%          7.0900            0.0515         Act/360     Balloon                     0                  0
     70A
     70B
     70C
      71           92.92%          6.2500            0.0515         Act/360     Balloon                     0                  0
      72           93.18%          7.7600            0.1065         Act/360     Balloon                     0                  0
      73           93.43%          7.6400            0.1065         Act/360     Balloon                     0                  0
      74           93.67%          7.0000            0.0515         Act/360     Balloon                     0                  0
     74A
     74B
     74C
     74D
     74E
     74F
     74G
     74H
     74I
      75           93.91%         7.50000            0.0515         Act/360     Balloon                     0                  0
      76           94.15%         7.00000            0.0515         Act/360     Balloon                     0                  0
      77           94.38%         6.66000            0.1065         Act/360     Balloon                     0                  0
      78           94.60%         7.39000            0.0515         Act/360     Balloon                     0                  0
      79           94.81%         6.41000            0.1065         Act/360     Balloon                     0                  0
      80           95.02%         7.34000            0.0515         Act/360     Balloon                     0                  0
      81           95.22%         6.88000            0.1065         Act/360     Balloon                     0                  0
      82           95.42%         7.49000            0.0515         Act/360     Balloon                     0                  0
      83           95.63%         7.07000            0.0515         Act/360     Balloon                     0                  0
      84           95.83%         7.42000            0.1065         Act/360     Balloon                     0                  0
      85           96.03%         6.87500            0.0515         Act/360     Balloon                     0                  0
      86           96.23%         7.32000            0.0515         Act/360     Balloon                     0                  0
      87           96.41%         7.49000            0.0515         Act/360     Balloon                     0                  0
      88           96.59%         7.38000            0.0515         Act/360     Balloon                     0                  0
      89           96.77%         6.75000            0.0515         Act/360     Balloon                     0                  0
      90           96.94%         6.45000            0.0515         Act/360     Balloon                     0                  0
      91           97.12%         6.85000            0.0515         Act/360     Balloon                     0                  0
      92           97.29%         7.63000            0.0965         Act/360     Balloon                     0                  0
      93           97.46%         7.73000            0.0515         Act/360     Balloon                     0                  0
      94           97.63%         6.81000            0.0515         Act/360     Balloon                     0                  0
      95           97.79%         7.46000            0.0515         Act/360     Balloon                     0                  0
      96           97.95%         6.85000            0.1065         Act/360     Balloon                     0                  0
      97           98.10%         7.77000            0.0515         Act/360     Balloon                     0                  0
      98           98.25%         7.50000            0.0515         Act/360     Balloon                     0                  0
      99           98.39%         7.07000            0.0515          30/360     Fully Amortizing            0                  0
     100           98.52%         6.62000            0.0515         Act/360     Balloon                     0                  0
     101           98.65%         7.48000            0.1065         Act/360     Balloon                     0                  0
     102           98.78%         7.07000            0.0515          30/360     Fully Amortizing            0                  0
     103           98.92%         7.07000            0.0515          30/360     Fully Amortizing            0                  0
     104           99.04%         6.64000            0.0515         Act/360     Balloon                     0                  0
     105           99.15%         7.00000            0.0515         Act/360     Balloon                     0                  0
     106           99.27%         6.55000            0.0515         Act/360     Balloon                     0                  0
     107           99.38%         6.50000            0.0515         Act/360     Balloon                     0                  0
     108           99.48%         6.35000            0.1065         Act/360     Balloon                     0                  0
     109           99.58%         7.50000            0.0515         Act/360     Balloon                     0                  0
     110           99.68%         7.69000            0.0515         Act/360     ARD                         0                  0
     111           99.77%         7.16000            0.1065         Act/360     Balloon                     0                  0
     112           99.85%         7.25000            0.0515         Act/360     Balloon                     0                  0
     113           99.93%         7.54000            0.1065         Act/360     Balloon                     0                  0
     114          100.00%         7.75000            0.0515         Act/360     Balloon                     0                  0
     114A
     114B
     114C

                    ORIGINAL            REMAINING          ORIGINAL          REMAINING                            MATURITY OR
   CONTROL           TERM TO             TERM TO         AMORTIZATION      AMORTIZATION      ORIGINATION          ANTICIPATED
     NO.         MATURITY (MOS.)     MATURITY (MOS.)      TERM (MOS.)       TERM (MOS.)          DATE            REPAYMENT DATE
------------------------------------------------------------------------------------------------------------------------------------
      1                  120                 118               360               358          6/14/02                  7/11/12
      2                  120                 120               360(6)            360           9/4/02                  9/11/12
      3                  179(9)              179               179(9)            179                                  12/11/20
      4                  120                 117               360               357          6/11/02                  6/11/12
      5                  120                 120               360               360          8/22/02                  9/11/12
      6                  120                 118               360               358          6/28/02                  7/11/12
      7                  120                 118               360               358          6/21/02                  7/11/12
      8                  120                 120               360               360          8/22/02                  9/11/12
      9                  120                 118               360               358          6/28/02                  7/11/12
      10                 120                 120               331               331          8/13/02                  9/11/12
      11                 120                 118               360               358           7/9/02                  7/11/12
      12                 120                 118               360               358           7/2/02                  7/11/12
      13                 120                 120               360               360          8/21/02                  9/11/12
      14                 121                 121               360               360          8/30/02                 10/11/12
      15                 120                 120               360               360           9/4/02                  9/11/12
      16                  60                  57               348               348           6/6/02                  6/11/07
     16A
     16B
      17                 120                 119               360               359          7/31/02                  8/11/12
      18                 120                 119               360               359           8/8/02                  8/11/12
      19                  84                  83               360               359          7/31/02                  8/11/09
      20                 120                 117               360               357          5/31/02                  6/11/12
      21                 120                 117               360               357          6/10/02                  6/11/12
      22                  84                  82               360               358           7/3/02                  7/11/09
      23                 120                 119               360               359          7/31/02                  8/11/12
      24                  60                  57               348               348           6/6/02                  6/11/07
     24A
     24B
     24C
     24D
      25                  84                  82               300               298          7/11/02                  7/11/09
      26                 120                 118               360               358          6/27/02                  7/11/12
      27                  60                  60               330               330                                  10/11/07
      28                 120                 118               360               358          7/10/02                  7/11/12
      29                  60                  60               300               300          9/10/02                  9/11/07
      30                 120                 119               300               299           8/7/02                  8/11/12
      31                 120                 117               360               357          5/15/02                  6/11/12
      32                  60                  59               360               359           8/8/02                  8/11/07
      33                 120                 119               360               359          7/15/02                  8/11/12
      34                  84                  84               300               300                                  10/11/09
      35                 120                 118               360               358          6/17/02                  7/11/12
      36                 120                 120               360               360          8/15/02                  9/11/12
      37                 120                 120               300               300          8/21/02                  9/11/12
      38                  84                  82               360               358          6/28/02                  7/11/09
      39                 120                 119               252               251           8/8/02                  8/11/12
      40                 120                 119               360               359           8/2/02                  8/11/12
      41                 120                 117               360               357          5/30/02                  6/11/12
      42                 120                 120               360               360          8/12/02                  9/11/12
      43                 120                 118               360               358          6/28/02                  7/11/12
      44                 120                 120               300               300           9/6/02                  9/11/12
      45                  57                  57               348               348          8/30/02                  6/11/07
      46                  84                  82               300               298          7/11/02                  7/11/09
      47                 120                 117               360               357          5/15/02                  6/11/12
      48                 120                 118               360               358          6/27/02                  7/11/12
      49                 120                 120               360               360                                  10/11/12
      50                  84                  83               360               359          7/17/02                  8/11/09
      51                 120                 120               360               360          8/14/02                  9/11/12
      52                  60                  60               330               330          8/14/02                  9/11/07
      53                 119                 114               360               355           4/4/02                  3/11/12
      54                 120                 116               360               356          4/19/02                  5/11/12
      55                 120                 117               360               357          5/30/02                  6/11/12
      56                 120                 118               300               298          7/11/02                  7/11/12
      57                 265                 205               265               205          8/28/97                 10/10/19
      58                 120                 119               360               359          7/31/02                  8/11/12
      59                 120                 120               360               360          8/22/02                  9/11/12
      60                 120                 118               360               358          7/10/02                  7/11/12
      61                  84                  82               300               298          7/11/02                  7/11/09
      62                  60                  58               360               358          6/18/02                  7/11/07
      63                  84                  83               360               359          7/18/02                  8/11/09
      64                 120                 118               360               358          6/26/02                  7/11/12
      65                  60                  57               360               357          5/22/02                  6/11/07
      66                 120                 118               360               358          7/11/02                  7/11/12
      67                 120                 119               360               359          7/24/02                  8/11/12
      68                 144                 143               240               239           8/1/02                  8/11/14
      69                 120                 116               360               356          4/12/02                  5/11/12
      70                 120                 120               300               300                                  10/11/12
     70A
     70B
     70C
      71                 120                 120               360               360           9/6/02                  9/11/12
      72                 120                 116               300               296          4/17/02                  5/11/12
      73                 120                 117               300               297          5/22/02                  6/11/12
      74                 120                 120               300               300          8/16/02                  9/11/12
     74A
     74B
     74C
     74D
     74E
     74F
     74G
     74H
     74I
      75                 120                 118               360               358          6/14/02                  7/11/12
      76                 120                 119               360               359          7/26/02                  8/11/12
      77                  60                  57               360               357          5/22/02                  6/11/07
      78                 120                 116               360               356          5/10/02                  5/11/12
      79                 120                 120               360               360          8/26/02                  9/11/12
      80                 120                 119               360               359          7/30/02                  8/11/12
      81                 120                 118               240               238           7/8/02                  7/11/12
      82                  71                  58               360               347           8/2/01                  7/11/07
      83                 120                 118               360               358          6/28/02                  7/11/12
      84                 120                 117               360               357          5/28/02                  6/11/12
      85                 120                 120               360               360          8/12/02                  9/11/12
      86                 120                 117               360               357           6/4/02                  6/11/12
      87                  71                  58               360               347           8/2/01                  7/11/07
      88                 120                 104               360               344          4/25/01                  5/11/11
      89                  84                  84               360               360          8/16/02                  9/11/09
      90                  84                  84               360               360           9/4/02                  9/11/09
      91                  84                  84               360               360          8/27/02                  9/11/09
      92                 120                 116               360               356           5/9/02                  5/11/12
      93                 120                 118               360               358          6/21/02                  7/11/12
      94                 120                 119               300               299           8/9/02                  8/11/12
      95                 120                 117               360               357           6/5/02                  6/11/12
      96                 120                 120               360               360           9/4/02                  9/11/12
      97                 120                 119               360               359          7/31/02                  8/11/12
      98                 120                 119               360               359           8/6/02                  8/11/12
      99                 265                 205               265               205          8/28/97                 10/10/19
     100                 120                 120               360               360          8/21/02                  9/11/12
     101                 120                 118               300               298          6/27/02                  7/11/12
     102                 265                 205               265               205          8/28/97                 10/10/19
     103                 265                 205               265               205          8/28/97                 10/10/19
     104                 120                 111               360               351         11/19/01                 12/11/11
     105                 120                 119               357               356          7/26/02                  8/11/12
     106                  60                  60               360               360          8/21/02                  9/11/07
     107                  60                  60               330               330          8/14/02                  9/11/07
     108                  60                  58               360               358           7/1/02                  7/11/07
     109                 120                 117               360               357           6/6/02                  6/11/12
     110                 120                 114               360               354          2/27/02                  3/11/12
     111                 120                 117               360               357          5/20/02                  6/11/12
     112                 120                 118               360               358           7/3/02                  7/11/12
     113                 120                 114               360               354          2/26/02                  3/11/12
     114                 120                 106               360               346          7/11/01                  7/11/11
     114A
     114B
     114C

                                                                                        ANNUAL         UW NET          UW NET
   CONTROL          BALLOON            PROPERTY               PREPAYMENT                 DEBT        OPERATING          CASH
     NO.          BALANCE ($)            TYPE               PROVISIONS(1)               SERVICE        INCOME           FLOW
----------------------------------------------------------------------------------------------------------------------------------
      1           245,491,846    Retail                   L(27),D(87),O(6)            22,450,765      42,849,913    42,049,329
      2           144,723,336    Office                   L(25),D(92),O(3)            11,573,163      25,067,236    23,892,629
      3                     0    Office                   L(24),D(155)                 9,690,414      26,563,817    26,424,724
      4            67,948,049    Retail                   L(28),D(89),O(3)             6,195,828       9,154,198     8,674,909
      5            56,916,050    Retail                   L(25),D(92),O(3)             5,113,547       6,933,859     6,646,379
      6            50,692,274    Office                   L(27),D(90),O(3)             4,553,159       7,005,132     6,296,080
      7            29,450,902    Retail                   L(27),D(90),O(3)             2,697,196       3,557,898     3,428,243
      8            20,285,726    Retail                   L(25),D(92),O(3)             1,804,745       2,443,306     2,245,240
      9            20,186,451    Retail                   L(27),D(90),O(3)             1,879,064       2,614,678     2,515,397
      10           19,642,686    Office                   L(48),D(71),O(1)             1,781,073       2,481,641     2,250,253
      11           18,979,471    Retail                   L(27),D(90),O(3)             1,738,193       2,386,910     2,293,373
      12           16,697,350    Retail                   L(48),D(69),O(3)             1,560,004       2,579,832     2,405,095
      13           15,540,146    Office                   L(48),D(71),O(1)             1,383,072       1,915,525     1,802,153
      14           13,399,615    Multifamily              L(48),D(72),O(1)             1,226,998       1,561,760     1,487,957
      15           13,250,180    Office                   L(25),D(92),O(3)             1,258,418       1,808,265     1,677,442
      16           13,666,698    Multifamily              L(28),D(29),O(3)             1,117,604       1,363,724     1,337,224
     16A                         Multifamily
     16B                         Multifamily
      17           11,869,936    Retail                   L(48),D(72)                  1,066,295       1,498,758     1,439,812
      18           11,783,295    Office                   L(26),D(92),O(2)             1,058,512       1,598,456     1,393,264
      19           12,213,571    Industrial/Warehouse     L(26),D(56),O(2)             1,011,084       1,561,056     1,411,715
      20           11,133,509    Retail                   L(28),D(91),O(1)             1,033,442       1,413,924     1,352,994
      21           10,571,463    Retail                   L(48),D(72)                    995,063       1,498,573     1,422,099
      22           10,581,711    Multifamily              L(48),D(35),O(1)               897,115       1,156,377     1,156,377
      23            9,747,210    Retail                   L(26),D(93),O(1)               875,607       1,393,737     1,324,438
      24           10,571,453    Multifamily              L(28),D(29),O(3)               864,488       1,210,742     1,195,242
     24A                         Multifamily
     24B                         Office(12)
     24C                         Multifamily
     24D                         Multifamily
      25            9,847,332    Retail                   L(49),D(34),O(1)             1,031,949       2,737,309     2,457,978
      26            9,478,855    Retail                   L(36),D(84)                    882,343       1,173,781     1,139,381
      27            9,143,168    Multifamily              L(24),D(35),O(1)               712,086       1,020,806     1,020,806
      28            7,845,222    Industrial/Warehouse     L(48),D(66),O(6)               716,352         934,639       908,332
      29            7,871,923    Hotel                    L(48),D(12)                    675,845       1,234,832     1,234,832
      30            6,832,266    Retail                   L(26),D(93),O(1)               730,704       1,423,137     1,213,821
      31            7,350,342    Retail                   L(36),D(81),O(3)               690,350         989,780       950,801
      32            7,616,738    Office                   L(26),D(31),O(3)               607,992         981,691       896,673
      33            6,937,009    Retail                   L(48),D(72)                    624,570       1,014,334       948,222
      34            6,598,524    Hotel                    L(48),D(35),O(1)               621,500       1,135,904     1,135,904
      35            6,647,696    Office                   L(27),D(90),O(3)               612,893         917,579       821,300
      36            6,501,597    Retail                   L(48),YM1%(72)                 584,127         853,185       830,056
      37            5,933,485    Industrial/Warehouse     L(36),YM1%(84)                 616,149         814,914       779,914
      38            6,842,738    Retail                   L(48),D(34),O(2)               568,861         786,750       771,716
      39            5,068,108    Retail                   L(26),D(91),O(3)               657,489         855,998       836,755
      40            6,056,653    Office                   L(48),D(72)                    542,034         843,635       765,484
      41            6,134,982    Multifamily              L(48),D(69),O(3)               569,045         892,217       754,825
      42            5,948,004    Retail                   L(48),D(72)                    527,170         844,820       807,359
      43            5,942,803    Office                   L(48),D(72)                    546,688         782,018       747,583
      44            5,196,282    Office                   L(48),D(71),O(1)               534,764         797,621       743,884
      45            6,189,544    Multifamily              L(25),D(29),O(3)               472,112         652,504       638,254
      46            5,818,878    Retail                   L(49),D(34),O(1)               609,788       1,742,277     1,539,064
      47            5,582,846    Office                   L(48),D(71),O(1)               516,686         715,810       660,135
      48            5,529,327    Retail                   L(48),D(69),O(3)               503,383         717,174       681,781
      49            5,420,748    Office                   L(48),D(71),O(1)               477,843         684,743       684,743
      50            5,590,157    Office                   L(26),D(56),O(2)               474,774         736,330       660,454
      51            5,253,494    Retail                   L(25),D(94),O(1)               486,293         694,748       654,783
      52            5,567,582    Multifamily              L(25),D(34),O(1)               468,856         680,502       654,502
      53            5,155,381    Multifamily              L(30),D(88),O(1)               508,223         723,878       666,378
      54            4,952,922    Retail                   L(29),D(88),O(3)               471,253         703,817       678,057
      55            4,861,059    Office                   L(28),D(89),O(3)               455,886         676,505       615,466
      56            4,351,146    Office                   L(48),D(72)                    451,428         684,011       669,961
      57                    0    Other                    L(60),D(205)                   547,548         547,548       547,548
      58            4,584,496    Retail                   L(26),D(91),O(3)               409,975         659,703       611,104
      59            4,307,866    Retail                   L(25),D(93),O(2)               398,760         572,183       533,352
      60            3,922,611    Industrial/Warehouse     L(48),D(66),O(6)               358,176         578,439       559,704
      61            4,028,454    Retail                   L(49),D(34),O(1)               422,161       1,277,073     1,073,683
      62            4,080,118    Multifamily              L(48),D(12)                    336,233         503,517       503,517
      63            3,665,677    Mobile Home Park         L(48),D(34),O(2)               311,327         481,014       467,914
      64            3,493,254    Office                   L(48),D(71),O(1)               320,636       1,134,208     1,002,988
      65            3,637,389    Retail                   L(36),D(23),O(1)               300,574         496,819       481,790
      66            3,316,302    Multifamily              L(48),YM1%(66),O(6)            298,317         399,595       399,595
      67            3,314,599    Retail                   L(26),D(91),O(3)               303,378         395,179       390,259
      68            2,171,655    Multifamily              L(48),D(93),O(3)               339,981         559,608       514,416
      69            3,366,811    Retail                   L(29),D(91)                    321,970         490,568       480,744
      70            3,036,619    Industrial/Warehouse     L(48),D(71),O(1)               323,631         454,182       417,437
     70A                         Industrial/Warehouse
     70B                         Industrial/Warehouse
     70C                         Industrial/Warehouse
      71            3,203,565    Retail                   L(48),D(72)                    277,073         439,000       431,068
      72            3,029,903    Retail                   L(48),D(71),O(1)               335,658         466,111       450,365
      73            2,977,786    Retail                   L(48),D(71),O(1)               327,677         467,108       420,835
      74            2,847,753    Multifamily              L(48),D(69),O(3)               301,936         503,744       462,994
     74A                         Multifamily
     74B                         Multifamily
     74C                         Multifamily
     74D                         Multifamily
     74E                         Multifamily
     74F                         Multifamily
     74G                         Multifamily
     74H                         Multifamily
     74I                         Multifamily
      75            3,137,324    Retail                   L(48),D(71),O(1)               297,865         405,484       374,568
      76            2,965,694    Retail                   L(48),D(72)                    271,443         425,073       402,965
      77            3,160,388    Multifamily              L(28),D(29),O(3)               258,336         341,546       341,546
      78            2,908,354    Multifamily              L(48),D(70),O(2)               273,912         437,535       410,035
      79            2,574,543    Retail                   L(48),D(72)                    225,418         358,070       346,638
      80            2,640,081    Retail                   L(48),D(72)                    247,785         338,763       325,094
      81            2,033,840    Multifamily              L(27),D(91),O(2)               276,520         373,118       373,118
      82            2,810,408    Retail                   L(12),3%(11),2%(12),1%(36)     250,213         436,734       416,461
      83            2,578,318    Retail                   L(48),D(72)                    237,184         349,623       342,310
      84            2,601,464    Multifamily              L(48),D(71),O(1)               245,586         311,271       311,271
      85            2,520,778    Retail                   L(25),D(92),O(3)               228,611         306,093       303,825
      86            2,550,851    Retail                   L(28),D(92)                    239,052         339,840       322,743
      87            2,495,003    Retail                   L(12),3%(11),2%(12),1%(36)     222,132         376,268       353,429
      88            2,334,276    Multifamily              L(48),D(71),O(1)               219,743         303,038       303,038
      89            2,359,591    Retail                   L(36),D(45),O(3)               200,417         361,354       336,139
      90            2,324,053    Retail                   L(48),D(35),O(1)               192,408         291,826       274,406
      91            2,340,806    Multifamily              L(25),D(56),O(3)               200,509         345,609       315,145
      92            2,260,998    Retail                   L(48),D(69),O(3)               216,690         314,832       293,493
      93            2,199,859    Industrial/Warehouse     L(27),YM1%(90),O(3)            212,364         317,414       277,725
      94            1,908,716    Industrial/Warehouse     L(48),D(72)                    200,075         290,089       264,393
      95            2,118,592    Retail                   L(48),D(72)                    200,586         258,773       257,285
      96            1,997,895    Office                   L(48),D(69),O(3)               180,852         265,769       250,135
      97            2,001,487    Retail                   L(48),D(69),O(3)               193,805         285,153       276,058
      98            1,899,759    Retail                   L(26),D(91),O(3)               180,397         231,797       224,851
      99                    0    Other                    L(60),D(205)                   198,324         210,739       210,739
     100            1,684,146    Retail                   L(25),D(92),O(3)               149,832         207,611       206,411
     101            1,571,343    Industrial/Warehouse     L(48),D(71),O(1)               171,292         240,430       215,188
     102                    0    Other                    L(60),D(205)                   194,013         194,013       194,013
     103                    0    Other                    L(60),D(205)                   193,151         193,151       193,151
     104            1,554,386    Retail                   L(34),D(85),O(1)               138,522         233,851       215,275
     105            1,477,625    Retail                   L(48),D(72)                    136,082         218,266       196,158
     106            1,554,404    Retail                   L(36),YM1%(22),O(2)            125,801         216,071       203,164
     107            1,484,689    Multifamily              L(25),D(34),O(1)               125,028         183,917       173,917
     108            1,409,676    Multifamily              L(27),D(30),O(3)               112,002         160,537       160,537
     109            1,325,457    Retail                   L(28),D(89),O(3)               125,859         163,574       162,055
     110            1,278,743    Multifamily              L(31),D(88),O(1)               123,080         175,020       160,270
     111            1,138,760    Multifamily              L(48),D(69),O(3)               105,469         138,463       138,463
     112            1,053,751    Mobile Home Park         L(27),D(90),O(3)                98,233         148,910       146,160
     113              946,632    Retail                   L(48),D(72)                     90,131         134,793       126,736
     114              945,908    Multifamily              L(39),D(78),O(3)                91,472         129,594       118,960
     114A                        Multifamily
     114B                        Multifamily
     114C                        Multifamily

                DSCR @                                       CUT-OFF       SCHEDULED         UW HOSPITALITY
   CONTROL     NET CASH       APPRAISED          APPRAISAL     DATE        MATURITY/             AVERAGE           YEAR
     NO.       FLOW (X)       VALUE ($)            DATE       LTV (%)     ARD LTV (%)          DAILY RATE          BUILT
-----------------------------------------------------------------------------------------------------------------------------------
      1          1.87        565,000,000         5/26/02        52.2          43.5                   0             1986
      2          2.06(7)     260,000,000         7/23/02        61.5          55.7                   0             1963
      3          1.84        320,000,000         8/15/02        51.6           0.0                   0             1974
      4          1.40        113,000,000          5/7/02        68.9          60.1                   0             1987
      5          1.30         82,400,000          7/1/02        79.7          69.1                   0             1971
      6          1.38         84,000,000          6/1/02        69.5          60.3                   0             1981
      7          1.27         44,000,000         5/16/02        76.6          66.9                   0             1991
      8          1.24         29,500,000         7/14/02        79.7          68.8                   0             1992
      9          1.34         31,500,000         6/10/02        72.9          64.1                   0             1924
      10         1.26         29,000,000          7/1/02        78.4          67.7                   0             1988
      11         1.32         28,000,000          5/1/03        77.6          67.8                   0             2001
      12         1.54         26,200,000         4/16/02        72.4          63.7                   0             1967
      13         1.30         22,500,000          6/1/02        80.0          69.1                   0             1896
      14         1.21         22,985,000         6/10/02        67.0          58.3                   0             1997
      15         1.33         20,000,000          5/9/02        75.0          66.3                   0             1921
      16         1.20         19,500,000         5/17/02        73.6          70.1                   0            Various
     16A                      12,300,000         5/17/02                                             0             1928
     16B                       7,200,000         5/17/02                                             0             1929
      17         1.35         17,200,000         6/10/02        79.6          69.0                   0             1992
      18         1.32         20,600,000         3/27/02        66.0          57.2                   0             1926
      19         1.40         17,200,000          6/4/02        77.8          71.0                   0           1980-1984
      20         1.31         16,500,000          2/5/02        76.8          67.5                   0     1967/1970 & 2001/2002
      21         1.43         19,750,000         3/15/02        60.6          53.5                   0             1970
      22         1.29         14,850,000          6/1/02        77.7          71.3                   0             2001
      23         1.51         14,500,000         6/10/02        77.5          67.2                   0             1988
      24         1.38         14,550,000         5/17/02        76.3          72.7                   0            Various
     24A                       6,100,000         5/17/02                                             0             1914
     24B                       4,350,000         5/17/02                                             0             1914
     24C                       1,500,000         5/17/02                                             0             1908
     24D                       2,600,000         5/17/02                                             0             1925
      25         2.38         25,000,000         1/17/02        43.9          39.4                   0             1996
      26         1.29         13,500,000         4/14/02        79.9          70.2                   0             1989
      27         1.43         13,400,000                        74.5          68.2                   0           1973-1979
      28         1.27         12,100,000         4/24/02        74.3          64.8                   0           1977/1981
      29         1.83         13,900,000          8/1/02        62.6          56.6                   0             1997
      30         1.66         13,900,000          8/1/02        61.1          49.2                   0             1986
      31         1.38         11,400,000         3/22/02        73.1          64.5                   0             1979
      32         1.47         11,680,000         7/10/02        69.3          65.2                   0             1974
      33         1.52         11,140,000         3/18/02        71.8          62.3                   0             1986
      34         1.83         13,600,000                        55.9          48.5              124.07             1985
      35         1.34         11,400,000          5/1/02        66.6          58.3                   0             1984
      36         1.42          9,500,000         5/23/02        79.0          68.4                   0             2001
      37         1.27         10,000,000         6/24/02        75.0          59.3                   0             2001
      38         1.36          9,500,000          5/4/02        78.8          72.0                   0             1949
      39         1.27          9,550,000         6/21/02        73.9          53.1                   0             1965
      40         1.41         10,000,000          7/1/02        70.0          60.6                   0             1907
      41         1.33          9,500,000          4/4/02        73.5          64.6                   0             1965
      42         1.53          8,750,000         6/24/02        78.9          68.0                   0             1987
      43         1.37          9,066,000          7/3/02        74.9          65.6                   0             2001
      44         1.39          9,200,000         8/16/02        71.7          56.5                   0             1999
      45         1.35          8,600,000         5/17/02        76.2          72.0                   0             1931
      46         2.52         18,150,000         1/11/02        35.8          32.1                   0             1991
      47         1.28          8,560,000          4/1/02        74.3          65.2                   0             1992
      48         1.35          8,050,000          6/7/02        78.8          68.7                   0           1985/1989
      49         1.43          8,600,000                        73.3          63.0                   0           1998-2000
      50         1.39          8,000,000         2/28/02        76.2          69.9                   0             1999
      51         1.35         10,300,000         6/26/02        58.3          51.0                   0             1991
      52         1.40          7,500,000          7/1/02        80.0          74.2                   0             1955
      53         1.31          7,650,000          3/9/02        75.0          67.4                   0             1968
      54         1.44          7,700,000         1/29/02        72.6          64.3                   0             1994
      55         1.35          7,600,000          1/3/02        72.6          64.0                   0             1930
      56         1.48          7,700,000         3/29/02        71.3          56.5                   0             1954
      57         1.00          6,000,000         9/15/01        90.4           0.0                   0             1963
      58         1.49          6,900,000         6/26/02        76.8          66.4                   0             1979
      59         1.34          6,560,000          6/1/02        75.0          65.7                   0             1964
      60         1.56          7,000,000         4/16/02        64.2          56.0                   0           1983-1990
      61         2.54         11,400,000         1/11/02        39.4          35.3                   0             1993
      62         1.50          5,500,000          5/1/02        78.4          74.2                   0             1981
      63         1.50          5,100,000         6/11/02        78.4          71.9                   0             1971
      64         3.13         14,500,000         5/22/02        27.6          24.1                   0             1930
      65         1.60          5,150,000         3/26/02        74.6          70.6                   0             1989
      66         1.34          5,150,000          5/3/02        74.2          64.4                   0             1974
      67         1.29          4,900,000          6/6/02        77.5          67.6                   0             1939
      68         1.51          5,100,000         6/26/02        74.4          42.6                   0             1968
      69         1.49          5,150,000         11/9/01        73.6          65.4                   0             2000
      70         1.29          4,780,000                        79.2          63.5                   0            Various
     70A                       1,900,000                                                             0             1966
     70B                       1,360,000                                                             0             1971
     70C                       1,520,000                                                             0             1948
      71         1.56          5,800,000         6/17/02        64.7          55.2                   0             1999
      72         1.34          5,250,000         2/28/02        70.2          57.7                   0             2001
      73         1.28          5,200,000         3/25/02        70.0          57.3                   0             1982
      74         1.53          5,560,000          4/2/02        64.0          51.2                   0            Various
     74A                         630,000          4/2/02                                             0             1952
     74B                         720,000          4/2/02                                             0             1948
     74C                         600,000          4/2/02                                             0             1948
     74D                         320,000          4/2/02                                             0             1960
     74E                         250,000          4/2/02                                             0             1944
     74F                         330,000          4/2/02                                             0             1952
     74G                       2,220,000          4/2/02                                             0             1945
     74H                         380,000          4/2/02                                             0             1945
     74I                         110,000          4/2/02                                             0             1955
      75         1.26          5,100,000          3/1/02        69.5          61.5                   0             1999
      76         1.48          4,675,000         4/15/02        72.7          63.4                   0             1950
      77         1.32          4,300,000         4/22/02        77.7          73.5                   0             1972
      78         1.50          4,550,000          2/7/02        72.4          63.9                   0             1955
      79         1.54          3,850,000          7/3/02        77.9          66.9                   0             2002
      80         1.31          4,000,000         2/14/02        75.0          66.0                   0             1991
      81         1.35          4,800,000         4/19/02        62.3          42.4                   0             1969
      82         1.66          4,000,000         7/17/01        74.0          70.3                   0             1984
      83         1.44          4,000,000          4/3/02        73.7          64.5                   0             2001
      84         1.27          4,020,000         4/12/02        73.2          64.7                   0             1979
      85         1.33          3,870,000          6/2/02        74.9          65.1                   0             2000
      86         1.35          3,775,000          3/1/02        76.7          67.6                   0             1999
      87         1.59          3,550,000         7/17/01        74.0          70.3                   0             1985
      88         1.38          4,210,000         8/13/02        62.3          55.4                   0             1978
      89         1.68          4,130,000         6/21/02        62.3          57.1                   0             1986
      90         1.43          4,000,000          3/1/02        63.8          58.1                   0             1999
      91         1.57          3,250,000         5/13/02        78.5          72.0                   0             1977
      92         1.35          3,500,000          2/6/02        72.7          64.6                   0             1999
      93         1.31          3,400,000         5/16/02        72.7          64.7                   0             2000
      94         1.32          3,350,000         6/18/02        71.6          57.0                   0           1960-1964
      95         1.28          3,350,000          2/8/02        71.5          63.2                   0             2001
      96         1.38          3,080,000         6/27/02        74.7          64.9                   0             1999
      97         1.42          3,000,000         2/16/02        75.0          66.7                   0             2002
      98         1.25          2,750,000          6/1/02        78.1          69.1                   0             1999
      99         1.06          2,340,000         9/20/01        83.9           0.0                   0             1997
     100         1.38          2,600,000         7/21/02        75.0          64.8                   0             2002
     101         1.26          2,670,000         4/22/02        72.3          58.9                   0           1999-2002
     102         1.00          2,100,000         9/18/01        91.5           0.0                   0             1997
     103         1.00          2,100,000         9/23/01        91.1           0.0                   0             1997
     104         1.55          2,650,000         7/17/01        67.4          58.7                   0             1990
     105         1.44          2,275,000         4/15/02        74.7          65.0                   0             1950
     106         1.61          2,200,000          7/7/02        75.0          70.7                   0             2000
     107         1.39          2,100,000          7/1/02        76.2          70.7                   0             1966
     108         1.43          1,890,000          5/9/02        79.2          74.6                   0             1984
     109         1.29          2,100,000         4/16/02        71.3          63.1                   0             1999
     110         1.30          1,800,000         1/30/02        79.7          71.0                   0             1962
     111         1.31          1,650,000         4/22/02        78.6          69.0                   0             1971
     112         1.49          1,600,000        12/12/01        74.9          65.9                   0             1970
     113         1.41          1,450,000        11/21/01        73.5          65.3                   0             2001
     114         1.30          1,485,000         2/19/01        71.0          63.7                   0            Various
     114A                        435,000         2/19/01                                             0             1965
     114B                        610,000         2/19/01                                             0             1989
     114C                        440,000         2/19/01                                             0             1986

                                   SQ. FT.                   LOAN                              RENT
   CONTROL         YEAR            BED/PAD                   PER          OCCUPANCY             ROLL       OWNERSHIP
     NO.        RENOVATED          OR ROOM       UNIT        UNIT        PERCENTAGE             DATE        INTEREST
---------------------------------------------------------------------------------------------------------------------------------
      1            2002           1,449,331(3)  Sq Feet          203          96.1(4)         7/16/02    Fee Simple
      2                             953,786     Sq Feet          168         100.0             9/1/02    Fee Simple
      3         1995/2001           560,925     Sq Feet          165         100.0             9/1/02    Fee Simple
      4                           1,022,007(10) Sq Feet           76          94.7(4)          6/3/02    Fee Simple
      5            2002             796,376     Sq Feet           82          98.3(11)        8/12/02    Fee Simple
      6                             365,900     Sq Feet          160          97.4            5/31/02    Fee Simple
      7                             148,832     Sq Feet          226         100.0            4/30/02    Fee Simple
      8                             315,930     Sq Feet           74          96.4            5/31/02    Fee Simple
      9            1998              52,157     Sq Feet          440          98.3            6/28/02    Fee Simple/Leasehold
      10                            171,103     Sq Feet          133          89.8            7/22/02    Fee Simple
      11                            129,958     Sq Feet          167          96.7            5/16/02    Fee Simple
      12           2000             310,861     Sq Feet           61          92.8             6/1/02    Fee Simple
      13           2000              79,146     Sq Feet          227          91.9            6/12/02    Fee Simple
      14                                337     Units         45,697          84.0            5/30/02    Fee Simple
      15                             70,868     Sq Feet          212         100.0             9/4/02    Fee Simple
      16                                106     Units        135,377          93.4             6/3/02    Fee Simple
     16A                                 70     Units                         92.9             6/3/02
     16B                                 36     Units                         94.4             6/3/02
      17                            125,754     Sq Feet          109         100.0             5/1/02    Fee Simple
      18           1997             157,274     Sq Feet           86          83.4             8/1/02    Fee Simple
      19                            322,977     Sq Feet           41          84.7             6/6/02    Fee Simple
      20        1997/1998           270,549     Sq Feet           47          99.4            2/28/02    Fee Simple
      21           1996             210,836     Sq Feet           57          97.3            4/19/02    Fee Simple
      22                                180     Units         64,079          94.4            6/10/02    Fee Simple
      23                            171,974     Sq Feet           65          97.4            5/31/02    Fee Simple
      24                                                                      94.4             6/3/02    Fee Simple
     24A                                 32     Units                         96.9             6/3/02
     24B                             23,184     Sq Feet                      100.0(13)         6/3/02
     24C                                  5     Units                         80.0             6/3/02
     24D                                  8     Units                         87.5             6/3/02
      25                            256,799     Sq Feet           43          90.9             9/1/02    Fee Simple
      26                            121,660     Sq Feet           89          94.7             3/1/02    Fee Simple
      27                                406     Units         24,581          95.0                       Fee Simple
      28                            322,824     Sq Feet           28         100.0             7/1/02    Fee Simple
      29                                128     Rooms         67,969          65.0                       Fee Simple
      30                            262,096     Sq Feet           32          90.9             8/2/02    Fee Simple
      31                             85,363     Sq Feet           98         100.0                       Fee Simple
      32                             80,245     Sq Feet          101          93.1             7/3/02    Fee Simple
      33                             75,195     Sq Feet          106          85.7            7/11/02    Fee Simple
      34      1994/1997/2001            132     Rooms         57,576          61.0                       Fee Simple
      35                            150,277     Sq Feet           51          80.9            5/21/02    Fee Simple
      36                             89,503     Sq Feet           84          96.5             5/1/02    Fee Simple
      37                            112,545     Sq Feet           67         100.0            6/25/02    Fee Simple
      38           2000              60,136     Sq Feet          125          94.0             8/1/02    Fee Simple
      39           1999              41,200     Sq Feet          171         100.0             8/1/02    Leasehold
      40           1987             104,659     Sq Feet           67          97.1            6/14/02    Fee Simple
      41                                496     Units         14,085          89.7            4/24/02    Fee Simple
      42                             93,283     Sq Feet           74          97.6            7/16/02    Fee Simple
      43                             48,123     Sq Feet          141          91.1            5/24/02    Fee Simple
      44                             42,284     Sq Feet          156         100.0            8/13/02    Fee Simple
      45           1998                  54     Units        121,296         100.0             9/1/02    Fee Simple
      46           1999             223,960     Sq Feet           29          92.0             9/1/02    Fee Simple
      47                             32,486     Sq Feet          196         100.0            4/30/02    Fee Simple
      48                            100,892     Sq Feet           63          96.9            6/21/02    Fee Simple
      49                             48,335     Sq Feet          130          97.0                       Fee Simple
      50                             72,020     Sq Feet           85          91.7            2/28/02    Fee Simple
      51                             32,448     Sq Feet          185         100.0            6/26/02    Fee Simple
      52                                104     Units         57,692          98.1            6/10/02    Fee Simple
      53           2000                 230     Units         24,933          95.7            3/12/02    Fee Simple
      54                             36,466     Sq Feet          153          92.9            4/16/02    Fee Simple
      55        1963/1994            68,262     Sq Feet           81          91.2            5/23/02    Fee Simple
      56        1992/2001            20,740     Sq Feet          265          83.1             8/1/02    Fee Simple
      57           1997              18,154     Sq Feet          299         100.0            9/15/01    Fee Simple
      58                             68,778     Sq Feet           77          98.4             8/5/02    Fee Simple
      59           2002              32,986     Sq Feet          149         100.0            8/16/02    Fee Simple
      60                             90,000     Sq Feet           50         100.0             8/1/02    Fee Simple
      61                            199,963     Sq Feet           22          95.0             9/1/02    Fee Simple
      62                                172     Units         25,082         100.0             5/8/02    Fee Simple
      63                                262     Pads          15,257          95.0            5/14/02    Fee Simple
      64           1984              39,970     Sq Feet          100          95.5            6/11/02    Fee Simple
      65                             75,100     Sq Feet           51          98.1            4/16/02    Fee Simple
      66                                171     Units         22,338          90.6            6/28/02    Fee Simple
      67        1984/2000            24,600     Sq Feet          154         100.0             7/1/02    Fee Simple
      68           2001                 168     Units         22,577          96.4            7/11/02    Fee Simple
      69                             46,021     Sq Feet           82          94.3             4/1/02    Fee Simple
      70                            292,883     Sq Feet           13         100.0                       Fee Simple
     70A                            101,682     Sq Feet                      100.0                       Fee Simple
     70B                             92,156     Sq Feet                      100.0                       Fee Simple
     70C                            100,045     Sq Feet                      100.0                       Fee Simple
      71                              7,931     Sq Feet          473         100.0             7/1/02    Fee Simple
      72                             19,959     Sq Feet          185         100.0            3/26/02    Fee Simple
      73           1999              77,786     Sq Feet           47         100.0            5/17/02    Fee Simple
      74                                163     Units         21,840          94.9            5/22/02    Fee Simple
     74A                                 16     Units                         93.8            5/22/02
     74B                                 20     Units                        100.0            5/22/02
     74C                                 21     Units                        100.0            5/22/02
     74D                                 16     Units                        100.0            5/22/02
     74E                                 12     Units                        100.0            5/22/02
     74F                                  8     Units                        100.0            5/22/02
     74G                                 55     Units                         89.1            5/22/02
     74H                                 10     Units                        100.0            5/22/02
     74I                                  5     Units                        100.0            5/22/02
      75                             34,985     Sq Feet          101          84.9             7/1/02    Fee Simple
      76           2000              20,681     Sq Feet          164         100.0            5/22/02    Fee Simple
      77                                112     Units         29,843          99.1            5/31/02    Fee Simple
      78           2001                 110     Units         29,927          98.2            6/30/02    Fee Simple
      79                             21,259     Sq Feet          141          94.8            7/29/02    Fee Simple
      80                             12,872     Sq Feet          233         100.0             3/1/02    Fee Simple
      81                                200     Units         14,947          98.0            4/12/02    Fee Simple
      82                             67,577     Sq Feet           44          90.7             8/8/02    Fee Simple
      83                             12,937     Sq Feet          228         100.0            4/26/02    Fee Simple
      84                                 60     Units         49,075         100.0            3/21/02    Fee Simple
      85                             15,120     Sq Feet          192         100.0             6/2/02    Fee Simple
      86                             30,620     Sq Feet           95          96.1             4/1/02    Fee Simple
      87                             75,155     Sq Feet           35          85.7             8/8/02    Fee Simple
      88                                172     Units         15,237          90.7            8/12/02    Fee Simple
      89                             28,646     Sq Feet           90         100.0             5/1/02    Fee Simple
      90                             15,925     Sq Feet          160          87.4             8/8/02    Fee Simple/Leasehold
      91                                119     Units         21,429          89.9            7/31/02    Fee Simple
      92                             28,092     Sq Feet           91          94.9            2/21/02    Fee Simple
      93                             51,365     Sq Feet           48          95.3            5/30/02    Fee Simple
      94                             59,200     Sq Feet           40         100.0             6/7/02    Fee Simple
      95                             14,884     Sq Feet          161         100.0             7/1/02    Fee Simple
      96                             16,605     Sq Feet          139         100.0            6/28/02    Fee Simple
      97                             20,115     Sq Feet          112         100.0            8/14/02    Fee Simple
      98                             10,908     Sq Feet          197         100.0            4/30/02    Fee Simple
      99                             10,752     Sq Feet          183         100.0            9/20/01    Fee Simple
     100                              8,000     Sq Feet          244         100.0            7/21/02    Fee Simple
     101                             63,750     Sq Feet           30         100.0            6/13/02    Fee Simple
     102                             10,720     Sq Feet          179         100.0            9/18/01    Fee Simple
     103                              9,600     Sq Feet          199         100.0            9/23/01    Fee Simple
     104                             42,251     Sq Feet           42         100.0            6/30/02    Fee Simple
     105           2000              13,582     Sq Feet          125         100.0            5/22/02    Fee Simple
     106                             10,913     Sq Feet          151         100.0             6/1/02    Fee Simple
     107                                 40     Units         40,000          97.5            6/10/02    Fee Simple
     108           1997                  48     Units         31,203          97.9            6/14/02    Fee Simple
     109                             10,125     Sq Feet          148         100.0            4/15/02    Fee Simple
     110           2000                  59     Units         24,322         100.0            1/25/02    Fee Simple
     111           2000                  48     Units         27,029         100.0            4/27/02    Fee Simple
     112                                 55     Pads          21,793         100.0             6/1/02    Fee Simple
     113                              7,439     Sq Feet          143         100.0            8/14/02    Fee Simple
     114         Various                 26     Units         40,565          96.6            4/16/02    Fee Simple
     114A          1995                   5     Units                        100.0            4/16/02    Fee Simple
     114B                                12     Units                         91.7            4/16/02    Fee Simple
     114C                                 9     Units                        100.0            4/16/02    Fee Simple

                                    LARGEST                              LARGEST               LARGEST
   CONTROL                           TENANT                            TENANT AREA          TENANT LEASE
     NO.                              NAME                           LEASED (SQ.FT.)          EXP. DATE
--------------------------------------------------------------------------------------------------------
      1        Macy's                                                     316,478                 NAP(5)
      2        Neuberger Berman                                           341,588                4/1/17
      3        Marsh & McLennan Companies, Inc.                           278,434              12/31/20
      4        Macy's                                                     240,000               7/30/16
      5        Wal*Mart                                                   228,910               4/23/22
      6        GS-11B-10226 (EPA)                                          78,103              10/19/02
      7        Bed, Bath & Beyond                                          73,455               3/31/13
      8        Shoppers Food Warehouse                                     50,101               4/30/12
      9        Sobe Lincoln Road (Score)                                    6,000               2/28/08
      10       Micro Warehouse                                             65,333               9/30/06
      11       Michaels Stores, Inc.                                       24,876               2/28/11
      12       Burlington Coat Factory Warehouse of Atlanta, Inc.          95,006              12/31/11
      13       Sports Authority                                            20,000               1/31/14
      14
      15       Cipriani USA                                                30,237               6/30/16
      16
     16A
     16B
      17       BJ's Wholesale                                             117,354               2/28/12
      18       Chicago Title Insurance                                     19,285               6/30/04
      19       American Red Cross                                          57,493               5/31/05
      20       Home Depot                                                 121,477               1/31/32
      21       Mervyn's California                                         83,732               7/31/05
      22
      23       Kroger                                                      52,644              12/31/19
      24
     24A
     24B       California Federal Bank (Dark)                               8,000              12/31/02
     24C
     24D
      25       Stadium 9 Cinemas                                           24,338               7/31/17
      26       Shaw's Supermarket                                          54,097              12/31/14
      27
      28       Home Depot                                                 322,824               1/31/11
      29
      30       Space Plus                                                  54,000              12/31/76
      31       Plumbers, Inc.                                              17,553               2/28/05
      32       Metrocall                                                    8,358               1/31/06
      33       Mitchell's Salon                                            10,644              12/31/07
      34
      35       Kodeos Communications, Inc.                                 18,000               8/31/06
      36       Hobby Lobby                                                 55,000               3/31/21
      37       FedEx Ground Package Systems, Inc.                         112,545               5/14/11
      38       Whole Foods Market                                          45,907               9/30/15
      39       Charles Parking LLC                                         25,000              12/31/15
      40       Adams & Reese, L.L.P.                                       20,238               4/30/07
      41
      42       T.J. Maxx                                                   32,400               4/30/09
      43       Century 21                                                  16,643               7/31/08
      44       Scottsdale Memorial Realty Co., Inc.                        10,800               1/31/09
      45
      46       Liz Claiborne                                               10,000               6/30/06
      47       Audio Video city, Inc.                                       4,978               6/30/02(14)
      48       Save Mart                                                   46,721              10/31/11
      49       Touch Tone Companies                                         3,738                3/1/09
      50       Earth Tech, Inc.                                            27,796               2/28/09
      51       Equinox Gym                                                 32,448              12/31/14
      52
      53
      54       Juan's Hacienda                                             10,264               2/28/05
      55       City of Long Beach                                          11,238               9/30/03
      56       Fidelity Brokerage                                          11,240               8/26/11
      57       Thrifty Payless, Inc.                                       18,154               9/30/19
      58       Ace Hardware                                                14,574               5/31/13
      59       Bed, Bath and Beyond                                        32,986               1/31/13
      60       NKS Distribution                                            90,000              10/15/13
      61       Liz Claiborne                                               12,000               9/30/08
      62
      63
      64       A & V Professional Casting                                   1,475               9/30/02
      65       Kash & Karry                                                29,000               7/29/09
      66
      67       Petco                                                       15,026               1/31/17
      68
      69       Circuit City                                                28,896               1/31/21
      70       Sealy Mattress Company                                     101,682              12/31/03
     70A       Sealy Mattress Company                                     101,682              12/31/03
     70B       U-Haul Company of Kansas                                    92,156               7/31/11
     70C       Central Solutions, Inc.                                     66,000               9/30/06
      71       R.L Fashions of Florida, Inc.                                7,931               8/31/14
      72       Kokoro                                                       2,869               8/11/06
      73       Steinmart                                                   29,000              11/30/10
      74 74A 74B 74C 74D 74E 74F 74G 74H 74I
      75       Si Casa Flores                                               3,480              11/30/06
      76       Space, LLC                                                   7,950               9/30/06
      77
      78
      79       La Botana Tex-Mex                                            2,900               7/31/12
      80       CVS                                                          6,188              11/30/05
      81
      82       Kroger                                                      37,232               9/30/08
      83       Denny's                                                      5,000               9/30/21
      84
      85       Walgreen, Co.                                               15,120              10/31/20
      86       Fashion Bug                                                  7,820               3/31/11
      87       Kash & Karry                                                33,896               6/30/05
      88
      89       Korner Pocket                                                3,234               5/31/07
      90       Blockbuster Entertainment                                    4,000               1/31/05
      91
      92       Eatza Pizza                                                  4,373               4/30/06
      93       Indian Motorcycle of Houston                                 5,500               3/31/03
      94       Consolidated Maintenance Supply, Inc.                       15,000              12/31/08
      95       Sav-on Drugs                                                14,884              10/31/20
      96       US Bank/ PJH                                                 3,305              10/31/04
      97       Rack Room Shoes                                              6,500               2/28/09
      98       Eckerd Corporation                                          10,908               12/2/19
      99       Rite Aid of Ohio, Inc.                                      10,752               8/31/19
     100       Bronx Bainbridge CVS, LLC                                    8,000               1/31/22
     101       Harris County Construction                                  12,500              12/31/02
     102       Rite Aid of Maryland, Inc.                                  10,720               9/30/19
     103       Rite Aid of Pennsylvania, Inc.                               9,600               9/30/19
     104       Clarcona Video, Inc                                          8,057               8/31/06
     105       Retromodern                                                  8,148               7/31/03
     106       Iblza Island Concepts                                        4,338               2/28/06
     107
     108
     109       Hickory CVS, Inc.                                           10,125               1/31/20
     110
     111
     112
     113       CPC Wireless                                                 2,592               2/28/07
     114
     114A
     114B
     114C

                                    2ND LARGEST                           2ND LARGEST             2ND LARGEST
   CONTROL                            TENANT                              TENANT AREA            TENANT LEASE
     NO.                               NAME                             LEASED (SQ.FT.)            EXP. DATE
--------------------------------------------------------------------------------------------------------------------
      1        Macy's Men's and Home                                          249,500                   NAP(5)
      2        VNU/Nielsen Media(8)                                           154,918                 10/1/18
      3        JPMorgan Chase Bank                                            243,416                12/30/20
      4        Sears                                                          206,924                 9/30/27
      5        K-Mart Corporation                                             121,891                11/30/14
      6        GS-11B-01442 (NAVAIR)                                           43,258                  1/7/12
      7        Nordstrom Rack                                                  46,407                 8/31/16
      8        Stein Mart                                                      36,900                11/30/11
      9        Alfred Gonzalez (David's Cafe)                                   5,655                10/31/12
      10       Northwestern Life (Philip J. Pierz)                             15,588                 2/28/04
      11       Old Navy, Inc.                                                  24,631                  5/1/11
      12       Atlanta Farmers Market                                          45,613                 7/31/16
      13       JSM Music Inc.                                                  19,700                12/31/10
      14
      15       Cipriani 42nd Street                                            25,810                 6/30/16
      16
     16A
     16B
      17       Leslies Poolmart                                                 3,400                12/31/04
      18       Bank of New York                                                14,467                 9/30/08
      19       American Uniform Sales                                          12,777                 2/29/04
      20       Super Fresh Food Market                                         55,144                 6/30/16
      21       Ralph's Grocery                                                 39,171                11/30/05
      22
      23       Hairston 8 Theatres                                             34,455                 8/31/06
      24
     24A
     24B       Beyond Hair                                                      2,700                12/31/04
     24C
     24D
      25       Linen Barn Outlet                                               11,700                11/30/02
      26       Fashion Bug                                                     11,240                 1/31/05
      27
      28
      29
      30       Broward County Library                                          31,201                10/31/04
      31       Howard's Appliances, Inc.                                       15,908                 9/30/11
      32       Evergreen Insurance                                              7,047                 7/31/03
      33       Half Price Book Store                                           10,591                 4/30/08
      34
      35       Lite-On Enclosure, Inc.                                         15,000                 9/30/06
      36       Brook Mays Music Company                                         8,018                 9/30/11
      37
      38       Bank One of Texas                                                5,025                 7/31/10
      39       D'Agastino Supermarkets Inc.                                     8,700                 4/30/16
      40       Alford, Clausen & McDonald                                      20,215                12/31/09
      41
      42       Shoe Forum                                                      14,000                 2/28/05
      43       HMH Engineering                                                  4,224                 7/31/06
      44       Comprehensive Medical Imaging Centers, Inc.                      5,164                 3/29/09
      45
      46       Nike                                                            10,000                 6/30/06
      47       The New Yorker Magazine                                          3,926                 8/31/02
      48       Miller's Outpost                                                 6,600                 1/31/08
      49       Great Destinations Pediatrics                                    4,820                 12/1/10
      50       Lexmark International, Inc.                                     12,213                 3/31/05
      51
      52
      53
      54       Whole Body Fitness                                               4,196                 4/30/07
      55       Wasabi Japanese Restaurant                                       7,874                 3/31/05
      56       Citibank                                                         6,000                 5/23/21
      57
      58       Atlanta Selection Center                                         8,795                 1/31/06
      59
      60
      61       Linen Barn Outlet                                               10,670                   m-t-m
      62
      63
      64       Harn Surng Lee                                                   1,460                 3/31/03
      65       Walgreen                                                        13,500                10/31/31
      66
      67       AutoZone                                                         9,574                 7/31/15
      68
      69       Panera Bread Company                                             5,460                 5/31/11
      70       U-Haul Company of Kansas                                        92,156                 7/31/11
     70A
     70B
     70C       Parker McCrory Manufacturing                                    34,045                12/31/05
      71
      72       Snatoro's Pizza                                                  2,663                 7/31/06
      73       Goodwill Industries                                             10,500                 8/31/06
      74
     74A
     74B
     74C
     74D
     74E
     74F
     74G
     74H
     74I
      75       Holly's Hallmark Cards                                           3,400                 4/30/07
      76       MEP Associates                                                   4,477                12/31/09
      77                                                                            0
      78                                                                            0
      79       Neighborhood Cleaners                                            2,870                 8/31/06
      80       Posh Cleaners                                                    1,706                12/31/06
      81                                                                            0
      82       CVS                                                             10,069                 9/30/08
      83       Dr. Minh Luong, DDS                                              1,750                 1/30/08
      84                                                                            0
      85                                                                            0
      86       Hallmark                                                         4,800                11/30/03
      87       Eckerd Drugs                                                    10,356                 6/30/05
      88                                                                            0
      89       Arco                                                             2,560                 9/30/03
      90       El Vero                                                          2,750                  7/1/05
      91                                                                            0
      92       J.M. Williams & Associates                                       4,000                12/31/04
      93       Oceaneering                                                      4,800                 5/31/04
      94       Lockheed Martin IMS, Corporation                                11,200                  9/8/05
      95                                                                            0
      96       Odell Architects                                                 3,280                12/31/09
      97       Outback Steakhouse                                               6,115                 3/31/11
      98                                                                            0
      99                                                                            0
     100                                                                            0
     101       Houston Chronicle                                                7,200                 3/31/04
     102                                                                            0
     103                                                                            0
     104       Dolgencorp, Inc.                                                 6,674                 9/30/05
     105       Modern Living                                                    5,434                10/31/05
     106       R. Nabizadah P.C.                                                1,925                 6/30/11
     107                                                                            0
     108                                                                            0
     109                                                                            0
     110                                                                            0
     111                                                                            0
     112                                                                            0
     113       AGB Jewelers                                                     2,447                10/31/06
     114
     114A
     114B
     114C

                                          3RD LARGEST                                   3RD LARGEST             3RD LARGEST
   CONTROL                                   TENANT                                     TENANT AREA            TENANT LEASE
     NO.                                      NAME                                    LEASED (SQ.FT.)            EXP. DATE
---------------------------------------------------------------------------------------------------------------------------------
      1        Nordstrom                                                                    168,750                 NAP(5)
      2        ESPN                                                                          72,369               10/1/04
      3        Verizon Communications                                                        39,075               4/30/03
      4        JCPenney's                                                                   158,771                8/2/38
      5        Home Depot USA, Inc.                                                         112,058               1/31/10
      6        GS-11B-80532 (NAVAIR & Defense Investigation Service)                         28,481               5/31/03
      7        Trader Joe's                                                                  12,687               1/31/10
      8        Ross Dress for Less                                                           25,994               1/31/08
      9        World Resources Cafe, Inc.                                                     3,500              12/31/13
      10       Air Express International                                                     11,972               3/31/06
      11       PetsMart, Inc.                                                                23,963               6/17/17
      12       Marshall's                                                                    40,025               1/31/10
      13       Droplet Software Development                                                   7,000               4/30/05
      14
      15       Cipriani USA                                                                  14,821               6/30/16
      16
     16A
     16B
      17       Household Finance Corp.                                                        2,000               2/28/05
      18       Brooks Fiber                                                                   6,510              12/31/07
      19       Pictorial Engraving                                                           12,663               8/31/03
      20       Jeepers                                                                       26,500              11/30/09
      21       Rite Aid                                                                      20,100               5/31/05
      22
      23       Meridian Medical Group                                                        12,043               6/30/02
      24
     24A
     24B       Video Control: Bruce Kizler                                                    1,100               3/31/03
     24C
     24D
      25       Burke's Outlet                                                                11,429               4/30/06
      26       Brinker International                                                          5,400               2/20/10
      27
      28
      29
      30       Sports Authority                                                              14,418               8/31/04
      31       Corporate Express Office                                                      15,802              10/31/06
      32       East West Bank                                                                 7,026              10/31/07
      33       TGI Friday's                                                                   9,100              10/17/05
      34
      35       Multi-Plex, Inc. (PE Corporation)                                             13,328              12/31/04
      36       Petland Southlake                                                              7,000               4/30/11
      37
      38       Cafe Tin Tin                                                                   2,004               7/31/12
      39       The Video Stop Inc.                                                            2,500               8/31/09
      40       Sirote & Permutt, P.C.                                                        10,993               9/30/06
      41
      42       Ducks in a Row                                                                 7,822               6/30/06
      43       United Title of Nevada                                                         4,199               9/30/06
      44       Pamela Henderson, MD, PC & Steven H. Weiner                                    3,759               5/31/11
      45
      46       Levi's Outlet by Most                                                         10,000               1/31/04
      47       Horiscnik & Associates                                                         2,667               9/30/02
      48       Susie's Deal                                                                   5,895               2/28/07
      49       Sonoran Medical Centers                                                        3,591                9/1/09
      50       Ashton Atlanta Residential                                                     9,015               5/31/08
      51
      52
      53
      54       Great China Restaurant                                                         3,493               6/30/06
      55       Flexo, Hiner & Partners                                                        5,665               3/31/05
      56
      57
      58       Fragile                                                                        8,791               1/31/09
      59
      60
      61       Nike                                                                           9,200              10/31/08
      62
      63
      64       Cupid Fine Jewelry Mfg., Inc.                                                  1,435               2/28/05
      65       Humana                                                                         4,200              12/31/03
      66
      67
      68
      69       Acorn Tree                                                                     5,040              11/30/06
      70       Central Solutions, Inc.                                                       66,000               9/30/06
     70A
     70B
     70C
      71
      72       Noodles Shop                                                                   2,507               6/30/06
      73       Dollar Tree                                                                    9,470               7/31/06
      74
     74A
     74B
     74C
     74D
     74E
     74F
     74G
     74H
     74I
      75       Blockbuster Entertainment                                                      3,061               8/31/04
      76       Morris & Raper                                                                 3,590               8/31/06
      77
      78
      79       Thai Lotus Resturant                                                           2,339               8/31/06
      80       D'Loria Pastry                                                                 1,490               3/31/06
      81
      82       U.S. Postal Service                                                            5,573               7/31/07
      83       Starbucks                                                                      1,500               9/30/11
      84
      85
      86       Catherines                                                                     3,700               2/28/07
      87       Rent A Center                                                                  5,000              12/31/07
      88
      89       Lucky Greek                                                                    2,520               5/31/04
      90       Perfect Look                                                                   1,550              11/30/05
      91
      92       Law Office of Robert J. Derby                                                  3,772               7/31/05
      93       Custom-Bilt Shutter Shop, Inc.                                                 4,800              10/31/03
      94       Publisher's Circulation Fulfillment                                            9,600               6/30/04
      95
      96       Chicago Title                                                                  2,996              12/14/04
      97       Lance's Jewelry                                                                2,800               6/30/07
      98
      99
     100
     101       Lake Pro                                                                       3,000              12/31/04
     102
     103
     104       Royal Beauty Supply, Inc.                                                      4,000              12/31/03
     105
     106       Dry Clean Express                                                              1,650               8/30/07
     107
     108
     109
     110
     111
     112
     113       Brazilian Point                                                                1,201              11/30/08
     114
     114A
     114B
     114C

(1) The prepayment provision commences from the first interest accrual period for each loan.
(2) Weighted average interest rate for the Westfield Shoppingtown Valley Fair Loan A Note and the B Note.
(3) Represents total gross leasable area of the property including anchor stores. The Westfield Shoppingtown Valley Fair Mall Mortgaged Property totals 714,603 square feet and is comprised of a 45,000 square foot supermarket and 669,603 square feet of in-line space.
(4)      Reflects overall mall occupancy.
(5)      NAP mean not applicable as the anchor owns its store and pad.
(6) Initial 3 year interest only period, 30 year amortization schedule thereafter.
(7) UW DSCR is 2.06x based on projected 2004/2005 UW net cash flow of $23,892,629 (see " Description of the mortgage pool - Significant underlying mortgage loans - the 605 Third Avenue Mortgage loan - the 605 Third Avenue Mortgaged Property" in the Prospectus Supplement.
(8) John Wiley & Sons is currently the second largest tenant at the property. However, Nielsen Media Research, Inc./VNU has executed a lease which is scheduled to commence in June 2003. As of June 2003, Nielsen Media Research, Inc./VNU will be the second largest tenant at the property.
(9) The pooled and non-pooled mortgage loans of the split loan structure have an original amortization term of 25 years. It is anticipated that the 1166 Avenue of the Americas pooled mortgage loan will amortize, assuming no defaults, over a term of 14 years 11 months.
(10) Represents total gross leasable area of the property including anchor stores. The Hamilton Mall Mortgaged Property totals 853,929 square feet and is comprised of two anchor stores aggregating 446,924 square feet, in-line and outparcel space totaling 407,005 square feet. Additionally, an outparcel pad owned by the borrower, but not the 9,307 square feet of tenant-owned improvements situated on the pad, is part of the Hamilton Mall Mortgaged Property.
(11) As of August 12, 2002, eight tenants representing 172,016 square feet, where tenants are currently completing the buildout of their respective spaces. It is anticipated that all tenants will be in occupancy by November 2002. The principal of the borrower has executed a payment guaranty in the amount of $8,000,000 which terminates when all tenants take occupancy. In addition, the borrower has posted a rent reserve letter of credit for the tenants in the amount of $500,000.
(12) For purposes of all calculations set forth in the Prospectus Supplement and all annexes thereto, 2099 Market Street, along with each of the other mortgaged properties in Lembi II Pool B, was treated as a multifamily property.
(13) California Federal Bank has vacated its space, but the property remains 100% leased.
(14)     The tenant has two five year renewal options.

                                    ANNEX A-2
             CERTAIN MONETARY TERMS OF THE UNDERLYING MORTGAGE LOANS

                  (This Page Has Been Left Blank Intentionally)

                                                                       ANNEX A-2

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4

                                                             ORIGINAL       REMAINING
CONTROL                                                   INTEREST-ONLY   INTEREST-ONLY      AMORTIZATION
  NO.                      PROPERTY NAME                  PERIOD (MOS.)    PERIOD (MOS.)         TYPE           ARD      MATURITY
----------------------------------------------------------------------------------------------------------------------------------
   1      Westfield Shoppingtown Valley Fair                     0              0          ARD                7/11/12     7/11/32
   2      605 Third Avenue                                      36             36          ARD                9/11/12     9/11/32
   3      1166 Avenue of the Americas                            0              0          Fully Amortizing               9/11/17
   4      Hamilton Mall                                          0              0          ARD                6/11/12     6/11/32
   5      Orange Plaza                                           0              0          Balloon                        9/11/12
   6      Crystal Gateway One                                    0              0          ARD                7/11/12     7/11/32
   7      555 9th Street                                         0              0          ARD                7/11/12     7/11/32
   8      Battlefield Shopping Center                            0              0          ARD                9/11/12     9/11/32
   9      Lincoln Road Retail Portfolio                          0              0          Balloon                        7/11/12
   10     535 Connecticut Avenue                                18             18          ARD                9/11/12     9/11/32
   11     Brandywine Town Center                                 0              0          Balloon                        7/11/12
   12     Plaza Fiesta                                           0              0          ARD                7/11/12     7/11/32
   13     636 Sixth Avenue                                       0              0          ARD                9/11/12     9/11/32
   14     Craig Ranch                                            0              0          Balloon                       10/11/12
   15     Cipriani                                               0              0          ARD                9/11/12     9/11/32
   16     Lembi II Pool A                                       12              9          Balloon                        6/11/07
   17     BJ's Wholesale Club                                    0              0          Balloon                        8/11/12
   18     235 and 245 Main Street                                0              0          Balloon                        8/11/12
   19     77 Corporate Park                                      0              0          Balloon                        8/11/09
   20     Parkway Crossings                                      0              0          Balloon                        6/11/12
   21     Crossroads Shopping Center                             0              0          Balloon                        6/11/12
   22     Courtney's Bay Apartments                              0              0          Balloon                        7/11/09
   23     Hairston Village                                       0              0          Balloon                        8/11/12
   24     Lembi II Pool B                                       12              9          Balloon                        6/11/07
   25     Horizon Outlet Center (Laughlin)                       0              0          Balloon                        7/11/09
   26     Shaw's Plaza                                           0              0          Balloon                        7/11/12
   27     Village Green Apartments                               0              0          Balloon                       10/11/07
   28     Home Depot                                             0              0          Balloon                        7/11/12
   29     AmeriSuites - Vernon Hills                             0              0          Balloon                        9/11/07
   30     Lauderdale Marketplace                                 0              0          ARD                8/11/12     8/11/27
   31     Brookhollow                                            0              0          Balloon                        6/11/12
   32     Tarzana Tower                                          0              0          Balloon                        8/11/07
   33     Kenwood Galleria                                       0              0          Balloon                        8/11/12
   34     Charleston on the Beach                                0              0          Balloon                       10/11/09
   35     Corporate Boulevard                                    0              0          Balloon                        7/11/12
   36     Southlake Marketplace Phase III                        0              0          Balloon                        9/11/12
   37     Federal Express Warehouse                              0              0          Balloon                        9/11/12
   38     West University Marketplace                            0              0          Balloon                        7/11/09
   39     201 East 25th Street & 200 East 27th Street            0              0          Balloon                        8/11/12
   40     One St. Louis Centre                                   0              0          Balloon                        8/11/12
   41     University Cabana                                      0              0          ARD                6/11/12     6/11/32
   42     TJ Maxx                                                0              0          Balloon                        9/11/12
   43     Money World Office Plaza                               0              0          Balloon                        7/11/12
   44     Shea Medical Plaza                                     0              0          Balloon                        9/11/12
   45     Lembi II C - 950 Franklin Street                       9              9          Balloon                        6/11/07
   46     Horizon Outlet Center (Medford)                        0              0          Balloon                        7/11/09
   47     3201 Wilshire Boulevard                                0              0          Balloon                        6/11/12
   48     Porterville Town Center                                0              0          Balloon                        7/11/12
   49     Arrowhead Medical                                      0              0          Balloon                       10/11/12
   50     Offices at Kings Landings                              0              0          Balloon                        8/11/09
   51     Equinox Gym                                            0              0          Balloon                        9/11/12
   52     Lowrey Place                                           0              0          Balloon                        9/11/07
   53     Woodside Terrace Apartments                            0              0          ARD                3/11/12     3/11/32
   54     Preston Frankford                                      0              0          ARD                5/11/12     5/11/32
   55     City Centre                                            0              0          Balloon                        6/11/12
   56     1075 Northern Boulevard                                0              0          Balloon                        7/11/12
   57     Rite Aid Santa Monica                                  0              0          Fully Amortizi ng             10/10/19
   58     Centre Court Shopping Center                           0              0          ARD                8/11/12     8/11/32
   59     Bed Bath & Beyond                                      0              0          Balloon                        9/11/12
   60     NKS Distribution                                       0              0          Balloon                        7/11/12
   61     Horizon Outlet Center (Warrenton)                      0              0          Balloon                        7/11/09
   62     Majestic Oaks Apartments                               0              0          Balloon                        7/11/07
   63     Willo Arms Mobile Home Park                            0              0          Balloon                        8/11/09
   64     31 West 47th Street                                    0              0          Balloon                        7/11/12
   65     Marketplace at Cypress Creek                           0              0          Balloon                        6/11/07
   66     Falcon View                                            0              0          Balloon                        7/11/12
   67     Baldwin Center                                         0              0          Balloon                        8/11/12
   68     Clay Court Apartments                                  0              0          Balloon                        8/11/14
   69     Decatur Plaza                                          0              0          Balloon                        5/11/12
   70     Kansas City Portfolio                                  0              0          Balloon                       10/11/12
   71     Polo - Ralph Lauren                                    0              0          Balloon                        9/11/12
   72     Lincoln Hills Retail Center                            0              0          Balloon                        5/11/12
   73     Kenner Center                                          0              0          Balloon                        6/11/12
   74     Waterbury Multifamily Portfolio                        0              0          Balloon                        9/11/12
   75     Larson Creek Shopping Center                           0              0          Balloon                        7/11/12
   76     800 Peachtree                                          0              0          Balloon                        8/11/12
   77     Greenery Apartments                                    0              0          Balloon                        6/11/07
   78     Hawthorne Townhomes                                    0              0          Balloon                        5/11/12
   79     Shoppes at Sugarloaf                                   0              0          Balloon                        9/11/12
   80     Amboy Plaza                                            0              0          Balloon                        8/11/12
   81     Sable Palms Apartments                                 0              0          Balloon                        7/11/12
   82     Shady Springs Plaza                                    0              0          Balloon                        7/11/07
   83     Money World Retail Plaza                               0              0          Balloon                        7/11/12
   84     Roberta Apartments                                     0              0          Balloon                        6/11/12
   85     Walgreens - Ardmore                                    0              0          Balloon                        9/11/12
   86     1615-1637 Broadway Street (Kroger Plaza - Pekin)       0              0          Balloon                        6/11/12
   87     Morningside Plaza                                      0              0          Balloon                        7/11/07
   88     Houston Woods Greenbriar                               0              0          Balloon                        5/11/11
   89     McKinley Plaza                                         0              0          Balloon                        9/11/09
   90     Jackson Creek Shopping Center                          0              0          Balloon                        9/11/09
   91     The Landing Apartments                                 0              0          Balloon                        9/11/09
   92     Parvenu Plaza                                          0              0          Balloon                        5/11/12
   93     Beltway 8 Office Warehouses 9 & 10                     0              0          Balloon                        7/11/12
   94     Bladensburg Road                                       0              0          Balloon                        8/11/12
   95     Lake Elsinore                                          0              0          Balloon                        6/11/12
   96     Centerpoint I                                          0              0          Balloon                        9/11/12
   97     Marketplace Shops                                      0              0          Balloon                        8/11/12
   98     Eckerd Poughkeepsie                                    0              0          Balloon                        8/11/12
   99     Rite Aid Dayton                                        0              0          Fully Amortizing              10/10/19
  100     CVS Bainbridge                                         0              0          Balloon                        9/11/12
  101     Franz Road Business Park                               0              0          Balloon                        7/11/12
  102     Rite Aid - Pikesville                                  0              0          Fully Amortizing              10/10/19
  103     Rite Aid - Philadelphia                                0              0          Fully Amortizing              10/10/19
  104     Clarcona Crossing                                      0              0          Balloon                       12/11/11
  105     805 Peachtree                                          0              0          Balloon                        8/11/12
  106     The Plazas at Midtown II Shopping Center               0              0          Balloon                        9/11/07
  107     30 Nye Street                                          0              0          Balloon                        9/11/07
  108     Castle Glen Apartments                                 0              0          Balloon                        7/11/07
  109     CVS Hickory                                            0              0          Balloon                        6/11/12
  110     Las Palmas Apartments                                  0              0          ARD                3/11/12     3/11/32
  111     Ashwood Gardens Apartments                             0              0          Balloon                        6/11/12
  112     The Ritz Mobile Home Park                              0              0          Balloon                        7/11/12
  113     Groote Market Center                                   0              0          Balloon                        3/11/12
  114     Dolphin Point                                          0              0          Balloon                        7/11/11


                              ORIGINAL                    REMAINING        REMAINING      DSCR @     CUT-OFF     SCHEDULED
CONTROL      MORTGAGE       AMORTIZATION   SEASONING       TERM TO          LOCKOUT      NET CASH     DATE       MATURITY/
  NO.         RATE(%)        TERM (MOS.)     (MOS.)    MATURITY (MOS.)   PERIOD (MOS.)   FLOW (X)    LTV (%)    ARD LTV (%)
-----------------------------------------------------------------------------------------------------------------------------
   1         6.301(1)            360           2             118               25          1.87       52.2          43.4
   2          6.0500             360           0             120               25          2.06       61.5          55.7
   3          6.3538           179(2)          0             179               24          1.84       51.6           0.0
   4          6.9500             360           3             117               25          1.40       68.9          60.1
   5          6.7500             360           0             120               25          1.30       79.7          69.1
   6          6.7500             360           2             118               25          1.38       69.5          60.3
   7          7.0100             360           2             118               25          1.27       76.6          66.9
   8          6.6200             360           0             120               25          1.24       79.7          68.8
   9          7.2300             360           2             118               25          1.34       72.9          64.1
   10         6.5300             331           0             120               48          1.26       78.4          67.7
   11         7.0100             360           2             118               25          1.32       77.6          67.8
   12         7.2800             360           2             118               46          1.54       72.4          63.7
   13         6.6250             360           0             120               48          1.30       80.0          69.1
   14         6.9800             360           0             121               48          1.21       67.0          58.3
   15         7.5000             360           0             120               25          1.33       75.0          66.3
   16         6.6500             348           3              57               25          1.20       73.6          70.1
   17         6.7500             360           1             119               47          1.35       79.6          69.0
   18         6.7500             360           1             119               25          1.32       66.0          57.2
   19         6.4500             360           1              83               25          1.40       77.8          71.0
   20         7.1900             360           3             117               25          1.31       76.8          67.5
   21         7.3800             360           3             117               45          1.43       60.6          53.5
   22         6.7300             360           2              82               46          1.29       77.7          71.3
   23         6.7500             360           1             119               25          1.51       77.5          67.2
   24         6.6500             348           3              57               25          1.38       76.3          72.7
   25         8.1500             300           2              82               47          2.38       43.9          39.4
   26         7.2300             360           2             118               34          1.29       79.9          70.2
   27         5.6000             330           0              60               24          1.43       74.5          68.2
   28         6.9700             360           2             118               46          1.27       74.3          64.8
   29         6.0500             300           0              60               48          1.83       62.6          56.6
   30         7.1500             300           1             119               25          1.66       61.1          49.2
   31         7.3500             360           3             117               33          1.38       73.1          64.5
   32         6.4000             360           1              59               25          1.47       69.3          65.2
   33         6.7800             360           1             119               47          1.52       71.8          62.3
   34         6.6000             300           0              84               48          1.83       55.9          48.5
   35         7.1000             360           2             118               25          1.34       66.6          58.3
   36         6.7500             360           0             120               48          1.42       79.0          68.4
   37         6.6500             300           0             120               36          1.27       75.0          59.3
   38         6.5000             360           2              82               46          1.36       78.8          72.0
   39         7.2700             252           1             119               25          1.27       73.9          53.1
   40         6.7000             360           1             119               47          1.41       70.0          60.6
   41         7.1800             360           3             117               45          1.33       73.5          64.6
   42         6.5700             360           0             120               48          1.53       78.9          68.0
   43         7.0700             360           2             118               46          1.37       74.9          65.6
   44         6.5000             300           0             120               48          1.39       71.7          56.5
   45         5.9000             348           0              57               25          1.35       76.2          72.0
   46         8.1500             300           2              82               47          2.52       35.8          32.1
   47         7.1500             360           3             117               45          1.28       74.3          65.2
   48         6.9300             360           2             118               46          1.35       78.8          68.7
   49         6.5000             360           0             120               48          1.43       73.3          63.0
   50         6.7500             360           1              83               25          1.39       76.2          69.9
   51         7.1500             360           0             120               25          1.35       58.3          51.0
   52         6.5000             330           0              60               25          1.40       80.0          74.2
   53         8.0400             360           5             114               25          1.31       75.0          67.4
   54         7.5300             360           4             116               25          1.44       72.6          64.3
   55         7.3300             360           3             117               25          1.35       72.6          64.0
   56         6.6400             300           2             118               46          1.48       71.3          56.5
   57         7.0700             265          60             205                0          1.00       90.4           0.0
   58         6.6900             360           1             119               25          1.49       76.8          66.4
   59         7.1500             360           0             120               25          1.34       75.0          65.7
   60         6.9700             360           2             118               46          1.56       64.2          56.0
   61         8.1500             300           2              82               47          2.54       39.4          35.3
   62         6.7500             360           2              58               46          1.50       78.4          74.2
   63         6.7500             360           1              83               47          1.50       78.4          71.9
   64         7.0400             360           2             118               46          3.13       27.6          24.1
   65         6.7800             360           3              57               33          1.60       74.6          70.6
   66         6.7700             360           2             118               46          1.34       74.2          64.4
   67         7.0000             360           1             119               25          1.29       77.5          67.6
   68         6.5000             240           1             143               47          1.51       74.4          42.6
   69         7.6000             360           4             116               25          1.49       73.6          65.4
   70         7.0900             300           0             120               48          1.29       79.2          63.5
   71         6.2500             360           0             120               48          1.56       64.7          55.2
   72         7.7600             300           4             116               44          1.34       70.2          57.7
   73         7.6400             300           3             117               45          1.28       70.0          57.3
   74         7.0000             300           0             120               48          1.53       64.0          51.2
   75         7.5000             360           2             118               46          1.26       69.5          61.5
   76         7.0000             360           1             119               47          1.48       72.7          63.4
   77         6.6600             360           3              57               25          1.32       77.7          73.5
   78         7.3900             360           4             116               44          1.50       72.4          63.9
   79         6.4100             360           0             120               48          1.54       77.9          66.9
   80         7.3400             360           1             119               47          1.31       75.0          66.0
   81         6.8800             240           2             118               25          1.35       62.3          42.4
   82         7.4900             360          13              58                0          1.66       74.0          70.3
   83         7.0700             360           2             118               46          1.44       73.7          64.5
   84         7.4200             360           3             117               45          1.27       73.2          64.7
   85         6.8750             360           0             120               25          1.33       74.9          65.1
   86         7.3200             360           3             117               25          1.35       76.7          67.6
   87         7.4900             360          13              58                0          1.59       74.0          70.3
   88         7.3800             360          16             104               32          1.38       62.3          55.4
   89         6.7500             360           0              84               36          1.68       62.3          57.1
   90         6.4500             360           0              84               48          1.43       63.8          58.1
   91         6.8500             360           0              84               25          1.57       78.5          72.0
   92         7.6300             360           4             116               44          1.35       72.7          64.6
   93         7.7300             360           2             118               25          1.31       72.7          64.7
   94         6.8100             300           1             119               47          1.32       71.6          57.0
   95         7.4600             360           3             117               45          1.28       71.5          63.2
   96         6.8500             360           0             120               48          1.38       74.7          64.9
   97         7.7700             360           1             119               47          1.42       75.0          66.7
   98         7.5000             360           1             119               25          1.25       78.1          69.1
   99         7.0700             265          60             205                0          1.06       83.9           0.0
  100         6.6200             360           0             120               25          1.38       75.0          64.8
  101         7.4800             300           2             118               46          1.26       72.3          58.9
  102         7.0700             265          60             205                0          1.00       91.5           0.0
  103         7.0700             265          60             205                0          1.00       91.1           0.0
  104         6.6400             360           9             111               25          1.55       67.4          58.7
  105         7.0000             357           1             119               47          1.44       74.7          65.0
  106         6.5500             360           0              60               36          1.61       75.0          70.7
  107         6.5000             330           0              60               25          1.39       76.2          70.7
  108         6.3500             360           2              58               25          1.43       79.2          74.6
  109         7.5000             360           3             117               25          1.29       71.3          63.1
  110         7.6900             360           6             114               25          1.30       79.7          71.0
  111         7.1600             360           3             117               45          1.31       78.6          69.0
  112         7.2500             360           2             118               25          1.49       74.9          65.9
  113         7.5400             360           6             114               42          1.41       73.5          65.3
  114         7.7500             360          14             106               25          1.30       71.0          63.7

(1) Weighted average interest rate for the Westfield Shoppingtown Valley Fair Loan A Note and the B Note.

(2) The pooled and non-pooled mortgage loans of the split loan structure have an original amortization term of 25 years. It is anticipated that the 1166 Avenue of the Americas pooled mortgage loan will amortize, assuming no defaults, over a term of 14 years 11 months.

                                    ANNEX A-3
                     CERTAIN INFORMATION REGARDING RESERVES

                  (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX A-3-1

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4

                                                                                                              INITIAL DEPOSIT
                                                                                                               TO THE CAPITAL
 CONTROL                                                          PROPERTY                                      IMPROVEMENT
   NO.                  PROPERTY NAME                               TYPE             SPECIFIC                   ACCOUNT ($)
-------------------------------------------------------------------------------------------------------------------------------
    1     Westfield Shoppingtown Valley Fair                Retail                 Regional Mall                          0
    2     605 Third Avenue                                  Office                                                        0
    3     1166 Avenue of the Americas                       Office                                                        0
    4     Hamilton Mall                                     Retail                 Regional Mall                          0
    5     Orange Plaza                                      Retail                 Anchored                               0
    6     Crystal Gateway One                               Office                                                        0
    7     555 9th Street                                    Retail                 Anchored                               0
    8     Battlefield Shopping Center                       Retail                 Anchored                               0
    9     Lincoln Road Retail Portfolio                     Retail                 Unanchored                             0
   10     535 Connecticut Avenue                            Office                                                        0
   11     Brandywine Town Center                            Retail                 Anchored                               0
   12     Plaza Fiesta                                      Retail                 Anchored                               0
   13     636 Sixth Avenue                                  Office                                                        0
   14     Craig Ranch                                       Multifamily                                                   0
   15     Cipriani                                          Office                                                        0
   16     Lembi II Pool A                                   Multifamily                                                   0
   17     BJ's Wholesale Club                               Retail                 Anchored                               0
   18     235 and 245 Main Street                           Office                                                        0
   19     77 Corporate Park                                 Industrial/Warehouse                                 347,345.00
   20     Parkway Crossings                                 Retail                 Anchored                        8,750.00
   21     Crossroads Shopping Center                        Retail                 Anchored                               0
   22     Courtney's Bay Apartments                         Multifamily                                                   0
   23     Hairston Village                                  Retail                 Anchored                               0
   24     Lembi II Pool B                                   Multifamily                                                   0
   25     Horizon Outlet Center (Laughlin)                  Retail                 Other Retail                           0
   26     Shaw's Plaza                                      Retail                 Anchored                       99,125.00
   27     Village Green Apartments                          Multifamily                                                   0
   28     Home Depot                                        Industrial/Warehouse                                  11,375.00
   29     AmeriSuites - Vernon Hills                        Hotel                  Limited Service                        0
   30     Lauderdale Marketplace                            Retail                 Unanchored                             0
   31     Brookhollow                                       Retail                 Anchored                        7,812.50
   32     Tarzana Tower                                     Office                                                      938
   33     Kenwood Galleria                                  Retail                 Unanchored                             0
   34     Charleston on the Beach                           Hotel                  Full Service                           0
   35     Corporate Boulevard                               Office                                                        0
   36     Southlake Marketplace Phase III                   Retail                 Anchored                               0
   37     Federal Express Warehouse                         Industrial/Warehouse                                          0
   38     West University Marketplace                       Retail                 Anchored                             525
   39     201 East 25th Street & 200 East 27th Street       Retail                 Unanchored                             0
   40     One St. Louis Centre                              Office                                                 6,250.00
   41     University Cabana                                 Multifamily                                                   0
   42     TJ Maxx                                           Retail                 Anchored                               0
   43     Money World Office Plaza                          Office                                                        0
   44     Shea Medical Plaza                                Office                                                 1,562.50
   45     Lembi II C - 950 Franklin Street                  Multifamily                                                   0
   46     Horizon Outlet Center (Medford)                   Retail                 Other Retail                           0
   47     3201 Wilshire Boulevard                           Office                                                        0
   48     Porterville Town Center                           Retail                 Anchored                       51,110.00
   49     Arrowhead Medical                                 Office                                                        0
   50     Offices at Kings Landings                         Office                                                 1,375.00
   51     Equinox Gym                                       Retail                 Single Tenant                          0
   52     Lowrey Place                                      Multifamily                                                   0
   53     Woodside Terrace Apartments                       Multifamily                                                   0
   54     Preston Frankford                                 Retail                 Unanchored                     12,000.00
   55     City Centre                                       Office                                                        0
   56     1075 Northern Boulevard                           Office                                                        0
   57     Rite Aid Santa Monica                             Other                                                         0
   58     Centre Court Shopping Center                      Retail                 Unanchored                      3,750.00
   59     Bed Bath & Beyond                                 Retail                 Single Tenant                          0
   60     NKS Distribution                                  Industrial/Warehouse                                          0
   61     Horizon Outlet Center (Warrenton)                 Retail                 Other Retail                           0
   62     Majestic Oaks Apartments                          Multifamily                                          150,000.00
   63     Willo Arms Mobile Home Park                       Mobile Home Park                                              0
   64     31 West 47th Street                               Office                                                        0
   65     Marketplace at Cypress Creek                      Retail                 Anchored                      101,250.00
   66     Falcon View                                       Multifamily                                            4,625.00
   67     Baldwin Center                                    Retail                 Unanchored                      1,250.00
   68     Clay Court Apartments                             Multifamily                                                   0
   69     Decatur Plaza                                     Retail                 Anchored                               0
   70     Kansas City Portfolio                             Industrial/Warehouse                                          0
   71     Polo - Ralph Lauren                               Retail                 Anchored                               0
   72     Lincoln Hills Retail Center                       Retail                 Shadow Anchored                        0
   73     Kenner Center                                     Retail                 Unanchored                             0
   74     Waterbury Multifamily Portfolio                   Multifamily                                                   0
   75     Larson Creek Shopping Center                      Retail                 Anchored                               0
   76     800 Peachtree                                     Retail                 Unanchored                             0
   77     Greenery Apartments                               Multifamily                                           18,996.00
   78     Hawthorne Townhomes                               Multifamily                                            16118.15
   79     Shoppes at Sugarloaf                              Retail                 Unanchored                             0
   80     Amboy Plaza                                       Retail                 Unanchored                      9,187.50
   81     Sable Palms Apartments                            Multifamily                                                   0
   82     Shady Springs Plaza                               Retail                 Anchored                       35,375.00
   83     Money World Retail Plaza                          Retail                 Unanchored                             0
   84     Roberta Apartments                                Multifamily                                           29,063.00
   85     Walgreens - Ardmore                               Retail                 Single Tenant                          0
   86     1615-1637 Broadway Street (Kroger Plaza - Pekin)  Retail                 Shadow Anchored                        0
   87     Morningside Plaza                                 Retail                 Anchored                               0
   88     Houston Woods Greenbriar                          Multifamily                                            1,250.00
   89     McKinley Plaza                                    Retail                 Unanchored                     10,625.00
   90     Jackson Creek Shopping Center                     Retail                 Anchored                               0
   91     The Landing Apartments                            Multifamily                                                   0
   92     Parvenu Plaza                                     Retail                 Unanchored                             0
   93     Beltway 8 Office Warehouses 9 & 10                Industrial/Warehouse                                          0
   94     Bladensburg Road                                  Industrial/Warehouse                                  58,068.75
   95     Lake Elsinore                                     Retail                 Single Tenant                          0
   96     Centerpoint I                                     Office                                                        0
   97     Marketplace Shops                                 Retail                 Shadow Anchored                      625
   98     Eckerd Poughkeepsie                               Retail                 Single Tenant                          0
   99     Rite Aid Dayton                                   Other                                                         0
  100     CVS Bainbridge                                    Retail                 Single Tenant                          0
  101     Franz Road Business Park                          Industrial/Warehouse                                   1,050.00
  102     Rite Aid - Pikesville                             Other                                                         0
  103     Rite Aid - Philadelphia                           Other                                                         0
  104     Clarcona Crossing                                 Retail                 Shadow Anchored                 9,562.50
  105     805 Peachtree                                     Retail                 Unanchored                             0
  106     The Plazas at Midtown II Shopping Center          Retail                 Unanchored                             0
  107     30 Nye Street                                     Multifamily                                                   0
  108     Castle Glen Apartments                            Multifamily                                           11,184.00
  109     CVS Hickory                                       Retail                 Single Tenant                          0
  110     Las Palmas Apartments                             Multifamily                                                   0
  111     Ashwood Gardens Apartments                        Multifamily                                            4,875.00
  112     The Ritz Mobile Home Park                         Mobile Home Park                                              0
  113     Groote Market Center                              Retail                 Unanchored                             0
  114     Dolphin Point                                     Multifamily                                              886.17


               ANNUAL DEPOSIT           ANNUAL            CURRENT            AS OF
             TO THE REPLACEMENT     DEPOSIT TO THE     BALANCE OF THE       DATE OF
 CONTROL          RESERVE              TI & LC             TI & LC          TI & LC
   NO.          ACCOUNT ($)          ACCOUNT ($)        ACCOUNT ($)         ACCOUNT
---------------------------------------------------------------------------------------
    1           740,402.04(1)                 0          61,700.18
    2           150,000.00                    0                  0
    3           140,231.00                    0                  0
    4           106,200.00                    0                  0
    5            63,350.04           189,999.96                  0
    6                    0                    0                  0
    7            22,324.80            29,385.00           2,448.75        September-02
    8            47,390.04            78,983.04                  0
    9            10,472.40            92,000.04           7,666.67        September-02
   10            34,220.40           225,000.00         100,000.00        September-02
   11            25,991.64            67,545.96         107,934.42        September-02
   12            46,629.12           124,344.00          10,362.00        September-02
   13            15,829.20            50,000.04                  0
   14            84,249.96                    0                  0
   15            14,173.56            99,999.96                  0
   16            26,499.96                    0                  0
   17            18,863.28                    0                  0
   18            31,514.76           173,736.96                  0
   19            61,365.60                    0         150,000.00        September-02
   20            40,582.32            60,000.00          15,000.00        September-02
   21            31,625.04            87,999.96         500,000.00        September-02
   22            36,000.00                    0                  0
   23            42,996.00            42,996.00                  0
   24            15,500.04                    0                  0
   25            51,359.76           227,970.96          18,997.58        September-02
   26            29,688.00            36,498.00           6,083.50        September-02
   27                    0                    0                  0
   28            32,280.00                    0                  0
   29           138,729.00                    0                  0
   30            60,339.84           150,000.00                  0
   31            18,841.32            48,000.00                  0
   32            12,840.00            85,020.00          80,000.00        September-02
   33            13,535.16            36,000.00         200,070.68        September-02
   34                    0                    0                  0
   35            30,055.44            66,213.00         105,517.75        September-02
   36            13,425.48            23,124.00                  0
   37            11,255.04            35,000.04                  0
   38             9,024.00            15,036.00           1,253.00        September-02
   39            10,299.96            13,062.96                  0
   40            19,183.80            76,735.20                  0
   41           137,391.96                    0                  0
   42            16,477.56            37,461.00                  0
   43             4,531.20            51,000.00                  0
   44             6,343.20            53,736.96                  0
   45            14,250.00                    0                  0
   46            44,792.04           153,513.96          12,792.83        September-02
   47             7,284.00            60,000.00          10,001.74        September-02
   48            15,132.00                    0          50,000.00        September-02
   49                    0                    0                  0
   50            10,818.00            39,999.96                  0
   51             6,489.60            29,220.96                  0
   52            26,000.04                    0                  0
   53            57,500.04                    0                  0
   54             3,646.56            24,999.96           8,336.63        September-02
   55            10,848.00            32,652.00          97,964.24        September-02
   56             3,318.36                    0                  0
   57                    0                    0                  0
   58             9,999.96            24,999.96           2,083.33        September-02
   59             6,597.24            31,994.04                  0
   60             9,000.00             3,950.04             329.17        September-02
   61            39,992.64           164,840.04          13,736.67        September-02
   62            42,996.00                    0                  0
   63            13,100.04                    0                  0
   64                    0                    0          10,958.44        September-02
   65            11,265.00            20,004.00           3,334.79        September-02
   66            42,750.00                    0                  0
   67             2,460.00             4,920.00                410        September-02
   68            45,192.00                    0                  0
   69                    0                    0          34,297.00        September-02
   70                    0                    0                  0
   71             1,189.68             3,999.96                  0
   72             2,400.00            15,768.00           3,992.00        September-02
   73            11,700.00            20,000.04          25,000.01        September-02
   74            40,749.96                    0                  0
   75             3,000.00            28,500.00           4,109.50        September-02
   76             3,102.12             9,999.96                  0
   77            32,569.32                    0                  0
   78            27,500.04                    0                  0
   79             3,188.88            12,504.00          25,000.00        September-02
   80             4,009.80            13,668.96             139.08        September-02
   81                    0                    0                  0
   82               957.36            20,273.16          20,361.33        September-02
   83             1,941.00             4,100.04                  0
   84            16,800.00                    0                  0
   85             2,268.00                    0                  0
   86                    0                    0          23,007.21        September-02
   87            21,032.76            24,788.64          24,896.56        September-02
   88            42,818.28                    0                  0
   89             5,797.56            16,454.04                  0
   90             3,785.04            15,999.96                  0
   91            30,464.04                    0                  0
   92            21,336.00             4,212.00                351        September-02
   93             7,704.72            31,985.40           2,665.45        September-02
   94            13,023.96            15,000.00                  0
   95             1,488.00             1,488.00                372        September-02
   96             2,490.72            15,634.20                  0
   97             4,032.00            13,104.00           1,091.73        September-02
   98             1,636.20             5,454.00                  0
   99                    0                    0                  0
  100               800.04                    0                  0
  101             9,564.00            24,576.00          25,001.41        September-02
  102                    0                    0                  0
  103                    0                    0                  0
  104            10,140.24            20,280.48          15,210.36        September-02
  105             1,605.00             9,999.96                  0
  106             1,091.28             5,456.52                  0
  107             9,999.96                    0                  0
  108            12,000.00                    0                  0
  109             1,518.72                    0                  0
  110            14,750.04                    0                  0
  111            14,400.00                    0                  0
  112             2,750.04                    0                  0
  113             1,116.00             6,000.00           2,500.00        September-02
  114            10,634.04                    0                  0

----------------------

(1)  TI & LC's and Replacement Reserves are combined.

                                    ANNEX A-4
              CERTAIN INFORMATION REGARDING MULTIFAMILY PROPERTIES

                  (This Page Has Been Left Blank Intentionally)

                                                                       ANNEX A-4

                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4

                                                                            UTILITIES                                 AVG.
CONTROL               PROPERTY                               CUT-OFF DATE    PAID BY        UTILITIES PAID    # OF    RENT    # OF
  NO.                   NAME                    COUNTY        BALANCE ($)   BY TENANT         BY TENANT       PADS    PADS   STUDIOS
------------------------------------------------------------------------------------------------------------------------------------
   14     Craig Ranch                       Clark County    15,400,000.00      Yes      Electric               -       -        -
   16     Lembi II Pool A                   San Francisco   14,350,000.00      Yes      Electric               -       -       22
  16A     645 Stockton                      San Francisco    9,051,538.46      Yes      Electric               -       -       12
  16B     500 Stanyan                       San Francisco    5,298,461.54      Yes      Electric               -       -       10
   22     Courtney's Bay Apartments         Clark           11,534,306.39      Yes      All                    -       -        -
   24     Lembi II Pool B                   San Francisco   11,100,000.00      Yes      Various                -       -       32
  24A     2073-2079 Market Street           San Francisco    4,653,608.25      Yes      Electric               -       -       32
  24C     252 Church                        San Francisco    1,144,329.90      Yes      Electric, Gas          -       -        -
  24D     235 Church                        San Francisco    1,983,505.15      Yes      Electric, Gas, Water   -       -        -
   27     Village Green Apartments          Rock             9,980,000.00      Yes      Heat                   -       -        -
   41     University Cabana                 Shelby           6,986,086.62      Yes      Electric, Gas          -       -        -
   45     Lembi II C - 950 Franklin Street  San Francisco    6,550,000.00      Yes      Electric, Gas          -       -       26
   52     Lowrey Place                      Hartford         6,000,000.00      Yes      Electric, Gas          -       -        -
   53     Woodside Terrace Apartments       Dallas           5,734,488.36      Yes      Electric               -       -       30
   62     Majestic Oaks Apartments          Alachua          4,314,164.21      Yes      Electric, Gas          -       -        -
   63     Willo Arms Mobile Home Park       Ashtabula        3,997,306.08                                      262     234      -
   66     Falcon View                       Davidson         3,819,862.94      Yes      Electric, Gas          -       -        -
   68     Clay Court Apartments             Onondaga         3,792,937.66      Yes      Electric               -       -        -
   74     Waterbury Multifamily Portfolio   New Haven        3,560,000.00      Yes      Electric               -       -        3
  74A     1058 Bank Street                  New Haven          403,381.29      Yes      Electric               -       -        -
  74B     29 Cooke Street                   New Haven          461,007.19      Yes      Electric               -       -        -
  74C     41 Cooke Street                   New Haven          384,172.66      Yes      Electric               -       -        -
  74D     149 Cooke Street                  New Haven          204,892.09      Yes      Electric               -       -        -
  74E     122-126 Plaza Avenue              New Haven          160,071.94      Yes      Electric               -       -        -
  74F     852 South Main Street             New Haven          211,294.96      Yes      Electric               -       -        -
  74G     Twin Towers                       New Haven        1,421,438.85      Yes      Electric               -       -        3
  74H     69 Washington Street              New Haven          243,309.35      Yes      Electric               -       -        -
  74I     415 Waterville Street             New Haven           70,431.65      Yes      Electric               -       -        -
   77     Greenery Apartments               Fresno           3,342,385.95      Yes      All                    -       -        -
   78     Hawthorne Townhomes               Prince George's  3,291,939.84      No                              -       -        -
   81     Sable Palms Apartments            Duval            2,989,428.70      Yes      All                    -       -        -
   84     Roberta Apartments                Orange           2,944,503.30      Yes      All                    -       -        -
   88     Houston Woods Greenbriar          Harris           2,620,776.76      Yes      Electric               -       -        -
   91     The Landing Apartments            Berkeley         2,550,000.00      Yes      Electric               -       -        -
  107     30 Nye Street                     Tolland          1,600,000.00      Yes      Electric               -       -        -
  108     Castle Glen Apartments            Dallas           1,497,730.90      Yes      All                    -       -        -
  110     Las Palmas Apartments             Dallas           1,434,974.32      Yes      Electric               -       -        -
  111     Ashwood Gardens Apartments        Fresno           1,297,402.36      Yes      All                    -       -        -
  112     The Ritz Mobile Home Park         Ontario          1,198,606.76                                      55      360      -
  114     Dolphin Point                     Pinellas         1,054,702.11      Yes      Electric               -       -        -
  114A    Dolphin Point Apartments          Pinellas           308,953.14      No                              -       -        -
  114B    Blanchard Court Apartments        Pinellas           433,244.64      Yes      Electric               -       -        -
  114C    Park Drive Apartments             Pinellas           312,504.33      Yes      Electric               -       -        -


           AVG.
CONTROL    RENT    # OF 1    AVG. RENT     # OF 2     AVG. RENT     # OF 3    AVG. RENT     # OF 4    AVG. RENT               TOTAL
  NO.    STUDIOS  BEDROOMS  BEDROOMS ($)  BEDROOMS   BEDROOMS ($)  BEDROOMS  BEDROOMS ($)  BEDROOMS  BEDROOMS ($)  ELEVATOR   UNITS
------------------------------------------------------------------------------------------------------------------------------------
   14         -       -            -         253          750          84          950         -             -         -       337
   16       865      73        1,380          10        2,254           1        6,158         -             -         3       106
  16A       611      52        1,308           5        2,200           1        6,158         -             -         2        70
  16B     1,171      21        1,559           5        2,308           -            -         -             -         1        36
   22         -      60          718          96          848          24        1,033         -             -         -       180
   24       885       7          980           3        1,524           2        1,612         1         2,032         -        45
  24A       885       -            -           -            -           -            -         -             -         -        32
  24C         -       -            -           2        1,339           2        1,612         1         2,032         -         5
  24D         -       7          980           1        1,895           -            -         -             -         -         8
   27         -     184          489         208          561           8          800         6           680                 406
   41         -      80          445         416          475           -            -         -             -         -       496
   45     1,061      28        1,365           -            -           -            -         -             -         2        54
   52         -      40          800          64          900           -            -         -             -         -       104
   53       455     103          494          97          658           -            -         -             -         -       230
   62         -      36          515         136          615           -            -         -             -         -       172
   63         -       -            -           -            -           -            -         -             -         -       262
   66         -      44          470          60          600          67          673         -             -         -       171
   68         -       -            -         168          547           -            -         -             -         -       168
   74       250      62          558          59          596          37          803         2           789         -       163
  74A         -       -            -           7          621           9          730         -             -         -        16
  74B         -      20          596           -            -           -            -         -             -         -        20
  74C         -      11          563          10          636           -            -         -             -         -        21
  74D         -       2          400          14          450           -            -         -             -         -        16
  74E         -       6          386           6          450           -            -         -             -         -        12
  74F         -       -            -           -            -           8          790         -             -         -         8
  74G       250      15          621          21          711          16          855         -             -         -        55
  74H         -       4          563           -            -           4          784         2           789         -        10
  74I         -       4          450           1          550           -            -         -             -         -         5
   77         -      40          423          56          522          16          648         -             -         -       112
   78         -      45          639          47          750          18          850         -             -         -       110
   81         -      12          416         100          496          80          593         8           711         -       200
   84         -      40          780          20        1,025           -            -         -             -         -        60
   88         -     132          418          40          622           -            -         -             -         -       172
   91         -       -            -          83          555          36          625         -             -         -       119
  107         -      20          596          20          675           -            -         -             -         -        40
  108         -      16          492          32          591           -            -         -             -         -        48
  110         -      26          518          29          610           4          660         -             -         -        59
  111         -       8          419          40          459           -            -         -             -         -        48
  112         -       -            -           -            -           -            -         -             -         -        55
  114         -       -            -          26          718           -            -         -             -         -        26
  114A        -       -            -           5          895           -            -         -             -         -         5
  114B        -       -            -          12          678           -            -         -             -         -        12
  114C        -       -            -           9          675           -            -         -             -         -         9

                  (This Page Has Been Left Blank Intentionally)

                                    ANNEX B
                                   TERM SHEET

                 (This Page Has Been Left Blank Intentionally)

[LEHMAN BROTHERS LOGO]                                        [UBS WARBURG LOGO]


                                    ANNEX B
                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                 SERIES 2002-C4

                                 $1,455,238,298
                                  (APPROXIMATE)
                          INITIAL MORTGAGE POOL BALANCE



                    % of Initial Pool by Cut-Off Date Balance

                               [GRAPHIC OMITTED]


OR     0.8%                   LA     0.3%                   NC     1.0%
NV     3.3%                   WI     0.7%                   SC     0.7%
CA    29.2%                   IL     1.1%                   PA     0.1%
UT     0.2%                   TN     0.7%                   NY    27.7%
AZ     0.9%                   AL     0.5%                   MA     0.7%
CO     0.4%                   OH     1.0%                   RI     2.3%
KS     0.3%                   GA     3.6%                   CT     3.9%
OK     0.2%                   FL     3.6%                   NJ     2.7%
TX     3.2%                   WV     0.2%                   DE     1.8%
MN     0.4%                   VA     6.1%                   MD     0.2%
MO     0.3%



LEHMAN BROTHERS                                                      UBS WARBURG
CREDIT SUISSE FIRST BOSTON                                  SALOMON SMITH BARNEY

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                                   LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4
                                COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES,
                                                SERIES 2002-C4

========== ==================== =================== ================ ======== =============== =================== ================
              ORIGINAL FACE          RATINGS            COUPON        INITIAL   WTD AVG LIFE      PRINCIPAL          OFFERING
CLASS(1)         AMOUNT            (S&P/FITCH)        DESCRIPTION     COUPON     (YEARS)(2)       WINDOW(2)            TYPE
========== ==================== =================== ================ ======== =============== =================== ================
   A-1         $120,000,000          AAA/AAA          Fixed Rate                   3.01          10/02-06/07          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
   A-2         $123,000,000          AAA/AAA          Fixed Rate                   5.49          06/07-07/09          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
   A-3         $150,000,000          AAA/AAA          Fixed Rate                   7.83          07/09-05/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
   A-4         $858,504,000          AAA/AAA          Fixed Rate                   9.80          05/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    B           $18,191,000          AA+/AA+         Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    C           $20,009,000           AA/AA          Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    D           $20,010,000          AA-/AA-         Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    E           $12,733,000           A+/A+          Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    F           $16,372,000            A/A           Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    G           $10,914,000           A-/A-          Fixed Rate(3)                 9.94          09/12-09/12          Public
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    H           $12,733,000         BBB+/BBB+        Fixed Rate(3)                 9.94          09/12-09/12       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    J           $12,734,000          BBB/BBB         Fixed Rate(3)                 9.94          09/12-09/12       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    K           $12,733,000         BBB-/BBB-        Fixed Rate(3)                 9.97          09/12-10/12       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    L           $20,010,000          BB+/BB+          Fixed Rate                  10.04          10/12-02/13       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    M            $7,276,000           BB/BB           Fixed Rate                  10.78          02/13-12/13       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    N            $7,276,000          BB-/BB-          Fixed Rate                  11.61          12/13-08/14       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    P            $7,276,000           B+/B+           Fixed Rate                  12.21          08/14-05/15       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    Q            $3,638,000            B/B            Fixed Rate                  12.81          05/15-10/15       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    S            $1,819,000           B-/B-           Fixed Rate                  13.11          10/15-12/15       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    T            $3,638,000          CCC/CCC          Fixed Rate                  13.39          12/15-05/16       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
    U           $16,372,297             NR            Fixed Rate                  14.52          05/16-10/19       Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
  X-CL       $1,455,238,297(4)       AAA/AAA        Variable I/O(5)                8.79(7)       10/02-10/19(8)    Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
  X-CP       $1,126,054,513(4)       AAA/AAA        Variable I/O(5)                6.16(7)       09/05-09/09(8)    Private 144A
---------- -------------------- ------------------- ---------------- -------- --------------- ------------------- ----------------
  X-VF         $294,734,809(4)        AAA/AAA         Fixed IO (6)                 9.04(7)       10/02-07/12(8)    Private 144A
========== ==================== =================== ================ ======== =============== =================== ================

(1) Sequential pay structure except in the case of Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP and X-VF which receive interest pro-rata with Class A-1. Also, Class A-1, Class A-2, Class A-3 and Class A-4 will pay principal pro rata if Classes B through U are exhausted through losses.

(2) Expected assuming among other things, 0% CPR, no defaults or losses and that ARD loans mature and pay off on their respective anticipated repayment dates (or, in the case of the 1166 Avenue of the Americas A Note Loan, on September 17, 2017).

(3) For any distribution date, if the weighted average of certain net interest rates on the underlying mortgage loans is less than the rate specified as the initial coupon for such class, then the pass-through rate for that class of certificates on that distribution date will equal such weighted average net interest rate.

(4)  Represents the notional amount.

(5) Class X-CL and X-CP certificates have rights to the excess interest on all underlying mortgage loans.

(6) Represents a fixed strip of mortgage interest rate of the pooled mortgage loan secured by Westfield Shoppingtown Valley Fair Mall.

(7)  Represents the weighted average life of the notional amount.

(8)  Represents period over which the notional amount will be reduced to zero.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

CERTAIN OFFERING POINTS

     o ORIGINATORS OF COLLATERAL. The collateral consists of 114 mortgage loans (the "Mortgage Loans") with a principal balance, as of September 11, 2002 (the "Cut-Off Date"), of approximately $1.46 billion. Generally, the mortgage loans were originated by Lehman Brothers Bank FSB, UBS Warburg Real Estate Investments Inc. and their respective affiliates, either directly or through conduit correspondents.

     o CALL PROTECTION. 100% of the Mortgage Loans contain call protection provisions. As of the Cut-Off Date, 98.8% of the Mortgage Loans provide for an initial lockout period. Following their initial lockout periods, 103 Mortgage Loans representing 97.3% of the initial mortgage pool balance prohibit voluntary prepayments but permit defeasance for some part of their remaining terms. The Mortgage Loans are generally prepayable without penalty between zero to six months prior to Mortgage Loan maturity or anticipated repayment date ("ARD"), with a weighted average open period of three months.

     o    NO LOAN IS DELINQUENT 30 DAYS OR MORE AS OF THE CUT-OFF DATE.

     o WEIGHTED AVERAGE REMAINING LOCK-OUT PERIOD AND, IF APPLICABLE, DEFEASANCE OF 113.3 MONTHS.

     o $12,765,248 AVERAGE LOAN BALANCE AS OF THE CUT-OFF DATE; $7,545,747 AVERAGE LOAN BALANCE EXCLUDING THE INVESTMENT GRADE LARGE LOANS AS THE CUT-OFF DATE.

     o 1.60X WEIGHTED AVERAGE UNDERWRITTEN DEBT SERVICE COVERAGE RATIO ("U/W DSCR"), BASED ON UNDERWRITTEN NET CASH FLOW, AS OF THE CUT-OFF DATE.

     o    66.0% WEIGHTED AVERAGE LOAN TO VALUE ("LTV") AS OF THE CUT-OFF DATE.

     o    54.0% WEIGHTED AVERAGE LTV AT MATURITY OR ARD.

     o THERE WILL BE SEVEN INVESTMENT GRADE LOANS TO BE INCLUDED IN THE MORTGAGE POOL (the Mortgage Loans secured by Westfield Shoppingtown Valley Fair Mall, 1166 Avenue of the Americas, Horizon Portfolio(1), 605 Third Avenue and Hamilton Mall, respectively, representing in the aggregate 44.5% of the initial mortgage pool balance as of the Cut-Off Date, which have been confirmed to us by S&P and/or Fitch, in the context of their inclusion in the securitization trust, as having investment grade credit characteristics (the "Investment Grade Loans").

     o TWO OF THE INVESTMENT GRADE LOANS ARE THE A NOTE LOAN OF THE "A/B NOTE" STRUCTURE ("WESTFIELD SHOPPINGTOWN VALLEY FAIR MALL A NOTE LOAN AND 1166 AVENUE OF THE AMERICAS A NOTE"): As of the Cut-Off Date, the Westfield Shoppingtown Valley Fair Mall A Note Loan ($294,734,810) has a 52.2% LTV and a 1.87x U/W DSCR. S&P and Fitch have confirmed to us that the Westfield Shoppingtown Valley Fair Mall A Note Loan, in the context of its inclusion in the securitization trust, has credit characteristics consistent with obligations rated investment grade. Additionally, the Westfield Shoppingtown Valley Fair Mall Loan has a "Companion Loan" evidenced by a B Note and secured by the same collateral. S&P has confirmed to us that such Companion Loan, or the securities backed thereby, has credit characteristics consistent with an obligation rated investment grade. As of the Cut-Off Date, the 1166 Avenue of the Americas A Note Loan ($92,636,000) has a 51.6% LTV taking into account $72,400,000 of the B Note and a 1.84x U/W DSCR taking into account $72,400,000 of the B Note. Except in a default scenario, the Class A component of the B Note is pari passu in payment right with the A Note. S&P and Fitch have confirmed to us that the 1166 Avenue of the Americas A Note Loan, in the context of its inclusion in the securitization trust, has credit characteristics consistent with obligations rated investment grade. Additionally, the 1166 Avenue of the Americas Loan has a "Companion Loan" evidenced by a B Note and secured by the same collateral. S&P has confirmed to us that such Companion Loan, or the securities backed thereby, has credit characteristics consistent with an obligation rated investment grade. Because of payment terms of 1166 Avenue of the Americas A Note and B Note, the A Note Loan is assumed to mature on September 11, 2017, which is the date by which it will be paid in full in the absence of default.

     o PROPERTY TYPE DIVERSIFICATION (BY ALLOCATED PROPERTY BALANCE): 54.8% Retail (25.6% Regional Mall (100% Investment Grade), 21.7% Anchored and 6.0% Unanchored and 1.5% Other Retail (100% Investment Grade)); 31.1% Office (55.8% Investment Grade); 9.1% Multifamily (includes mobile home park properties representing 0.4% of the aggregate pool); 3.1% Industrial/Warehouse; 1.1% Hotel; and 0.8% Other.

     o GEOGRAPHIC DISTRIBUTION (BY ALLOCATED PROPERTY BALANCE): The properties are distributed throughout 30 states and the District of Columbia. California (29.2%) (69.3% Investment Grade); New York (27.7%) (62.6% Investment Grade); Virginia (6.1%); New Jersey (5.9%) (91.1% Investment Grade); Georgia (3.6%); Florida (3.6%); Nevada (3.3% (23.0% Investment Grade); Texas (3.2%); Maryland (2.7%); Connecticut (2.3%). All other states and D.C. are less than or equal to 2.0% each.

     o MONTHLY INVESTOR REPORTING: Updated collateral summary information will be part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy information, to the extent delivered by borrowers, will be available to Certificateholders through the Trustee.

     o    CASH FLOWS WILL BE MODELED ON BLOOMBERG.

     (1) The Horizon Portfolio consists of three cross-collateralized and cross-defaulted loans: Horizon-Laughlin ($10,982,344), Horizon-Medford ($6,489,567) and Horizon-Warrenton ($4,492,777).


         Except as otherwise indicated, percentages (%) represent the scheduled principal balance of the subject loan or loans as of the Cut-Off Date (as to each loan, the "Cut-Off Date Balance") compared to the total scheduled principal balance of the entire mortgage pool as of the Cut-Off Date (the "Initial Pool Balance"); weighted averages are derived using Cut-Off Date Balances; loans with properties in multiple states have been allocated to certain states based upon "allocated loan amounts" or appraisal amount if the loan did not have allocated loan amounts.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

    RATING AGENCIES:         Standard and Poor's, a division of The McGraw-Hill
                             Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch")

    TRUSTEE:                 LaSalle Bank National Association

    FISCAL AGENT:            ABN AMRO Bank N.V.

    MASTER SERVICER:         Wachovia Bank, National Association

    SPECIAL SERVICER:        Lennar Partners, Inc.

    CLOSING DATE:            Week of October 7, 2002

    CUT-OFF DATE:            September 11, 2002

    PUBLIC
    CERTIFICATES:            Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G

    PRIVATE
    CERTIFICATES*:           Classes X-CL, X-CP, X-VF, H, J, K, L, M, N, P, Q,
                             S, T and U *The Private Certificates are not offered as part of the public offering.

    ERISA: Classes A-1, A-2, A-3, A-4, B, C, D, E, F and G are expected to be eligible for the lead managers' individual prohibited transaction exemption.

    SMMEA:                   Classes A-1, A-2, A-3, A-4, B, C and D

    DETERMINATION DATE:      11th day of each month or, if such day is not a
                             business day, then the following business day.

    DISTRIBUTION DATE:       Pays on the 4th business day after Determination
                             Date of each month, commencing in October 2002.

    OPTIONAL CALL:           3% Clean-up Call.

    MORTGAGE LOANS:          As of the Cut-Off Date, the Mortgage Loans have a
                             weighted average coupon ("WAC") of 6.664% per annum and a weighted average remaining term to maturity of 118 months (assuming that the ARD loans pay in full on their respective anticipated repayment dates). See the Collateral Overview Tables at the end of this memo for more Mortgage Loan details.

    CREDIT
    ENHANCEMENT:             Credit enhancement for each class of offered
                             Certificates will be provided by the classes of Certificates which are subordinate in priority with respect to payments of interest and principal.

    DISTRIBUTIONS:           As to any Distribution Date, the total amount of
                             payments (or advances in lieu thereof) and other collections of principal on the Mortgage Loans that is distributable to the Certificateholders is herein referred to as the "Principal Distribution
                             Amount". Principal and interest payments will generally be made to Certificateholders in the following order:

                               1) Interest to Class A-1, Class A-2, Class A-3, Class A-4, Class X-CL, Class X-CP and X-VF pro rata,

                               2) Principal up to the Principal Distribution Amount to Class A-1 until such Class is retired(1),

                               3) After Class A-1 is retired, principal up to the Principal Distribution Amount to Class A-2 until such class is retired(1),


                               4) After Class A-2 is retired, principal up to the Principal Distribution Amount to Class A-3 until such class is retired(1),

                               5) After Class A-3 is retired, principal up to the Principal Distribution Amount to Class A-4 until such class is retired(1),

                               6) Interest to Class B, and then, after Class A-4 is retired, principal up to the Principal Distribution Amount to Class B until such Class is retired,

                               7) Interest to Class C, and then, after Class B is retired, principal up to the Principal Distribution Amount to Class C until such Class is retired,

                               8) Interest to Class D, and then, after Class C is retired, principal up to the Principal Distribution Amount to Class D until such Class is retired,

                               9) Interest to Class E, and then, after Class D is retired, principal up to the Principal Distribution Amount to Class E until such Class is retired,

                               10) Interest to Class F, and then, after Class E
                                   is retired, principal up to the Principal
                                   Distribution Amount to Class F until such
                                   Class is retired,

                               11) Interest to Class G, and then, after Class F
                                   is retired, principal up to the Principal
                                   Distribution Amount to Class G until such
                                   Class is retired and

                               12) Interest and principal up to the related
                                   Principal Distribution Amount to Classes H,
                                   J, K, L, M, N, P, Q, S , T and U Classes, sequentially.

                               (1) A-1, A-2, A-3 and A-4 Classes are pro rata if
                                   Classes B through U are retired.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

REALIZED LOSSES:           Realized Losses from any Mortgage Loan will be allocated in reverse sequential order
                           (i.e., Classes U, T, S, Q, P, N, M, L, K, J, H, G, F, E, D, C and B, in that order). If
                           Classes B through U have been retired by losses, Realized Losses shall be applied to the
                           Classes A-1, A-2, A-3 and A-4 pro-rata.


APPRAISAL REDUCTIONS(1):   With respect to certain specially serviced Mortgage Loans as to which an appraisal is required, including any Mortgage Loan that becomes 60 days (or, in the case of a balloon payment, depending on the circumstances 20 to 30 days) delinquent as to any payment of principal and/or interest, an Appraisal Reduction Amount may be created, generally in the amount, if any, by which the unpaid and unadvanced principal balance of such Mortgage
                           Loan, together with unadvanced interest, unreimbursed advances and certain other items, exceeds the sum of 90% of the appraised value of the related Mortgaged Property, plus certain escrows, letters of credit and reserve funds. The Appraisal Reduction Amount will reduce proportionately the P&I Advance for that loan, which reduction may result in a shortfall of interest to one or more of the most subordinate classes of interest-bearing certificates outstanding. The Appraisal Reduction Amount will be reduced to zero as of the date the related Mortgage Loan has been brought current for a specified number of months, paid in full, repurchased or otherwise liquidated, and any shortfalls borne by the subordinate classes may be paid from amounts recovered from the related borrower.
                           (1) Except the 1166 Avenue of the Americas Loan which has similar triggers but is being serviced under the 2002-C5 Trust and Servicing Agreement.

MINIMUM DENOMINATIONS:
                                                                    MINIMUM             INCREMENTS
                          CLASSES                                 DENOMINATION          THEREAFTER          DELIVERY
------------------------------------------------------------- ---------------------- ------------------- -----------------
        A-1, A-2, A-3, A-4, B, C, D, E , F AND G                    $10,000                 $1                 DTC


PREPAYMENT PREMIUMS(1)

================================================================================================================================
    PREPAYMENT       9/02     9/03     9/04     9/05     9/06     9/07     9/08      9/09     9/10     9/11    9/12     9/13
     PREMIUM
--------------------------------------------------------------------------------------------------------------------------------
 LOCK-OUT / DEF.     99.6%    99.6%   99.6%     98.8%    98.0%    97.7%    98.4%     97.8%   98.3%     98.3%    69.6%    100.0%
--------------------------------------------------------------------------------------------------------------------------------
YIELD MAINTENANCE     -         -       -        0.8%     1.6%     1.6%     1.6%      1.7%    1.7%      1.7%     -        -
================================================================================================================================
    SUB TOTAL:       99.6%    99.6%   99.6%     99.6%    99.6%    99.3%   100.0%     99.4%  100.0%    100.0%    69.6%    100.0%
================================================================================================================================

--------------------------------------------------------------------------------------------------------------------------------
        3%            0.4%      -       -        -         -        -        -        -        -         -       -        -
--------------------------------------------------------------------------------------------------------------------------------
        2%            -        0.4%     -        -         -        -        -        -        -         -       -        -
--------------------------------------------------------------------------------------------------------------------------------
        1%            -         -      0.4%      0.4%     0.4%      -        -        -        -         -       -        -
--------------------------------------------------------------------------------------------------------------------------------
       OPEN           -         -       -        -         -       0.7%      -        0.6%     -         -      30.4%     -
================================================================================================================================
      TOTAL:        100.0%   100.0%  100.0%    100.0%   100.0%   100.0%   100.0%    100.0%  100.0%    100.0%   100.0%    100%
================================================================================================================================

(1) Each percentage represents percentage of then outstanding pool balance as of the date shown, assuming no prepayments or defaults and ARD loans mature and payoff on their respective anticipated repayment dates (or, in the case of the 1166 Avenue of the Americas A Note Loan, on September 11, 2017).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

OPEN PREPAYMENT PERIOD AT END OF LOAN (I.E. PRIOR TO MATURITY DATE OR ARD, AS APPLICABLE):


============================================================================
     OPEN PERIOD AT END          NUMBER OF LOANS          % OF INITIAL
         OF LOAN(1)                                       POOL BALANCE
----------------------------------------------------------------------------
            NONE                        30                     16.4%(2)
----------------------------------------------------------------------------
          1 MONTH                       31                     14.7
----------------------------------------------------------------------------
          2 MONTHS                      9                       3.9
----------------------------------------------------------------------------
          3 MONTHS                      40                     43.5
----------------------------------------------------------------------------
          6 MONTHS                      4                      21.4
============================================================================
           TOTAL:                      114                    100.0%
============================================================================

(1) Weighted average open period through maturity of the mortgage loans is 2.8 months.

(2) Includes the 1166 Avenue of the Americas Loan in which prepayment in whole or in part without penalty is allowed starting two years prior to ARD which is more than one year after the A Note will, in the absence of default, be paid in full.


RESERVES:      The table below does not include the Investment Grade Loans that have been confirmed by S&P and/or Fitch, as having in the context of their inclusion in the trust, credit characteristics consistent with obligations rated investment grade.

============================================ ==========================
                                                 % OF CONDUIT LOANS
             ESCROW TYPES(1)                        W/ESCROWS(2)
-------------------------------------------- --------------------------
Replacement Reserves                                   98.6%
-------------------------------------------- --------------------------
Taxes                                                  96.0%
-------------------------------------------- --------------------------
Insurance                                              93.3%(3)
-------------------------------------------- --------------------------
TI & LC (Industrial)                                  100.0%
-------------------------------------------- --------------------------
TI & LC (Retail)                                       95.3%
-------------------------------------------- --------------------------
TI & LC (Office)                                       97.3%
============================================ ==========================

(1) Escrows are in the form of either up-front reserves, periodic cash deposits or Letters of credit. With respect to the Crystal Gateway One Loan, replacement reserves and TI/LC reserves will only be collected upon certain trigger events. With respect to the Home Depot Loan, a TI/LC letter of credit will only be collected upon certain trigger events.

(2)  As of the Cut-Off Date, excluding the Investment Grade Large Loans.

(3) In instances where there are no insurance escrows, certain creditworthy tenants are permitted to maintain insurance or self-insure.


CASH MANAGEMENT:    Mortgage Loans representing 98.1% of the initial mortgage
                    pool balance employ cash management systems.


========================= =====================================
                                     MORTGAGE POOL
------------------------- -------------------------------------
Hard Lockbox (1)               65.6% of Initial Pool Balance
------------------------- -------------------------------------
Springing Lockbox              32.5% of Initial Pool Balance
========================= =====================================

(1) Includes lockboxes that are under lender's control and are subject to cash management agreements which require daily or periodic sweeps to accounts controlled by the borrower until the occurrence of certain trigger events.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

WESTFIELD SHOPPINGTOWN VALLEY FAIR MALL A NOTE:
     The Westfield Shoppingtown Valley Fair Mall A Note Loan and the related "Companion Loan" are the products of the bifurcation of an original whole loan into two separate loans: a senior A Note and a subordinate B Note. The A Note has been deposited into the trust and is entitled to monthly principal and interest payments. The B Note, which has not been deposited into the trust, is not entitled to any payments of principal until the A
     Note is retired. The A Note or securities backed thereby, have been confirmed by S&P and Fitch to have credit characteristics, in the context of its inclusion in the securitization trust, consistent with obligations rated investment grade. The following table provides a summary of that loan:

================== =============== ================= ========== =========== =============== ========= ==========
    WESTFIELD
   SHOPPINGTOWN     PROPERTY         CUT-OFF DATE       % OF      TERM TO    AMORTIZATION      U/W      LTV(1)
 VALLEY FAIR MALL     TYPE              BALANCE         LOAN        ARD          TERM         DSCR
------------------ --------------- ----------------- ---------- ----------- --------------- --------- ----------
      A Note        Regional Mall    $294,734,810      85.6%     10 years     30 years(2)   1.87x(3)    52.2%
------------------ --------------- ----------------- ---------- ----------- --------------- --------- ----------
    B Note(4)       Regional Mall    $ 49,736,241      14.4      10 years     30 years      1.64(5)     61.0(6)
================== =============== ================= ========== =========== =============== ========= ==========
    TOTAL/WEIGHTED AVERAGE:          $344,471,051      100.0%    10 YEARS     30 YEARS      1.64X       61.0%
================================== ================= ========== =========== =============== ========= ==========

(1)  Based on $565,000,000 appraised value dated as of May 26, 2002.

(2) Amortization calculated based on combined principal balance of A Note and B Note.

(3) Based on underwritten net cash flow of $42,049,329 and an actual debt service constant of 7.610% for Westfield Shoppingtown Valley Fair Mall and assuming a loan amount that includes the A Note only.

(4)  Privately placed.

(5) Calculated based on underwritten net cash flow of $42,049,329 and the actual debt constant of 7.428% for Westfield Shoppingtown Valley Fair Mall based on an original loan amount that includes the original combined A and B Note balances ($345,000,000).

(6)  Including A Note and B Note Balances.

1166 AVENUE OF THE AMERICAS A NOTE:
     The 1166 Avenue of the Americas A Note Loan and the related "Companion Loan" are the products of the bifurcation of an original whole loan into two separate loans: a senior A Note and a subordinate B Note. The A Note has been deposited into the trust and is entitled to monthly principal and interest payments. The B Note, which has not been deposited into the trust, is not entitled to any payments of principal until the A Note is retired except in a default scenario. The A Note or securities backed thereby, have been confirmed by S&P and Fitch to have credit characteristics, in the context of its inclusion in the securitization trust, consistent with obligations rated investment grade. The following table provides a summary of that loan:

=============== ============== ================ ========= ============= =============== ========= ==========
1166 AVENUE OF     PROPERTY      CUT-OFF DATE     % OF       TERM TO     AMORTIZATION      U/W       LTV
 THE AMERICAS        TYPE          BALANCE        LOAN      MATURITY         TERM         DSCR
--------------- -------------- ---------------- --------- ------------- --------------- --------- ----------
                                                          14 years, 11   14 years, 11
    A Note          Office       $92,636,000      38.6%     months(1)      months(1)     1.84(2)    51.6%(3)
--------------- -------------- ---------------- --------- ------------- --------------- --------- ----------
                                                           18 years, 2
   B Note(4)        Office       147,364,000      61.4       months        25 years      1.38(5)    75.0(6)
=============== ============== ================ ========= ============= =============== ========= ==========
     TOTAL/WEIGHTED AVERAGE:    $240,000,000      100%        N/A             N/A        1.38X      75.0%
============================== ================ ========= ============= =============== ========= ==========

(1) Reflects date by which A Note will be paid in full in the absence of default.

(2) Calculated based on underwritten net cash flow of $26,424,724 and the actual debt constant of 8.698% and assuming a loan amount of $165,036,000 (AAA proceeds), which includes the pari passu portion of the B Note.

(3) Based on $320,000,000 appraised value dated as of August 15, 2002 and assuming a loan amount of $165,036,000 (AAA proceeds), which includes the pari passu portion of the B Note.

(4)  Privately placed.

(5) Calculated based on underwritten net cash flow of $26,424,724 and the actual debt constant of 7.993% and assuming a loan amount of $165,036,000.

(6)  Including A Note and B Note Balances.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

 INVESTMENT GRADE LARGE MORTGAGE LOANS(1):

=============================== =================== ================ ================ ========== ==========
                                                                       % OF INITIAL
             NAME                    PROPERTY         CUT-OFF DATE    MORTGAGE POOL       U/W       LTV
                                       TYPE             BALANCE          BALANCE         DSCR
=============================== =================== ================ ================ ========== ==========
Westfield Shoppingtown Valley
Fair Mall(2)                      Regional Mall       $294,734,810         20.3%       1.87x(3)   52.2%(4)
=============================== =================== ================ ================ ========== ==========
1166 Avenue of the Americas(2)        Office            92,636,000          6.4        1.84(5)    51.6(6)
=============================== =================== ================ ================ ========== ==========
 Horizon Portfolio(7)                 Retail            21,964,688          1.5        2.46(8)    40.3(9)
=============================== =================== ================ ================ ========== ==========
   TOTAL/WEIGHTED AVERAGE:              --            $409,335,498         28.1%       1.89X      51.4%
=============================== =================== ================ ================ ========== ==========

(1) S&P and Fitch have confirmed to the Depositor that the credit characteristics of the loans above, in the context of their inclusion in the securitization trust, are consistent with obligations rated investment grade.

(2)  A Note only.

(3) Based on underwritten net cash flow of $42,049,329 and an actual debt service constant of 7.610% for Westfield Shoppingtown Valley Fair Mall and assuming a loan amount that includes the A Note only.

(4) Based on a $565,000,000 appraised value dated as of May 26, 2002 for Westfield Shoppingtown Valley Fair Mall and assuming a loan amount that includes the A Note only.

(5) Based on underwritten net cash flow of $26,424,724 and an actual debt service constant of 8.698% for 1166 Avenue of the Americas and assuming a loan amount of $165,036,000 (AAA proceeds) which includes the pari passu portion of the B Note.

(6) Based on a $320,000,000 appraisal value dated as of August 15, 2002 for 1166 Avenue of the Americas and assuming a loan amount of $165,036,000 (AAA proceeds) which includes the pari passu portion of the B Note.

(7) The Horizon Portfolio consists of three cross-collateralized and cross-defaulted loans: Horizon-Laughlin ($10,982,344), Horizon-Medford ($6,489,567) and Horizon-Warrenton ($4,492,777).

(8)  Calculated based on underwritten net cash flow and actual debt constant.

(9)  Calculated based on Cut-Off Date balance and related appraisal value.


OTHER INVESTMENT GRADE MORTGAGE LOANS(1):

======================= ================ =================== ================= =========== ==========
                                                               % OF INITIAL
         NAME               PROPERTY        CUT-OFF DATE       MORTGAGE POOL       U/W        LTV
                              TYPE            BALANCE             BALANCE         DSCR
----------------------- ---------------- ------------------- ----------------- ----------- ----------
605 Third Avenue            Office           $160,000,000          11.0%         2.06x(2)   61.5(3)
======================= ================ =================== ================= =========== ==========
Hamilton Mall            Regional Mall         77,835,338           5.3          1.40       68.9(3)
======================= ================ =================== ================= =========== ==========
    TOTAL/WEIGHTED
       AVERAGE:               --             $237,835,338          16.3%         1.84X       63.9%
======================= ================ =================== ================= =========== ==========

(1) S&P and/or Fitch have confirmed to the Depositor that the credit characteristics of the loans above, in the context of their inclusion in the securitization trust, are consistent with obligations rated investment grade.

(2) U/W DSCR of 2.06x is based on projected underwritten net cash flow for 2004/2005 of $23,892,629 and actual debt constant of 7.233%. Current U/W DSCR is 1.93x based on underwritten net cash flow of $22,379,892 and an actual debt constant of 7.233%.

(3)  Calculated based on Cut-Off Date balance and related appraised value.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

OTHER SIGNIFICANT MORTGAGE LOANS:

======================================= ===================== ==================== =================== ========== ============
                                                                                      % OF INITIAL
                 NAME                         PROPERTY            CUT-OFF DATE        MORTGAGE POOL       U/W        LTV(2)
                                                TYPE                BALANCE              BALANCE        DSCR(1)
--------------------------------------- --------------------- -------------------- ------------------- ---------- ------------
 Orange Plaza                             Anchored Retail         $65,700,000              4.5%          1.30x       79.7%
======================================= ===================== ==================== =================== ========== ============
 Crystal Gateway                               Office              58,420,974              4.0           1.38        69.5
======================================= ===================== ==================== =================== ========== ============
 555 9th Street                                Retail              33,707,797              2.3           1.27        76.6
======================================= ===================== ==================== =================== ========== ============
 Lembi Portfolio(3)                         Multifamily            32,000,000              2.2           1.29        75.1
======================================= ===================== ==================== =================== ========== ============
 Battlefield Shopping Center              Anchored Retail          23,500,000              1.6           1.24        79.7
======================================= ===================== ==================== =================== ========== ============
       TOTAL/WEIGHTED AVERAGE:                   --              $213,328,771             14.7%          1.31X       75.7%
======================================= ===================== ==================== =================== ========== ============

(1)  Calculated based on underwritten net cash flow and actual debt constant.

(2)  Calculated based on Cut-Off Date Balance and related appraised value.

(3) The Lembi Portfolio consists of three cross-collateralized and cross-defaulted loans: Lembi II Pool A ($14,350,000), Lembi II Pool B ($11,100,000) and Lembi II -C- 950 Franklin Street ($6,550,000).

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

INVESTMENT GRADE LARGE MORTGAGE LOANS:

     ==============================================================================================================================
                                            WESTFIELD SHOPPINGTOWN VALLEY FAIR MALL
     ==============================================================================================================================
     A NOTE CUT-OFF DATE BALANCE:           $294,734,810
     -------------------------------------- ---------------------------------------------------------------------------------------
     COUPON:                                6.301%
     -------------------------------------- ---------------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):    July 11, 2012
     -------------------------------------- ---------------------------------------------------------------------------------------
     MATURITY DATE:                         July 11, 2032
     -------------------------------------- ---------------------------------------------------------------------------------------
     TERM TO ARD                            10 years
     -------------------------------------- ---------------------------------------------------------------------------------------
     AMORTIZATION:                          30 years
     -------------------------------------- ---------------------------------------------------------------------------------------
     SPONSOR:                               Westfield America Inc. and J.P. Morgan Strategic Property Fund
     -------------------------------------- ---------------------------------------------------------------------------------------
     PROPERTY:                              Super-regional mall with 1,449,331(1) square feet of gross leaseable area
     -------------------------------------- ---------------------------------------------------------------------------------------
     LOCATION:                              Santa Clara, California
     -------------------------------------- ---------------------------------------------------------------------------------------
     YEAR BUILT:                            1986; renovated 2002
     -------------------------------------- ---------------------------------------------------------------------------------------
     2001 IN-LINE SALES/SF:                 $704(2)
     -------------------------------------- ---------------------------------------------------------------------------------------
     2001 IN-LINE COST OF OCCUPANCY:        10.9%
     -------------------------------------- ---------------------------------------------------------------------------------------
     ANCHORS(3):                            Macy's (316,478 square feet; credit rating of BBB+/Baa1/BBB+), Macy's Men's
                                            & Home (249,500 square feet; credit rating of BBB+/Baa1/BBB+), Nordstrom
                                            (168,750 square feet; credit rating of A-/Baa1/NR)
     -------------------------------------- ---------------------------------------------------------------------------------------
     2001 ANCHOR SALES/SF(4):               Macy's/Macy's Men's and  Home(4)  $202.8MM ($390 psf); Nordstrom $114.2MM ($528 psf)
     -------------------------------------- ---------------------------------------------------------------------------------------
     LARGEST IN-LINE TENANTS:               Tenant                       Square Feet                  Lease End Date
                                            ------                       -----------                  --------------
                                            Banana Republic                 27,645                       3/21/2007
                                            Gap/Gap Kids                    21,383                      11/30/2005
                                            Organized Living                20,469                      12/31/2009
                                            Copeland's Sports               17,811                      11/30/2005
                                            Victoria's Secret               14,581                       1/31/2013
     -------------------------------------- ---------------------------------------------------------------------------------------
     OVERALL OCCUPANCY(5):                  96.1%
     -------------------------------------- ---------------------------------------------------------------------------------------
     APPRAISED VALUE(6):                    $565,000,000
     -------------------------------------- ---------------------------------------------------------------------------------------
     LTV (A NOTE)(7):                       52.2%
     -------------------------------------- ---------------------------------------------------------------------------------------
     U/W DSCR (A NOTE)(8):                  1.87x
     -------------------------------------- ---------------------------------------------------------------------------------------
     RESERVES:                              Monthly reserves for taxes. Insurance reserves not required as long as no event of default, DCSR at least 1.20x and insurance premiums guaranty from Sponsors remains in effect.  Monthly TI/LC and replacement reserves at $1.00 psf with a $3.7 million cap.  Sponsors guaranty difference between underwritten $1.20 psf and $1.00 psf throughout term of loan.  If an event of default occurs or if the DSCR falls below
                                            1.20x, the Borrower must deposit $1.20 psf and the cap is removed.
     -------------------------------------- ---------------------------------------------------------------------------------------
     LOCKBOX:                               Hard
     -------------------------------------- ---------------------------------------------------------------------------------------
     PREPAYMENT:                            Defeasance permitted two years after securitization.  Prepayment in whole or in part without penalty allowed starting six months prior to the ARD.
     -------------------------------------- ---------------------------------------------------------------------------------------
     B NOTE:                                $49,736,241 subordinated B Note will be offered in a separate private placement. The
                                            B Note does not receive principal until the A Note is paid in full.
     ==============================================================================================================================

(1) Collateral square feet securing the Westfield Shoppingtown Valley Fair Mall Mortgaged Property totals 714,603 square feet including a 45,000 square foot Safeway supermarket.

(2)  Sales for pre-expansion, comparable stores.

(3) Credit ratings for anchors are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if individual department store company is not rated.

(4) Anchor sales as reported by the Borrower. Macy's and Macy's Men's and Home sales are the combined sales and an average of the two stores psf, as separate sales figures were not provided.

(5)  As of July 16, 2002.

(6)  Based on appraisal dated as of May 26, 2002.

(7)  As of the Cut-Off Date.

(8) Calculated based on underwritten net cash flow of $42,049,329 and actual debt constant of 7.610%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     =============================================================================================================================
                                                 1166 AVENUE OF THE AMERICAS
     =============================================================================================================================
     A NOTE CUT-OFF DATE BALANCE:          $92,636,000
     ------------------------------------- ---------------------------------------------------------------------------------------
     COUPON:                               6.35375%
     ------------------------------------- ---------------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):   December 11, 2020
     ------------------------------------- ---------------------------------------------------------------------------------------
     MATURITY DATE:                        October 11, 2027
     ------------------------------------- ---------------------------------------------------------------------------------------
     TERM TO ARD:                          18 years, 2 months
     ------------------------------------- ---------------------------------------------------------------------------------------
     AMORTIZATION:                         14 years, 11 months. The original amortization term of the pooled A Note and non-pooled B Note is 25 years, however the pooled mortgage loan will fully amortize in
                                           14 years, 11 months on September 11, 2017, assuming no defaults or prepayments.
     ------------------------------------- ---------------------------------------------------------------------------------------
     SPONSOR:                              Edward J. Minskoff Equities, Inc.
     ------------------------------------- ---------------------------------------------------------------------------------------
     PROPERTY:                             560,925 square feet of commercial condominium units in a 44-story, Class A office building with an aggregate of approximately 1.56 million square feet, located in the
                                           Sixth Avenue/Rockefeller Center sub-market of New York
     ------------------------------------- ---------------------------------------------------------------------------------------
     LOCATION:                             New York, New York
     ------------------------------------- ---------------------------------------------------------------------------------------
     YEAR BUILT:                           1974; renovated 1995, 2001
     ------------------------------------- ---------------------------------------------------------------------------------------
     OCCUPANCY(1) :                        100%
     ------------------------------------- ---------------------------------------------------------------------------------------
     TENANTS(2):                                                                                Lease End           Ratings
                                           Tenant                                Square Feet       Date        S&P/Moody's/Fitch
                                           ------                                -----------       ----        -----------------
                                           Marsh & McLennan Companies(3)         278,434(3)(4)  12/31/2020         AA-/A2/A+
                                           JPMorgan Chase Bank(3)                243,416(3)(4)  12/30/2020        AA/Aa2/AA-
                                           Verizon Network Integration Corp.(5)   39,075         4/30/2003         A+/A1/NR
     ------------------------------------- ---------------------------------------------------------------------------------------
     APPRAISED VALUE(6):                   $320,000,000
     ------------------------------------- ---------------------------------------------------------------------------------------
     LTV (7):                              51.6%
     ------------------------------------- ---------------------------------------------------------------------------------------
     U/W DSCR (8):                         1.84x
     ------------------------------------- ---------------------------------------------------------------------------------------
     RESERVES:                             Ongoing taxes and insurance reserves, monthly replacement reserve of $11,600, monthly condominium assessment reserve, and annual condominium improvements reserve. Reserve of $1.4 million for tenant improvements and items related to the Verizon space;
                                           reserve of $2.5 million for landlord contribution costs related to the JPMorgan
                                           Chase/Marsh Lease.
     ------------------------------------- ---------------------------------------------------------------------------------------
     LOCKBOX:                              Hard
     ------------------------------------- ---------------------------------------------------------------------------------------
     PREPAYMENT:                           Defeasance permitted beginning two years after securitization.  This loan is locked-out and does not allow for prepayment prior to maturity.(9)
     =============================================================================================================================

(1)  As of September 1, 2002.

(2) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.

(3) JPMorgan Chase Bank's lease (the "JPMorgan Chase/Marsh Lease") for the entire 560,925 square foot property was assigned in full to Marsh & McLennan Companies, Inc. ("Marsh"). JPMorgan Chase subleases its space from Marsh which occupies the remaining portion of the property except for the seventh floor which is occupied by Verizon.

(4) JPMorgan Chase remains obligated under the lease in the event of a Marsh default.

(5) As of May 1, 2003, Marsh is obligated under the JPMorgan Chase/Marsh Lease to take over the Verizon space under the same rent as its other space.

(6)  Based on appraisal dated as of August 15, 2002.

(7)  As of the Cut-Off Date and assuming a loan amount of $165,036,000.

(8) Calculated based on underwritten net cash flows of $26,424,724 and actual debt constant of 8.698% for 1166 Avenue of the Americas and assuming a loan amount of $165,036,000 (AAA proceeds).

(9) Prepayment in whole or in part without penalty allowed starting two years prior to ARD which is more than one year after the A Note is fully repaid.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     ============================================================================================================================
                                                    HORIZON PORTFOLIO(1)
     ============================================================================================================================
     CUT-OFF DATE BALANCE:                  $21,964,688
     -------------------------------------- -------------------------------------------------------------------------------------
     COUPON:                                8.150%
     -------------------------------------- -------------------------------------------------------------------------------------
     MATURITY DATE:                         July 11, 2009
     -------------------------------------- -------------------------------------------------------------------------------------
     TERM TO MATURITY:                      7 years
     -------------------------------------- -------------------------------------------------------------------------------------
     AMORTIZATION:                          25 years
     -------------------------------------- -------------------------------------------------------------------------------------
     SPONSOR:                               Horizon Group Properties, Inc., Horizon Group Properties, LP
     -------------------------------------- -------------------------------------------------------------------------------------
     PROPERTIES:                            Retail properties with 680,722 square feet of gross leaseable area
     -------------------------------------- -------------------------------------------------------------------------------------
     LOCATIONS:                             Laughlin, Nevada (90 miles south of Las Vegas) Medford, Minnesota (40 miles south of
                                            Minneapolis) Warrenton, Missouri (45 miles west of St. Louis)
     -------------------------------------- -------------------------------------------------------------------------------------
     YEAR BUILT:                            1991 (Medford), 1993 (Warrenton), 1996 (Laughlin)
     -------------------------------------- -------------------------------------------------------------------------------------
     MAJOR TENANTS(2):                                                 #                 % of Total Gross          Ratings
                                               Tenant               Stores  Square Feet     Revenue(3)        S&P/Moody's/Fitch
                                               ------               ------  -----------     ----------        -----------------
                                              Phillips Van Heusen     11      53,907           8.2%               BB/Ba2/NR
                                              Dress Barn               3      25,546           5.0%                  NR
                                              Liz Claiborne            2      22,000           3.1%              BBB/Baa2/NR
     -------------------------------------- -------------------------------------------------------------------------------------
     2001 SALES:                            Gross sales for all three properties total $97,935,277 (Laughlin: $38,033,802;
                                            Medford: $32,360,885; Warrenton: $27,540,590)
     -------------------------------------- -------------------------------------------------------------------------------------
     OVERALL OCCUPANCY(4):                  92.1%
     -------------------------------------- -------------------------------------------------------------------------------------
     APPRAISED VALUE(5):                    $54,550,000
     -------------------------------------- -------------------------------------------------------------------------------------
     LTV(6):                                40.3%
     -------------------------------------- -------------------------------------------------------------------------------------
     U/W DSCR(7):                           2.46x
     -------------------------------------- -------------------------------------------------------------------------------------
     RESERVES:                              On-going for taxes, insurance, TI/LC's and Capex.
     -------------------------------------- -------------------------------------------------------------------------------------
     LOCKBOX:                               Hard
     -------------------------------------- -------------------------------------------------------------------------------------
     PREPAYMENT:                            Defeasance permitted four years after securitization.  Prepayment without penalty permitted one month prior to maturity.
     -------------------------------------- -------------------------------------------------------------------------------------
     MEZZANINE LOAN:                        Mezzanine debt in the amount of approximately $3.5 million(8), which is fully amortizing over a three year term and is subject to an intercreditor agreement which complies with rating agency guidelines.
     ----------------------------------------------------------------------------------------------------------------------------

(1) The Horizon Portfolio consists of three cross-collateralized and cross-defaulted loans: Horizon-Laughlin ($10,982,344), Horizon-Medford ($6,489,567) and Horizon-Warrenton ($4,492,777).

(2) Credit ratings may reflect the rating of the parent if tenant company is not rated.

(3)  Percentage is of gross revenues of Horizon Portfolio.

(4)  As of September 1, 2002.

(5) Based on third-party appraisal dated January 17, 2002 for Laughlin, January 11, 2002 for Warrenton, and January 11, 2002 for Medford.

(6)  As of the Cut-Off-Date.

(7) Calculated based on underwritten net cash flow of $5,070,725 and actual debt constant of 9.381%.

(8)  The mezzanine loan amount of $3,500,000 is allocated as follows: Laughlin:
     $1,750,000, Medford: $1,000,000, and Warrenton: $750,000.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     =========================================================================================================================
                                                     605 THIRD AVENUE
     =========================================================================================================================
     CUT-OFF DATE BALANCE:                  $160,000,000
     -------------------------------------- ----------------------------------------------------------------------------------
     COUPON:                                6.050%
     -------------------------------------- ----------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):    September 11, 2012
     -------------------------------------- ----------------------------------------------------------------------------------
     MATURITY DATE:                         September 11, 2032
     -------------------------------------- ----------------------------------------------------------------------------------
     TERM TO ARD                            10 years
     -------------------------------------- ----------------------------------------------------------------------------------
     AMORTIZATION:                          3 year IO period/30 year amortization thereafter
     -------------------------------------- ----------------------------------------------------------------------------------
     SPONSOR:                               Fisher Brothers and National Bulk Carriers
     -------------------------------------- ----------------------------------------------------------------------------------
     PROPERTY:                              953,786 square foot, 43-story, Class A office building together with a seven story, 750 parking space detached garage, located in the Grand Central sub-market of New York
     -------------------------------------- ----------------------------------------------------------------------------------
     LOCATION:                              New York, New York
     -------------------------------------- ----------------------------------------------------------------------------------
     YEAR BUILT:                            1963
     -------------------------------------- ----------------------------------------------------------------------------------
     OCCUPANCY(1):                          100%
     -------------------------------------- ----------------------------------------------------------------------------------
     MAJOR TENANTS(2)(3):                   Approximately 57% of the base rent is from tenants who have (or whose parent companies have) investment grade ratings and who occupy the Property under long-term leases.
     -------------------------------------- ----------------------------------------------------------------------------------
                                                                                  % of
                                                                     Square       Base      Lease End          Ratings
                                            Tenant                     Feet       Rent         Date       S&P/Moody's/Fitch
                                            ------                     ----       ----         ----       -----------------
                                            Neuberger Berman          341,588     30.0%      4/1/2017        BBB+/NR/NR
                                            VNU/ Nielson Media(4)     154,918     20.0%     10/1/2018       BBB+/Baa1/NR
                                            Univision                  63,500      7.0%      6/1/2010       BB+/Baa3/BBB-
     -------------------------------------- ----------------------------------------------------------------------------------
     APPRAISED VALUE(5):                    $260,000,000
     -------------------------------------- ----------------------------------------------------------------------------------
     LTV (6):                               61.5%
     -------------------------------------- ----------------------------------------------------------------------------------
     U/W DSCR (7):                          2.06x
     -------------------------------------- ----------------------------------------------------------------------------------
     RESERVES:                              Monthly escrows for tax, insurance, and Capex; $10 million TI/LC reserve deposited at closing; $10 million special reserve deposited at closing in connection with future lease-up of the property.
     -------------------------------------- ----------------------------------------------------------------------------------
     LOCKBOX:                               Hard
     -------------------------------------- ----------------------------------------------------------------------------------
     PREPAYMENT:                            Defeasance permitted two years after securitization.  Prepayment without penalty allowed starting three months prior to ARD.
     ====================================== ==================================================================================

(1)  As of September 1, 2002.

(2) Credit ratings may reflect the rating of the parent if tenant company is not rated.

(3)  Based upon projected 2004/2005 base rent.

(4)  Nielson Media takes occupancy June 2003.

(5)  Based on third-party appraisal dated as of July 23, 2002.

(6)  Calculated based on Cut-Off Date balance and related appraisal value.

(7) U/W DSCR is 2.06x based on projected 2004/2005 underwritten net cash flow of $23,892,629 and actual debt constant of 7.233%. Current U/W DSCR is 1.93x based on underwritten net cash flow of $22,379,892 and actual debt constant of 7.233%.


                                  PAGE 13 OF 24
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

     =============================================================================================================================
                                                         HAMILTON MALL
     =============================================================================================================================
     CUT-OFF DATE BALANCE:                   $77,835,338
     --------------------------------------- -------------------------------------------------------------------------------------
     COUPON:                                 6.950%
     --------------------------------------- -------------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):     June 11, 2012
     --------------------------------------- -------------------------------------------------------------------------------------
     MATURITY DATE:                          June 11, 2032
     --------------------------------------- -------------------------------------------------------------------------------------
     TERM TO ARD:                            10 years
     --------------------------------------- -------------------------------------------------------------------------------------
     AMORTIZATION:                           30 years
     --------------------------------------- -------------------------------------------------------------------------------------
     SPONSORS:                               Kravco Company/J.C. Penney Company
     --------------------------------------- -------------------------------------------------------------------------------------
     PROPERTY:                               Regional mall with 1,022,007(1) square feet of gross leaseable area
     --------------------------------------- -------------------------------------------------------------------------------------
     LOCATION:                               Mays Landing, New Jersey
     --------------------------------------- -------------------------------------------------------------------------------------
     YEAR BUILT:                             1987
     --------------------------------------- -------------------------------------------------------------------------------------
     TTM 2002 IN-LINE SALES/SF(2):           $400
     --------------------------------------- -------------------------------------------------------------------------------------
     TTM 2002 IN-LINE COST OF OCCUPANCY(2):  13.8%
     --------------------------------------- -------------------------------------------------------------------------------------
     ANCHORS(3):                             Macy's (240,000 square feet; credit rating of BBB+/Baa1/BBB+), Sears (206,924 square feet; credit rating of A-/Baa1/A-), JCPenney (158,771 square feet; credit rating of BBB-/Ba3/BB)
     --------------------------------------- -------------------------------------------------------------------------------------
     TTM 2002 ANCHOR SALES/SF(2)(4):         Macy's $67.0MM ($279 psf); Sears $40.0MM ($193 psf); JCPenney $24.0MM ($151 psf)
     --------------------------------------- -------------------------------------------------------------------------------------
     LARGEST IN-LINE TENANTS:                        Tenant                    Square Feet             Lease End Date
                                                     ------                    ------------            --------------
                                                  Gap/Gap Kids                   12,000                  5/31/2006
                                                  Lenscrafters                    7,298                  9/30/2002
                                                  Limited Express                 6,946                  1/31/2007
                                                  White Barn Candle               6,330                  1/31/2011
                                                  Lerner                          6,259                  1/31/2009
     --------------------------------------- -------------------------------------------------------------------------------------
     OVERALL OCCUPANCY(5):                   94.7%
     --------------------------------------- -------------------------------------------------------------------------------------
     APPRAISED VALUE(6):                     $113,000,000
     --------------------------------------- -------------------------------------------------------------------------------------
     LTV (7):                                68.9%
     --------------------------------------- -------------------------------------------------------------------------------------
     U/W DSCR (8):                           1.40x
     --------------------------------------- -------------------------------------------------------------------------------------
     RESERVES:                               Monthly reserves for  taxes and insurance.  Insurance reserves will not be required while insurance coverage is under Sponsor's blanket policy.  Monthly replacement reserve equal to 1/12th of $106,200.
     --------------------------------------- -------------------------------------------------------------------------------------
     LOCKBOX:                                Hard
     --------------------------------------- -------------------------------------------------------------------------------------
     PREPAYMENT:                             Defeasance permitted beginning two years after securitization.  Prepayment in whole or in part without penalty allowed starting three months prior to ARD.
     -----------------------------------------------------------------------------------------------------------------------------

(1) Collateral square feet securing the Hamilton Mall totals 853,929 square feet.

(2)  For trailing 12-months ending 3/31/02.

(3) Credit ratings for anchors are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if individual department store company is not rated.

(4)  Anchor sales as reported by the Borrower.

(5)  As of June 3, 2002.

(6)  Based on appraisal dated May 7, 2002.

(7)  As of the Cut-Off Date.

(8) Calculated based on underwritten net cash flow of $8,674,909 and actual debt constant of 7.943%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

SIGNIFICANT MORTGAGE LOANS:

     ==============================================================================================================================
                                                              ORANGE PLAZA
     ==============================================================================================================================
     CUT-OFF DATE BALANCE:                         $65,700,000
     --------------------------------------------- --------------------------------------------------------------------------------
     COUPON:                                       6.750%
     --------------------------------------------- --------------------------------------------------------------------------------
     MATURITY DATE:                                September 11, 2012
     --------------------------------------------- --------------------------------------------------------------------------------
     TERM TO ARD:                                  10 years
     --------------------------------------------- --------------------------------------------------------------------------------
     AMORTIZATION:                                 30 years
     --------------------------------------------- --------------------------------------------------------------------------------
     SPONSOR:                                      National Realty and Development Corp.
     --------------------------------------------- --------------------------------------------------------------------------------
     PROPERTY:                                     Anchored retail property with 796,376 square feet of gross leaseable area
     --------------------------------------------- --------------------------------------------------------------------------------
     LOCATION:                                     Wallkill, New York
     --------------------------------------------- --------------------------------------------------------------------------------
     YEAR BUILT:                                   1971; renovated 2002
     --------------------------------------------- --------------------------------------------------------------------------------
     MAJOR TENANTS(1):                             Seven tenants at the property representing approximately 64.2% of the space and 57.8% of the income are investment grade; the largest of which is a Walmart Super Center (AA/Aa2/AA; lease end date 4/23/22)
                                                   representing 32.7% of base rent.  The remaining investment grade tenants include Home Depot (AA/Aa3/AA; lease end date 1/31/10); Kohl's
                                                   (A-/A2/NR; lease end date 4/30/22), Bed Bath & Beyond (BBB-/NR/NR;
                                                   lease end date 1/31/13), Marshall's (A-/A3/NR; lease end date 5/31/12),
                                                   Staples (BBB-/Baa2/BBB+; lease end date 8/31/17) and Bank of New York
                                                   (A+/Aa3/AA-; lease end date 11/30/06).
     --------------------------------------------- --------------------------------------------------------------------------------
     OVERALL OCCUPANCY(2):                         98.3% leased
     --------------------------------------------- --------------------------------------------------------------------------------
     APPRAISED VALUE(3):                           $82,400,000
     --------------------------------------------- --------------------------------------------------------------------------------
     LTV(4):                                       79.7%
     --------------------------------------------- --------------------------------------------------------------------------------
     U/W DSCR(5) :                                 1.30x
     --------------------------------------------- --------------------------------------------------------------------------------
     RESERVES:                                     Letters of Credit posted for taxes and insurance. Monthly escrows are required for replacement reserves ($63,350 per year) and TI/LC reserves ($190,000 per year with $1,000,000 cap).
     --------------------------------------------- --------------------------------------------------------------------------------
     LOCKBOX:                                      Hard
     --------------------------------------------- --------------------------------------------------------------------------------
     PREPAYMENT:                                   Defeasance permitted beginning two years from securitization.  Prepayment without penalty permitted three months prior to maturity.
     ============================================= ================================================================================

(1) Credit ratings are by S&P, Moody's and Fitch, respectively, and may reflect the rating of the parent if tenant company is not rated.

(2) As of August 12, 2002, including eight tenants representing 172,016 square feet, where tenants are currently completing the buildout of their respective spaces. It is anticipated that all tenants will be in occupancy by November 2002. The principal of the Borrower has executed a payment guaranty in the amount of $8,000,000 which terminates when all tenants take occupancy. In addition, the Borrower has posted a rent reserve letter of credit for these tenants in the amount of $500,000.

(3)  Based on third party appraisal dated as of July 1, 2002.

(4)  As of the Cut-Off Date.

(5) Calculated based on underwritten net cash flow of $6,646,379 and actual debt constant of 7.783%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

     ==========================================================================================================================
                                                     CRYSTAL GATEWAY ONE
     ==========================================================================================================================
     CUT-OFF DATE BALANCE:                   $58,420,974
     --------------------------------------- ----------------------------------------------------------------------------------
     COUPON:                                 6.750%
     --------------------------------------- ----------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):     July 11, 2012
     --------------------------------------- ----------------------------------------------------------------------------------
     MATURITY DATE:                          July 11, 2032
     --------------------------------------- ----------------------------------------------------------------------------------
     TERM TO ARD                             10 years
     --------------------------------------- ----------------------------------------------------------------------------------
     AMORTIZATION:                           30 years
     --------------------------------------- ----------------------------------------------------------------------------------
     SPONSOR:                                Vornado Realty Trust
     --------------------------------------- ----------------------------------------------------------------------------------
     PROPERTY:                               365,900 square foot, 15-story Class A office building with 746 underground parking spaces
     --------------------------------------- ----------------------------------------------------------------------------------
     LOCATION:                               Crystal City, Virginia
     --------------------------------------- ----------------------------------------------------------------------------------
     YEAR BUILT:                             1981
     --------------------------------------- ----------------------------------------------------------------------------------
     OCCUPANCY(1):                           97.4%
     --------------------------------------- --------------------- ------------- ------------ ----------- ---------------------
     MAJOR TENANTS(2):                                                           Approximate
                                                                                  % of Base    Lease End         Ratings
                                             Tenant                 Square Feet      Rent         Date     (S&P/Moody's/Fitch)
                                             ------                 -----------      ----         ----     -------------------
                                              GSA                     174,108        48.8%     10/02-1/12       AAA/Aaa/NR
                                              British Nuclear Fuel     18,916        5.7%        9/2012             NR
                                              SAIC                     12,971        4.2%       10/2003          A-/A3/NR
     --------------------------------------- ----------------------------------------------------------------------------------
     APPRAISED VALUE(3):                     $84,000,000
     --------------------------------------- ----------------------------------------------------------------------------------
     LTV (4):                                69.5%
     --------------------------------------- ----------------------------------------------------------------------------------
     U/W DSCR (5):                           1.38x
     --------------------------------------- ----------------------------------------------------------------------------------
     RESERVES:                               On-going for taxes and insurance. During any Reserve Period, replacement and
                                             TI/LC reserves will be collected ongoing as well as a catch-up for the period from the closing date to the commencement of the Reserve Period. The Reserve
                                             Period commences upon the following: (1) DSCR drops below 1.15x; (2) an Event of
                                             Default; or (3) the S&P rating of Guarantor is less than BBB-.
     --------------------------------------- ----------------------------------------------------------------------------------
     LOCKBOX:                                Hard
     --------------------------------------- ----------------------------------------------------------------------------------
     PREPAYMENT:                             Defeasance permitted beginning two years after securitization.
                                             Prepayment without penalty permitted three months prior to ARD.
     ======================================= ==================================================================================

(1)  As of May 31, 2002.

(2) Credit ratings may reflect the rating of the parent if tenant company is not rated.

(3)  Based on third-party appraisal dated as of June 1, 2002.

(4)  As of the Cut-Off Date.

(5) Calculated based on underwritten net cash flow of $6,296,080 and actual debt constant of 7.783%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     ===========================================================================================================================
                                                        555 9TH STREET
     ===========================================================================================================================
     CUT-OFF DATE BALANCE:                    $33,707,797
     ---------------------------------------- ----------------------------------------------------------------------------------
     COUPON:                                  7.010%
     ---------------------------------------- ----------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):      July 11, 2012
     ---------------------------------------- ----------------------------------------------------------------------------------
     MATURITY DATE:                           July 11, 2032
     ---------------------------------------- ----------------------------------------------------------------------------------
     TERM TO ARD:                             10 years
     ---------------------------------------- ----------------------------------------------------------------------------------
     AMORTIZATION:                            30 years
     ---------------------------------------- ----------------------------------------------------------------------------------
     SPONSOR:                                 Richard Squires
     ---------------------------------------- ----------------------------------------------------------------------------------
     PROPERTY:                                Anchored retail property with 148,832 square feet of gross leaseable area
     ---------------------------------------- ----------------------------------------------------------------------------------
     LOCATION:                                San Francisco, California
     ---------------------------------------- ----------------------------------------------------------------------------------
     YEAR BUILT:                              1991
     ---------------------------------------- ----------------------------------------------------------------------------------
     MAJOR TENANTS(1):                        Approximately 90% of the total base rent (on 87% of the total space) is generated by investment grade tenants. The two largest tenants are as follows:
     ---------------------------------------- ---------------------- --------- ------------- ------------ ----------------------
                                                                     Square     % of Base    Lease End           Ratings
                                              Tenant                   Feet        rent         Date        S&P/Moody's/Fitch
                                              ------                   ----        ----         ----        -----------------
                                              Bed, Bath & Beyond      73,455      43.9%       3/31/2013        BBB-/NR/NR
                                              Nordstrom Rack          46,407      40.4%       8/31/2016        A-/Baa1/NR
     ---------------------------------------- ----------------------------------------------------------------------------------
     2001 SALES:                              Bed, Bath & Beyond ($434 psf), Nordstrom Rack ($338 psf)(2)
     ---------------------------------------- ----------------------------------------------------------------------------------
     OVERALL OCCUPANCY(3):                    100%
     ---------------------------------------- ----------------------------------------------------------------------------------
     APPRAISED VALUE(4):                      $44,000,000
     ---------------------------------------- ----------------------------------------------------------------------------------
     LTV(5):                                  76.6%
     ---------------------------------------- ----------------------------------------------------------------------------------
     U/W DSCR(6) :                            1.27x
     ---------------------------------------- ----------------------------------------------------------------------------------
     RESERVES:                                On-going for taxes, insurance, TI/LC's and Capex.
     ---------------------------------------- ----------------------------------------------------------------------------------
     LOCKBOX:                                 Hard
     ---------------------------------------- ----------------------------------------------------------------------------------
     PREPAYMENT:                              Defeasance permitted beginning two years after securitization.  Prepayment without penalty permitted three months prior to ARD.
     ======================================== ==================================================================================

(1) Credit ratings may reflect the rating of the parent if the tenant company is not rated.

(2)  Represents sales from October through December annualized.

(3)  As of April 30, 2002.

(4)  Based on third party appraisal dated as of May 16, 2002.

(5)  As of the Cut-Off Date.

(6) Calculated based on underwritten net cash flow of $3,428,243 and actual debt constant of 7.992%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     ===========================================================================================================================
                                                      LEMBI PORTFOLIO(1)
     ===========================================================================================================================
     CUT-OFF DATE BALANCE:             $32,000,000
     --------------------------------- -----------------------------------------------------------------------------------------
     COUPON:                           6.496% blended
     --------------------------------- -----------------------------------------------------------------------------------------
     MATURITY DATE:                    6/11/2007
     --------------------------------- -----------------------------------------------------------------------------------------
     TERM TO MATURITY:                 5 years for Pool II A and Pool II B; 4 years and 9 months for Pool II C
     --------------------------------- -----------------------------------------------------------------------------------------
     AMORTIZATION:                     29 years/1 year IO period for Pool II A and Pool II B; 9 month IO period for Pool IIC

     --------------------------------- -----------------------------------------------------------------------------------------
     SPONSOR:                          Frank. E. Lembi and Walter R. Lembi
     --------------------------------- -----------------------------------------------------------------------------------------
     PROPERTIES:                       The portfolio is comprised of seven multifamily properties consisting of 205 multifamily units and 20 commercial units. The multifamily unit mix is comprised of
                                       80 studio units, 108 one-bedroom units, 13 two-bedroom units and four three-plus bedroom units.
     --------------------------------- -----------------------------------------------------------------------------------------
     LOCATION:                         San Francisco, California
     --------------------------------- -----------------------------------------------------------------------------------------
     YEAR BUILT:                       Vary from 1908 to 1931 (renovations ongoing)
     --------------------------------- -----------------------------------------------------------------------------------------
     OVERALL OCCUPANCY(2):             95.1%
     --------------------------------- -----------------------------------------------------------------------------------------
     APPRAISED VALUE(3):               $42,650,000
     --------------------------------- -----------------------------------------------------------------------------------------
     LTV(4):                           75.1%
     --------------------------------- -----------------------------------------------------------------------------------------
     U/W DSCR(5):                      1.29x
     --------------------------------- -----------------------------------------------------------------------------------------
     RESERVES:                         On-going for taxes, insurance and Capex.
     --------------------------------- -----------------------------------------------------------------------------------------
     LOCKBOX:                          Springing
     --------------------------------- -----------------------------------------------------------------------------------------
     PREPAYMENT:                       Defeasance permitted beginning two years after securitization. Borrower can prepay three months before maturity.
     ================================= =========================================================================================

(1) The Lembi Portfolio consists of three cross-collateralized and cross-defaulted loans: Lembi II Pool A ($14,350,000), Lembi II Pool B ($11,100,000) and Lembi II Pool C ($6,550,000).

(2) For Lembi II Pool A: June 3, 2002; Lembi II Pool B: June 3, 2002; and Lembi II -C - 950 Franklin Street: September 1, 2002.

(3)  Based on appraisal dated as of May 17, 2002.

(4)  As of the Cut-Off Date.

(5) Calculated based on an underwritten cash flow of $3,170,721 and an annual debt constant of 7.669%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

     =============================================================================================================================
                                                    BATTLEFIELD SHOPPING CENTER
     =============================================================================================================================
     CUT-OFF DATE BALANCE:                      $23,500,000
     ------------------------------------------ ----------------------------------------------------------------------------------
     COUPON:                                    6.620%
     ------------------------------------------ ----------------------------------------------------------------------------------
     ANTICIPATED REPAYMENT DATE ("ARD"):        September 11, 2012
     ------------------------------------------ ----------------------------------------------------------------------------------
     MATURITY DATE:                             September 11, 2032
     ------------------------------------------ ----------------------------------------------------------------------------------
     TERM TO ARD:                               10 years
     ------------------------------------------ ----------------------------------------------------------------------------------
     AMORTIZATION:                              30 years
     ------------------------------------------ ----------------------------------------------------------------------------------
     SPONSOR:                                   Samuel Rose, Scott Spector, and Alan Hammerschlag
     ------------------------------------------ ----------------------------------------------------------------------------------
     PROPERTY:                                  315,930 square feet of grocery anchored retail center, with 1,042 parking spaces
     ------------------------------------------ ----------------------------------------------------------------------------------
     LOCATION:                                  Leesburg, Virginia
     ------------------------------------------ ----------------------------------------------------------------------------------
     YEAR BUILT:                                1992
     ------------------------------------------ ----------------------------- ------- ---------- ----------- ---------------------
     MAJOR TENANTS(1):                                                        Square  % of Base   Lease End         Ratings
                                                  Tenant                        Feet     Rent        Date      S&P/Moody's/Fitch
                                                  ------                        ----     ----        ----      -----------------
                                                  Shopper's Food Warehouse     50,101   17.4%     4/30/2012        NR/Ba1/NR
                                                  Stein Mart                   36,900    9.0%     11/30/2011           NR
                                                  Ross Dress for Less          25,994    7.7%     1/31/2008        BBB/NR/NR
                                                  Michael's Stores             23,838    7.9%     6/30/2012        BB/Ba2/NR
                                                  Staples(2)                   20,388    6.5%     5/14/2018      BBB-/Baa2/BBB+
     ------------------------------------------ ----------------------------------------------------------------------------------
     2001 SALES/SF:                             Shopper's Food Warehouse $380 psf(3)
     ------------------------------------------ ----------------------------------------------------------------------------------
     OVERALL OCCUPANCY(4):                      96.4%
     ------------------------------------------ ----------------------------------------------------------------------------------
     APPRAISED VALUE(5):                        $29,500,000
     ------------------------------------------ ----------------------------------------------------------------------------------
     LTV(6):                                    79.7%
     ------------------------------------------ ----------------------------------------------------------------------------------
     U/W DSCR(7) :                              1.24x
     ------------------------------------------ ----------------------------------------------------------------------------------
     RESERVES:                                  On-going for taxes, insurance, TI/LC's and Capex.
     ------------------------------------------ ----------------------------------------------------------------------------------
     LOCKBOX:                                   Springing
     ------------------------------------------ ----------------------------------------------------------------------------------
     PREPAYMENT:                                Defeasance permitted beginning two years after securitization. Prepayment without penalty permitted three months prior to ARD.
     ========================================== ==================================================================================

(1) Credit ratings may reflect the rating of the parent if tenant company is not rated.

(2) The Staples lease was signed in July 2002, and the rent commencement date is March 15, 2003.

(3) Shopper's Food Warehouse YTD 2002 annualized sales are approximately $440 psf.

(4)  As of May 31, 2002.

(5)  Based on third party appraisal dated as of July 14, 2002.

(6)  As of the Cut-Off Date.

(7) Calculated based on underwritten net cash flow of $2,245,240 and actual debt constant of 7.680%.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

ANTICIPATED REPAYMENT DATE LOANS:

                           16 Mortgage Loans, representing 52.0% of the Initial Pool Balance, provide that if the unamortized principal amount thereof is not repaid on a date (the "Anticipated Repayment Date" or "ARD") prior to maturity set forth in the related Mortgage Note, the Mortgage Loan will accrue additional interest at the rate set forth therein and the borrower will be required to apply excess monthly cash flow generated by the mortgaged property, as determined in the related mortgage, to the repayment of principal outstanding on the Mortgage Loan. With respect to such Mortgage Loans, no prepayment consideration will be due in connection with any principal prepayment on, after, and in some cases, for a short period prior to, the Anticipated Repayment Date. For purposes of analysis and presentation, such loans are assumed to pay off at the ARD and are treated like balloon loans that mature on the ARD.


DETAILED MONTHLY INVESTOR REPORTING:

                           Updated collateral summary information will be a part of the monthly remittance report in addition to detailed P&I payment and delinquency information. Quarterly NOI and occupancy data, to the extent delivered by the borrowers, will be available to Certificateholders through the Trustee. The following is a list of all the reports that will be available to Certificateholders:

                             NAME OF REPORT                               DESCRIPTION (INFORMATION PROVIDED)
        -------- ---------------------------------------- --------------------------------------------------------------------
        1        Distribution Date Statement              Principal and interest distributions, principal balances
        -------- ---------------------------------------- --------------------------------------------------------------------
        2        Mortgage Loan Status Report              Portfolio stratifications
        -------- ---------------------------------------- --------------------------------------------------------------------
        3        Comparative Financial Status Report      Revenue, NOI, DSCR to the extent available
        -------- ---------------------------------------- --------------------------------------------------------------------
        4        Delinquent Loan Status Report            Listing of delinquent mortgage loans
        -------- ---------------------------------------- --------------------------------------------------------------------
        5        Historical Loan Modification Report      Information on modified mortgage loans
        -------- ---------------------------------------- --------------------------------------------------------------------
        6        Historical Liquidation Report            Net Liquidation proceeds and realized losses
        -------- ---------------------------------------- --------------------------------------------------------------------
        7        REO Status Report                        NOI and value of REO
        -------- ---------------------------------------- --------------------------------------------------------------------
        8        Servicer Watch List                      Listing of loans in jeopardy of becoming specially serviced
        -------- ---------------------------------------- --------------------------------------------------------------------
        9        Loan Payoff Notification Report          Listing of loans where borrower has requested a pay-Off statement


ADVANCING(1):              The Master Servicer generally will be obligated to
                           make advances of scheduled principal and interest payments (excluding balloon payments and subject to reduction for Appraisal Reduction Amounts) and certain servicing and property expenses ("Advances"), to the extent that such Advances are deemed to be recoverable out of collections on the related
                           Mortgage Loan. If the Master Servicer fails to make a required Advance, the Trustee and Fiscal Agent will be obligated to make such advances.

CONTROLLING CLASS:         The Controlling Class will generally be the most
                           subordinate class with a Certificate Balance outstanding that is at least 25% of the initial
                           Certificate Balance of such Class. A majority of Certificateholders of the Controlling Class will, subject to certain limitations, be entitled to replace the Special Servicer. Such holders of the Controlling Class will also have the right to select a representative that may direct or advise the Special Servicer with respect to special servicing actions subject to the servicing standards set in the Pooling and Servicing Agreement. However, in the case of Westfield Shoppingtown Valley Fair Mall Mortgage
                           Loan, for so long as the principal amount of the corresponding Companion Loan (B Note) (net of any existing related Appraisal Reduction Amounts) is at least 50% of the original principal amounts of such Companion Loan, the holders of such Companion Loan will have the right to direct or advise the Special
                           Servicer with respect to significant special servicing actions for the Westfield Shoppingtown
                           Valley Fair Mall Mortgage Loan and corresponding
                           Companion Loan.

(1) The 1166 Avenue of the Americas Loan will be serviced by a Master Servicer and Special Servicer under the 2002-C5 Trust and Servicing Agreement.


                                  PAGE 20 OF 24
THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE SELLERS OF THOSE UNDERLYING ASSETS, THE ISSUER OF THE SECURITIES OR THEIR RESPECTIVE AFFILIATES AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR RESPECTIVE AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS AND NOT BY THE ISSUER. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES, ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS NOR ANY OF THEIR RESPECTIVE AFFILIATES MAKES ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS HEREOF AND BY THE OFFERING DOCUMENT.

                   GENERAL CHARACTERISTICS                                        PROPERTY TYPES
==========================================================       ====================================================
                                                                                                % OF INITIAL POOL
          CHARACTERISTICS                                              PROPERTY TYPES                BALANCE
------------------------------------ ---------------------       ---------------------------- -----------------------
       Initial Pool Balance             $1,455,238,298                     Retail                      54.8%
------------------------------------ ---------------------       ---------------------------- -----------------------
          Number of Loans                    114                           Office                      31.1
------------------------------------ ---------------------       ---------------------------- -----------------------
             Gross WAC                      6.664%                       Multifamily                    8.8
------------------------------------ ---------------------       ---------------------------- -----------------------
          Original WAM(1)                 119 months                Industrial/Warehouse                3.1
------------------------------------ ---------------------       ---------------------------- -----------------------
         Remaining WAM(1)                 118 months                        Hotel                       1.1
------------------------------------ ---------------------       ---------------------------- -----------------------
      Average Loan Balance(2)            $12,765,248                        Other                       0.8
------------------------------------ ---------------------       ---------------------------- -----------------------
     Weighted Average U/W DSCR              1.60x                     Mobile Home Park                  0.4
------------------------------------ ---------------------       ============================ =======================
     WA LTV at Maturity/ARD(1)              54.0%                          TOTAL:                     100.0%
------------------------------------ ---------------------       ============================ =======================
       Geographic Diversity          30 states and D.C.
------------------------------------ ---------------------
       Balloon or ARD Loans                 92.9%
==========================================================

(1) Assumes ARD loans pay in full on their anticipated repayment dates or, in the case of the 1166 Avenue of the Americas A Note Mortgage Loan, on September 17, 2017.
(2) $7,545,747 when excluding the Investment Grade Loans.


                                           COLLATERAL SUMMARY BY PROPERTY TYPE
==================================================================================================================================
                                                                                                                   WA
                                  AGGREGATE         % OF         AVERAGE      GROSS     REM.                   OCCUPANCY
                         # OF    CUT-OFF DATE   INITIAL POOL  CUT-OFF DATE     WAC      WAM      WA      WA    RATE(%)(2)  BALLOON
       PROPERTY TYPE     PROP.   BALANCE ($)      BALANCE      BALANCE ($)     (%)     (MOS)     LTV    DSCR     (1)         %(3)
----------------------------------------------------------------------------------------------------------------------------------
RETAIL                    55     $797,295,654      54.8%       $14,496,285    6.766%     116    65.1%   1.59X    96.4%      85.8%
----------------------------------------------------------------------------------------------------------------------------------
    Regional Mall          2      372,570,148      25.6        186,285,074    6.437      118    55.7    1.77     95.8       84.1
----------------------------------------------------------------------------------------------------------------------------------
    Anchored Retail       33      316,045,232      21.7          9,577,128    6.961      116    76.1    1.36     97.4       87.5
----------------------------------------------------------------------------------------------------------------------------------
    Unanchored Retail     17       86,715,585       6.0          5,100,917    7.122      116    72.0    1.43     96.4       85.6
----------------------------------------------------------------------------------------------------------------------------------
    Other Retail           3       21,964,688       1.5          7,321,563    8.150       82    40.6    2.45     92.0       89.7
----------------------------------------------------------------------------------------------------------------------------------
OFFICE                    19      452,522,146      31.1         23,816,955    6.441      130    64.0    1.72     97.2       70.4
----------------------------------------------------------------------------------------------------------------------------------
MULTIFAMILY               38      127,745,691       8.8          3,361,729    6.755       87    73.8    1.34     94.0       89.6
----------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL/WAREHOUSE      10       44,959,397       3.1          4,495,940    6.827      108    74.6    1.34     95.2       86.5
----------------------------------------------------------------------------------------------------------------------------------
MOBILE HOME PARK           2        5,195,913       0.4          2,597,956    6.865       91    77.6    1.50     96.2       90.8
----------------------------------------------------------------------------------------------------------------------------------
OTHER                      4       11,219,497       0.8          2,804,874    7.070      205    89.6    1.01    100.0        0.0
----------------------------------------------------------------------------------------------------------------------------------
HOTEL                      2       16,300,000       1.1          8,150,000    6.306       71    59.5    1.83     N/A        88.8
==================================================================================================================================
TOTAL/AVG./WTD. AVG:     130   $1,455,238,298     100.0%       $11,194,141    6.664%     118    66.0%   1.60X    96.4%      80.7%
==================================================================================================================================

(1) Assumes ARD loans pay in full on their anticipated repayment dates or, in the case of the 1166 Avenue of the Americas A Note Mortgage Loan, on September 17, 2017.

(2)  Excludes hotels.

(3) Percent of the balloon balance at ARD/maturity as a percentage of the Cut-Off Date Balance.

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                  LOAN SIZE DISTRIBUTION                                            GROSS RATE DISTRIBUTION
============================================================       ==========================================================
                                                                                                              % OF INITIAL
     CUT-OFF DATE BALANCE          # OF      % OF INITIAL                GROSS RATE RANGES          # OF          POOL
          RANGES ($)               LOANS     POOL BALANCE                       (%)                 LOANS        BALANCE
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
              1-2,000,000           16            1.7%                        <=6.500                18            43.7%
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
      2,000,001-4,000,000           36            7.7                       6.501-6.750              26            23.1
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
      4,000,001-6,000,000           12            4.3                       6.751-7.000              17            10.6
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
      6,000,001-8,000,000           18            8.6                       7.001-7.250              21            11.9
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
      8,000,001-10,000,000           6            3.6                       7.251-7.500              18             6.8
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
     10,000,001-15,000,000          12           10.3                       7.501-7.750               8             1.5
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
     15,000,001-20,000,000           3            3.6                       7.751-8.000               2             0.4
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
     20,000,001-25,000,000           4            6.2                       8.001-8.250               4             1.9
-------------------------------- ---------- ----------------       ============================== ========== ================
     25,000,001-50,000,000           1            2.3                         TOTAL:                114           100.0%
-------------------------------- ---------- ----------------       ============================== ========== ================
     50,000,001-100,000,000          4           20.2              Min: 5.600%
-------------------------------- ---------- ----------------
        150,000,000 > =              2           31.2              Max: 8.150%
================================ ========== ================
            TOTAL:                 114          100.0%             Wtd. Avg 6.664%
================================ ========== ================

Min: $1,054,702
Max: $294,734,810
Avg:$12,765,248


               REMAINING TERM TO MATURITY(1)                                    REMAINING AMORTIZATION TERM(1)
============================================================       ==========================================================
            MONTHS                # OF        % OF INITIAL                     MONTHS               # OF       % OF INITIAL
                                   LOANS      POOL BALANCE                                          LOANS      POOL BALANCE
================================ ========== ================       ============================== ========== ================
             49-60                  15             6.0%                       169-180                 1            6.4%
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
             73-84                  12             5.5                        205-216                 4            0.8
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
             97-108                  2             0.3                        229-240                 2            0.5
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            109-120                 78            79.9                        241-252                 1            0.5
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            121-132                  1             1.1                        289-300                15            5.9
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            133-144                  1             0.3                        325-336                 4            2.8
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            169-180                  1             6.4                        337-348                 7            2.8
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            205-216                  4             0.8                        349-360                80           80.4
-------------------------------- ---------- ----------------       ------------------------------ ---------- ----------------
            TOTAL:                 114           100.0%                       TOTAL:                114          100.0%
================================ ========== ================       ============================== ========== ================
                                                                   (1) Reflects 1166 Avenue of the Americas A Note Mortgage
(1) Assumes ARD Loans mature on their anticipated repayment            Loan which will, in the absence of default, pay in full
    dates.                                                             by September 17, 2017.

Min: 57 months                                                     Min: 179 months
Max: 205 months                                                    Max: 360 months
Wtd. Avg:118  months                                               Wtd. Avg:340 months

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

          UNDERWRITTEN DEBT SERVICE COVERAGE RATIOS
                          (U/W DSCR)                                                   LOAN TO VALUE RATIOS (LTV)
===============================================================      ============================================================
                                                % OF INITIAL                                                      % OF INITIAL
         CUT-OFF DATE               # OF            POOL                       CUT-OFF DATE              # OF         POOL
         DSCR RANGES                LOANS          BALANCE                    LTV RANGES (%)             LOANS       BALANCE
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
            <=1.19                    4             0.8%                          <=50.00                  4           1.8%
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.20-1.29                  20            12.9                         50.01-55.00                2          26.6
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.30-1.39                  40            26.1                         55.01-60.00                2           0.9
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.40-1.49                  21            12.7                         60.01-65.00               11          14.5
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.50-1.59                  15             5.7                         65.01-70.00               10          13.5
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.60-1.69                   5             1.3                         70.01-75.00               46          17.1
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          1.80-1.89                   4            27.7                         75.01-80.00               35          24.7
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
            1.90>=                    5            12.8                           80.01>=                  4           0.8
=============================== ============== ================      ================================== ======== ================
            TOTAL:                  114           100.0%                          TOTAL:                 114         100.0%
=============================== ============== ================      ================================== ======== ================
Min: 1.00x                                                           Min: 27.6%
Max: 3.13x                                                           Max: 91.5%
Wtd. Avg:1.60x                                                       Avg:66.0%


                      OCCUPANCY RATES(1)                                         MATURITY DATE/ARD LOAN TO VALUE(1)
===============================================================      ============================================================
                                                % OF INITIAL                                                      % OF INITIAL
    CUT-OFF DATE OCCUPANCY          # OF            POOL                     MATURITY DATE/ARD           # OF         POOL
          RANGES (%)             PROPERTIES        BALANCE                    LTV RANGES (%)             LOANS       BALANCE
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          75.1-80.0                   1              0.1%                         <= 0.00                  5           7.1%
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          80.1-85.0                   6              4.1                        20.01-25.00                1           0.3
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          85.1-90.0                   8              3.4                        30.01-35.00                1           0.4
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
          90.1-95.0                  26             17.4                        35.01-40.00                2           1.1
------------------------------- -------------- ----------------      ---------------------------------- -------- ----------------
            95.1>=                   87             75.0                        40.01-45.00                3          20.7
=============================== ============== ================      ---------------------------------- -------- ----------------
            TOTAL:                  128            100.0%                       45.01-50.00                2           1.1
=============================== ============== ================      ---------------------------------- -------- ----------------
(1) Excludes hotels.                                                            50.01-55.00                4           2.0
                                                                     ---------------------------------- -------- ----------------
Max: 100%                                                                       55.01-60.00                18         17.5
                                                                     ---------------------------------- -------- ----------------
Wtd. Avg:96.4%                                                                  60.01-65.00                27         18.9
                                                                     ---------------------------------- -------- ----------------
                                                                                65.01-70.00                32         23.3
                                                                     ---------------------------------- -------- ----------------
                                                                                70.01-75.00                19          7.6
                                                                     ================================== ======== ================
                                                                                   TOTAL                  114        100.0%
                                                                     ================================== ======== ================
                                                                     (1) Assumes ARD Loans mature on their anticipated repayment dates or, in the case of 1166 Avenue of the Americas A
                                                                         Note Mortgage Loan, on September 11, 2017.
                                                                     Min:0.0%
                                                                     Max: 74.6%
                                                                     Wtd. Avg: 54.0%

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                                  GEOGRAPHIC DISTRIBUTION
=========================== ============== ================       ======================= ================ =================
          STATE                 # OF        % OF INITIAL                  STATE                # OF          % OF INITIAL
                             PROPERTIES     POOL BALANCE                                    PROPERTIES       POOL BALANCE
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
        California               21            29.2%                  South Carolina             2                0.7%
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         New York                16            27.7                     Wisconsin                1                0.7
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Virginia                 3             6.1                      Alabama                 1                0.5
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
        New Jersey                2             5.9                     Minnesota                1                0.4
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Georgia                  9             3.6                      Colorado                2                0.4
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Florida                 11             3.6                      Missouri                1                0.3
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
          Nevada                  5             3.3                       Kansas                 3                0.3
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
          Texas                  11             3.2                     Louisiana                1                0.3
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Maryland                 5             2.7                   West Virginia              1                0.2
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
       Connecticut               12             2.3                      Oklahoma                1                0.2
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Delaware                 2             1.8                        Utah                  1                0.2
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
         Illinois                 3             1.1                District of Columbia          1                0.2
--------------------------- -------------- ----------------       ----------------------- ---------------- -----------------
      North Carolina              2             1.0                    Pennsylvania              1               0.1
--------------------------- -------------- ----------------       ======================= ================ =================
           Ohio                   3             1.0                       TOTAL                130             100.0%
--------------------------- -------------- ----------------       ======================= ================ =================
         Arizona                  2             0.9
--------------------------- -------------- ----------------
          Oregon                  3             0.8
--------------------------- -------------- ----------------
        Tennessee                 2             0.7
--------------------------- -------------- ----------------
       Rhode Island               1             0.7
=========================== ============== ================



============================== ============= =========================
          LOAN TYPE               NUMBER           % OF INITIAL
                                 OF LOANS          POOL BALANCE
------------------------------ ------------- -------------------------
          ARD Loan                  16                 52.0%
------------------------------ ------------- -------------------------
           Balloon                  93                 40.9
------------------------------ ------------- -------------------------
      Fully Amortizing               5                  7.1
============================== ============= =========================
           TOTAL:                  114                100.0%
============================== ============= =========================

THIS INFORMATION DOES NOT CONSTITUTE EITHER AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES REFERRED TO HEREIN. OFFERS TO SELL AND SOLICITATIONS OF OFFERS TO BUY SECURITIES ARE MADE ONLY BY, AND THIS INFORMATION MUST BE READ IN CONJUNCTION WITH, THE FINAL PROSPECTUS SUPPLEMENT AND THE RELATED PROSPECTUS OR, IF NOT REGISTERED UNDER THE SECURITIES ACT OF 1933, THE FINAL OFFERING MEMORANDUM (THE "OFFERING DOCUMENT"). THIS INFORMATION IS NOT TO BE REPRODUCED OR DISSEMINATED BY OR ON BEHALF OF THE RECIPIENT. INFORMATION CONTAINED HEREIN DOES NOT PURPORT TO BE COPMPLETE AND IS SUBJECT TO THE SAME QUALIFICATIONS AND ASSUMPTIONS, AND SHOULD BE CONSIDERED BY INVESTORS ONLY IN THE LIGHT OF THE SAME WARNINGS, LACK OF ASSURANCES AND REPRESENTATIONS AND OTHER PRECAUTIONARY MATTERS, AS DISCLOSED IN THE OFFERING DOCUMENT. INFORMATION REGARDING THE UNDERLYING ASSETS HAS BEEN PROVIDED BY THE ISSUER OF THE SECURITIES OR AN AFFILIATE THEREOF AND HAS NOT BEEN INDEPENDENTLY VERIFIED BY THE UNDERWRITERS OR THEIR AFFILIATES. THE ANALYSES CONTAINED HEREIN HAVE BEEN PREPARED AND DISSEMINATED BY THE UNDERWRITERS. THIS INFORMATION WAS PREPARED ON THE BASIS OF CERTAIN ASSUMPTIONS (INCLUDING, IN CERTAIN CASES ASSUMPTIONS SPECIFIED BY THE RECIPIENT HEREOF) REGARDING PAYMENTS, INTEREST RATES, WEIGHTED AVERAGE LIVES AND WEIGHTED AVERAGE LOAN AGE, LOSS AND OTHER MATTERS, INCLUDING, BUT NOT LIMITED TO, THE ASSUMPTIONS DESCRIBED IN THE OFFERING DOCUMENT. NEITHER THE UNDERWRITERS, NOR ANY OF THEIR AFFILIATES MAKE ANY REPRESENTATION OR WARRANTY AS TO THE ACTUAL RATE OR TIMING OF PAYMENTS ON ANY OF THE UNDERLYING ASSETS OR THE PAYMENTS OR YIELD ON THE SECURITIES. THIS INFORMATION SUPERSEDES ANY PRIOR VERSIONS HEREOF AND WILL BE DEEMED TO BE SUPERSEDED BY ANY SUBSEQUENT VERSIONS (INCLUDING, WITH RESPECT TO ANY DESCRIPTION OF THE SECURITIES OR THE UNDERLYING ASSETS, THE INFORMATION CONTAINED IN THE OFFERING DOCUMENT).

                                   ANNEX C-1

                               PRICE/YIELD TABLES

                 (This Page Has Been Left Blank Intentionally)

                                   ANNEX C-2

                                DECREMENT TABLES

                 (This Page Has Been Left Blank Intentionally)

                                                                     ANNEX C-2-1


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-1 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%           100%            100%          100%          100%
September 2003 ............................             87             87              87            87            87
September 2004 ............................             72             72              72            72            72
September 2005 ............................             55             55              55            55            55
September 2006 ............................             37             37              37            37            37
September 2007 and thereafter .............              0              0               0             0             0

Weighted Average Life (in years) ..........           3.01           3.00            3.00          2.99          2.94

                                                                     ANNEX C-2-2


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-2 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%          100%
September 2003 ............................            100             100             100          100           100
September 2004 ............................            100             100             100          100           100
September 2005 ............................            100             100             100          100           100
September 2006 ............................            100             100             100          100           100
September 2007 ............................             57              57              57           57            50
September 2008 ............................             30              30              30           30            30
September 2009 and thereafter .............              0               0               0            0             0

Weighted Average Life (in years) ..........           5.49            5.49            5.49         5.48          5.43

                                                                     ANNEX C-2-3


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-3 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%          100%
September 2003 ............................            100             100             100          100           100
September 2004 ............................            100             100             100          100           100
September 2005 ............................            100             100             100          100           100
September 2006 ............................            100             100             100          100           100
September 2007 ............................            100             100             100          100           100
September 2008 ............................            100             100             100          100           100
September 2009 ............................             64              64              64           63            59
September 2010 ............................             42              42              42           42            42
September 2011 ............................             21              21              21           21            21
September 2012 and thereafter .............              0               0               0            0             0

Weighted Average Life (in years) ..........           7.83            7.81            7.80         7.79          7.75

                                                                     ANNEX C-2-4


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS A-4 CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.80            9.78            9.76         9.72           9.50

                                                                     ANNEX C-2-5


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS B CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.77

                                                                     ANNEX C-2-6


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS C CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.82

                                                                     ANNEX C-2-7


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS D CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.85

                                                                     ANNEX C-2-8


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS E CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.85

                                                                     ANNEX C-2-9


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS F CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.85

                                                                    ANNEX C-2-10


                        PERCENTAGES OF THE INITIAL CERTIFICATE BALANCE OF THE CLASS G CERTIFICATES

                                                                 0% CPR DURING LOP, YMP OR DECLINING PREMIUM -
                                                                            OTHERWISE AT INDICATED CPR
                                                  --------------------------------------------------------------------------
DISTRIBUTION DATE                                     0% CPR         25% CPR        50% CPR       75% CPR       100% CPR
-----------------                                     ------         -------        -------       -------       --------
Initial Percentage ........................            100%            100%            100%         100%           100%
September 2003 ............................            100             100             100          100            100
September 2004 ............................            100             100             100          100            100
September 2005 ............................            100             100             100          100            100
September 2006 ............................            100             100             100          100            100
September 2007 ............................            100             100             100          100            100
September 2008 ............................            100             100             100          100            100
September 2009 ............................            100             100             100          100            100
September 2010 ............................            100             100             100          100            100
September 2011 ............................            100             100             100          100            100
September 2012 and thereafter .............              0               0               0            0              0

Weighted Average Life (in years) ..........           9.94            9.94            9.94         9.94           9.85

                                     ANNEX D

                             FORM OF PAYMENT DATE STATEMENT

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]



ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4              Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES            Payment Date:
135 S. LaSalle Street Suite 1625                         SERIES 2002-C4                            Prior Payment:
Chicago, IL  60603                                                                                 Next Payment:
                                                                                                   Record Date:

                                            ABN AMRO ACCT: XX-XXXX-XX-X
Administrator:                                                                                     Analyst:
                                           REPORTING PACKAGE TABLE OF CONTENTS

                                                                        Page(s)
Issue ID:                      REMIC Certificate Report                             Closing Date:
                               Bond Interest Reconciliation                         First Payment Date:
Monthly Data File Name:        Cash Reconciliation Summary                          Assumed Final Payment Date:
                               15 Month Historical Loan Status Summary
                               15 Month Historical Payoff/Loss Summary
                               Historical Collateral Level Prepayment Report
                               Delinquent Loan Detail
                               Mortgage Loan Characteristics
                               Loan Level Detail
                               Specially Serviced Report
                               Modified Loan Detail
                               Realized Loss Detail
                               Appraisal Reduction Detail


                                 CONTACT INFORMATION:
                                        ISSUER:
                                       DEPOSITOR:
                                      UNDERWRITER:
                                     MASTER SERVICER:
                                     SPECIAL SERVICER:
                                      RATING AGENCY:

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
                 LaSalle Web Site                         www.etrustee.net

ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4              Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES           Payment Date:
                                                          SERIES 2002-C4                          Prior Payment:
                                                                                                  Next Payment:
                                                                                                  Record Date:

                                            ABN AMRO ACCT: XX-XXXX-XX-X

         ORIGINAL        OPENING     PRINCIPAL     PRINCIPAL     NEGATIVE      CLOSING     INTEREST      INTEREST     PASS-THROUGH
CLASS    FACE VALUE(1)   BALANCE     PAYMENT       ADJ. OR LOSS  AMORTIZATION  BALANCE     PAYMENT      ADJUSTMENT      RATE(2)
CUSIP     Per 1,000      Per 1,000   Per 1,000     Per 1,000     Per 1,000     Per 1,000   Per 1,000    Per 1,000     Next Rate(3)
------------------------------------------------------------------------------------------------------------------------------------






------------------------------------------------------------------------------------------------------------------------------------
               0.00         0.00         0.00       0.00             0.00        0.00         0.00         0.00          0.00
                                                                                 TOTAL P&I PAYMENT         0.00

Notes  (1) N denotes notional balance not included in total
       (2) Interest Paid minus Interest Adjustment minus Deferred Interest equals Accrual
       (3) Estimated


ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    BOND INTEREST RECONCILIATION

===============================================================================================================================
                                                 Deductions                               Additions
                                   -----------------------------------------  ---------------------------------
          Accrual       Accrued                 Add.    Deferred &               Prior     Prepay-     Other     Distributable
       -------------  Certificate  Allocable    Trust    Accretion  Interest  Int. Short-   ment     Interest     Certificate
Class  Method  Days    Interest      PPIS    Expense(1)  Interest    Losses    falls Due  Penalties Proceeds(2)    Interest
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                         0.00        0.00       0.00       0.00       0.00        0.00      0.00       0.00          0.00
===============================================================================================================================

======================  ======================

            Remaining
 Interest  Outstanding       Credit Support
 Payment    Interest      --------------------
  Amount   Shortfalls     Original  Current(3)
----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------

----------------------  ----------------------
   0.00       0.00
======================  ======================

(1) Additional Trust Expenses are fees allocated directly to the bond resulting in a deduction to accrued interest and not carried as an outstanding shortfall.
(2) Other Interest Proceeds include default interest, PPIE and Recoveries of Interest.
(3) Determined as follows:  (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and (ii) the ending balance of all classes which are not subordinate to the class divided by (A).





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                     ABN AMRO ACCT: XX-XXXX-XX-X

                                                     CASH RECONCILIATION SUMMARY

====================================================================================================================================
-------------------------------------------  -------------------------------------------  ------------------------------------------
       INTEREST SUMMARY                            SERVICING FEE SUMMARY                         PRINCIPAL SUMMARY
-------------------------------------------  -------------------------------------------  ------------------------------------------

Current Scheduled Interest                   Current Servicing Fees                       SCHEDULED PRINCIPAL:
Less Deferred Interest                       Plus Fees Advanced for PPIS                  Current Scheduled Principal
Plus Advance Interest                        Less Reduction for PPIS                      Advanced Scheduled Principal
Plus Unscheduled Interest                    Plus Unscheduled Servicing Fees              ------------------------------------------
PPIS Reducing Scheduled Interest             -------------------------------------------  Scheduled Principal Distribution
Less Total Fees Paid  To Servicer            Total Servicing Fees Paid                    ------------------------------------------
Plus Fees Advanced for PPIS                  -------------------------------------------  UNSCHEDULED PRINCIPAL:
Less Fee Strips Paid by Servicer                                                          Curtailments
Less Misc. Fees & Expenses                   -------------------------------------------  Prepayments in Full
Less Non Recoverable Advances                           PPIS SUMMARY                      Liquidation Proceeds
-------------------------------------------  -------------------------------------------  Repurchase Proceeds
Interest Due Trust                                                                        Other Principal Proceeds
-------------------------------------------  Gross PPIS                                   ------------------------------------------
Less Trustee Fee                             Reduced by PPIE                              Unscheduled Principal Distribution
Less Fee Strips Paid by Trust                Reduced by Shortfalls in Fees                ------------------------------------------
Less Misc. Fees Paid by Trust                Reduced by Other Amounts                     Remittance Principal
-------------------------------------------  -------------------------------------------  ------------------------------------------
Remittance Interest                          PPIS Reducing Scheduled Interest
-------------------------------------------  -------------------------------------------  ------------------------------------------
                                             PPIS Reducing Servicing Fee                  Servicer Wire Amount
                                             -------------------------------------------  ------------------------------------------
                                             PPIS Due Certificate
                                             -------------------------------------------
                                     ----------------------------------------------------------
                                                       POOL BALANCE SUMMARY
                                     ----------------------------------------------------------
                                                                           Balance      Count
                                     ----------------------------------------------------------
                                     Beginning Pool
                                     Scheduled Principal Distribution
                                     Unscheduled Principal Distribution
                                     Deferred Interest
                                     Liquidations
                                     Repurchases
                                     Ending Pool
                                     ----------------------------------------------------------

               -------------------------------------------------------------------------------------------------------
                                                               ADVANCES
                                                               --------
                 PRIOR OUTSTANDING            CURRENT PERIOD               RECOVERED              ENDING OUTSTANDING
               Principal     Interest     Principal     Interest     Principal     Interest     Principal     Interest
               -------------------------------------------------------------------------------------------------------



               -------------------------------------------------------------------------------------------------------

====================================================================================================================================




ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY

============   =============================================================================   =====================================
                                        Delinquency Aging Categories                                 Special Event Categories (1)
               -----------------------------------------------------------------------------   -------------------------------------
                                                                                                               Specially
               Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months   Foreclosure       REO       Modifications   Serviced   Bankruptcy
Distribution   -----------------------------------------------------------------------------   -------------------------------------
    Date       #      Balance  #      Balance   #       Balance  #      Balance  #   Balance   #     Balance  #  Balance  #  Balance
============   =============================================================================   =====================================

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

------------   -----------------------------------------------------------------------------   -------------------------------------

============   =============================================================================   =====================================

      (1) Note: Modification, Specially Serviced & Bankruptcy Totals are Included in the Appropriate Delinquency Aging Category





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY

============  ==================================================================================  ==================================
                                                          Appraisal                    Realized
               Ending Pool (1)  Payoffs (2)  Penalties   Reduct. (2) Liquidations (2) Losses (2)  Remaining Term  Curr Weighted Avg.
Distribution  ----------------------------------------------------------------------------------  ----------------------------------
   Date        #       Balance  #   Balance  #  Amount   #   Balance  #      Balance  #   Amount   Life    Amort.  Coupon     Remit
============  ==================================================================================  ==================================
------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

------------  ----------------------------------------------------------------------------------  ----------------------------------

============  ==================================================================================  ==================================

                 (1) Percentage based on pool as of cutoff. (2) Percentage based on pool as of beginning of period.





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                            HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT

========================  ==============================  ====================  ===============  =============================
                                                                                                       Remaining Term
Disclosure  Distribution  Initial        Payoff  Penalty  Prepayment  Maturity  Property              ------------------  Note
 Control #     Date       Balance  Code  Amount   Amount     Date       Date      Type    State  DSCR   Life     Amort.   Rate
========================  ==============================  ====================  ===============  =============================
------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

------------------------  ------------------------------  --------------------  ---------------  -----------------------------

========================  ==============================  ====================  ===============  =============================
                          CUMULATIVE        0       0
                                         ===============





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:
                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                       DELINQUENT LOAN DETAIL

===============================================================================================================================
                  Paid               Outstanding  Out. Property                     Special
 Disclosure Doc   Thru  Current P&I      P&I        Protection       Advance       Servicer     Foreclosure  Bankruptcy    REO
   Control #      Date    Advance     Advances**     Advances    Description (1) Transfer Date      Date        Date       Date
===============================================================================================================================




















===============================================================================================================================
A.  P&I Advance - Loan in Grace Period                                1.  P&I Advance - Loan delinquent 1 month
B.  P&I Advance - Late Payment but (less than) one month delinq       2.  P&I Advance - Loan delinquent 2 months
                                                                      3.  P&I Advance - Loan delinquent 3 months or More
                                                                      4.  Matured Balloon/Assumed Scheduled Payment
===============================================================================================================================
**  Outstanding P&I Advances include the current period P&I Advance





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

               DISTRIBUTION OF PRINCIPAL BALANCES                               DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                   Weighted Average
 Current Scheduled   # of  Scheduled   % of    ------------------  Current Mortgage     # of  Scheduled   % of    ------------------
     Balances       Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate      Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================








                                                                   =================================================================
                                                                                         0         0      0.00%
=================================================================  =================================================================
                      0         0      0.00%                       Minimum Mortgage Interest Rate     10.0000%
=================================================================  Maximum Mortgage Interest Rate     10.0000%
Average Scheduled Balance
Maximum  Scheduled Balance                                                     DISTRIBUTION OF REMAINING TERM (BALLOON)
Minimum  Scheduled Balance                                         =================================================================
                                                                                                                   Weighted Average
        DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)             Balloon           # of  Scheduled   % of    ------------------
=================================================================  Mortgage Loans      Loans   Balance   Balance  Term  Coupon  DSCR
                                                Weighted Average   =================================================================
Fully Amortizing     # of  Scheduled   % of    ------------------     0 to  60
 Mortgage Loans     Loans   Balance   Balance  Term  Coupon  DSCR    61 to 120
=================================================================   121 to 180
                                                                    181 to 240
                                                                    241 to 360



=================================================================  =================================================================
                      0         0      0.00%                                             0         0      0.00%
=================================================================  =================================================================
                                   Minimum Remaining Term          Minimum Remaining Term       0
                                   Maximum Remaining Term          Maximum Remaining Term       0





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF DSCR (CURRENT)                                         GEOGRAPHIC DISTRIBUTION
=================================================================  =================================================================
   Debt Service     # of   Scheduled    % of                                           # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR        State        Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================





=================================================================
                     0         0        0.00%
=================================================================
Maximum  DSCR
Minimum  DSCR

                  DISTRIBUTION OF DSCR (CUTOFF)
=================================================================
   Debt Service     # of   Scheduled    % of
  Coverage Ratio   Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================





=================================================================  =================================================================
                     0         0        0.00%                                           0                  0.00%
=================================================================  =================================================================
Maximum  DSCR               0.00
Minimum  DSCR               0.00





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                    MORTGAGE LOAN CHARACTERISTICS

                 DISTRIBUTION OF PROPERTY TYPES                                     DISTRIBUTION OF LOAN SEASONING
=================================================================  =================================================================
                    # of   Scheduled    % of                                           # of   Scheduled    % of
  Property Types   Loans    Balance    Balance  WAMM   WAC   DSCR  Number of Years    Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================












=================================================================  =================================================================
                     0         0        0.00%                                           0         0        0.00%
=================================================================  =================================================================

                DISTRIBUTION OF AMORTIZATION TYPE                                 DISTRIBUTION OF YEAR LOANS MATURING
=================================================================  =================================================================
Current Scheduled   # of   Scheduled    % of                                           # of   Scheduled    % of
    Balances       Loans    Balance    Balance  WAMM   WAC   DSCR          Year       Loans    Balance    Balance  WAMM   WAC   DSCR
=================================================================  =================================================================
                                                                           1998
                                                                           1999
                                                                           2000
                                                                           2001
                                                                           2002
                                                                           2003
                                                                           2004
                                                                           2005
                                                                           2006
                                                                           2007
                                                                           2008
                                                                       2009 & Longer
=================================================================  =================================================================
                                                                                        0         0        0.00%
=================================================================  =================================================================





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                          LOAN LEVEL DETAIL

==============================================================================================================================
                                                   Operating               Ending                               Spec.
Disclosure         Property                        Statement   Maturity   Principal   Note   Scheduled   Mod.   Serv    ASER
 Control #   Grp     Type     State   DSCR   NOI     Date        Date      Balance    Rate      P&I      Flag   Flag    Flag
==============================================================================================================================










==============================================================================================================================
                              W/Avg   0.00    0                               0                  0
==============================================================================================================================

====================================
  Loan             Prepayment
 Status    -------------------------
 Code(1)   Amount   Penalty   Date
====================================










====================================
              0         0
====================================

*   NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

------------------------------------------------------------------------------------------------------------------------------------
(1)   Legend:   A.  P&I Adv -  in Grace Period                   1. P&I Adv -  delinquent 1 month       7. Foreclosure
                B.  P&I Adv -  (less than) one month delinq      2. P&I Adv -  delinquent 2 months      8. Bankruptcy
                                                                 3. P&I Adv -  delinquent 3+ months     9. REO
                                                                 4. Mat. Balloon/Assumed  P&I          10. DPO
                                                                 5. Prepaid in Full                    11. Modification
                                                                 6. Specially  Serviced
====================================================================================================================================




ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                              SPECIALLY SERVICED (PART I) ~ LOAN DETAIL

=====================  ===================  =================================  ================================  ================
                             Balance                          Remaining Term
Disclosure  Transfer    -----------------    Note   Maturity  --------------           Property                              NOI
Control #     Date      Scheduled  Actual    Rate     Date     Life   Amort.             Type            State    NOI  DSCR  Date
=====================  ===================  =================================  ================================  ================




















=====================  ===================  =================================  ================================  ================





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                    SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS

====================================================================================================================================
   Disclosure             Resolution
   Control #               Strategy                                              Comments
====================================================================================================================================





























====================================================================================================================================




ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                        MODIFIED LOAN DETAIL

====================================================================================================================================

 Disclosure   Modification      Modification                                          Modification
  Control #      Date               Code                                              Description
------------------------------------------------------------------------------------------------------------------------------------
























====================================================================================================================================




ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                      ABN AMRO ACCT: XX-XXXX-XX-X

                                                          REALIZED LOSS DETAIL

====================================================================================================================================
                                                Beginning            Gross Proceeds  Aggregate       Net      Net Proceeds
Distribution  Disclosure  Appraisal  Appraisal  Scheduled  Gross      as a % of     Liquidation  Liquidation   as a % of    Realized
   Period     Control #     Date       Value     Balance  Proceeds  Sched Principal  Expenses *   Proceeds   Sched. Balance   Loss
------------------------------------------------------------------------------------------------------------------------------------

























------------------------------------------------------------------------------------------------------------------------------------
CURRENT TOTAL                                      0.00     0.00                        0.00         0.00                     0.00
CUMULATIVE                                         0.00     0.00                        0.00         0.00                     0.00
====================================================================================================================================

     * Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.





ABN AMRO                                    LB-UBS COMMERCIAL MORTGAGE TRUST 2002-C4                    Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES                 Payment Date:
                                                           SERIES 2002-C4                               Prior Payment:
                                                                                                        Next Payment:
                                                                                                        Record Date:

                                                    ABN AMRO ACCT: XX-XXXX-XX-X

                                                     APPRAISAL REDUCTION DETAIL

======================  ========================  ======================================  ================  ======  ================
                                                                       Remaining Term                                   Appraisal
Disclosure  Appraisal   Scheduled    Reduction      Note    Maturity   ---------------    Property                   ---------------
 Control #  Red. Date    Balance      Amount        Rate      Date     Life      Amort.     Type    State    DSCR     Value    Date
----------------------  ------------------------  --------------------------------------  ----------------  ------  ----------------




























======================  ========================  ======================================  ================  ======  ================


                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                     ANNEX E

                             REFERENCE RATE SCHEDULE

                      [THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    ANNEX F

         GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

     Except in limited circumstances, the globally offered LB-UBS Commercial Mortgage Trust 2002-C4, Commercial Mortgage Pass-Through Certificates, Series 2002-C4, Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D, Class E, Class F and Class G, will be available only in book-entry form.

     The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days' settlement.

     Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between member organizations of Clearstream or Euroclear and DTC participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as DTC participants.

     As described under "U.S. Federal Income Tax Documentation Requirements" below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.


INITIAL SETTLEMENT

     All certificates of each class of offered certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect DTC participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as DTC participants.

     Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no "lock up" or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.


SECONDARY MARKET TRADING

     Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC Participants. Secondary market trading between DTC participants will be settled in same-day funds.

     Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

     Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a DTC participant to the account of a member organization of Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 11, 2002) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

     Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.


     As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the DTC participant's account against payment. Payment will include interest accrued on the book-entry certificates from and including the 11th day of the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including September 11, 2002) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

     Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from DTC participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

     o borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

     o borrowing the book-entry certificates in the United States from a DTC participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

     o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder that is not a "United States person" (a "U.S. person") within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a "non-U.S. holder") holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder's book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a "U.S. withholding agent") establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

     1. from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

     2. from a non-U.S. holder that is eligible for an exemption on the basis that the holder's income from the certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

     3. from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

     4. from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a certificate):

       (a) if the intermediary is a "qualified intermediary" within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a "qualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

           (i) stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

           (ii) certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

           (iii) certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

           (iv) providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

       (b) if the intermediary is not a qualified intermediary (a "nonqualified intermediary"), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)--

           (i) stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,


           (ii) certifying that the nonqualified intermediary is not acting for its own account,

           (iii) certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary's beneficial owners, and

           (iv) providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury
                 Regulations; or

     5. from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

     All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

     In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder--

     o provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

     o provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

     o can be treated as a "exempt recipient" within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

     This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

PROSPECTUS


                    STRUCTURED ASSET SECURITIES CORPORATION,
                                 THE DEPOSITOR

                      MORTGAGE PASS-THROUGH CERTIFICATES,
                               ISSUABLE IN SERIES

                               -----------------

     Our name is Structured Asset Securities Corporation. We intend to offer from time to time mortgage pass-through certificates. These offers may be made through one or more different methods, including offerings through underwriters. We do not currently intend to list the offered certificates of any series on any national securities exchange or the NASDAQ stock market. See "Method of Distribution."




------------------------------------------------------------------------------------------------------------
                    THE OFFERED CERTIFICATES:                             THE TRUST ASSETS:

  The offered certificates will be issuable in series.   The assets of each of our trusts will include--
  Each series of offered certificates will--
                                                         o   mortgage loans secured by first and junior
  o   have its own series designation,                       liens on, or security interests in, various
                                                             interests in commercial and multifamily real
  o   consist of one or more classes with various            properties,
      payment characteristics,
                                                         o   mortgage-backed securities that directly or
  o   evidence beneficial ownership interests in a           indirectly evidence interests in, or are
      trust established by us, and                           directly or indirectly secured by, those types
                                                             of mortgage loans, or
  o   be payable solely out of the related trust
      assets.                                            o   some combination of those types of
                                                             mortgage loans and mortgage-backed
  No governmental agency or instrumentality                  securities.
  will insure or guarantee payment on the offered
  certificates. Neither we nor any of our affiliates     Trust assets may also include letters of credit,
  are responsible for making payments on the             surety bonds, insurance policies, guarantees,
  offered certificates if collections on the related     credit derivatives, reserve funds, guaranteed
  trust assets are insufficient.                         investment contracts, interest rate exchange
                                                         agreements, interest rate cap or floor agreements,
                                                         currency exchange agreements, or other similar
                                                         instruments and agreements.

------------------------------------------------------------------------------------------------------------

     In connection with each offering, we will prepare a supplement to this prospectus in order to describe in more detail the particular certificates being offered and the related trust assets. In that document, we will also state the price to the public for each class of offered certificates or explain the method for determining that price. In that document, we will also identify the applicable lead or managing underwriter(s), if any, and provide information regarding the relevant underwriting arrangements and the underwriters' compensation. You may not purchase the offered certificates of any series unless you have also received the prospectus supplement for that series.

--------------------------------------------------------------------------------
     YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 13 IN THIS PROSPECTUS, AS WELL AS THOSE SET FORTH IN THE RELATED PROSPECTUS SUPPLEMENT, PRIOR TO INVESTING.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
--------------------------------------------------------------------------------

               THE DATE OF THIS PROSPECTUS IS SEPTEMBER 16, 2002.

                                TABLE OF CONTENTS

                                                                               PAGE
                                                                              -----
Important Notice About the Information Presented in this Prospectus .......      3
Available Information; Incorporation by Reference .........................      3
Summary of Prospectus .....................................................      4
Risk Factors ..............................................................     13
Capitalized Terms Used in this Prospectus .................................     29
Description of the Trust Assets ...........................................     30
Yield and Maturity Considerations .........................................     52
Structured Asset Securities Corporation ...................................     57
Description of the Certificates ...........................................     57
Description of the Governing Documents ....................................     66
Description of Credit Support .............................................     74
Legal Aspects of Mortgage Loans ...........................................     77
Federal Income Tax Consequences ...........................................     89
State and Other Tax Consequences ..........................................    127
ERISA Considerations ......................................................    127
Legal Investment ..........................................................    130
Use of Proceeds ...........................................................    132
Method of Distribution ....................................................    132
Legal Matters .............................................................    133
Financial Information .....................................................    133
Rating ....................................................................    133
Glossary ..................................................................    135

       IMPORTANT NOTICE ABOUT THE INFORMATION PRESENTED IN THIS PROSPECTUS

     When deciding whether to invest in any of the offered certificates, you should only rely on the information contained in this prospectus and the related prospectus supplement. We have not authorized any dealer, salesman or other person to give any information or to make any representation that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.



                AVAILABLE INFORMATION; INCORPORATION BY REFERENCE


     We have filed with the SEC a registration statement under the Securities Act of 1933, as amended, with respect to the certificates offered by this prospectus. This prospectus forms a part of the registration statement. This prospectus and the related prospectus supplement do not contain all of the information with respect to an offering that is contained in the registration statement. For further information regarding the documents referred to in this prospectus and the related prospectus supplement, you should refer to the registration statement and its exhibits. You can inspect the registration statement and its exhibits, and make copies of these documents at prescribed rates, at the public reference facilities maintained by the SEC at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, and at its regional offices located as follows: in the case of the midwest regional office, 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; and in the case of the northeast regional office, 233 Broadway, New York, New York 10279. You can also obtain copies of these materials electronically through the SEC's website (http://www.sec.gov).


     In connection with each series of offered certificates, we will file or arrange to have filed with the SEC with respect to the related trust any periodic reports that are required under the Securities Exchange Act of 1934, as amended. All documents and reports that are so filed for the related trust prior to the termination of an offering of certificates are incorporated by reference into, and should be considered a part of, this prospectus. Upon request, we will provide without charge to each person receiving this prospectus in connection with an offering, a copy of any or all documents or reports that are so incorporated by reference. All requests should be directed to us in writing at 745 Seventh Avenue, New York 10019.

                              SUMMARY OF PROSPECTUS

     This summary contains selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. TO UNDERSTAND ALL OF THE TERMS OF A PARTICULAR OFFERING OF CERTIFICATES, YOU SHOULD READ CAREFULLY THIS PROSPECTUS AND THE RELATED PROSPECTUS SUPPLEMENT IN FULL.


WHO WE ARE...................  Structured Asset Securities Corporation. We are
                               a Delaware corporation. Our principal offices are located at 745 Seventh Avenue, New York, New York 10019. Our main telephone number is 212-526-7000. See "Structured Asset Securities Corporation."


THE SECURITIES
 BEING OFFERED...............  The securities that will be offered by this prospectus and the related prospectus supplements consist of mortgage pass-through certificates. These certificates will be issued in series, and each series will, in turn, consist of one or more classes. Each class of offered certificates must, at the time of issuance, be assigned an investment grade rating by at least one nationally recognized statistical rating organization. Typically, the four highest rating categories, within which there may be sub-categories or gradations to indicate relative standing, signify investment grade. See "Rating."

                               Each series of offered certificates will evidence beneficial ownership interests in a trust established by us and containing the assets described in this prospectus and the related prospectus supplement.


THE OFFERED CERTIFICATES MAY
BE ISSUED WITH  OTHER
CERTIFICATES.................  We may not publicly offer all the mortgage pass-through certificates evidencing interests in one of our trusts. We may elect to retain some of those certificates, to place some privately with institutional investors or to deliver some to the applicable seller as partial consideration for the related mortgage assets. In addition, some of those certificates may not satisfy the rating requirement for offered certificates described under "--The Securities Being Offered" above.


THE GOVERNING DOCUMENTS......  In general, a pooling and servicing agreement or other similar agreement or collection of agreements will govern, among other things--

                               o  the issuance of each series of offered
                                  certificates,

                               o the creation of and transfer of assets to the related trust, and

                               o the servicing and administration of those assets.

                               The parties to the governing document(s) for a series of offered certificates will always include us and a trustee. We will be responsible for establishing the trust relating to each series of offered certificates. In addition, we will transfer or arrange for the transfer of the initial trust assets to that trust. In general, the trustee for a series of offered certificates will be responsible for, among other things, making payments and preparing and disseminating various reports to the holders of those offered certificates.

                               If the trust assets for a series of offered certificates include mortgage loans, the parties to the governing document(s) will also include--

                               o a master servicer that will generally be responsible for performing customary servicing duties with respect to those mortgage loans that are not defaulted, nonperforming or otherwise problematic in any material respect, and

                               o a special servicer that will generally be responsible for servicing and administering those mortgage loans that are defaulted, nonperforming or otherwise problematic in any material respect and real estate assets acquired as part of the related trust with respect to defaulted mortgage loans.

                               The same person or entity, or affiliated entities, may act as both master servicer and special servicer for any trust.

                               If the trust assets for a series of offered certificates include mortgage-backed securities, the parties to the governing document(s) may also include a manager that will be responsible for performing various administrative duties with respect to those mortgage-backed securities. If the related trustee assumes those duties, however, there will be no manager.

                               In the related prospectus supplement, we will identify the trustee and any master servicer, special servicer or manager for each series of offered certificates and will describe their respective duties in further detail. See "Description of the Governing Documents."


CHARACTERISTICS OF THE
MORTGAGE ASSETS..............  The trust assets with respect to any series of offered certificates will, in general, include mortgage loans. Each of those mortgage loans will constitute the obligation of one or more persons to repay a debt. The performance of that obligation will be secured by a first or junior lien on, or security interest in, the ownership, leasehold or other interest(s) of the related borrower or another person in or with respect to one or more commercial or multifamily real properties. In particular, those properties may include:

                               o rental or cooperatively-owned buildings with multiple dwelling units;

                               o retail properties related to the sale of consumer goods and other products, or related to providing entertainment, recreational or personal services, to the general public;

                               o  office buildings;

                               o  hospitality properties;

                               o  casino properties;

                               o  health care-related facilities;

                               o  industrial facilities;

                               o  warehouse facilities, mini-warehouse
                                  facilities and self-storage facilities;

                               o restaurants, taverns and other establishments involved in the food and beverage industry;

                               o manufactured housing communities, mobile home parks and recreational vehicle parks;

                               o  recreational and resort properties;

                               o  arenas and stadiums;

                               o  churches and other religious facilities;

                               o  parking lots and garages;

                               o  mixed use properties;

                               o  other income-producing properties; and/or

                               o  unimproved land.

                               The mortgage loans underlying a series of offered certificates may have a variety of payment terms. For example, any of those mortgage loans--

                               o may provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

                               o may provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

                               o  may provide for no accrual of interest;

                               o may provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of specified events;

                               o may be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

                               o  may permit the negative amortization or
                                  deferral of accrued interest;

                               o  may prohibit some or all voluntary
                                  prepayments or require payment of a premium, fee or charge in connection with those prepayments;

                               o may permit defeasance and the release of real property collateral in connection with that defeasance;

                               o  may provide for payments of principal,
                                  interest or both, on due dates that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval; and/or

                               o may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct mortgage loans.

                               Most, if not all, of the mortgage loans
                               underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

                               We do not originate mortgage loans. However, some or all of the mortgage loans included in one of our trusts may be originated by our affiliates.

                               Neither we nor any of our affiliates will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. Unless we expressly state otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure repayment of any of the mortgage loans underlying a series of offered certificates. See "Description of the Trust Assets--Mortgage Loans."

                               The trust assets with respect to any series of offered certificates may also include mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations and other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans of the type described above. We will not include a mortgage-backed security among the trust assets with respect to any series of offered certificates unless--

                               o the security has been registered under the Securities Act of 1933, as amended, or

                               o  we would be free to publicly resell the
                                  security without registration.

                               See "Description of the Trust
                               Assets--Mortgage-Backed Securities."

                               We will describe the specific characteristics of the mortgage assets underlying a series of offered certificates in the related prospectus supplement.

                               In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


SUBSTITUTION, ACQUISITION
AND REMOVAL OF MORTGAGE
ASSETS.......................  If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of certificates in exchange for:

                               o cash that would be applied to pay down the principal balances of certificates of that series; and/or

                               o  other mortgage loans or mortgage-backed
                                  securities that--

                                  1.  conform to the description of mortgage
                                      assets in this prospectus, and

                                  2.  satisfy the criteria set forth in the
                                      related prospectus supplement.

                               If so specified in the related prospectus supplement, the related trustee may be authorized or required, to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage loans or mortgage-backed securities that--

                               1. conform to the description of mortgage assets
                                  in this prospectus, and

                               2. satisfy the criteria set forth in the related
                                  prospectus supplement.

                               No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

                               Further, if so specified under circumstances described in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates.


CHARACTERISTICS OF THE
OFFERED CERTIFICATES.........  An offered certificate may entitle the holder to receive:

                               o  a stated principal amount;

                               o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

                               o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

                               o payments of principal, with disproportionate, nominal or no payments of interest;

                               o payments of interest, with disproportionate, nominal or no payments of principal;

                               o  payments of interest or principal that
                                  commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

                               o payments of principal to be made, from time to time or for designated periods, at a rate that is--

                                  1. faster and, in some cases, substantially faster, or

                                  2. slower and, in some cases, substantially slower,

                               than the rate at which payments or other collections of principal are received on the related mortgage assets;

                               o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

                               o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

                               Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses.

                               A class of offered certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

                               We will describe the specific characteristics of each class of offered certificates in the related prospectus supplement. See "Description of the Certificates."


CREDIT SUPPORT AND
REINVESTMENT, INTEREST RATE
AND CURRENCY RELATED
PROTECTION FOR THE OFFERED
CERTIFICATES.................  Some classes of offered certificates may be protected in full or in part against defaults and losses, or select types of defaults and losses, on the related mortgage assets through the subordination of one or more other classes of certificates of the same series or by other types of credit support. The other types of credit support may include a letter of credit, a surety bond, an insurance policy, a guarantee, a credit derivative or a reserve fund. We will describe the credit support, if any, for each class of offered certificates in the related prospectus supplement.

                               The trust assets with respect to any series of offered certificates may also include any of the following agreements:

                               o guaranteed investment contracts in accordance with which moneys held in the funds and accounts established with respect to those offered certificates will be invested at a specified rate;

                               o interest rate exchange agreements, interest rate cap or floor agreements, or other agreements and arrangements designed to reduce the effects of interest rate fluctuations on the related mortgage assets or on one or more classes of those offered certificates; or

                               o  currency exchange agreements or other
                                  agreements and arrangements designed to
                                  reduce the effects of currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of those offered certificates.

                               We will describe the types of reinvestment, interest rate and currency related protection, if any, for each class of offered certificates in the related prospectus supplement.

                               See "Risk Factors," "Description of the Trust Assets" and "Description of Credit Support."


ADVANCES WITH RESPECT TO THE
MORTGAGE ASSETS..............  If the trust assets for a series of offered certificates include mortgage loans, then, as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

                               o delinquent scheduled payments of principal and/or interest, other than balloon payments,


                               o  property protection expenses,

                               o  other servicing expenses, or

                               o any other items specified in the related prospectus supplement.

                               Any party making advances will be entitled to reimbursement from subsequent recoveries on the related mortgage loan and as otherwise described in this prospectus or the related prospectus supplement. That party may also be entitled to receive interest on its advances for a specified period. See "Description of the Certificates--Advances."

                               If the trust assets for a series of offered certificates include mortgage-backed securities, we will describe in the related prospectus supplement any comparable advancing obligations with respect to those mortgage-backed securities or the underlying mortgage loans.


OPTIONAL TERMINATION.........  We will describe in the related prospectus supplement any circumstances in which a specified party is permitted or obligated to purchase or sell any of the mortgage assets underlying a series of offered certificates. In particular, a master servicer, special servicer or other designated party may be permitted or obligated to purchase or sell--

                               o all the mortgage assets in any particular trust, thereby resulting in a termination of the trust, or

                               o that portion of the mortgage assets in any particular trust as is necessary or sufficient to retire one or more classes of offered certificates of the related series.

                               See "Description of the Certificates--
                               Termination."


FEDERAL INCOME
 TAX CONSEQUENCES............  Any class of offered certificates will constitute or evidence ownership of:

                               o regular interests or residual interests in a real estate mortgage investment conduit under Sections 860A through 860G of the Internal Revenue Code of 1986; or

                               o  regular interests in a financial asset
                                  securitization investment trust within the meaning of Section 860L(a) of the Internal Revenue Code of 1986; or

                               o interests in a grantor trust under Subpart E of Part I of Subchapter J of the Internal Revenue Code of 1986.

                               See "Federal Income Tax Consequences."


ERISA CONSIDERATIONS.........  If you are a fiduciary of an employee benefit plan or other retirement plan or arrangement, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under applicable law. See "ERISA Considerations."


LEGAL INVESTMENT.............  If your investment authority is subject to legal restrictions, you should consult your legal advisor to determine whether and to what extent the offered certificates constitute a legal investment for you. We will specify in the related prospectus supplement which classes of the offered certificates will constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. See "Legal Investment."

                                  RISK FACTORS

     You should consider the following factors, as well as the factors set forth under "Risk Factors" in the related prospectus supplement, in deciding whether to purchase offered certificates.


LACK OF LIQUIDITY WILL IMPAIR YOUR ABILITY TO SELL YOUR OFFERED CERTIFICATES AND MAY HAVE AN ADVERSE EFFECT ON THE MARKET VALUE OF YOUR OFFERED CERTIFICATES


     The offered certificates may have limited or no liquidity. We cannot assure you that a secondary market for your offered certificates will develop. There will be no obligation on the part of anyone to establish a secondary market. Even if a secondary market does develop for your offered certificates, it may provide you with less liquidity than you anticipated and it may not continue for the life of your offered certificates.


WE WILL DESCRIBE IN THE RELATED PROSPECTUS SUPPLEMENT THE INFORMATION THAT WILL BE AVAILABLE TO YOU WITH RESPECT TO YOUR OFFERED CERTIFICATES. THE LIMITED NATURE OF THE INFORMATION MAY ADVERSELY AFFECT THE LIQUIDITY OF YOUR OFFERED CERTIFICATES.

     We do not currently intend to list the offered certificates on any national securities exchange or the NASDAQ stock market.

     Lack of liquidity will impair your ability to sell your offered certificates and may prevent you from doing so at a time when you may want or need to. Lack of liquidity could adversely affect the market value of your offered certificates. We do not expect that you will have any redemption rights with respect to your offered certificates.

     If you decide to sell your offered certificates, you may have to sell them at a discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


THE MARKET VALUE OF YOUR OFFERED CERTIFICATES MAY BE ADVERSELY AFFECTED BY FACTORS UNRELATED TO THE PERFORMANCE OF YOUR OFFERED CERTIFICATES AND THE UNDERLYING MORTGAGE ASSETS, SUCH AS FLUCTUATIONS IN INTEREST RATES AND THE SUPPLY AND DEMAND OF CMBS GENERALLY

     The market value of your offered certificates can decline even if those certificates and the underlying mortgage assets are performing at or above your expectations.

     The market value of your offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of your offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of your offered certificates as a result of an equal but opposite movement in interest rates.

     The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors' demand for commercial mortgage-backed securities, including--

     o the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

     o legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

     o investors' perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

     o investors' perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial and multifamily real estate markets.

     If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.


PAYMENTS ON THE OFFERED CERTIFICATES WILL BE MADE SOLELY FROM THE LIMITED ASSETS OF THE RELATED TRUST, AND THOSE ASSETS MAY BE INSUFFICIENT TO MAKE ALL REQUIRED PAYMENTS ON THOSE CERTIFICATES

     The offered certificates do not represent obligations of any person or entity and do not represent a claim against any assets other than those of the related trust. No governmental agency or instrumentality will guarantee or insure payment on the offered certificates. In addition, neither we nor our affiliates are responsible for making payments on the offered certificates if collections on the related trust assets are insufficient. If the related trust assets are insufficient to make payments on your offered certificates, no other assets will be available to you for payment of the deficiency, and you will bear the resulting loss. Any advances made by a master servicer or other party with respect to the mortgage assets underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates.


ANY CREDIT SUPPORT FOR YOUR OFFERED CERTIFICATES MAY BE INSUFFICIENT TO PROTECT YOU AGAINST ALL POTENTIAL LOSSES

     The Amount of Credit Support Will Be Limited. The rating agencies that assign ratings to your offered certificates will establish the amount of credit support, if any, for your offered certificates based on, among other things, an assumed level of defaults, delinquencies and losses with respect to the related mortgage assets. Actual losses may, however, exceed the assumed levels. See "Description of the Certificates--Allocation of Losses and Shortfalls" and "Description of Credit Support." If actual losses on the related mortgage assets exceed the assumed levels, you may be required to bear the additional losses.

     Credit Support May Not Cover All Types of Losses. The credit support, if any, for your offered certificates may not cover all of your potential losses. For example, some forms of credit support may not cover or may provide limited protection against losses that you may suffer by reason of fraud or negligence or as a result of uninsured casualties at the real properties securing the underlying mortgage loans. You may be required to bear any losses which are not covered by the credit support.

     Disproportionate Benefits May Be Given to Some Classes and Series to the Detriment of Others. If a form of credit support covers multiple classes or series and losses exceed the amount of that credit support, it is possible that the holders of offered certificates of another series or class will be disproportionately benefited by that credit support to your detriment.


THE INVESTMENT PERFORMANCE OF YOUR OFFERED CERTIFICATES WILL DEPEND UPON PAYMENTS, DEFAULTS AND LOSSES ON THE UNDERLYING MORTGAGE LOANS; AND THOSE PAYMENTS, DEFAULTS AND LOSSES MAY BE HIGHLY UNPREDICTABLE

     The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.


     In addition, any mortgage loan underlying the offered certificates may permit the related borrower during some or all of the loan term to prepay the loan. In general, a borrower will be more likely to prepay its mortgage loan when it has an economic incentive to do so, such as obtaining a larger loan on the same underlying real property or a lower or otherwise more advantageous interest rate through refinancing. If a mortgage loan includes some form of prepayment restriction, the likelihood of prepayment should decline. These restrictions may include--

     o an absolute or partial prohibition against voluntary prepayments during some or all of the loan term, or

     o a requirement that voluntary prepayments be accompanied by some form of prepayment premium, fee or charge during some or all of the loan term.

In many cases, however, there will be no restriction associated with the application of insurance proceeds or condemnation proceeds as a prepayment of principal.

     The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

     The investment performance of your offered certificates may vary materially and adversely from your expectations due to--

     o the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

     o the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

     The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

     Prepayments on the Underlying Mortgage Loans Will Affect the Average Life of Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. Payments of principal and/or interest on your offered certificates will depend upon, among other things, the rate and timing of payments on the related mortgage assets. Prepayments on the underlying mortgage loans may result in a faster rate of principal payments on your offered certificates, thereby resulting in a shorter average life for your offered certificates than if those prepayments had not occurred. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates. As a result, repayment of your offered certificates could occur significantly earlier or later, and the average life of your offered certificates could be significantly shorter or longer, than you expected.

     The extent to which prepayments on the underlying mortgage loans ultimately affect the average life of your offered certificates depends on the terms and provisions of your offered certificates. A class of offered certificates may entitle the holders to a pro rata share of any prepayments on the underlying mortgage loans, to all or a disproportionately large share of those prepayments, or to none or a disproportionately small share of those prepayments. If you are entitled to a disproportionately large share of any prepayments on the underlying mortgage loans, your offered certificates may be retired at an earlier date. If, however, you are only entitled to a small share of the prepayments on the underlying mortgage loans, the average life of your offered certificates may be extended. Your entitlement to receive payments, including prepayments, of principal of the underlying mortgage loans may--

     o vary based on the occurrence of specified events, such as the retirement of one or more other classes of certificates of the same series, or

     o be subject to various contingencies, such as prepayment and default rates with respect to the underlying mortgage loans.

     We will describe the terms and provisions of your offered certificates more fully in the related prospectus supplement.

     Prepayments on the Underlying Mortgage Loans Will Affect the Yield on Your Offered Certificates; and the Rate and Timing of Those Prepayments May Be Highly Unpredictable. If you purchase your offered certificates at a discount or premium, the yield on your offered certificates will be sensitive to prepayments on the underlying mortgage loans. If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. Alternatively, if you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in your actual yield being lower than your anticipated yield. The potential effect that prepayments may have on the yield of your offered certificates will increase as the discount deepens or the premium increases. If the amount of interest payable on your offered certificates is disproportionately large, as compared to the amount of principal payable on your offered certificates, you may fail to recover your original investment under some prepayment scenarios. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

     Delinquencies, Defaults and Losses on the Underlying Mortgage Loans May Affect the Amount and Timing of Payments on Your Offered Certificates; and the Rate and Timing of Those Delinquencies and Defaults, and the Severity of Those Losses, are Highly Unpredictable. The rate and timing of delinquencies and defaults, and the severity of losses, on the underlying mortgage loans will impact the amount and timing of payments on a series of offered certificates to the extent that their effects are not offset by delinquency advances or some form of credit support.

     Unless otherwise covered by delinquency advances or some form of credit support, defaults on the underlying mortgage loans may delay payments on a series of offered certificates while the defaulted mortgage loans are worked-out or liquidated. However, liquidations of defaulted mortgage loans prior to maturity could affect the yield and average life of an offered certificate in a manner similar to a voluntary prepayment.

     If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     There is an Increased Risk of Default Associated with Balloon
Payments. Any of the mortgage loans underlying your offered certificates may be nonamortizing or only partially amortizing. The borrower under a mortgage loan of that type is required to make substantial payments of principal and interest, which are commonly called balloon payments, on the maturity date of the loan. The ability of the borrower to make a balloon payment depends upon the borrower's ability to refinance or sell the real property securing the loan. The ability of the borrower to refinance or sell the property will be affected by a number of factors, including:

     o    the fair market value and condition of the underlying real property;

     o    the level of interest rates;

     o    the borrower's equity in the underlying real property;

     o    the borrower's financial condition;

     o    the operating history of the underlying real property;

     o    changes in zoning and tax laws;

     o    changes in competition in the relevant area;

     o    changes in rental rates in the relevant area;

     o    changes in governmental regulation and fiscal policy;

     o    prevailing general and regional economic conditions;

     o    the state of the fixed income and mortgage markets; and

     o the availability of credit for multifamily rental or commercial properties.

     See "--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance" below.

     Neither we nor any of our affiliates will be obligated to refinance any mortgage loan underlying your offered certificates.

     The related master servicer or special servicer may, within prescribed limits, extend and modify mortgage loans underlying your offered certificates that are in default or as to which a payment default is imminent in order to maximize recoveries on the defaulted loans. The related master servicer or special servicer is only required to determine that any extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing the defaulted loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery.


REPAYMENT OF A COMMERCIAL OR MULTIFAMILY MORTGAGE LOAN DEPENDS ON THE PERFORMANCE AND VALUE OF THE UNDERLYING REAL PROPERTY, WHICH MAY DECLINE OVER TIME, AND THE RELATED BORROWER'S ABILITY TO REFINANCE THE PROPERTY, OF WHICH THERE IS NO ASSURANCE

     Most of the Mortgage Loans Underlying Your Offered Certificates Will Be Nonrecourse. You should consider all of the mortgage loans underlying your offered certificates to be nonrecourse loans. This means that, in the event of a default, recourse will be limited to the related real property or properties securing the defaulted mortgage loan. In those cases where recourse to a borrower or guarantor is permitted by the loan documents, we generally will not undertake any evaluation of the financial condition of that borrower or guarantor. Consequently, full and timely payment on each mortgage loan underlying your offered certificates will depend on one or more of the following:

     o the sufficiency of the net operating income of the applicable real property;

     o the market value of the applicable real property at or prior to maturity; and

     o the ability of the related borrower to refinance or sell the applicable real property.

     In general, the value of a multifamily or commercial property will depend on its ability to generate net operating income. The ability of an owner to finance a multifamily or commercial property will depend, in large part, on the property's value and ability to generate net operating income.

     Unless we state otherwise in the related prospectus supplement, none of the mortgage loans underlying your offered certificates will be insured or guaranteed by any governmental entity or private mortgage insurer.

     The risks associated with lending on multifamily and commercial properties are inherently different from those associated with lending on the security of single-family residential properties. This is because multifamily rental and commercial real estate lending involves larger loans and, as described above, repayment is dependent upon the successful operation and value of the related real estate project.

     Many Risk Factors are Common to Most or All Multifamily and Commercial Properties. The following factors, among others, will affect the ability of a multifamily or commercial property to generate net operating income and, accordingly, its value:

     o    the age, design and construction quality of the property;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    the characteristics of the neighborhood where the property is located;

     o    the proximity and attractiveness of competing properties;

     o    the existence and construction of competing properties;

     o    the adequacy of the property's management and maintenance;

     o national, regional or local economic conditions, including plant closings, industry slowdowns and unemployment rates;

     o local real estate conditions, including an increase in or oversupply of comparable commercial or residential space;

     o    demographic factors;

     o    customer tastes and preferences;

     o    retroactive changes in building codes; and

     o changes in governmental rules, regulations and fiscal policies, including environmental legislation.

     Particular factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income include:

     o an increase in interest rates, real estate taxes and other operating expenses;

     o an increase in the capital expenditures needed to maintain the property or make improvements;

     o a decline in the financial condition of a major tenant and, in particular, a sole tenant or anchor tenant;

     o    an increase in vacancy rates;

     o    a decline in rental rates as leases are renewed or replaced; and

     o natural disasters and civil disturbances such as earthquakes, hurricanes, floods, eruptions or riots.

     The volatility of net operating income generated by a multifamily or commercial property over time will be influenced by many of the foregoing factors, as well as by:

     o    the length of tenant leases;

     o    the creditworthiness of tenants;

     o    the rental rates at which leases are renewed or replaced;

     o    the percentage of total property expenses in relation to revenue;

     o the ratio of fixed operating expenses to those that vary with revenues; and

     o the level of capital expenditures required to maintain the property and to maintain or replace tenants.

Therefore, commercial and multifamily properties with short-term or less creditworthy sources of revenue and/or relatively high operating costs, such as those operated as hospitality and self-storage properties, can be expected to have more volatile cash flows than commercial and multifamily properties with medium- to long-term leases from creditworthy tenants and/or relatively low operating costs. A decline in the real estate market will tend to have a more immediate effect on the net operating income of commercial and multifamily properties with short-term revenue sources and may lead to higher rates of delinquency or defaults on the mortgage loans secured by those properties.

     The Successful Operation of a Multifamily or Commercial Property Depends on Tenants. Generally, multifamily and commercial properties are subject to leases. The owner of a multifamily or commercial property typically uses lease or rental payments for the following purposes:

     o to pay for maintenance and other operating expenses associated with the property;

     o to fund repairs, replacements and capital improvements at the property; and

     o to service mortgage loans secured by, and any other debt obligations associated with operating, the property.

     Factors that may adversely affect the ability of a multifamily or commercial property to generate net operating income from lease and rental payments include:

     o an increase in vacancy rates, which may result from tenants deciding not to renew an existing lease or discontinuing operations;

     o    an increase in tenant payment defaults;

     o a decline in rental rates as leases are entered into, renewed or extended at lower rates;

     o an increase in the capital expenditures needed to maintain the property or to make improvements; and

     o    a decline in the financial condition of a major or sole tenant.

     Various factors that will affect the operation and value of a commercial property include:

     o    the business operated by the tenants;

     o    the creditworthiness of the tenants; and

     o    the number of tenants.

     Dependence on a Single Tenant or a Small Number of Tenants Makes a Property Riskier Collateral. In those cases where an income-producing property is leased to a single tenant or is primarily leased to one or a small number of major tenants, a deterioration in the financial condition or a change in the plan of operations of any of those tenants can have particularly significant effects on the net operating income generated by the property. If any of those tenants defaults under or fails to renew its lease, the resulting adverse financial effect on the operation of the property will be substantially more severe than would be the case with respect to a property occupied by a large number of less significant tenants.

     An income-producing property operated for retail, office or industrial purposes also may be adversely affected by a decline in a particular business or industry if a concentration of tenants at the property is engaged in that business or industry.

     Tenant Bankruptcy Adversely Affects Property Performance. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, at a commercial property may adversely affect the income produced by the property. Under the U.S. Bankruptcy Code, a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant unless there is collateral securing the claim. The claim would be limited to:

     o the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition or any earlier surrender of the leased premises, plus

     o an amount, not to exceed three years' rent, equal to the greater of one year's rent and 15% of the remaining reserved rent.

     The Success of an Income-Producing Property Depends on Reletting Vacant Spaces. The operations at an income-producing property will be adversely affected if the owner or property manager is unable to renew leases or relet space on comparable terms when existing leases expire and/or become defaulted. Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions in the case of income-producing properties operated for retail, office or industrial purposes, can be substantial and could reduce cash flow from the income-producing properties. Moreover, if a tenant at a income-producing property defaults in its lease obligations, the landlord may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the property.

     If an income-producing property has multiple tenants, re-leasing expenditures may be more frequent than in the case of a property with fewer tenants, thereby reducing the cash flow generated by the multi-tenanted property. Multi-tenanted properties may also experience higher continuing vacancy rates and greater volatility in rental income and expenses.

     Property Value May Be Adversely Affected Even When Current Operating Income Is Not. Various factors may affect the value of multifamily and commercial properties without affecting their current net operating income, including:

     o    changes in interest rates;

     o    the availability of refinancing sources;

     o    changes in governmental regulations, licensing or fiscal policy;

     o    changes in zoning or tax laws; and

     o    potential environmental or other legal liabilities.

     Property Management May Affect Property Operations and Value. The operation of an income-producing property will depend upon the property manager's performance and viability. The property manager generally is responsible for:

     o    responding to changes in the local market;

     o planning and implementing the rental structure, including staggering durations of leases and establishing levels of rent payments;

     o    operating the property and providing building services;

     o    managing operating expenses; and

     o ensuring that maintenance and capital improvements are carried out in a timely fashion.

     Income-producing properties that derive revenues primarily from short-term rental commitments, such as hospitality or self-storage properties, generally require more intensive management than properties leased to tenants under long-term leases.

     By controlling costs, providing appropriate and efficient services to tenants and maintaining improvements in good condition, a property manager can--

     o    maintain or improve occupancy rates, business and cash flow,

     o    reduce operating and repair costs, and

     o    preserve building value.

On the other hand, management errors can, in some cases, impair the long term viability of an income-producing property.

     Maintaining a Property in Good Condition is Expensive. The owner may be required to expend a substantial amount to maintain, renovate or refurbish a commercial or multifamily property. Failure to do so may materially impair the property's ability to generate cash flow. The effects of poor construction quality will increase over time in the form of increased maintenance and capital improvements. Even superior construction will deteriorate over time if management does not schedule and perform adequate maintenance in a timely fashion. There can be no assurance that an income-producing property will generate sufficient cash flow to cover the increased costs of maintenance and capital improvements in addition to paying debt service on the mortgage loan(s) that may encumber that property.

     Competition Will Adversely Affect the Profitability and Value of an Income-Producing Property. Some income-producing properties are located in highly competitive areas. Comparable income-producing properties located in the same area compete on the basis of a number of factors including:

     o    rental rates;

     o    location;

     o    type of business or services and amenities offered; and

     o    nature and condition of the particular property.

     The profitability and value of an income-producing property may be adversely affected by a comparable property that:

     o    offers lower rents;

     o    has lower operating costs;

     o    offers a more favorable location; or

     o    offers better facilities.

     Costs of renovating, refurbishing or expanding an income-producing property in order to remain competitive can be substantial.

     Various Types of Income-Producing Properties May Present Special
Risks. The relative importance of any factor affecting the value or operation of an income-producing property will depend on the type and use of the property. In addition, the type and use of a particular income-producing property may present special risks. For example--

     o Health care-related facilities and casinos are subject to significant governmental regulation of the ownership, operation, maintenance and/or financing of those properties.

     o Multifamily rental properties, manufactured housing communities and mobile home parks may be subject to rent control or rent stabilization laws and laws governing landlord/tenant relationships.

     o Hospitality and restaurant properties are often operated under franchise, management or operating agreements, which may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's or restaurant's operating, liquor and other licenses upon a transfer of the hotel or restaurant is subject to local law requirements.

     o Depending on their location, recreational and resort properties, properties that provide entertainment services, hospitality properties, restaurants and taverns, mini-warehouses and self-storage facilities tend to be adversely affected more quickly by a general economic downturn than other types of commercial properties.

     o Marinas will be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     o Some recreational and hospitality properties may have seasonal fluctuations and/or may be adversely affected by prolonged unfavorable weather conditions.

     o Churches and other religious facilities may be highly dependent on donations which are likely to decline as economic conditions decline.

     o Properties used as gas stations, automotive sales and service centers, dry cleaners, warehouses and industrial facilities may be more likely to have environmental issues.

     Additionally, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use. As a result, the liquidation value of any of those types of property would be substantially less than would otherwise be the case. See "Description of the Trust Assets--Mortgage Loans--A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates."

BORROWER CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     A particular borrower or group of related borrowers may be associated with multiple real properties securing the mortgage loans underlying a series of offered certificates. The bankruptcy or insolvency of, or other financial problems with respect to, that borrower or group of borrowers could have an adverse effect on--

     o    the operation of all of the related real properties, and

     o the ability of those properties to produce sufficient cash flow to make required payments on the related mortgage loans.

For example, if a borrower or group of related borrowers that owns or controls several real properties experiences financial difficulty at one of those properties, it could defer maintenance at another of those properties in order to satisfy current expenses with respect to the first property. That borrower or group of related borrowers could also attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting debt service payments on all the related mortgage loans for an indefinite period. In addition, multiple real properties owned by the same borrower or related borrowers are likely to have common management. This would increase the risk that financial or other difficulties experienced by the property manager could have a greater impact on the owner of the related loans.


LOAN CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     Any of the mortgage assets in one of our trusts may be substantially larger than the other assets in that trust. In general, the inclusion in a trust of one or more mortgage assets that have outstanding principal balances that are substantially larger than the other mortgage assets in the trust can result in losses that are more severe, relative to the size of the related mortgage asset pool, than would be the case if the total principal balance of that pool were distributed more evenly.


GEOGRAPHIC CONCENTRATION WITHIN A TRUST EXPOSES INVESTORS TO GREATER RISK OF DEFAULT AND LOSS

     If a material concentration of mortgage loans underlying a series of offered certificates is secured by real properties in a particular locale, state or region, then the holders of those certificates will have a greater exposure to:

     o any adverse economic developments that occur in the locale, state or region where the properties are located;

     o    changes in the real estate market where the properties are located;

     o changes in governmental rules and fiscal policies in the governmental jurisdiction where the properties are located; and

     o acts of nature, including floods, tornadoes and earthquakes, in the areas where properties are located.


CHANGES IN POOL COMPOSITION WILL CHANGE THE NATURE OF YOUR INVESTMENT

     The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time.

     If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes.

     In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

ADJUSTABLE RATE MORTGAGE LOANS MAY ENTAIL GREATER RISKS OF DEFAULT TO LENDERS THAN FIXED RATE MORTGAGE LOANS

     Some or all of the mortgage loans underlying a series of offered certificates may provide for adjustments to their respective mortgage interest rates and corresponding adjustments to their respective periodic debt service payments. As the periodic debt service payment for any of those mortgage loans increases, the likelihood that cash flow from the underlying real property will be insufficient to make that periodic debt service payment and pay operating expenses also increases.


SUBORDINATE DEBT INCREASES THE LIKELIHOOD THAT A BORROWER WILL DEFAULT ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Some or all of the mortgage loans included in one of our trusts may permit the related borrower to encumber the related real property with additional secured debt.

     Even if a mortgage loan prohibits further encumbrance of the related real property, a violation of this prohibition may not become evident until the affected mortgage loan otherwise defaults. Accordingly, a lender, such as one of our trusts, may not realistically be able to prevent a borrower from incurring subordinate debt.

     The existence of any secured subordinated indebtedness increases the difficulty of refinancing a mortgage loan at the loan's maturity. In addition, the related borrower may have difficulty repaying multiple loans. Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose out the junior lien. See "Legal Aspects of Mortgage Loans--Subordinate Financing."


BORROWER BANKRUPTCY PROCEEDINGS CAN DELAY AND IMPAIR RECOVERY ON A MORTGAGE LOAN UNDERLYING YOUR OFFERED CERTIFICATES

     Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of a real property owned by that borrower, as well as the commencement or continuation of a foreclosure action.

     In addition, if a court determines that the value of a real property is less than the principal balance of the mortgage loan it secures, the court may reduce the amount of secured indebtedness to the then-value of the property. This would make the lender a general unsecured creditor for the difference between the then-value of the property and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o    reduce monthly payments due under a mortgage loan;

     o    change the rate of interest due on a mortgage loan; or

     o    otherwise alter a mortgage loan's repayment schedule.

     Furthermore, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In some circumstances, the claims of a secured lender, such as one of our trusts, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the U.S. Bankruptcy Code, a lender will be stayed from enforcing a borrower's assignment of rents and leases. The U.S. Bankruptcy Code also may interfere with a lender's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and may significantly delay the receipt of rents. Rents also may escape an assignment to the extent they are used by borrower to maintain its property or for other court authorized expenses.

     As a result of the foregoing, the related trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the total amount ultimately collected may be substantially less than the amount owed.

TAXES ON FORECLOSURE PROPERTY WILL REDUCE AMOUNTS AVAILABLE TO MAKE PAYMENTS ON THE OFFERED CERTIFICATES

     One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

     o any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of
          Section 856(d) of the Internal Revenue Code of 1986, and

     o any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.


ENVIRONMENTAL LIABILITIES WILL ADVERSELY AFFECT THE VALUE AND OPERATION OF THE CONTAMINATED PROPERTY AND MAY DETER A LENDER FROM FORECLOSING

     There can be no assurance--

     o as to the degree of environmental testing conducted at any of the real properties securing the mortgage loans that back your offered certificates;

     o that the environmental testing conducted by or on behalf of the applicable originators or any other parties in connection with the origination of those mortgage loans or otherwise identified all adverse environmental conditions and risks at the related real properties;

     o that the results of the environmental testing were accurately evaluated in all cases;

     o that the related borrowers have implemented or will implement all operations and maintenance plans and other remedial actions recommended by any environmental consultant that may have conducted testing at the related real properties; or

     o that the recommended action will fully remediate or otherwise address all the identified adverse environmental conditions and risks.

     Environmental site assessments vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

     In addition, the current environmental condition of a real property securing a mortgage loan underlying your offered certificates could be adversely affected by--

     o    tenants at the property, such as gasoline stations or dry cleaners, or

     o conditions or operations in the vicinity of the property, such as leaking underground storage tanks at another property nearby.

     Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal or remediation of hazardous or toxic substances on, under or adjacent to the property. Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances. For example, there are laws that impose liability for release of asbestos containing materials into the air or require the removal or containment of the materials. The owner's liability for any required remediation generally is unlimited and could exceed the value of the property and/or the total assets of the owner. In addition, the presence of hazardous or toxic substances, or the failure to remediate the adverse environmental condition, may adversely affect the owner's or operator's ability to use the affected property. In some states, contamination of a property may give rise to a lien on the property to ensure the costs of cleanup. Depending on the state, this lien may have priority over the lien of an existing mortgage, deed of trust or other security instrument. In addition, third parties may seek recovery from owners or operators of real property for personal injury associated with exposure to hazardous substances, including asbestos and lead-based paint. Persons who arrange for the disposal or treatment of hazardous or toxic substances may be liable for the costs of removal or remediation of the substances at the disposal or treatment facility.

     The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, as well as other federal and state laws, provide that a secured lender, such as one of our trusts, may be liable as an "owner" or "operator" of the real property, regardless of whether the borrower or a previous owner caused the environmental damage, if--

     o agents or employees of the lender are deemed to have participated in the management of the borrower, or

     o the lender actually takes possession of a borrower's property or control of its day-to-day operations, including through the appointment of a receiver or foreclosure.

     Although recently enacted legislation clarifies the activities in which a lender may engage without becoming subject to liability under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and similar federal laws, that legislation has no applicability to state environmental laws. Moreover, future laws, ordinances or regulations could impose material environmental liability.

     Federal law requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers--

     o any condition on the property that causes exposure to lead-based paint, and

     o the potential hazards to pregnant women and young children, including that the ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.

     Property owners may be liable for injuries to their tenants resulting from exposure under various laws that impose affirmative obligations on property owners of residential housing containing lead-based paint.


SOME PROVISIONS IN THE MORTGAGE LOANS UNDERLYING YOUR OFFERED CERTIFICATES MAY BE CHALLENGED AS BEING UNENFORCEABLE

     Cross-Collateralization Arrangements. It may be possible to challenge cross-collateralization arrangements involving more than one borrower as a fraudulent conveyance, even if the borrowers are related. If one of those borrowers were to become a debtor in a bankruptcy case, creditors of the bankrupt party or the representative of the bankruptcy estate of the bankrupt party could seek to have the bankruptcy court avoid any lien granted by the bankrupt party to secure repayment of another borrower's loan. In order to do so, the court would have to determine that--

     o    the bankrupt party--

          1.  was insolvent at the time of granting the lien,

          2.  was rendered insolvent by the granting of the lien,

          3.  was left with inadequate capital, or

          4.  was not able to pay its debts as they matured; and

     o the bankrupt party did not, when it allowed its property to be encumbered by a lien securing the other borrower's loan, receive fair consideration or reasonably equivalent value for pledging its property for the equal benefit of the other borrower.

If the court were to conclude that the granting of the lien was an avoidable fraudulent conveyance, it could nullify the lien or security instrument effecting the cross-collateralization. The court could also allow the bankrupt party to recover payments it made under the avoided cross-collateralization.

     Prepayment Premiums, Fees and Charges. Under the laws of a number of states, the enforceability of any mortgage loan provisions that require payment of a prepayment premium, fee or charge upon an involuntary prepayment, is unclear. If those provisions were unenforceable, borrowers would have an incentive to default in order to prepay their loans.

     Due-on-Sale and Debt Acceleration Clauses. Some or all of the mortgage loans included in one of our trusts may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the mortgage loan upon the sale, transfer or conveyance of--

     o    the related real property, or

     o    a majority ownership interest in the related borrower.

     We anticipate that all of the mortgage loans included in one of our trusts will contain some form of debt-acceleration clause, which permits the lender to accelerate the debt upon specified monetary or non-monetary defaults by the related borrower.

     The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust or other security instrument or to permit the acceleration of the indebtedness if:

     o    the default is deemed to be immaterial,

     o    the exercise of those remedies would be inequitable or unjust, or

     o    the circumstances would render the acceleration unconscionable.

     Assignments of Leases. Some or all of the mortgage loans included in one of our trusts may be secured by, among other things, an assignment of leases and rents. Under that document, the related borrower will assign its right, title and interest as landlord under the leases on the related real property and the income derived from those leases to the lender as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. In the event the borrower defaults, the license terminates and the lender is entitled to collect rents. In some cases, those assignments may not be perfected as security interests prior to actual possession of the cash flow. Accordingly, state law may require that the lender take possession of the property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, the commencement of bankruptcy or similar proceedings by or with respect to the borrower will adversely affect the lender's ability to collect the rents. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     Defeasance. A mortgage loan underlying a series of offered certificates may permit the related borrower, during the periods specified and subject to the conditions set forth in the loan, to pledge to the holder of the mortgage loan a specified amount of direct, non-callable United States government securities and thereby obtain a release of the related mortgaged property. The cash amount which a borrower must expend to purchase, or must deliver to a master servicer in order for the master servicer to purchase, the required United States government securities may be in excess of the principal balance of the mortgage loan. A court could interpret that excess amount as a form of prepayment premium or could take it into account for usury purposes. In some states, some forms of prepayment premiums are unenforceable. If the payment of that excess amount were held to be unenforceable, the remaining portion of the cash amount to be delivered may be insufficient to purchase the requisite amount of United States government securities.


LACK OF INSURANCE COVERAGE EXPOSES A TRUST TO RISK FOR PARTICULAR SPECIAL HAZARD LOSSES

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in the related policy. Most insurance policies typically do not cover any physical damage resulting from, among other things:

     o    war,

     o    revolution,

     o    governmental actions,

     o    floods and other water-related causes,

     o    earth movement, including earthquakes, landslides and mudflows,

     o    wet or dry rot,

     o    vermin, and

     o    domestic animals.

     Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from these causes, then the resulting losses may be borne by you as a holder of offered certificates.


GROUND LEASES CREATE RISKS FOR LENDERS THAT ARE NOT PRESENT WHEN LENDING ON AN ACTUAL OWNERSHIP INTEREST IN A REAL PROPERTY

     In order to secure a mortgage loan, a borrower may grant a lien on its leasehold interest in a real property as tenant under a ground lease. If the ground lease does not provide for notice to a lender of a default thereunder on the part of the borrower, together with a reasonable opportunity for the lender to cure the default, the lender may be unable to prevent termination of the lease and may lose its collateral.

     In addition, upon the bankruptcy of a landlord or a tenant under a ground lease, the debtor entity has the right to assume or reject the ground lease. If a debtor landlord rejects the lease, the tenant has the right to remain in possession of its leased premises at the rent reserved in the lease for the term, including renewals. If a debtor tenant rejects any or all of its leases, the tenant's lender may not be able to succeed to the tenant's position under the lease unless the landlord has specifically granted the lender that right. If both the landlord and the tenant are involved in bankruptcy proceedings, the trustee for your offered certificates may be unable to enforce the bankrupt tenant's obligation to refuse to treat as terminated a ground lease rejected by a bankrupt landlord. In those circumstances, it is possible that the trustee could be deprived of its security interest in the leasehold estate, notwithstanding lender protection provisions contained in the lease or mortgage loan documents.


CHANGES IN ZONING LAWS MAY ADVERSELY AFFECT THE USE OR VALUE OF A REAL PROPERTY

     Due to changes in zoning requirements since construction, an income-producing property may not comply with current zoning laws, including density, use, parking and set back requirements. Accordingly, the property may be a permitted non-conforming structure or the operation of the property may be a permitted non-conforming use. This means that the owner is not required to alter the property's structure or use to comply with the new law, but the owner may be limited in its ability to rebuild the premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow available following the casualty. If a substantial casualty were to occur, insurance proceeds may not be sufficient to pay a mortgage loan secured by the property in full. In addition, if the property were repaired or restored in conformity with the current law, its value or revenue-producing potential may be less than that which existed before the casualty.


COMPLIANCE WITH THE AMERICANS WITH DISABILITIES ACT OF 1990 MAY BE EXPENSIVE

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. If a property does not currently comply with that Act, the property owner may be required to incur significant costs in order to effect that compliance. This will reduce the amount of cash flow available to cover other required maintenance and capital improvements and to pay debt service on the mortgage loan(s) that may encumber that property. There can be no assurance that the owner will have sufficient funds to cover the costs necessary to comply with that Act. In addition, noncompliance could result in the imposition of fines by the federal government or an award or damages to private litigants.

LITIGATION MAY ADVERSELY AFFECT A BORROWER'S ABILITY TO REPAY ITS MORTGAGE LOAN

     The owner of a multifamily or commercial property may be a defendant in a litigation arising out of, among other things, the following:

     o    breach of contract involving a tenant, a supplier or other party;

     o    negligence resulting in a personal injury, or

     o    responsibility for an environmental problem.

     Litigation will divert the owner's attention from operating its property. If the litigation were decided adversely to the owner, the award to the plaintiff may adversely affect the owner's ability to repay a mortgage loan secured by the property.

RESIDUAL INTERESTS IN A REAL ESTATE MORTGAGE INVESTMENT CONDUIT HAVE ADVERSE TAX CONSEQUENCES

     Inclusion of Taxable Income in Excess of Cash Received. If you own a certificate that is a residual interest in a real estate mortgage investment conduit, or REMIC, for federal income tax purposes, you will have to report on your income tax return as ordinary income your pro rata share of the taxable income of that REMIC, regardless of the amount or timing of your possible receipt of any cash on the certificate. As a result, your offered certificate may have phantom income early in the term of the REMIC because the taxable income from the certificate may exceed the amount of economic income, if any, attributable to the certificate. While you will have a corresponding amount of tax losses later in the term of the REMIC, the present value of the phantom income may significantly exceed the present value of the tax losses. Therefore, the after-tax yield on any REMIC residual certificate may be significantly less than that of a corporate bond or other instrument having similar cash flow characteristics. In fact, some offered certificates that are residual interests, may have a negative value.

     You will have to report your share of the taxable income and net loss of the REMIC until all the certificates in the related series have a principal balance of zero. See "Federal Income Tax Consequences--REMICs."

     Some Taxable Income of a Residual Interest Cannot Be Offset Under the Internal Revenue Code of 1986. A portion of the taxable income from a REMIC residual certificate may be treated as excess inclusions under the Internal Revenue Code of 1986. You will have to pay tax on the excess inclusions regardless of whether you have other credits, deductions or losses. In particular, the tax on excess inclusion:

     o    generally will not be reduced by losses from other activities,

     o for a tax-exempt holder, will be treated as unrelated business taxable income, and

     o for a foreign holder, will not qualify for any exemption from withholding tax.

     Individuals and Some Entities Should Not Invest in REMIC Residual Certificates. The fees and non-interest expenses of a REMIC will be allocated pro rata to certificates that are residual interests in the REMIC. However, individuals will only be able to deduct these expenses as miscellaneous itemized deductions, which are subject to numerous restrictions and limitations under the Internal Revenue Code of 1986. Therefore, the certificates that are residual interests generally are not appropriate investments for:

     o    individuals,

     o    estates,

     o    trusts beneficially owned by any individual or estate, and

     o pass-through entities having any individual, estate or trust as a shareholder, member or partner.

     In addition, the REMIC residual certificates will be subject to numerous transfer restrictions. These restrictions will reduce your ability to liquidate a REMIC residual certificate. For example, unless we indicate otherwise in the related prospectus supplement, you will not be able to transfer a REMIC residual certificate to a foreign person under the Internal Revenue Code of 1986 or to partnerships that have any non-U.S. Persons as partners.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates."


PROBLEMS WITH BOOK-ENTRY REGISTRATION

     Your offered certificates may be issued in book-entry form through the facilities of the Depository Trust Company. As a result--

     o you will be able to exercise your rights as a certificateholder only indirectly through the Depository Trust Company and its participating organizations;

     o you may have only limited access to information regarding your offered certificates;

     o you may suffer delays in the receipt of payments on your offered certificates; and

     o your ability to pledge or otherwise take action with respect to your offered certificates may be limited due to the lack of a physical certificate evidencing your ownership of those certificates.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates."


POTENTIAL CONFLICTS OF INTEREST CAN AFFECT A PERSON'S PERFORMANCE

     The master servicer or special servicer for one of our trusts, or any of their respective affiliates, may purchase certificates evidencing interests in that trust.

     In addition, the master servicer or special servicer for one of our trusts, or any of their respective affiliates, may have interests in, or other financial relationships with, borrowers under the related mortgage loans.

     In servicing the mortgage loans in any of our trusts, the related master servicer and special servicer will each be required to observe the terms of the governing document(s) for the related series of offered certificates and, in particular, to act in accordance with the servicing standard described in the related prospectus supplement. You should consider, however, that either of these parties, if it or an affiliate owns certificates, or has financial interests in or other financial dealings with any of the related borrowers, may have interests when dealing with the mortgage loans underlying your offered certificates that are in conflict with your interests. For example, if the related special servicer owns any certificates, it could seek to mitigate the potential loss on its certificates from a troubled mortgage loan by delaying enforcement in the hope of realizing greater proceeds in the future. However, this action by a special servicer could result a lower recovery to the related trust than would have been the case if the special servicer had not delayed in taking enforcement action.

     Furthermore, the master servicer or special servicer for any of our trusts may service existing and new loans for third parties, including portfolios of loans similar to the mortgage loans included in that trust. The properties securing these other loans may be in the same markets as and compete with the properties securing mortgage loans in our trust. Accordingly, that master servicer or special servicer may be acting on behalf of parties with conflicting interests.


                    CAPITALIZED TERMS USED IN THIS PROSPECTUS

     From time to time we use capitalized terms in this prospectus. Each of those capitalized terms will have the meaning assigned to it in the "Glossary" attached to this prospectus.

                         DESCRIPTION OF THE TRUST ASSETS


GENERAL

     We will be responsible for establishing the trust underlying each series of offered certificates. The assets of the trust will primarily consist of:

     o    various types of multifamily and/or commercial mortgage loans;

     o mortgage participations, pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that directly or indirectly evidence interests in, or are secured by pledges of, one or more of various types of multifamily and/or commercial mortgage loans; or

     o a combination of mortgage loans and mortgage-backed securities of the types described above.

     We do not originate mortgage loans. Accordingly, we must acquire each of the mortgage loans to be included in one of our trusts from the originator or a subsequent assignee. In some cases, that originator or subsequent assignee will be one of our affiliates.

     Unless we indicate otherwise in the related prospectus supplement, we will acquire, directly or through one of our affiliates, in the secondary market, any mortgage-backed security to be included in one of our trusts.

     Neither we nor any of our affiliates will guarantee any of the mortgage assets included in one of our trusts. Furthermore, unless we indicate otherwise in the related prospectus supplement, no governmental agency or instrumentality will guarantee or insure any of those mortgage assets.


MORTGAGE LOANS

     General. Each mortgage loan underlying the offered certificates will constitute the obligation of one or more persons to repay a debt. That obligation will be evidenced by a promissory note or bond. In addition, that obligation will be secured by a mortgage, deed of trust or other security instrument that creates a first or junior lien on, or security interest in, an interest in one or more of the following types of real property:

     o    rental or cooperatively-owned buildings with multiple dwelling units;

     o retail properties related to the sale of consumer goods and other products to the general public, such as shopping centers, malls, factory outlet centers, automotive sales centers, department stores and other retail stores, grocery stores, specialty shops, convenience stores and gas stations;

     o retail properties related to providing entertainment, recreational and personal services to the general public, such as movie theaters, fitness centers, bowling alleys, salons, dry cleaners and automotive service centers;

     o    office properties;

     o hospitality properties, such as hotels, motels and other lodging facilities;

     o    casino properties;

     o health care-related properties, such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and, in some cases, assisted living centers and senior housing;

     o    industrial properties;

     o warehouse facilities, mini-warehouse facilities and self-storage facilities;

     o restaurants, taverns and other establishments involved in the food and beverage industry;

     o manufactured housing communities, mobile home parks and recreational vehicle parks;

     o recreational and resort properties, such as golf courses, marinas, ski resorts and amusement parks;

     o    arenas and stadiums;

     o    churches and other religious facilities;

     o    parking lots and garages;

     o    mixed use properties;

     o    other income-producing properties; and

     o    unimproved land.

     The real property interests that may be encumbered in order to secure a mortgage loan underlying your offered certificates, include--

     o a fee interest or estate, which consists of ownership of the property for an indefinite period,

     o an estate for years, which consists of ownership of the property for a specified period of years,

     o a leasehold interest or estate, which consists of a right to occupy and use the property for a specified period of years, subject to the terms and conditions of a lease,

     o    shares in a cooperative corporation which owns the property, or

     o    any other real estate interest under applicable local law.

Any of these real property interests may be subject to deed restrictions, easements, rights of way and other matters of public record with respect to the related property. In addition, the use of, and improvements that may be constructed on, any particular real property will, in most cases, be subject to zoning laws and other legal restrictions.

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by liens on real properties located in the United States, its territories and possessions. However, some of those mortgage loans may be secured by liens on real properties located outside the United States, its territories and possessions, provided that foreign mortgage loans do not represent more than 10% of the related mortgage asset pool, by balance.

     If we so indicate in the related prospectus supplement, one or more of the mortgage loans underlying a series of offered certificates may be secured by a junior lien on the related real property. However, the loan or loans secured by the more senior liens on that property may not be included in the related trust. The primary risk to the holder of a mortgage loan secured by a junior lien on a real property is the possibility that the foreclosure proceeds remaining after payment of the loans secured by more senior liens on that property will be insufficient to pay the junior loan in full. In a foreclosure proceeding, the sale proceeds are applied--

     o first, to the payment of court costs and fees in connection with the foreclosure,

     o    second, to the payment of real estate taxes, and

     o third, to the payment of any and all principal, interest, prepayment or acceleration penalties, and other amounts owing to the holder of the senior loans.

The claims of the holders of the senior loans must be satisfied in full before the holder of the junior loan receives any payments with respect to the junior loan. If a lender forecloses on a junior loan, it does so subject to any related senior loans.

     If we so indicate in the related prospectus supplement, the mortgage loans underlying a series of offered certificates may be delinquent as of the date the certificates are initially issued. In those cases, we will describe in the related prospectus supplement--

     o    the period of the delinquency,

     o    any forbearance arrangement then in effect,

     o    the condition of the related real property, and

     o the ability of the related real property to generate income to service the mortgage debt.

We will not, however, transfer any mortgage loan to a trust if we know that the mortgage loan is, at the time of transfer, more than 90 days delinquent with respect to any scheduled payment of principal or interest or in foreclosure.

     A Discussion of the Various Types of Multifamily and Commercial Properties that May Secure Mortgage Loans Underlying a Series of Offered Certificates. The mortgage loans underlying a series of offered certificates may be secured by numerous types of multifamily and commercial properties. As we discuss below under "--Mortgage Loans--Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans," the adequacy of an income-producing property as security for a mortgage loan depends in large part on its value and ability to generate net operating income. Set forth below is a discussion of some of the various factors that may affect the value and operations of the indicated types of multifamily and commercial properties.

     Multifamily Rental Properties. Factors affecting the value and operation of a multifamily rental property include:

     o the physical attributes of the property, such as its age, appearance, amenities and construction quality;

     o    the types of services offered at the property;

     o    the location of the property;

     o the characteristics of the surrounding neighborhood, which may change over time;

     o the rents charged for dwelling units at the property relative to the rents charged for comparable units at competing properties;

     o the ability of management to provide adequate maintenance and insurance;

     o    the property's reputation;

     o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

     o the existence or construction of competing or alternative residential properties, including other apartment buildings and complexes, manufactured housing communities, mobile home parks and single-family housing;

     o    the ability of management to respond to competition;

     o the tenant mix and whether the property is primarily occupied by workers from a particular company or type of business, personnel from a local military base or students;

     o adverse local, regional or national economic conditions, which may limit the amount that may be charged for rents and may result in a reduction in timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the property owner's ability to increase rent to the market rent for an equivalent apartment;

     o the extent to which the property is subject to land use restrictive covenants or contractual covenants that require that units be rented to low income tenants;

     o the extent to which the cost of operating the property, including the cost of utilities and the cost of required capital expenditures, may increase; and

     o the extent to which increases in operating costs may be passed through to tenants.

     Because units in a multifamily rental property are leased to individuals, usually for no more than a year, the property is likely to respond relatively quickly to a downturn in the local economy or to the closing of a major employer in the area.

     Some states regulate the relationship of an owner and its tenants at a multifamily rental property. Among other things, these states may--

     o    require written leases;

     o    require good cause for eviction;

     o    require disclosure of fees;

     o    prohibit unreasonable rules;

     o    prohibit retaliatory evictions;

     o    prohibit restrictions on a resident's choice of unit vendors;

     o    limit the bases on which a landlord may increase rent; or

     o prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     Apartment building owners have been the subject of suits under state Unfair and Deceptive Practices Acts and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.

     Some counties and municipalities also impose rent control regulations on apartment buildings. These regulations may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws do not provide for decontrol of rental rates upon vacancy of individual units. Any limitations on a landlord's ability to raise rents at a multifamily rental property may impair the landlord's ability to repay a mortgage loan secured by the property or to meet operating costs.

     Some multifamily rental properties are subject to land use restrictive covenants or contractual covenants in favor of federal or state housing agencies. These covenants generally require that a minimum number or percentage of units be rented to tenants who have incomes that are substantially lower than median incomes in the area or region. These covenants may limit the potential rental rates that may be charged at a multifamily rental property, the potential tenant base for the property or both. An owner may subject a multifamily rental property to these covenants in exchange for tax credits or rent subsidies. When the credits or subsidies cease, net operating income will decline.

     Some mortgage loans underlying the offered certificates will be secured by--

     o the related borrower's interest in multiple units in a residential condominium project, and

     o    the related voting rights in the owners' association for the project.

Due to the nature of condominiums, a default on any of those mortgage loans will not allow the related special servicer the same flexibility in realizing on the real property collateral as is generally available with respect to multifamily rental properties that are not condominiums. The rights of other unit owners, the governing documents of the owners' association and the state and local laws applicable to condominiums must be considered and respected. Consequently, servicing and realizing upon the collateral for those mortgage loans could subject the related trust to greater delay, expense and risk than a loan secured by a multifamily rental property that is not a condominium.

     Cooperatively-Owned Apartment Buildings. Some multifamily properties are owned or leased by cooperative corporations. In general, each shareholder in the corporation is entitled to occupy a particular apartment unit under a long-term proprietary lease or occupancy agreement.

     A tenant/shareholder of a cooperative corporation must make a monthly maintenance payment to the corporation. The monthly maintenance payment represents a tenant/shareholder's pro rata share of the corporation's--

     o    mortgage loan payments,

     o    real property taxes,

     o    maintenance expenses, and

     o    other capital and ordinary expenses of the property.

These monthly maintenance payments are in addition to any payments of principal and interest the tenant/shareholder must make on any loans of the tenant/shareholder secured by its shares in the corporation.

     A cooperative corporation is directly responsible for building maintenance and payment of real estate taxes and hazard and liability insurance premiums. A cooperative corporation's ability to meet debt service obligations on a mortgage loan secured by, and to pay all other operating expenses of, the cooperatively owned property depends primarily upon the receipt of--

     o    maintenance payments from the tenant/shareholders, and

     o any rental income from units or commercial space that the cooperative corporation might control.

     A cooperative corporation may have to impose special assessments on the tenant/shareholders in order to pay unanticipated expenditures. Accordingly, a cooperative corporation is highly dependent on the financial well being of its tenant/shareholders. A cooperative corporation's ability to pay the amount of any balloon payment due at the maturity of a mortgage loan secured by the cooperatively owned property depends primarily on its ability to refinance the property.

     In a typical cooperative conversion plan, the owner of a rental apartment building contracts to sell the building to a newly formed cooperative corporation. Shares are allocated to each apartment unit by the owner or sponsor. The current tenants have a specified period to subscribe at prices discounted from the prices to be offered to the public after that period. As part of the consideration for the sale, the owner or sponsor receives all the unsold shares of the cooperative corporation. In general the sponsor controls the corporation's board of directors and management for a limited period of time. If the sponsor holds the shares allocated to a large number of apartment units, the lender on a mortgage loan secured by a cooperatively owned property may be adversely affected by a decline in the creditworthiness of the sponsor.

     Many cooperative conversion plans are non-eviction plans. Under a non-eviction plan, a tenant at the time of conversion who chooses not to purchase shares is entitled to reside in its apartment unit as a subtenant from the owner of the shares allocated to that unit. Any applicable rent control or rent stabilization laws would continue to be applicable to the subtenancy. In addition, the subtenant may be entitled to renew its lease for an indefinite number of years with continued protection from rent increases above those permitted by any applicable rent control and rent stabilization laws. The owner/shareholder is responsible for the maintenance payments to the cooperative corporation without regard to whether it receives rent from the subtenant or whether the rent payments are lower than maintenance payments on the unit. Newly-formed cooperative corporations typically have the greatest concentration of non-tenant/ shareholders.

     Retail Properties. The term "retail property" encompasses a broad range of properties at which businesses sell consumer goods and other products and provide various entertainment, recreational or personal services to the general public. Some examples of retail properties include--

     o    shopping centers,

     o    factory outlet centers,

     o    malls,

     o    automotive sales and service centers,

     o    consumer oriented businesses,

     o    department stores,

     o    grocery stores,

     o    convenience stores,

     o    specialty shops,

     o    gas stations,

     o    movie theaters,

     o    fitness centers,

     o    bowling alleys,

     o    salons, and

     o    dry cleaners.

     Unless owner occupied, retail properties generally derive all or a substantial percentage of their income from lease payments from commercial tenants. Therefore, it is important for the owner of a retail property to attract and keep tenants, particularly significant tenants, that are able to meet their lease obligations. In order to attract tenants, the owner of a retail property may be required to--

     o    lower rents,

     o    grant a potential tenant a free rent or reduced rent period,

     o    improve the condition of the property generally, or

     o make at its own expense, or grant a rent abatement to cover, tenant improvements for a potential tenant.

     A prospective tenant will also be interested in the number and type of customers that it will be able to attract at a particular retail property. The ability of a tenant at a particular retail property to attract customers will be affected by a number of factors related to the property and the surrounding area, including:

     o    competition from other retail properties;

     o perceptions regarding the safety, convenience and attractiveness of the property;

     o    perceptions regarding the safety of the surrounding area;

     o    demographics of the surrounding area;

     o the strength and stability of the local, regional and national economies;

     o    traffic patterns and access to major thoroughfares;

     o    the visibility of the property;

     o    availability of parking;

     o the particular mixture of the goods and services offered at the property;

     o    customer tastes, preferences and spending patterns; and

     o    the drawing power of other tenants.

     The success of a retail property is often dependent on the success of its tenants' businesses. A significant component of the total rent paid by tenants of retail properties is often tied to a percentage of gross sales or revenues. Declines in sales or revenues of the tenants will likely cause a corresponding decline in percentage rents and/or impair the tenants' ability to pay their rent or other occupancy costs. A default by a tenant under its lease could result in delays and costs in enforcing the landlord's rights. Retail properties would be directly and adversely affected by a decline in the local economy and reduced consumer spending.

     Repayment of a mortgage loan secured by a retail property will be affected by the expiration of space leases at the property and the ability of the borrower to renew or relet the space on comparable terms. Even if vacant space is successfully relet, the costs associated with reletting, including tenant improvements, leasing commissions and free rent, may be substantial and could reduce cash flow from a retail property.

     The presence or absence of an anchor tenant in a multi-tenanted retail property can be important. Anchor tenants play a key role in generating customer traffic and making the center desirable for other tenants. An anchor tenant is, in general, a retail tenant whose space is substantially larger in size than that of other tenants at the same retail property and whose operation is vital in attracting customers to the property. At some retail properties, the anchor tenant owns the space it occupies. In those cases where the property owner does not control the space occupied by the anchor tenant, the property owner may not be able to take actions with respect to the space that it otherwise typically would, such as granting concessions to retain an anchor tenant or removing an ineffective anchor tenant. In some cases, an anchor tenant may cease to operate at the property, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant space. If an anchor tenant ceases operations at a retail property, other tenants at the property may be entitled to terminate their leases prior to the scheduled termination date or to pay rent at a reduced rate for the remaining term of the lease.

     Various factors will adversely affect the economic performance of an anchored retail property, including:

     o    an anchor tenant's failure to renew its lease;

     o    termination of an anchor tenant's lease;

     o the bankruptcy or economic decline of an anchor tenant or a self-owned anchor;

     o the cessation of the business of a self-owned anchor or of an anchor tenant, notwithstanding its continued ownership of the previously occupied space or its continued payment of rent, as the case may be; or

     o    a loss of an anchor tenant's ability to attract shoppers.

     Retail properties may also face competition from sources outside a given real estate market or with lower operating costs. For example, all of the following compete with more traditional department stores and specialty shops for consumer dollars:

     o    factory outlet centers;

     o    discount shopping centers and clubs;

     o    catalogue retailers;

     o    television shopping networks and programs;

     o    internet web sites; and

     o    telemarketing.

     Similarly, home movie rentals and pay-per-view movies provide alternate sources of entertainment to movie theaters. Continued growth of these alternative retail outlets and entertainment sources, which are often characterized by lower operating costs, could adversely affect the rents collectible at retail properties.

     Gas stations, automotive sales and service centers and dry cleaners also pose unique environmental risks because of the nature of their businesses and the types of products used or sold in those businesses.

     Office Properties. Factors affecting the value and operation of an office property include:

     o the number and quality of the tenants, particularly significant tenants, at the property;

     o the physical attributes of the building in relation to competing buildings;

     o the location of the property with respect to the central business district or population centers;

     o demographic trends within the metropolitan area to move away from or towards the central business district;

     o social trends combined with space management trends, which may change towards options such as telecommuting or hoteling to satisfy space needs;

     o tax incentives offered to businesses or property owners by cities or suburbs adjacent to or near where the building is located;

     o local competitive conditions, such as the supply of office space or the existence or construction of new competitive office buildings;

     o    the quality and philosophy of building management;

     o    access to mass transportation; and

     o    changes in zoning laws.

     Office properties may be adversely affected by an economic decline in the business operated by their tenants. The risk associated with that economic decline is increased if revenue is dependent on a single tenant or if there is a significant concentration of tenants in a particular business or industry.

     Office properties are also subject to competition with other office properties in the same market. Competitive factors affecting an office property include:

     o    rental rates;

     o the building's age, condition and design, including floor sizes and layout;

     o    access to public transportation and availability of parking; and

     o amenities offered to its tenants, including sophisticated building systems, such as fiber optic cables, satellite communications or other base building technological features.

     The cost of refitting office space for a new tenant is often higher than for other property types.

     The success of an office property also depends on the local economy. Factors influencing a company's decision to locate in a given area include:

     o    the cost and quality of labor;

     o    tax incentives; and

     o    quality of life matters, such as schools and cultural amenities.

     The strength and stability of the local or regional economy will affect an office property's ability to attract stable tenants on a consistent basis. A central business district may have a substantially different economy from that of a suburb.

     Hospitality Properties. Hospitality properties may involve different types of hotels and motels, including:

     o    full service hotels;

     o    resort hotels with many amenities;

     o    limited service hotels;

     o hotels and motels associated with national or regional franchise chains;

     o hotels that are not affiliated with any franchise chain but may have their own brand identity; and

     o    other lodging facilities.

     Factors affecting the economic performance of a hospitality property include:

     o the location of the property and its proximity to major population centers or attractions;

     o    the seasonal nature of business at the property;

     o    the level of room rates relative to those charged by competitors;

     o    quality and perception of the franchise affiliation;

     o economic conditions, either local, regional or national, which may limit the amount that can be charged for a room and may result in a reduction in occupancy levels;

     o    the existence or construction of competing hospitality properties;

     o    nature and quality of the services and facilities;

     o    financial strength and capabilities of the owner and operator;

     o the need for continuing expenditures for modernizing, refurbishing and maintaining existing facilities;

     o increases in operating costs, which may not be offset by increased room rates;

     o the property's dependence on business and commercial travelers and tourism; and

     o changes in travel patterns caused by changes in access, energy prices, labor strikes, relocation of highways, the reconstruction of additional highways or other factors.

     Because limited service hotels and motels are relatively quick and inexpensive to construct and may quickly reflect a positive value, an over-building of these hotels and motels could occur in any given region, which would likely adversely affect occupancy and daily room rates. Further, because rooms at hospitality properties are generally rented for short periods of time, hospitality properties tend to be more sensitive to adverse economic conditions and competition than many other types of commercial properties. Additionally, the revenues of some hospitality properties, particularly those located in regions whose economies depend upon tourism, may be highly seasonal in nature.

     Hospitality properties may be operated under franchise agreements. The continuation of a franchise is typically subject to specified operating standards and other terms and conditions. The franchisor periodically inspects its licensed properties to confirm adherence to its operating standards. The failure of the hospitality property to maintain those standards or adhere to those other terms and conditions could result in the loss or cancellation of the franchise license. It is possible that the franchisor could condition the continuation of a franchise license on the completion of capital improvements or the making of capital expenditures that the owner of the hospitality property determines are too expensive or are otherwise unwarranted in light of the operating results or prospects of the property. In that event, the owner of the hospitality property may elect to allow the franchise license to lapse. In any case, if the franchise is terminated, the owner of the hospitality property may seek to obtain a suitable replacement franchise or to operate property independently of a franchise license. The loss of a franchise license could have a material adverse effect upon the operations or value of the hospitality property because of the loss of associated name recognition, marketing support and centralized reservation systems provided by the franchisor.

     The viability of any hospitality property that is a franchise of a national or a regional hotel or motel chain is dependent upon:

     o    the continued existence and financial strength of the franchisor;

     o    the public perception of the franchise service mark; and

     o    the duration of the franchise licensing agreement.

     The transferability of franchise license agreements may be restricted. The consent of the franchisor would be required for the continued use of the franchise license by the hospitality property following a foreclosure. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hospitality property, the lender or other purchaser of the hospitality property may not be entitled to the rights under any associated liquor license. That party would be required to apply in its own right for a new liquor license. There can be no assurance that a new license could be obtained or that it could be obtained promptly.

     Casino Properties. Factors affecting the economic performance of a casino property include:

     o location, including proximity to or easy access from major population centers;

     o    appearance;

     o economic conditions, either local, regional or national, which may limit the amount of disposable income that potential patrons may have for gambling;

     o    the existence or construction of competing casinos;

     o    dependence on tourism; and

     o    local or state governmental regulation.

     Competition among major casinos may involve attracting patrons by--

     o providing alternate forms of entertainment, such as performers and sporting events, and

     o    offering low-priced or free food and lodging.

     Casino owners may expend substantial sums to modernize, refurbish and maintain existing facilities.

     Because of their dependence on disposable income of patrons, casino properties are likely to respond quickly to a downturn in the economy.

     The ownership and operation of casino properties is often subject to local or state governmental regulation. A government agency or authority may have jurisdiction over or influence with respect to the foreclosure of a casino property or the bankruptcy of its owner or operator. In some jurisdictions, it may be necessary to receive governmental approval before foreclosing, thereby resulting in substantial delays to a lender. Gaming licenses are not transferable, including in connection with a foreclosure. There can be no assurance that a lender or another purchaser in foreclosure or otherwise will be able to obtain the requisite approvals to continue operating the foreclosed property as a casino.

     Any given state or municipality that currently allows legalized gambling could pass legislation banning it.

     The loss of a gaming license for any reason would have a material adverse effect on the value of a casino property.

     Health Care-Related Properties. Health-care related properties include:

     o    hospitals;

     o    skilled nursing facilities;

     o    nursing homes;

     o    congregate care facilities; and

     o    in some cases, assisted living centers and housing for seniors.

     Health care-related facilities, particularly nursing homes, may receive a substantial portion of their revenues from government reimbursement programs, primarily Medicaid and Medicare. Medicaid and Medicare are subject to:

     o    statutory and regulatory changes;

     o    retroactive rate adjustments;

     o    administrative rulings;

     o    policy interpretations;

     o    delays by fiscal intermediaries; and

     o    government funding restrictions.

All of the foregoing can adversely affect revenues from the operation a health care-related facility. Moreover, governmental payors have employed cost-containment measures that limit payments to health care providers. In addition, there are currently under consideration various proposals for national health care relief that could further limit these payments.

     Providers of long-term nursing care and other medical services are highly regulated by federal, state and local law. They are subject to numerous factors which can increase the cost of operation, limit growth and, in extreme cases, require or result in suspension or cessation of operations, including:

     o    federal and state licensing requirements;

     o    facility inspections;

     o    rate setting;

     o    reimbursement policies; and

     o laws relating to the adequacy of medical care, distribution of pharmaceuticals, use of equipment, personnel operating policies and maintenance of and additions to facilities and services.

     Under applicable federal and state laws and regulations, Medicare and Medicaid reimbursements generally may not be made to any person other than the provider who actually furnished the related material goods and services. Accordingly, in the event of foreclosure on a health care-related facility, neither a lender nor other subsequent lessee or operator of the property would generally be entitled to obtain from federal or state governments any outstanding reimbursement payments relating to services furnished at the property prior to foreclosure. Furthermore, in the event of foreclosure, there can be no assurance that a lender or other purchaser in a foreclosure sale would be entitled to the rights under any required licenses and regulatory approvals. The lender or other purchaser may have to apply in its own right for those licenses and approvals. There can be no assurance that a new license could be obtained or that a new approval would be granted.

     Health care-related facilities are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value. Furthermore, transfers of health care-related facilities are subject to regulatory approvals under state, and in some cases federal, law not required for transfers of most other types of commercial properties.

     Industrial Properties. Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment and/or by a general slowdown in the economy. In addition, an industrial property that suited the particular needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties.

     The value and operation of an industrial property depends on:

     o location of the property, the desirability of which in a particular instance may depend on--

          1.  availability of labor services,

          2.  proximity to supply sources and customers, and

          3. accessibility to various modes of transportation and shipping, including railways, roadways, airline terminals and ports;

     o building design of the property, the desirability of which in a particular instance may depend on--

     1.   ceiling heights,

     2.   column spacing,

     3.   number and depth of loading bays,

     4.   divisibility,

     5.   floor loading capacities,

     6.   truck turning radius,

     7.   overall functionality, and

     8. adaptability of the property, because industrial tenants often need space that is acceptable for highly specialized activities; and

     o the quality and creditworthiness of individual tenants, because industrial properties frequently have higher tenant concentrations.

     Industrial properties are generally special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect their liquidation value.

     Warehouse, Mini-Warehouse and Self-Storage Facilities. Warehouse, mini-warehouse and self-storage properties are considered vulnerable to competition because both acquisition costs and break-even occupancy are relatively low. In addition, it would require substantial capital expenditures to convert a warehouse, mini-warehouse or self-storage property to an alternative use. This will materially impair the liquidation value of the property if its operation for storage purposes becomes unprofitable due to decreased demand, competition, age of improvements or other factors.

     Successful operation of a warehouse, mini-warehouse or self-storage property depends on--

     o    building design,

     o    location and visibility,

     o    tenant privacy,

     o    efficient access to the property,

     o proximity to potential users, including apartment complexes or commercial users,

     o    services provided at the property, such as security,

     o    age and appearance of the improvements, and

     o    quality of management.

     Restaurants and Taverns. Factors affecting the economic viability of individual restaurants, taverns and other establishments that are part of the food and beverage service industry include:

     o competition from facilities having businesses similar to a particular restaurant or tavern;

     o perceptions by prospective customers of safety, convenience, services and attractiveness;

     o    the cost, quality and availability of food and beverage products;

     o negative publicity, resulting from instances of food contamination, food-borne illness and similar events;

     o    changes in demographics, consumer habits and traffic patterns;

     o    the ability to provide or contract for capable management; and

     o retroactive changes to building codes, similar ordinances and other legal requirements.

     Adverse economic conditions, whether local, regional or national, may limit the amount that may be charged for food and beverages and the extent to which potential customers dine out. Because of the nature of the business, restaurants and taverns tend to respond to adverse economic conditions more quickly than do many other types of commercial properties. Furthermore, the transferability of any operating, liquor and other licenses to an entity acquiring a bar or restaurant, either through purchase or foreclosure, is subject to local law requirements.

     The food and beverage service industry is highly competitive. The principal means of competition are--

     o    segment,

     o    product,

     o    price,

     o    value,

     o    quality,

     o    service,

     o    convenience,

     o    location, and

     o    the nature and condition of the restaurant facility.

     A restaurant or tavern operator competes with the operators of comparable establishments in the area in which its restaurant or tavern is located. Other restaurants could have--

     o    lower operating costs,

     o    more favorable locations,

     o    more effective marketing,

     o    more efficient operations, or

     o    better facilities.

     The location and condition of a particular restaurant or tavern will affect the number of customers and, to an extent, the prices that may be charged. The characteristics of an area or neighborhood in which a restaurant or tavern is located may change over time or in relation to competing facilities. Also, the cleanliness and maintenance at a restaurant or tavern will affect its appeal to customers. In the case of a regionally- or nationally-known chain restaurant, there may be costly expenditures for renovation, refurbishment or expansion, regardless of its condition.

     Factors affecting the success of a regionally- or nationally-known chain restaurant include:

     o actions and omissions of any franchisor, including management practices that--

          1.  adversely affect the nature of the business, or

          2. require renovation, refurbishment, expansion or other expenditures;

     o the degree of support provided or arranged by the franchisor, including its franchisee organizations and third-party providers of products or services; and

     o the bankruptcy or business discontinuation of the franchisor or any of its franchisee organizations or third-party providers.

     Chain restaurants may be operated under franchise agreements. Those agreements typically do not contain provisions protective of lenders. A borrower's rights as franchisee typically may be terminated without informing the lender, and the borrower may be precluded from competing with the franchisor upon termination. In addition, a lender that acquires title to a restaurant site through foreclosure or similar proceedings may be restricted in the use of the site or may be unable to succeed to the rights of the franchisee under the related franchise agreement. The transferability of a franchise may be subject to other restrictions. Also, federal and state franchise regulations may impose additional risk, including the risk that the transfer of a franchise acquired through foreclosure or similar proceedings may require registration with governmental authorities or disclosure to prospective transferees.

     Manufactured Housing Communities, Mobile Home Parks and Recreational Vehicle Parks. Manufactured housing communities and mobile home parks consist of land that is divided into "spaces" or

"home sites" that are primarily leased to owners of the individual mobile homes or other housing units. The home owner often invests in site-specific improvements such as carports, steps, fencing, skirts around the base of the home, and landscaping. The land owner typically provides private roads within the park, common facilities and, in many cases, utilities. Due to relocation costs and, in some cases, demand for homesites, the value of a mobile home or other housing unit in place in a manufactured housing community or mobile home park is generally higher, and can be significantly higher, than the value of the same unit not placed in a manufactured housing community or mobile home park. As a result, a well-operated manufactured housing community or mobile home park that has achieved stabilized occupancy is typically able to maintain occupancy at or near that level. For the same reason, a lender that provided financing for the home of a tenant who defaulted in his or her space rent generally has an incentive to keep rental payments current until the home can be resold in place, rather than to allow the unit to be removed from the park. In general, the individual mobile homes and other housing units will not constitute collateral for a mortgage loan underlying a series of offered certificates.

     Recreational vehicle parks lease spaces primarily or exclusively for motor homes, travel trailers and portable truck campers, primarily designed for recreational, camping or travel use. In general, parks that lease recreational vehicle spaces can be viewed as having a less stable tenant population than parks occupied predominantly by mobile homes. However, it is not unusual for the owner of a recreational vehicle to leave the vehicle at the park on a year-round basis or to use the vehicle as low cost housing and reside in the park indefinitely.

     Factors affecting the successful operation of a manufactured housing community, mobile home park or recreational vehicle park include:

     o    the number of comparable competing properties in the local market;

     o    the age, appearance and reputation of the property;

     o    the quality of management; and

     o    the types of facilities and services it provides.

     Manufactured housing communities and mobile home parks also compete against alternative forms of residential housing, including--

     o    multifamily rental properties,

     o    cooperatively-owned apartment buildings,

     o    condominium complexes, and

     o    single-family residential developments.

     Recreational vehicle parks also compete against alternative forms of recreation and short-term lodging, such as staying at a hotel at the beach.

     Manufactured housing communities, mobile home parks and recreational vehicle parks are special purpose properties that could not be readily converted to general residential, retail or office use. This will adversely affect the liquidation value of the property if its operation as a manufactured housing community, mobile home park or recreational vehicle park, as the case may be, becomes unprofitable due to competition, age of the improvements or other factors.

     Some states regulate the relationship of an owner of a manufactured housing community or mobile home park and its tenants in a manner similar to the way they regulate the relationship between a landlord and tenant at a multifamily rental property. In addition, some states also regulate changes in the use of a manufactured housing community or mobile home park and require that the owner give written notice to its tenants a substantial period of time prior to the projected change.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on manufactured housing communities and mobile home parks. These ordinances may limit rent increases to--

     o    fixed percentages,

     o    percentages of increases in the consumer price index,

     o    increases set or approved by a governmental agency, or

     o    increases determined through mediation or binding arbitration.

     In many cases, the rent control laws either do not permit vacancy decontrol or permit vacancy decontrol only in the relatively rare event that the mobile home or manufactured housing unit is removed from the homesite. Local authority to impose rent control on manufactured housing communities and mobile home parks is pre-empted by state law in some states and rent control is not imposed at the state level in those states. In some states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.

     Recreational and Resort Properties. Any mortgage loan underlying a series of offered certificates may be secured by a golf course, marina, ski resort, amusement park or other property used for recreational purposes or as a resort. Factors affecting the economic performance of a property of this type include:

     o    the location and appearance of the property;

     o    the appeal of the recreational activities offered;

     o the existence or construction of competing properties, whether are not they offer the same activities;

     o the need to make capital expenditures to maintain, refurbish, improve and/or expand facilities in order to attract potential patrons;

     o    geographic location and dependence on tourism;

     o changes in travel patterns caused by changes in energy prices, strikes, location of highways, construction of additional highways and similar factors;

     o seasonality of the business, which may cause periodic fluctuations in operating revenues and expenses;

     o    sensitivity to weather and climate changes; and

     o    local, regional and national economic conditions.

     A marina or other recreational or resort property located next to water will also be affected by various statutes and government regulations that govern the use of, and construction on, rivers, lakes and other waterways.

     Because of the nature of the business, recreational and resort properties tend to respond to adverse economic conditions more quickly than do many other types of commercial properties.

     Recreational and resort properties are generally special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Arenas and Stadiums. The success of an arena or stadium generally depends on its ability to attract patrons to a variety of events, including:

     o    sporting events;

     o    musical events;

     o    theatrical events;

     o    animal shows; and/or

     o    circuses.

   The ability to attract patrons is dependent on, among others, the following factors:

     o    the appeal of the particular event;

     o    the cost of admission;

     o perceptions by prospective patrons of the safety, convenience, services and attractiveness of the arena or stadium;

     o perceptions by prospective patrons of the safety of the surrounding area; and

     o the alternative forms of entertainment available in the particular locale.

     In some cases, an arena's or stadium's success will depend on its ability to attract and keep a sporting team as a tenant. An arena or stadium may become unprofitable, or unacceptable to a tenant of that type, due to decreased attendance, competition and age of improvements. Often, substantial expenditures must be made to modernize, refurbish and/or maintain existing facilities.

     Arenas and stadiums are special purpose properties which cannot be readily convertible to alternative uses. This will adversely affect their liquidation value.

     Churches and Other Religious Facilities. Churches and other religious facilities generally depend on charitable donations to meet expenses and pay for maintenance and capital expenditures. The extent of those donations is dependent on the attendance at any particular religious facility and the extent to which attendees are prepared to make donations, which is influenced by a variety of social, political and economic factors. Donations may be adversely affected by economic conditions, whether local, regional or national. Religious facilities are special purpose properties that are not readily convertible to alternative uses. This will adversely affect their liquidation value.

     Parking Lots and Garages. The primary source of income for parking lots and garages is the rental fees charged for parking spaces. Factors affecting the success of a parking lot or garage include:

     o    the number of rentable parking spaces and rates charged;

     o the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

     o    the amount of alternative parking spaces in the area;

     o    the availability of mass transit; and

     o the perceptions of the safety, convenience and services of the lot or garage.

     Unimproved Land. The value of unimproved land is largely a function of its potential use. This may depend on--

     o    its location,

     o    its size,

     o    the surrounding neighborhood, and

     o    local zoning laws.

     Default and Loss Considerations with Respect to Commercial and Multifamily Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from mortgage loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon--

     o    the successful operation of the property, and

     o its ability to generate income sufficient to make payments on the loan.

This is particularly true because most or all of the mortgage loans underlying the offered certificates will be nonrecourse loans.

     The debt service coverage ratio of a multifamily or commercial mortgage loan is an important measure of the likelihood of default on the loan. In general, the debt service coverage ratio of a multifamily or commercial mortgage loan at any given time is the ratio of--

     o the amount of income derived or expected to be derived from the related real property for a twelve-month period that is available to pay debt service, to

     o the annualized scheduled payments of principal and/or interest on the mortgage loan and any other senior loans that are secured by the related real property.

The amount described in the first bullet point of the preceding sentence is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property. We will provide a more detailed discussion of its calculation in the related prospectus supplement.

     The cash flow generated by a multifamily or commercial property will generally fluctuate over time and may or may not be sufficient to--

     o    make the loan payments on the related mortgage loan,

     o    cover operating expenses, and

     o    fund capital improvements at any given time.

     Operating revenues of a nonowner occupied, income- producing property may be affected by the condition of the applicable real estate market and/or area economy. Properties leased, occupied or used on a short-term basis, such as--

     o    some health care-related facilities,

     o    hotels and motels,

     o    recreational vehicle parks, and

     o    mini-warehouse and self-storage facilities,

tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as--

     o    warehouses,

     o    retail stores,

     o    office buildings, and

     o    industrial facilities.

     Some commercial properties may be owner-occupied or leased to a small number of tenants. Accordingly, the operating revenues may depend substantially on the financial condition of the borrower or one or a few tenants. Mortgage loans secured by liens on owner-occupied and single tenant properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in property operating expenses can increase the likelihood of a borrower default on a multifamily or commercial mortgage loan secured by the property. Increases in property operating expenses may result from:

     o    increases in energy costs and labor costs;

     o    increases in interest rates and real estate tax rates; and

     o    changes in governmental rules, regulations and fiscal policies.

     Some net leases of commercial properties may provide that the lessee, rather than the borrower/ landlord, is responsible for payment of operating expenses. However, a net lease will result in stable net operating income to the borrower/landlord only if the lessee is able to pay the increased operating expense while also continuing to make rent payments.

     Lenders also look to the loan-to-value ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property is liquidated following a default. In general, the loan-to-value ratio of a multifamily or commercial mortgage loan at any given time is the ratio, expressed as a percentage, of--

     o the then outstanding principal balance of the mortgage loan and any other senior loans that are secured by the related real property, to

     o the estimated value of the related real property based on an appraisal, a cash flow analysis, a recent sales price or another method or benchmark of valuation.

     A low loan-to-value ratio means the borrower has a large amount of its own equity in the multifamily or commercial property that secures its loan. In these circumstances--

     o the borrower has a greater incentive to perform under the terms of the related mortgage loan in order to protect that equity, and

     o the lender has greater protection against loss on liquidation following a borrower default.

     Loan-to-value ratios are not necessarily an accurate measure of the likelihood of liquidation loss in a pool of multifamily and commercial mortgage loans. For example, the value of a multifamily or commercial property as of the date of initial issuance of a series of offered certificates may be less than the estimated value determined at loan origination. The value of any real property, in particular a multifamily or commercial property, will likely fluctuate from time to time. Moreover, even a current appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on--

     o the market comparison method, which takes into account the recent resale value of comparable properties at the date of the appraisal;

     o the cost replacement method, which takes into account the cost of replacing the property at the date of the appraisal;

     o the income capitalization method, which takes into account the property's projected net cash flow; or

     o    a selection from the values derived from the foregoing methods.

     Each of these appraisal methods presents analytical difficulties. For example--

     o it is often difficult to find truly comparable properties that have recently been sold;

     o the replacement cost of a property may have little to do with its current market value; and

     o income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate.

     If more than one appraisal method is used and significantly different results are produced, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

     The value of a multifamily or commercial property will be affected by property performance. As a result, if a multifamily or commercial mortgage loan defaults because the income generated by the related property is insufficient to pay operating costs and expenses as well as debt service, then the value of the property will decline and a liquidation loss may occur.

     We believe that the foregoing considerations are important factors that generally distinguish mortgage loans secured by liens on income-producing real estate from single-family mortgage loans. However, the originators of the mortgage loans underlying your offered certificates may not have considered all of those factors for all or any of those loans.

     See "Risk Factors--Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance and Value of the Underlying Real Property, Which May Decline Over Time, and the Related Borrower's Ability to Refinance the Property, of Which There Is No Assurance."

     Payment Provisions of the Mortgage Loans. Each of the mortgage loans included in one of our trusts will have the following features:

     o    an original term to maturity of not more than approximately 40 years;
          and

     o scheduled payments of principal, interest or both, to be made on specified dates, that occur monthly, bi-monthly, quarterly, semi-annually, annually or at some other interval.

     A mortgage loan included in one of our trusts may also include terms that:


     o provide for the accrual of interest at a mortgage interest rate that is fixed over its term, that resets on one or more specified dates or that otherwise adjusts from time to time;

     o provide for the accrual of interest at a mortgage interest rate that may be converted at the borrower's election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate;

     o    provide for no accrual of interest;

     o provide for level payments to stated maturity, for payments that reset in amount on one or more specified dates or for payments that otherwise adjust from time to time to accommodate changes in the coupon rate or to reflect the occurrence of specified events;

     o be fully amortizing or, alternatively, may be partially amortizing or nonamortizing, with a substantial payment of principal due on its stated maturity date;

     o    permit the negative amortization or deferral of accrued interest;

     o permit defeasance and the release of the real property collateral in connection with that defeasance; and/or

     o prohibit some or all voluntary prepayments or require payment of a premium, fee or charge in connection with those prepayments.

     Mortgage Loan Information in Prospectus Supplements. We will describe in the related prospectus supplement the characteristics of the mortgage loans that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage loans in one of our trusts:

     o the total outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans;

     o the type or types of property that provide security for repayment of the mortgage loans;

     o the earliest and latest origination date and maturity date of the mortgage loans;

     o the original and remaining terms to maturity of the mortgage loans, or the range of each of those terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans;

     o loan-to-value ratios of the mortgage loans either at origination or as of a more recent date, or the range of those loan-to-value ratios, and the weighted average of those loan-to-value ratios;

     o the mortgage interest rates of the mortgage loans, or the range of those mortgage interest rates, and the weighted average mortgage interest rate of the mortgage loans;

     o if any mortgage loans have adjustable mortgage interest rates, the index or indices upon which the adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the loan;

     o information on the payment characteristics of the mortgage loans, including applicable prepayment restrictions;

     o debt service coverage ratios of the mortgage loans either at origination or as of a more recent date, or the range of those debt service coverage ratios, and the weighted average of those debt service coverage ratios; and

     o the geographic distribution of the properties securing the mortgage loans on a state-by-state basis.

     If we are unable to provide the specific information described above at the time a series of offered certificates is initially offered, we will provide--

     o    more general information in the related prospectus supplement, and

     o specific information in a report which will be filed with the SEC as part of a Current Report on Form 8-K within 15 days following the issuance of those certificates.

     If any mortgage loan, or group of related mortgage loans, included in one of our trusts represents a material concentration of credit risk, we will include in the related prospectus supplement financial statements or other financial information on the related real property or properties.


MORTGAGE-BACKED SECURITIES

     The mortgage backed-securities underlying a series of offered certificates may include:

     o mortgage participations, mortgage pass-through certificates, collateralized mortgage obligations or other mortgage-backed securities that are not insured or guaranteed by any governmental agency or instrumentality, or

     o certificates issued and/or insured or guaranteed by Freddie Mac, Fannie Mae, Ginnie Mae, Farmer Mac, or another federal or state governmental agency or instrumentality.

     In addition, each of those mortgage-backed securities will directly or indirectly evidence an interest in, or be secured by a pledge of, multifamily and/or commercial mortgage loans.

     Each mortgage-backed security included in one of our trusts--

     o will have been registered under the Securities Act of 1933, as amended, or

     o    will be exempt from the registration requirements of that Act, or

     o will have been held for at least the holding period specified in Rule 144(k) under that Act, or

     o may otherwise be resold by us publicly without registration under that Act.

     We will describe in the related prospectus supplement the characteristics of the mortgage-backed securities that we will include in any of our trusts. In general, we will provide in the related prospectus supplement, among other items, the following information on the particular mortgage-backed securities included in one of our trusts:

     o the initial and outstanding principal amount(s) and type of the securities;

     o the original and remaining term(s) to stated maturity of the securities;

     o the pass-through or bond rate(s) of the securities or the formula for determining those rate(s);

     o    the payment characteristics of the securities;

     o the identity of the issuer(s), servicer(s) and trustee(s) for the securities;

     o    a description of the related credit support, if any;

     o    the type of mortgage loans underlying the securities;

     o the circumstances under which the related underlying mortgage loans, or the securities themselves, may be purchased prior to maturity;

     o the terms and conditions for substituting mortgage loans backing the securities; and

     o the characteristics of any agreements or instruments providing interest rate protection to the securities.

     With respect to any mortgage-backed security included in one of our trusts, we will provide in our reports filed under the Securities Exchange Act of 1934, as amended, the same information regarding the security as is provided by the issuer of the security in its own reports filed under that Act, if the security was publicly offered, or in the reports the issuer of the security provides to the related trustee, if the security was privately issued.


SUBSTITUTION, ACQUISITION AND REMOVAL OF MORTGAGE ASSETS

     If so specified in the related prospectus supplement, we or another specified person or entity may be permitted, at our or its option, but subject to the conditions specified in that prospectus supplement, to acquire from the related trust particular mortgage assets underlying a series of offered certificates in exchange for:

     o cash that would be applied to pay down the principal balances of the certificates of that series; and/or

     o    other mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     If so specified in the related prospectus supplement, the trustee may be authorized or required to apply collections on the related mortgage assets to acquire new mortgage loans or mortgage-backed securities that--

          1. conform to the description of mortgage assets in this prospectus, and

          2. satisfy the criteria set forth in the related prospectus supplement.

     No replacement of mortgage assets or acquisition of new mortgage assets will be permitted if it would result in a qualification, downgrade or withdrawal of the then-current rating assigned by any rating agency to any class of affected offered certificates.

     Further, if so specified in the related prospectus supplement, a certificateholder of a series of certificates that includes offered certificates may exchange the certificates it holds for one or more of the mortgage loans or mortgage-backed securities constituting part of the mortgage pool underlying those certificates. We will describe in the related prospectus supplement the circumstances under which the exchange may occur.


UNDELIVERED MORTGAGE ASSETS

     In general, the total outstanding principal balance of the mortgage assets transferred by us to any particular trust will equal or exceed the initial total outstanding principal balance of the related series of certificates. In the event that the total outstanding principal balance of the related mortgage assets initially delivered by us to the related trustee is less than the initial total outstanding principal balance of any series of certificates, we may deposit or arrange for the deposit of cash or liquid investments on an interim basis with the related trustee to cover the shortfall. For 90 days following the date of initial issuance of that series of certificates, we will be entitled to obtain a release of the deposited cash or investments if we deliver or arrange for delivery of a corresponding amount of mortgage assets. If we fail, however, to deliver mortgage assets sufficient to make up the entire shortfall, any of the cash or, following liquidation, investments remaining on deposit with the related trustee will be used by the related trustee to pay down the total principal balance of the related series of certificates, as described in the related prospectus supplement.


ACCOUNTS

     The trust assets underlying a series of offered certificates will include one or more accounts established and maintained on behalf of the holders. All payments and collections received or advanced on the mortgage assets and other trust assets will be deposited and held in those accounts. We will identify and describe those accounts, and will further describe the deposits to and withdrawals from those accounts, in the related prospectus supplement.


CREDIT SUPPORT

     The holders of any class of offered certificates may be the beneficiaries of credit support designed to protect them partially or fully against all or particular defaults and losses on the related mortgage assets. The types of credit support that may benefit the holders of a class of offered certificates include:

     o the subordination or one or more other classes of certificates of the same series;

     o    a letter of credit;

     o    a surety bond;

     o    an insurance policy;

     o    a guarantee;

     o    a credit derivative; and/or

     o    a reserve fund.

     In the related prospectus supplement, we will describe the amount and types of any credit support benefiting the holders of a class of offered certificates.


ARRANGEMENTS PROVIDING REINVESTMENT, INTEREST RATE AND CURRENCY RELATED
PROTECTION

     The trust assets for a series of offered certificates may include guaranteed investment contracts in accordance with which moneys held in the funds and accounts established for that series will be invested at a specified rate. Those trust assets may also include:

     o    interest rate exchange agreements;

     o    interest rate cap agreements;

     o    interest rate floor agreements;

     o    currency exchange agreements; or

     o other agreements or arrangements designed to reduce the effects of interest rate or currency exchange rate fluctuations with respect to the related mortgage assets and one or more classes of offered certificates.

     In the related prospectus supplement, we will describe any agreements or other arrangements designed to protect the holders of a class of offered certificates against shortfalls resulting from movements or fluctuations in interest rates or currency exchange rates. If applicable, we will also identify any obligor under the agreement or other arrangement.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on your offered certificates will depend on--

     o    the price you paid for your offered certificates,

     o    the pass-through rate on your offered certificates,

     o    the amount and timing of payments on your offered certificates.

     The following discussion contemplates a trust established by us that consists only of mortgage loans. If one of our trusts also includes a mortgage-backed security, the payment terms of that security will soften or enhance the effects that the characteristics and behavior of mortgage loans backing that security can have on the yield to maturity and/or weighted average life of a class of offered certificates. If one of our trusts includes a mortgage-backed security, we will discuss in the related prospectus supplement the effect, if any, that the security may have on the yield to maturity and weighted average lives of the related offered certificates.


PASS-THROUGH RATE

     A class of interest-bearing offered certificates may have a fixed, variable or adjustable pass-through rate. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, if the pass-through rate is variable or adjustable, the method of determining the pass-through rate.


PAYMENT DELAYS

     There will be a delay between the date on which payments on the underlying mortgage loans are due and the date on which those payments are passed through to you and other investors. That delay will reduce the yield that would otherwise be produced if those payments were passed through on your offered certificates on the same date that they were due.


YIELD AND PREPAYMENT CONSIDERATIONS

     The yield to maturity on your offered certificates will be affected by the rate of principal payments on the underlying mortgage loans and the allocation of those principal payments to reduce the principal balance or notional amount of your offered certificates. The rate of principal payments on those mortgage loans will be affected by the following:

     o the amortization schedules of the mortgage loans, which may change from time to time to reflect, among other things, changes in mortgage interest rates or partial prepayments of principal;

     o    the dates on which any balloon payments are due; and

     o the rate of principal prepayments on the mortgage loans, including voluntary prepayments by borrowers and involuntary prepayments resulting from liquidations, casualties or purchases of mortgage loans.

     Because the rate of principal prepayments on the mortgage loans underlying your offered certificates will depend on future events and a variety of factors, we cannot give you any assurance as to that rate.

     The extent to which the yield to maturity of your offered certificates may vary from your anticipated yield will depend upon--

     o whether you purchased your offered certificates at a discount or premium and, if so, the extent of that discount or premium, and

     o when, and to what degree, payments of principal on the underlying mortgage loans are applied or otherwise result in the reduction of the principal balance or notional amount of your offered certificates.

     If you purchase your offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on the underlying mortgage loans could result in an actual yield to you that is lower than your anticipated yield.

     If your offered certificates entitle you to payments of interest, with disproportionate, nominal or no payments of principal, you should consider that your yield will be extremely sensitive to prepayments on the underlying mortgage loans and, under some prepayment scenarios, may be negative.

     If a class of offered certificates accrues interest on a notional amount, that notional amount will, in general, either--

     o be based on the principal balances of some or all of the mortgage assets in the related trust, or

     o equal the total principal balance of one or more of the other classes of certificates of the same series.

Accordingly, the yield on that class of certificates will be inversely related to, as applicable, the rate at which--

     o payments and other collections of principal are received on the mortgage assets referred to in the first bullet point of the prior sentence, or

     o payments are made in reduction of the total principal balance of the class or classes of certificates referred to in the second bullet point of the prior sentence.

     The extent of prepayments of principal of the mortgage loans underlying your offered certificates may be affected by a number of factors, including:

     o    the availability of mortgage credit;

     o the relative economic vitality of the area in which the related real properties are located;

     o    the quality of management of the related real properties;

     o    the servicing of the mortgage loans;

     o    possible changes in tax laws; and

     o    other opportunities for investment.

In general, those factors that increase--

     o the attractiveness of selling or refinancing a commercial or multifamily property, or

     o the likelihood of default under a commercial or multifamily mortgage loan,

would be expected to cause the rate of prepayment to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment to slow.

     The rate of principal payments on the mortgage loans underlying your offered certificates may also be affected by the existence and enforceability of prepayment restrictions, such as--

     o    prepayment lock-out periods, and

     o requirements that voluntary principal prepayments be accompanied by prepayment premiums, fees or charges.

If enforceable, those provisions could constitute either an absolute prohibition, in the case of a prepayment lock-out period, or a disincentive, in the case of a prepayment premium, fee or charge, to a borrower's voluntarily prepaying its mortgage loan, thereby slowing the rate of prepayments.

     The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. As prevailing market interest rates decline, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of adjustable rate mortgage loans, as prevailing market interest rates decline, the related borrowers may have an increased incentive to refinance for the following purposes:

     o    to convert to a fixed rate loan and thereby lock in that rate, or

     o to take advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Subject to prevailing market interest rates and economic conditions generally, a borrower may sell a real property in order to--

     o    realize its equity in the property,

     o    meet cash flow needs or

     o    make other investments.

     Additionally, some borrowers may be motivated by federal and state tax laws, which are subject to change, to sell their properties prior to the exhaustion of tax depreciation benefits.

     We make no representation as to--

     o the particular factors that will affect the prepayment of the mortgage loans underlying any series of offered certificates,

     o    the relative importance of those factors,

     o the percentage of the principal balance of those mortgage loans that will be paid as of any date, or

     o    the overall rate of prepayment on those mortgage loans.


WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans underlying any series of offered certificates will affect the ultimate maturity and the weighted average life of one or more classes of those certificates. In general, weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of offered certificates will be influenced by the rate at which principal on the underlying mortgage loans is paid to that class, whether in the form of--

     o    scheduled amortization, or

     o    prepayments, including--

          1.  voluntary prepayments by borrowers, and

          2. involuntary prepayments resulting from liquidations, casualties or condemnations and purchases of mortgage loans out of the related trust.

     Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the CPR prepayment model or the SPA prepayment model. CPR represents an assumed constant rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month, expressed as an annual percentage, relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of those loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the 30th month. Beginning in the 30th month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption is a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. It is unlikely that the prepayment experience of the mortgage loans underlying your offered certificates will conform to any particular level of CPR or SPA.

     In the prospectus supplement for a series of offered certificates, we will include tables, if applicable, setting forth--

     o the projected weighted average life of each class of those offered certificates with principal balances, and

     o the percentage of the initial total principal balance of each class of those offered certificates that would be outstanding on specified dates,

based on the assumptions stated in that prospectus supplement, including assumptions regarding prepayments on the underlying mortgage loans. Those tables and assumptions illustrate the sensitivity of the weighted average lives of those offered certificates to various assumed prepayment rates and are not intended to predict, or to provide information that will enable you to predict, the actual weighted average lives of your offered certificates.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans underlying a series of offered certificates may require that balloon payments be made at maturity. The ability of a borrower to make a balloon payment typically will depend upon its ability either--

     o    to refinance the loan, or

     o    to sell the related real property.

If a borrower is unable to refinance or sell the related real property, there is a possibility that the borrower may default on the mortgage loan or that the maturity of the mortgage loan may be extended in connection with a workout. If a borrower defaults, recovery of proceeds may be delayed by--

     o    the bankruptcy of the borrower, or

     o adverse economic conditions in the market where the related real property is located.

     In order to minimize losses on defaulted mortgage loans, the related master servicer or special servicer may be authorized within prescribed limits to modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay payments of principal on your offered certificates and extend the weighted average life of your offered certificates.

     Negative Amortization. The weighted average life of a class of offered certificates can be affected by mortgage loans that permit negative amortization to occur. Those are the mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues on the mortgage loan, with the unpaid portion of that interest being added to the related principal balance. Negative amortization most commonly occurs with respect to an adjustable rate mortgage loan that:

     o limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate;

     o provides that its scheduled payment will adjust less frequently than its mortgage interest rate; or

     o provides for constant scheduled payments regardless of adjustments to its mortgage interest rate.

     Negative amortization on one or more mortgage loans in any of our trusts may result in negative amortization on a related class of offered certificates. We will describe in the related prospectus supplement, if applicable, the manner in which negative amortization with respect to the underlying mortgage loans is allocated among the respective classes of a series of offered certificates.

     The portion of any mortgage loan negative amortization allocated to a class of offered certificates may result in a deferral of some or all of the interest payable on those certificates. Deferred interest may be added to the total principal balance of a class of offered certificates. In addition, an adjustable rate mortgage loan that permits negative amortization would be expected during a period of increasing interest rates to amortize, if at all, at a slower rate than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, there may be an increase in the weighted average lives of those classes of certificates to which any mortgage loan negative amortization would be allocated or that would bear the effects of a slower rate of amortization of the underlying mortgage loans.

     The extent to which the yield on your offered certificates may be affected by any negative amortization on the underlying mortgage loans will depend, in part, upon whether you purchase your offered certificates at a premium or a discount.

     During a period of declining interest rates, the scheduled payment on an adjustable rate mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate. The result is the accelerated amortization of the mortgage loan. The acceleration in amortization of a mortgage loan will shorten the weighted average lives of those classes of certificates that entitle their holders to a portion of the principal payments on the mortgage loan.

     Foreclosures and Payment Plans. The weighted average life of and yield on your offered certificates will be affected by--

     o the number of foreclosures with respect to the underlying mortgage loans; and

     o the principal amount of the foreclosed mortgage loans in relation to the principal amount of those mortgage loans that are repaid in accordance with their terms.

     Servicing decisions made with respect to the underlying mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also affect the payment patterns of particular mortgage loans and, as a result, the weighted average life of and yield on your offered certificates.

     Losses and Shortfalls on the Mortgage Assets. The yield on your offered certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections on the underlying mortgage loans and the timing of those losses and shortfalls. In general, the earlier that you bear any loss or shortfall, the greater will be the negative effect on the yield of your offered certificates.

     The amount of any losses or shortfalls in collections on the mortgage assets in any of our trusts will, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, that we specify in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by the following:

     o a reduction in the entitlements to interest and/or the total principal balances of one or more classes of certificates; and/or

     o the establishment of a priority of payments among classes of certificates.

     If you purchase subordinated certificates, the yield to maturity on those certificates may be extremely sensitive to losses and shortfalls in collections on the underlying mortgage loans.

     Additional Certificate Amortization. If your offered certificates have a principal balance, then they entitle you to a specified portion of the principal payments received on the underlying mortgage loans. They may also entitle you to payments of principal from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     The amortization of your offered certificates out of the sources described in the prior paragraph would shorten their weighted average life and, if your offered certificates were purchased at a premium, reduce their yield to maturity.


                     STRUCTURED ASSET SECURITIES CORPORATION

     We were incorporated in Delaware on January 2, 1987. We were organized, among other things, for the purposes of:

     o acquiring mortgage loans, or interests in those loans, secured by first or junior liens on commercial and multifamily real properties;

     o acquiring mortgage-backed securities that evidence interests in mortgage loans that are secured by commercial and multifamily real properties;

     o    forming pools of mortgage loans and mortgage-backed securities; and

     o acting as depositor of one or more trusts formed to issue bonds, certificates of interest or other evidences of indebtedness that are secured by or represent interests in, pools of mortgage loans and mortgage-backed securities.

Our principal executive offices are located at 745 Seventh Avenue, New York, New York 10019. Our telephone number is 212-526-7000. There can be no assurance that at any particular time we will have any significant assets.


                         DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of offered certificates, together with any non-offered certificates of the same series, will represent the entire beneficial ownership interest in a trust established by us. Each series of offered certificates will consist of one or more classes. Any non-offered certificates of that series will likewise consist of one or more classes.

     A series of certificates consists of all those certificates that--

     o    have the same series designation;

     o    were issued under the same Governing Document; and

     o    represent beneficial ownership interests in the same trust.

     A class of certificates consists of all those certificates of a particular series that--

     o    have the same class designation; and

     o    have the same payment terms.

     The respective classes of offered and non-offered certificates of any series may have a variety of payment terms. An offered certificate may entitle the holder to receive:

     o a stated principal amount, which will be represented by its principal balance;

     o interest on a principal balance or notional amount, at a fixed, variable or adjustable pass-through rate;

     o specified, fixed or variable portions of the interest, principal or other amounts received on the related mortgage assets;

     o payments of principal, with disproportionate, nominal or no payments of interest;

     o payments of interest, with disproportionate, nominal or no payments of principal;

     o payments of interest or principal that commence only as of a specified date or only after the occurrence of specified events, such as the payment in full of the interest and principal outstanding on one or more other classes of certificates of the same series;

     o payments of principal to be made, from time to time or for designated periods, at a rate that is--

          1.  faster and, in some cases, substantially faster, or

          2.  slower and, in some cases, substantially slower,

than the rate at which payments or other collections of principal are received on the related mortgage assets;

     o payments of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology; or

     o payments of all or part of the prepayment or repayment premiums, fees and charges, equity participations payments or other similar items received on the related mortgage assets.

     Any class of offered certificates may be senior or subordinate to one or more other classes of certificates of the same series, including a non-offered class of certificates of that series, for purposes of some or all payments and/or allocations of losses or other shortfalls.

     A class of offered certificates may have two or more component parts, each having characteristics that are described in this prospectus as being attributable to separate and distinct classes. For example, a class of offered certificates may have a total principal balance on which it accrues interest at a fixed, variable or adjustable rate. That class of offered certificates may also accrue interest on a total notional amount at a different fixed, variable or adjustable rate. In addition, a class of offered certificates may accrue interest on one portion of its total principal balance or notional amount at one fixed, variable or adjustable rate and on another portion of its total principal balance or notional amount at a different fixed, variable or adjustable rate.

     Each class of offered certificates will be issued in minimum denominations corresponding to specified principal balances, notional amounts or percentage interests, as described in the related prospectus supplement. A class of offered certificates may be issued in fully registered, definitive form and evidenced by physical certificates or may be issued in book-entry form through the facilities of The Depository Trust Company. Offered certificates held in fully registered, definitive form may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, except for any tax or other governmental charge payable in connection with the transfer or exchange. Interests in offered certificates held in book-entry form will be transferred on the book-entry records of DTC and its participating organizations. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through Clearstream Banking, societe anonyme or the Euroclear System, for so long as they are participants in DTC.


PAYMENTS ON THE CERTIFICATES

     General. Payments on a series of offered certificates may occur monthly, bi-monthly, quarterly, semi-annually, annually or at any other specified interval. In the prospectus supplement for each series of offered certificates, we will identify:

     o    the periodic payment date for that series, and

     o the record date as of which certificateholders entitled to payments on any particular payment date will be established.

     All payments with respect to a class of offered certificates on any payment date will be allocated pro rata among the outstanding certificates of that class in proportion to the respective principal balances, notional amounts or percentage interests, as the case may be, of those certificates. Payments on an offered certificate will be made to the holder entitled thereto either--

     o by wire transfer of immediately available funds to the account of that holder at a bank or similar entity, provided that the holder has furnished the party making the payments with wiring instructions no later than the applicable record date and has satisfied any other conditions specified in the related prospectus supplement, or

     o by check mailed to the address of that holder as it appears in the certificate register, in all other cases.

     In general, the final payment on any offered certificate will be made only upon presentation and surrender of that certificate at the location specified to the holder in notice of final payment.

     Payments of Interest. In the case of each class of interest-bearing offered certificates, interest will accrue from time to time, at the applicable pass-through rate and in accordance with the applicable interest accrual method, on the total outstanding principal balance or notional amount of that class.

     The pass-through rate for a class of interest-bearing offered certificates may be fixed, variable or adjustable. We will specify in the related prospectus supplement the pass-through rate for each class of interest-bearing offered certificates or, in the case of a variable or adjustable pass-through rate, the method for determining that pass-through rate.

     Interest may accrue with respect to any offered certificate on the basis of:

     o    a 360-day year consisting of 12 30-day months,

     o the actual number of days elapsed during each relevant period in a year assumed to consist of 360 days,

     o the actual number of days elapsed during each relevant period in a normal calendar year, or

     o    any other method identified in the related prospectus supplement.

     We will identify the interest accrual method for each class of offered certificates in the related prospectus supplement.

     Subject to available funds and any adjustments to interest entitlements described in the related prospectus supplement, accrued interest with respect to each class of interest-bearing offered certificates will normally be payable on each payment date. However, in the case of some classes of interest-bearing offered certificates, payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. Prior to that time, the amount of accrued interest otherwise payable on that class will be added to its total principal balance on each date or otherwise deferred as described in the related prospectus supplement.

     If a class of offered certificates accrues interest on a total notional amount, that total notional amount, in general, will be either:

     o based on the principal balances of some or all of the related mortgage assets; or

     o equal to the total principal balances of one or more other classes of certificates of the same series.

     Reference to the notional amount of any certificate is solely for convenience in making calculations of interest and does not represent the right to receive any payments of principal.

     We will describe in the related prospectus supplement the extent to which the amount of accrued interest that is payable on, or that may be added to the total principal balance of, a class of interest-bearing offered certificates may be reduced as a result of any contingencies, including shortfalls in interest collections due to prepayments, delinquencies, losses and deferred interest on the related mortgage assets.

     Payments of Principal. An offered certificate may or may not have a principal balance. If it does, that principal balance outstanding from time to time will represent the maximum amount that the holder of that certificate will be entitled to receive as principal out of the future cash flow on the related mortgage assets and the other related trust assets.

     The total outstanding principal balance of any class of offered certificates will be reduced by--

     o    payments of principal actually made to the holders of that class, and

     o if and to the extent that we so specify in the related prospectus supplement, losses of principal on the related mortgage assets that are allocated to or are required to be borne by that class.

     A class of interest-bearing offered certificates may provide that payments of accrued interest will only begin on a particular payment date or under the circumstances described in the related prospectus supplement. If so, the total outstanding principal balance of that class may be increased by the amount of any interest accrued, but not currently payable, on that class.

     We will describe in the related prospectus supplement any other adjustments to the total outstanding principal balance of a class of offered certificates.

     Unless we so state in the related prospectus supplement, the initial total principal balance of all classes of a series will not be greater than the total outstanding principal balance of the related mortgage assets transferred by us to the related trust. We will specify the expected initial total principal balance of each class of offered certificates in the related prospectus supplement.

     The payments of principal to be made on a series of offered certificates from time to time will, in general, be a function of the payments, other collections and advances received or made with respect to the related prospectus supplement. Payments of principal on a series of offered certificates may also be made from the following sources:

     o amounts attributable to interest accrued but not currently payable on one or more other classes of certificates of the applicable series;

     o interest received or advanced on the underlying mortgage assets that is in excess of the interest currently accrued on the certificates of the applicable series;

     o prepayment premiums, fees and charges, payments from equity participations or any other amounts received on the underlying mortgage assets that do not constitute interest or principal; or

     o    any other amounts described in the related prospectus supplement.

     We will describe in the related prospectus supplement the principal entitlement of each class of offered certificates on each payment date.


ALLOCATION OF LOSSES AND SHORTFALLS

     If and to the extent that any losses or shortfalls in collections on the mortgage assets in any of our trusts are not covered or offset by delinquency advances or draws on any reserve fund or under any instrument of credit support, they will be allocated among the various classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, the allocations may be effected as follows:

     o by reducing the entitlements to interest and/or the total principal balances of one or more of those classes; and/or

     o    by establishing a priority of payments among those classes.

     See "Description of Credit Support."

ADVANCES

     If any trust established by us includes mortgage loans, then as and to the extent described in the related prospectus supplement, the related master servicer, the related special servicer, the related trustee, any related provider of credit support and/or any other specified person may be obligated to make, or may have the option of making, advances with respect to those mortgage loans to cover--

     o delinquent payments of principal and/or interest, other than balloon payments,

     o    property protection expenses,

     o    other servicing expenses, or

     o    any other items specified in the related prospectus supplement.

     If there are any limitations with respect to a party's advancing obligations, we will discuss those limitations in the related prospectus supplement.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to certificateholders. Advances are not a guarantee against losses. The advancing party will be entitled to recover all of its advances out of--

     o subsequent recoveries on the related mortgage loans, including amounts drawn under any fund or instrument constituting credit support, and

     o any other specific sources identified in the related prospectus supplement.

     If and to the extent that we so specify in the related prospectus supplement, any entity making advances will be entitled to receive interest on some or all of those advances for a specified period during which they are outstanding at the rate specified in that prospectus supplement. That entity may be entitled to payment of interest on its outstanding advances--

     o periodically from general collections on the mortgage assets in the related trust, prior to any payment to the related series of certificateholders, or

     o at any other times and from any sources as we may describe in the related prospectus supplement.

     If any trust established by us includes mortgage-backed securities, we will discuss in the related prospectus supplement any comparable advancing obligations with respect to those securities or the mortgage loans that back them.


REPORTS TO CERTIFICATEHOLDERS

     On or about each payment date, the related master servicer, manager or trustee will forward to each offered certificateholder a statement substantially in the form, or specifying the information, set forth in the related prospectus supplement. In general, that statement will include information regarding--

     o the payments made on that payment date with respect to the applicable class of offered certificates, and

     o    the recent performance of the mortgage assets.

     Within a reasonable period of time after the end of each calendar year, upon request, the related master servicer, manager or trustee, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate a statement containing information regarding the principal, interest and other amounts paid on the applicable class of offered certificates, aggregated for--

     o    that calendar year, or

     o the applicable portion of that calendar year during which the person was a certificateholder.

The obligation to provide that annual statement will be deemed to have been satisfied by the related master servicer, manager or trustee, as the case may be, to the extent that substantially comparable information is provided in accordance with any requirements of the Internal Revenue Code of 1986.

     If one of our trusts includes mortgage-backed securities, the ability of the related master servicer, manager or trustee, as the case may be, to include in any payment date statement information regarding the mortgage loans that back those securities will depend on comparable reports being received with respect to them.


VOTING RIGHTS

     Voting rights will be allocated among the respective classes of offered and non-offered certificates of each series in the manner described in the related prospectus supplement. Certificateholders will generally not have a right to vote, except--

     o with respect to those amendments to the governing documents described under "Description of the Governing Documents--Amendment", or

     o as otherwise specified in this prospectus or in the related prospectus supplement.

     As and to the extent described in the related prospectus supplement, the certificateholders entitled to a specified amount of the voting rights for a particular series will have the right to act as a group to remove or replace the related trustee, master servicer, special servicer or manager. In general, that removal or replacement must be for cause. We will identify exceptions in the related prospectus supplement.


TERMINATION

     The trust for each series of offered certificates will terminate and cease to exist following:

     o the final payment or other liquidation of the last mortgage asset in that trust; and

     o the payment, or provision for payment, to the certificateholders of that series of all amounts required to be paid to them.

     Written notice of termination of a trust will be given to each affected certificateholder. The final payment will be made only upon presentation and surrender of the certificates of the related series at the location to be specified in the notice of termination.

     If we so specify in the related prospectus supplement, one or more designated parties will be entitled to purchase all of the mortgage assets underlying a series of offered certificates, thereby effecting early retirement of the certificates and early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that purchase may occur.

     If we so specify in the related prospectus supplement, one or more certificateholders will be entitled to exchange all of the certificates of a particular series for all of the mortgage assets underlying that series, thereby effecting early termination of the related trust. We will describe in the related prospectus supplement the circumstances under which that exchange may occur.

     In addition, if we so specify in the related prospectus supplement, on a specified date or upon the reduction of the total principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the related prospectus supplement may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust or of a sufficient portion of the mortgage assets to retire that class or those classes of certificates. The solicitation of bids must be conducted in a commercially reasonable manner, and assets will, in general, be sold at their fair market value. If the fair market value of the mortgage assets being sold is less than their unpaid balance, then the certificateholders of one or more classes of certificates may receive an amount less than the total principal balance of, and accrued and unpaid interest on, their certificates.


BOOK-ENTRY REGISTRATION

     General. Any class of offered certificates may be issued in book-entry form through the facilities of DTC. If so, that class will be represented by one or more global certificates registered in the name of DTC or its nominee. If we so specify in the related prospectus supplement, we will arrange for clearance and settlement through the Euroclear System or Clearstream Banking, societe anonyme, for so long as they are participants in DTC.

     DTC, Euroclear and Clearstream. DTC is:

     o    a limited-purpose trust company organized under the New York Banking
          Law,

     o    a "banking corporation" within the meaning of the New York Banking
          Law,

     o    a member of the Federal Reserve System,

     o a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and

     o a "clearing agency" registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended.

     DTC was created to hold securities for participants in the DTC system and to facilitate the clearance and settlement of securities transactions between those participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. Organizations that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of its participating organizations and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with one of the organizations that maintains an account with DTC. The rules applicable to DTC and its participating organizations are on file with the SEC.

     It is our understanding that Clearstream Banking, societe anonyme holds securities for its member organizations and facilitates the clearance and settlement of securities transactions between its member organizations through electronic book-entry changes in accounts of those organizations, thereby eliminating the need for physical movement of certificates. Transactions may be settled in Clearstream in any of 31 currencies, including United States dollars. Clearstream provides to its member organizations, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 39 countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream is registered as a bank in Luxembourg. It is subject to regulation by the Commission de Surveillance du Secteur Financier, which supervises Luxembourg banks. Clearstream's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream has approximately 2,500 customers located in over 94 countries, including all major European countries, Canada and the United States. Indirect access to Clearstream is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream. Clearstream and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     It is our understanding that Euroclear holds securities for its member organizations and facilitates clearance and settlement of securities transactions between its member organizations through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Over 150,000 different securities are accepted for settlement through Euroclear, the majority of which are domestic securities from over 32 markets. Transactions may be settled in Euroclear in any of over 40 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described below in this "--Book-Entry Registration" section. Euroclear is operated by Euroclear Bank S.A./N.V., as Euroclear Operator, under a license agreement with Euroclear Clearance System Public Limited Company. The

Euroclear Operator is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not Euroclear Clearance System. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with a member organization of Euroclear, either directly or indirectly. Euroclear and Clearstream have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Euroclear Terms and Conditions. The Euroclear Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of member organizations of Euroclear and has no record of or relationship with persons holding through those member organizations.

     The information in this prospectus concerning DTC, Euroclear and Clearstream, and their book-entry systems, has been obtained from sources believed to be reliable, but we do not take any responsibility for the accuracy or completeness of that information.

     Holding and Transferring Book-Entry Certificates. Purchases of book-entry certificates under the DTC system must be made by or through, and will be recorded on the records of, the Financial Intermediary that maintains the beneficial owner's account for that purpose. In turn, the Financial Intermediary's ownership of those certificates will be recorded on the records of DTC or, alternatively, if the Financial Intermediary does not maintain an account with DTC, on the records of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC. A beneficial owner of book-entry certificates must rely on the foregoing procedures to evidence its beneficial ownership of those certificates. DTC has no knowledge of the actual beneficial owners of the book-entry certificates. DTC's records reflect only the identity of the direct participants to whose accounts those certificates are credited, which may or may not be the actual beneficial owners. The participants in the DTC system will remain responsible for keeping account of their holdings on behalf of their customers.

     Transfers between participants in the DTC system will be effected in the ordinary manner in accordance with DTC's rules and will be settled in same-day funds. Transfers between direct account holders at Euroclear and Clearstream, or between persons or entities participating indirectly in Euroclear or Clearstream, will be effected in the ordinary manner in accordance with their respective procedures and in accordance with DTC's rules.

     Cross-market transfers between direct participants in DTC, on the one hand, and member organizations at Euroclear or Clearstream, on the other, will be effected through DTC in accordance with DTC's rules and the rules of Euroclear or Clearstream, as applicable. These cross-market transactions will require, among other things, delivery of instructions by the applicable member organization to Euroclear or Clearstream, as the case may be, in accordance with the rules and procedures and within deadlines, Brussels time, established in Euroclear or Clearstream, as the case may be. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to its depositary to take action to effect final settlement on its behalf.

     Because of time-zone differences, the securities account of a member organization of Euroclear or Clearstream purchasing an interest in a global certificate from a DTC participant that is not a member organization, will be credited during the securities settlement processing day, which must be a business day for Euroclear or Clearstream, as the case may be, immediately following the DTC settlement date. Transactions in interests in a book-entry certificate settled during any securities settlement processing day will be reported to the relevant member organization of Euroclear or Clearstream on the same day. Cash received in Euroclear or Clearstream as a result of sales of interests in a book-entry certificate by or through a member organization of Euroclear or Clearstream, as the case may be, to a DTC participant that is not a member organization will be received with value on the DTC settlement date, but will not be available in the relevant Euroclear or Clearstream cash account until the business day following settlement in DTC. The related prospectus supplement will contain additional information regarding clearance and settlement procedures for the book-entry certificates and with respect to tax documentation procedures relating to the book-entry certificates.

     Conveyance of notices and other communications by DTC to DTC participants, and by DTC participants to Financial Intermediaries and beneficial owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Payments on the book-entry certificates will be made to DTC. DTC's practice is to credit DTC participants' accounts on the related payment date in accordance with their respective holdings shown on DTC's records, unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those payments by DTC participants to Financial Intermediaries and beneficial owners will be--

     o governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and

     o the sole responsibility of each of those DTC participants, subject to any statutory or regulatory requirements in effect from time to time.

     Under a book-entry system, beneficial owners may receive payments after the related payment date.

     The only "certificateholder" of book-entry certificates will be DTC or its nominee. Parties to the governing documents for any series of offered certificates need not recognize beneficial owners of book-entry certificates as "certificateholders." The beneficial owners of book-entry certificates will be permitted to exercise the rights of "certificateholders" only indirectly through the DTC participants, who in turn will exercise their rights through DTC. We have been informed that DTC will take action permitted to be taken by a "certificateholder" only at the direction of one or more DTC participants. DTC may take conflicting actions with respect to the book-entry certificates to the extent that those actions are taken on behalf of Financial Intermediaries whose holdings include those certificates.

     Because DTC can act only on behalf of DTC participants, who in turn act on behalf of Financial Intermediaries and beneficial owners of the applicable book-entry securities, the ability of a beneficial owner to pledge its interest in a class of book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise to take actions with respect to its interest in a class of book-entry certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Issuance of Definitive Certificates. Unless we specify otherwise in the related prospectus supplement, beneficial owners of affected offered certificates initially issued in book-entry form will not be able to obtain physical certificates that represent those offered certificates, unless:

     o we advise the related trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those offered certificates and we are unable to locate a qualified successor; or

     o we elect, at our option, to terminate the book-entry system through DTC with respect to those offered certificates.

     Upon the occurrence of either of the two events described in the prior paragraph, the trustee or other designated party will be required to notify all DTC participants, through DTC, of the availability of physical certificates with respect to the affected offered certificates. Upon surrender by DTC of the certificate or certificates representing a class of book-entry offered certificates, together with instructions for registration, the related trustee or other designated party will be required to issue to the beneficial owners identified in those instructions physical certificates representing those offered certificates.

                     DESCRIPTION OF THE GOVERNING DOCUMENTS


GENERAL

     The "Governing Document" for purposes of issuing the offered certificates of each series will be a pooling and servicing agreement or other similar agreement or collection of agreements. In general, the parties to the Governing Document for a series of offered certificates will include us, a trustee, a master servicer and a special servicer. However, if the related trust assets include mortgage-backed securities, the Governing Document may include a manager as a party, but may not include a master servicer, special servicer or other servicer as a party. We will identify in the related prospectus supplement the parties to the Governing Document for a series of offered certificates.

     If we so specify in the related prospectus supplement, a party from whom we acquire mortgage assets or one of its affiliates may perform the functions of master servicer, special servicer or manager for the trust to which we transfer those assets. If we so specify in the related prospectus supplement, the same person or entity may act as both master servicer and special servicer for one of our trusts.

     Any party to the Governing Document for a series of offered certificates, or any of its affiliates, may own certificates issued thereunder. However, except in limited circumstances, including with respect to required consents to amendments to the Governing Document for a series of offered certificates, certificates that are held by the related master servicer, special servicer or manager will not be allocated voting rights.

     A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of the Governing Document for each series of offered certificates will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust assets. The following summaries describe select provisions that may appear in the Governing Document for each series of offered certificates. The prospectus supplement for each series of offered certificates will provide material additional information regarding the Governing Document for that series. The summaries in this prospectus do not purport to be complete, and you should refer to the provisions of the Governing Document for your offered certificates and, further, to the description of those provisions in the related prospectus supplement. We will provide a copy of the Governing Document, exclusive of exhibits, that relates to your offered certificates, without charge, upon written request addressed to our principal executive offices specified under "Structured Asset Securities Corporation."


ASSIGNMENT OF MORTGAGE ASSETS

     At the time of initial issuance of any series of offered certificates, we will assign or cause to be assigned to the designated trustee the mortgage assets and any other assets to be included in the related trust. We will specify in the related prospectus all material documents to be delivered, and all other material actions to be taken, by us or any prior holder of the related mortgage assets in connection with that assignment. We will also specify in the related prospectus supplement any remedies available to the related certificateholders, or the related trustee on their behalf, in the event that any of those material documents are not delivered or any of those other material actions are not taken as required. Concurrently with that assignment, the related trustee will deliver to us or our designee the certificates of that series in exchange for the mortgage assets and the other assets to be included in the related trust.

     Each mortgage asset included in one of our trusts will be identified in a schedule appearing as an exhibit to the related Governing Document. That schedule generally will include detailed information about each mortgage asset transferred to the related trust, including:

     o    in the case of a mortgage loan--

          1.  the address of the related real property,

          2. the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information,

          3.  the remaining term to maturity,

          4. if the mortgage loan is a balloon loan, the remaining amortization term, and

          5.  the outstanding principal balance; and

     o    in the case of a mortgage-backed security--

          1.  the outstanding principal balance, and

          2.  the pass-through rate or coupon rate.


REPRESENTATIONS AND WARRANTIES WITH RESPECT TO MORTGAGE ASSETS

     Unless we state otherwise in the prospectus supplement for any series of offered certificates, we will, with respect to each mortgage asset in the related trust, make or assign, or cause to be made or assigned, a limited set of representations and warranties covering, by way of example:

     o the accuracy of the information set forth for each mortgage asset on the schedule of mortgage assets appearing as an exhibit to the Governing Document for that series;

     o the warranting party's title to each mortgage asset and the authority of the warranting party to sell that mortgage asset; and

     o    in the case of a mortgage loan--

          1.  the enforceability of the related mortgage note and mortgage,

          2. the existence of title insurance insuring the lien priority of the related mortgage, and

          3.  the payment status of the mortgage loan.

     We will identify the warranting party, and give a more complete sampling of the representations and warranties made thereby, in the related prospectus supplement. We will also specify in the related prospectus supplement any remedies against the warranting party available to the related certificateholders, or the related trustee on their behalf, in the event of a breach of any of those representations and warranties. In most cases, the warranting party will be a prior holder of the particular mortgage assets.


COLLECTION AND OTHER SERVICING PROCEDURES WITH RESPECT TO MORTGAGE LOANS

     The Governing Document for each series of offered certificates will govern the servicing and administration of any mortgage loans included in the related trust.

     In general, the related master servicer and special servicer, directly or through sub-servicers, will be obligated to service and administer for the benefit of the related certificateholders the mortgage loans in any of our trusts. The master servicer and the special servicer will be required to service and administer those mortgage loans in accordance with applicable law and, further, in accordance with the terms of the related Governing Document, the mortgage loans themselves and any instrument of credit support included in that trust. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with that servicing and administration that it may deem necessary and desirable.

     As part of its servicing duties, each of the master servicer and the special servicer for one of our trusts will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the related mortgage loans that it services. In general, each of the master servicer and the special servicer for one of our trusts will be obligated to follow those collection procedures as are consistent with the servicing standard set forth in the related Governing Document. Consistent with the foregoing, the master servicer and the special servicer will each be permitted, in its discretion, to waive any default interest or late payment charge in connection with collecting a late payment on any defaulted mortgage loan that is responsible for servicing.

     The master servicer and/or the special servicer for one or our trusts, directly or through sub-servicers, will also be required to perform various other customary functions of a servicer of comparable loans, including:

     o maintaining escrow or impound accounts for the payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items;

     o    ensuring that the related properties are properly insured;

     o    attempting to collect delinquent payments;

     o    supervising foreclosures;

     o    negotiating modifications;

     o responding to borrower requests for partial releases of the encumbered property, easements, consents to alteration or demolition and similar matters;

     o protecting the interests of certificateholders with respect to senior lienholders;

     o conducting inspections of the related real properties on a periodic or other basis;

     o collecting and evaluating financial statements for the related real properties;

     o managing or overseeing the management of real properties acquired on behalf of the trust through foreclosure, deed-in-lieu of foreclosure or otherwise; and

     o    maintaining servicing records relating to mortgage loans in the trust.


     We will specify in the related prospectus supplement when, and the extent to which, servicing of a mortgage loan is to be transferred from a master servicer to a special servicer. In general, a special servicer for any of our trusts will be responsible for the servicing and administration of:

     o mortgage loans that are delinquent with respect to a specified number of scheduled payments;

     o    mortgage loans as to which there is a material non-monetary default;

     o    mortgage loans as to which the related borrower has--

          1. entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or

          2. become the subject of a decree or order for such a proceeding which has remained in force undischarged or unstayed for a specified number of days; and

     o real properties acquired as part of the trust with respect to defaulted mortgage loans.

     The related Governing Document may also may provide that if a default on a mortgage loan in the related trust has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing of that mortgage loan, in whole or in part, to the related special servicer. When the circumstances no longer warrant a special servicer's continuing to service a particular mortgage loan, such as when the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and that borrower, the master servicer will generally resume the servicing duties with respect to the particular mortgage loan.

     A borrower's failure to make required mortgage loan payments may mean that operating income from the related real property is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related real property. In general, with respect to each series of offered certificates, the related special servicer will be required to monitor any mortgage loan in the related trust that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related real property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related real property and take any other actions as it deems necessary and appropriate. A significant period of time may elapse before a special servicer is able to assess the success of any corrective action or the need for additional initiatives. The time within which a special servicer can--

     o    make the initial determination of appropriate action,

     o    evaluate the success of corrective action,

     o    develop additional initiatives,

     o    institute foreclosure proceedings and actually foreclose, or

     o accept a deed to a real property in lieu of foreclosure, on behalf of the certificateholders of the related series,

may vary considerably depending on the particular mortgage loan, the related real property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the related real property is located. If a borrower files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the defaulted loan or to foreclose on the related real property for a considerable period of time. See "Legal Aspects of Mortgage Loans--Bankruptcy Laws."

     A special servicer for one of our trusts may also perform limited duties with respect to mortgage loans in that trust for which the related master servicer is primarily responsible, such as--

     o    performing property inspections and collecting, and

     o    evaluating financial statements.

     A master servicer for one of our trusts may perform limited duties with respect to any mortgage loan in that trust for which the related special servicer is primarily responsible, such as--

     o    continuing to receive payments on the mortgage loan,

     o    making calculations with respect to the mortgage loan, and

     o making remittances and preparing reports to the related trustee and/or certificateholders with respect to the mortgage loan.

     The duties of the master servicer and special servicer for your series will be more fully described in the related prospectus supplement.

     Unless we state otherwise in the related prospectus supplement, the master servicer for your series will be responsible for filing and settling claims with respect to particular mortgage loans for your series under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer or special servicer may delegate its servicing obligations to one or more third-party servicers or sub-servicers. However, unless we specify otherwise in the related prospectus supplement, the master servicer or special servicer will remain obligated under the related Governing Document. Each sub-servicing agreement between a master servicer or special servicer, as applicable, and a sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Governing Document. Any master servicer and special servicer for one of our trusts will each be required to monitor the performance of sub-servicers retained by it.

     Unless we specify otherwise in the related prospectus supplement, any master servicer or special servicer for one of our trusts will be solely liable for all fees owed by it to any sub-servicer, regardless of whether the master servicer's or special servicer's compensation under the related Governing Document is sufficient to pay those fees. Each sub-servicer will be entitled to reimbursement from the master servicer or special servicer, as the case may be, that retained it, for expenditures which it makes, generally to the same extent the master servicer or special servicer would be reimbursed under the related Governing Document.

COLLECTION OF PAYMENTS ON MORTGAGE-BACKED SECURITIES

     Unless we specify otherwise in the related prospectus supplement, if a mortgage-backed security is included among the trust assets underlying any series of offered certificates, then--

     o that mortgage-backed security will be registered in the name of the related trustee or its designee;

     o the related trustee will receive payments on that mortgage-backed security; and

     o subject to any conditions described in the related prospectus supplement, the related trustee or a designated manager will, on behalf and at the expense of the trust, exercise all rights and remedies with respect to that mortgaged-backed security, including the prosecution of any legal action necessary in connection with any payment default.

MATTERS REGARDING THE MASTER SERVICER, THE SPECIAL SERVICER, THE MANAGER AND US

     Unless we specify otherwise in the related prospectus supplement, no master servicer, special servicer or manager for any of our trusts may resign from its obligations in that capacity, except upon--

     o the appointment of, and the acceptance of that appointment by, a successor to the resigning party and receipt by the related trustee of written confirmation from each applicable rating agency that the resignation and appointment will not result in a withdrawal or downgrade of any rating assigned by that rating agency to any class of certificates of the related series, or

     o a determination that those obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by the resigning party.

     In general, no resignation will become effective until the related trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or manager, as the case may be.

     With respect to each series of offered certificates, we and the related master servicer, special servicer and/or manager, if any, will, in each case, be obligated to perform only those duties specifically required under the related Governing Document.

     In no event will we, any master servicer, special servicer or manager for one of our trusts, or any of our or their respective members, managers, directors, officers, employees or agents, be under any liability to that trust or the related certificateholders for any action taken, or not taken, in good faith under the related Governing Document or for errors in judgment. Neither we nor any of those other persons or entities will be protected, however, against any liability that would otherwise be imposed by reason of--

     o willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under the Governing Document for any series of offered certificates, or

     o    reckless disregard of those obligations and duties.

     Furthermore, the Governing Document for each series of offered certificates will entitle us, the master servicer, special servicer and/or manager for the related trust, and our and their respective members, managers, directors, officers, employees and agents, to indemnification out of the related trust assets for any loss, liability or expense incurred in connection with any legal action or claim that relates to that Governing Document or series of offered certificates or to the related trust. The indemnification will not extend, however, to any loss, liability or expense:

     o specifically required to be borne by the relevant party, without right of reimbursement, under the terms of that Governing Document;

     o incurred in connection with any legal action or claim against the relevant party resulting from any breach of a representation or warranty made in that Governing Document; or

     o incurred in connection with any legal action or claim against the relevant party resulting from any willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under that Governing Document or reckless disregard of those obligations and duties.

     Neither we nor any master servicer, special servicer or manager for the related trust will be under any obligation to appear in, prosecute or defend any legal action unless:

     o the action is related to the respective responsibilities of that party under the Governing Document for the affected series of offered certificates; and

     o    either--

          1. that party is specifically required to bear the expense of the action, or

          2. the action will not, in its opinion, involve that party in any ultimate expense or liability for which it would not be reimbursed under the Governing Document for the affected series of offered certificates.

     However, we and each of those other parties may undertake any legal action that may be necessary or desirable with respect to the enforcement or protection of the rights and duties of the parties to the Governing Document for any series of offered certificates and the interests of the certificateholders of that series under that Governing Document. In that event, the legal expenses and costs of the action, and any liability resulting from the action, will be expenses, costs and liabilities of the related trust and payable out of related trust assets.

     With limited exception, any person or entity--

     o into which we or any related master servicer, special servicer or manager may be merged or consolidated, or

     o resulting from any merger or consolidation to which we or any related master servicer, special servicer or manager is a party, or

     o succeeding to our business or the business of any related master servicer, special servicer or manager,

will be the successor of us or that master servicer, special servicer or manager, as the case may be, under the Governing Document for a series of offered certificates.

     The compensation arrangements with respect to any master servicer, special servicer or manager for any of our trusts will be set forth in the related prospectus supplement. In general, that compensation will be payable out of the related trust assets.


EVENTS OF DEFAULT

     We will identify in related prospectus supplement the various events of default under the Governing Document for each series of offered certificates for which any related master servicer, special servicer or manager may be terminated in that capacity.


AMENDMENT

     The Governing Document for each series of offered certificates may be amended by the parties thereto, without the consent of any of the holders of those certificates, or of any non-offered certificates of the same series, for the following reasons:

     1.   to cure any ambiguity;

     2. to correct, modify or supplement any provision in the Governing Document which may be inconsistent with any other provision in that document or with the description of that document set forth in this prospectus or the related prospectus supplement;

     3. to add any other provisions with respect to matters or questions arising under the Governing Document that are not inconsistent with the existing provisions of that document;

     4. to the extent applicable, to relax or eliminate any requirement under the Governing Document imposed by the provisions of the Internal Revenue Code relating to REMICs, FASITs or grantor trusts if the provisions of that Code are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     5. to relax or eliminate any requirement under the Governing Document imposed by the Securities Act of 1933, as amended, or the rules under that Act if that Act or those rules are amended or clarified so as to allow for the relaxation or elimination of that requirement;

     6. to comply with any requirements imposed by the Internal Revenue Code or any final, temporary or, in some cases, proposed regulation, revenue ruling, revenue procedure or other written official announcement or interpretation relating to federal income tax laws, or to avoid a prohibited transaction or reduce the incidence of any tax that would arise from any actions taken with respect to the operation of any REMIC, FASIT or grantor trust created under the Governing Document;

     7. to the extent applicable, to modify, add to or eliminate the transfer restrictions relating to the certificates which are residual interests in a REMIC or ownership interests in a FASIT; or

     8. to otherwise modify or delete existing provisions of the Governing Document.

     However, no such amendment of the Governing Document for any series of offered certificates that is covered solely by clauses 3. or 8. above, may adversely affect in any material respect the interests of any holders of offered or non-offered certificates of that series. In addition, no such amendment may significantly change the activities of the related trust.

     In general, the Governing Document for a series of offered certificates may also be amended by the parties to that document, with the consent of the holders of offered and non-offered certificates representing, in total, not less than 66 2/3%, or any other percentage specified in the related prospectus supplement, of all the voting rights allocated to those classes of that series that are affected by the amendment. However, the Governing Document for a series of offered certificates may not be amended to--

     o reduce in any manner the amount of, or delay the timing of, payments received on the related mortgage assets which are required to be distributed on any offered or non-offered certificate of that series without the consent of the holder of that certificate; or

     o adversely affect in any material respect the interests of the holders of any class of offered or non-offered certificates of that series in any other manner without the consent of the holders of all certificates of that class; or

     o significantly change the activities of the trust without the consent of the holders of offered and/or non-offered certificates representing, in total, not less than 51% of the voting rights for that series, not taking into account certificates of that series held by us or any of our affiliates or agents; or

     o modify the provisions of the Governing Document relating to amendments of that document without the consent of the holders of all offered and non-offered certificates of that series then outstanding; or

     o modify the specified percentage of voting rights which is required to be held by certificateholders to consent, approve or object to any particular action under the Governing Document without the consent of the holders of all offered and non-offered certificates of that series then outstanding.


LIST OF CERTIFICATEHOLDERS

     Upon written request of three or more certificateholders of record of any series made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Governing Document, the related trustee or other certificate registrar of that series will afford the requesting certificateholders access during normal business hours to the most recent list of certificateholders of that series. However, the trustee may first require a copy of the communication that the requesting certificateholders proposed to send.


THE TRUSTEE

     The trustee for each series of offered certificates will be named in the related prospectus supplement. The commercial bank, banking association, banking corporation or trust company that serves as trustee for any series of offered certificates may have typical banking relationships with the us and our affiliates and with any of the other parties to the related Governing Document and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of offered certificates will not--

     o make any representation as to the validity or sufficiency of those certificates, the related Governing Document or any underlying mortgage asset or related document, or

     o be accountable for the use or application by or on behalf of any other party to the related Governing Document of any funds paid to that party with respect to those certificates or the underlying mortgage assets.

     If no event of default has occurred and is continuing under the related Governing Document, the trustee for each series of offered certificates will be required to perform only those duties specifically required under the related Governing Document. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it under the related Governing Document, the trustee must examine those documents and determine whether they conform to the requirements of that Governing Document.


MATTERS REGARDING THE TRUSTEE

     As and to the extent described in the related prospectus supplement, the fees and normal disbursements of the trustee for any series of offered certificates may be the expense of the related master servicer or other specified person or may be required to be paid by the related trust assets.

     The trustee for each series of offered certificates and each of its directors, officers, employees and agents will be entitled to indemnification, out of related trust assets, for any loss, liability or expense incurred by that trustee or any of those other persons in connection with that trustee's acceptance or administration of its trusts under the related Governing Document. However, the indemnification of a trustee or any of its directors, officers, employees and agents will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the related Governing Document.

     No trustee for any series of offered certificates will be liable for any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized by the related Governing Document.

     No trustee for any series of offered certificates will be under any obligation to exercise any of the trusts or powers vested in it by the related Governing Document or to institute, conduct or defend any litigation under or in relation to that Governing Document at the request, order or direction of any of the certificateholders of that series, unless those certificateholders have offered the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.

     No trustee for any series of offered certificates will be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the related Governing Document, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against that risk or liability is not reasonably assured to it.

     The trustee for each series of offered certificates will be entitled to execute any of its trusts or powers and perform any of its duties under the related Governing Document, either directly or by or through agents or attorneys. The trustee will not be responsible for any willful misconduct or gross negligence on the part of any agent or attorney appointed by it with due care.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     The trustee for any series of offered certificates may resign at any time. We will be obligated to appoint a successor to a resigning trustee. We may also remove the trustee for any series of offered certificates if that trustee ceases to be eligible to continue as such under the related Governing Document or if that trustee becomes insolvent. Unless we indicate otherwise in the related prospectus supplement, the trustee for any series of offered certificates may also be removed at any time by the holders of the offered and non-offered certificates of that series evidencing not less than 51%, or any other percentage specified in the related prospectus supplement, of the voting rights for that series. However, if the removal was without cause, the certificateholders effecting the removal may be responsible for any costs and expenses incurred by the terminated trustee in connection with its removal. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.


                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the offered certificates of any series or with respect to the related mortgage assets. That credit support may be in the form of any of the following:

     o the subordination of one or more other classes of certificates of the same series;

     o the use of a letter of credit, a surety bond, an insurance policy, a guarantee or a credit derivative;

     o    the establishment of one or more reserve funds; or

     o    any combination of the foregoing.

     If and to the extent described in the related prospectus supplement, any of the above forms of credit support may provide credit enhancement for non-offered certificates, as well as offered certificates, or for more than one series of certificates.

     If you are the beneficiary of any particular form of credit support, that credit support may not protect you against all risks of loss and will not guarantee payment to you of all amounts to which you are entitled under your offered certificates. If losses or shortfalls occur that exceed the amount covered by that credit support or that are of a type not covered by that credit support, you will bear your allocable share of deficiencies. Moreover, if that credit support covers the offered certificates of more than one class or series and total losses on the related mortgage assets exceed the amount of that credit support, it is possible that the holders of offered certificates of other classes and/or series will be disproportionately benefited by that credit support to your detriment.

     If you are the beneficiary of any particular form of credit support, we will include in the related prospectus supplement a description of the following:

     o    the nature and amount of coverage under that credit support;

     o    any conditions to payment not otherwise described in this prospectus;

     o any conditions under which the amount of coverage under that credit support may be reduced and under which that credit support may be terminated or replaced; and

     o    the material provisions relating to that credit support.

     Additionally, we will set forth in the related prospectus supplement information with respect to the obligor, if any, under any instrument of credit support.


SUBORDINATE CERTIFICATES

     If and to the extent described in the related prospectus supplement, one or more classes of certificates of any series may be subordinate to one or more other classes of certificates of that series. If you purchase subordinate certificates, your right to receive payments out of collections and advances on the related trust assets on any payment date will be subordinated to the corresponding rights of the holders of the more senior classes of certificates. If and to the extent described in the related prospectus supplement, the subordination of a class of certificates may not cover all types of losses or shortfalls. In the related prospectus supplement, we will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which that subordination will be available.

     If the mortgage assets in any trust established by us are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that payments be made on senior certificates evidencing interests in one group of those mortgage assets prior to payments on subordinate certificates evidencing interests in a different group of those mortgage assets. We will describe in the related prospectus supplement the manner and conditions for applying any cross-support provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     The mortgage loans included in any trust established by us may be covered for some default risks by insurance policies or guarantees. If so, we will describe in the related prospectus supplement the nature of those default risks and the extent of that coverage.


LETTERS OF CREDIT

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by one or more letters of credit, issued by a bank or other financial institution specified in the related prospectus supplement. The issuer of a letter of credit will be obligated to honor draws under that letter of credit in a total fixed dollar amount, net of unreimbursed payments under the letter of credit, generally equal to a percentage specified in the related prospectus supplement of the total principal balance of some or all of the related mortgage assets as of the date the related trust was formed or of the initial total principal balance of one or more classes of certificates of the applicable series. The letter of credit may permit draws only in the event of select types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the letter of credit issuer under the letter of credit for any series of offered certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the related trust.


CERTIFICATE INSURANCE AND SURETY BONDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Those instruments may cover, with respect to one or more classes of the offered certificates of the related series, timely payments of interest and principal or timely payments of interest and payments of principal on the basis of a schedule of principal payments set forth in or determined in the manner specified in the related prospectus supplement. We will describe in the related prospectus supplement any limitations on the draws that may be made under any of those instruments.


CREDIT DERIVATIVES

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered by credit derivatives, such as credit default swaps and total return swaps. A credit derivative is a financial instrument designed to offset losses and shortfalls derived from the credit risk of an underlying or reference asset or the credit risk of an underlying or reference credit. We will describe in the related prospectus supplement when and how payments are made under the particular instrument and the specific credit risk that is being covered.


RESERVE FUNDS

     If and to the extent described in the related prospectus supplement, deficiencies in amounts otherwise payable on a series of offered certificates or select classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, permitted investments, a demand note or a combination of the foregoing, will be deposited, in the amounts specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, the reserve fund for the related series of offered certificates may also be funded over time.

     Amounts on deposit in any reserve fund for a series of offered certificates will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement. If and to the extent described in the related prospectus supplement, reserve funds may be established to provide protection only against select types of losses and shortfalls. Following each payment date for the related series of offered certificates, amounts in a reserve fund in excess of any required balance may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If and to the extent described in the related prospectus supplement, any mortgage-backed security included in one of our trusts and/or the mortgage loans that back that security may be covered by one or more of the types of credit support described in this prospectus. We will specify in the related prospectus supplement, as to each of those forms of credit support, the information indicated above with respect to that mortgage-backed security, to the extent that the information is material and available.

                         LEGAL ASPECTS OF MORTGAGE LOANS

     Most, if not all, of the mortgage loans underlying a series of offered certificates will be secured by multifamily and commercial properties in the United States, its territories and possessions. However, some of those mortgage loans may be secured by multifamily and commercial properties outside the United States, its territories and possessions.

     The following discussion contains general summaries of select legal aspects of mortgage loans secured by multifamily and commercial properties in the United States. Because these legal aspects are governed by applicable state law, which may differ substantially from state to state, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all jurisdictions in which the security for the mortgage loans underlying the offered certificates is situated. Accordingly, you should be aware that the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Assets--Mortgage Loans."

     If a significant percentage of mortgage loans underlying a series of offered certificates, are secured by properties in a particular state, we will discuss the relevant state laws, to the extent they vary materially from this discussion, in the related prospectus supplement.


GENERAL

     Each mortgage loan underlying a series of offered certificates will be evidenced by a note or bond and secured by an instrument granting a security interest in real property. The instrument granting a security interest in real property may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which that real property is located. Mortgages, deeds of trust and deeds to secure debt are often collectively referred to in this prospectus as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered by the mortgage, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on--

     o    the terms of the mortgage,

     o the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property,

     o    the knowledge of the parties to the mortgage, and

     o in general, the order of recordation of the mortgage in the appropriate public recording office.

     However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage--

     o a mortgagor, who is the owner of the encumbered interest in the real property, and

     o    a mortgagee, who is the lender.

     In general, the mortgagor is also the borrower.

     In contrast, a deed of trust is a three-party instrument. The parties to a deed of trust are--

     o    the trustor, who is the equivalent of a mortgagor,

     o    the trustee to whom the real property is conveyed, and

     o the beneficiary for whose benefit the conveyance is made, who is the lender.

     Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note.

     A deed to secure debt typically has two parties. Under a deed to secure debt, the grantor, who is the equivalent of a mortgagor, conveys title to the real property to the grantee, who is the lender, generally with a power of sale, until the debt is repaid.

     Where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation.

     The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by:

     o    the express provisions of the related instrument,

     o    the law of the state in which the real property is located,

     o    various federal laws, and

     o    in some deed of trust transactions, the directions of the beneficiary.


INSTALLMENT CONTRACTS

     The mortgage loans underlying your offered certificates may consist of installment contracts. Under an installment contract the seller retains legal title to the property and enters into an agreement with the purchaser for payment of the purchase price, plus interest, over the term of the installment contract. Only after full performance by the borrower of the contract is the seller obligated to convey title to the real estate to the purchaser. During the period that the installment contract is in effect, the purchaser is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The seller's enforcement of an installment contract varies from state to state. Generally, installment contracts provide that upon a default by the purchaser, the purchaser loses his or her right to occupy the property, the entire indebtedness is accelerated, and the purchaser's equitable interest in the property is forfeited. The seller in this situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the purchaser has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of purchaser default during the early years of an installment contract, the courts will permit ejectment of the purchaser and a forfeiture of his or her interest in the property.

     However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under those statutes, a judicial or nonjudicial foreclosure may be required, the seller may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the purchaser may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a purchaser with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the seller's procedures for obtaining possession and clear title under an installment contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.


LEASES AND RENTS

     A mortgage that encumbers an income-producing property often contains an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases. Under an assignment of rents and leases, the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived from each lease. However, the borrower retains a revocable license to collect the rents, provided there is no default and the rents are not directly paid to the lender.

     If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room rates are considered accounts receivable under the UCC. Room rates are generally pledged by the borrower as additional security for the loan when a mortgage loan is secured by a hotel or motel. In general, the lender must file financing statements in order to perfect its security interest in the room rates and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured by hotels or motels may be included in one of our trusts even if the security interest in the room rates was not perfected or the requisite UCC filings were allowed to lapse. A lender will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room rates following a default, even if the lender's security interest in room rates is perfected under applicable nonbankruptcy law.

     In the bankruptcy setting, the lender will be stayed from enforcing its rights to collect hotel and motel room rates. However, the room rates will constitute cash collateral and cannot be used by the bankrupt borrower--

     o    without a hearing or the lender's consent, or

     o unless the lender's interest in the room rates is given adequate protection.

     For purposes of the foregoing, the adequate protection may include a cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case equal in value to the amount of room rates that the bankrupt borrower proposes to use. See "--Bankruptcy Laws" below.


PERSONALTY

     Some types of income-producing real properties, such as hotels, motels and nursing homes, may include personal property, which may, to the extent it is owned by the borrower and not previously pledged, constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in the personal property and must file continuation statements, generally every five years, to maintain that perfection. Mortgage loans secured in part by personal property may be included in one of our trusts even if the security interest in the personal property was not perfected or the requisite UCC filings were allowed to lapse.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property security at public auction to satisfy the indebtedness.

     Foreclosure Procedures Vary From State to State. The two primary methods of foreclosing a mortgage are--

     o    judicial foreclosure, involving court proceedings, and

     o nonjudicial foreclosure under a power of sale granted in the mortgage instrument.

     Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed. A foreclosure action sometimes requires several years to complete.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, a lender initiates the action by the service of legal pleadings upon--

     o all parties having a subordinate interest of record in the real property, and

     o all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage.

     Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. The court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property upon successful completion of a judicial foreclosure proceeding. The proceeds of that public sale are used to satisfy the judgment. The procedures that govern these public sales vary from state to state.

     Equitable and Other Limitations on Enforceability of Particular Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on these principles, a court may:

     o alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching;

     o require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan;

     o require the lender to reinstate a loan or recast a payment schedule in order to accommodate a borrower that is suffering from a temporary financial disability; or

     o limit the right of the lender to foreclose in the case of a nonmonetary default, such as

          1.  a failure to adequately maintain the mortgaged property, or

          2.  an impermissible further encumbrance of the mortgaged property.

     Some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have--

     o    upheld the reasonableness of the notice provisions, or

     o found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     In addition, some states may have statutory protection such as the right of the borrower to reinstate its mortgage loan after commencement of foreclosure proceedings but prior to a foreclosure sale.

     Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee's sale under a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following--

     o a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower, and

     o notice of sale is given in accordance with the terms of the deed of trust and applicable state law.

     In some states, prior to a nonjudicial public sale, the trustee under the deed of trust must--

     o    record a notice of default and notice of sale, and

     o send a copy of those notices to the borrower and to any other party who has recorded a request for a copy of them.

In addition, in some states, the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. Some states require a reinstatement period during which the borrower or junior lienholder may have the right to cure the default by paying the entire actual amount in arrears, without regard to the acceleration of the indebtedness, plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of--

     o the difficulty in determining the exact status of title to the property due to, among other things, redemption rights that may exist, and

     o the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings.

     As a result of the foregoing, it is common for the lender to purchase the mortgaged property and become its owner, subject to the borrower's right in some states to remain in possession during a redemption period. In that case, the lender will have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make repairs necessary to render the property suitable for sale. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The lender also will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale or lease of the property. Whether, the ultimate proceeds of the sale of the property equal the lender's investment in the property depends upon market conditions. Moreover, because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on the related mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens. In addition, it may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. Furthermore, if the foreclosure of a junior mortgage triggers the enforcement of a due-on-sale clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

     Rights of Redemption. The purposes of a foreclosure action are--

     o    to enable the lender to realize upon its security, and

     o to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercising their equity of redemption.

     The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties to the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law, nonstatutory right which should be distinguished from post-sale statutory rights of redemption. In some states, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property after sale under a deed of trust or foreclosure of a mortgage. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. A statutory right of redemption will diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.


     Anti-Deficiency Legislation. Some or all of the mortgage loans underlying a series of offered certificates may be nonrecourse loans. Recourse in the case of a default on a non-recourse mortgage loan will be limited to the mortgaged property and any other assets that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states, a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security, but in doing so, the lender may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders will usually proceed first against the security in states where an election of remedy provision exists. Finally, other statutory provisions limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale. These other statutory provisions are intended to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale.

     Leasehold Considerations. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a mortgage on the borrower's leasehold interest under a ground lease. Leasehold mortgage loans are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease:

     o requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them,

     o permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and

     o contains other protective provisions typically required by prudent lenders to be included in a ground lease.

     Some mortgage loans underlying a series of offered certificates, however, may be secured by ground leases which do not contain these provisions.

     Cooperative Shares. Some or all of the mortgage loans underlying a series of offered certificates may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases belonging to those shares, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Loans secured in this manner are subject to some risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Loans secured in this manner typically are subordinate to the mortgage, if any, on the cooperative's building. That mortgage, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative is subject to various regulations as well as to restrictions under the governing documents of the cooperative. The shares may be canceled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, that the lender may cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a commercially reasonable manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     Operation of the U.S. Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral or to enforce a deficiency judgment. For example, under the U.S. Bankruptcy Code, virtually all actions, including foreclosure actions and deficiency judgment proceedings, to collect a debt are automatically stayed upon the filing of the bankruptcy petition. Often, no interest or principal payments are made during the course of the bankruptcy case. The delay caused by an automatic stay and its consequences can be significant. Also, under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien.

     Under the U.S. Bankruptcy Code, the amount and terms of a mortgage loan secured by a lien on property of the debtor may be modified provided that substantive and procedural safeguards protective of the lender are met. A bankruptcy court may, among other things--

     o reduce the secured portion of the outstanding amount of the loan to the then-current value of the property, thereby leaving the lender a general unsecured creditor for the difference between the then-current value of the property and the outstanding balance of the loan;

     o reduce the amount of each scheduled payment, by means of a reduction in the rate of interest and/or an alteration of the repayment schedule, with or without affecting the unpaid principal balance of the loan;

     o    extend or shorten the term to maturity of the loan;

     o permit the bankrupt borrower to cure of the subject loan default by paying the arrearage over a number of years; or

     o permit the bankrupt borrower, through its rehabilitative plan, to reinstate the loan payment schedule even if the lender has obtained a final judgment of foreclosure prior to the filing of the debtor's petition.

     Federal bankruptcy law may also interfere with or affect the ability of a secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. A lender may be stayed from enforcing the assignment under the U.S. Bankruptcy Code. In addition, the legal proceedings necessary to resolve the issue could be time-consuming, and result in delays in the lender's receipt of the rents. However, recent amendments to the U.S. Bankruptcy Code may minimize the impairment of the lender's ability to enforce the borrower's assignment of rents and leases. In addition to the inclusion of hotel revenues within the definition of cash collateral as noted above, the amendments provide that a pre-petition security interest in rents or hotel revenues is designed to overcome those cases holding that a security interest in rents is unperfected under the laws of some states until the lender has taken some further action, such as commencing foreclosure or obtaining a receiver prior to activation of the assignment of rents.

     A borrower's ability to make payment on a mortgage loan may be impaired by the commencement of a bankruptcy case relating to the tenant under a lease of the related property. Under the U.S. Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a tenant results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for--

     o    past due rent,

     o    accelerated rent,

     o    damages, or

     o a summary eviction order with respect to a default under the lease that occurred prior to the filing of the tenant's bankruptcy petition.

          In addition, the U.S. Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court:

     o assume the lease and either retain it or assign it to a third party, or

     o    reject the lease.

     If the lease is assumed, the trustee, debtor-in-possession or assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with adequate assurance of future performance. These remedies may be insufficient, and any assurances provided to the lessor may be inadequate. If the lease is rejected, the lessor will be treated, except potentially to the extent of any security deposit, as an unsecured creditor with respect to its claim for damages for termination of the lease. The U.S. Bankruptcy Code also limits a lessor's damages for lease rejection to:

     o the rent reserved by the lease without regard to acceleration for the greater of one year, or 15%, not to exceed three years, of the remaining term of the lease, plus

     o unpaid rent to the earlier of the surrender of the property or the lessee's bankruptcy filing.


ENVIRONMENTAL CONSIDERATIONS

     General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Those environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender's loan. In some circumstances, a lender may decide to abandon a contaminated real property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

     Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, that lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to that superlien.

     CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, imposes strict liability on present and past "owners" and "operators" of contaminated real property for the costs of clean-up. A secured lender may be liable as an "owner" or "operator" of a contaminated mortgaged property if agents or employees of the lender have participated in the management of the property or the operations of the borrower. Liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of the contaminated mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA's definition of "owner" or "operator," however, is a person who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest. This is the so called "secured creditor exemption."

     The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996 amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Lender Liability Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Lender Liability Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if--

     o it exercises decision-making control over a borrower's environmental compliance and hazardous substance handling and disposal practices, or

     o assumes day-to-day management of operational functions of a mortgaged property.

     The Lender Liability Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure, provided that the lender seeks to sell that property at the earliest practicable commercially reasonable time on commercially reasonable terms.

     Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

     Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may--

     o impose liability for releases of or exposure to asbestos-containing materials, and

     o provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

     Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.


     In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

     Beyond statute-based environmental liability, there exist common law causes of action related to hazardous environmental conditions on a property, such as actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower's ability to meet its loan obligations.

     Federal, state and local environmental regulatory requirements change often. It is possible that compliance with a new regulatory requirement could impose significant compliance costs on a borrower. These costs may jeopardize the borrower's ability to meet its loan obligations.

     Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard. However, that individual or entity may be without substantial assets. Accordingly, it is possible that the costs could become a liability of the related trust and occasion a loss to the related certificateholders.

     If the operations on a foreclosed property are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. This compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. This disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially.

DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Some or all of the mortgage loans underlying a series of offered certificates may contain due-on-sale and due-on-encumbrance clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the a mortgaged property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce these clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to the limitations prescribed in that Act and the regulations promulgated thereunder.


JUNIOR LIENS; RIGHTS OF HOLDERS OF SENIOR LIENS

     Any of our trusts may include mortgage loans secured by junior liens, while the loans secured by the related senior liens may not be included in that trust. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior loans and the junior loan.

     In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied as follows:

     o first, to the payment of court costs and fees in connection with the foreclosure;

     o    second, to real estate taxes;

     o third, in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens; and

     o last, in satisfaction of all principal, interest, prepayment and acceleration penalties, if any, and any other sums due and owing to the holder of the junior mortgage loan.


SUBORDINATE FINANCING

     Some mortgage loans underlying a series of offered certificates may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or the restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to the following additional risks:

     o the borrower may have difficulty servicing and repaying multiple loans;

     o if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan;

     o acts of the senior lender that prejudice the junior lender or impair the junior lender's security, such as the senior lender's agreeing to an increase in the principal amount of or the interest rate payable on the senior loan, may create a superior equity in favor of the junior lender;

     o if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender; and

     o the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made. They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment premium, fee or charge. In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 provides that state usury limitations shall not apply to various types of residential, including multifamily, first mortgage loans originated by particular lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder, in order to protect individuals with disabilities, owners of public accommodations, such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments, must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial resources of the affected property owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, because the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender that is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, a borrower who enters military service after the origination of the borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, may not be charged interest, including fees and charges, above an annual rate of 6% during the period of the borrower's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act.

     Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on an affected mortgage loan. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts payable to the holders of certificates of the related series, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with the certificates. In addition, the Relief Act imposes limitations that would impair the ability of a master servicer or special servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status and, under some circumstances, during an additional three month period after the active duty status ceases.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

     Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of the Racketeer Influenced and Corrupt Organizations statute can be seized by the government if the property was used in, or purchased with the proceeds of, those crimes. Under procedures contained in the comprehensive Crime Control Act of 1984, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property," including the holders of mortgage loans.

     A lender may avoid forfeiture of its interest in the property if it establishes that--

     o its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or


     o the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

                         FEDERAL INCOME TAX CONSEQUENCES


GENERAL

     This is a general discussion of the material federal income tax consequences of owning the offered certificates. This discussion is directed to certificateholders that hold the offered certificates as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986. It does not discuss all federal income tax consequences that may be relevant to owners of offered certificates, particularly as to investors subject to special treatment under the Internal Revenue Code, including:

     o    banks,

     o    insurance companies, and

     o    foreign investors.

     Further, this discussion and any legal opinions referred to in this discussion are based on authorities that can change, or be differently interpreted, with possible retroactive effect. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions.

     Investors and preparers of tax returns should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice is--

     o given with respect to events that have occurred at the time the advice is rendered, and

     o    is directly relevant to the determination of an entry on a tax return.

     Accordingly, even if this discussion addresses an issue regarding the tax treatment of the owner of the offered certificates, investors should consult their own tax advisors regarding that issue. Investors should do so not only as to federal taxes, but also as to state and local taxes. See "State and Other Tax Consequences."

     The following discussion addresses securities of three general types:

     o REMIC certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a real estate mortgage investment conduit, or REMIC, election under Sections 860A through 860G of the Internal Revenue Code;

     o FASIT certificates, representing interests in a trust, or a portion of the assets of that trust, as to which a specified person or entity will make a financial asset securitization investment trust, or FASIT, election within the meaning of Section 860L(a) of the Internal Revenue Code; and

     o grantor trust certificates, representing interests in a trust, or a portion of the assets of that trust, as to which no REMIC or FASIT election will be made.

     We will indicate in the prospectus supplement for each series of offered certificates whether the related trustee, another party to the related Governing Document or an agent appointed by that trustee or other party will act as tax administrator for the related trust. If the related tax administrator is required to make a REMIC or FASIT election, we also will identify in the related prospectus supplement all regular interests, residual interests and/or ownership interests, as applicable, in the resulting REMIC or FASIT.

     The following discussion is limited to certificates offered under this prospectus. In addition, this discussion applies only to the extent that the related trust holds only mortgage loans. If a trust holds assets other than mortgage loans, such as mortgage-backed securities, we will disclose in the related prospectus supplement the tax consequences associated with those other assets being included. In addition, if agreements other than guaranteed investment contracts are included in a trust to provide interest rate protection for the related offered certificates, the anticipated material tax consequences associated with those agreements also will be discussed in the related prospectus supplement. See "Description of the Trust Assets--Arrangements Providing Reinvestment, Interest Rate and Currency Related Protection."

     The following discussion is based in part on the rules governing original issue discount in Sections 1271-1273 and 1275 of the Internal Revenue Code and in the Treasury regulations issued under those sections. It is also based in part on the rules governing REMICs in Sections 860A-860G of the Internal Revenue Code and the rules governing FASITs in Sections 860H-860L of the Internal Revenue Code and in the Treasury regulations issued or proposed under those sections. The regulations relating to original issue discount do not adequately address all issues relevant to, and in some instances provide that they are not applicable to, securities such as the offered certificates.


REMICS

     General. With respect to each series of offered certificates as to which the related tax administrator will make a REMIC election, our counsel will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Governing Document, and subject to any other assumptions set forth in the opinion:

     o the related trust, or the relevant designated portion of the trust, will qualify as a REMIC, and

     o    those offered certificates will represent--

          1.   regular interests in the REMIC, or

          2.   residual interests in the REMIC.

     Any and all offered certificates representing interests in a REMIC will be either--

     o REMIC regular certificates, representing regular interests in the REMIC, or

     o REMIC residual certificates, representing residual interests in the REMIC.

     If an entity electing to be treated as a REMIC fails to comply with the ongoing requirements of the Internal Revenue Code for REMIC status, it may lose its REMIC status. If so, the entity may become taxable as a corporation. Therefore, the related certificates may not be given the tax treatment summarized below. Although the Internal Revenue Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, the Treasury Department has not done so. Any relief mentioned above, moreover, may be accompanied by sanctions. These sanctions could include the imposition of a corporate tax on all or a portion of a trust's income for the period in which the requirements for REMIC status are not satisfied. The Governing Document with respect to each REMIC will include provisions designed to maintain its status as a REMIC under the Internal Revenue Code.

     Characterization of Investments in REMIC Certificates. Unless we state otherwise in the related prospectus supplement, the offered certificates that are REMIC certificates will be treated as--

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code in the hands of a real estate investment trust, and

     o "loans secured by an interest in real property" or other assets described in Section 7701(a)(19)(C) of the Internal Revenue Code in the hands of a thrift institution,

in the same proportion that the assets of the related REMIC are so treated.

     However, to the extent that the REMIC assets constitute mortgage loans on property not used for residential or other prescribed purposes, the related offered certificates will not be treated as assets qualifying under Section 7701(a)(19)(C). If 95% or more of the assets of the REMIC qualify for any of the foregoing characterizations at all times during a calendar year, the related offered certificates will qualify for the corresponding status in their entirety for that calendar year.

     In addition, unless otherwise provided in the related prospectus supplement, offered certificates that are REMIC regular certificates will be:

     o "qualified mortgages" within the meaning of Section 860G(a)(3) of the Internal Revenue Code in the hands of another REMIC; and

     o    "permitted assets" under Section 860L(c)(1)(G) for a FASIT.


     Finally, interest, including original issue discount, on offered certificates that are REMIC regular certificates, and income allocated to offered certificates that are REMIC residual certificates, will be interest described in Section 856(c)(3)(B) of the Internal Revenue Code if received by a real estate investment trust, to the extent that these certificates are treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     The related tax administrator will determine the percentage of the REMIC's assets that constitute assets described in the above-referenced sections of the Internal Revenue Code with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The related tax administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

     The assets of the REMIC will include, in addition to mortgage loans--

     o collections on mortgage loans held pending payment on the related offered certificates, and

     o any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.

     It is unclear whether property acquired by foreclosure held pending sale, and amounts in reserve accounts, would be considered to be part of the mortgage loans, or whether these assets otherwise would receive the same treatment as the mortgage loans for purposes of the above-referenced sections of the Internal Revenue Code. In addition, in some instances, the mortgage loans may not be treated entirely as assets described in those sections of the Internal Revenue Code. If so, we will describe in the related prospectus supplement those mortgage loans that are characterized differently. The Treasury regulations do provide, however, that cash received from collections on mortgage loans held pending payment is considered part of the mortgage loans for purposes of Section 856(c)(5)(B) of the Internal Revenue Code, relating to real estate investment trusts.

     To the extent a REMIC certificate represents ownership of an interest in a mortgage loan that is secured in part by the related borrower's interest in a bank account, that mortgage loan is not secured solely by real estate.
Accordingly:

     o a portion of that certificate may not represent ownership of "loans secured by an interest in real property" or other assets described in
          Section 7701(a)(19)(C) of the Internal Revenue Code;

     o a portion of that certificate may not represent ownership of "real estate assets" under Section 856(c)(5)(B) of the Internal Revenue Code; and

     o the interest on that certificate may not constitute "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Tiered REMIC Structures. For some series of REMIC certificates, the related tax administrator may make two or more REMIC elections as to the related trust for federal income tax purposes. As to each of these series of REMIC certificates, our counsel will opine that each portion of the related trust as to which a REMIC election is to be made will qualify as a REMIC. Each of these series will be treated as one REMIC solely for purposes of determining:

     o whether the related REMIC certificates will be "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code,

     o whether the related REMIC certificates will be "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Internal Revenue Code, and

     o whether the interest/income on the related REMIC certificates is interest described in Section 856(c)(3)(B) of the Internal Revenue Code.

     Taxation of Owners of REMIC Regular Certificates.

     General. Except as otherwise stated in this discussion, the Internal Revenue Code treats REMIC regular certificates as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Holders of REMIC regular certificates that otherwise report income under the cash method of accounting must nevertheless report income with respect to REMIC regular certificates under the accrual method.

     Original Issue Discount. Some REMIC regular certificates may be issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. Any holders of REMIC regular certificates issued with original issue discount generally will have to include original issue discount in income as it accrues, in accordance with a constant yield method, prior to the receipt of the cash attributable to that income. The IRS has issued regulations under Section 1271 to 1275 of the Internal Revenue Code generally addressing the treatment of debt instruments issued with original issue discount. Section 1272(a)(6) of the Internal Revenue Code provides special rules applicable to the accrual of original issue discount on, among other things, REMIC regular certificates. The Treasury Department has not issued regulations under that section. You should be aware, however, that Section 1272(a)(6) and the regulations under Sections 1271 to 1275 of the Internal Revenue Code do not adequately address all issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. We recommend that you consult with your own tax advisor concerning the tax treatment of your offered certificates.

     The Internal Revenue Code requires, in computing the accrual of original issue discount on REMIC regular certificates, that a reasonable assumption be used concerning the rate at which borrowers will prepay the mortgage loans held by the related REMIC. Further, adjustments must be made in the accrual of that original issue discount to reflect differences between the prepayment rate actually experienced and the assumed prepayment rate. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations that the Treasury Department has not yet issued. The Committee Report indicates that the regulations should provide that the prepayment assumption used with respect to a REMIC regular certificate is determined once, at initial issuance, and must be the same as that used in pricing. The prepayment assumption used in reporting original issue discount for each series of REMIC regular certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, neither we nor any other person will make any representation that the mortgage loans underlying any series of REMIC regular certificates will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or that the IRS will not challenge on audit the prepayment assumption used.

     The original issue discount, if any, on a REMIC regular certificate will be the excess of its stated redemption price at maturity over its issue price.

     The issue price of a particular class of REMIC regular certificates will be the first cash price at which a substantial amount of those certificates are sold, excluding sales to bond houses, brokers and underwriters. If less than a substantial amount of a particular class of REMIC regular certificates is sold for cash on or prior to the related date of initial issuance of those certificates, the issue price for that class will be the fair market value of that class on the date of initial issuance.

     Under the Treasury regulations, the stated redemption price of a REMIC regular certificate is equal to the total of all payments to be made on that certificate other than qualified stated interest. Qualified stated interest is interest that is unconditionally payable at least annually, during the entire term of the instrument, at:

     o    a single fixed rate,

     o    a "qualified floating rate,"

     o    an "objective rate,"

     o a combination of a single fixed rate and one or more "qualified floating rates,"

     o a combination of a single fixed rate and one "qualified inverse floating rate," or

     o a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC regular certificate.

     In the case of REMIC regular certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion of that discount will vary according to the characteristics of those certificates. If the original issue discount rules apply to those certificates, we will describe in the related prospectus supplement the manner in which those rules will be applied with respect to those certificates in preparing information returns to the certificateholders and the IRS.

     Some classes of REMIC regular certificates may provide that the first interest payment with respect to those certificates be made more than one month after the date of initial issuance, a period that is longer than the subsequent monthly intervals between interest payments. Assuming the accrual period for original issue discount is the monthly period that ends on each payment date, then, as a result of this long first accrual period, some or all interest payments may be required to be included in the stated redemption price of the REMIC regular certificate and accounted for as original issue discount. Because interest on REMIC regular certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC regular certificates.

     In addition, if the accrued interest to be paid on the first payment date is computed with respect to a period that begins prior to the date of initial issuance, a portion of the purchase price paid for a REMIC regular certificate will reflect that accrued interest. In those cases, information returns provided to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued prior to the date of initial issuance is treated as part of the overall cost of the REMIC regular certificate. Therefore, the portion of the interest paid on the first payment date in excess of interest accrued from the date of initial issuance to the first payment date is included in the stated redemption price of the REMIC regular certificate. However, the Treasury regulations state that all or some portion of this accrued interest may be treated as a separate asset, the cost of which is recovered entirely out of interest paid on the first payment date. It is unclear how an election to do so would be made under these regulations and whether this election could be made unilaterally by a certificateholder.

     Notwithstanding the general definition of original issue discount, original issue discount on a REMIC regular certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the certificate multiplied by its weighted average maturity. For this purpose, the weighted average maturity of a REMIC regular certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the certificate, by multiplying:

     o the number of complete years, rounding down for partial years, from the date of initial issuance, until that payment is expected to be made, presumably taking into account the prepayment assumption, by

     o    a fraction--

          1.   the numerator of which is the amount of the payment, and

          2. the denominator of which is the stated redemption price at maturity of the certificate.

     Under the Treasury regulations, original issue discount of only a de minimis amount, other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday, will be included in income as each payment of stated principal is made, based on the product of:

     o    the total amount of the de minimis original issue discount, and

     o    a fraction--

          1. the numerator of which is the amount of the principal payment, and

          2. the denominator of which is the outstanding stated principal amount of the subject REMIC regular certificate.

     The Treasury regulations also would permit you to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" below for a description of that election under the applicable Treasury regulations.

     If original issue discount on a REMIC regular certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the daily portions of original issue discount for each day during its taxable year on which it held the certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC regular certificate, the daily portions of original issue discount will be determined as described below in this "--Original Issue Discount" subsection.

     As to each accrual period, the related tax administrator will calculate the original issue discount that accrued during that accrual period. For these purposes, an accrual period is, unless we otherwise state in the related prospectus supplement, the period that begins on a date that corresponds to a payment date, or in the case of the first accrual period, begins on the date of initial issuance, and ends on the day preceding the immediately following payment date. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of:

     o    the sum of:

          1. the present value, as of the end of the accrual period, of all of the payments remaining to be made on the subject REMIC regular certificate, if any, in future periods, presumably taking into account the prepayment assumption, and

          2. the payments made on that certificate during the accrual period of amounts included in the stated redemption price, over

     o the adjusted issue price of the subject REMIC regular certificate at the beginning of the accrual period.

     The adjusted issue price of a REMIC regular certificate is:

     o    the issue price of the certificate, increased by

     o the total amount of original issue discount previously accrued on the certificate, reduced by

     o the amount of all prior payments of amounts included in its stated redemption price.

The present value of the remaining payments referred to in item 1. of the second preceding sentence will be calculated:

     o assuming that payments on the REMIC regular certificate will be received in future periods based on the related mortgage loans being prepaid at a rate equal to the prepayment assumption;

     o using a discount rate equal to the original yield to maturity of the certificate, based on its issue price and the assumption that the related mortgage loans will be prepaid at a rate equal to the prepayment assumption; and

     o taking into account events, including actual prepayments, that have occurred before the close of the accrual period.

     The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

     A subsequent purchaser of a REMIC regular certificate that purchases the certificate at a cost, excluding any portion of that cost attributable to accrued qualified stated interest, that is less than its remaining stated redemption price, will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, the daily portion will be reduced, if the cost is in excess of its adjusted issue price, in proportion to the ratio that the excess bears to the total original issue discount remaining to be accrued on the certificate. The adjusted issue price of a REMIC regular certificate, as of any date of determination, equals the sum of:

     o the adjusted issue price or, in the case of the first accrual period, the issue price, of the certificate at the beginning of the accrual period which includes that date of determination, and

     o the daily portions of original issue discount for all days during that accrual period prior to that date of determination.

     If the foregoing method for computing original issue discount results in a negative amount of original issue discount as to any accrual period with respect to a REMIC regular certificate held by you, the amount of original issue discount accrued for that accrual period will be zero. You may not deduct the negative amount currently. Instead, you will only be permitted to offset it against future positive original issue discount, if any, attributable to the certificate. Although not free from doubt, it is possible that you may be permitted to recognize a loss to the extent your basis in the certificate exceeds the maximum amount of payments that you could ever receive with respect to the certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to certificates that have no, or a disproportionately small, amount of principal because they can have negative yields if the mortgage loans held by the related REMIC prepay more quickly than anticipated. See "Risk Factors--The Investment Performance of Your Offered Certificate Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses may be Highly Unpredictable."

     The Treasury regulations in some circumstances permit the holder of a debt instrument to recognize original issue discount under a method that differs from that used by the issuer. Accordingly, it is possible that you may be able to select a method for recognizing original issue discount that differs from that used by the trust in preparing reports to you and the IRS. Prospective purchasers of the REMIC regular certificates should consult their tax advisors concerning the tax treatment of these certificates in this regard.

     Market Discount. You will be considered to have purchased a REMIC regular certificate at a market discount if--

     o in the case of a certificate issued without original issue discount, you purchased the certificate at a price less than its remaining stated principal amount, or

     o in the case of a certificate issued with original issue discount, you purchased the certificate at a price less than its adjusted issue price.

     If you purchase a REMIC regular certificate with more than a de minimis amount of market discount, you will recognize gain upon receipt of each payment representing stated redemption price. Under Section 1276 of the Internal Revenue Code, you generally will be required to allocate the portion of each payment representing some or all of the stated redemption price first to accrued market discount not previously included in income. You must recognize ordinary income to that extent. You may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, this election will apply to all market discount bonds acquired by you on or after the first day of the first taxable year to which this election applies.

     The Treasury regulations also permit you to elect to accrue all interest and discount, including de minimis market or original issue discount, in income as interest, and to amortize premium, based on a constant yield method. Your making this election with respect to a REMIC regular certificate with market discount would be deemed to be an election to include currently market discount in income with respect to all other debt instruments with market discount that you acquire during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, your making this election as to a certificate acquired at a premium would be deemed to be an election to amortize bond premium, with respect to all debt instruments having amortizable bond premium that you own or acquire. See "--REMICs --Taxation of Owners of REMIC Regular Certificates--Premium" below.

     Each of the elections described above to accrue interest and discount, and to amortize premium, with respect to a certificate on a constant yield method or as interest would be irrevocable except with the approval of the IRS.

     However, market discount with respect to a REMIC regular certificate will be considered to be de minimis for purposes of Section 1276 of the Internal Revenue Code if the market discount is less than 0.25% of the remaining stated redemption price of the certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the Treasury regulations refer to the weighted average maturity of obligations. It is likely that the same rule will be applied with respect to market discount, presumably taking into account the prepayment assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

     Section 1276(b)(3) of the Internal Revenue Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the relevant rules described in the Committee Report apply. The Committee Report indicates that in each accrual period, you may accrue market discount on a REMIC regular certificate held by you, at your option:

     o    on the basis of a constant yield method,

     o in the case of a certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the certificate as of the beginning of the accrual period, or

     o in the case of a certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total amount of original issue discount remaining on the certificate at the beginning of the accrual period.

     The prepayment assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount.

     To the extent that REMIC regular certificates provide for monthly or other periodic payments throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC regular certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

     Further, Section 1277 of the Internal Revenue Code may require you to defer a portion of your interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC regular certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any deferred interest expense would not exceed the market discount that accrues during the related taxable year and is, in general, allowed as a deduction not later than the year in which the related market discount is includible in income. If you have elected, however, to include market discount in income currently as it accrues, the interest deferral rule described above would not apply.

     Premium. A REMIC regular certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, that is greater than its remaining stated redemption price will be considered to be purchased at a premium. You may elect under Section 171 of the Internal Revenue Code to amortize the premium under the constant yield method over the life of the certificate. If you elect to amortize bond premium, bond premium would be amortized on a constant yield method and would be applied as an offset against qualified stated interest. If made, this election will apply to all debt instruments having amortizable bond premium that you own or subsequently acquire. The IRS has issued regulations on the amortization of bond premium, but they specifically do not apply to holders of REMIC regular certificates.

     The Treasury regulations also permit you to elect to include all interest, discount and premium in income based on a constant yield method, further treating you as having made the election to amortize premium generally. See "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount and require the use of a prepayment assumption in accruing market discount with respect to REMIC regular certificates without regard to whether those certificates have original issue discount, will also apply in amortizing bond premium under Section 171 of the Internal Revenue Code.

     Whether you will be treated as holding a REMIC regular certificate with amortizable bond premium will depend on--

     o    the purchase price paid for your offered certificate, and

     o the payments remaining to be made on your offered certificate at the time of its acquisition by you.

     If you acquire an interest in any class of REMIC regular certificates issued at a premium, you should consider consulting your own tax advisor regarding the possibility of making an election to amortize the premium.

     Realized Losses. Under Section 166 of the Internal Revenue Code, if you are either a corporate holder of a REMIC regular certificate and or a noncorporate holder of a REMIC regular certificate that acquires the certificate in connection with a trade or business, you should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which your offered certificate becomes wholly or partially worthless as the result of one or more realized losses on the related mortgage loans. However, if you are a noncorporate holder that does not acquire a REMIC regular certificate in connection with a trade or business, it appears that--

     o you will not be entitled to deduct a loss under Section 166 of the Internal Revenue Code until your offered certificate becomes wholly worthless, which is when its principal balance has been reduced to zero, and

     o    the loss will be characterized as a short-term capital loss.

     You will also have to accrue interest and original issue discount with respect to your REMIC regular certificate, without giving effect to any reductions in payments attributable to defaults or delinquencies on the related mortgage loans, until it can be established that those payment reductions are not recoverable. As a result, your taxable income in a period could exceed your economic income in that period. If any of those amounts previously included in taxable income are not ultimately received due to a loss on the related mortgage loans, you should be able to recognize a loss or reduction in income. However, the law is unclear with respect to the timing and character of this loss or reduction in income.

     Taxation of Owners of REMIC Residual Certificates.

     General. Although a REMIC is a separate entity for federal income tax purposes, the Internal Revenue Code does not subject a REMIC to entity-level taxation, except with regard to prohibited transactions and the other transactions described under "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Rather, a holder of REMIC residual certificates must generally take in income the taxable income or net loss of the related REMIC. Accordingly, the Internal Revenue Code treats the REMIC residual certificates much differently than it would if they were direct ownership interests in the related mortgage loans or as debt instruments issued by the related REMIC.

     Holders of REMIC residual certificates generally will be required to report their daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the related REMIC for each day during a calendar quarter that they own those certificates. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a

"30 days per month/90 days per quarter/360 days per year" convention unless we otherwise disclose in the related prospectus supplement. These daily amounts then will be allocated among the holders of the REMIC residual certificates in proportion to their respective ownership interests on that day. Any amount included in the certificateholders' gross income or allowed as a loss to them by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "--REMICs--Taxation of Owners of REMIC Residual Certificates--Taxable Income of the REMIC." Holders of REMIC residual certificates must report the taxable income of the related REMIC without regard to the timing or amount of cash payments by the REMIC until the REMIC's termination. Income derived from the REMIC residual certificates will be "portfolio income" for the purposes of the limitations under Section 469 of the Internal Revenue Code on the deductibility of "passive losses."

     A holder of a REMIC residual certificate that purchased the certificate from a prior holder also will be required to report on its federal income tax return amounts representing its daily share of the taxable income, or net loss, of the related REMIC for each day that it holds the REMIC residual certificate. These daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that modifications of the general rules may be made, by regulations, legislation or otherwise to reduce, or increase, the income of a holder of a REMIC residual certificate. These modifications would occur when a holder purchases the REMIC residual certificate from a prior holder at a price other than the adjusted basis that the REMIC residual certificate would have had in the hands of an original holder of that certificate. The Treasury regulations, however, do not provide for these modifications.

     Any payments that you receive from the seller of a REMIC residual certificate in connection with the acquisition of that certificate will be income to you. Although it is possible that these payments would be includible in income immediately upon receipt, the IRS might assert that you should include these payments in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, we recommend that you consult your tax advisor concerning the treatment of these payments for income tax purposes.


     Tax liability with respect to the amount of income that holders of REMIC residual certificates will be required to report, will often exceed the amount of cash payments received from the related REMIC for the corresponding period. Consequently, you should have--

     o other sources of funds sufficient to pay any federal income taxes due as a result of your ownership of REMIC residual certificates, or

     o    unrelated deductions against which income may be offset.

See, however, the rules discussed below relating to:

     o    excess inclusions,

     o    residual interests without significant value, and

     o    noneconomic residual interests.

     The fact that the tax liability associated with this income allocated to you may exceed the cash payments received by you for the corresponding period may significantly and adversely affect their after-tax rate of return. This disparity between income and payments may not be offset by corresponding losses or reductions of income attributable to your REMIC residual certificates until subsequent tax years. Even then, the extra income may not be completely offset due to changes in the Internal Revenue Code, tax rates or character of the income or loss. Therefore, REMIC residual certificates will ordinarily have a negative value at the time of issuance. See "Risk Factors--Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences."

     Taxable Income of the REMIC. The taxable income of a REMIC will equal:

     o    the income from the mortgage loans and other assets of the REMIC; plus

     o any cancellation of indebtedness income due to the allocation of realized losses to those REMIC certificates constituting regular interests in the REMIC; less the following items--

          1. the deductions allowed to the REMIC for interest, including original issue discount but reduced by any premium on issuance, on any class of REMIC certificates constituting regular interests in the REMIC, whether offered or not,

          2. amortization of any premium on the mortgage loans held by the REMIC,

          3. bad debt losses with respect to the mortgage loans held by the REMIC, and

          4. except as described below in this "--Taxable Income of the REMIC" subsection, servicing, administrative and other expenses.

     For purposes of determining its taxable income, a REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC certificates, or in the case of REMIC certificates not sold initially, their fair market values. The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any REMIC certificates offered hereby will be determined in the manner described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC certificate received in exchange for an interest in mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC certificates are retained initially rather than sold, the related tax administrator may be required to estimate the fair market value of these interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

     Subject to possible application of the de minimis rules, the method of accrual by a REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC regular certificates. That method is a constant yield method taking into account the prepayment assumption. However, a REMIC that acquires loans at a market discount must include that market discount in income currently, as it accrues, on a constant yield basis. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing the discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

     A REMIC will acquire a mortgage loan with discount, or premium, to the extent that the REMIC's basis, determined as described in the preceding paragraph, is different from its stated redemption price. Discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to that income, under a method similar to the method described above for accruing original issue discount on the REMIC regular certificates. A REMIC probably will elect under Section 171 of the Internal Revenue Code to amortize any premium on the mortgage loans that it holds. Premium on any mortgage loan to which this election applies may be amortized under a constant yield method, presumably taking into account the prepayment assumption.

     A REMIC will be allowed deductions for interest, including original issue discount, on all of the certificates that constitute regular interests in the REMIC, whether or not offered hereby, as if those certificates were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." However, the de minimis rule described in that section will not apply in determining deductions.

     If a class of REMIC regular certificates is issued at a price in excess of the stated redemption price of that class, the net amount of interest deductions that are allowed to the REMIC in each taxable year with respect to those certificates will be reduced by an amount equal to the portion of that excess that is considered to be amortized in that year. It appears that this excess should be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount."

     As a general rule, the taxable income of a REMIC will be determined as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will be taken into account. See "--REMICs--Prohibited Transactions Tax and Other Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Internal Revenue Code will not be applied at the REMIC level so that the REMIC will be allowed full deductions for servicing, administrative and other noninterest expenses in determining its taxable income. All those expenses will be allocated as a separate item to the holders of the related REMIC certificates, subject to the limitation of Section 67 of the Internal Revenue Code. See "--REMICs--Taxation of Owners of REMIC Residual Certificates--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

     Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC residual certificate will be equal to:

     o    the amount paid for that REMIC residual certificate,

     o increased by, amounts included in the income of the holder of that REMIC residual certificate, and

     o decreased, but not below zero, by payments made, and by net losses allocated, to the holder of that REMIC residual certificate.

     A holder of a REMIC residual certificate is not allowed to take into account any net loss for any calendar quarter to the extent that the net loss exceeds the adjusted basis to that holder as of the close of that calendar quarter, determined without regard to that net loss. Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC residual certificate.

     Any distribution on a REMIC residual certificate will be treated as a nontaxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC residual certificate. To the extent a distribution on a REMIC residual certificate exceeds the holder's adjusted basis, it will be treated as gain from the sale of that REMIC residual certificate.

     A holder's basis in a REMIC residual certificate will initially equal the amount paid for the certificate and will be increased by that holder's allocable share of taxable income of the related REMIC. However, these increases in basis may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the related REMIC's taxable income is allocated to that holder. To the extent the initial basis of the holder of a REMIC residual certificate is less than the distributions to that holder, and increases in the initial basis either occur after these distributions or, together with the initial basis, are less than the amount of these payments, gain will be recognized to that holder on these distributions. This gain will be treated as gain from the sale of its REMIC residual certificate.

     The effect of these rules is that a holder of a REMIC residual certificate may not amortize its basis in a REMIC residual certificate, but may only recover its basis:

     o    through distributions,

     o    through the deduction of any net losses of the REMIC, or

     o upon the sale of its REMIC residual certificate. See "--REMICs--Sales of REMIC Certificates" below.

     For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC residual certificate other than an original holder see "--REMICs--Taxation of Owners of REMIC Residual Certificates--General" above. These adjustments could require a holder of a REMIC residual certificate to account for any difference between the cost of the certificate to the holder and the adjusted basis of the certificate would have been in the hands of an original holder.

     Excess Inclusions. Any excess inclusions with respect to a REMIC residual certificate will be subject to federal income tax in all events. In general, the excess inclusions with respect to a REMIC residual certificate for any calendar quarter will be the excess, if any, of:

     o the daily portions of REMIC taxable income allocable to that certificate, over

     o the sum of the daily accruals for each day during the quarter that the certificate was held by that holder.

     The daily accruals of a holder of a REMIC residual certificate will be determined by allocating to each day during a calendar quarter its ratable portion of a numerical calculation. That calculation is the product of the adjusted issue price of the REMIC residual certificate at the beginning of the calendar quarter and 120% of the long-term Federal rate in effect on the date of initial issuance. For this purpose, the adjusted issue price of a REMIC residual certificate as of the beginning of any calendar quarter will be equal to:

     o    the issue price of the certificate, increased by

     o the sum of the daily accruals for all prior quarters, and decreased, but not below zero, by

     o any payments made with respect to the certificate before the beginning of that quarter.

     The issue price of a REMIC residual certificate is the initial offering price to the public at which a substantial amount of the REMIC residual certificates were sold, but excluding sales to bond houses, brokers and underwriters or, if no sales have been made, their initial value. The long-term Federal rate is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS.

     Although it has not done so, the Treasury Department has authority to issue regulations that would treat the entire amount of income accruing on a REMIC residual certificate as excess inclusions if the REMIC residual interest evidenced by that certificate is considered not to have significant value.

     For holders of REMIC residual certificates, excess inclusions:

     o will not be permitted to be offset by deductions, losses or loss carryovers from other activities,

     o will be treated as unrelated business taxable income to an otherwise tax-exempt organization, and

     o will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on payments to holders of REMIC residual certificates that are foreign investors. See, however, "--REMICs--Foreign Investors in REMIC Certificates" below.

     Furthermore, for purposes of the alternative minimum tax:

     o excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction, and

     o alternative minimum taxable income may not be less than the taxpayer's excess inclusions.

     This last rule has the effect of preventing non-refundable tax credits from reducing the taxpayer's income tax to an amount lower than the alternative minimum tax on excess inclusions.

     In the case of any REMIC residual certificates held by a real estate investment trust, or REIT, the total excess inclusions with respect to these REMIC residual certificates will be allocated among the shareholders of the REIT in proportion to the dividends received by the shareholders from the REIT. Any amount so allocated will be treated as an excess inclusion with respect to a REMIC residual certificate as if held directly by the shareholder. The total excess inclusions referred to in the previous sentence will be reduced, but not below zero, by any REIT taxable income, within the meaning of Section 857(b)(2) of the Internal Revenue Code, other than any net capital gain. Treasury regulations yet to be issued could apply a similar rule to:

     o    regulated investment companies,

     o    common trusts, and

     o    some cooperatives.

The Treasury regulations, however, currently do not address this subject.

     Noneconomic REMIC Residual Certificates. Under the Treasury regulations, transfers of noneconomic REMIC residual certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If a transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the noneconomic REMIC residual certificate. The Treasury regulations provide that a REMIC residual certificate is noneconomic unless, based on the prepayment assumption and on any required or permitted clean up calls, or required liquidation provided for in the related Governing Document:

     o the present value of the expected future payments on the REMIC residual certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and

     o the transferor reasonably expects that the transferee will receive payments with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

     The present value calculation referred to above is calculated using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate. This rate is computed and published monthly by the IRS.

     Accordingly, all transfers of REMIC residual certificates that may constitute noneconomic residual interests will be subject to restrictions under the terms of the related Governing Document that are intended to reduce the possibility of any transfer being disregarded. These restrictions will require an affidavit:

     o from each party to the transfer, stating that no purpose of the transfer is to impede the assessment or collection of tax,

     o from the prospective transferee, providing representations as to its financial condition including an understanding that it may incur tax liabilities in excess of any cash flows generated by the REMIC residual certificate and that it intends to pay its debts as they come due in the future, and

     o from the prospective transferor, stating that it has made a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future.

     Final Treasury regulations issued on July 18, 2002 (the "New REMIC Regulations"), provide that transfers of noneconomic residual interests must meet two additional requirements to qualify for the safe harbor:

     o the transferee must represent that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty, hereafter a "foreign branch") of the transferee or another U.S. taxpayer, and

     o the transfer must satisfy either an "asset test" or a "formula test" provided under the REMIC Regulations.

     A transfer to an "eligible corporation," generally a domestic corporation, will satisfy the asset test if:

     o at the time of the transfer, and at the close of each of the transferee's two fiscal years preceding the transferee's fiscal year of transfer, the transferee's gross and net assets for financial reporting purposes exceed $100 million and $10 million, respectively, in each case, exclusive of any obligations of certain related persons,

     o the transferee agrees in writing that any subsequent transfer of the interest will be to another eligible corporation in a transaction that satisfies the asset test, and the transferor does not know or have reason to know, that the transferee will not honor these restrictions on subsequent transfers, and

     o a reasonable person would not conclude, based on the facts and circumstances known to the transferor on or before the date of the transfer (specifically including the amount of consideration paid in connection with the transfer of the noneconomic residual interest) that the taxes associated with the residual interest will not be paid.

     In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the asset test.

     The "formula test" would make the safe harbor unavailable unless the present value of the anticipated tax liabilities associated with holding the residual interest did not exceed the sum of:

     o the present value of any consideration given to the transferee to acquire the interest,

     o the present value of the expected future distributions on the interest, and

     o the present value of the anticipated tax savings associated with the holding of the interest as the REMIC generates losses.

     Present values would be computed using a discount rate equal to an applicable Federal rate, except that if a transferee could demonstrate that it borrowed regularly in the course of its trade or business substantial funds at a lower rate from unrelated third parties, that lower rate could be used as the discount rate.

     If the transferee has been subject to the alternative minimum tax in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate, then it may use the alternative minimum tax rate in lieu of the corporate tax rate. In addition, the direct or indirect transfer of the residual interest to a foreign branch of a domestic corporation is not treated as a transfer to an eligible corporation under the formula test.

     The New REMIC Regulations generally apply to transfers of noneconomic residual interests occurring on or after February 4, 2000. The requirement of a representation that a transfer of a noneconomic residual interest is not made to a foreign branch of a domestic corporation and the requirement of using the short term applicable federal rate for purposes of the formula test, apply to transfers occurring on or after August 19, 2002.

     The Governing Document will require that all transferees of residual certificates furnish an affidavit as to the applicability of one of the safe harbors of the New REMIC Regulations, unless the transferor has waived the requirement that the transferee do so.

     Prospective investors should consult their own tax advisors as to the applicability and effect of these alternative safe harbor tests.

     Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of a REMIC residual certificate to another party at some future date may be disregarded in accordance with the above-described rules. This would result in the retention of tax liability by the transferor with respect to that purported transfer.

     We will disclose in the related prospectus supplement whether the offered REMIC residual certificates may be considered noneconomic residual interests under the Treasury regulations. However, we will base any disclosure that a REMIC residual certificate will not be considered noneconomic upon various assumptions. Further, we will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules.

     See "--REMICs--Foreign Investors in REMIC Certificates" below for additional restrictions applicable to transfers of REMIC residual certificates to foreign persons.

     Mark-to-Market Rules. Regulations under Section 475 of the Internal Revenue Code require that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment. These regulations provide that for purposes of this mark-to-market requirement, a REMIC residual certificate is not treated as a security for purposes of Section 475 of the Internal Revenue Code. Thus, a REMIC residual certificate is not subject to the mark-to-market rules. We recommend that prospective purchasers of a REMIC residual certificate consult their tax advisors regarding these regulations.

     Transfers of REMIC Residual Certificates to Investors That are Foreign Persons. Unless we otherwise state in the related prospectus supplement, transfers of REMIC residual certificates to investors that are foreign persons under the Internal Revenue Code will be prohibited under the related Governing Documents.

     Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC residual certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC regular certificates. Unless we state otherwise in the related prospectus supplement, however, these fees and expenses will be allocated to holders of the related REMIC residual certificates in their entirety and not to the holders of the related REMIC regular certificates.

     If the holder of a REMIC certificate receives an allocation of fees and expenses in accordance with the preceding discussion, and if that holder is:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

     then--

     o an amount equal to this individual's, estate's or trust's share of these fees and expenses will be added to the gross income of this holder, and

     o the individual's, estate's or trust's share of these fees and expenses will be treated as a miscellaneous itemized deduction allowable subject to the limitation of Section 67 of the Internal Revenue Code, which permits the deduction of these fees and expenses only to the extent they exceed, in total, 2% of a taxpayer's adjusted gross income.

     In addition, Section 68 of the Internal Revenue Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced.

     Furthermore, in determining the alternative minimum taxable income of a holder of a REMIC certificate that is--

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts,

no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of these fees and other deductions will be included in the holder's gross income.

     The amount of additional taxable income reportable by holders of REMIC certificates that are subject to the limitations of either Section 67 or
Section 68 of the Internal Revenue Code, or the complete disallowance of the related expenses for alternative minimum tax purposes, may be substantial.

     Accordingly, REMIC certificates to which these expenses are allocated will generally not be appropriate investments for:

     o    an individual,

     o    an estate or trust, or

     o a Pass-Through Entity beneficially owned by one or more individuals, estates or trusts.

     We recommend that those prospective investors consult with their tax advisors prior to making an investment in a REMIC certificate to which these expenses are allocated.

     Sales of REMIC Certificates. If a REMIC certificate is sold, the selling certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC certificate. The adjusted basis of a REMIC regular certificate generally will equal:

     o    the cost of the certificate to that certificateholder, increased by

     o income reported by that certificateholder with respect to the certificate, including original issue discount and market discount income, and reduced, but not below zero, by

     o payments on the certificate received by that certificateholder amortized premium and realized losses allocated to the certificate and previously deducted by the certificateholder.

     The adjusted basis of a REMIC residual certificate will be determined as described above under "--REMICs--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as described below in this "--Sales of REMIC Certificates" subsection, any gain or loss from your sale of a REMIC certificate will be capital gain or loss, provided that you hold the certificate as a capital asset within the meaning of Section 1221 of the Internal Revenue Code, which is generally property held for investment.

     In addition to the recognition of gain or loss on actual sales, the Internal Revenue Code requires the recognition of gain, but not loss, upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most REMIC regular certificates meet this exception, Section 1259 will not apply to most REMIC regular certificates. However, REMIC regular certificates that have no, or a disproportionately small, amount of principal, can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year. A taxpayer would do so because of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income recognized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss is relevant for other purposes to both individuals and corporations.

     Gain from the sale of a REMIC regular certificate that might otherwise be a capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of:

     o the amount that would have been includible in the seller's income with respect to that REMIC regular certificate assuming that income had accrued on the certificate at a rate equal to 110% of the applicable Federal rate determined as of the date of purchase of the certificate, which is a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the prepayment assumption to the certificate, over

     o the amount of ordinary income actually includible in the seller's income prior to that sale.

     In addition, gain recognized on the sale of a REMIC regular certificate by a seller who purchased the certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of that discount that accrued during the period the certificate was held by the seller, reduced by any market discount included in income under the rules described above under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" and "--Premium."

     REMIC certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code, so that gain or loss recognized from the sale of a REMIC certificate by a bank or thrift institution to which that section of the Internal Revenue Code applies will be ordinary income or loss.

     A portion of any gain from the sale of a REMIC regular certificate that might otherwise be capital gain may be treated as ordinary income to the extent that a holder holds the certificate as part of a "conversion transaction" within the meaning of Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in that transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     Except as may be provided in Treasury regulations yet to be issued, a loss realized on the sale of a REMIC residual certificate will be subject to the "wash sale" rules of Section 1091 of the Internal Revenue Code, if during the period beginning six months before, and ending six months after, the date of that sale the seller of that certificate:

     o    reacquires that same REMIC residual certificate,

     o    acquires any other residual interest in a REMIC, or

     o acquires any similar interest in a taxable mortgage pool, as defined in Section 7701(i) of the Internal Revenue Code.

In that event, any loss realized by the holder of a REMIC residual certificate on the sale will not be recognized or deductible currently, but instead will be added to that holder's adjusted basis in the newly-acquired asset.

     Prohibited Transactions Tax and Other Taxes. The Internal Revenue Code imposes a tax on REMICs equal to 100% of the net income derived from prohibited transactions. In general, subject to specified exceptions, a prohibited transaction includes:

     o    the disposition of a non-defaulted mortgage loan,

     o the receipt of income from a source other than a mortgage loan or other permitted investments,

     o    the receipt of compensation for services, or

     o the gain from the disposition of an asset purchased with collections on the mortgage loans for temporary investment pending payment on the REMIC certificates.

     It is not anticipated that any REMIC will engage in any prohibited transactions as to which it would be subject to this tax.

     In addition, some contributions to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition of a tax on the REMIC equal to 100% of the value of the contributed property. The related Governing Document will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

     REMICs also are subject to federal income tax at the highest corporate rate on Net Income From Foreclosure Property, determined by reference to the rules applicable to REITs. The related Governing

Documents may permit the special servicer to conduct activities with respect to a mortgaged property acquired by one of our trusts in a manner that causes the trust to incur this tax, if doing so would, in the reasonable discretion of the special servicer, maximize the net after-tax proceeds to certificateholders. However, under no circumstance may the special servicer allow the acquired mortgaged property to cease to be a "permitted investment" under Section 860G(a)(5) of the Internal Revenue Code.

     Unless we otherwise disclose in the related prospectus supplement, it is not anticipated that any material state or local income or franchise tax will be imposed on any REMIC.

     Unless we state otherwise in the related prospectus supplement, and to the extent permitted by then applicable laws, any tax on prohibited transactions, particular contributions or Net Income From Foreclosure Property, and any state or local income or franchise tax, that may be imposed on the REMIC will be borne by the related trustee, tax administrator, master servicer, special servicer or manager, in any case out of its own funds, provided that--

     o    the person has sufficient assets to do so, and

     o the tax arises out of a breach of that person's obligations under select provisions of the related Governing Document.

     Any tax not borne by one of these persons would be charged against the related trust resulting in a reduction in amounts payable to holders of the related REMIC certificates.

     Tax and Restrictions on Transfers of REMIC Residual Certificates to Particular Organizations. If a REMIC residual certificate is transferred to a Disqualified Organization, a tax will be imposed in an amount equal to the product of:

     o the present value of the total anticipated excess inclusions with respect to the REMIC residual certificate for periods after the transfer, and

     o the highest marginal federal income tax rate applicable to corporations.


     The value of the anticipated excess inclusions is discounted using the applicable Federal rate for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC residual certificate.

     The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on:

     o    events that have occurred up to the time of the transfer,

     o    the prepayment assumption, and

     o any required or permitted clean up calls or required liquidation provided for in the related Governing Document.

     The tax on transfers to Disqualified Organizations generally would be imposed on the transferor of the REMIC residual certificate, except when the transfer is through an agent for a Disqualified Organization. In that case, the tax would instead be imposed on the agent. However, a transferor of a REMIC residual certificate would in no event be liable for the tax with respect to a transfer if:

     o the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization, and

     o as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

     In addition, if a Pass-Through Entity includes in income excess inclusions with respect to a REMIC residual certificate, and a Disqualified Organization is the record holder of an interest in that entity, then a tax will be imposed on that entity equal to the product of:

     o the amount of excess inclusions on the certificate that are allocable to the interest in the Pass-Through Entity held by the Disqualified Organization, and

     o    the highest marginal federal income tax rate imposed on corporations.

     A Pass-Through Entity will not be subject to this tax for any period, however, if each record holder of an interest in that Pass-Through Entity furnishes to that Pass-Through Entity:

     o the holder's social security number and a statement under penalties of perjury that the social security number is that of the record holder, or

     o a statement under penalties of perjury that the record holder is not a Disqualified Organization.

     For taxable years beginning on or after January 1, 1998, if an Electing Large Partnership holds a REMIC residual certificate, all interests in the Electing Large Partnership are treated as held by Disqualified Organizations for purposes of the tax imposed on pass-through entities described in the second preceding paragraph. This tax on Electing Large Partnerships must be paid even if each record holder of an interest in that partnership provides a statement mentioned in the prior paragraph.

     In addition, a person holding an interest in a Pass-Through Entity as a nominee for another person will, with respect to that interest, be treated as a Pass-Through Entity.

     Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that:

     o the residual interests in the entity are not held by Disqualified Organizations, and

     o the information necessary for the application of the tax described in this prospectus will be made available.

     We will include in the related Governing Document restrictions on the transfer of REMIC residual certificates and other provisions that are intended to meet this requirement, and we will discuss those restrictions and provisions in any prospectus supplement relating to the offering of any REMIC residual certificate.

     Termination. A REMIC will terminate immediately after the payment date following receipt by the REMIC of the final payment with respect to the related mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last payment on a REMIC regular certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC residual certificate, if the last payment on that certificate is less than the REMIC residual certificateholder's adjusted basis in the certificate, that holder should, but may not, be treated as realizing a capital loss equal to the amount of that difference.

     Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Internal Revenue Code, a REMIC will be treated as a partnership and holders of the related REMIC residual certificates will be treated as partners. Unless we otherwise state in the related prospectus supplement, the related tax administrator will file REMIC federal income tax returns on behalf of the REMIC, and will be designated as and will act as or on behalf of the tax matters person with respect to the REMIC in all respects.

     As, or as agent for, the tax matters person, the related tax administrator, subject to applicable notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the holders of the REMIC residual certificates in connection with the administrative and judicial review of the REMIC's--

     o    income,

     o    deductions,

     o    gains,

     o    losses, and

     o    classification as a REMIC.

     Holders of REMIC residual certificates generally will be required to report these REMIC items consistently with their treatment on the related REMIC's tax return. In addition, these holders may in some circumstances be bound by a settlement agreement between the related tax administrator, as, or as agent for, the tax matters person, and the IRS concerning any REMIC item. Adjustments made to the REMIC's tax return may require these holders to make corresponding adjustments on their returns. An audit of the REMIC's tax return, or the adjustments resulting from that audit, could result in an audit of a holder's return.

     No REMIC will be registered as a tax shelter under Section 6111 of the Internal Revenue Code. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish to the related REMIC, in a manner to be provided in Treasury regulations, the name and address of that other person, as well as other information.

     Reporting of interest income, including any original issue discount, with respect to REMIC regular certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent or made readily available through electronic means to individual holders of REMIC regular certificates and the IRS. Holders of REMIC regular certificates that are--

     o    corporations,

     o    trusts,

     o    securities dealers, and

     o    various other non-individuals,

will be provided interest and original issue discount income information and the information set forth in the following paragraphs. This information will be provided upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of:

     o 30 days after the end of the quarter for which the information was requested, or

     o    two weeks after the receipt of the request.

     Reporting with respect to REMIC residual certificates, including--

     o    income,

     o    excess inclusions,

     o    investment expenses, and

     o    relevant information regarding qualification of the REMIC's assets,

will be made as required under the Treasury regulations, generally on a quarterly basis.

     As applicable, the REMIC regular certificate information reports will include a statement of the adjusted issue price of the REMIC regular certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, the regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount."

     Unless we otherwise specify in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the related tax administrator for the subject REMIC.

     Backup Withholding with Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC certificates, may be subject to the backup withholding tax under Section 3406 of the Internal Revenue Code if recipients of these payments:

     o fail to furnish to the payor information regarding, among other things, their taxpayer identification numbers, or

     o    otherwise fail to establish an exemption from this tax.

     Any amounts deducted and withheld from a payment to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

     Foreign Investors in REMIC Certificates. Unless we otherwise disclose in the related prospectus supplement, a holder of a REMIC regular certificate that is--

     o    a foreign person, and

     o not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of that certificate,

will normally not be subject to United States federal income or withholding tax with respect to a payment on a REMIC regular certificate. To avoid withholding or tax, that holder must comply with applicable identification requirements. These requirements include delivery of a statement, signed by the certificateholder under penalties of perjury, certifying that the certificateholder is a foreign person and providing the name, address and such other information with respect to the certificateholder as may be required by regulations issued by the Treasury Department. Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

     For these purposes, a foreign person is anyone other than a U.S. Person.

     It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC regular certificate held by a person or entity that owns directly or indirectly a 10% or greater interest in the related REMIC residual certificates. If the holder does not qualify for exemption, payments of interest, including payments in respect of accrued original issue discount, to that holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

     It is possible, under regulations promulgated under Section 881 of the Internal Revenue Code concerning conduit financing transactions, that the exemption from withholding taxes described above may also not be available to a holder who is a foreign person and either--

     o    owns 10% or more of one or more underlying mortgagors, or

     o if the holder is a controlled foreign corporation, is related to one or more mortgagors in the applicable trust.

     Further, it appears that a REMIC regular certificate would not be included in the estate of a nonresident alien individual and would not be subject to United States estate taxes. However, it is recommended that certificateholders who are nonresident alien individuals consult their tax advisors concerning this question.

     Unless we otherwise state in the related prospectus supplement, the related Governing Document will prohibit transfers of REMIC residual certificates to investors that are:

     o    foreign persons, or

     o U.S. Persons, if classified as a partnership under the Internal Revenue Code, unless all of their beneficial owners are U.S. Persons.

FASIT(S)

     General. An election may be made to treat the trust for a series of offered certificates or specified assets of that trust, as a financial asset securitization investment trust, or FASIT, within the meaning of Section 860L(a) of the Internal Revenue Code. The election would be noted in the applicable prospectus supplement. If a FASIT election is made, the offered certificates will be designated as classes of regular interests in that FASIT, and there will be one class of ownership interest in the FASIT. With respect to each series of offered certificates as to which the related tax administrator makes a FASIT election, and assuming, among other things--

     o    the making of an appropriate election, and

     o    compliance with the related Governing Document,

our counsel will deliver its opinion generally to the effect that:

     o    the relevant assets will qualify as a FASIT,

     o those offered certificates will be FASIT regular certificates, representing FASIT regular interests in the FASIT, and

     o one class of certificates of the same series will be the FASIT ownership certificates, representing the sole class of ownership interest in the FASIT.

     Only FASIT regular certificates are offered by this prospectus. If so specified in the applicable prospectus supplement, a portion of the trust for a series of certificates as to no FASIT election is made may be treated as a grantor trust for federal income tax purposes. See "--Grantor Trusts."

     On February 4, 2000, the Treasury Department issued proposed regulations relating to FASITs. References to the "FASIT proposed regulations" in this discussion refer to those proposed regulations. The proposed regulations have not been adopted as final and, in general, are not proposed to be effective as of the date of this prospectus. They nevertheless are indicative of the rules the Treasury Department currently views as appropriate with regard to the FASIT provisions.

     Characterization of Investments in FASIT Regular Certificates. FASIT regular certificates held by a real estate investment trust will, unless otherwise provided in the related prospectus supplement, constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Internal Revenue Code and interest on the FASIT regular certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code in the same proportion, for both purposes, that the assets and income of the FASIT would be so treated. FASIT regular certificates held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Section 7701(a)(19)(C)(xi) of the Internal Revenue Code, but only in the proportion that the FASIT holds "loans secured by an interest in real property which is residential real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code. For this purpose, mortgage loans secured by multifamily residential housing should qualify. It is also likely that mortgage loans secured by health care related facilities would qualify as "loans secured by an interest in health institutions or facilities, including structures designed or used primarily for residential purposes for persons under care" within the meaning of Section 7701(a)(19)(C)(vii) of the Internal Revenue Code. If at all times 95% or more of the assets of the FASIT or the income on those assets qualify for the foregoing treatments, the FASIT regular certificates will qualify for the corresponding status in their entirety. Mortgage loans which have been defeased with Treasury obligations and the income from those loans will not qualify for the foregoing treatments. Accordingly, the FASIT regular certificates may not be a suitable investment for you if you require a specific amount or percentage of assets or income meeting the foregoing treatments. For purposes of Section 856(c)(4)(A) of the Internal Revenue Code, payments of principal and interest on a mortgage loan that are reinvested pending distribution to holders of FASIT regular certificates should qualify for that treatment. FASIT regular certificates held by a regulated investment company will not constitute "government securities" within the meaning of Section 851(b)(4)(A)(i) of the Internal Revenue Code. FASIT regular certificates held by various financial institutions will constitute an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Internal Revenue Code.

     Qualification as a FASIT.

     General. In order to qualify as a FASIT, the trust for a series of offered certificates or specified assets of that trust must comply with the requirements set forth in the Internal Revenue Code on an ongoing basis. The FASIT must fulfill an asset test, which requires that substantially all of the assets of the FASIT, as of, and at all times following, the close of the third calendar month beginning after the FASIT's startup day, which for purposes of this discussion is the date of the initial issuance of the FASIT regular certificates, be permitted assets for a FASIT.

     Permitted assets for a FASIT include--

     o    cash or cash equivalents,

     o specified types of debt instruments, other than debt instruments issued by the owner of the FASIT or a related party, and contracts to acquire those debt instruments,

     o    hedges and contracts to acquire hedges,

     o    foreclosure property, and

     o    regular interests in another FASIT or in a REMIC.

As discussed below in this "--Qualification as a FASIT" subsection, specified restrictions apply to each type of permitted asset.

     Under the FASIT proposed regulations, the "substantially all" requirement would be met if at all times the aggregate adjusted basis of the permitted assets is more than 99 percent of the aggregate adjusted basis of all the assets held by the FASIT, including assets deemed to be held by the FASIT under
Section 860I(b)(2) of the Internal Revenue Code because they support a regular interest in the FASIT.

     The FASIT provisions also require the FASIT ownership interest to be held only by some fully taxable domestic corporations and do not recognize transfers of high-yield regular interests to taxpayers other than fully taxable domestic corporations or other FASITs. The related Governing Document will provide that no legal or beneficial interest in the ownership interest or in any class or classes of certificates that we determine to be high-yield regular interests may be transferred or registered unless all applicable conditions designed to prevent violation of this requirement, are met.

     Permitted Assets. The proposed regulations enumerate the types of debt that qualify as permitted assets for a FASIT. The FASIT provisions provide that permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Under the FASIT proposed regulations, the definition of debt permitted to be held by a FASIT, would include--

     o    REMIC regular interests,

     o    regular interests of other FASITs,

     o    inflation indexed debt instruments,

     o    credit card receivables, and

     o    some stripped bonds and coupons.

However, under the FASIT proposed regulations, equity linked debt instruments and defaulted debt instruments would not be permitted assets for a FASIT. In addition, a FASIT may not hold--

     o    debt of the owner of the FASIT ownership interest,

     o debt guaranteed by the owner of the FASIT ownership interest in circumstances such that the owner is in substance the primary obligor on the debt instrument, or

     o debt issued by third parties that is linked to the performance or payments of debt instruments issued by the owner or a related person, are not permitted assets.

Finally, debt that is traded on an established securities market and subject to a foreign withholding tax is not a permitted asset for a FASIT.

     Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments. These hedges must be reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. The FASIT proposed regulations do not include a list of specified permitted hedges or guarantees, but rather focus on the intended function of a hedge and permit the contract to offset the following risk factors:

     o    fluctuations in market interest rates;

     o    fluctuations in currency exchange rates;

     o the credit quality of, or default on, the FASIT's assets or debt instruments underlying the FASIT's assets; and

     o the receipt of payments on the FASIT's assets earlier or later than originally anticipated.

     The FASIT proposed regulations prohibit a hedge or guarantee from referencing assets other than permitted assets, indices, economic indicators or financial averages that are not both widely disseminated and designed to correlate closely with the changes in one or more of the risk factors described above. However, under the FASIT proposed regulations, FASIT owners will be able to hold hedges or guarantees inside a FASIT that do not relate to the already issued regular interests, or to assets the FASIT already holds, if the FASIT expects to issue regular interests, or expects to hold assets, that are related to the hedge or guarantee in question. The proposed regulations also place restrictions on hedges and guarantees entered into with the holder of the FASIT ownership interest or a related party.

     Property acquired in connection with the default or imminent default of a debt instrument held by a FASIT may qualify both as foreclosure property and as a type of permitted asset under the FASIT provisions. It will in general continue to qualify as foreclosure property during a grace period that runs until the end of the third taxable year beginning after the taxable year in which the FASIT acquires the foreclosure property. Under the FASIT proposed regulations, if the foreclosure property also would qualify as another type of permitted asset, it may be held beyond the close of that grace period. However, at the close of the grace period, gain, if any, on the property must be recognized as if the property had been contributed by the owner of the FASIT on that date. In addition, the FASIT proposed regulations provide that, after the close of the grace period, disposition of the foreclosure property is potentially subject to a 100% prohibited transactions tax, without the benefit of an exception to this tax applicable to sales of foreclosure property.

     Permitted Interests. In addition to the foregoing, interests in a FASIT also must meet specified requirements. All of the interests in a FASIT must be either of the following:

     o    a single class of ownership interest, or

     o    one or more classes of regular interests.

     An ownership interest is an interest in a FASIT other than a regular interest that is issued on the startup day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. A regular interest is an interest in a FASIT that is issued on or after the startup day with fixed terms, is designated as a regular interest, and--

     1. unconditionally entitles the holder to receive a specified principal amount or other similar amount,

     2. provides that interest payments or other similar amounts, if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate,

     3.   has a stated maturity of not longer than 30 years,

     4. has an issue price not greater than 125% of its stated principal amount, and

     5. has a yield to maturity not greater than 5 percentage points higher than the applicable Federal rate, as defined in Section 1274(d) of the Internal Revenue Code, for Treasury obligations of a similar maturity.

     A regular interest that is described in the preceding sentence except that it fails to meet one or more of requirements 1, 4 or 5, is a high-yield regular interest. Further, to be a high-yield regular interest, an interest that fails requirement 2 must consist of a specified portion of the interest payments on the permitted assets, determined by reference to the rules related to permitted rates for REMIC regular interests that have no, or a disproportionately small, amount of principal. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are contingent on--

     o    the absence of defaults or delinquencies on permitted assets,

     o    lower than reasonably expected returns on permitted assets,

     o    unanticipated expenses incurred by the FASIT, or

     o    prepayment interest shortfalls.

     Cessation of FASIT. If an entity fails to comply with one or more of the ongoing requirements of the Internal Revenue Code for status as a FASIT during any taxable year, the Internal Revenue Code provides that the entity or applicable portion of that entity, will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities will be classified, presumably, as a taxable mortgage pool under general federal income tax principles, and the FASIT regular certificates may be treated as equity interests in the entity. Under the FASIT proposed regulations, the underlying arrangement generally cannot reelect FASIT status and any election a FASIT owner made, other than the FASIT election, and any method of accounting adopted with respect to the FASIT assets, binds the underlying arrangement as if the underlying arrangement itself had made those elections or adopted that method. In the case of an inadvertent cessation of a FASIT, under the FASIT proposed regulations, the Commissioner of the IRS may grant relief from the adverse consequences of that cessation, subject to those adjustments as the Commissioner may require the FASIT and all holders of interests in the FASIT to accept with respect to the period in which the FASIT failed to qualify as such.


     Under the proposed FASIT regulations, apart from failure to qualify as a FASIT, a FASIT may not revoke its election or cease to be a FASIT without the consent of the Commissioner of the IRS.

     Regular interest holders, in the case of cessation of a FASIT, are treated as exchanging their FASIT regular interests for new interests in the underlying arrangement. The FASIT proposed regulations would classify the new interests under general principles of Federal income tax law, for example, as interests in debt instruments, as interest in a partnership or interests in an entity subject to corporate taxation, depending on what the classification of those interests would have been in the absence of a FASIT election. On the deemed receipt of that new interest, under the FASIT proposed regulations, you would be required to mark the new interests to market and to recognize gain, but would not be permitted to recognize loss, as though the old interest had been sold for an amount equal to the fair market value of the new interest. Your basis in the new interest deemed received in the underlying arrangement would equal your basis in the FASIT regular interest exchanged for it, increased by any gain you recognized on the deemed exchange.

     Taxation of FASIT Regular Certificates. The FASIT regular certificates generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, subject to the discussion below concerning high-yield interests:

     o interest, original issue discount and market discount on a FASIT regular certificate will be treated as ordinary income to the holder of that certificate, and

     o principal payments, other than principal payments that do not exceed accrued market discount, on a FASIT regular certificate will be treated as a return of capital to the extent of the holder's basis allocable thereto.

     You must use the accrual method of accounting with respect to FASIT regular certificate, regardless of the method of accounting you otherwise use.

     Except as set forth in the applicable prospectus supplement and in the immediately following discussion concerning high-yield interests, the discussions above under the headings "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount," "--Market Discount," "--Premium," and "--Realized Losses" will apply to the FASIT regular certificates. The discussion under the headings "--REMICs--Sale of REMIC Regular Certificates" will also apply to the FASIT regular certificates, except that the treatment of a portion of the gain on a REMIC regular interest as ordinary income to the extent the yield on those certificates did not exceed 110% of the applicable Federal rate will not apply.

     High Yield Interests; Anti-Avoidance Excise Taxes on Tiered
Arrangements. The taxable income, and the alternative minimum taxable income, of any holder of a high-yield interest may not be less than the taxable income from all high-yield interests and FASIT ownership interests that it holds, together with any excess inclusions with respect to REMIC residual interests that it owns.

     High yield interests may only be held by fully taxable, domestic C corporations or another FASIT. Any attempted transfer of a high-yield interest to any other type of taxpayer will be disregarded, and the transferor will be required to include in its gross income the amount of income attributable to the high-yield interest notwithstanding its attempted transfer. The related Governing Document will contain provisions and procedures designed to assure that, in general, only domestic C corporations or other FASITs may acquire high-yield interests. There is an exception allowing non-corporate taxpayers that hold high-yield interest exclusively for sale to customers in the ordinary course of business to do so, subject to an excise tax imposed at the corporate income tax rate if the holder ceases to be a dealer or begins to hold the high-yield interest for investment. Unless otherwise specified in the prospectus supplement, the related Governing Document will also allow those holders to hold high-yield interests.

     To prevent the avoidance of these rules through tiered arrangements, an excise tax is imposed on any Pass-Through Entity, which, under the FASIT proposed regulations, includes a REMIC, that:

     o holds any FASIT regular interest, whether or not that FASIT regular interest is a high-yield interest; and

     o    issues a debt or equity interest that is--

          1.  supported by that FASIT regular interest, and

          2. has a yield, higher than the yield on that FASIT regular interest, that would cause that debt or equity interest to be a high yield interest if it had been issued by a FASIT.

Under the statute, the amount of that tax, which is imposed on the Pass-Through Entity, is the highest corporate income tax rate applied to the income of the holder of the debt or equity interest properly attributable to the FASIT regular interest that supports it. The proposed FASIT regulations provide that the tax is an excise tax that must be paid on or before the due date of the Pass-Through Entity's tax return for the taxable year in which it issues that debt or equity interest. This appears to contemplate a one-time payment on all future income from the FASIT regular interest that is projected to be properly attributable to the debt or equity interest it supports. It is not clear how this amount is to be determined.

     Prohibited Transactions and Other Taxes. Income or gain from prohibited transactions by a FASIT are taxable to the holder of the ownership interest in that FASIT at a 100% rate. Prohibited transactions generally include, under the FASIT statutory provisions and proposed FASIT regulations:

     o    the receipt of income from other than permitted assets;

     o    the receipt of compensation for services;

     o    the receipt of any income derived from a loan originated by the FASIT;
          or

     o the disposition of a permitted asset, including disposition in connection with a cessation of FASIT status, other than for--

          1.  foreclosure, default, or imminent default of a qualified mortgage,

          2.  bankruptcy or insolvency of the FASIT,

          3. substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain, or the reduction of a loss, on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT, or

          4.  the retirement of a class of FASIT regular interests.

     The proposed regulations presume that some transactions will be loan originations, but also provide safe harbors for loans originated by the FASIT. The proposed safe harbors apply in the following circumstances:

     o if the FASIT acquires the loan from an established securities market as described in Treasury regulation Sections 1.1273-2(f)(2) through
          (4),

     o if the FASIT acquires the loan more than one year after the loan was issued,

     o if the FASIT acquires the loan from a person that regularly originates similar loans in the ordinary course of business,

     o if the FASIT receives any new loan from the same obligor in exchange for the obligor's original loan in the context of a work out, and

     o when the FASIT makes a loan under a contract or agreement in the nature of a line of credit the FASIT is permitted to hold.

     The FASIT provisions generally exclude from prohibited transactions the substitution of a debt instruments for another debt instrument which is a permitted asset and the distribution of a debt instrument contributed by the holder of the ownership interest to that holder in order to reduce over-collateralization of the FASIT. In addition, the FASIT proposed regulations also exclude transactions involving the disposition of hedges from the category of prohibited transactions. However, the proposed regulations deem a distribution of debt to be carried out principally to recognize gain, and to be a prohibited transaction, if the owner or related person sells the substituted or distributed debt instrument at a gain within 180 days of the substitution or distribution. It is unclear the extent to which tax on those transactions could be collected from the FASIT directly under the applicable statutes rather than from the holder of the ownership interest. However, under the related Governing Document, any prohibited transactions tax that is not payable by a party thereto as a result of its own actions will be paid by the FASIT. It is not anticipated that the FASIT will engage in any prohibited transactions.

     Taxation of Foreign Investors. The federal income tax treatment of non-U.S. Persons who own FASIT regular certificates that are not high-yield interests is the same as that described above under "--REMICs--Foreign Investors in REMIC Regular Certificates." However, if you are a non-U.S. Person and you hold a regular interest, either directly or indirectly, in a FASIT, you should note that under the FASIT proposed regulations, interest paid or accrued on a debt instrument held by the FASIT is treated as being received by you directly from a conduit debtor for purposes of Subtitle A of the Internal Revenue Code and the regulations thereunder if:

     o you are a 10% shareholder of an obligor on a debt instrument held by the FASIT;

     o you are a controlled foreign corporation to which an obligor on a debt instrument held by the FASIT is a related person; or

     o you are related to such an obligor that is a corporation or partnership, in general, having common ownership to a greater than 50% extent.

     If you believe you may be in one of these categories, you should consult with your tax advisors, in particular concerning the possible imposition of United States withholding taxes at a 30% rate on interest paid with respect to a FASIT regular interest under these circumstances.

     High-yield FASIT regular certificates may not be sold to or beneficially owned by non-U.S. Persons. Any purported transfer to a non-U.S. Person will be null and void and, upon the related trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of those FASIT regular certificates will be restored to ownership as completely as possible. The last preceding owner will, in any event, be taxable on all income with respect to those FASIT regular certificates for federal income tax purposes. The related Governing Document will provide that, as a condition to transfer of a high-yield FASIT regular certificate, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

     Backup Withholding. Payments made on the FASIT regular certificates, and proceeds from the sale of the FASIT regular certificates to or through some brokers, may be subject to a backup withholding tax under Section 3406 of the Internal Revenue Code in the same manner as described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above.

     Reporting Requirements. Reports of accrued interest, OID, if any, and information necessary to compute the accrual of any market discount on the FASIT regular certificates will be made annually to the IRS and to investors in the same manner as described above under "--REMICs--Reporting and Other Administrative Matters" above.


GRANTOR TRUSTS

     Classification of Grantor Trusts. With respect to each series of grantor trust certificates, our counsel will deliver its opinion to the effect that, assuming compliance with all provisions of the related Governing Document, the related trust, or relevant portion of that trust, will be classified as a grantor trust under subpart E, part I of subchapter J of the Internal Revenue Code and not as a partnership or an association taxable as a corporation.

     A grantor trust certificate may be classified as either of the following types of certificate:

     o a grantor trust fractional interest certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related grantor trust, together with interest, if any, on those loans at a pass-through rate; or

     o a grantor trust strip certificate representing ownership of all or a portion of the difference between--

          1. interest paid on the mortgage loans constituting the related grantor trust, minus

          2.  the sum of:

     o    normal administration fees, and

     o interest paid to the holders of grantor trust fractional interest certificates issued with respect to that grantor trust

     A grantor trust strip certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related grantor trust.


     Characterization of Investments in Grantor Trust Certificates.

     Grantor Trust Fractional Interest Certificates. Unless we otherwise disclose in the related prospectus supplement, any offered certificates that are grantor trust fractional interest certificates will generally represent interests in:

     o "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code, but only to the extent that the underlying mortgage loans have been made with respect to property that is used for residential or other prescribed purposes;

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3) of the Internal Revenue Code;

     o "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code; and

     o "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code.

     In addition, interest on offered certificates that are grantor trust fractional interest certificates will, to the same extent, be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Internal Revenue Code.

     Grantor Trust Strip Certificates. Even if grantor trust strip certificates evidence an interest in a grantor trust--

     o consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Internal Revenue Code,

     o consisting of mortgage loans that are "real estate assets" within the meaning of Section 856(c)(5)(B) of the Internal Revenue Code, and

     o the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(A) of the Internal Revenue Code,

it is unclear whether the grantor trust strip certificates, and the income from those certificates, will be so characterized. We recommend that prospective purchasers to which the characterization of an investment in grantor trust strip certificates is material consult their tax advisors regarding whether the grantor trust strip certificates, and the income from those certificates, will be so characterized.

     The grantor trust strip certificates will be:

     o "obligation[s] (including any participation or certificate of beneficial ownership therein) which . . .[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code, and

     o in general, "permitted assets" within the meaning of Section 860L(a)(1)(C) of the Internal Revenue Code.


     Taxation of Owners of Grantor Trust Fractional Interest Certificates

     General. Holders of a particular series of grantor trust fractional interest certificates generally:

     o will be required to report on their federal income tax returns their shares of the entire income from the underlying mortgage loans, including amounts used to pay reasonable servicing fees and other expenses, and

     o will be entitled to deduct their shares of any reasonable servicing fees and other expenses.

     Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a grantor trust fractional interest certificate may differ significantly from interest paid or accrued on the underlying mortgage loans.

     Section 67 of the Internal Revenue Code allows an individual, estate or trust holding a grantor trust fractional interest certificate directly or through some types of pass-through entities a deduction for any reasonable servicing fees and expenses only to the extent that the total of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income.

     Section 68 of the Internal Revenue Code reduces the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount.

     The amount of additional taxable income reportable by holders of grantor trust fractional interest certificates who are subject to the limitations of either Section 67 or Section 68 of the Internal Revenue Code may be substantial. Further, certificateholders, other than corporations, subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining their alternative minimum taxable income.

     Although it is not entirely clear, it appears that in transactions in which multiple classes of grantor trust certificates, including grantor trust strip certificates, are issued, any fees and expenses should be allocated among those classes of grantor trust certificates. The method of this allocation should recognize that each class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, we currently expect that information returns or reports to the IRS and certificateholders will be based on a method that allocates these fees and expenses among classes of grantor trust certificates with respect to each period based on the payments made to each class during that period.

     The federal income tax treatment of grantor trust fractional interest certificates of any series will depend on whether they are subject to the stripped bond rules of Section 1286 of the Internal Revenue Code. Grantor trust fractional interest certificates may be subject to those rules if:

     o a class of grantor trust strip certificates is issued as part of the same series, or

     o we or any of our affiliates retain, for our or its own account or for purposes of resale, a right to receive a specified portion of the interest payable on an underlying mortgage loan.

     Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgage loans that constitutes a stripped coupon. We will include in the related prospectus supplement information regarding servicing fees paid out of the assets of the related trust to:

     o    a master servicer,

     o    a special servicer,

     o    any sub-servicer, or

     o    their respective affiliates.

     With respect to certain categories of debt instruments, Section 1272(a)(6) of the Code requires the use of a reasonable prepayment assumption in accruing original issue discount, and adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption.

     Legislation enacted in 1997 extended the scope of that section to cover investments in any pool of debt instruments the yield on which may be affected by reason of prepayments. The precise application of Section 1272(a)(6) of the Code to pools of debt instruments is unclear in certain respects. For example, it is uncertain whether a prepayment assumption will be applied collectively to all of a taxpayer's investments in these pools of debt instruments, or on an investment-by-investment basis. Similarly, it is not clear whether the assumed prepayment rate as to investments in grantor trust fractional interest certificates is to be determined based on conditions at the time of the first sale of the certificate or, with respect to any holder, at the time of purchase of the certificate by that holder.

     We recommend that certificateholders consult their tax advisors concerning reporting original issue discount, market discount and premium with respect to grantor trust fractional interest certificates.

     If Stripped Bond Rules Apply. If the stripped bond rules apply, each grantor trust fractional interest certificate will be treated as having been issued with original issue discount within the meaning of Section 1273(a) of the Internal Revenue Code. This is subject, however, to the discussion below regarding:

     o    the treatment of some stripped bonds as market discount bonds, and

     o    de minimis market discount.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates-- Market Discount" below.

     The holder of a grantor trust fractional interest certificate will report interest income from its grantor trust fractional interest certificate for each month to the extent it constitutes "qualified stated interest" in accordance with its normal method of accounting. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" in this prospectus for a description of qualified stated interest.

     The original issue discount on a grantor trust fractional interest certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a grantor trust fractional interest certificate as to any purchaser will be equal to the price paid by that purchaser of the grantor trust fractional interest certificate. The stated redemption price of a grantor trust fractional interest certificate will be the sum of all payments to be made on that certificate, other than qualified stated interest, if any, and the certificate's share of reasonable servicing fees and other expenses.

     See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of that income that accrues in any month would equal the product of:

     o the holder's adjusted basis in the grantor trust fractional interest certificate at the beginning of the related month, as defined in "--Grantor Trusts--Sales of Grantor Trust Certificates," and

     o the yield of that grantor trust fractional interest certificate to the holder.

     The yield would be computed as the rate, that, if used to discount the holder's share of future payments on the related mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. This rate is compounded based on the regular interval between payment dates. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the related mortgage loans will not include any payments made with respect to any ownership interest in those mortgage loans retained by us, a master servicer, a special servicer, a sub-servicer or our or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses and is based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     In the case of a grantor trust fractional interest certificate acquired at a price equal to the principal amount of the related mortgage loans allocable to that certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a grantor trust fractional interest certificate acquired at a price less than or greater than the principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease the yield. Therefore, the use of this prepayment assumption would accelerate or decelerate, respectively, the reporting of income.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when certificates are offered and sold hereunder, which we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption used or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports that we send, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Under Treasury Regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds. Accordingly, any purchaser of that bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon:

     o there is no original issue discount or only a de minimis amount of original issue discount, or

     o the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the related mortgage loans, before subtracting any servicing fee or any stripped coupon.

     If interest payable on a grantor trust fractional interest certificate is more than one percentage point lower than the gross interest rate payable on the related mortgage loans, we will disclose that fact in the related prospectus supplement. If the original issue discount or market discount on a grantor trust fractional interest certificate determined under the stripped bond rules is less than the product of:

     o    0.25% of the stated redemption price, and

     o    the weighted average maturity of the related mortgage loans,

then the original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue discount and market discount described in "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" and "--Market Discount" below.

     If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a grantor trust fractional interest certificate, the certificateholder will be required to report its share of the interest income on the related mortgage loans in accordance with the certificateholder's normal method of accounting. In that case, the original issue discount rules will apply, even if the stripped bond rules do not apply, to a grantor trust fractional interest certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

     The original issue discount, if any, on mortgage loans will equal the difference between:

     o    the stated redemption price of the mortgage loans, and

     o    their issue price.

     For a definition of "stated redemption price," see "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan. If the borrower separately pays points to the lender that are not paid for services provided by the lender, such as commitment fees or loan processing costs, the amount of those points paid reduces the issue price.

     The stated redemption price of a mortgage loan will generally equal its principal amount. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test as in the REMIC discussion. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     In the case of mortgage loans bearing adjustable or variable interest rates, we will describe in the related prospectus supplement the manner in which these rules will be applied with respect to the mortgage loans by the related trustee or master servicer, as applicable, in preparing information returns to certificateholders and the IRS.

     If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     A purchaser of a grantor trust fractional interest certificate may purchase the grantor trust fractional interest certificate at a cost less than the certificate's allocable portion of the total remaining stated redemption price of the underlying mortgage loans. In that case, the purchaser will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to those mortgage loans. However, each daily portion will be reduced, if the cost of the grantor trust fractional interest certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate adjusted issue prices of the underlying mortgage loans. The reduction will be approximately in proportion to the ratio that the excess bears to the certificate's allocable portion of the total original issue discount remaining to be accrued on those mortgage loans.

     The adjusted issue price of a mortgage loan on any given day equals the sum of:

     o the adjusted issue price or the issue price, in the case of the first accrual period, of the mortgage loan at the beginning of the accrual period that includes that day, and

     o the daily portions of original issue discount for all days during the accrual period prior to that day.

     The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal:

     o    the issue price of the mortgage loan, increased by

     o the total amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by

     o the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

     In the absence of statutory or administrative clarification, we currently expect that information reports or returns to the IRS and certificateholders will be based on:

     o a prepayment assumption determined when the certificates are offered and sold hereunder and disclosed in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans will in fact prepay at a rate conforming to the prepayment assumption or any other rate, or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Market Discount. If the stripped bond rules do not apply to a grantor trust fractional interest certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Internal Revenue Code to the extent an interest in a mortgage loan is considered to have been purchased at a market discount. A mortgage loan is considered to have been purchased at a market discount if--

     o in the case of a mortgage loan issued without original issue discount, it is purchased at a price less than its remaining stated redemption price, or

     o in the case of a mortgage loan issued with original issue discount, it is purchased at a price less than its adjusted issue price.

     If market discount is in excess of a de minimis amount, the holder generally must include in income in each month the amount of the discount that has accrued, under the rules described in the next paragraph, through that month that has not previously been included in income. However, the inclusion will be limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by or, for accrual method certificateholders, due to the trust in that month. A certificateholder may elect to include market discount in income currently as it accrues, under a constant yield method based on the yield of the certificate to the holder, rather than including it on a deferred basis in accordance with the foregoing. Such market discount will be accrued based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     We recommend that certificateholders consult their own tax advisors concerning accrual of market discount with respect to grantor trust fractional interest certificates. Certificateholders should also refer to the related prospectus supplement to determine whether and in what manner the market discount will apply to the underlying mortgage loans purchased at a market discount.

     To the extent that the underlying mortgage loans provide for periodic payments of stated redemption price, you may be required to include market discount in income at a rate that is not significantly slower than the rate at which that discount would be included in income if it were original issue discount.

     Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

     Further, under the rules described under "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount" above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the underlying mortgage loans.

     Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, which is a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Internal Revenue Code to amortize the portion of that premium allocable to mortgage loans originated after September 27, 1985 using a constant yield method. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should:

     o be allocated among the payments of stated redemption price on the mortgage loan, and

     o be allowed as a deduction as those payments are made or, for an accrual method certificateholder, due.

     It appears that a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Internal Revenue Code similar to that described for calculating the accrual of market discount of grantor trust fractional interest certificates based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     Taxation of Owners of Grantor Trust Strip Certificates. The stripped coupon rules of Section 1286 of the Internal Revenue Code will apply to the grantor trust strip certificates. Except as described above under "--Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Internal Revenue Code have been issued and some uncertainty exists as to how it will be applied to securities, such as the grantor trust strip certificates. Accordingly, we recommend that you consult your tax advisors concerning the method to be used in reporting income or loss with respect to those certificates.

     The Treasury regulations promulgated under the original discount rules do not apply to stripped coupons, although they provide general guidance as to how the original issue discount sections of the Internal Revenue Code will be applied.

     Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the grantor trust strip certificates based on a constant yield method. In effect, you would include as interest income in each month an amount equal to the product of your adjusted basis in the grantor trust strip certificate at the beginning of that month and the yield of the grantor trust strip certificate to you. This yield would be calculated based on:

     o    the price paid for that grantor trust strip certificate by you, and

     o the projected payments remaining to be made on that grantor trust strip certificate at the time of the purchase, plus

     o an allocable portion of the projected servicing fees and expenses to be paid with respect to the underlying mortgage loans.

     Such yield will accrue based generally on the method described in Section 1272(a)(6) of the Internal Revenue Code. The precise means of applying that method is uncertain in various respects, however. See "Grantor Trusts--Taxation of Owners of Grantor Trust Fractional Interest Certificates--General."

     If the method for computing original issue discount under Section 1272(a)(6) results in a negative amount of original issue discount as to any accrual period with respect to a grantor trust strip certificate, the amount of original issue discount allocable to that accrual period will be zero. That is, no current deduction of the negative amount will be allowed to you. You will instead only be permitted to offset that negative amount against future positive original issue discount, if any, attributable to that certificate. Although not free from doubt, it is possible that you may be permitted to deduct a loss to the extent his or her basis in the certificate exceeds the maximum amount of payments you could ever receive with respect to that certificate. However, the loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to grantor trust certificates with no, or disproportionately small, amounts of principal, which can have negative yields under circumstances that are not default related. See "Risk Factors--The Investment Performance of Your Offered Certificates Will Depend Upon Payments, Defaults and Losses on the Underlying Mortgage Loans; and Those Payments, Defaults and Losses May Be Highly Unpredictable" above.

     The accrual of income on the grantor trust strip certificates will be significantly slower using a prepayment assumption than if yield is computed assuming no prepayments. In the absence of statutory or administrative clarification, we currently expect that information returns or reports to the IRS and certificateholders will be based on:

     o the prepayment assumption we will disclose in the related prospectus supplement, and

     o a constant yield computed using a representative initial offering price for each class of certificates.

     However, neither we nor any other person will make any representation that--

     o the mortgage loans in any of our trusts will in fact prepay at a rate conforming to the prepayment assumption or at any other rate or

     o    the prepayment assumption will not be challenged by the IRS on audit.

     We recommend that prospective purchasers of the grantor trust strip certificates consult their tax advisors regarding the use of the prepayment assumption.

     Certificateholders also should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

     Sales of Grantor Trust Certificates. Any gain or loss recognized on the sale or exchange of a grantor trust certificate by an investor who holds that certificate as a capital asset, will be capital gain or loss, except as described below in this "--Sales of Grantor Trust Certificates" subsection. The amount recognized equals the difference between:

     o the amount realized on the sale or exchange of a grantor trust certificate, and

     o    its adjusted basis.

     The adjusted basis of a grantor trust certificate generally will equal:

     o    its cost, increased by

     o any income reported by the seller, including original issue discount and market discount income, and reduced, but not below zero, by

     o any and all previously reported losses, amortized premium, and payments with respect to that grantor trust certificate.

     As of the date of this prospectus, the Internal Revenue Code provides for lower rates as to long-term capital gains than those applicable to the short-term capital gains and ordinary income realized or received by individuals. No similar rate differential exists for corporations. In addition, the distinction between a capital gain or loss and ordinary income or loss remains relevant for other purposes.

     Gain or loss from the sale of a grantor trust certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income. Gain or loss recognized by banks and other financial institutions subject to
Section 582(c) of the Internal Revenue Code will be treated as ordinary income.

     Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the grantor trust certificate is held as part of a "conversion transaction" within the meaning of
Section 1258 of the Internal Revenue Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate applicable Federal rate at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

     The Internal Revenue Code requires the recognition of gain upon the constructive sale of an appreciated financial position. A constructive sale of an appreciated financial position occurs if a taxpayer enters into a transaction or series of transactions that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. Debt instruments that--

     o    entitle the holder to a specified principal amount,

     o    pay interest at a fixed or variable rate, and

     o    are not convertible into the stock of the issuer or a related party,

cannot be the subject of a constructive sale for this purpose. Because most grantor trust certificates meet this exception, this Section will not apply to most grantor trust certificates. However, some grantor trust certificates have no, or a disproportionately small amount of, principal and these certificates can be the subject of a constructive sale.

     Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the relevant taxable year. This election would be done for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

     Grantor Trust Reporting. Unless otherwise provided in the related prospectus supplement, the related tax administrator will furnish or make readily available through electronic means to each holder of a grantor trust certificate with each payment a statement setting forth the amount of the payment allocable to principal on the underlying mortgage loans and to interest on those loans at the related pass-through rate. In addition, the related tax administrator will furnish, within a reasonable time after the end of each calendar year, to each person or entity that was the holder of a grantor trust certificate at any time during that year, information regarding:

     o the amount of servicing compensation received by a master servicer or special servicer, and

     o all other customary factual information the reporting party deems necessary or desirable to enable holders of the related grantor trust certificates to prepare their tax returns.

     The reporting party will furnish comparable information to the IRS as and when required by law to do so.

     Because the rules for accruing discount and amortizing premium with respect to grantor trust certificates are uncertain in various respects, there is no assurance the IRS will agree with the information reports of those items of income and expense. Moreover, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

     On June 20, 2002, the Service published proposed regulations, which will, when effective, establish a reporting framework for interests in "widely held fixed investment trusts" that will place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as any entity classified as a "trust" under Treasury Regulation Section 301.7701-4(c) in which any interest is held by a middleman, which includes, but is not limited to:

     o    a custodian of a person's account,

     o    a nominee, and

     o    a broker holding an interest for a customer in street name.

     These regulations are proposed to be effective on January 1, 2004.

     Backup Withholding. In general, the rules described under "--REMICs--Backup Withholding with Respect to REMIC Certificates" above will also apply to grantor trust certificates.

     Foreign Investors. In general, the discussion with respect to REMIC regular certificates under "--REMICs--Foreign Investors in REMIC Certificates" above applies to grantor trust certificates. However, unless we otherwise specify in the related prospectus supplement, grantor trust certificates will be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion above, only to the extent the related mortgage loans were originated after July 18, 1984.

     To the extent that interest on a grantor trust certificate would be exempt under Sections 871(h)(1) and 881(c) of the Internal Revenue Code from United States withholding tax, and the certificate is not held in connection with a certificateholder's trade or business in the United States, the certificate will not be subject to United States estate taxes in the estate of a nonresident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

     In addition to the federal income tax consequences described in "Federal Income Tax Consequences," potential investors should consider the state and local tax consequences concerning the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, we recommend that prospective investors consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.


                              ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, imposes various requirements on--

     o    ERISA Plans, and

     o    persons that are fiduciaries with respect to ERISA Plans,

in connection with the investment of the assets of an ERISA Plan. For purposes of this discussion, ERISA Plans include corporate pension and profit sharing plans as well as separate accounts and collective investment funds, including as applicable, insurance company general accounts, in which other ERISA Plans are invested.

     Governmental plans and, if they have not made an election under Section 410(d) of the Internal Revenue Code of 1986, church plans are not subject to ERISA requirements. However, those plans may be subject to provisions of other applicable federal or state law that are materially similar to the provisions of ERISA or the Internal Revenue Code discussed in this section. Any of those plans which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, moreover, is subject to the prohibited transaction rules in Section 503 of that Code.

     ERISA imposes general fiduciary requirements on a fiduciary that is investing the assets of an ERISA Plan, including--

     o    investment prudence and diversification, and

     o    compliance with the investing ERISA Plan's governing the documents.

     Section 406 of ERISA also prohibit a broad range of transactions involving the assets of an ERISA Plan and a Party in Interest with respect to that ERISA Plan, unless a statutory or administrative exemption exists. Section 4975 of the Internal Revenue Code of 1986 contains similar prohibitions applicable to the assets of an I.R.C. Plan. For purposes of this discussion, Plans include ERISA Plans as well as individual Keogh Plans.

     The types of transactions between Plans and Parties in Interest that are prohibited include:

     o    sales, exchanges or leases of property;

     o    loans or other extensions of credit; and

     o    the furnishing of goods and services.

     Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed under Section 4975 of the Internal Revenue Code of 1986 or a penalty imposed under Section 502(i) of ERISA, unless a statutory or administrative exemption is available. In addition, the persons involved in the prohibited transaction may have to cancel the transaction and pay an amount to the affected Plan for any losses realized by that Plan or profits realized by those persons. In addition, individual retirement accounts involved in the prohibited transaction may be disqualified which would result in adverse tax consequences to the owner of the account.

PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the underlying mortgage assets and other assets of the related trust to be deemed assets of that Plan. Section 2510.3-101 of the Plan Asset Regulations provides that when a Plan acquires an equity interest in an entity, the assets of that Plan include both that equity interest and an undivided interest in each of the underlying assets of the entity, unless an exception applies. One exception is that the equity participation in the entity by benefit plan investors, which include both Plans and some employee benefit plans not subject to ERISA or
Section 4975 of the Code, is not significant. The equity participation by benefit plan investors will be significant on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. The percentage owned by benefit plan investors is determined by excluding the investments of the following persons:

     1. those with discretionary authority or control over the assets of the entity,

     2. those who provide investment advice directly or indirectly for a fee with respect to the assets of the entity, and

     3. those who are affiliates of the persons described in the preceding clauses 1. and 2.

     In the case of one of our trusts, investments by us, by the related trustee, the related master servicer, the related special servicer or any other party with discretionary authority over the related trust assets, or by the affiliates of these persons, will be excluded.

     A fiduciary of an investing Plan is any person who--

     o has discretionary authority or control over the management or disposition of the assets of that Plan, or

     o provides investment advice with respect to the assets of that Plan for a fee.

     If the mortgage and other assets included in one of our trusts are Plan assets, then any party exercising management or discretionary control regarding those assets, such as the related trustee, master servicer or special servicer, or affiliates of any of these parties, may be--

     o    deemed to be a fiduciary with respect to the investing Plan, and

     o    subject to the fiduciary responsibility provisions of ERISA.

In addition, if the mortgage and other assets included in one of our trusts are Plan assets, then the operation of that trust may involve prohibited transactions under ERISA or Section 4975 of the Internal Revenue Code of 1986. For example, if a borrower with respect to a mortgage loan in that trust is a Party in Interest to an investing Plan, then the purchase by that Plan of offered certificates evidencing interests in that trust, could be a prohibited loan between that Plan and the Party in Interest.

     The Plan Asset Regulations provide that where a Plan purchases a "guaranteed governmental mortgage pool certificate," the assets of that Plan include the certificate but do not include any of the mortgages underlying the certificate. The Plan Asset Regulations include in the definition of a "guaranteed governmental mortgage pool certificate" some certificates issued and/or guaranteed by Freddie Mac, Ginnie Mae, Fannie Mae or Farmer Mac. Accordingly, even if these types of mortgaged-backed securities were deemed to be assets of a Plan, the underlying mortgages would not be treated as assets of that Plan. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations.

     In addition, the acquisition or holding of offered certificates by or on behalf of a Plan could give rise to a prohibited transaction if we or the related trustee, master servicer or special servicer or any related underwriter, sub-servicer, tax administrator, manager, borrower or obligor under any credit enhancement mechanism, or one of their affiliates, is or becomes a Party in Interest with respect to an investing Plan.

     If you are the fiduciary of a Plan, you should consult your counsel and review the ERISA discussion in the related prospectus supplement before purchasing any offered certificates.

PROHIBITED TRANSACTION EXEMPTIONS

     If you are a Plan fiduciary, then, in connection with your deciding whether to purchase any of the offered certificates on behalf of a Plan, you should consider the availability of one of the following prohibited transaction class exemptions issued by the U.S. Department of Labor:

     o Prohibited Transaction Class Exemption 75-1, which exempts particular transactions involving Plans and broker-dealers, reporting dealers and banks;

     o Prohibited Transaction Class Exemption 90-1, which exempts particular transactions between insurance company separate accounts and Parties in Interest;

     o Prohibited Transaction Class Exemption 91-38, which exempts particular transactions between bank collective investment funds and Parties in Interest;

     o Prohibited Transaction Class Exemption 84-14, which exempts particular transactions effected on behalf of an ERISA Plan by a "qualified professional asset manager;"

     o Prohibited Transaction Class Exemption 95-60, which exempts particular transactions between insurance company general accounts and Parties in Interest; and

     o Prohibited Transaction Class Exemption 96-23, which exempts particular transactions effected on behalf of an ERISA Plan by an "in-house asset manager."

     We cannot provide any assurance that any of these class exemptions will apply with respect to any particular investment by or on behalf of a Plan in any class of offered certificates. Furthermore, even if any of them were deemed to apply, that particular class exemption may not apply to all transactions that could occur in connection with the investment. The prospectus supplement with respect to the offered certificates of any series may contain additional information regarding the availability of other exemptions, with respect to those certificates.


UNDERWRITER'S EXEMPTION

     It is expected that Lehman Brothers Inc. will be the sole underwriter or the lead or co-lead managing underwriter in each underwritten offering of certificates made by this prospectus. The U.S. Department of Labor issued Prohibited Transaction Exemption 91-14 to a predecessor in interest to Lehman Brothers Inc. Subject to the satisfaction of the conditions specified in that exemption, PTE 91-14, as amended by PTE 97-34 and PTE 2000-58, generally exempts from the application of the prohibited transaction provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, various transactions relating to, among other things--

     o the servicing and operation of some mortgage assets pools, such as the types of mortgage asset pools that will be included in our trusts, and

     o the purchase, sale and holding of some certificates evidencing interests in those pools that are underwritten by Lehman Brothers Inc. or any person affiliated with Lehman Brothers Inc., such as particular classes of the offered certificates.

     The related prospectus supplement will state whether PTE 91-14 is or may be available with respect to any offered certificates underwritten by Lehman Brothers Inc.


INSURANCE COMPANY GENERAL ACCOUNTS

     Section 401(c) of ERISA provides that the fiduciary and prohibited transaction provisions of ERISA and the Internal Revenue Code of 1986 do not apply to transactions involving an insurance company general account where the assets of the general account are not Plan assets. A Department of Labor regulation issued under Section 401(c) of ERISA provides guidance for determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets are ERISA Plan assets. That regulation generally provides that, if the specified requirements are satisfied with respect to insurance policies issued on or before December 31, 1998, the assets of an insurance company general account will not be Plan assets.

     Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998, or issued to a Plan on or before December 31, 1998 for which the insurance company does not comply with the requirements set forth in the Department of Labor regulation under Section 401(c) of ERISA, may be treated as Plan assets. In addition, because Section 401(c) of ERISA and the regulation issued under Section 401(c) of ERISA do not relate to insurance company separate accounts, separate account assets are still treated as Plan assets, invested in the separate account. If you are an insurance company are contemplating the investment of general account assets in offered certificates, you should consult your legal counsel as to the applicability of Section 401(c) of ERISA.


CONSULTATION WITH COUNSEL

     If you are a fiduciary for a Plan and you intend to purchase offered certificates on behalf of or with assets of that Plan, you should:

     o    consider your general fiduciary obligations under ERISA, and

     o    consult with your legal counsel as to--

          1. the potential applicability of ERISA and Section 4975 of the Internal Revenue Code of 1986 to that investment, and

          2. the availability of any prohibited transaction exemption in connection with that investment.


TAX EXEMPT INVESTORS

     A Plan that is exempt from federal income taxation under Section 501 of the Internal Revenue Code of 1986 will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Internal Revenue Code of 1986. All excess inclusions of a REMIC allocated to a REMIC residual certificate held by a tax-exempt Plan will be considered unrelated business taxable income and will be subject to federal income tax.

     See "Federal Income Tax Consequences--REMICs--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions" in this prospectus.


                                LEGAL INVESTMENT

     If and to the extent specified in the related prospectus supplement, the offered certificates of any series may constitute mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984. Mortgage related securities are legal investments for entities--

     o that are created or existing under the laws of the United States or any state, including the District of Columbia and Puerto Rico, and

     o    whose authorized investments are subject to state regulations,

to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities are legal investments for those entities.

     Prior to December 31, 1996, classes of offered certificates would be mortgage related securities for purposes of SMMEA only if they:

     o were rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and

     o evidenced interests in a trust consisting of loans directly secured by a first lien on a single parcel of real estate upon which is located a dwelling or mixed residential and commercial structure, which loans had been originated by the types of originators specified in SMMEA.

     Further, under SMMEA as originally enacted, if a state enacted legislation on or before October 3, 1991 that specifically limited the legal investment authority of any entities referred to in the preceding paragraph with respect to mortgage related securities under that definition, offered certificates would constitute legal investments for entities subject to the legislation only to the extent provided in that legislation. A number of states enacted laws limiting the authority of certain entities, particularly insurance companies, to invest in "mortgage related securities."

     Effective December 31, 1996, the definition of "mortgage related securities" was modified to include among the types of loans to which the securities may relate, loans secured by first liens on "one or more parcels of real estate upon which is located one or more commercial structures." In addition, the related legislative history states that this expanded definition includes multifamily loans secured by more than one parcel of real estate upon which is located more than one structure. Through September 23, 2001, any state may enact legislation limiting the extent to which mortgage related securities under this expanded definition would constitute legal investments under that state's laws.

     SMMEA also amended the legal investment authority of federally chartered depository institutions as follows:

     o federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented by those securities; and

     o federal credit unions may invest in mortgage related securities and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities prescribed in 12 U.S.C. 24 (Seventh), subject in each case to the regulations that the applicable federal regulatory authority may prescribe.

     Effective December 31, 1996, the OCC amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus, but subject to compliance with general standards concerning "safety and soundness" and retention of credit information in 12 C.F.R. Section 1.5, some Type IV securities, which are defined in 12 C.F.R. Section 1.2(1) to include some commercial mortgage-related securities and residential mortgage-related securities. As defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, a mortgage related security within the meaning of SMMEA, provided that, in the case of a commercial mortgage-related security, it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," we make no representation as to whether any class of offered certificates will qualify as commercial mortgage-related securities, and thus as Type IV securities, for investment by national banks.

     The NCUA has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in mortgage related securities under limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities and commercial mortgage related securities, unless the credit union has obtained written approval from the NCUA to participate in the investment pilot program described in 12 C.F.R. Section 703.140.

     The OTS has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the OCC and the OTS effective May 26, 1998, and by the NCUA effective October 1, 1998. That statement sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational (transaction), and legal risks, applicable to all securities, including mortgage pass-through securities and mortgage-derivative products used for investment purposes.

     There may be other restrictions, by way of statute, rule, regulation, order, guideline, policy statement, agreement or otherwise, on your ability either to purchase one or more classes of offered certificates of any series or to purchase offered certificates representing more than a specified percentage of your assets. Except as to the status of some classes as "mortgage related securities," we make no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes. Also, we make no representations as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, if your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, you should consult with your legal advisor in determining whether and to what extent--

     o the offered certificates of any class and series constitute legal investments or are subject to investment, capital or other restrictions; and

     o    if applicable, SMMEA has been overridden in your State.


                                 USE OF PROCEEDS

     Unless otherwise specified in the related prospectus supplement, the net proceeds to be received from the sale of the offered certificates of any series will be applied by us to the purchase of assets for the related trust or will be used by us to cover expenses related to that purchase and the issuance of those certificates. We expect to sell the offered certificates from time to time, but the timing and amount of offerings of those certificates will depend on a number of factors, including the volume of mortgage assets acquired by us, prevailing interest rates, availability of funds and general market conditions.


                             METHOD OF DISTRIBUTION

     The certificates offered by this prospectus and the related prospectus supplements will be offered in series through one or more of the methods described in the next paragraph. The prospectus supplement prepared for the offered certificates of each series will describe the method of offering being utilized for those certificates and will state the net proceeds to us from the sale of those certificates.

     We intend that offered certificates will be offered through the following methods from time to time. We further intend that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

     1. by negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2.   by placements by us with institutional investors through dealers; and

     3.   by direct placements by us with institutional investors.

     In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the mortgage assets that would back those certificates. Furthermore, the related trust assets for any series of offered certificates may include other securities, the offering of which was registered under the registration statement of which this prospectus is a part.

     If underwriters are used in a sale of any offered certificates, other than in connection with an underwriting on a best efforts basis, the offered certificates will be acquired by the underwriters for their own account. These certificates may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be described on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the relevant prospectus supplement.

     Underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the payment of the offered certificates may be deemed to be underwriters in connection with those certificates. In addition, any discounts or commissions received by them from us and any profit on the resale of those offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

     It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that--

     o the obligations of the underwriters will be subject to various conditions precedent,

     o the underwriters will be obligated to purchase all the certificates if any are purchased, other than in connection with an underwriting on a best efforts basis, and

     o in limited circumstances, we will indemnify the several underwriters and the underwriters will indemnify us against civil liabilities relating to disclosure in our registration statement, this prospectus or any of the related prospectus supplements, including liabilities under the Securities Act of 1933, as amended, or will contribute to payments required to be made with respect to any liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any reoffer or sale.


                                  LEGAL MATTERS

     Unless otherwise specified in the related prospectus supplement, particular legal matters in connection with the certificates of each series, including some federal income tax consequences, will be passed upon for us by--

     o    Sidley Austin Brown & Wood LLP;

     o    Cadwalader, Wickersham & Taft;

     o    Skadden, Arps, Slate, Meagher & Flom LLP; or

     o    Thacher Proffitt & Wood.


                              FINANCIAL INFORMATION

     A new trust will be formed with respect to each series of offered certificates. None of those trusts will engage in any business activities or have any assets or obligations prior to the issuance of the related series of offered certificates. Accordingly, no financial statements with respect to any trust will be included in this prospectus or in the related prospectus supplement. We have determined that our financial statements will not be material to the offering of any offered certificates.


                                     RATING

     It is a condition to the issuance of any class of offered certificates that, at the time of issuance, at least one nationally recognized statistical rating organization has rated those certificates in one of its generic rating categories which signifies investment grade. Typically, the four highest rating categories, within which there may be sub-categories or gradations indicating relative standing, signify investment grade.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of all payments of interest and/or principal to which they are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates, the nature of the underlying mortgage assets and the credit quality of any third-party credit enhancer. The rating(s) on a class of offered certificates will not represent any assessment of--

     o    whether the price paid for those certificates is fair;

     o whether those certificates are a suitable investment for any particular investor;

     o    the tax attributes of those certificates or of the related trust;

     o the yield to maturity or, if they have principal balances, the average life of those certificates;

     o the likelihood or frequency of prepayments of principal on the underlying mortgage loans;

     o the degree to which the amount or frequency of prepayments on the underlying mortgage loans might differ from those originally anticipated;

     o whether or to what extent the interest payable on those certificates may be reduced in connection with interest shortfalls resulting from the timing of voluntary prepayments;

     o the likelihood that any amounts other than interest at the related mortgage interest rates and principal will be received with respect to the underlying mortgage loans; or

     o if those certificates provide solely or primarily for payments of interest, whether the holders, despite receiving all payments of interest to which they are entitled, would ultimately recover their initial investments in those certificates.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                                    GLOSSARY

     The following capitalized terms will have the respective meanings assigned to them in this "Glossary" section whenever they are used in this prospectus.

     "ADA" means the Americans with Disabilities Act of 1990, as amended.

     "CERCLA" means the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

     "COMMITTEE REPORT" means the Conference Committee Report accompanying the Tax Reform Act of 1986.

     "CPR" means an assumed constant rate of prepayment each month, which is expressed on a per annum basis, relative to the then outstanding principal balance of a pool of mortgage loans for the life of those loans.

     "DISQUALIFIED ORGANIZATION" means:

     o    the United States,

     o    any State or political subdivision of the United States,

     o    any foreign government,

     o    any international organization,

     o any agency or instrumentality of the foregoing, except for instrumentalities described in Section 168(h)(2)(D) of the Internal Revenue Code or the Freddie Mac,

     o any organization, other than a cooperative described in Section 521 of the Internal Revenue Code, that is exempt from federal income tax, except if it is subject to the tax imposed by Section 511 of the Internal Revenue Code, or

     o any organization described in Section 1381(a)(2)(C) of the Internal Revenue Code.

     "ELECTING LARGE PARTNERSHIP" means any partnership having more than 100 members during the preceding tax year which elects to apply simplified reporting provisions under the Internal Revenue Code of 1986, except for some service partnerships and commodity pools.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA PLAN" means any employee benefit plan that is subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended.

     "EUROCLEAR OPERATOR" means Euroclear Bank, S.A./N.V., as operator of the Euroclear System, or any successor entity.

     "EUROCLEAR TERMS AND CONDITIONS" means the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and, to the extent that it applies to the operation of the Euroclear System, Belgian law.

     "FANNIE MAE" means the Federal National Mortgage Association.

     "FARMER MAC" means the Federal Agricultural Mortgage Corporation.

     "FASIT" means a financial asset securitization trust, within the meaning of, and formed in accordance with, the Small Business Job Protection Act of 1996 and Sections 860I through 860L of the Internal Revenue Code of 1986.

     "FDIC" means the Federal Deposit Insurance Corporation.

     "FINANCIAL INTERMEDIARY" means a brokerage firm, bank, thrift institution or other financial intermediary that maintains an account of a beneficial owner of securities.

     "FREDDIE MAC" means the Federal Home Loan Mortgage Association.

     "GINNIE MAE" means the Government National Mortgage Association.

     "GOVERNING DOCUMENT" means the pooling and servicing agreement or other similar agreement or collection of agreements, which governs the issuance of a series of offered certificates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

     "I.R.C. PLAN" means a plan, arrangement or account that is subject to
Section 4975 of the Internal Revenue Code.

     "IRS" means the Internal Revenue Service.

     "LENDER LIABILITY ACT" means the Asset Conservation Lender Liability and Deposit Insurance Act of 1996, as amended.

     "NET INCOME FROM FORECLOSURE PROPERTY" means income from foreclosure property other than qualifying rents and other qualifying income for a REIT.

     "NEW REMIC REGULATIONS" means the final Treasury regulations issued on July 18, 2002.

     "NCUA" means the National Credit Union Administration.

     "OCC" means the Office of the Comptroller of the Currency.

     "OTS" means the Office of Thrift Supervision.

     "PARTY IN INTEREST" means any person that is a "party in interest" within the meaning of ERISA or a "disqualified person" within the meaning of Section 4975 of the Internal Revenue Code of 1986.

     "PASS-THROUGH ENTITY" means any:

     o    regulated investment company,

     o    real estate investment trust,

     o    trust,

     o    partnership, or

     o other entities described in Section 860E(e)(6) of the Internal Revenue Code.

     "PLAN" means an ERISA Plan or an I.R.C. Plan.

     "PLAN ASSET REGULATIONS" means the regulations of the U.S. Department of Labor promulgated under the Employee Retirement Income Security Act of 1974, as amended.

     "PTE" means a Prohibited Transaction Exemption issued by the U.S. Department of Labor.

     "REIT" means a real estate investment trust within the meaning of Section 856(a) of the Internal Revenue Code of 1986.

     "RELIEF ACT" means the Soldiers' and Sailors' Relief Act of 1940, as amended.

     "REMIC" means a real estate mortgage investment conduit, within the meaning of, and formed in accordance with, the Tax Reform Act of 1986 and Sections 860A through 860G of the Internal Revenue Code of 1986.

     "SEC" means the Securities and Exchange Commission.

     "SMMEA" means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

     "SPA" means standard prepayment assumption.

     "UCC" means, for any jurisdiction, the Uniform Commercial Code as in effect in that jurisdiction.

     "U.S. PERSON" means:

     o    a citizen or resident of the United States;

     o a corporation, partnership or other entity created or organized in, or under the laws of, the United States, any state or the District of Columbia;

     o an estate whose income from sources without the United States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; or

     o    a trust as to which--

          1. a court in the United States is able to exercise primary supervision over the administration of the trust, and

          2. one or more United States persons have the authority to control all substantial decisions of the trust.

     In addition, to the extent provided in the Treasury Regulations, a trust will be a U.S. Person if it was in existence on August 20, 1996 and it elected to be treated as a U.S. Person.

                 [THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY]

The attached diskette contains one spreadsheet file that can be put on a user-specified hard drive or network drive. This spreadsheet file is "LBUBS02C4.XLS" The spreadsheet file "LBUBS02C4.XLS" is a Microsoft Excel(1), Version 5.0 spreadsheet. The file provides, in electronic format, some of the statistical information that appears under the caption "Description of the Mortgage Pool" in, and on Annexes A-1, A-2, A-3 and A-4 and to, this prospectus supplement. Capitalized terms used, but not otherwise defined, in the spreadsheet file will have the respective meanings assigned to them in this prospectus supplement. All the information contained in the spreadsheet file is subject to the same limitations and qualifications contained in this prospectus supplement. Prospective investors are strongly urged to read this prospectus supplement and the accompanying prospectus in its entirety prior to accessing the spreadsheet file.


--------
(1)   Microsoft Excel is a registered trademark of Microsoft Corporation.

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                             PROSPECTUS SUPPLEMENT

Important Notice About the Information Contained in
   this Prospectus Supplement, the Accompanying
   Prospectus and the Related Registration Statement .....      S-3
Incorporation By Reference ...............................      S-4
Notice To Residents of the United Kingdom ................      S-4
Summary of Prospectus Supplement .........................      S-5
Introduction to the Transaction ..........................      S-5
Risk Factors .............................................     S-36
Capitalized Terms Used in this Prospectus Supplement .....     S-47
Forward-Looking Statements ...............................     S-47
Description of the Mortgage Pool .........................     S-48
Servicing Under the Series 2002-C4 Pooling and
   Servicing Agreement ...................................     S-87
Description of the Offered Certificates ..................    S-112
Yield and Maturity Considerations ........................    S-132
Use of Proceeds ..........................................    S-136
Federal Income Tax Consequences ..........................    S-136
ERISA Considerations .....................................    S-139
Legal Investment .........................................    S-141
Experts ..................................................    S-142
Method of Distribution ...................................    S-142
Legal Matters ............................................    S-143
Ratings ..................................................    S-144
Glossary .................................................    S-145
ANNEX A-1--Certain Characteristics of the Underlying
   Mortgage Loans ........................................    A-1-1
ANNEX A-2--Certain Monetary Terms of the
   Underlying Mortgage Loans .............................    A-2-1
ANNEX A-3--Certain Information Regarding Reserves.........    A-3-1
ANNEX A-4--Certain Information Regarding
   Multifamily Properties ................................    A-4-1
ANNEX B--Term Sheet ......................................      B-1
ANNEX C-1--Price/Yield Tables ............................    C-1-1
ANNEX C-2--Decrement Tables ..............................    C-2-1
ANNEX D--Form of Payment Date Statement ..................      D-1
ANNEX E--Reference Rate Schedule .........................      E-1
ANNEX F--Global Clearance and Tax Documentation
   Procedures ............................................      F-1
                                     PROSPECTUS
Important Notice About the Information Presented in
   this Prospectus .......................................        3
Available Information; Incorporation by Reference ........        3
Summary of Prospectus ....................................        4
Risk Factors .............................................       13
Capitalized Terms Used in this Prospectus ................       29
Description of the Trust Assets ..........................       30
Yield and Maturity Considerations ........................       52
Structured Asset Securities Corporation ..................       57
Description of the Certificates ..........................       57
Description of the Governing Documents ...................       66
Description of Credit Support ............................       74
Legal Aspects of Mortgage Loans ..........................       77
Federal Income Tax Consequences ..........................       89
State and Other Tax Consequences .........................      127
ERISA Considerations .....................................      127
Legal Investment .........................................      130
Use of Proceeds ..........................................      132
Method of Distribution ...................................      132
Legal Matters ............................................      133
Financial Information ....................................      133
Rating ...................................................      133
Glossary .................................................      135

UNTIL    , 200 , ALL DEALERS THAT EFFECT TRANSACTIONS IN THE OFFERED
CERTIFICATES, WHETHER OR NOT PARTICIPATING IN THIS OFFERING, MAY BE REQUIRED TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

                          $1,349,733,000 (APPROXIMATE)





                               LB-UBS COMMERCIAL
                                 MORTGAGE TRUST
                                    2002-C4



                       COMMERCIAL MORTGAGE PASS-THROUGH
                          CERTIFICATES, SERIES 2002-C4




                  CLASS A-1, CLASS A-2, CLASS A-3, CLASS A-4,
                           CLASS B, CLASS C, CLASS D,
                          CLASS E, CLASS F AND CLASS G




          -----------------------------------------------------------

                             PROSPECTUS SUPPLEMENT

         -----------------------------------------------------------

                                LEHMAN BROTHERS

                                  UBS WARBURG
                           CREDIT SUISSE FIRST BOSTON
                              SALOMON SMITH BARNEY






                                        , 2002

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